As filed with the Securities and Exchange Commission on August 26, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

STRATEX OIL & GAS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Colorado	1311	94-3364776
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

30 Echo Lake Road

Watertown, CT 06795

(713) 353-4786

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Stephen Funk

Chief Executive Officer

30 Echo Lake Road

Watertown, CT 06795

(713) 353-4786

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Brian North, Esquire Buchanan Ingersoll & Rooney PC Two Liberty Place, 32nd Floor Philadelphia, PA 19102 (215) 665-3828	Michael A. Cederstrom, Esquire 175 S. Main Street, 9th Floor Salt Lake City, Utah 84111 (801) 519 8500

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective and upon completion of the merger described in the enclosed document.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer	☐		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☑

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)   ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price(2)	Amount of registration fee(3)

Common Stock, par value $0.01 per share	60,616,448	N/A	$13,941,783.04	$1,796.00

(1)	Represents the maximum number of shares of the Registrant’s common stock, par value $0.01 per share, to be issued in connection with the merger described in the proxy statement/prospectus contained herein.

(2)	Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act and calculated pursuant to Rules 457(f)(1) and 457(c) under the Securities Act. The proposed maximum aggregate offering price of the Registrant’s common stock was calculated based upon the market value of shares of Richfield common stock (the securities to be canceled in the merger) in accordance with Rule 457(c) and is equal to the product of (a) $0.23, the last reported sale price per share of Richfield common stock on August 22, 2014 as reported by OTCQX, multiplied by (b) 60,616,448, the estimated maximum number of shares of Richfield common stock outstanding as of August 22, 2014 that may be cancelled and exchanged for Stratex common stock pursuant to the merger agreement.
(3)	Calculated pursuant to Section 6(b) of the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This proxy statement/prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale is not permitted.

PRELIMINARY—SUBJECT TO COMPLETION—DATED AUGUST 26, 2014

MERGER PROPOSED—YOUR VOTE IS VERY IMPORTANT

Dear Richfield Stockholders:

The board of directors of Richfield Oil & Gas Company, which we refer to as Richfield, has adopted and approved an Agreement and Plan of Merger, dated as of May 6, 2014 and an amendment dated July 17, 2014, which we collectively refer to as the merger agreement, pursuant to which Stratex Oil & Gas Holdings, Inc., which we refer to as Stratex, will acquire Richfield. Upon completion of the merger of Richfield Acquisition Corp., a wholly owned subsidiary of Stratex, which we refer to as Merger Sub, with and into Richfield, with Richfield as the surviving corporation, Richfield will become a wholly owned subsidiary of Stratex. We refer to this transaction as the merger. We are sending you the accompanying proxy statement/prospectus to notify you of the special meeting of Richfield stockholders being held to approve the merger agreement and related matters, which we refer to as the special meeting or the Richfield special meeting, and to ask you to vote to approve the merger agreement at the special meeting.

If the merger is completed, Richfield stockholders will collectively have the right to receive at the effective time of the merger a total aggregate of 60,616,448 shares of Stratex common stock. For each share of Richfield common stock that you hold, you will receive such number of shares of Stratex common stock equal to the quotient of (i) 60,616,448 divided by (ii) the total number of shares of Richfield common stock outstanding as of the close of business on the day before the consummation of the merger.

Based on the number shares of Richfield common stock outstanding on August [*], 2014, each outstanding share of Richfield common stock (other than shares held by those Richfield stockholders properly exercising dissenters’ rights) would be converted into one share of Stratex common stock

The number of shares you will have the right to receive in the merger is subject to adjustment in the event that additional shares of Richfield common stock are issued prior to the consummation of the merger, as described in the proxy statement/prospectus. Cash will be paid in lieu of any fractional shares. Stratex common stock is quoted on the OTCQB under the symbol “STTX.” Richfield common stock is quoted on the OTCQX under the symbol “ROIL.”

We cannot complete the merger unless the holders of a majority of the outstanding shares of Richfield common stock approve the merger agreement. A failure to vote on the proposal to approve the merger agreement has the same effect as a vote by you AGAINST the approval of the merger agreement. Therefore, your vote is very important, regardless of the number of shares of common stock you own. Whether or not you expect to attend the Richfield special meeting in person, we urge you to submit your voting instructions as promptly as possible by (1) accessing the Internet website specified on your proxy card, (2) calling the toll-free number specified on your proxy card, or (3) signing and returning all proxy cards that you receive in the postage-paid envelope provided, so that your shares may be represented and voted at the Richfield special meeting.

The Richfield board of directors unanimously recommends that you vote “FOR” the proposal to approve the merger agreement and “FOR” the adjournment proposal (as more fully described in this proxy statement/prospectus).

The obligations of Stratex and Richfield to complete the merger are subject to the satisfaction or waiver of several conditions set forth in the merger agreement. More information about Stratex, Richfield and the merger is contained in the proxy statement/prospectus. We encourage you to read the enclosed proxy statement/prospectus carefully, including the section entitled “Risk Factors” beginning on page 14, which provides a discussion of risk factors that you should consider in evaluating the merger and the other matters on which you are being asked to vote.

The Richfield special meeting will be held at             , local time, on                     , 2014 at .

We look forward to the successful acquisition of Richfield by Stratex.

Sincerely,

President and Chief Executive Officer

Richfield Oil & Gas Company

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this proxy statement/prospectus or determined if this proxy statement/prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The proxy statement/prospectus is dated                     , 2014, and is first being mailed to Richfield stockholders on or about                     , 2014.

RICHFIELD OIL & GAS COMPANY

175 South Main Street, Suite 900

Salt Lake City, UT 84111

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON [______________], 2014

Dear Stockholder:

You are cordially invited to attend a special meeting of Stockholders of Richfield Oil & Gas Company, a Nevada corporation. The meeting will be held at [____________________________] on [____________], [__________________], 2014, at [_______] a.m., local time, for the following purposes:

1.	To approve the Agreement and Plan of Merger, dated May 6, 2014, as amended on July 17, 2014, by and among Stratex Oil & Gas Holdings, Inc., a Colorado corporation which we refer to as Stratex, Richfield Acquisition Corp., a wholly owned subsidiary of Stratex which we refer to as Merger Sub, and Richfield Oil & Gas Company, a Nevada corporation, which we refer to as Richfield, pursuant to which Merger Sub will be merged with and into Richfield, with Richfield as the surviving corporation, resulting in Richfield becoming a wholly owned subsidiary of Stratex. Each outstanding share of common stock of Richfield will be converted into the right to receive a number of shares of Stratex common stock equal to the quotient of (i) 60,616,448 divided by (ii) the total number of outstanding shares of Richfield common stock, and cash will be paid in lieu of any fractional shares, subject to adjustment as set forth in the merger agreement.

2.	To approve the adjournment of the Richfield special meeting, if necessary or appropriate in the view of the Richfield board of directors, to solicit additional proxies in favor of the proposal to approve the merger agreement if there are not sufficient votes at the time of such adjournment to approve the merger agreement.

Stockholders also will be asked to consider such other matters as may properly come before the special meeting or any adjournment or postponement thereof.

This proxy statement/prospectus is being furnished to holders of common stock, par value $0.01 per share, of Richfield in connection with the solicitation by our board of directors of proxies to be voted at the special meeting. Only stockholders of record as of the close of business on ________________ __, 2014 are entitled to notice of and to vote at the special meeting or at any adjournment or postponement thereof. A complete list of stockholders of record of Richfield entitled to vote at the Richfield special meeting will be available beginning two (2) business days after notice of the special meeting is given through the special meeting at Richfield’s executive offices and principal place of business at 175 South Main Street, Suite 900, Salt Lake City, UT 84111, for inspection by stockholders of Richfield during ordinary business hours for any purpose germane to the Richfield special meeting. The list will also be available at the Richfield special meeting for examination by any stockholder of record of Richfield present at the special meeting. All stockholders of record are cordially invited to attend the special meeting in person.

THE BOARD OF DIRECTORS OF RICHFIELD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE MERGER PROPOSAL AND “FOR” THE ADJOURNMENT PROPOSAL.

In connection with Richfield’s solicitation of proxies for the special meeting, we expect to begin mailing the accompanying proxy statement/prospectus and proxy card on or about [__________________], 2014. The approval of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Richfield common stock entitled to vote thereon. The adjournment proposal requires the affirmative vote of holders of a majority of the shares of Richfield common stock entitled to vote on the proposal present or represented by proxy at the Richfield special meeting.

A failure to vote on the proposal to approve the merger agreement has the same effect as a vote by you AGAINST the approval of the merger agreement. Therefore, your vote is important, regardless of the number of shares of common stock you own. Whether or not you expect to attend the Richfield special meeting in person, please submit your voting instructions as promptly as possible by (1) accessing the Internet website specified on your proxy card, (2) calling the toll-free number specified on your proxy card or (3) signing and returning all proxy cards that you receive in the postage-paid envelope provided, so that your shares may be represented and voted at the Richfield special meeting.

Your vote is very important. Please submit your voting instructions using one of the methods above to ensure that your vote will be counted. Your proxy may be revoked by you at any time before the vote at the special meeting by following the procedures outlined in the accompanying proxy statement/prospectus.

By order of the Board of Directors,

/s/ Douglas C. Hewitt, Sr.
Douglas C. Hewitt, Sr.
Chief Executive Officer

Salt Lake City, UT

[______________], 2014

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UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION	59
THE MERGER AGREEMENT	67
Structure of the Merger	67
Completion and Effectiveness of the Merger	67
Merger Consideration	67
Fractional Shares	68
Procedures for Surrendering Richfield Stock Certificates	68
Treatment of Richfield Warrants	69
Treatment of Richfield Convertible Notes	69
Conditions to Completion of the Merger	69
Representations and Warranties	71
Definition of “Material Adverse Effect”	73
Conduct of Business Pending the Merger	73
Obligation of the Richfield Board of Directors to Recommend the Merger Agreement and Call and Hold a Stockholders’ Meeting	77
No Solicitation by Richfield	77
Reasonable Best Efforts Covenant	78
Proxy Statement/Prospectus and Registration Statement Covenant	78
Directors and Officers Insurance	78
Employee Matters	79
Other Agreements	79
Termination of the Merger Agreement	79
Termination Fees and Expenses	80
Fees and Expenses	81
Third-Party Beneficiaries	81
Amendments; Waivers	81
Explanatory Note Regarding the Merger Agreement and the Summary of the Merger Agreement: Representations, Warranties and Covenants in the Merger Agreement Are Not Intended to Function or Be Relied on as Public Disclosures	81
THE LOAN AGREEMENT	82
THE VOTING AGREEMENTS	82
Voting	82
Restrictions on Transfer	83
Representations and Warranties	83
Termination	83
Other Capacities	83
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	83
Richfield	83
Stratex	84
DIRECTORS AND EXECUTIVE OFFICERS OF SURVIVING STRATEX	86
Richfield Executive Compensation	88
Stratex Executive Compensation	91
Certain Related Party Transactions	93
Involvement in Certain Legal Proceedings	95
DESCRIPTION OF STRATEX CAPITAL STOCK	95
MARKET INFORMATION AND DIVIDENDS	97
Market Prices	97
Richfield Dividend Policy	97
Stratex Dividend Policy	97
COMPARISON OF STOCKHOLDER RIGHTS	97
LEGAL MATTERS	105
EXPERTS	105
STOCKHOLDER PROPOSALS	106
OTHER MATTERS	106
WHERE YOU CAN FIND MORE INFORMATION	106
INFORMATION WITH RESPECT TO RICHFIELD	107
The Business	107
Properties	108
Legal Proceedings	109
Management’s Discussion and Analysis of Financial Condition and Results of Operations	109
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	121
INFORMATION WITH RESPECT TO STRATEX	121
The Business	121
Properties	129
Legal Proceedings	133
Management’s Discussion and Analysis of Financial Condition and Results of Operation	133
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	140
HISTORICAL FINANCIAL STATEMENTS OF RICHFIELD	F-1
HISTORICAL FINANCIAL STATEMENTS OF STRATEX	F-52

ANNEX A MERGER AGREEMENT AND AMENDMENT NO. 1	A-1
ANNEX B RIGHTS OF DISSENTING OWNERS	B-1
ANNEX C FORM OF VOTING AGREEMENT	C-1

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ADDITIONAL INFORMATION

This proxy statement/prospectus incorporates important business and financial information about Stratex from other documents that are not included in or delivered with this proxy statement/prospectus. This information is available to you without charge upon your request. You can obtain the documents incorporated by reference into this proxy statement/prospectus by requesting them in writing or by telephone from Stratex at the following address or telephone number:

Stratex Oil & Gas Holdings, Inc.

30 Echo Lake Road

Watertown, CT 06795

(713) 353-4786

Attn: Stephen P. Funk

This proxy statement/prospectus also incorporates important business and financial information about Richfield from other documents that are not included in or delivered with this proxy statement/prospectus. This information is available to you without charge upon request. You can obtain the documents incorporated by reference into this proxy statement/prospectus by requesting them in writing or by telephone from Richfield at the following address or telephone number:

Richfield Oil & Gas Company

175 S Main Street 9th Floor

Salt Lake City, Utah 84111

(801) 519-8500

Attn: Michael A. Cederstrom

In addition, if you have questions about the merger transaction or this proxy statement/prospectus, would like additional copies of this proxy statement/prospectus or need to obtain proxy cards or other information related to the proxy solicitation, you may contact Richfield’s general counsel, at the address and telephone number listed below. You will not be charged for any of such documents that you request.

Richfield Oil & Gas Company

175 S Main Street 9th Floor

Salt Lake City, Utah 84111

(801) 519-8500

Attn: Michael A. Cederstrom

Investors may also consult Richfield’s and Stratex’s websites for more information concerning the merger described in this proxy statement/prospectus. Richfield’s website is www.richfieldoilandgas.com and Stratex’s website is www.stratexoil.com. Information included on these websites is not incorporated by reference into this proxy statement/prospectus.

To obtain timely delivery of the documents in advance of the special meeting of stockholders, you must request the information no later than _______________, 2014 (which is five business days prior to the date of the special meeting).

For more information, see the section entitled “Where You Can Find More Information” on page 106.

ABOUT THIS DOCUMENT

This document, which forms part of a registration statement on Form S-4 filed with the Securities and Exchange Commission, which we refer to as the SEC, by Stratex (File No. 333- ), constitutes a prospectus of Stratex under Section 5 of the Securities Act of 1933, as amended, which we refer to as the Securities Act, with respect to the shares of Stratex common stock to be issued to Richfield’s stockholders as required by the merger agreement. This document also constitutes a proxy statement of Richfield under Section 14(a) of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, with respect to the special meeting of Richfield stockholders, at which Richfield stockholders will be asked to vote upon a proposal to approve the merger agreement and other proposals.

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You should rely only on the information contained or incorporated by reference into this proxy statement/prospectus. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this proxy statement/prospectus. This proxy statement/prospectus is dated    , 2014. You should not assume that the information contained in, or incorporated by reference into, this proxy statement/prospectus is accurate as of any date other than the date on the front cover of such documents. Neither the mailing of this proxy statement/prospectus to Richfield’s stockholders nor the issuance by Stratex of common stock in connection with the merger will create any implication to the contrary.

This proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction in which or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction. Information contained in this proxy statement/prospectus regarding Stratex has been provided by Stratex and information contained in this proxy statement/prospectus regarding Richfield has been provided by Richfield.

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QUESTIONS AND ANSWERS

The following are answers to some questions that you, as a stockholder of Richfield, may have regarding the merger, the merger agreement and the other matters being considered at the stockholders meeting of Richfield, which we refer to as the special meeting or the Richfield special meeting. Richfield urges you to read carefully the remainder of this proxy statement/prospectus because the information in this section does not provide all the information that might be important to you about the merger, the merger agreement and the other matters being considered at the special meeting. Additional important information is also contained in the annexes to and the documents incorporated by reference into this proxy statement/prospectus. For more information, see the section entitled “Where You Can Find More Information” on page 106.

Questions About the Merger

Q:	Why am I receiving this proxy statement/prospectus?

A:	Stratex and Richfield have agreed to an acquisition of Richfield by Stratex under the terms of a merger agreement that is described in this proxy statement/prospectus. A copy of the merger agreement, and an amendment to that agreement, is attached to this proxy statement/prospectus as Annex A. We refer to the merger agreement as amended as the merger agreement.

In order to complete the merger, Richfield stockholders must vote to approve the merger agreement, and all other conditions to the merger must be satisfied or waived.

Richfield is holding the special meeting to obtain stockholder approval of the proposal to approve the merger agreement, which we refer to as the merger proposal. This proxy statement/prospectus contains important information about the merger and the Richfield special meeting, and you should read it carefully. The enclosed proxy materials allow you to submit your instructions on how to vote your shares without attending the special meeting in person.

You are also being asked to vote on a proposal to adjourn the Richfield special meeting, if necessary or appropriate in the view of the Richfield board of directors, to solicit additional proxies in favor of the merger proposal if there are not sufficient votes at the time of such adjournment to approve the merger agreement, which we refer to as the adjournment proposal.

Your vote is important. We encourage you to vote as soon as possible. For more information on how to vote your shares, please see the section entitled “The Richfield Special Meeting” beginning on page 48.

Q:	What vote is required to approve each proposal?

A:

The merger proposal requires the affirmative vote of holders of a majority of the outstanding shares of Richfield common stock entitled to vote on the proposal.

Each member of Richfield’s board of directors, certain shareholders (including its largest creditor), and each of its executive officers, owning an aggregate of approximately 46% of Richfield’s outstanding common stock, have entered into voting agreements with Stratex in which each agreed to vote their Richfield stock in favor of the merger. The voting agreements are described in “THE VOTING AGREEMENTS” beginning on page 82.

The adjournment proposal requires the affirmative vote of holders of a majority of the shares of Richfield common stock entitled to vote on the proposal present or represented by proxy at the special meeting.

Q:	What will happen in the merger?

A:	At the effective time, a wholly owned subsidiary of Stratex will merge with and into Richfield, with Richfield continuing as the surviving entity and a wholly owned subsidiary of Stratex. We refer to this transaction as the merger. For more information, see “The Merger” and “The Merger Agreement” beginning on pages 51 and 67, respectively.

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Q:	What will I receive for my shares of Richfield common stock in the merger?

A:

If the merger is completed, each outstanding share of Richfield common stock, other than shares held by those Richfield stockholders who have properly exercised their dissenters’ rights, will be converted into a number of shares of Stratex common stock equal to a number of shares, or a fraction of a share, of Stratex common stock equal to a fraction, the numerator of which is 60,616,448 and the denominator of which is the number of shares of Richfield common stock outstanding at the close of business on the day immediately preceding the effective time of the merger. We call this fraction the exchange ratio.

Based on the number shares of Richfield common stock outstanding on August 18, 2014, each outstanding share of Richfield common stock (other than shares held by those Richfield stockholders properly exercising dissenters’ rights) would be converted into one share of Stratex common stock.

However, the number of shares of Stratex common stock that may actually be issued with respect to a share of Richfield common stock is subject to decrease based on the formula set forth in the merger agreement in the event additional shares of Richfield common stock are issued prior to the consummation of the merger, including, subject to certain limited exceptions, shares of Richfield common stock issued upon exercise of Richfield’s outstanding warrants or upon conversion of Richfield’s outstanding convertible notes. These adjustments to the exchange ratio are described under “The Merger Agreement—Merger Consideration beginning on page 67.

No fractional shares of Stratex common stock shall be issued in the merger and Richfield stockholders who would otherwise have been entitled to receive a fraction of a share (after taking into account all Richfield shares exchanged by such holder) will receive cash in lieu of fractional shares. For more information, see “The Merger Agreement - Fractional Shares” on page 68.

Q:	Do you expect the merger to be taxable to Richfield stockholders who are U.S. Residents?

A:	Generally, no. The merger is intended to qualify as a reorganization for United States income tax purposes. Assuming the merger qualifies as a reorganization, receipt of Stratex common stock in exchange for Richfield common stock pursuant to the merger will not be a taxable transaction for United States income tax purposes. A Richfield stockholder who receives cash in lieu of fractional shares of Stratex common stock in the merger will generally recognize capital gain or loss for United States federal income tax purposes equal to the difference, if any, between (i) the cash received and (ii) the stockholder’s adjusted tax basis allocated to such fractional share of Richfield common stock.

You should read the section entitled “The Merger—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 56 for a more complete discussion of the United States federal income tax consequences of the merger. Tax matters can be complicated and the tax consequences of the merger to you will depend on your particular tax situation. You should consult your tax advisor to determine the tax consequences of the merger to you.

Q:	What conditions must be satisfied to consummate the merger?

A:	In addition to the Richfield stockholder approval described above, the consummation of the merger is subject to a number of conditions. These conditions include:

●	the declaration of the effectiveness of the registration statement on Form S-4 (of which this proxy statement/prospectus forms a part) under the Securities Act;

●	the absence of any injunction by any court or other tribunal of competent jurisdiction or any law that prohibits the consummation of the merger;

●	the exchange of all outstanding shares of Stratex’s Series A Preferred Stock for 7,000,000 shares of Stratex common stock;

●	the representations and warranties of each party to the merger agreement remaining true and correct at signing and the effective time;

●	the performance or compliance by each party to the merger agreement in all material respects with its obligations and covenants under the merger agreement; and

●	the absence of any continuing material adverse effect concerning the business, financial condition or results of operation of Richfield or Stratex since the date of the merger agreement.

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The obligation of Richfield to effect the merger is also subject to the following additional conditions:

●	Stratex having at least $2,000,000 of cash on hand; and

●	Stratex having advanced all of the funds under that certain Note and Security Agreement, dated May 6, 2014, as amended by that certain Amended and Restated Note and Security Agreement, dated July 17, 2014, which we refer to as the loan agreement, with Stratex which Richfield has become entitled to receive. For more information on the loan agreement, see “THE Loan Agreement” beginning on page 82.

The obligation of Stratex to effect the merger is also subject to the following additional conditions:

●	Richfield’s liabilities (excluding liabilities under the loan agreement, capital leases, deferred rent obligations, any accrued liability for employee severance compensation which has been approved in writing by Stratex, and plugging and abandonment liabilities) not exceeding $6,650,000 immediately prior to the closing (which $6,650,000 limit may be increased by up to an aggregate amount of $500,000 in field-related payables so long as there are corresponding field-related receivables and/or deposits);

●	Richfield having either extended the maturity/payment dates for a period of one year beyond the effective time of the merger (two years in the case of one note holder), or reached an accommodation with the holders of Richfield’s outstanding promissory notes, in a manner acceptable to Stratex;

●	Richfield’s chief executive officer having resigned and having entered into a consulting agreement with Stratex that is satisfactory to Stratex; and

●	The holders of no more than 10% of Richfield’s outstanding common stock shall have taken the steps required by Nevada law to obtain payment for the fair value of their shares.

Q:	Do I need to do anything with my Richfield common stock certificates now?

A:	No. After the merger is completed, if you held certificates representing shares of Richfield common stock prior to the merger, Stratex’s exchange agent will send you a letter of transmittal and instructions for exchanging your shares of Richfield common stock for the merger consideration. Upon surrender of the certificates for cancellation along with the executed letter of transmittal and other required documents described in the instructions, a Richfield stockholder will receive the merger consideration.

Q:	Will I have dissenters’ rights in connection with the Merger?

A:	Yes. In order to exercise your dissenters’ rights, you must follow the requirements of Nevada law. A copy of the applicable Nevada statute is attached to this proxy statement/prospectus as Annex B and a summary of its requirements can be found in the section captioned “The Merger –Rights of Dissenting Stockholders” on page 58. The failure to follow precisely any of the statutory procedures set forth in Annex B may result in the loss or waiver of dissenters’ rights under Nevada law.

Questions About the Richfield Special Meeting

Q:	When and where will the meeting be held?

A:	The Richfield special meeting will be held at a.m. local time, on , 2014 at .

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Q:	How do I vote?

A:	If you are a stockholder of record of Richfield as of the record date for the special meeting, you may vote in person by attending the special meeting or, to ensure your shares are represented at the special meeting if you do not attend the special meeting, you may submit your voting instructions by:

●	accessing the Internet website specified on your proxy card;

●	calling the toll-free number specified on your proxy card; or

●	signing and returning the enclosed proxy card in the postage-paid envelope provided.

If you hold Richfield shares in the name of a broker, bank or nominee, please follow the voting instructions provided by your broker, bank or nominee to ensure that your shares are represented at the special meeting.

Q:	How does the Richfield board of directors recommend that I vote?

A:	The Richfield board of directors unanimously recommends that holders of Richfield common stock vote “FOR” the merger proposal and “FOR” the adjournment proposal.

Q:	How many votes do I and others have?

A:	You are entitled to one vote for each share of Richfield common stock that you owned as of the record date. As of the close of business on , 2014, there were outstanding shares of Richfield common stock.

Each member of Richfield’s board of directors, certain stockholders (including its largest creditor) and each of its executive officers, owning an aggregate of approximately 46% of Richfield’s outstanding common stock, have entered into voting agreements with Stratex in which each agreed to vote their Richfield stock in favor of the merger. The voting agreements are described in “THE VOTING AGREEMENTS” beginning on page 82.

Q:	What will happen if I fail to vote or I abstain from voting?

A:	Your failure to vote will have the same effect as a vote against the proposal to approve the merger agreement, but will have no effect on the adjournment proposal. Your abstention from voting will have the same effect as a vote against the proposal to approve the merger agreement and the adjournment proposal.

Q:	What constitutes a quorum?

A:	Stockholders who hold at least a majority of the issued and outstanding Richfield common stock and who are entitled to vote must be present or represented by proxy in order to constitute a quorum to conduct the special meeting.

Q:	If my shares are held in street name by my broker, bank or nominee, will my broker, bank or nominee vote my shares for me?

A:	If you hold your shares in a stock brokerage account or if your shares are held by a broker, bank or nominee (that is, in street name), you must provide your broker, bank or nominee with instructions on how to vote your shares. Please follow the voting instructions provided by your broker, bank or nominee. Please note that you may not vote shares held in street name by returning a proxy card directly to Richfield or by voting in person at the special meeting unless you provide a “legal proxy,” which you must obtain from your broker, bank or nominee. Further, brokers, banks and nominees who hold shares of Richfield common stock on behalf of their customers may not give a proxy to Richfield to vote those shares without specific instructions from their customers.

If you do not instruct your bank, broker or other nominee on how to vote your shares, your bank, broker or other nominee may not vote your shares on the proposal to approve the merger agreement or the adjournment proposal. A broker non-vote will have the same effect as a vote against the proposal to approve the merger agreement, but will have no effect on the adjournment proposal.

Q:	What will happen if I return my proxy card without indicating how to vote?

A:	If you sign and return your proxy card without indicating how to vote on any particular proposal, the Richfield common stock represented by your proxy will be voted in favor of that proposal.

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Q:	Can I change my vote after I have returned a proxy or voting instruction card?

A:	Yes. You can change your vote at any time before your proxy is voted at the special meeting. You can do this in one of three ways:

●	you can grant a new, valid proxy bearing a later date;

●	you can send a signed notice of revocation; or

●	if you are a holder of record, you can attend the special meeting and vote in person, which will automatically cancel any proxy previously given, or you may revoke your proxy in person, but your attendance alone will not revoke any proxy that you have previously given.

If you choose either of the first two methods, your notice of revocation or your new proxy must be received by Richfield’s Corporate Secretary no later than the beginning of the special meeting. If your shares are held in street name by your broker, bank or nominee, you should contact them to change your vote.

Q:	When do you expect the merger to be completed?

A:	We hope to complete the merger in the fourth quarter of 2014. However, the merger is subject to approvals and other conditions, and it is possible that factors outside the control of both companies could result in the merger being completed at a later time, or not at all.

Q:	What do I need to do now?

A:	Carefully read and consider the information contained in and incorporated by reference into this proxy statement/prospectus, including its annexes.

In order for your shares to be represented at the Richfield special meeting:

●	you can submit voting instructions through the Internet or by telephone by following the instructions included on your proxy card;

●	you can indicate on the enclosed proxy card how you would like to vote and return the card in the accompanying pre-addressed postage paid envelope; or

●	you can attend the special meeting in person.

Q:	What happens if I sell my shares after the record date but before the special meeting?

A:	The record date for the special meeting is earlier than the date of the special meeting and earlier than the date that the merger is expected to be completed. If you sell or otherwise transfer your Richfield common stock after the record date but before the date of the special meeting, you will retain your right to vote at the special meeting. However, you will not have the right to receive the merger consideration to be received by Richfield stockholders in the merger. In order to receive the merger consideration, you must hold your shares through completion of the merger.

Q:	Do I need identification to attend the Richfield special meeting in person?

A:	Yes. Please bring proper identification, together with proof that you are a record owner of Richfield common stock. If your shares are held in street name, please bring acceptable proof of ownership, such as a letter from your broker or an account statement stating or showing that you beneficially owned shares of Richfield common stock on the record date.

Q:	Will a proxy solicitor be used?

A:	No. Richfield has not retained a proxy solicitor. Proxies will be solicited by officers and directors and regular employees of Richfield, without additional remuneration, by mail, personal interview, telephone, facsimile or otherwise, but no additional compensation will be paid to them.

Q:	Who can help answer my questions?

A:

If you have questions about the merger or the other matters to be voted on at the special meeting or desire additional copies of this proxy statement/prospectus or additional proxy cards, you should contact:

Richfield Oil & Gas Company

175 S Main Street 9th Floor

Salt Lake City, Utah 84111

(801) 519-8500

Attn: Michael A. Cederstrom

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SUMMARY

This summary highlights information contained elsewhere in this proxy statement/prospectus and may not contain all the information that is important to you. We urge you to read carefully the remainder of this proxy statement/prospectus, including the attached annexes, and the other documents to which we have referred you because this section does not provide all the information that might be important to you with respect to the merger and the related matters being considered at the Richfield special meeting. See also the section entitled “Where You Can Find More Information” on page 106. We have included page references to direct you to a more complete description of the topics presented in this summary.

The Companies

Richfield (See page 107)

Richfield is an independent oil and gas exploration and production company with projects in Kansas, Utah and Wyoming. Richfield focuses on acquiring, retrofitting and operating or selling oil and gas assets and related production.

Richfield was incorporated on April 8, 2011 and its principal executive offices are located at 175 South Main Street, Suite 900, Salt Lake City, Utah 84111, and its telephone number is (801) 519-8500. Richfield currently has approximately eight full-time equivalent employees and two consultants providing services. Additional information about Richfield and its subsidiaries is included in this proxy statement/prospectus and the documents incorporated by reference into this proxy statement/prospectus. See the section entitled “Where You Can Find More Information” on page 106.

Stratex (See page 121)

Stratex is an independent oil and gas company focused on the acquisition and subsequent exploitation and development of predominantly crude oil in Texas and Kansas as well as varied non-operated working interests in North Dakota, Montana and Utah.  In Texas, Stratex has an interest in a property located in Zavala County. Stratex’s Zavala County acreage lies within the established oil rim of the prolific Eagle Ford Shale play, one of the most actively drilled formations in the United States. Stratex intends to target multiple stacked pay zones present on its Zavala County acreage, specifically the San Miguel, Austin Chalk and Buda formations, which all produce locally. Stratex’s management presently views its Zavala County property as an integral component of its current development program.

Stratex was originally incorporated as Poway Muffler and Brake Inc. in California on August 15, 2003 to enter the muffler and brakes business.  On December 15, 2008, a merger was effected with Ross Investments Inc., a Colorado shell corporation.    Ross Investments was the acquirer and the surviving corporation.  Ross Investments Inc. then changed its name to Poway Brake and Muffler Inc. On May 25, 2012, Stratex filed an Amendment to its Certificate of Incorporation by which the company changed its name from Poway Muffler and Brake, Inc., a Colorado corporation, to Stratex Oil and Gas Holdings, Inc.

On July 6, 2012, Stratex Acquisition Corp., a wholly-owned subsidiary of Stratex Oil & Gas Holdings, Inc. merged with and into Stratex Oil & Gas, Inc., a Delaware corporation, which we refer to as SOG. SOG was the surviving corporation of that merger transaction. As a result of that merger, Stratex acquired the business of SOG, and continued the business operations of SOG as a wholly-owned subsidiary.

Stratex’s principal executive offices are located at 30 Echo Lake Road, Watertown, Connecticut 06795, and its telephone number is (713) 353-4786. Stratex currently has 4 employees.

Additional information about Stratex and its subsidiaries is included in this proxy statement/prospectus and the documents incorporated by reference into this proxy statement/prospectus. See the section entitled “Where You Can Find More Information” on page 106.

Merger Sub (See page 48)

Merger Sub, a wholly owned subsidiary of Stratex, is a Nevada corporation formed on April 30, 2014 for the purpose of effecting the merger.

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Merger Sub has not conducted any activities other than those incidental to its formation and the matters contemplated by the merger agreement. The address for Merger Sub is 30 Echo Lake Road, Watertown, Connecticut 06795, and its phone number is (713) 353-4786.

The Merger and the Merger Agreement

A copy of the merger agreement is attached as Annex A to this proxy statement/prospectus. We encourage you to read the entire merger agreement carefully because it is the principal document governing the merger.

Form of Merger

Subject to the terms and conditions of the merger agreement, at the effective time of the merger, Merger Sub will merge with and into Richfield. Richfield will survive the merger as a wholly owned subsidiary of Stratex.

Consideration to be Received in the Merger; Treatment of Warrants and Convertible Notes (See page 67)

Treatment of Outstanding Shares. In the merger, each share of Richfield common stock, other than those shares held by those Richfield stockholders who properly exercise dissenters’ rights, will be converted into the right to receive a number of shares, or a fraction of a share, of Stratex common stock equal to a fraction, the numerator of which is 60,616,448 and the denominator of which is the number of shares of Richfield common stock outstanding at the close of business on the day immediately preceding the effective time of the merger. We call this fraction the exchange ratio.

Based on the number shares of Richfield common stock outstanding on August 18, 2014, each outstanding share of Richfield common stock (other than shares held by those Richfield stockholders properly exercising dissenters’ rights) would be converted into one share of Stratex common stock.

However, the number of shares of Stratex common stock that may actually be issued with respect to a share of Richfield common stock is subject to decrease based on the formula set forth in the merger agreement in the event additional shares of Richfield common stock are issued prior to the consummation of the merger, including, subject to certain limited exceptions, shares of Richfield common stock issued upon exercise of Richfield’s outstanding warrants or upon conversion of Richfield’s outstanding convertible notes. These adjustments to the exchange ratio are described under “The Merger Agreement—Merger Consideration” beginning on page 67. Cash will be paid in lieu of the issuance of any fractional shares as described under “The Merger Agreement—Fractional Shares” on page 68.

A description of the Stratex common stock is set forth in “DESCRIPTION OF STRATEX CAPITAL STOCK” beginning on page 95. A comparison of the material differences between the rights of holders of Richfield common stock and the rights of holders of Stratex common stock is set forth in “COMPARISON OF STOCKHOLDER RIGHTS” beginning on page 97.

Treatment of Warrants. The merger agreement requires Richfield to take all requisite action so that, as of the effective time of the merger, each warrant to purchase shares of Richfield common stock issued by Richfield is converted, by virtue of the merger and without any action on the part of the warrant holder, into a warrant exercisable for that number of shares of Stratex common stock equal to the product of (i) the aggregate number of shares of Richfield common stock, as the case may be, for which such warrant was exercisable and (ii) the exchange ratio, rounded down to the nearest whole share. In addition, Richfield is required to take all requisite action so that, as of the effective time of the merger, the exercise price per share of such warrant is equal to the quotient obtained from dividing (x) the exercise price per share of such warrant immediately prior to the effective time by (y) the exchange ratio, with the result rounded up to the nearest whole cent. All other terms and conditions of the warrants shall remain the same.

Treatment of Convertible Notes. Pursuant to, and as further described in, the merger agreement, Richfield is required to take all requisite action so that, as of the effective time of the merger, each Richfield convertible note which is convertible into Richfield common stock is converted, by virtue of the merger and without any action on the part of the convertible note holder, into that number of shares of Stratex common stock equal to the product of (i) the aggregate number of shares of Richfield common stock, as the case may be, into which such note was convertible and (ii) the exchange ratio, rounded down to the nearest whole share. All other terms and conditions of the convertible notes shall remain the same.

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Treatment of Dissenting Stockholders (See page 58)

Any issued and outstanding shares of Richfield common stock held by a person who has not voted in favor of, or consented to, the approval of the merger agreement and has complied with all of the provisions of the Nevada Revised Statues, which we refer to as the NRS, concerning rights of holders of shares of Richfield common stock to demand appraisal of their shares, which we refer to as the appraisal provisions, to the extent the appraisal provisions are applicable, will not be converted into the right to receive shares of Stratex common stock. Instead, shares of Richfield common stock held by these dissenting stockholders shall become the right to receive such consideration as may be determined to be due to such dissenting stockholders pursuant to the procedures set forth in the NRS. If a dissenting stockholder withdraws its demand for appraisal or fails to perfect or otherwise loses its right of appraisal, in any case pursuant to the NRS, the dissenting stockholder’s shares of Richfield common stock will be deemed to have converted into and to have become, as of the effective time of the merger, the right to receive shares of Stratex common stock equal to the exchange ratio. A copy of the NRS appraisal provisions are attached to this proxy statement/prospectus as Annex B.

Material U.S. Federal Income Tax Consequences of the Merger (See page 55)

The merger is intended to qualify as a tax-free reorganization for United States income tax purposes. Assuming the merger qualifies as a reorganization, a Richfield stockholder who is a U.S. Holder will not recognize gain or loss as a result of such stockholder’s Richfield common shares being exchanged in the merger for shares of Stratex common stock, except as described below with respect to the receipt of cash in lieu of a fractional share of Stratex common stock. A Richfield stockholder who receives cash in lieu of a fractional share of Stratex common stock or a Richfield stockholder who exercises dissenters’ rights and receives cash in lieu of Stratex shares pursuant to the merger will generally recognize capital gain or loss for U.S. residents under United States federal income tax purposes equal to the difference, if any, between (a) the cash received and (b) the stockholder’s adjusted tax basis allocated to such fractional share of Stratex common stock.

A Richfield stockholder’s aggregate tax basis in shares of Stratex common stock received in the merger, including any fractional share interests deemed received and exchanged as described below, will equal the aggregate tax basis of the Richfield common stock surrendered in the merger. A Richfield stockholder’s holding period for shares of Stratex common stock received in the merger will include the stockholder’s holding period for the shares of Richfield common stock surrendered in the merger.

Tax matters are very complicated, and the tax consequences of the merger to a particular stockholder will depend on such stockholder’s circumstances. Accordingly, Stratex and Richfield urge Richfield stockholders to consult their tax advisors for a full understanding of the tax consequences of the merger to them, including the applicability and effect of U.S. federal, state, local and foreign income and other tax laws.

Richfield’s Reasons for the Merger and Recommendations of Richfield’s Board of Directors (See page 52)

After careful consideration, on May 1, 2014, the Richfield board of directors adopted and approved the merger agreement by a vote of the directors with Alan D. Gaines abstaining. On July 17, 2014, the Richfield board of directors adopted and approved the amendment to the merger agreement by a unanimous written consent of the directors. For the factors considered by the Richfield board of directors in reaching its decision to approve the merger agreement and the amendment, see the section entitled “The Merger—Richfield’s Reasons for the Merger and Recommendation of Richfield’s Board of Directors” beginning on page 52. The Richfield board of directors unanimously recommends that the Richfield stockholders vote “FOR” the proposal to approve the merger agreement and “FOR” the adjournment proposal at the Richfield special meeting.

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Financial Interests of Richfield’s Directors and Executive Officers in the Merger (See page 58)

In considering the recommendation of the Richfield board of directors to approve the merger agreement, Richfield stockholders should be aware that certain Richfield directors and executive officers have interests in the merger that are different from, or in addition to, those of Richfield stockholders generally. These interests, which may create actual or potential conflicts of interest, are, to the extent material, described in the section entitled “The Merger—Financial Interests of Richfield’s Executive Officers and Directors in the Merger.” The Richfield board of directors was aware of these potential conflicts of interest and considered them, among other matters, in evaluating and negotiating the merger agreement, in reaching its decision to adopt and approve the merger agreement, and in recommending to Richfield stockholders that the merger agreement be approved. These interests include the following:

●	One of the conditions to the completion of the merger is that Richfield’s current Chief Executive Officer enter into a consulting agreement with Stratex and resign as a director and officer of Richfield. The consulting agreement is expected to provide for consulting services with respect to the surviving corporation’s Utah properties and to have a three year term, monthly payments of $25,000; up to $2,000 per month for medical insurance reimbursement and a monthly production bonus based upon the production of the surviving corporation’s Utah properties (ranging from $5,000 if an average of 300 barrels of oil equivalent per day are produced in a month to $120,000 if an average or 5,000 or more barrels of oil equivalent per day are produced in a month).

●	Directors and officers of Richfield own shares of Richfield common stock, which will be treated like all other shares of Richfield common stock in the merger. See “SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT – Richfield” beginning on page 83.

●	The directors and officers of Richfield are entitled to continued directors and officers liability insurance coverage after the completion of the merger. See “The Merger Agreement – Directors and Officers Insurance” on page 78.

Stratex’s Reasons for the Merger (See page 54)

After careful consideration, on May 5, 2014 the Stratex board of directors adopted and approved the merger agreement. On July 17, 2014, the Stratex board of directors adopted and approved the amendment to the merger agreement by a unanimous written consent of the directors. For the factors considered by the Stratex board of directors in reaching its decision to approve the merger agreement and the amendment, see the section entitled “The Merger—Stratex’s Reasons for the Merger” beginning on page 54.

Directors and Management After the Merger (See page 86)

Upon completion of the merger, the board of directors is expected to be made up of the following individuals: Alan D. Gaines, who is expected to be the chairman of the board of directors, Stephen P. Funk, Ric Saalwachter, Mike Thurz, Joseph P. Tate, John J. McFadden; and one additional person. Upon completion of the merger, the executive officers are expected to be: Stephen P. Funk as the chief executive officer and Glenn G. MacNeil as the interim chief financial officer; and Jeffrey B. Robinson as the director of field operations. For information on these individuals see the section entitled “DIRECTORS AND EXECUTIVE OFFICERS OF SURVIVING STRATEX” beginning on page 86.

Effective Time and Completion of the Merger

We expect to complete the merger in the fourth quarter of 2014, subject to receipt of required stockholder approval and to the satisfaction or waiver of the other closing conditions summarized below.

Conditions to Complete the Merger (See page 69)

As more fully described in this proxy statement/prospectus and in the merger agreement, the completion of the merger depends on a number of conditions being satisfied or, where legally permissible, waived. These conditions include, but are not limited to:

●	the declaration of the effectiveness of the registration statement on Form S-4 (of which this proxy statement/prospectus forms a part) under the Securities Act, and the absence of any stop order or proceeding seeking a stop order affecting such registration statement;

●	receipt of the requisite approval of Richfield stockholders;

●	the absence of any injunction by any court or other tribunal of competent jurisdiction or any law that prohibits the consummation of the merger;

●	the exchange of all outstanding shares of Stratex’s Series A preferred stock for 7,000,000 shares of Stratex common stock;

●	Stratex having advanced all of the funds under the loan agreement which Richfield has become entitled to receive. (For more information on the loan agreement, see “THE Loan Agreement” beginning on page 82).

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●	the representations and warranties of each party to the merger agreement remaining true and correct at signing and the effective time, subject, in certain instances, to materiality qualifiers described in further detail in this proxy statement/prospectus;

●	Stratex having $2,000,000 of cash on hand;

●	Richfield’s liabilities (excluding liabilities under the loan agreement, capital leases, deferred rent obligations, any accrued liability for employee severance compensation approved in writing by Stratex, and plugging and abandonment liabilities) not exceeding $6,650,000 immediately prior to the closing (which $6,650,000 limit may be increased by up to an aggregate amount of $500,000 in field-related payables so long as there are corresponding field-related receivables and/or deposits);

●	Richfield either extending the maturity/payment dates for a period of one year beyond the effective time of the merger (two years in the case of one note holder), or reached an accommodation with the holders of Richfield’s outstanding promissory notes in a manner acceptable to Stratex;

●	Richfield’s chief executive officer resigning from his position at Richfield and entering into a consulting agreement with Stratex, which is satisfactory to Stratex;

●	the performance or compliance by each party to the merger agreement in all material respects with its obligations and covenants under the merger agreement;

●	the absence of any continuing material adverse effect concerning the business, financial condition or results of operation of Richfield since the date of the merger agreement; and

●	The holders of no more than 10% of Richfield’s outstanding shares of common stock shall have taken steps required by Nevada law to obtain payment for the fair value of their shares.

We cannot be certain when, or if, the conditions to the merger will be satisfied or waived, or that the merger will be completed.

Termination of the Merger Agreement (See page 79)

Stratex and Richfield may mutually agree to terminate the merger agreement before completing the merger, even after the approval of the merger agreement by the Richfield stockholders.

In addition, either Stratex or Richfield may decide to terminate the merger agreement if:

●	the merger is not consummated by December 1, 2014, or by January 30, 2015 to the extent that the end date has been extended pursuant to the terms of the merger agreement;

●	A final, non-appealable injunction is entered permanently restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated in the merger agreement;

●	Richfield stockholders fail to approve the merger agreement; or

●	the other party breaches the merger agreement in a way that would entitle the party seeking to terminate the agreement not to consummate the merger, and the breaching party is unable, or there is insufficient time, to cure the breach.

Stratex may also terminate the merger agreement if, prior to obtaining the approval of the merger by the Richfield stockholders, the board of directors of Richfield approves or recommends any alternative takeover proposal with a third party or in the event Richfield willfully breaches its obligation not to solicit alternative takeover proposals.

Richfield may also terminate the merger agreement if, prior to obtaining the approval of the merger by the Richfield stockholders, the board of directors determines to accept an alternative takeover proposal (such termination would become effective upon the signing of a binding agreement to complete the alternative takeover) or if Richfield fulfills its conditions to closing and Stratex and Merger Sub fail to consummate the merger within 10 business days after the date the closing is required to take place pursuant to the merger agreement.

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Termination Fees and Costs and Expenses (See page 80)

Generally, all fees and expenses incurred in connection with the merger and the transactions contemplated by the merger agreement will be paid by the party incurring those expenses. The merger agreement further provides that, upon termination of the merger agreement under certain circumstances, Richfield may be obligated to pay Stratex a termination fee of $3,000,000, and upon termination of the merger agreement under certain other circumstances, Stratex may be obligated to pay Richfield a termination fee of $1,000,000. See the section entitled “The Merger Agreement—Termination Fees and Expenses” beginning on page 80 for a discussion of the circumstances under which Richfield will be required to pay a termination fee and the circumstances under which Stratex will be required to pay a termination fee.

Accounting Treatment (See page 57)

Stratex prepares its financial statements in accordance with U.S. generally accepted accounting principles, or GAAP. The merger will be accounted for by applying the acquisition method using the accounting guidance for business combinations (referred to as Accounting Standards Codification 805, or ASC 805) which requires the determination of the acquirer, the acquisition date, the fair value of assets and liabilities of the acquiree and the measurement of goodwill. Based on the guidance of ASC 805, Stratex will be the acquirer of Richfield for accounting purposes. This means that Stratex will allocate the purchase price to the fair value of Richfield’s assets and liabilities at the acquisition date, with any excess purchase price being recorded as goodwill.

The Loan Agreement (See page 82)

Concurrently with the execution of the merger agreement, Stratex, Richfield, and certain of Richfield’s subsidiaries entered into a Note and Security Agreement providing for advances of up to $3,000,000 by Stratex to Richfield and its subsidiaries. We call this agreement the loan agreement. On July 17, 2014, the loan agreement was amended to increase the amount that may be advanced thereunder to $4,000,000 and to make the other changes described in “THE Loan Agreement” beginning on page 82. Of the total amount that may be advanced under the loan agreement, as amended, up to $2,800,000 is available to fund those costs of Richfield’s Kansas work program which are approved by Stratex, $400,000 must be used to pay certain liabilities of Richfield and its subsidiaries, up to $100,000 may be used to acquire additional oil and gas leases in Utah, and the remainder may be used for general corporate purposes.

Advances made under the loan agreement bear interest at an annual rate of 6% and must be repaid upon the earlier of (1) January 30, 2015, (2) ten business days after the consummation of the merger, or (3) Richfield’s entry into a superior proposal (for a description of a superior proposal, see “The Merger Agreement – No Solicitation by Richfield” beginning on page 77).

As of the date of this proxy statement/prospectus, Stratex has advanced approximately $2,057,860 to Richfield and its subsidiaries under the loan agreement.

The Voting Agreements (See page 82)

Concurrently with the execution of the merger agreement, Stratex also entered into voting agreements with each member of Richfield’s board of directors, certain stockholders (including its largest creditor), and each of its executive officers, owning an aggregate of approximately 46% of Richfield’s outstanding common stock. Each Richfield stockholder who is a party to a voting agreement agreed to vote, among other things, in favor of the merger, the merger agreement and the transactions contemplated by the merger agreement. Each voting agreement will terminate upon the earliest to occur of: (i) completion of the merger and (ii) the termination of the merger agreement in accordance with its terms.

The Richfield Special Meeting (See page 48)

The special meeting of Richfield stockholders is scheduled to be held at [___] a.m. local time, on [_______________], 2014 at [_________________________]. At the Richfield special meeting, stockholders of Richfield will be asked to:

●	approve the merger agreement; and

●	approve an adjournment of the Richfield special meeting, if necessary or appropriate in the view of the Richfield board of directors, to solicit additional proxies in favor of the proposal to approve the merger agreement if there are not sufficient votes at the time of such adjournment to approve the merger agreement.

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You may vote at the Richfield special meeting if you owned common stock of Richfield at the close of business on the record date, [_____________], 2014. On that date there were [_________] shares of common stock of Richfield outstanding and entitled to vote.

You may cast one vote for each share of common stock of Richfield that you owned on the record date.

The affirmative vote of record holders of a majority of the outstanding shares of Richfield common stock entitled to vote on the proposal is required in order to approve the merger proposal. The affirmative vote of holders of a majority of the shares of Richfield common stock entitled to vote on the proposal present or represented by proxy at the Richfield special meeting is required in order to approve the adjournment proposal.

Each member of Richfield’s board of directors, certain of its stockholders (including its largest creditor), and each of its executive officers, owning an aggregate of approximately 46% of Richfield’s outstanding common stock, have entered into voting agreements with Stratex in which each agreed to vote their Richfield stock in favor of the merger. The voting agreements are described in “THE VOTING AGREEMENTS” beginning on page 82.

Risk Factors

Before voting at the Richfield special meeting, you should carefully consider all of the information contained in or incorporated by reference into this proxy statement/prospectus, including the specific factors under the section entitled “Risk Factors” beginning on page 14.

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COMPARATIVE STOCK PRICES

Shares of Stratex common stock are quoted on the OTCQB under the symbol “STTX.” Shares of Richfield common stock are quoted on the OTCQX under the symbol “ROIL.”

The following table presents the closing sales prices per share of shares of Stratex common stock, as reported by the OTCQB, and Richfield common stock, as reported by OTCQX, on May 6, 2014, the last trading day before Stratex and Richfield announced the merger. The table also includes the value of Richfield common stock on an equivalent price per share basis, as determined by reference to the value of merger consideration to be received in respect of each share of Richfield common stock in the merger. These equivalent prices per share reflect the fluctuating value of the Stratex common stock that Richfield stockholders would receive in exchange for each share of Richfield common stock if the merger was completed on either of these dates, applying the current exchange ratio of one share of Stratex common stock for each share of Richfield common stock.

	Stratex Common Stock	Richfield Common Stock	Richfield Common Stock Equivalent Per Share(1)
May 6, 2014	$0.34	$0.21	$0.34
August 21, 2014	$0.25	$0.23	$0.25

(1)	Richfield common stock equivalent per share data was calculated by multiplying the closing market price per share of Stratex common stock on each of the dates noted above by an exchange ratio of one share of Stratex common stock for each share of Richfield Common Stock. This exchange ratio may change as described in “THE MERGER- Effects of the Merger” beginning on page 51.

Stratex and Richfield encourage you to obtain current market quotations prior to making any decision with respect to the merger. The market prices of Stratex common stock and Richfield common stock will fluctuate between the date of this proxy statement/prospectus and the completion of the merger. Stratex and Richfield can give no assurance concerning the market price of Stratex common stock or Richfield common stock before or after the effective time of the merger. In addition, the current exchange ratio may change as described in “THE MERGER- Effects of the Merger” beginning on page 51.

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RISK FACTORS

In addition to the other information included in this proxy statement/prospectus, including the matters addressed in the section entitled “Cautionary Statement Regarding Forward-Looking Statements,” you should carefully consider the matters described below relating to the proposed merger. Although Stratex and Richfield believe that the matters described below cover the material risks related to the merger that are currently known or reasonably foreseeable, they may not contain all of the information that is important to you in evaluating the merger. Accordingly, you are urged to read this entire proxy statement/prospectus, including all appendices. Please also refer to the additional risk factors identified in the periodic reports and other documents of Stratex and Richfield; see “Where You Can Find More Information” beginning on page 106.

Risks Relating to the Merger

The price of Stratex common stock might decline, which would decrease the value of the merger consideration to be received by Richfield stockholders in the Merger.

Upon completion of the merger, each outstanding share of Richfield common stock (other than those shares held by stockholders exercising their dissenters’ rights) will be converted into the right to receive shares of Stratex common stock in an amount determined by the exchange ratio. The market price of Stratex common stock may vary significantly from the price on the date of the merger agreement or from the price on the date on which Richfield stockholders receive shares of Stratex’s stock. The exchange ratio will not be adjusted for changes in the stock prices of either company before the merger is completed. As a result, any changes in the market price of Stratex common stock will have a corresponding effect on the market value of the merger consideration. Neither party, however, has a right to terminate the merger agreement based on changes in the market price of Stratex or Richfield common stock.

Stock price changes may result from a variety of factors that are beyond the control of Stratex and Richfield, including, but not limited to:

●	market reaction to the announcement of the merger and market assessment of the likelihood of the merger being consummated;

●	changes in the respective businesses, operations or prospects of Stratex or Richfield;

●	governmental or litigation developments or regulatory considerations that may affect Stratex or Richfield or the oil and gas industry;

●	general business, market, industry or economic conditions;

●	the worldwide supply/demand balance for oil and gas and the prevailing commodity price environment; and

●	other factors beyond the control of Stratex and Richfield, including those described elsewhere in this “Risk Factors” section.

Richfield stockholders may receive less than one share of Stratex common stock in the merger for each share of Richfield common stock they hold.

 The number of shares of Stratex common stock that a Richfield stockholder will receive in the merger for each share of Richfield common stock will decrease in the event more than 3,000,000 shares of Richfield common stock are issued to holders of Richfield warrants who exercise the warrants for cash or in the event that holders of Richfield warrants exercise their warrants on a cashless exercise basis. The number of shares of Stratex common stock that a Richfield stockholder will receive in the merger will also decrease in the event more than 2,000,000 shares of Richfield common stock are issued to the holders of Richfield convertible notes who exercise their right to convert prior to closing (including 1,423,072 shares already issued to such holders prior to the date hereof). These adjustments, if any, will result from investment decisions made by the holders of Richfield’s warrants and convertible notes and are outside the control of Stratex and Richfield.

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Richfield stockholders may receive a lower return on their investment after the merger.

Although Stratex and Richfield believe that the merger will create multiple financial, operational and strategic benefits for the combined company and its stockholders, these benefits may not be achieved. The combination of Stratex’s and Richfield’s business, even if conducted in an efficient, effective and timely manner, may not result in combined financial performance that is better than what Richfield would have achieved independently if the merger had not occurred.

The rights of Richfield stockholders will change as a result of the merger.

Following completion of the merger, Richfield stockholders will become stockholders of Stratex, a Colorado corporation. There are differences between your rights as a stockholder of Richfield, on the one hand, and the rights you will have as a stockholder of Stratex, on the other hand. For a more detailed discussion of the differences between the rights of stockholders of Richfield and Stratex, see “Comparison of Stockholder Rights” beginning on page 97.

Certain executive officers of Richfield may have interests in the merger that may differ from, or be in addition to, the interests of Richfield stockholders generally.

Executive officers of Richfield negotiated the terms of the merger agreement with their counterparts at Stratex, and the Richfield board of directors determined that entering into the merger agreement was in the best interests of Richfield and its stockholders, declared the merger agreement advisable and recommended that Richfield stockholders approve the merger agreement. In considering these facts and the other information contained in this proxy statement/prospectus, you should be aware that Richfield’s executive officers and directors may have financial interests in the merger that may be different from, or in addition to, the interests of Richfield stockholders generally. For a detailed discussion of the interests that Richfield’s directors and executive officers may have in the merger, see “The Merger—Financial Interests of Richfield’s Directors and Executive Officers in the Merger” beginning on page 58.

The merger agreement and voting agreements contain provisions that may discourage other companies from trying to acquire Richfield for greater consideration than what Stratex has agreed to pay.

The merger agreement and voting agreements contain provisions that may discourage a third party from submitting a business combination proposal to Richfield that might result in greater value to Richfield stockholders than the proposed merger. Under the terms of the merger agreement these provisions include a general prohibition on Richfield from soliciting any acquisition proposal or offers for competing transactions. Additionally, if Richfield receives a proposal for an alternative transaction or if another person or entity seeks to discuss or negotiate an alternative transaction with Richfield, Richfield must promptly notify Stratex of such activities and keep Stratex informed on a reasonably prompt basis of any material developments. Richfield is also required to pay a termination fee of $3,000,000 if the merger agreement is terminated in specified circumstances. See “The Merger Agreement – Termination Fees and Expenses” on page 80.

In addition, under the terms of the voting agreements, directors and executive officers of Richfield and certain of its stockholders (including its largest creditor), owning and having the right to consent for an aggregate of approximately 46% of Richfield’s common stock, have agreed with Stratex to vote in favor of the merger and have also agreed to vote their shares against alternative transaction proposals. In addition, the certain of these directors, officers, and stockholders, representing 34% of Richfield’s common stock have agreed not to sell their shares for a period of six months after the merger.

These provisions could discourage a third party that might have an interest in acquiring all or a significant part of Richfield from considering or proposing an acquisition, even if that party were prepared to pay consideration with a higher per share value than the current proposed merger consideration. Furthermore, the termination fee may result in a potential competing acquirer proposing to pay a lower per share price to acquire Richfield than it might otherwise have proposed to pay.

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Although Stratex will obtain a tax opinion from legal counsel regarding the tax consequences to Richfield’s stockholders of the merger and the distribution of the merger consideration to Richfield’s stockholders, neither Stratex nor Richfield obtained a ruling from the Internal Revenue Service (“IRS”) and the opinion of tax counsel does not preclude the IRS from adopting a position contrary to those expressed in the opinion.

Assuming the merger is completed according to the terms of the merger agreement as described in this proxy statement/prospectus, and based upon customary assumptions and certain representations as to factual matters by Richfield and Stratex, and subject to the qualifications contained herein and in the Buchanan Ingersoll & Rooney PC opinion letter which will be included as Exhibit 8.1 to the registration statement of which this proxy statement/prospectus is a part, it expected that the opinion of Buchanan Ingersoll & Rooney PC will be that the merger will be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. No ruling has been or will be sought from the IRS as to the U.S. federal income tax consequences of the merger, and the opinion of Buchanan Ingersoll & Rooney PC is not binding on the IRS or any court of law nor will it preclude the IRS from adopting positions contrary to those expressed in the opinion.

The merger may result in an ownership change for Richfield under Section 382 under the Code, potentially limiting Richfield’s use of net operating loss carryforwards, tax credits and other tax attributes to offset future taxable income or tax liabilities.

Under Sections 382 and 383 of the Code, if a corporation undergoes an “ownership change,” the corporation’s ability to use its pre-ownership change net operating loss carryforwards (“NOLs”), tax credits and other tax attributes for U.S. federal income tax purposes may be limited. Richfield has substantial NOLs, tax credits and other tax attributes for U.S. federal and state income tax purposes and the consummation of the merger may result in an “ownership change” for Richfield under Section 382 of the Internal Revenue Code. Accordingly, the combined company’s ability to utilize Richfield’s NOLs, tax credits and other tax attributes may be limited. These limitations could result in increased future tax liability, which could have an adverse effect on the business, financial condition or results of operations of the combined company.

Stratex and Richfield may waive one or more of the conditions of the merger agreement without resoliciting stockholder approval for the merger and may terminate the merger agreement even after it has been approved by Richfield’s stockholders.

Each of the conditions to Stratex’s and Richfield’s obligations to complete the merger may be waived, in whole or in part, to the extent permitted by applicable law, by agreement of Stratex and Richfield if the condition is a condition to both Stratex’s and Richfield’s obligation to complete the merger, or by the party for which such condition is a condition of its obligation to complete the merger. The boards of directors of Stratex and Richfield may evaluate the materiality of any such waiver to determine whether amendment of this proxy statement/prospectus and resolicitation of stockholder approval is necessary. If Stratex and Richfield determine that a waiver is not significant enough to require resolicitation of stockholder approval, Richfield will have the discretion to complete the merger without seeking further stockholder approval. In addition, Stratex and Richfield can agree at any time to terminate the merger agreement, even if Richfield stockholders have already approved the merger agreement and the transactions contemplated thereby.

If the conditions to the merger are not met, the merger may not occur.

Specified conditions set forth in the merger agreement must be satisfied or waived to complete the merger. For a more complete discussion of the conditions to the merger, please see the section entitled “The Merger Agreement – Conditions to Completion of the Merger” beginning on page 69. The following conditions, in addition to other customary closing conditions, must be satisfied or waived before either Stratex or Richfield, as applicable, is obligated to complete the merger:

●	the declaration of the effectiveness of the registration statement on Form S-4 (of which this proxy statement/prospectus forms a part) under the Securities Act, and the absence of any stop order or proceeding seeking a stop order affecting such registration statement;

●	receipt of the requisite approval of Richfield stockholders;

●	the exchange of all outstanding shares of Stratex’s Series A preferred stock for 7,000,000 shares of Stratex common stock;

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●	Stratex having advanced all of the funds under the loan agreement which Richfield has become entitled to receive. (For more information on the loan agreement, see “THE Loan Agreement” beginning on page 82);

●	Stratex having $2,000,000 of cash on hand;

●	Richfield’s liabilities (excluding liabilities under the loan agreement, capital leases, deferred rent obligations, any accrued liability for employee severance compensation approved in writing by Stratex, and plugging and abandonment liabilities) not exceeding $6,650,000 immediately prior to the closing (which $6,650,000 limit may be increased by up to an aggregate amount of $500,000 in field-related payables so long as there are corresponding field-related receivables and/or deposits);

●	Richfield either extending the maturity/payment dates for a period of one year beyond the effective time of the merger (two years in the case of one note holder), or reached an accommodation with the holders of Richfield’s outstanding promissory notes in a manner acceptable to Stratex;

●	Richfield’s chief executive officer resigning from his position at Richfield and entering into a consulting agreement with Stratex, which is satisfactory to Stratex;

Failure to complete the merger could have adverse consequences.

If the merger is not completed:

●	The amounts advanced by Stratex to Richfield under the loan agreement would become due and payable and Richfield would be unable to repay such amounts when due.

●	Richfield could be required to pay Stratex a termination fee of $3,000,000, depending upon the circumstances giving rise to the termination, all as described in the merger agreement and summarized in this proxy statement/prospectus (see “THE MERGER AGREEMENT – Termination Fees and Expenses” beginning on page 80).

●	Stratex could be required to pay Richfield a termination fee of $1,000,000, depending upon the circumstances giving rise to the termination, as described in the merger agreement and summarized in this proxy statement/prospectus (see “THE MERGER AGREEMENT – Termination Fees and Expenses” beginning on page 80).

●	The time and resources devoted by Stratex and Richfield to completing the merger would have been wasted and will have distracted management and employees from other endeavors that might have been more productive.

Stratex and Richfield could also be subject to litigation related to any failure to complete the merger or related to any enforcement proceeding commenced against Stratex or Richfield to perform their respective obligations under the merger agreement. If the merger is not completed, these risks may materialize and may adversely affect Stratex’s and Richfield’s business, financial results and stock price.

The integration process could adversely impact Stratex’s and Richfield’s ongoing operations.

Stratex and Richfield have operated independently and until completion of the merger will continue to operate independently. It is possible that the integration process could result in the loss of employees, the disruption of Richfield’s ongoing business or inconsistencies in standards, controls, procedures or policies that adversely affect the combined company’s ability to achieve the anticipated benefits of the merger. Integration efforts between the two companies will also divert management attention and resources. The integration may take longer than anticipated and may have adverse results.

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Risks Relating to Stratex’s Business and the Oil and Gas Industry

Unless the context requires otherwise, references in this section of “Risk Factors” to the “Company,” “we,” “our,” and “us,” refer to Stratex Oil & Gas Holdings, Inc. and its wholly owned subsidiaries.

We have a history of operating losses and expect to continue suffering losses for the foreseeable future.

We have incurred losses since our company was organized in August 2003. Moreover, in each of the fiscal years ended December 31, 2013 and 2012, we recorded net losses of $5,244,915 and $7,670,624, respectively. We cannot anticipate when, if ever, our operations will become profitable.

Our limited operating history may not serve as an adequate basis to judge our future prospects and results of operations.

We have a limited operating history in the oil and gas industry on which to base an evaluation of our business and prospects. Prior to our recent acquisitions in Texas and Kansas, we have held only small, passive, non-operated working interests in North Dakota, Montana, and Kansas. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stages of development. We cannot assure you that we will be successful in addressing the risks we may encounter, and our failure to do so could have a material adverse effect on our business, prospects, financial condition and results of operations. Our future operating results will depend on many factors, including:

•	our ability to assume the role of operator of our recently acquired properties and any future properties we acquire with our limited management resources:

•	our ability to generate adequate working capital;

•	the successful development and exploration of our properties;

•	market demand for natural gas and oil;

•	the performance level of our competitors;

•	our ability to attract and retain key employees; and

•	our ability to efficiently explore, develop and produce sufficient quantities of marketable natural gas or oil in a highly competitive and speculative environment, while maintaining quality and controlling costs.

To achieve profitable operations in the future, we must, alone or with others, successfully manage the factors stated above, as well as continue to develop ways to enhance our production efforts. Despite our best efforts, we may not be successful in our efforts. There is a possibility that some of our wells may never produce oil or natural gas.

We have significant debt obligations, including $18,002,210 principal amount of our convertible notes which are due in 2016, which could also adversely affect our operating flexibility and put us at a competitive disadvantage by preventing us from capitalizing on business opportunities.

As of August 20, 2014 we have total debt of $19,650,000, including $18,002,210 principal amount of our convertible notes, $9,987,650 of which is due on February 11, 2016 and $8,014,560 principal amount of which is due on June 6, 2016. Our obligation to repay the indebtedness under our convertible notes is secured by a security interest in all of our assets.

Our debt obligations could adversely affect our ability to operate or expand our business, including the following:

•	limiting our ability to obtain additional financing to fund future working capital, capital expenditures, strategic acquisitions or other general corporate requirements;

•	requiring a substantial portion of our cash flows to be dedicated to debt service payments instead of other purposes;

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•	increasing our vulnerability to general adverse economic and industry conditions;

•	limiting our financial flexibility in planning for and reacting to changes in the industry in which we compete;

•	placing us at a disadvantage compared to other, less leveraged competitors;

•	having a material adverse effect on us if we fail to comply with the covenants in the instruments governing our debt; and

•	increasing our cost of borrowing.

We may not be able to generate a sufficient amount of cash flow to meet our debt service obligations.

Our ability to make scheduled payments or to refinance our obligations with respect to our outstanding convertible notes and our other debt will depend on our financial and operating performance, which, in turn, will depend upon our ability to generate revenues and cash flow from our oil and gas properties. Our financial and operating performance are also subject to prevailing economic conditions and to certain financial, competitive, business and other factors, including the availability of financing in the banking and capital markets as well as the other risks described herein, which are beyond our control.  If our cash flow and capital resources are insufficient to fund our debt service obligations, we could face substantial liquidity problems and may be forced to reduce or delay scheduled expansions and capital expenditures, sell material assets or operations, obtain additional capital or restructure our debt.  In addition, we cannot assure you that our operating performance, cash flow and capital resources will be sufficient for payment of our debt in the future.  If we are unable to meet our debt obligations or to fund our other liquidity needs, we will need to restructure or refinance all or a portion of our debt, including the convertible notes, which could cause us to default on our debt obligations and impair our liquidity.  Any refinancing of our indebtedness could be at higher interest rates and may require us to comply with more onerous covenants which could further restrict our business operations.  In the event that we are required to dispose of material assets or operations or restructure our debt to meet our debt service and other obligations, we cannot provide assurance that we could effect any of these actions on a timely basis, on commercially reasonable terms or at all, or that these actions would be sufficient to meet our capital requirements.   If we cannot make scheduled payments on our debt, we will be in default and, as a result:

•	our debt holders could declare all outstanding principal and interest to be due and payable and exercise their security interest in our assets; and

•	we could be forced into bankruptcy or liquidation.

We may be unable to obtain additional capital required to implement our business plan, which could restrict our ability to grow.

Future acquisitions and future drilling/development activity may require additional capital that exceeds our operating cash flow. In addition, our administrative costs (such as salaries, insurance expenses and general overhead expenses, as well as legal compliance costs and accounting expenses) will require cash resources.

We may pursue sources of additional capital through various financing transactions or arrangements, including joint venturing of projects, debt financing, equity financing or other means. We may not be successful in identifying suitable financing transactions in the time period required or at all, and we may not obtain the required capital by other means.

Any additional capital raised through the sale of equity will dilute the ownership percentage of our stockholders. Raising any such capital could also result in a decrease in the nominal fair market value of our equity securities. The terms of securities we issue in future capital transactions may be more favorable to new investors, and may include preferences, superior voting rights and the issuance of other derivative securities, and issuances of incentive awards under equity employee incentive plans, all of which may have a dilutive effect to existing investors.

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Our ability to obtain financing, if and when necessary, may be impaired by such factors as the capital markets (both generally and in the oil and gas industry in particular), our limited operating history, the location of our oil and natural gas properties, prices of oil and natural gas on the commodities markets (which will impact the amount of asset-based financing available to us) and the departure of key employees. Further, if oil or natural gas prices decline, our revenues will likely decrease and such decreased revenues may increase our need for additional capital. If the amount of capital we are able to raise from financing activities, together with revenues from our operations, is not sufficient to satisfy our capital needs (even if we reduce our operations), we may be required to cease operations, divest our assets at unattractive prices or obtain financing on unattractive terms.

Our future success is dependent on our acquisition and development of producing and reserve rich properties.

We are in the early stages of the acquisition of our portfolio of leaseholds and other natural resource holdings. We plan to continue to supplement our current portfolio with additional sites and leaseholds and through the acquisition or, or combination with, other companies in the oil and gas industry. Our ability to meet our growth and operational objectives will depend on the success of our acquisitions, and there is no assurance that the integration of future assets, leaseholds, or companies will be successful.

In addition to acquiring producing properties, we may also grow our business through the acquisition and development of exploratory oil and gas prospects, which is the riskiest method of establishing oil and gas reserves.

In addition to acquiring producing properties, we may acquire, drill and develop exploratory oil and gas prospects that are profitable to produce. Developing exploratory oil and gas properties requires significant capital expenditures and involves a high degree of financial risk. The budgeted costs of drilling, completing, and operating exploratory wells are often exceeded and can increase significantly when drilling costs rise. Drilling may be unsuccessful for many reasons, including title problems, weather, cost overruns, equipment shortages, and mechanical difficulties. Moreover, the successful drilling or completion of an exploratory oil or gas well does not ensure a profit on an investment. Exploratory wells bear a much greater risk of loss than development wells. We cannot assure you that our exploration, exploitation and development activities will result in profitable operations. If we are unable to successfully acquire and develop exploratory oil and gas prospects, our results of operations, financial condition and stock price will be materially adversely affected.

Exploratory drilling involves many risks that are outside our control and which may result in a material adverse effect on our business, financial condition or results of operations.

The business of exploring for and producing oil and gas involves a substantial risk of investment loss. Drilling oil and gas wells involves the risk that the wells may be unproductive or that, although productive, the wells may not produce oil or gas in economic quantities. Other hazards, such as unusual or unexpected geological formations, pressures, fires, blowouts, power outages, sour gas leakage, loss of circulation of drilling fluids or other conditions may substantially delay or prevent completion of any well. Adverse weather conditions can also hinder drilling operations. A productive well may become uneconomic if water or other deleterious substances are encountered that impair or prevent the production of oil or gas from the well. In addition, production from any well may be unmarketable if it is impregnated with water or other deleterious substances. There can be no assurance that oil and gas will be produced from the properties in which we have interests.

Crude oil and natural gas development, re-completion of wells from one reservoir to another reservoir, restoring wells to production and drilling and completing new wells are speculative activities and involve numerous risks and substantial and uncertain costs.

Our growth will be materially dependent upon the success of our future development program. Drilling for crude oil and natural gas and reworking existing wells involves numerous risks, including the risk that no commercially productive crude oil or natural gas reservoirs will be encountered. The cost of drilling, completing and operating wells is substantial and uncertain, and drilling operations may be curtailed, delayed or cancelled as a result of a variety of factors beyond our control, including: unexpected drilling conditions; pressure or irregularities in formations; equipment failures or accidents; inability to obtain leases on economic terms, where applicable; adverse weather conditions and natural disasters; compliance with governmental requirements; and shortages or delays in the availability of drilling rigs or crews and the delivery of equipment.

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Drilling or reworking is a highly speculative activity. Even when fully and correctly utilized, modern well completion techniques such as hydraulic fracturing and horizontal drilling do not guarantee that we will find crude oil and/or natural gas in our wells. Hydraulic fracturing involves pumping a fluid with or without particulates into a formation at high pressure, thereby creating fractures in the rock and leaving the particulates in the fractures to ensure that the fractures remain open, thereby potentially increasing the ability of the reservoir to produce oil or gas. Horizontal drilling involves drilling horizontally out from an existing vertical well bore, thereby potentially increasing the area and reach of the well bore that is in contact with the reservoir. Our future drilling activities may not be successful and, if unsuccessful, such failure would have an adverse effect on our future results of operations and financial condition. We cannot assure you that our overall drilling success rate or our drilling success rate for activities within a particular geographic area will not decline. We may identify and develop prospects through a number of methods, some of which do not include lateral drilling or hydraulic fracturing, and some of which may be unproven. The drilling and results for these prospects may be particularly uncertain. Our drilling schedule may vary from our capital budget. The final determination with respect to the drilling of any scheduled or budgeted prospects will be dependent on a number of factors, including, but not limited to: the results of previous development efforts and the acquisition, review and analysis of data; the availability of sufficient capital resources to us and the other participants, if any, for the drilling of the prospects; the approval of the prospects by other participants, if any, after additional data has been compiled; economic and industry conditions at the time of drilling, including prevailing and anticipated prices for crude oil and natural gas and the availability of drilling rigs and crews; our financial resources and results; the availability of leases and permits on reasonable terms for the prospects; and the success of our drilling technology.

Title deficiencies could render our leases worthless, which could have adverse effects on our financial condition or results of operations.

The existence of a material title deficiency can render our lease worthless and can result in a large expense to our business. It is our practice in acquiring oil and gas leases or undivided interests in oil and gas leases to forgo the expense of retaining lawyers to examine the title to the oil or gas interest to be placed under lease or already placed under lease. Instead, we rely upon the judgment of oil and gas landmen who perform the field work in examining records in the appropriate governmental office before attempting to place under lease a specific oil or gas interest. We do not anticipate that we, or the person or company acting as operator of the wells located on the properties that we lease or may lease in the future, will obtain counsel to examine title to the lease until the well is about to be drilled. As a result, we may be unaware of deficiencies in the marketability of the title to the lease. Such deficiencies may render a lease worthless. Additionally, we rely on the owners of the leases that are subject to any farm-in agreement in which we participate to assign us title to the leases that are subject to the agreement at the appropriate time based on the terms of the agreement. The failure by these owners to provide us with an assignment of such leases in a timely matter could negatively affect the value of these leases, or our rights to use them, which could potentially have an adverse effect on our financial condition or results of operations.

We may not be able to develop oil and gas reserves on an economically viable basis and our reserves and production may decline as a result.

If we succeed in discovering additional oil and/or natural gas reserves, we cannot assure that these reserves will be capable of production levels that are commercially viable. On a long-term basis, our viability depends on our ability to find or acquire, develop and commercially produce additional oil and natural gas reserves. Without the addition of reserves through acquisition, exploration or development activities, our reserves and production will decline over time as reserves are produced. Our future reserves will depend not only on our ability to develop then-existing properties, but also on our ability to identify and acquire additional suitable producing properties or prospects, to find markets for the oil and natural gas we develop and to effectively distribute our production into our markets.

Future oil and gas exploration may involve unsuccessful efforts, not only from dry holes, but from wells that are marginally productive but do not produce sufficient net revenues to return a profit after drilling, operating and other costs. Completion of a well does not assure a profit on the investment or recovery of drilling, completion and operating costs. In addition, drilling hazards or environmental damage could greatly increase the cost of operations, and various field operating conditions may adversely affect the production from successful wells. These conditions include delays in obtaining governmental approvals or consents, shut-downs of connected wells resulting from extreme weather conditions, problems in storage and distribution and adverse geological and mechanical conditions. While we will endeavor to effectively manage these conditions, they cannot be totally eliminated and could diminish our revenue and cash flow levels and result in the impairment of our oil and natural gas interests.

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Future investment in exploration projects would increase the risks inherent in our oil and gas activities and our drilling operations may not be successful.

We intend to develop a portfolio consisting of a mix of existing production and developmental drilling opportunities. Should we choose at a later date to invest in projects that are more exploratory in nature, those projects would come with greater risks than in acquisitions and developmental drilling. Any particular success in exploration does not assure that we will discover meaningful levels of reserves. There can be no assurance that future exploration activities would be successful. We cannot be sure that an overall drilling success rate or production operations within a particular area will ever come to fruition and, in any event, production rates inevitably decline over time. We may not recover all or any portion of the capital investment in our wells or the underlying leaseholds.

Unsuccessful drilling activities would have a material adverse effect upon our results of operations and financial condition.

Drilling for and producing oil and natural gas are high risk activities with many uncertainties that could impact the economic viability of our leasehold interests and properties.

Our future success will depend on the success of our exploration, development, and production activities. Our oil and natural gas exploration and production activities are subject to numerous risks beyond our control; including the risk that drilling will not result in commercially viable oil or natural gas production. Our decision to purchase, explore, develop or otherwise exploit prospects or properties will depend in part on the evaluation of data obtained through geophysical and geological analyses, production data and engineering studies, the results of which are often inconclusive or subject to varying interpretations. Our cost of drilling, completing and operating wells is often uncertain before drilling commences. Overruns in budgeted expenditures are common risks that can make a particular project uneconomical. Further, many factors may curtail, delay or cancel drilling, including the following:

•	delays imposed by or resulting from compliance with regulatory requirements;

•	pressure or irregularities in geological formations;

•	shortages of or delays in obtaining qualified personnel or equipment, including drilling rigs and CO2;

•	equipment failures or accidents; and

•	adverse weather conditions, such as freezing temperatures and storms.

The presence of one or a combination of these factors at our properties could adversely affect our business, financial condition and/or results of operations.

Our financial condition and results of operations could be negatively impacted as a result of our lack of geographic diversification of our oil and gas interests.

Our business focus is on the oil and gas industry in a limited number of geographic areas, currently in parts of Texas, Montana and Kansas. Larger companies have the ability to manage their risk by geographic diversification. It is our intent to pursue opportunities in other geographic areas as those opportunities present themselves. However, we will continue to have a lack of diversification for the near future. As a result, we could be impacted more acutely by factors affecting our industry in the regions in which we operate than we would if our business were more geographically diversified. If we do not diversify our operations, our financial condition and results of operations could be negatively impacted.

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Investment in developmental drilling and/or recompletion of existing wells includes significant risk.

There are significant uncertainties as to the future costs and timing of drilling and completing new wells and/or recompleting existing wells. Our drilling operations may be curtailed, delayed, or canceled as a result of a variety of factors, including:

•	unexpected drilling conditions;

•	equipment failures or accidents;

•	adverse weather conditions;

•	compliance with governmental requirements; and

•	shortages or delays in the availability of drilling rigs and the delivery of equipment or materials.

We currently have certain drilling and minimum royalty commitments that must be satisfied on our property located in Zavala County, Texas in order to maintain certain of our leasehold interests.

Under the terms of our Zavala County Lease covering 2,629 acres in Zavala County, Texas, we are required to (i) drill at least two new wells a year and (ii) during the first five years of the lease, deliver a minimum royalty payment of $850,000 to the lessors per year, in order to continue the lease in full force and effect. Should we elect not to drill such new wells or in the event we do not make the required minimum annual royalty payments, the lease will terminate except with respect to acreage surrounding our producing wells.

Strategic relationships upon which we may rely are subject to change, which may diminish our ability to conduct our operations.

Our ability to successfully acquire additional properties, to increase our oil and natural gas reserves, to participate in drilling opportunities and to identify and enter into commercial arrangements with customers will depend on developing and maintaining close working relationships with our strategic partners and industry participants and our ability to select and evaluate suitable properties and to consummate transactions in a highly competitive environment. These realities are also subject to change and our inability to maintain close working relationships with our strategic partners and other industry participants or continue to acquire suitable properties may impair our ability to execute our business plan. To continue to develop our business, we will endeavor to use the business relationships of members of our management to enter into strategic relationships, which may take the form of joint ventures with other private parties and contractual arrangements with other oil and gas companies, including those that supply equipment and other resources which we may use in our business. We may not be able to establish these strategic relationships, or if established, we may not be able to adequately maintain them. In addition, the dynamics of our relationships with strategic partners may require us to incur expenses or undertake activities we would not otherwise be inclined to in order to fulfill our obligations to these partners or maintain relationships. If our strategic relationships are not established or maintained, our business prospects may be limited, which could diminish our ability to conduct our operations.

Because we do not operate all of our properties, we could have limited influence over their development.

Our wells located in Montana and North Dakota are currently operated and maintained by a third party. Our lack of control could result in the following:

•	the operator may initiate exploration or development on a faster or slower pace than we prefer; and

•	the operator may propose to drill more wells or build more facilities on a project than we have budgeted for or that we deem appropriate, which may mean that we are unable to participate in the project or share in the revenues generated by the project even though we paid our share of the initial exploration costs.

Either of these events could materially reduce the value of our properties.

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We must reach agreements with third parties to supply us with expertise, services and infrastructure necessary to operate our business and the loss of access to this expertise, these services and/or infrastructure could cause our business to suffer by reducing our revenues and increasing our costs.

We have certain existing and contemplated strategic vendor relationships that will be critical to our strategy. We cannot assure that these relationships can be maintained or obtained on terms favorable to us. Our success depends on substantially obtaining relationships with strategic partners, such as banks, accounting firms, legal firms and operational entities. If we are unable to obtain or maintain relationships with strategic partners, our business, prospects, financial condition and results of operations may be materially adversely affected.

We are dependent on certain key personnel.

We are dependent on the services of our Chairman, Alan Gaines and our Chief Executive Officer, Stephen Funk. The loss of services of either Mr. Gaines or Mr. Funk could impair our ability to complete acquisitions of producing assets and leaseholds, perform relevant managerial services and maintain key relationships with third parties, which could have a material adverse effect on our business, financial condition and results of operations.

We have a very small management team and the loss of any member of our team may prevent us from implementing our business plan in a timely manner.

We currently have three executive officers and a limited number of employees and consultants upon whom our success largely depends. We do not maintain key-man life insurance policies on our executive officers or consultants, the loss of which could seriously harm our business, financial condition and results of operations. In such an event, we may not be able to recruit personnel to replace our executive officers or consultants in a timely manner, or at all, on acceptable terms.

If we are unable to successfully recruit qualified managerial and field personnel having experience in oil and gas exploration, we may not be able to continue our operations.

In order to successfully implement and manage our business plan, we will depend upon, among other things, successfully recruiting qualified managerial and field personnel having experience in the oil and gas exploration business. Competition for qualified individuals is intense. We may not be able to find, attract and retain qualified personnel on acceptable terms. If we are unable to find, attract and retain qualified personnel with technical expertise, our business operations could suffer.

Startups in the oil and gas industry are subject to substantial competition.

The oil and gas industry is highly competitive. Other oil and gas companies may seek to acquire oil and gas leases and other properties and services that we require to operate its business in the planned areas. This competition is increasingly intense as prices of oil and natural gas have risen in recent years. Additionally, other companies engaged in our line of business may compete with us from time to time in obtaining capital from investors. Competitors include larger companies who may have access to greater resources, may be more successful in the recruitment and retention of qualified employees and may conduct their own refining and petroleum marketing operations, which may give them a competitive advantage. If we are unable to compete effectively or respond adequately to competitive pressures, our results of operation and financial condition may be materially adversely affected.

We may not be able to determine reserve potential or identify liabilities associated with our current properties or any future properties. We may also not be able to obtain protection from vendors against possible liabilities, which could cause us to incur losses.

We have conducted a very limited review of our current properties, and that review might not necessarily reveal all existing or potential reserves and/or problems. This may also be true for any future acquisitions made by us. Inspections may not always be performed on every well, and environmental problems, such as groundwater contamination, are not necessarily observable even when an inspection is undertaken. Even when problems are identified, a vendor may be unwilling or unable to provide effective contractual protection against all or part of those problems, and we may assume environmental and other risks and liabilities in connection with the acquired properties.

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Drilling wells could subject us to liabilities which could endanger our interests in our prospective properties and assets.

There are risks associated with the drilling of oil and natural gas wells, including encountering unexpected formations or pressures, premature declines of reservoirs, blow-outs, sour gas releases, fires and spills. The occurrence of any of these events could significantly reduce our future revenues or cause substantial losses, impairing our future operating results. We may become subject to liability for pollution, blow-outs or other hazards.

The payment of such liabilities could reduce the funds available to us or could, in an extreme case, result in a total loss of our properties and assets. Moreover, we may not be able to maintain adequate insurance in the future at rates that are considered reasonable. Oil and natural gas production operations are also subject to all the risks typically associated with such operations, including premature decline of reservoirs and the invasion of water into producing formations.

We currently maintain liability insurance but it may not be sufficient to cover liabilities we may incur.

Our involvement in the exploration for and development of oil and natural gas properties may result in our becoming subject to liability for pollution, blow-outs, property damage, personal injury or other hazards. Such risks may not, in all circumstances be insurable or, in certain circumstances, we may choose not to obtain insurance to protect against specific risks due to the high premiums associated with such insurance or for other reasons. We currently maintain general liability insurance coverage, but it may not be sufficient to cover liabilities we may incur. The payment of such uninsured liabilities would reduce the funds available to us. If we suffer a significant event or occurrence that is not fully insured we could be required to divert funds from capital investment or other uses towards covering our liability for such events.

If our operators fail to maintain adequate insurance, our business could be materially and adversely affected.

Our operations are subject to risks inherent in the oil and gas industry, such as blowouts, cratering, explosions, uncontrollable flows of oil, gas or well fluids, fires, pollution, earthquakes and other environmental risks. These risks could result in substantial losses due to injury and loss of life, severe damage to and destruction of property and equipment, pollution and other environmental damage, and suspension of operations. We could be liable for environmental damages caused by us and/or previous property owners. As a result, substantial liabilities to third parties or governmental entities may be incurred, the payment of which could have a material adverse effect on our financial condition and results of operations.

Our prospective drilling contractor or operator may be required to maintain insurance of various types to cover our operations with policy limits and retention liability customary in the industry. The occurrence of a significant adverse event on such prospects that is not fully covered by insurance could result in the loss of all or part of our investment in a particular prospect which could have a material adverse effect on our financial condition and results of operations.

Any change to government regulation/administrative practices may have a negative impact on our ability to operate and our profitability.

The business of oil and gas exploration and development is subject to substantial regulation under federal, state, local and foreign laws relating to the exploration for, and the development, upgrading, marketing, pricing, taxation, and transportation of oil and gas and related products and other matters. Amendments to current laws and regulations governing operations and activities of oil and gas exploration and development operations could have a material adverse impact on our business. In addition, there can be no assurance that income tax laws, royalty regulations and government incentive programs related to our oil and gas properties and the oil and gas industry generally, will not be changed in a manner which may adversely affect our progress and cause delays, inability to explore and develop or abandonment of these interests.

Permits, leases, licenses and approvals are required from a variety of regulatory authorities at various stages of exploration and development. There can be no assurance that the various government permits, leases, licenses and approvals sought will be granted in respect of our activities or, if granted, will not be cancelled or will be renewed upon expiry. There is no assurance that such permits, leases, licenses and approvals will not contain terms and provisions which may adversely affect our exploration and development activities.

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Shortages of rigs, equipment, supplies and personnel could delay or otherwise adversely affect our cost of operations or our ability to operate according to our business plans.

If drilling activity increases in Texas, Kansas and/or in other locations in which we operate, a shortage of drilling and completion rigs, field equipment and qualified personnel could develop. These costs have recently increased sharply and could continue to do so. The demand for, and wage rates of, qualified drilling rig crews generally rise in response to the increasing number of active rigs in service and could increase sharply in the event of a shortage. Shortages of drilling and completion rigs, field equipment or qualified personnel could delay, restrict or curtail our exploration and development operations, which could in turn harm our operating results.

If we establish reserves, we will be required to replace, maintain or expand our reserves in order to prevent our reserves and production from declining, which would adversely affect cash flows and income.

In general, production from oil and gas properties declines over time as reserves are depleted, with the rate of decline depending on reservoir characteristics. If we establish reserves, of which there is no assurance, and we are not successful in our subsequent exploration and development activities or in subsequently acquiring properties containing proved reserves, our proved reserves will decline as the oil and gas contained in the reserves are produced. Our future oil and gas production is highly dependent upon our ability to economically find, develop or acquire reserves in commercial quantities.

To the extent cash flow from operations is reduced, either by a decrease in prevailing prices for oil and gas or an increase in finding and development costs, and external sources of capital become limited or unavailable, our ability to make the necessary capital investment to maintain or expand our asset base of oil and gas reserves would be impaired. Even with sufficient available capital, our future exploration and development activities may not result in additional proved reserves, and we might not be able to drill productive wells at acceptable costs.

The oil and gas exploration and production industry is historically a cyclical industry and market fluctuations in the prices of oil and gas could adversely affect our business.

Prices for oil and gas tend to fluctuate significantly in response to factors beyond our control. These factors include:

•	weather conditions in the United States and wherever our property interests are located;

•	economic conditions, including demand for petroleum-based products, in the United States and the rest of the world;

•	actions by OPEC, the Organization of Petroleum Exporting Countries;

•	political instability in the Middle East and other major oil and gas producing regions;

•	governmental regulations, both domestic and foreign;

•	domestic and foreign tax policy;

•	the pace adopted by foreign governments for the exploration, development, and production of their national reserves;

•	the price of foreign imports of oil and gas;

•	the cost of exploring for, producing and delivering oil and gas;

•	the discovery rate of new oil and gas reserves;

•	the rate of decline of existing and new oil and gas reserves;

•	available pipeline and other oil and gas transportation capacity;

•	the ability of oil and gas companies to raise capital;

•	the overall supply and demand for oil and gas; and

•	the availability of alternate fuel sources.

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Changes in commodity prices may significantly affect our capital resources, liquidity and expected operating results. Price changes will directly affect revenues and can indirectly impact expected production by changing the amount of funds available to reinvest in exploration and development activities. Reductions in oil and gas prices not only reduce revenues and profits, but could also reduce the quantities of reserves that are commercially recoverable. Significant declines in prices could result in non-cash charges to earnings due to impairment.

Changes in commodity prices may also significantly affect our ability to estimate the value of producing properties for acquisition and divestiture and often cause disruption in the market for oil and gas producing properties, as buyers and sellers have difficulty agreeing on the value of the properties. Price volatility also makes it difficult to budget for and project the return on acquisitions and the development and exploitation of projects. We expect that commodity prices will continue to fluctuate significantly in the future.

Estimates of oil and natural gas reserves that we or our consultants make may be inaccurate and our actual revenues may be lower than our financial projections.

We make estimates of oil and natural gas reserves using various assumptions, including assumptions as to oil and natural gas prices, drilling and operating expenses, other capital expenditures, taxes and availability of funds. Some of these assumptions are inherently subjective, and the accuracy of our reserve estimates relies in part on the ability of our management team, engineers and other advisors to make accurate assumptions. We depend to a significant degree on third party engineering firms to evaluate our properties.

In addition, economic factors beyond our control such as interest rates and commodity prices will also impact the value of our reserves. The process of estimating oil and natural gas reserves is complex and requires us to use a number of assumptions in the evaluation of available geological, geophysical, engineering and economic data for each property. Actual future production, oil and natural gas prices, revenues, taxes, development expenditures, operating expenses and quantities of recoverable oil and natural gas reserves may vary substantially from those we estimate. If actual production results vary substantially from our reserve estimates, this could materially reduce our revenues and result in the impairment of our oil and natural gas interests.

Competitive industry conditions may negatively affect our ability to conduct operations.

We operate in the highly competitive areas of oil and gas exploration, development, and production. We compete with other oil and gas companies for the purchase of leases, most of which have materially greater economic resources than we do. These leases include exploration prospects as well as properties with proved reserves. Factors that affect our ability to compete in the marketplace include:

•	the pace adopted by foreign governments for the exploration, development, and production of their national reserves;

•	the price of foreign imports of oil and gas;

•	the cost of exploring for, producing and delivering oil and gas;

•	the discovery rate of new oil and gas reserves;

•	the rate of decline of existing and new oil and gas reserves;

•	available pipeline and other oil and gas transportation capacity;

•	the ability of oil and gas companies to raise capital;

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•	the overall supply and demand for oil and gas;

•	the availability of alternate fuel sources;

•	our access to the capital necessary to drill wells and acquire properties;

•	our ability to acquire and analyze seismic, geological and other information relating to a property;

•	our ability to retain the personnel to properly evaluate seismic, geological and other information relating to a property;

•	our ability to obtain pipe, drilling rigs and associated equipment and field personnel in a timely manner and at competitive prices;

•	the location of, and our access to, pipelines and other facilities used to produce and transport oil and gas production;

•	the standards we establish for the minimum projected return on an investment or our capital; and

•	the availability of alternative fuel sources.

Our competitors include major integrated oil companies, independent energy companies, and affiliates of major interstate and intrastate pipelines, many of which possess greater financial, technological and other resources than we do.

Our decision to drill a prospect, whether developmental or exploratory, is subject to a number of factors and we may decide to alter our drilling schedule or not drill at all, which may adversely impact our reserves, if any, and production capability.

We describe our current properties and our plans to explore these properties in this report; whether we ultimately drill or continue to drill a prospect may depend on multiple factors, including, but not limited to, the following:

•	acquisition and utilization of various evaluation technologies;

•	material changes in oil or gas prices;

•	the costs and availability of drilling rigs and equipment;

•	the success or failure of wells drilled in comparable formations or which would use the same production facilities;

•	availability and cost of capital;

•	if warranted, our ability to attract other industry partners to acquire a portion of the working interest to reduce exposure to costs and drilling risks; and

•	decisions of our joint working interest owners, if any.

We are constantly gathering data about our prospects, and it is possible that additional information may cause us to alter our drilling schedule or determine that a prospect should not be pursued at all. You should understand that our plans regarding our prospects are subject to change.

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Weather, unexpected subsurface conditions, and other unforeseen hazards may adversely impact our ability to conduct business.

There are many operating hazards in exploring for and producing oil and gas, including:

•	our drilling operations may encounter unexpected formations, pressures, lost circulation and/or other unforeseen conditions which could cause damage to equipment, personal injury or equipment failure;

•	we may experience power outages, evacuation due to adverse weather conditions, labor disruptions, fire and/or equipment failures which could curtail or stop drilling or production; and

•	we could experience blowouts, sour gas leakages or other damages to the productive formations that may require a well to be re-drilled or other corrective action to be taken.

In addition, any of the foregoing may result in environmental damages for which we could be liable. We cannot ensure that we will be able to maintain adequate insurance at rates we consider reasonable to cover our possible losses from operating hazards. The occurrence of a significant event not fully insured or indemnified against could materially and adversely affect our financial condition and results of operations.

Our inability to obtain necessary facilities and equipment could hamper our operations.

Oil and natural gas exploration and development activities are dependent on the availability and cost of drilling and related equipment, transportation, power and technical support in the particular areas where these activities will be conducted. To the extent that we conduct our activities in remote areas or “in the water” environments, needed facilities may not be proximate to these areas which will increase our expenses. Demand for limited equipment and facilities or access restrictions may affect the availability of such equipment to us and may delay exploration and development activities. The quality and reliability of necessary facilities may also be unpredictable and we may be required to make efforts to standardize our facilities, which may entail unanticipated costs and delays. Shortages and/or the unavailability of necessary equipment or other facilities will impair our activities, either by delaying our activities, increasing our costs or both.

Prices and markets for oil and natural gas are unpredictable and tend to fluctuate significantly, which could reduce profitability, growth and the value of our business.

Oil and natural gas are commodities whose prices are determined based on world demand, supply and other factors, all of which are beyond our control. World prices for oil and natural gas have fluctuated widely in recent years. We expect that prices will continue to fluctuate in the future. Price fluctuations will have a significant impact upon our revenue, the return from our reserves and on our financial condition generally. Price fluctuations for oil and natural gas commodities may also impact the investment market for companies engaged in the oil and gas industry.

Factors beyond our control affect our ability to market production and our financial results.

The ability to market oil and gas produced from our wells depends upon numerous factors beyond our control. These factors include:

•	the extent of domestic production and imports of oil and gas;

•	the proximity of the gas production to gas pipelines;

•	the availability of pipeline capacity;

•	economic conditions experienced by commodity buyers;

•	the demand for oil and gas by utilities and other end users;

•	pipeline curtailments and/or delays;

•	the availability of alternative fuel sources;

•	the effects of inclement weather;

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•	state and federal regulation of oil and gas marketing; and

•	federal regulation of gas sold or transported in interstate commerce.

Additionally, world prices and markets for oil and gas are unpredictable, highly volatile, potentially subject to governmental fixing, pegging, controls, or any combination of these and other factors, and respond to changes in domestic, international, political, social, and economic environments. Also, due to worldwide economic uncertainty, the availability and cost of funds for production and other expenses have become increasingly difficult, if not impossible, to project. These changes and events may materially adversely affect our financial performance. Accordingly, we may be unable to market all of the oil or gas that we might produce. In addition, we may be unable to obtain favorable prices of the oil and gas that we might produce.

The possibility of a global financial crisis may significantly impact our business and financial condition for the foreseeable future.

The credit crisis and related turmoil in the global financial system may adversely impact our business and financial condition, and we may face challenges if conditions in the financial markets remain challenging. Our ability to access the capital markets may be restricted at a time when we would prefer or be required to raise financing. Such constraints could have a material negative impact on our flexibility to react to changing economic and business conditions. The economic situation could also have a material negative impact on the contractors upon whom we are dependent for drilling our wells, causing them to fail to meet their obligations to us. Additionally, market conditions could have a material negative impact on any crude oil hedging arrangements we may employ in the future if our counterparties are unable to perform their obligations or seek bankruptcy protection.

Risks Relating to Richfield’s Business and the Oil and Gas Industry

The following risk factors all apply in the event the merger is not consummated and Richfield is required to continue as a standalone company. In addition, some of these risk factors would likely apply to the merged entity, although in some cases somewhat mitigated by the additional resources and financing available to the post-merger entity. Unless the context requires otherwise, references in this section of “Risk Factors” to the “Company,” “we,” “our,” and “us,” refer to Richfield Oil & Gas Company, and its subsidiaries.

Our independent auditors question our ability to continue as a going concern.

Our independent registered public accounting firm’s report on our financial statements for the years ended December 31, 2013 and 2012 states that there is substantial doubt about our ability to continue as a going concern due to substantial losses from operations, negative working capital, negative cash flow, and the lack of sufficient capital, as of the date the report was issued, to support our planned capital expenditures to continue our drilling programs.

We can provide no assurance that we will be able to obtain sufficient additional financing that we need to develop our properties and alleviate doubt about our ability to continue as a going concern. If we are able to obtain sufficient additional financing proceeds, we cannot be certain that this additional financing will be available on acceptable terms, if at all. To the extent we raise additional funds by issuing equity securities, our stockholders may experience significant dilution. Any debt financing, if available, may involve restrictive covenants that impact our ability to conduct business. Inclusion of a “going concern qualification” in the report of our independent auditors or any future report may have a negative impact on our ability to obtain financing and may adversely impact our stock price.

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We have a limited operating history, and we expect that operating losses will continue for the foreseeable future.

Our losses from continuing operations were $6,799,584 in 2013 and $7,993,196 in 2012. No assurance can be given that we will achieve profitability or positive cash flows from our operations in the future. Our current cash balance, together with cash anticipated to be provided by operations, will not be sufficient to satisfy our anticipated cash requirements for normal operations and capital expenditures for the foreseeable future. There can be no assurance that our business operations will prove to be successful in the long-term. Our future operating results will depend on many factors, including:

•	our ability to raise adequate working capital;

•	success of our development and exploration;

•	demand for and prices of oil and natural gas;

•	our ability to obtain required regulatory approvals;

•	the level of our competition;

•	our ability to attract and maintain key management and employees; and

•	our ability to efficiently explore, develop and produce sufficient quantities of marketable oil or natural gas in a highly competitive and speculative environment while maintaining quality and controlling costs.

We must successfully manage the factors stated above, many of which are beyond our control, as well as continue to develop ways to enhance our production efforts to successfully execute our business plan and achieve profitable operations in the future. If our properties do not attain sufficient revenues or do not achieve profitable operations, our business may fail.

We require significant additional capital to continue operating as a going concern, which we may not obtain.

We currently have a substantial working capital deficit and require significant additional capital in the near term to continue operations. We must secure additional funding to pay our current liabilities, continue as a going concern and execute our business plan, which requires us to make large capital expenditures for the exploration and development of our oil and natural gas properties. We will require significant additional funding during the next twelve months to fund development costs, corporate overhead, payment of debt and payment of all other of our contractual obligations. Since our inception, we have financed our cash flow requirements through the issuance of common and preferred stock, short and long-term borrowings and selling working interests in our oil and natural gas properties for cash and services. Our cash and cash equivalents will continue for the foreseeable future to be depleted by our ongoing development efforts as well as our general and administrative expenses. Until we are in a position to generate significant revenues, we will continue to depend on cash provided by equity financings and debt financings or credit facilities, and sales of working interests in our properties, in order to continue operating as a going concern. Furthermore, in the event that our plans change or our assumptions change or prove inaccurate, we could be required to seek additional financing in greater amounts than is currently anticipated.

There can be no assurance that financing will be available in amounts or terms that are acceptable to us, if at all. If sufficient capital resources are not available, we might be forced to cease or significantly curtail drilling and other activities, including our plans to acquire additional acreage positions and development activities, or we might be forced to sell assets on an untimely or unfavorable basis.

Economic conditions continue to be weak and global financial markets continue to experience significant volatility and liquidity challenges. These conditions may make it more difficult for us to obtain financing. Even if we are successful in obtaining financing on acceptable terms, issuing additional equity securities to satisfy our financial requirements could cause substantial dilution to our existing stockholders and may result in a change of control. Raising additional debt financing could lead to:

•	a substantial portion of operating cash flow being dedicated to the payment of principal and interest;

•	increased vulnerability to competitive pressures and economic downturns; and

•	restrictions on our operations.

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If we do not complete the merger with Stratex, we will have the obligation to repay the amounts due under the loan agreement.

We are obligated to repay the amounts advanced to us under the loan agreement on the earlier to occur of January 30, 2015 or ten days after the effective time of the merger. Our obligations under the loan agreement are secured by a security interest in all of our assets. If the merger is not completed and we need to repay the amounts due under the loan agreement, we will need to obtain capital from other sources for that repayment because we will not otherwise have the funds needed for that repayment. There is no assurance that such capital would be available to us for such purpose. In that event, Stratex would have the right to exercise its security interest in our assets and we could be forced into bankruptcy or liquidation.

Competition in the oil and gas industry is intense, and many of our competitors have greater financial, technological and other resources than we do, which may adversely affect our ability to compete.

Competition relating to all aspects of the oil and gas industry is intense. We will actively compete for capital, skilled personnel, access to rigs and other equipment, access to processing facilities and pipeline and refining capacity and in all other aspects of our operations with a substantial number of other organizations, many of which will have greater technical and financial resources. Our competitors who possess greater technical and financial resources than we do may be able to pay more for productive oil and gas properties and exploratory prospects and to evaluate, bid for and purchase a greater number of properties and prospects than our financial or personnel resources permit.

We may be unable to acquire or develop additional reserves, in which case our results of operations and financial condition would be adversely affected.

In general, production from oil and gas properties declines over time as reserves are depleted, with the rate of decline depending on reservoir characteristics. If we are not successful in our exploration and development activities or in acquiring additional properties containing proved reserves, our proved reserves will decline as reserves are produced. Our future oil and gas production is highly dependent upon our ability to economically find, develop or acquire reserves in commercial quantities.

To the extent cash flow from operations is reduced, either due to a decrease in prevailing prices for oil and gas or an increase in exploration and development costs, and external sources of capital become limited or unavailable, our ability to make the necessary capital investment to maintain or expand our asset base of oil and gas reserves would be impaired. Even with sufficient available capital, our future exploration and development activities may not result in additional proved reserves, and we might not be able to drill productive wells at acceptable costs.

Our oil and gas reserves, production, and cash flows to be derived therefrom are highly dependent on our ability to successfully acquire or discover new reserves. Without the continual addition of new reserves, any existing reserves we may have at any particular time and the production therefrom will decline over time as such existing reserves are exploited. A future increase in our reserves will depend not only on our ability to develop any properties we may have from time to time, but also on our ability to select and acquire suitable producing properties or projects. There can be no assurance that our future exploration and development efforts will result in the discovery and development of additional commercial accumulations of oil and gas. Competition may also be presented by alternate fuel sources.

Our projects may be adversely affected by risks outside of our control including labor unrest, civil disorder, war, subversive activities or sabotage, fires, floods, explosions or other catastrophes, epidemics or quarantine restrictions.

Our inability to control the inherent risks of acquiring businesses and assets could adversely affect our operations.

Acquisitions are a key element of our business strategy. We cannot assure you that we will be able to identify and acquire acceptable properties or businesses on terms favorable to us in the future. We may be required to incur substantial indebtedness to finance future acquisitions. Such additional debt service requirements may impose a significant burden on our results of operations and financial condition. We cannot assure you that we will be able to successfully consolidate the operations and assets we acquire with our existing business. The integration of acquired operations and assets may require substantial management effort, time and resources and may divert management’s focus from other strategic opportunities and operational matters. Acquisitions may not perform as expected when the transaction was consummated and may be dilutive to our overall operating results. In addition, our management may not be able to effectively manage our increased size or operate a new line of business.

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Substantially all of our producing properties and operations are located in the west and mid-west of the United States, making us vulnerable to risks associated with operating in two major geographic areas.

All of our proved reserves and all of our expected oil and gas production are located in Kansas, Utah and Wyoming. As a result, we may be disproportionately exposed to the impact of delays or interruptions of production from these wells caused by transportation capacity constraints, curtailment of production, availability of equipment, facilities, personnel or services, significant governmental regulation, natural disasters, adverse weather conditions, plant closures for scheduled maintenance or interruption of transportation of oil or gas produced from the wells in these areas. In addition, the effect of fluctuations on supply and demand may become more pronounced within specific geographic oil and gas producing areas which may cause these conditions to occur with greater frequency or magnify the effect of these conditions on us. Due to the concentrated nature of our portfolio of properties, a number of these properties could experience many of the same conditions at the same time, resulting in a relatively greater impact on our results of operations than they might have on other companies that have a more diversified portfolio of properties. Such delays or interruptions could have a material adverse effect on our financial condition and results of operations.

If ultimate production associated with these properties is less than our estimated reserves, or changes in pricing, cost or recovery assumptions in the area results in a downward revision of any estimated reserves in these properties, our business, financial condition or results of operations could be adversely affected.

Seasonal weather conditions and other factors could adversely affect our ability to conduct drilling activities.

The level of activity in the oil and gas industry in the west and mid-west of the U.S. is influenced by seasonal weather patterns. In some climates, drilling and oil and gas activities cannot be conducted as effectively during the winter months. In other climates, a mild winter or wet spring may result in limited access and, as a result, reduced operations or a cessation of operations. Municipalities and state transportation departments enforce road bans that restrict the movement of drilling rigs and other heavy equipment during periods of wet weather, thereby reducing activity levels. Seasonal factors and unexpected weather patterns may lead to declines in exploration and production activity and corresponding declines in the demand for our oil and gas.

Severe weather conditions limit and may temporarily halt the ability to operate during such conditions. These constraints and the resulting shortages or high costs could delay or temporarily halt our oil and gas operations and materially increase our operating and capital costs, which could have a material adverse effect on our business, financial condition and results of operations.

Federal and state legislative and regulatory initiatives relating to hydraulic fracturing could result in increased costs and additional operating restrictions or delays.

We expect to develop certain of our properties in Kansas and Wyoming utilizing horizontal drilling and hydraulic fracturing. The U.S. Congress is considering legislation that would amend the federal Safe Drinking Water Act by repealing an exemption for the underground injection of hydraulic fracturing fluids near drinking water sources. Hydraulic fracturing is an important and commonly used process for the completion of crude oil and natural gas wells in shale formations, and involves the pressurized injection of water, sand and chemicals into rock formations to stimulate production. Sponsors of the legislation have asserted that chemicals used in the fracturing process could adversely affect drinking water supplies. If enacted, the legislation could result in additional regulatory burdens such as permitting, construction, financial assurance, monitoring, recordkeeping, and plugging and abandonment requirements. The legislation also proposes requiring the disclosure of chemical constituents used in the fracturing process to state or federal regulatory authorities, who would then make such information publicly available. The availability of this information could make it easier for third parties opposing the hydraulic fracturing process to initiate legal proceedings based on allegations that specific chemicals used in the fracturing process could adversely affect groundwater. In addition, various state and local governments are considering increased regulatory oversight of hydraulic fracturing through additional permit requirements, operational restrictions, and temporary or permanent bans on hydraulic fracturing in certain environmentally sensitive areas such as watersheds. The adoption of any federal or state legislation or implementation of regulations imposing reporting obligations on, or otherwise limiting, the hydraulic fracturing process could lead to operational delays or increased operating costs and could result in additional regulatory burdens that could make it more difficult to perform hydraulic fracturing and increase our costs of compliance and doing business.

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Acreage must be drilled before lease expiration, generally within two to five years, in order to hold the acreage by production. In the highly competitive market for acreage, failure to drill sufficient wells in order to hold acreage will result in a substantial lease renewal cost or if renewal is not feasible, loss of our lease and prospective drilling opportunities.

Our mineral leases are subject to expiration if we do not commence development operations that result in production within a proscribed term. Each of the leases relating to undeveloped acreage summarized below will expire at the end of its term unless we renew the lease, initiate development operations or establish production from the acreage. While we expect to establish production from most of our properties or exercise our option to extend prior to expiration of the applicable lease term, there can be no guarantee we can do so. If we are unable to establish production on our leased acreage, the cost to renew leases may increase significantly and we may not be able to renew such leases on commercially reasonable terms or at all. As of December 31, 2013 the leases set to expire during the years ending December 31, 2014, 2015 and 2016 are set forth below:

	Acreage Expirations
Years Ending December 31,	Gross	Net
2014	5,820	5,192
2015	2,903	2,354
2016	80	72
Total	8,803	7,618

We depend on drilling partners for the successful development and exploitation of certain oil and gas properties in which we hold an interest.

We do not operate all oil and gas properties in which we hold an interest. As a result, we have limited influence and control over the operation of properties we do not operate. The success and timing of drilling, development and exploitation activities on properties operated by others depend on a number of factors that are beyond our control, including the operator’s expertise and financial resources, approval of other participants for drilling wells and utilization of appropriate technology. If our drilling partners are unable or unwilling to perform, our financial condition and results of operation could be adversely affected.

The loss of our directors or key management and technical personnel or our inability to attract and retain experienced technical personnel could adversely affect our ability to operate our business.

We depend, to a large extent, on the efforts and continued employment of our senior management team. At this time, the loss of certain key individuals could adversely affect our business operations. Successful exploration, development and commercialization of oil and gas interests rely on a number of factors, including the technical skill of the personnel involved. Our success will depend, in part, on the performance of our key managers and consultants. Failure to attract and retain managers, consultants and other key personnel with the necessary skills and experience could have a materially adverse effect on our growth and profitability.

We may not be insured against all of the operating hazards to which our business is exposed.

The ownership and operation of oil and gas wells, pipelines and facilities involve a number of operating and natural hazards which may result in blowouts, environmental damage and other unexpected or dangerous conditions resulting in damage to our properties and potential liability to third parties for property damage, environmental damage or personal injury. We intend to employ prudent risk-management practices and maintain suitable liability insurance, where available. We may become liable for damages arising from such events against which we cannot insure or against which we may elect not to insure because of high premium costs or other reasons. Costs incurred to repair such damage or pay such liabilities could have a material adverse effect on us, our operations and financial condition.

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Our properties may be subject to title claims in the future.

Title to oil and gas interests is often not capable of conclusive determination without incurring substantial expense. While it is our practice to make appropriate inquiries into the title of properties and other development rights we acquire, title defects may exist. In addition, we may be unable to obtain adequate insurance for title defects, on a commercially reasonable basis or at all. If title defects do exist, it is possible that we may lose all or a portion of our right, title and interests in and to the properties to which the title defects relate. If our property rights are reduced, our ability to conduct our exploration, development and production activities may be impaired.

We may be exposed to third-party credit risk and defaults by third parties could adversely affect us.

We are or may be exposed to third-party credit risk through our contractual arrangements with our current or future customers, joint venture partners, marketers of our petroleum production and other parties. In the event such entities fail to meet their contractual obligations to us, such failures could have a material adverse effect on us and our funds from operations.

A substantial or extended decline in oil and natural gas prices may adversely affect our business, financial condition or results of operations and our ability to meet our capital expenditure obligations and financial commitments.

The prices we receive for our oil and natural gas production heavily influence our revenue, profitability, access to capital and future rate of growth. Oil and natural gas are commodities and, therefore, their prices are subject to wide fluctuations in response to relatively minor changes in supply and demand. Historically, the markets for oil and natural gas have been volatile. These markets will likely continue to be volatile in the future. The prices we receive for our production, and the levels of our production, depend on numerous factors beyond our control. These factors include, but are not limited to, the following:

•	changes in regional, national and/or global supply and demand for oil and natural gas;

•	the actions of the Organization of Petroleum Exporting Countries;

•	the price and quantity of imports of foreign oil and natural gas;

•	political and economic conditions, including embargoes, in crude oil-producing countries or affecting other crude oil-producing activity;

•	the level of regional, national and/or global oil and natural gas exploration and production activity;

•	the level of regional, national and/or global oil and natural gas inventories;

•	weather conditions;

•	technological advances affecting energy consumption;

•	domestic and foreign governmental regulations and tax laws;

•	proximity and capacity of oil and natural gas pipelines and other transportation facilities;

•	the price and availability of competitors’ supplies of oil and natural gas in captive market areas; and

•	the price and availability of alternative fuels.

Lower oil and natural gas prices may not only decrease our revenues on a per unit basis but also may reduce the amount of oil and natural gas that we can produce economically. Our reserve base is heavily weighted towards oil producing properties which are utilizing or will utilize secondary recovery methods characterized by higher operating costs than many other types of fields, such as oil fields in their primary recovery stage or natural gas fields. The higher operating costs associated with many of our oil fields will make our profitability more sensitive to oil price declines. Lower prices will also negatively impact the value and quantity of our proved and unproved reserves. A substantial or extended decline in oil or natural gas prices may materially and adversely affect our future business, financial condition, results of operations, liquidity or ability to finance planned capital expenditures.

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Drilling for and producing oil and natural gas are high-risk activities with many uncertainties that could adversely affect our business, financial condition or results of operations.

Oil operations involve many risks, many of which are beyond our control. Our long-term commercial success depends on our ability to find, acquire, develop and commercially produce oil and natural gas reserves. Without the continual addition of new reserves, our existing reserves and the production therefrom will decline over time as such reserves are exploited. A future increase in our reserves will depend not only on our ability to explore and develop our existing properties, but also on our ability to select and acquire suitable producing properties or projects. We can give no assurance that we will continue to locate satisfactory properties for acquisition or participation. Moreover, if we identify suitable properties for acquisition or participation, we may determine that current markets, terms of acquisition and participation or pricing conditions make such acquisitions or participations uneconomic. We have no assurance that we will discover or acquire further commercial quantities of oil and natural gas.

Future oil and natural gas exploration may involve unprofitable efforts, not only from dry wells, but from wells that are productive but do not produce sufficient net revenues to return a profit after drilling, operating and other costs. Completion of a well does not assure a profit on the investment or recovery of drilling, completion and operating costs. In addition, drilling hazards or environmental damage could greatly increase the cost of operations, and various field operating conditions may adversely affect the production from successful wells. These conditions include:

•	delays imposed by or resulting from compliance with regulatory requirements;

•	pressure or irregularities in geological formations;

•	shortages of or delays in obtaining equipment and qualified personnel;

•	equipment failures or accidents;

•	adverse weather conditions;

•	reductions in oil and natural gas prices;

•	oil and natural gas property title problems; and

•	market limitations for oil and natural gas.

While diligent well supervision and effective maintenance operations can contribute to maximizing production rates over time, production delays and declines from normal field operating conditions cannot be eliminated and can be expected to adversely affect revenue and cash flow levels to varying degrees.

Our oil exploration, development and production activities are subject to all the risks and hazards typically associated with such activities, including hazards such as fire, explosion, blowouts, cratering, sour natural gas releases and spills. Each of these hazards could result in personal injury or death, or substantial damage to oil and natural gas wells, production facilities, other property and the environment. In accordance with industry practice, we are not fully insured against all of these risks, nor are all such risks insurable. Although we maintain liability insurance in an amount that is considered consistent with industry practice, the nature of these risks is such that liabilities could exceed policy limits, in which event we could incur significant costs that could have a material adverse effect upon our financial condition. Our oil and natural gas production activities are also subject to all the risks typically associated with such activities, including encountering unexpected formations or pressures, premature decline of reservoirs and the invasion of water into producing formations. Losses resulting from the occurrence of any of these risks could have a material adverse effect on our future results of operations, liquidity and financial condition.

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Upon a commercial discovery, market conditions or operational impediments may hinder our access to oil and natural gas markets or delay its production.

Upon a commercial discovery, the marketability of our production depends in part upon the availability, proximity and capacity of pipelines, trucks, railways, storage, gathering systems and processing facilities. This dependence is heightened where this infrastructure is less developed. Therefore, if drilling results are positive in certain areas, we would need to build production facilities to handle the potential volume of oil and natural gas produced. We might be required to shut in wells, at least temporarily, due to the inadequacy or unavailability of transportation facilities. If that were to occur, we would be unable to realize revenue from those wells until we could make arrangements to deliver production to market.

Our ability to produce and market oil and natural gas is affected and also may be harmed by:

•	the lack of transportation, storage, pipeline transmission facilities or carrying capacity;

•	government regulation of oil and natural gas production;

•	government transportation, tax and energy policies;

•	changes in supply and demand; and

•	general economic conditions.

Shortages of rigs, equipment, supplies and personnel could delay or otherwise adversely affect our cost of operations or our ability to operate according to our business plan.

Oil and natural gas exploration and development activities are dependent on the availability of drilling and related equipment and qualified personnel in the particular areas where such activities will be conducted. Due to drilling activity increases, a general shortage of drilling rigs, equipment, supplies and personnel has developed. As a result, the costs and delivery times to oil and natural gas operators have sharply increased and could do so again. The demand for and wage rates of qualified drilling rig crews generally rise in response to the increasing number of active rigs in service and could increase sharply in the event of a shortage. Shortages of drilling rigs, equipment, supplies or personnel could delay or adversely affect our development operations, which could have a material adverse effect on our business, financial condition and results of operations.

Reserve estimates are based on many assumptions that may turn out to be inaccurate. Any significant inaccuracies in these reserve estimates or underlying assumptions may materially affect the quantities and present value of our reserves.

The information concerning reserves and associated cash flow represents estimates only. The process of estimating oil and natural gas reserves is complex. It requires interpretations of available geological, geophysical, production and engineering data and many assumptions, including assumptions relating to economic factors and other factors beyond our control. The extent, quality and reliability of this technical data can vary. Any significant inaccuracies in these interpretations or assumptions could materially affect the estimated quantities and present value of reserves. In general, estimates of economically recoverable oil reserves and the future net cash flows therefrom are based upon a number of variable factors and assumptions, including the following, all of which may vary from actual results:

•	historical production from the properties,

•	production rates,

•	ultimate reserve recovery,

•	timing and amount of capital expenditures,

•	marketability of oil and natural gas,

•	royalty rates, and

•	the assumed effects of regulation by governmental agencies and future operating costs.

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For those reasons, estimates of the economically recoverable oil and natural gas reserves attributable to any particular group of properties, classification of such reserves based on risk of recovery and estimates of future net revenues expected therefrom prepared by different engineers, or by the same engineers at different times, may vary. Our actual production, revenues, taxes and development and operating expenditures with respect to our reserves will vary from estimates thereof and such variations could be material. Further, evaluations are based, in part, on the assumed success of the exploitation activities intended to be undertaken in future years. The reserves and estimated cash flows to be derived therefrom contained in such evaluations will be reduced to the extent that such exploitation activities do not achieve the level of success assumed in the evaluation.

Estimates of proved reserves that may be developed and produced in the future are often based upon volumetric calculations and upon analogy to similar types of reserves rather than actual production history. Estimates based on these methods are generally less reliable than those based on actual production history. Subsequent evaluation of the same reserves based upon production history and production practices will result in variations in the estimated reserves and such variations could be material. Many of our producing wells have a limited production history and thus there is less historical production on which to base the reserves estimates. In addition, a significant portion of our reserves may be attributable to a limited number of wells and, therefore, a variation in production results or reservoir characteristics in respect to such wells may have a significant impact upon our reserves.

In accordance with applicable disclosure regulations of the SEC, our independent petroleum engineers, Pinnacle Energy Services L.L.C. , located in Oklahoma City, Oklahoma (“Pinnacle”), has used forecast price and cost estimates in calculating reserve quantities. Actual future net cash flows will be affected by other factors such as actual production levels and timing, actual prices we receive for oil and natural gas, actual cost of development and production expenditures, supply and demand for oil and natural gas, curtailments or increases in consumption by oil and natural gas purchasers, changes in governmental regulation or taxation and the impact of inflation on costs. Actual production and cash flows derived therefrom will vary from the estimates contained in the 2013 Pinnacle Reserve Report, and such variations could be material. The 2013 Pinnacle Reserve Report is based in part on the assumed success of activities we intend to undertake in future years. The reserves and estimated cash flows to be derived therefrom contained in the 2013 Pinnacle Reserve Report will be reduced to the extent that such activities do not achieve the level of success assumed in the 2013 Pinnacle Reserve Report.

The 2013 Pinnacle Reserve Report sets forth estimates of our reserves as of December 31, 2013 and has not been updated and thus does not reflect changes in our resources since that date.

If our costs of production continue to exceed the estimated costs contained in the 2013 Pinnacle Reserve Report, our affected properties’ reserves will be removed.

We have experienced high costs of production in the initial operation of our wells. If this high cost continues above the estimated costs contained in the 2013 Pinnacle Reserve Report, extraction of hydrocarbons from our affected properties may not be economically viable, in which case the affected reserves would be removed from our reserve report.

Prospects that we decide to drill may not yield oil or natural gas in commercially viable quantities.

Our prospects are in various stages of evaluation. There is no way to predict with certainty in advance of drilling and testing whether any particular prospect will yield oil or natural gas in sufficient quantities to recover drilling or completion costs or to be economically viable. The use of seismic data and other technologies, and the study of producing fields in the same area, will not enable us to know conclusively before drilling whether oil or natural gas will be present or, if present, whether oil or natural gas will be present in commercially viable quantities. Moreover, the analogies we draw from available data from other wells, more fully explored prospects or producing fields may not be applicable to our drilling prospects.

We are subject to complex laws and regulations, including environmental regulations, that can have a material adverse effect on the cost, manner and feasibility of doing business.

Oil and natural gas operations (exploration, production, pricing, marketing and transportation) are subject to extensive controls and regulations imposed by various levels of government and may be amended from time to time. Our operations may require licenses from various governmental authorities. There can be no assurance that we will be able to obtain all necessary licenses and permits that may be required to carry out exploration and development at our projects.

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The oil and gas industry is subject to regulation, enforcement and intervention by governments in such matters as:

•	awarding and licensing of exploration and production interests;

•	imposition of specific drilling obligations, and requirements (including drilling bonds and permits for drilling, water discharge and disposal, air quality and noise levels);

•	imposition of pollution controls and environmental protection;

•	regulation of health and safety effects and offshore activity and operations;

•	control over the development, decommissioning and abandonment of fields (including restrictions on production);

•	imposition of reporting obligations;

•	regulation of prices, taxes, royalties and exploration for oil and natural gas;

•	cancellation of contract rights; and

•	imposition of rights-of-way and easements.

Under these laws, we could be subject to claims for personal injury or property damages, including natural resource damages, which may result from the impacts of our operations. Failure to comply with these laws also may result in the suspension or termination of our operations and subject us to administrative, civil and criminal penalties. Additionally, such regulation may be changed from time to time in response to economic or political conditions. The implementation of new legislation or regulations or the modification of existing legislation or regulations affecting the oil and gas industry could reduce demand for crude oil, increase costs and may have a material adverse impact on us. Export sales are subject to the authorization of government agencies and the corresponding governmental policies of foreign countries.

Our operations expose us to substantial costs and liabilities with respect to environmental matters.

The oil and gas industry is subject to environmental regulations pursuant to local, state and federal legislation. These laws and regulations may require the acquisition of a permit before drilling commences, restrict the types, quantities and concentration of substances that can be released into the environment in connection with our drilling and production activities, limit or prohibit drilling activities within certain lands lying within wilderness and other protected areas, and impose substantial liabilities for pollution that may result from our operations. Under existing environmental laws and regulations, we could be held strictly liable for the removal or remediation of previously released materials or property contamination regardless of whether the release resulted from our operations, or our operations were in compliance with all applicable laws at the time they were performed. Should we be unable to fully fund the cost of remedying an environmental liability, we might be required to suspend operations or enter into interim compliance measures pending completion of the required remedy. Environmental legislation is evolving in a manner expected to result in stricter standards and enforcement, larger fines and liability and potentially increased capital expenditures and operating costs. The discharge of oil, natural gas or other pollutants into the air, soil or water may give rise to liabilities to governments and third parties and may require us to incur costs to remedy such discharge. Although we believe that we are in material compliance with current applicable environmental regulations, we can give no assurance that environmental laws will not result in a curtailment of production or a material increase in the costs of production, development or exploration activities or otherwise adversely affect our financial condition, results of operations or prospects.

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Our current development plans include drilling several horizontal wells and utilizing hydraulic fracturing, which is subject to a range of applicable federal, state and local laws. Hydraulic fracturing operations are designed and operated to minimize the risk, if any, of subsurface migration of hydraulic fracturing fluids and spillage or mishandling of hydraulic fracturing fluids. However, a proven case of subsurface migration of hydraulic fracturing fluids or a case of spillage or mishandling of hydraulic fracturing fluids during these activities could potentially subject us to civil and/or criminal liability and the possibility of substantial costs, including environmental remediation, depending on the circumstances of the underground migration, spillage, or mishandling, the nature and scope of the underground migration, spillage, or mishandling, and the applicable laws and regulations. In addition, the practice of hydraulically fracturing formations to stimulate the production of natural gas and oil has come under increased scrutiny from federal and state governmental authorities. New regulations concerning hydraulic fracturing could be passed that would materially adversely affect our affect our ability to economically explore and develop our oil and natural gas properties.

Possible regulation related to climate change and global warming could have a negative impact on our business.

Federal and state governments are considering enacting new legislation and promulgating new regulations governing or restricting the emission of greenhouse gases from certain stationary sources common in our industry. The EPA has made findings and issued proposed regulations that could lead to the imposition of restrictions on greenhouse gas emissions from certain stationary sources and that could require us to establish and report an inventory of greenhouse gas emissions. In addition, the U.S. Congress is in the process of considering various bills that would establish an economy-wide cap-and-trade program to reduce U.S. emissions of greenhouse gases, including carbon dioxide and methane. Such a program, if enacted, could require phased reductions in greenhouse gas emissions over a number of years and could result in the issuance of a declining number of tradable allowances to sources that emit greenhouse gases into the atmosphere. Legislation and regulatory proposals for restricting greenhouse gas emissions or otherwise addressing climate change could require us to incur additional operating costs and could adversely affect demand for our oil and natural gas. Potential increases in operating costs could include new or increased costs to obtain permits, operate and maintain equipment and facilities, install new emission controls on equipment and facilities, acquire allowances to authorize greenhouse gas emissions, pay taxes related to greenhouse gas emissions and administer and manage a greenhouse gas emissions program. Moreover, incentives to conserve energy or use alternative energy sources could reduce demand for oil and natural gas.

In addition to the usual delays in payments by purchasers of oil and natural gas to us or to the operators, and the delays by operators in remitting payment to us, payments between these parties may be delayed due to restrictions imposed by lenders, accounting delays, delays in the sale or delivery of products, delays in the connection of wells to a gathering system, adjustment for prior periods, or recovery by the operator of expenses incurred in the operation of the properties. Any of these delays could reduce the amount of cash flow available for our business in a given period and expose us to additional third-party credit risks.

Alternatives to and changing demand for petroleum products.

Fuel conservation measures, alternative fuel requirements, increasing consumer demand for alternatives to oil and natural gas and technological advances in fuel economy and energy generation devices could reduce the demand for crude oil and other liquid hydrocarbons. We cannot predict the impact of changing demand for oil and natural gas products, and any major changes may have a material adverse effect on our business, financial condition, results of operations and cash flows.

Proposals to increase U.S. federal income taxation of independent producers may negatively affect our results.

Recently, U.S. federal budget proposals would potentially increase and accelerate the payment of federal income taxes of independent producers of oil and natural gas. Proposals that would significantly affect us would repeal the expensing of intangible drilling costs, repeal the percentage depletion allowance and increase the amortization period of geological and geophysical expenses. These changes, if enacted, will make it more costly to explore for and develop oil and natural gas resources. We are unable to predict whether any changes, or other proposals to such laws, ultimately will be enacted. Any such changes could negatively impact our cash flows and future operating results.

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Risks Relating to Stratex’s Common Stock

Unless the context requires otherwise, references in this section of “Risk Factors” to the “Company,” “we,” “our,” and “us,” refer to Stratex Oil & Gas Holdings, Inc., and references to stock or shares are to Stratex’s common stock.

The value and transferability of shares may be adversely impacted by the limited trading market for our stock on the OTCQB, which is a quotation system, not an issuer listing service, market or exchange. Because buying and selling stock on the OTCQB is not as efficient as buying and selling stock through an exchange, it may be difficult for you to sell your shares or you may not be able to sell your shares for an optimum trading price.

The OTCQB is a regulated quotation service that displays real-time quotes, last sale prices and volume limitations in over-the-counter securities. When fewer shares of a security are being traded on the OTCQB, volatility of prices may increase and price movement may outpace the ability to deliver accurate quote information. Lower trading volumes in a security may result in a lower likelihood of an individual’s orders being executed, and current prices may differ significantly from the price quoted by the OTCQB at the time of order entry. The dealer’s spread (the difference between the bid and ask prices) may be large and may result in substantial losses to the seller of securities on the OTCQB if the common stock or other security must be sold immediately.

The trading price of our common stock historically has been volatile and may not reflect its value.

The trading price of our common stock has, from time to time, fluctuated widely and in the future may be subject to similar fluctuations. The trading price may be affected by a number of factors including the risk factors set forth herein, as well as our operating results, financial condition, general economic conditions, market demand for our common stock, and various other events or factors both in and out of our control. In recent years, broad stock market indices, in general, and smaller capitalization companies, in particular, have experienced substantial price fluctuations. In a volatile market, we may experience wide fluctuations in the market price of our common stock. These fluctuations may have a negative effect on the market price of our common stock.

If securities analysts do not initiate coverage, discontinue any such coverage of our common stock, or publish unfavorable research or reports about our business, this may have a negative impact on the market price of our common stock.

The trading market for our common stock may be affected by, among other things, the research and reports that securities analysts publish about our business and our company. We do not have any control over these analysts. There is no guarantee that securities analysts will cover our common stock. If securities analysts do not cover our common stock, the lack of research coverage may adversely affect its market price. If we are covered by securities analysts, and our stock is the subject of an unfavorable report, our stock price and trading volume would likely decline. If one or more of these analysts ceases to cover our company or fails to publish regular reports on us, we could lose visibility in the financial markets, which could cause our stock price or trading volume to decline.

Certain of our stockholders could own in excess of 10% of our issued and outstanding shares of common stock; this ownership interest may preclude other stockholders from influencing significant corporate decisions.

Following the merger, certain of our stockholders could own in excess of 10% of our issued and outstanding shares of common stock; as a result, these stockholders may be able to exercise a controlling influence over matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions, and may have significant control over our management and policies. These stockholders’ interests may at times be different from yours. For example, they may support proposals and actions which you disagree with or which are not in your interests. The concentration of ownership could delay or prevent a change in control of our company or otherwise discourage a potential acquirer from attempting to obtain control of our company, which in turn could reduce the price of our common stock. In addition, these stockholders could use their voting influence to maintain our existing management and directors in office, delay or prevent changes of control of our company, or support or reject other management and board of director proposals that are subject to stockholder approval, such as amendments to our employee stock plans and approvals of significant financing transactions. For detailed information regarding share ownership see “SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT— Stratex” beginning on page 84.

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Our directors and executive officers control a significant portion of our stock and, if they choose to vote together, could have sufficient voting power to control the vote on substantially all corporate matters.

After giving effect to the merger, our directors and executive officers will beneficially own a significant percentage of our outstanding common stock. Our directors and executive officers, in their capacities as stockholders, may have significant influence over our policies and affairs, including the election of future directors. Should they act as a group, they would have the power to elect all of our directors and to control the vote on substantially all other corporate matters without the approval of other stockholders. Furthermore, such concentration of voting power could enable those stockholders to delay or prevent another party from taking control of our company even where such change of control transaction might be desirable to other stockholders.

We may compete for the time and efforts of our officers and directors.

Certain of the persons who will be officers and/or directors of Stratex after the merger are also directors and/or employees of other companies. Except for Messrs. Funk and Gaines none of our directors anticipates devoting the majority of their time to our matters. Except for Messrs. Gaines, Funk amd Cohen, we currently have no consulting or employment agreements with any of our directors or officers imposing any specific condition regarding their continued employment by us.

We have a large number of restricted shares outstanding, a portion of which may be sold under Rule 144 which may reduce the market price of our shares.

A significant portion of the shares of our common stock that will be issued and outstanding after giving effect to the merger (assuming no exercises of options or warrants of either Stratex or Richfield subsequent to the date of this proxy statement/prospectus),will be deemed “restricted securities,” within the meaning of Rule 144 of the Securities Act (“Rule 144”). Absent registration under the Securities Act, the sale of such shares is subject to Rule 144, as promulgated under the Securities Act.

Rule 144 under the Securities Act, which permits the resale, subject to various terms and conditions, of limited amounts of restricted securities after they have been held for a minimum holding period will not immediately apply to our common stock because we were at one time designated as a “shell company.” Pursuant to Rule 144(i), securities issued by a current or former “shell company” that otherwise meet the holding period and other requirements of Rule 144 nevertheless cannot be sold in reliance on Rule 144 until one year after the date on which the issuer filed current “Form 10 Information” (as defined in Rule 144(i)) with the SEC reflecting that it ceased being a shell company, and provided that at the time of a proposed sale pursuant to Rule 144, the issuer has satisfied certain reporting requirements under the Exchange Act. We believe this requirement to file “Form 10 Information” has been satisfied by the filing by Stratex of a Current Report on Form 8-K/A on February 27, 2013. Because, as a former “shell company,” the reporting requirements of Rule 144(i) will apply regardless of holding period, the restrictive legends on certificates cannot be removed except in connection with an actual sale that is subject to an effective registration statement under, or an applicable exemption (including under Rule 144) from the registration requirements of, the Securities Act.

The possibility that substantial amounts of our common stock may be sold under Rule 144 into the public market may adversely affect prevailing market prices for the common stock and could impair our ability to raise capital in the future through the sale of equity securities.

There are options to purchase shares of our common stock currently outstanding.

After giving effect to the merger, we will have options outstanding to purchase an aggregate of approximately 15,850,000 shares of our common stock to various persons. The exercise prices of these options will range from $0.08 to $0.50, of which 14,350,000 have vested as of the date of this proxy statement/prospectus. If issued, the shares underlying these options would increase the number of shares of our common stock currently outstanding and will dilute the holdings and voting rights of our then-existing stockholders.

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There are warrants to purchase shares of our common stock issued which, if exercised, may obligate us to issue a significant number of shares of our common stock at prices below the market price for our common stock, which may cause significant dilution to our existing stockholders.

After giving effect to the merger, there are warrants issued and outstanding which, if exercised, would obligate us to issue additional shares of our common stock to the holders of those warrants. The exercise price of the warrants may be substantially lower than the quoted price for our common stock at the time of exercise. To the extent that we do issue any shares of common stock upon the exercise of any of the warrants, such issuance may cause significant dilution to our stockholders.

There are convertible promissory notes outstanding.

After giving effect to the merger, there are up to 60,007,367 shares of our common stock that may be acquired upon the conversion of outstanding convertible promissory notes. The conversion price of the convertible notes may be substantially lower than the quoted price for our common stock at the time of conversion. To the extent that we do issue any shares of common stock upon the conversion of any of the convertible notes, such issuance may cause significant dilution to our stockholders.

We have the ability to issue additional shares of our common stock without asking for stockholder approval, which could cause your investment to be diluted.

Our Articles of Incorporation authorize our Board of Directors to issue up to 750,000,000 shares of common stock and up to 400 shares of preferred stock. The power of our Board of Directors to issue shares of common stock or warrants or options to purchase shares of common stock is generally not subject to stockholder approval.

Accordingly, any time our Board of Directors determines that it is in the best interests of the corporation to issue shares of its preferred stock common stock, your investment will be diluted.

We may issue preferred stock which may have greater rights than our common stock.

Our Articles of Incorporation authorize our Board to issue up to 400 shares of preferred stock. Currently there are no shares of preferred stock that are issued and outstanding. We may issue shares of our preferred stock in one or more series in the future and can set the terms of the preferred stock without seeking any further approval from our common stockholders. Any preferred stock that we issue may rank ahead of our common stock in terms of dividend priority or liquidation premiums and may have greater voting rights than our common stock. In addition, such preferred stock may contain provisions allowing them to be converted into shares of common stock, which could dilute the value of common stock to current stockholders and could adversely affect the market price, if any, of our common stock.

Our compliance with changing laws and rules regarding corporate governance and public disclosure may result in additional expenses to us which, in turn, may adversely affect our ability to continue our operations.

Keeping abreast of, and in compliance with, changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002, new SEC regulations and, in the event we are ever listed on a stock exchange, stock exchange rules, will require an increased amount of management attention and external resources. Following the merger, we intend to continue to invest all reasonably necessary resources to comply with evolving standards, which may result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities. This could have an adverse impact on our ongoing operations.

Our common stock is a “penny stock,” and because “penny stock” rules will apply, you may find it difficult to sell the shares of our common stock.

Our common stock is a “penny stock” as that term is defined under Rule 3a51-1 of the Exchange Act. Generally, a “penny stock” is a common stock that is not listed on a securities exchange and trades for less than $5.00 a share. Prices often are not available to buyers and sellers and the market may be very limited. Penny stocks are among the riskiest equity investments. Broker-dealers who sell penny stocks must provide purchasers of these stocks with a standardized risk-disclosure document prepared by the Securities and Exchange Commission. The document provides information about penny stocks and the nature and level of risks involved in investing in the penny stock market. A broker must also give a purchaser, orally or in writing, bid and offer quotations and information regarding broker and salesperson compensation, make a written determination that the penny stock is a suitable investment for the purchaser, and obtain the purchaser’s written agreement to the purchase. Many brokers choose not to participate in penny stock transactions. Because of the penny stock rules, there is less trading activity in penny stocks and you are likely to have difficulty selling your shares.

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FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, the Financial Industry Regulatory Authority (“FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker/dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

We do not intend to pay dividends for the foreseeable future.

We have never paid cash dividends on our common stock. We currently intend to retain future earnings, if any, to support the development and expansion of our business and do not anticipate paying cash dividends in the foreseeable future. Our payment of any future dividends will be at the discretion of our Board after taking into account various factors, including but not limited to our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize their investment.

Investor relations activities, nominal “float” and supply and demand factors may affect the price of our stock.

We expect to utilize various techniques such as non-deal road shows and investor relations campaigns in order to create investor awareness of us. These campaigns may include personal, video and telephone conferences with investors and prospective investors in which our business practices are described. We may provide compensation to investor relations firms and pay for newsletters, websites, mailings and email campaigns that are produced by third parties based upon publicly-available information concerning us. We will not be responsible for the content of analyst reports and other writings and communications by investor relations firms, or from other publicly available information, not authorized by us. We do not intend to review or approve the content of such analysts’ reports or other materials based upon analysts’ own research or methods. Investor relations firms should generally disclose when they are compensated for their efforts, but whether such disclosure is made or complete is not under our control. In addition, our investors may be willing, from time to time, to encourage investor awareness through similar activities. Investor awareness activities may also be suspended or discontinued which may impact the trading market our common stock.

The SEC and FINRA enforce various statutes and regulations intended to prevent manipulative or deceptive devices in connection with the purchase or sale of any security and carefully scrutinize trading patterns and company news and other communications for false or misleading information, particularly in cases where the hallmarks of “pump and dump” activities may exist, such as rapid share price increases or decreases. We and our stockholders may be subjected to enhanced regulatory scrutiny and the limited trading markets in which our shares may be offered or sold which have often been associated with improper activities concerning penny-stocks, such as the OTC Bulletin Board, the OTCQB or OTC Pink. Securities regulators have often cited thinly-traded markets, small numbers of holders, and awareness campaigns as components of their claims of price manipulation and other violations of law when combined with manipulative trading, such as wash sales, matched orders or other manipulative trading timed to coincide with false or touting press releases. There can be no assurance that our or third parties’ activities, or the small number of potential sellers or small percentage of stock in the “float,” or determinations by purchasers or holders as to when or under what circumstances or at what prices they may be willing to buy or sell stock will not artificially impact (or would be claimed by regulators to have affected) the normal supply and demand factors that determine the price of the stock.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement/prospectus contains forward-looking statements that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this proxy statement/prospectus, including statements regarding Stratex’s or Richfield’s future financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “will,” “could,” “would,” “projected,” “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” “predict,” “potential,” or the negative of these terms or other similar expressions. Forward-looking statements include, without limitation, Richfield’s or Stratex’s expectations concerning the outlook for their respective businesses, productivity, plans and goals for future operational improvements and capital investments, operational performance, future market conditions or economic performance and developments in the capital and credit markets and expected future financial performance, as well as any information concerning possible or assumed future results of operations of Stratex and Richfield as set forth in the sections of this proxy statement/prospectus titled “The Merger—Richfield’s Reasons for the Merger and Recommendation of Richfield’s Board of Directors.” Forward-looking statements also include statements regarding the expected benefits of the merger. These statements involve risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to differ materially from those expressed in them or indicated by them. In particular, you should consider the numerous risks and uncertainties described under “Risk Factors.”

These risks and uncertainties are not exhaustive. Other sections of this document describe additional factors that could adversely affect Stratex’s, Richfield’s and the combined companies’ business and financial performance. Moreover, Stratex and Richfield do, and the combined companies will continue to, operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible to predict all risks and uncertainties, nor can Stratex or Richfield assess the impact of all factors on their business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Although Stratex and Richfield believe the expectations reflected in the forward-looking statements are reasonable, they cannot guarantee future results, level of activity, performance or achievements. Moreover, neither Stratex, Richfield, nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. Stratex and Richfield are under no duty to update any of these forward-looking statements after the date of this document to conform their prior statements to actual results or revised expectations and they do not intend to do so.

These forward-looking statements appear in a number of places and include statements with respect to, among other things:

●	estimates of oil and natural gas reserves;

●	expected future financial condition, results of operations, and liquidity;

●	future revenues, cash flows, and expenses;

●	access to capital and anticipated liquidity;

●	future business strategy and other plans and objectives for future operations;

●	competitive position;

●	outlook on oil and natural gas prices;

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●	the amount, nature, and timing of future capital expenditures, including future development costs;

●	the ability to access the capital markets to fund capital and other expenditures;

●	the risks associated with potential acquisitions or alliances;

●	the recruitment and retention of officers and employees;

●	expected levels of compensation;

●	the likelihood of success of and impact of litigation;

●	the assessment of their counterparty risk and the ability of counterparties to perform their future obligations;

●	the impact of federal, state, and local political, regulatory, and environmental developments;

●	the ability to consummate the merger;

●	the timing of the consummation of the merger; and

●	the ability of to integrate Stratex’s and Richfield’s operations and to achieve or realize any anticipated benefits, savings, or growth of the merger

Stratex and Richfield expressly qualify in their entirety all forward-looking statements attributable to them or to any person acting on their behalf by the cautionary statements contained or referred to in this section.

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THE COMPANIES

Richfield

Richfield was incorporated in Nevada on April 8, 2011 and is an independent oil and gas exploration and production company. The focus of its business is acquiring, retrofitting and operating or selling oil and gas assets and related production with projects in Kansas, Utah and Wyoming. The projects are referred to as the Mid-Continent Project, the Utah-Wyoming Overthrust Project and the Central Utah Overthrust Project.

Richfield’s predecessor company, Hewitt Petroleum, Inc., a Delaware corporation, was incorporated on May 18, 2008. On January 1, 2009, Hewitt Petroleum entered into a Purchase and Sale Agreement with Hewitt Energy Group, LLC for the acquisition of certain subsidiaries, other assets and liabilities including Hewitt Energy Group, Inc., a Texas corporation, and its subsidiary Hewitt Operating, Inc., a Utah corporation, certain oil and natural gas leases, well equipment, and certain liabilities. At the time of the acquisition, Hewitt Energy Group, LLC was owned and controlled by Douglas C. Hewitt, Sr., Richfield’s Executive Chairman, President and Chief Executive Officer.

On March 4, 2011, Hewitt Petroleum entered into a Stock Exchange Agreement effective March 31, 2011 with Freedom Oil & Gas, Inc., a Nevada corporation, which called for the exchange of stock in Hewitt Petroleum for all of the outstanding stock of Freedom. As a result of the transaction, Freedom became a wholly owned subsidiary of Hewitt Petroleum. This acquisition allowed for the consolidation of working interests held by Hewitt Petroleum and Freedom in several Utah exploration projects, as well as the acquisition by Hewitt Petroleum of the remaining assets and liabilities of Freedom.

Contemporaneously with Richfield’s incorporation, it merged with its predecessor company, Hewitt Petroleum. In connection with that merger, Hewitt Petroleum was merged out of existence and Richfield assumed all of the assets and liabilities of Hewitt Petroleum. On June 20, 2011, Freedom was merged with and into Richfield and Richfield assumed all of the assets and liabilities of Freedom.

Richfield’s principal executive offices are located at 175 South Main Street, Suite 900, Salt Lake City, Utah 84111, and its telephone number is (801) 519-8500. Richfield currently has 8 full-time equivalent employees and 2 consultants providing services.

Stratex

Stratex is an independent oil and gas company focused on the acquisition and subsequent exploitation and development of predominantly crude oil in Texas and Kansas as well as varied non-operated working interests in North Dakota, Montana and Utah.  In Texas, we have an interest in a property located in Zavala County. Our Zavala County acreage lies within the established oil rim of the prolific Eagle Ford Shale play, one of the most actively drilled formations in the United States. Stratex intends to target multiple stacked pay zones present on its Zavala County acreage, specifically the San Miguel, Austin Chalk and Buda formations, which all produce locally. Stratex’s management presently views its Zavala County property as an integral component of its current development program.

Stratex was originally incorporated as Poway Muffler and Brake Inc. in California on August 15, 2003 to enter the muffler and brakes business.  On December 15, 2008, a merger was effected with Ross Investments Inc., a Colorado shell corporation.    Ross Investments was the acquirer and the surviving corporation.  Ross Investments Inc. then changed its name to Poway Brake and Muffler Inc. On May 25, 2012, Stratex filed an Amendment to its Certificate of Incorporation by which the company changed its name from Poway Muffler and Brake, Inc., a Colorado corporation, to Stratex Oil and Gas Holdings, Inc.

On July 6, 2012, Stratex Acquisition Corp., a wholly-owned subsidiary of Stratex Oil & Gas Holdings, Inc. merged with and into Stratex Oil & Gas, Inc., a Delaware corporation, which we refer to as SOG. SOG was the surviving corporation of that merger transaction. As a result of that merger, Stratex acquired the business of SOG, and continue the business operations of SOG as a wholly-owned subsidiary.

 Stratex’s principal executive offices are located at 30 Echo Lake Road, Watertown, Connecticut 06795, and its telephone number is (713) 353-4786. Stratex currently has 4 employees.

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Merger Sub

Merger Sub, a wholly owned subsidiary of Stratex, is a Nevada corporation formed on April 30, 2014 for the purpose of effecting the merger.

Merger Sub has not conducted any activities other than those incidental to its formation and the matters contemplated by the merger agreement. The address for Merger Sub is 30 Echo Lake Road, Watertown, Connecticut 06795, and its phone number is (860) 417-2465.

THE RICHFIELD SPECIAL MEETING

Date, Time and Place

The special meeting of Richfield stockholders is scheduled to be held at [______] a.m. local time, on [__________________], 2014 at [____________________________].

Purpose of the Richfield Special Meeting

The Richfield special meeting is being held to:

●	approve the merger agreement; and

●	approve an adjournment of the Richfield special meeting, if necessary or appropriate in the view of the Richfield board of directors, to solicit additional proxies in favor of the proposal to approve the merger agreement if there are not sufficient votes at the time of such adjournment to approve the merger agreement.

Recommendations of the Board of Directors of Richfield

The board of directors of Richfield has determined that entering into the merger agreement is in the best interests of Richfield and its stockholders and declared the merger agreement advisable.

The Richfield board of directors recommends that you vote “FOR” the merger proposal and “FOR” the adjournment proposal].

Record Date; Stock Entitled to Vote

Only holders of record of shares of Richfield common stock at the close of business on [_______________], 2014 are entitled to notice of, and to vote at, the Richfield special meeting and at any adjournment of the meeting. We refer to this date as the record date for the meeting. A complete list of stockholders of record of Richfield entitled to vote at the Richfield special meeting will be available beginning two business days after notice of the special meeting is given continuing through the meeting at Richfield’s executive offices and principal place of business at 175 South Main Street, Suite 900, Salt Lake City, UT 84111, for inspection by stockholders of Richfield during ordinary business hours for any purpose germane to the Richfield special meeting. The list will also be available at the Richfield special meeting for examination by any stockholder of Richfield of record present at the special meeting.

Each member of Richfield’s board of directors, certain of its stockholders (including its largest creditor), and each of its executive officers, owning an aggregate of approximately 46% of Richfield’s outstanding common stock, have entered into voting agreements with Stratex in which each agreed to vote their Richfield stock in favor of the merger. The voting agreements are described in “THE VOTING AGREEMENTS” beginning on page 82.

Quorum

A quorum is necessary to hold a valid special meeting of Richfield stockholders. A quorum will be present at the Richfield special meeting if the holders of a majority of the outstanding shares of Richfield common stock entitled to vote are present, in person or by proxy. If a quorum is not present at the Richfield special meeting, Richfield expects the presiding officer to adjourn the special meeting in order to solicit additional proxies. Abstentions will be counted as present for purposes of determining whether a quorum is present.

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Required Vote

The approval of the merger agreement requires the affirmative vote of holders of a majority of the outstanding shares of Richfield common stock entitled to vote on the proposal. The adjournment proposal requires the affirmative vote of holders of a majority of the shares of Richfield common stock entitled to vote on the proposal present or represented by proxy at the Richfield special meeting.

Abstentions, Failures to Vote and Broker Non-Votes

Your failure to vote will have the same effect as a vote against the merger proposal, but will have no effect on the adjournment proposal. Your abstention from voting will have the same effect as a vote against the proposal to approve the merger agreement and the adjournment proposal. A broker non-vote will have the same effect as a vote against the merger proposal, but will have no effect on the adjournment proposal.

Voting at the Special Meeting

Whether or not you plan to attend the Richfield special meeting, please promptly submit your voting instructions to vote your shares of Richfield common stock by proxy to ensure your shares are represented at the special meeting. You may also vote in person at the Richfield special meeting.

Voting in Person

If you plan to attend the Richfield special meeting and wish to vote in person, you will be given a ballot at the special meeting. Please note, however, that if your shares of Richfield common stock are held in “street name,” which means your shares of Richfield common stock are held of record by a broker, bank or other nominee, and you wish to vote at the Richfield special meeting, you must bring to the Richfield special meeting a proxy from the record holder (your broker, bank or nominee) of the shares of Richfield common stock authorizing you to vote at the Richfield special meeting.

Voting by Proxy

You should submit your voting instructions to vote your shares of Richfield common stock by proxy even if you plan to attend the Richfield special meeting. You can always change your vote at the Richfield special meeting.

Your enclosed proxy card includes specific instructions for submitting your voting instructions for your shares of Richfield common stock. Richfield’s electronic voting procedures are designed to authenticate your identity and to ensure that your voting instructions are accurately recorded. When the accompanying proxy is returned properly executed, the shares of Richfield common stock represented by it will be voted at the Richfield special meeting or any adjournment thereof in accordance with the instructions contained in the proxy.

If you return your signed proxy card without indicating how you want your shares of Richfield common stock to be voted with regard to a particular proposal, your shares of Richfield common stock will be voted in favor of each such proposal. Proxy cards that are returned without a signature will not be counted as present at the Richfield special meeting and cannot be voted.

If your shares of Richfield common stock are held in an account with a broker, bank or other nominee, you have received a separate voting instruction card in lieu of a proxy card and you must follow those instructions in order to submit your voting instructions.

Revocation of Proxies or Voting Instructions

You have the power to revoke your proxy at any time before your proxy is voted at the Richfield special meeting. You can revoke your proxy or voting instructions in one of four ways:

●	you can grant a new, valid proxy bearing a later date;

●	you can send a signed notice of revocation;

●	if you are a holder of record of Richfield common stock on the record date for the Richfield special meeting, you can attend the Richfield special meeting and vote in person, which will automatically cancel any proxy previously given, or you can revoke your proxy in person, but your attendance alone will not revoke any proxy that you have previously given; or

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●	if your shares of Richfield common stock are held in an account with a broker, bank or other nominee, you must follow the instructions on the voting instruction card you received in order to change or revoke your instructions.

If you choose either of the first two methods, your notice of revocation or your new proxy must be received by Richfield’s Corporate Secretary at 175 South Main Street, Suite 900, Salt Lake City, UT 84111 no later than the beginning of the Richfield special meeting.

Solicitation of Proxies

The cost of proxy solicitation for the Richfield special meeting will be borne by Richfield. In addition to the use of the mail, proxies may be solicited by officers and directors and regular employees of Richfield, without additional remuneration, by personal interview, telephone, facsimile or otherwise. Richfield will also request brokers, banks and nominees to forward proxy materials to the beneficial owners of shares of Richfield common stock held of record on the record date and will provide customary reimbursement to such firms for the cost of forwarding these materials.

PROPOSALS TO BE CONSIDERED AT THE RICHFIELD SPECIAL MEETING

The Merger Proposal

(Item 1 on the Proxy Card)

Richfield is asking its stockholders to consider and vote on a proposal to approve the merger agreement and thereby approve, among other things, the merger. Holders of Richfield common stock should read this proxy statement/prospectus carefully in its entirety, including the annexes, for more detailed information concerning the merger agreement. In particular, holders of Richfield common stock are directed to the merger agreement, a copy of which is attached as Annex A hereto and incorporated herein by reference.

The affirmative vote of holders of a majority of the outstanding shares of Richfield common stock entitled to vote on the proposal is required to approve the merger proposal.

The Richfield board of directors unanimously recommends a vote “FOR” the merger proposal. See the section entitled “The Merger—Richfield’s Reasons for the Merger and Recommendation of Richfield’s Board of Directors,” beginning on page 52. For a discussion of interests of Richfield’s directors and executive officers in the merger that may be different from, or in addition to, the interests of Richfield stockholders generally, see the section entitled “The Merger—Financial Interests of Richfield’s Directors and Executive Officers in the Merger,” beginning on page 58.

The Adjournment Proposal

(Item 2 on the Proxy Card)

The Richfield special meeting may be adjourned to another time or place to permit, among other things, further solicitation of proxies if necessary to obtain additional votes in favor of the merger proposal.

If, at the Richfield special meeting, the number of shares of Richfield common stock present or represented and voting (or anticipated to vote) in favor of the merger proposal is insufficient to approve the merger proposal, the presiding officer may direct that a vote be taken on the adjournment proposal in order to enable the Richfield to solicit additional proxies for approval of the merger proposal. If the merger proposal is approved at the special meeting, then no vote will be held on the adjournment proposal. The presiding officer may also direct that a vote be taken on the adjournment proposal immediately without any vote being taken on the merger proposal.

In the adjournment proposal, Richfield is asking its stockholders to vote in favor of adjourning the Richfield special meeting if necessary or appropriate in the view of the Richfield board of directors, to solicit additional proxies in favor of the merger proposal if there are not sufficient votes at the time of such adjournment to approve the merger proposal. If the presiding officer directs that the adjournment proposal be voted on and the Richfield stockholders approve the adjournment proposal, Richfield would adjourn the special meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from Richfield stockholders who have previously voted.

If the adjournment proposal is approved, Richfield will send to its stockholders notice of the time and place at which the adjourned meeting will be held. If the Richfield board of directors fixes a new record date for the adjourned meeting, the notice of the adjourned meeting will also set forth the new record date.

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The affirmative vote of holders of a majority of the shares of Richfield common stock entitled to vote on the proposal present or represented by proxy at the Richfield special meeting is required to approve the adjournment proposal.

The Richfield board of directors recommends unanimously a vote “FOR” the adjournment proposal. For a discussion of interests of Richfield’s directors and executive officers in the merger that may be different from, or in addition to, the interests of Richfield stockholders generally, see the section entitled “The Merger—Financial Interests of Richfield’s Directors and Executive Officers in the Merger,” beginning on page 58.

THE MERGER

Effects of the Merger

Upon completion of the merger, Merger Sub, a wholly owned subsidiary of Stratex formed for the purpose of effecting the merger, will merge with and into Richfield. Richfield will be the surviving corporation in the merger and will become a wholly owned subsidiary of Stratex.

In the merger, each outstanding share of Richfield common stock (other than shares held by those Richfield stockholders properly exercising dissenters’ rights) will be converted into the right to receive shares of Stratex common stock in an amount to be determined by the application of a formula set forth in the merger agreement. Based on the number shares of Richfield common stock outstanding on August 18, 2014, each outstanding share of Richfield common stock (other than shares held by those Richfield stockholders properly exercising dissenters’ rights) would be converted into one share of Stratex common stock. However, the number of shares of Stratex common stock that may actually be issued with respect to a share of Richfield common stock is subject to decrease based on the formula set forth in the merger agreement in the event additional shares of Richfield common stock are issued prior to the consummation of the merger, including, subject to certain limited exceptions, shares of Richfield common stock issued upon exercise of Richfield’s outstanding warrants or upon conversion of Richfield’s outstanding convertible notes. No fractional shares of Stratex common stock will be issued in the merger and Richfield’s stockholders will receive cash in lieu of fractional shares.

See the section entitled “Comparison of Stockholder Rights” beginning on page 97 for a summary of the material differences between the rights of holders of Stratex common stock and the rights of holders of Richfield common stock.

Background of the Merger

Richfield’s board of directors from time to time reviews and assesses with Richfield’s management potential funding alternatives to finance the acquisition and development of Richfield’s oil and gas properties. Beginning in 2012, Richfield’s management team, including Douglas C. Hewitt Sr., president and chief executive officer, and Glenn G. MacNeil, chief financial officer, met with a number of investment and commercial bankers to discuss strategic options, including various financing alternatives, farm-ins, property acquisitions/sales, and other potential partnering and merger opportunities. The results of these meetings were all shared with Richfield’s board of directors on a regular basis.

The discussions with investment and commercial bankers did not lead to the consummation of an acceptable transaction for a variety of reasons, including gaps in relative valuation expectations, Richfield’s then current debt levels, certain then pending litigation against Richfield, prospective excessive dilution to common stockholders, financing complexities and the lack of synergies.

In April 2013, in order to enhance Richfield’s capital formation and restructuring expertise, and in an effort to attempt to settle outstanding litigation and other liabilities, the Richfield board of directors, after discussion, appointed Alan D. Gaines as a director and chairman of Richfield’s board of directors. Mr. Gaines is an energy investment and merchant banker with more than 30 years of experience and, in the past, had been instrumental regarding the introduction of Richfield’s management team to several potential investors, strategic partners and potential acquisitions. During the latter part of 2013, Richfield was able to obtain interim financing of approximately $3,000,000 through sales of working interests in its properties and loans from a Richfield stockholder.

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In February 2014, Mr. Gaines introduced Richfield’s management to Stephen P. Funk, then chairman and chief executive officer of Stratex. Since October of 2013, Mr. Gaines had served as a consultant to Stratex. The introduction led to several conversations between Stephen P. Funk, the Chief Executive Officer of Stratex, and Richfield’s senior management. On February 14, 2014, Stratex delivered a proposed letter of intent to Richfield, setting forth the material terms regarding a potential merger of the two companies. On February 21, 2014 after reviewing the proposed letter of intent, Stratex’s filings with the Securities and Exchange Commission, and Stratex’s oil and gas properties, Richfield’s board of directors held a meeting to discuss the potential merger as described in the proposed letter of intent. During this meeting, Richfield’s board determined that, to avoid a potential conflict of interest, that all future discussions and negotiations on the proposed merger be conducted by Glenn G. MacNeil and Michael A. Cederstrom, general counsel for Richfield.

Between February 21, 2014 and March 14, 2014, the terms of the letter of intent were negotiated. During this time frame, both parties determined that it would be in the best interests of both companies for Stratex to provide interim capital to Richfield to (i) develop specific oil properties in Kansas and (ii) satisfy certain pending obligations and liabilities. On March 14, 2014, the Richfield board of directors authorized Mr. Hewitt to sign the letter of intent on behalf of Richfield.

Following the execution of the letter of intent, Richfield and Stratex each conducted further due diligence and there were several conversations between Mr. Funk and the management and board of Richfield. In April 2014, Mr. Funk and Jeffrey Robinson, director of field operations of Stratex, met with members of Richfield’s operating management to review in detail, the technical, geological and engineering of both companies’ oil and gas properties, including a specific future development work plan to be implemented from the proceeds of the interim financing to be provided by Stratex.

During April 2014, Messrs. MacNeil and Funk met, along with counsel to Stratex and Richfield, to discuss and negotiate definitive terms of the merger agreement, as well as the terms of the interim financing from Stratex.

On May 1, 2014, the Richfield board of directors held a special meeting during which time management made various presentations regarding the merger including: (1) an overview of the possible strategic business combination, including deal structure and interim funding, (2) apprising the board of the status of Richfield’s due diligence efforts to date, (3) a preliminary net asset value comparison, (4) discussion of a possible timeline for a transaction, (5) the need for directors and officers and others to enter into a voting agreement to support the merger, as contemplated by the letter of intent, (6) the need for the directors and officers and others to lock up their shares during the pendency of the merger and for an additional six months after the closing of the merger, as contemplated by the letter of intent and (7) a discussion of the fiduciary responsibilities of directors and officers in transactions such as this. At the May 1, 2014 meeting, Richfield’s board voted unanimously (with Mr. Gaines abstaining) to adopt and approve the merger, authorized management to enter into the merger agreement and the loan agreement, and directed that the merger agreement be submitted to Richfield’s stockholders for their approval.

On May 6, 2014, Richfield and Stratex executed the merger agreement, the loan agreement and the ancillary agreements. On May 7, 2014, Richfield and Stratex each issued press releases announcing the merger and filed Form 8-K’s with the Securities and Exchange Commission.

In July 2014, Richfield and Stratex determined that it would be in each party’s best interest to extend the end dates in the merger agreement to provide more time for the completion of the merger and to make certain other changes to the merger agreement, as well as to increase the amount of the funding made available under the loan agreement from $3 million to $4 million. On July 17, 2017, the parties entered into an amendment to the merger agreement and an amendment to the loan agreement.

Richfield’s Reasons for the Merger and Recommendation of Richfield’s Board of Directors

In approving and adopting the merger agreement and in recommending that Richfield’s stockholders approve the merger, the Richfield board of directors consulted with members of Richfield’s management, as well as with Richfield’s legal advisors and Richfield’s largest secured lender. The Richfield board of directors also considered a number of factors it viewed as bearing on its decision.

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The principal factors that the Richfield board of directors viewed as supporting its decision were:

•	that Stratex had significant cash on hand with access to additional funding for the development of Richfield’s oil and gas properties;
•	that Richfield had been unsuccessful in raising of sufficient development capital to monetize its oil and gas properties prior to this decision;
•	that Stratex and Richfield’s oil and gas properties were complimentary;
•	the opportunity to integrate the well-respected knowledge base, potential transaction flow and execution capabilities of the combined management teams;
•	that Stratex had experienced field personnel located in the mid-west on a full time basis near Richfield’s Kansas properties;

•	that Richfield’s staff and existing internal systems, including its proprietary geological data base, would allow the combined company to quickly and efficiently handle the combined asset base and operational burdens;
•	that the merger would be accretive to the combined company by allowing the development of the currently owned properties and creating cash flow and increased reserves per share;
•	that the prior net operating losses of Richfield, in excess of $30 million, could be utilized by the combined companies in future years, subject to limitations contained in Section 382 of the Code;
•	that the combined company would be significantly larger than Richfield is now and as a result would have greater exploration and production strengths, greater liquidity in the market for its securities and better ability to consider future strategic opportunities that might not otherwise be possible;
•	the expectation that the combined company would be able to accelerate development of additional exploration and development opportunities and achieve exploration and production drilling efficiencies;
•	that the merger would preserve significant strategic continuity for both Stratex and Richfield and employee retention for Richfield;
•	the funding provided by the loan agreement would allow the immediate development of Richfield’s oil and gas properties prior to the closing of the merger, thereby increasing Richfield’s daily production of oil and cash flow; and
•	that the merger agreement does not preclude a third party from making an unsolicited proposal or Richfield from considering a competing transaction.

The Richfield board of directors weighed the foregoing against potentially negative factors, including:

•	the restrictions on the conduct of Richfield’s business during the period between the execution of the merger agreement and the completion of the merger as set forth in the merger agreement;
•	the challenges in absorbing the effect of the failure to complete the merger, including potential termination fees, obligation to repay the amounts advanced under the loan agreement, and stockholder and market reactions;
•	the potential future earnings dilution to Richfield stockholders following the merger;

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•	the risk of not being able to realize all of the anticipated cost savings and operational synergies between Richfield and Stratex and the risk that other anticipated benefits might not be realized;
•	the possible limitation on the ability to use Richfield’s substantial NOLs (in excess of $30 million) after the completion of the merger; and
•	the risks of the type and nature described under “Risk Factors” beginning on page 14 and the matters described under “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 45.

This discussion of the information and factors considered by Richfield’s board of directors in reaching its conclusions and recommendation includes the principal factors considered by the board, but is not intended to be exhaustive and may not include all of the factors considered by the Richfield board of directors. In view of the wide variety of factors considered in connection with its evaluation of the merger and the other transactions contemplated by the merger agreement, and the complexity of these matters, the Richfield board of directors did not find it useful and did not attempt to quantify, rank or assign any relative or specific weights to the various factors that it considered in reaching its determination to approve the merger and the other transactions contemplated by the merger agreement, and to make its recommendation to Richfield stockholders. Rather, the Richfield board of directors viewed its decisions as being based on the totality of the information presented to it and the factors it considered, including its discussions with, and questioning of, members of Richfield’s management and legal advisors. In addition, individual members of the Richfield board of directors may have assigned different weights to different factors.

Certain of Richfield’s directors and executive officers may have financial interests in the merger that are different from, or in addition to, those of Richfield’s stockholders generally. The Richfield board of directors was aware of and considered these potential interests, among other matters, in evaluating the merger and in making its recommendation to Richfield stockholders. For a discussion of these interests, see “THE MERGER — Financial Interests of Richfield Directors and Executive Officers in the Merger” beginning on page 58.

The Richfield board of directors adopted and approved the merger and the merger agreement and determined that the merger and the other transactions contemplated by the merger agreement, including the exchange of shares of Richfield common stock for shares of Stratex common stock in connection with the merger, are in the best interests of Richfield and its stockholders. Accordingly, the Richfield board of directors unanimously recommends that the Richfield stockholders vote “FOR” the merger proposal.

Stratex’s Reasons for the Merger

In evaluating the merger, Stratex’s board of directors and management consulted with its legal counsel and considered the financial performance and condition, business operations and prospects of each of Stratex, Richfield and the combined company, the terms and conditions of the merger agreement and the results of the due diligence investigation conducted by Stratex’s board of directors and legal counsel.

In reaching the determination to enter into the merger agreement, the board of directors of Stratex considered the following:

•	Richfield has historically lacked the capital to develop its numerous, scalable, low risk, high rate of return recompletion, rework and new drilling opportunities in Kansas. By providing capital within existing fields, Stratex believes significant enhancements in production can be achieved relatively quickly and inexpensively.

•	Kansas is a highly fragmented area dominated by local operators, which are generally under-capitalized, and/or not willing to move additional fluids via the drilling of salt water disposal wells and/or installing submersible pumps in order to increase production and improve oil field economics. Stratex believes that the combined company can lease substantial additional acreage based on sellers’ current economics and add value by providing the enhancements listed above.

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•	Stratex intends to utilize Richfield’s proprietary EARS system to locate, acquire, exploit and high-grade additional such acreage in Kansas.

•	Richfield has historically engaged contract operators in Kansas and Stratex’s field personnel have directed operations and overseen recent rework and recompletion activity (input by Stratex’s field personnel has resulted in meaningful increases in both current production and cash flow for Richfield since the merger agreement was signed, and has set the stage for an expanded development program going forward).

•	Stratex intends to suspend the use of contract operators in Kansas, thus allowing the post- merger company to have more direct control with respect to operations, drilling budget and timing.

•	Richfield’s highly proprietary Utah acreage represents an unusual opportunity to control and participate in what Stratex’s management believes could be a world class exploration project, as well as an outstanding emerging shale development play. There exists the potential for the post-merger company to leverage its upside via the establishment of joint venture drilling relationships to balance future capital expenditures with meaningful upside. Through Stratex’s industry relationships, Stratex management believes that the post-merger company will be positioned to quickly commence drilling activities with respect to its significant acreage position/prospect inventory in Utah.

•	The merger would provide the combined company with a significantly enhanced balance sheet, which would further enable the combined ompany to finance accretive acquisitions and bolt-on acreage opportunities. Stratex’s management has significant experience in capital formation as well as access to negotiated deal flow.

•	Richfield’s independent engineering report provides a strong foundation and indication of current and future reserve value in Kansas. No reserves have been attributed to Utah, which Stratex’s management believes could be quite substantial. Moreover, Stratex’s management believes that “probable” and “possible” reserves attributable to Kansas could be significantly understated as a consequence of Richfield’s historic lack of development capital and direct operational control.

•	The merger provides Stratex with an opportunity to diversify and broaden its asset base beyond Texas.

Directors and Management After the Merger

The expected directors and executive officers of Stratex after the consummation of the merger and related information is set forth in “Directors and Executive Officers of Surviving Stratex” beginning on page 86.

Material U.S. Federal Income Tax Consequences of the Merger

It is contemplated that it will be the opinion of Buchanan Ingersoll & Rooney PC, tax counsel to Stratex that the following are the material U.S. federal income tax consequences of the merger to U.S. Holders (as defined below) of Richfield common stock. This discussion is based on the Internal Revenue Code of 1986, as amended (which we refer to as the “Code”), applicable Treasury regulations, administrative interpretations and court decisions as in effect as of the date of this proxy statement/prospectus, all of which may change, possibly with retroactive effect. Any material change in the authoritative interpretation of the Code made after the date of this letter could result in a change of the conclusions of Buchanan Ingersoll & Rooney PC. For purposes of this discussion, a “U.S. Holder” is a beneficial owner of Richfield common stock that is for U.S. federal income tax purposes:

•	a citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or of any political subdivision thereof; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

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This discussion addresses only the consequences of the exchange of shares of Richfield common stock held as capital assets by such U.S. Holder. It does not address all aspects of U.S. federal income taxation that may be important to a U.S. Holder in light of that stockholder’s particular circumstances or to a U.S. Holder subject to special rules, such as:

•	a financial institution or insurance company;

•	a tax-exempt organization;

•	a dealer or broker in securities, commodities or foreign currencies;

•	a stockholder that holds Richfield common stock as part of a hedge, appreciated financial position, straddle, conversion, or other risk reduction transaction; or

•	a stockholder that acquired Richfield common stock pursuant to the exercise of options or similar derivative securities or otherwise as compensation.

If a partnership, or any entity treated as a partnership for U.S. federal income tax purposes, holds Richfield common stock, the tax treatment of a partner in such partnership generally will depend on the status of the partners and the activities of the partnership. A partner in a partnership holding Richfield common stock should consult its tax advisor.

This discussion of material U.S. federal income tax consequences is not a complete analysis or description of all potential U.S. federal income tax consequences of the merger. This discussion does not address tax consequences that may vary with, or are contingent on, individual circumstances. In addition, it does not address any U.S. federal, estate, gift or other non-income tax or any foreign, state or local tax consequences of the merger. Accordingly, we urge each holder of Richfield common stock to consult their tax advisor to determine the particular U.S. federal, state or local or foreign income or other tax consequences to them of the merger

Tax Opinion

Based on certain representations, covenants and assumptions described below, all of which must continue to be true and accurate in all material respects as of the completion of the merger, it is contemplated that it will be the opinion of tax counsel that the merger will be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and that Stratex, Merger Sub and Richfield will each be a “party to that reorganization” within the meaning of Section 368(b) of the Code, which opinion is referred to in this proxy statement/prospectus as a reorganization opinion.

In rendering the reorganization opinion, tax counsel will examine and rely on (i) customary representations and covenants made by Richfield and Stratex, including those contained in certificates of officers of Richfield and Stratex, and (ii) specified assumptions, including an assumption regarding the completion of the merger in the manner contemplated by the merger agreement. In addition, tax counsel has assumed in rendering the reorganization opinion the absence of changes in existing facts or in law between the date of this proxy statement/prospectus and the closing date of the merger. If any of those representations, covenants or assumptions is inaccurate, tax counsel may not be able to provide the reorganization opinion or the tax consequences of the merger could differ from those described below. An opinion of tax counsel neither binds the Internal Revenue Service, which is referred to in this proxy statement/prospectus as the IRS, nor precludes the IRS or the courts from adopting a contrary position. Neither Richfield nor Stratex intends to obtain a ruling from the IRS on the tax consequences of the merger.

As discussed in detail herein, certain issues that this opinion letter considers concern questions for which there is a paucity of pertinent and reliable authority. In those areas, tax counsel’s conclusions constitute a reasonable interpretation of the applicable provisions of the Code and regulations without assurance that such interpretations have been or will be accepted by the Internal Revenue Service or the courts.

Based on such opinion, the material U.S. federal income tax consequences of the merger are as follows:

U.S. Federal Income Tax Consequences to Stratex, Merger Sub and Richfield

None of Stratex, Merger Sub and Richfield will recognize any gain or loss for U.S. federal income tax purposes as a result of the merger. Richfield should retain its present basis in and holding period of its assets.

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U.S. Federal Income Tax Consequences to U.S. Holders

A U.S. Holder will not recognize any gain or loss as a result of the receipt of shares of Stratex common stock in the merger except for any gain or loss recognized with respect to cash received in lieu of a fractional share of Stratex common stock. U.S. Holders will recognize gain or loss on any cash received in lieu of a fractional share of Stratex common stock equal to the difference between the amount of cash received in lieu of the fractional share and the portion of the U.S. Holder’s adjusted tax basis of the shares of Richfield common stock surrendered that is allocable to the fractional share of Stratex common stock. Such gain or loss generally will constitute long-term capital gain or loss if the holding period of Richfield’s common stock is more than one year as of the closing date of the merger. Such U.S. Holder will have an adjusted tax basis in the shares of Stratex common stock received in the merger, including any fractional share for which cash is received, equal to the adjusted tax basis of the Richfield common stock surrendered by that holder in the merger. The holding period for shares of Stratex common stock received in the merger will include the holding period for the Richfield common stock surrendered therefor.

Richfield stockholders who receive cash equal to the “fair value” of their Richfield shares by virtue of the exercise of their appraisal rights under Nevada law will (assuming that such stockholders hold their shares as capital assets), in general, recognize capital gain or loss equal to the difference between the amount of cash received and the basis of their Richfield shares. Richfield stockholders with a holding period in their shares of one year or less will receive short term capital gain or loss treatment on the deemed redemption or sale of such shares due to the receipt of cash upon the exercise of statutory appraisal rights. Depending on the stock ownership attribution rules of section 318(a) of the Code, however, it is conceivable that some such stockholders could be treated as having received a distribution from Richfield taxable in full as a dividend to the extent of Richfield’s earnings and profits, if any, or as a tax free return of capital to the extent that Richfield has no such earnings and profits as of the end of its current taxable year.

Information Reporting and Backup Withholding

A U.S. Holder of Richfield common stock may be subject to information reporting and backup withholding in respect of cash payments received in lieu of a fractional share of Stratex common stock unless such holder provides proof of an applicable exemption or a correct taxpayer identification number and otherwise complies with the applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded or credited against the holder’s U.S. federal income tax liability, provided the required information is properly furnished.

Reporting Requirements

A U.S. Holder will be required to retain records pertaining to the merger. In addition, each U.S. Holder that owns at least five percent of Richfield common stock immediately before the effective time of the merger will be required to file with its U.S. federal income tax return for the year in which the merger takes place a statement setting forth facts relating to the merger, including:

•	the names and employer identification numbers of the parties to the reorganization (Stratex (EIN: 94-3364776), Merger Sub (EIN: 47-1437566) and Richfield (EIN: 35-2407100));

•	the closing date of the merger; and

•	the fair market value and tax basis of the Richfield common stock exchanged in the merger, in each case determined immediately before the completion of the merger.

Tax counsel’s opinion will be issued solely to Stratex in connection with the transaction described above and may not be used for any other purpose. Tax counsel’s opinion will be limited to the matters discussed above. Tax counsel’s opinion will be as of the date of this proxy statement/prospectus and it does not undertake to supplement its opinion with respect to factual matters or changes in the law that may hereafter occur.

Accounting Treatment

Stratex prepares its financial statements in accordance with GAAP. The merger will be accounted for by applying the acquisition method using the accounting guidance for business combinations, ASC 805, which requires the determination of the acquirer, the acquisition date, the fair value of assets and liabilities of the acquiree and the measurement of goodwill. Based on the guidance of ASC 805, Stratex will be the acquirer of Richfield for accounting purposes. This means that Stratex will allocate the purchase price to the fair value of Richfield’s assets and liabilities at the acquisition date, with any excess purchase price being recorded as goodwill. Stratex anticipates that the number of shares of Stratex common stock (based on such average price) to be issued in consideration for each outstanding share of Richfield common stock at closing will equal approximately 60,616,448 shares of Stratex common stock.

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Exchange of Shares in the Merger

Prior to the effective time of the merger, Stratex will appoint an exchange agent to handle the exchange of shares of Richfield common stock for shares of Stratex common stock. Promptly after the effective time of the merger, the exchange agent will send to each holder of record of Richfield common stock at the effective time of the merger who holds shares of Richfield common stock in certificated form a letter of transmittal and instructions for effecting the exchange of Richfield common stock certificates for the merger consideration the holder is entitled to receive under the merger agreement. Upon surrender of stock certificates for cancellation along with the executed letter of transmittal and other documents described in the instructions, a Richfield stockholder will receive the per share merger consideration determined by the exchange ratio. After the effective time of the merger, Richfield will not register any transfers of the shares of Richfield common stock.

Rights of Dissenting Shareholders

Richfield stockholders are entitled to appraisal rights and payment for the fair value of their shares in connection with the merger if they properly exercise their dissenters’ rights under the provisions of Sections 92A.300 — 92A.500 of the Nevada Revised Statutes, attached to this document as Annex B. If you want to exercise these rights, you must deliver to Richfield written notice of your intent to demand payment for your shares before the vote is taken on the merger and you must not vote any of your shares in favor of the merger. You must also comply with the other requirements set forth in Annex B. Strict adherence to all of the requirements set forth in Annex B must be followed by dissenting stockholders and the failure to do so will result in forfeiture of their rights to payment, and cause such stockholders to be bound by the terms of the merger, including receipt of the merger consideration. Please read the attached Annex B carefully if you are considering dissenting.

Financial Interests of Richfield’s Directors and Executive Officers in the Merger

In considering the recommendation of the Richfield board of directors to approve the merger agreement, Richfield stockholders should be aware that certain Richfield directors and executive officers have interests in the merger that are different from, or in addition to, those of Richfield stockholders generally. These interests, which may create actual or potential conflicts of interest. The Richfield board of directors was aware of these potential conflicts of interest and considered them, among other matters, in evaluating and negotiating the merger agreement, in reaching its decision to adopt and approve the merger agreement, and in recommending to Richfield stockholders that the merger agreement be approved. These interests include the following:

•	One of the conditions to the completion of the merger is that Richfield’s current Chief Executive Officer enter into a consulting agreement with Stratex and resign as a director and officer of Richfield. The consulting agreement is expected to provide for consulting services with respect to the surviving corporation’s Utah properties and to have a three year term, monthly payments of $25,000; up to $2,000 per month for medical insurance reimbursement, and a monthly production bonus based upon the production of the surviving corporation’s Utah properties (ranging from $5,000 if an average of 300 barrels of oil equivalent per day are produced in a month to $120,000 if an average of 5,000 or more barrels of oil equivalent per day are produced in a month).

•	Directors and officers of Richfield own shares of Richfield common stock, which will be treated like all other shares of Richfield common stock in the merger. See “SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT – Richfield” beginning on page 83.

•	The directors and officers of Richfield are entitled to continued directors and officers liability insurance coverage after the completion of the merger. See “The Merger Agreement – Directors and Officers Insurance” beginning on page 78.

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Director and Officer Indemnification

Richfield directors and officers are entitled to continued indemnification and insurance coverage under the merger agreement for a period of six years after the merger is completed. For a more complete description, please see the section entitled “The Merger Agreement – Directors and Officers Insurance” on page 78.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Dividends

Neither Stratex nor Richfield has historically paid any dividends. Neither Stratex nor Richfield has a present intention to pay any dividends prior to the completion of the merger.

Listing of Stratex Common Stock

Stratex’s common stock, par value $0.01, currently trade on the OTCQB under the stock symbol “STTX.”

No Stratex Shareholder Approval Required

Stratex common stockholders are not required to approve the merger agreement or the issuance of Stratex common stock in connection with the merger.

Deregistration of Richfield Common Stock

Shares of Richfield common stock currently trade on the OTCQX under the stock symbol “ROIL.” When the merger is completed, Richfield common stock will cease to be quoted on the OTCQX and will be deregistered under the Exchange Act.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial statements present the pro forma consolidated financial position and results of operations of the combined company based upon the historical financial statements of Stratex and Richfield, after giving effect to the Richfield acquisition and adjustments described in the following footnotes, and are intended to reflect the impact of this acquisition on Stratex.

The unaudited pro forma condensed combined balance sheet reflects the acquisition of Richfield as if it had been consummated on June 30, 2014 and includes pro forma adjustments for preliminary valuations of certain tangible and intangible assets by Stratex management. These adjustments are subject to further revisions due to the change in the valuation of the common stock and warrant consideration to be paid on the date of closing as well as updated engineering valuation on Richfield’s oil and gas developed and undeveloped properties as a result of additional development work that will be completed before the date of closing and the goodwill that may be valued at that time. The valuation of the consideration paid will be known on the date of the closing of the merger and the updated engineering valuation is expected to be completed in the first quarter of 2015. The final allocation of the purchase price, including adjusting tangible assets and liabilities to fair values and final recognition of intangibles, will be completed after the merger.

The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2014 combines Stratex’s historical results for the six months ended June 30, 2014 with Richfield’s historical results for the six months ended June 30, 2014, as if the acquisition has occurred on January 1, 2014.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2013 combines Stratex’s historical results for the year ended December 31, 2013 with Richfield’s historical results for the year ended December 31, 2013, as if the acquisition has occurred on January 1, 2013.

The following unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and do not give effect to any potential operational efficiencies, asset dispositions, cost savings or economies of scale that Stratex may achieve with respect to the combined operations. Additionally, the pro forma statements of operations do not include non-recurring charges or credits and the related tax effects which result directly from the transaction, nor do they provide for the exercise of any dissenters’ rights. Further, certain reclassifications have been made to Stratex’s historical financial statements for presentation purposes.

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Pro forma adjustments are necessary to reflect the estimated purchase price, amounts related to Richfield’s net tangible assets at an amount equal to the preliminary estimate of their fair values, changes in depletion, depreciation and amortization expense resulting from the estimated fair value adjustments to net tangible assets and to reflect the income tax effect related to the pro forma adjustments. The historical consolidated financial information has been adjusted to give effect to pro forma events that are (1) directly attributable to the acquisition, (2) factually supportable, and (3) with respect to the statement of operations, expected to have a continuing impact on the combined results.

The unaudited pro forma condensed combined financial statements are based on the estimates and assumptions set forth in the notes to such statements, which are preliminary and have been made solely for the purposes of developing such pro forma information. The unaudited pro forma condensed combined financial statements are not necessarily indicative of the operating results or financial position that would have been achieved had the acquisitions been consummated as of the dates indicated, or that may be achieved in the future. While some reclassifications of prior periods have been included in the unaudited pro forma condensed combined financial statements, further reclassifications may be necessary.

The unaudited pro forma condensed combined financial statements were prepared using the acquisition method of accounting, with Stratex treated as the acquiring entity. Accordingly, consideration paid by Stratex related to the acquisition of Richfield will be allocated to Richfield’s assets and liabilities, based on their estimated values as of the date of completion of their acquisition. The allocation is dependent upon certain valuations and other studies by Stratex management that have not been finalized. A final determination of the fair value of Richfield’s respective assets and liabilities, which has not yet been completed, will be based on the actual net tangible assets of Richfield that exist as of the date of completion of the acquisition. Accordingly, the pro forma purchase price adjustments are preliminary and subject to further adjustment as additional information becomes available upon completion of the determinations described above. Increases or decreases in the fair value of relevant balance sheet amounts will result in adjustments to the balance sheet and/or statements of operations. There can be no assurance that the final determination will not result in material changes from these preliminary amounts.

The unaudited pro forma condensed combined financial statements have been derived from and should be read in conjunction with the audited financial statements and unaudited interim financial statements of Stratex and Richfield and the accompanying notes contained therein included elsewhere in this proxy statement/prospectus.

On May 6, 2014, Stratex and Richfield entered into the merger agreement, pursuant to which, subject to the satisfaction or waiver of certain conditions, Richfield will merge into a wholly owned subsidiary of Stratex.

Upon the consummation of the merger, each outstanding share of Richfield common stock (other than shares held by those Richfield stockholders properly exercising dissenters rights) will be converted into the right to receive shares of Stratex common stock in an amount to be determined by the application of a formula set forth in the merger agreement as more fully described in “THE MERGER AGREEMENT — Merger Consideration” beginning on page 67. Based on the number of shares of Richfield common stock outstanding of 60,616,448 on August 14, 2014, each outstanding share of Richfield common stock (other than shares held by those Richfield stockholders properly exercising dissenter’s rights) is expected to be converted into one share of Stratex common stock. These pro forma financials assume no Richfield stockholders will exercise dissenter’s rights. Under the terms of the merger agreement, holders of up to 10% of the Richfield’s outstanding shares of common stock may exercise dissenter’s rights and be paid the fair value of their shares in cash. However, the number of shares of Stratex common stock that may actually be issued with respect to a share of Richfield common stock is subject to decrease based on the formula set forth in the merger agreement in the event additional shares of Richfield common stock are issued prior to the consummation of the merger, including, subject to certain limited exceptions, shares of Richfield common stock issued upon exercise of Richfield’s outstanding warrants or upon conversion of Richfield’s outstanding convertible notes. See “THE MERGER AGREEMENT — Merger Consideration” beginning on page 67. No fractional shares of Stratex common stock will be issued in the merger and Richfield’s stockholders will receive cash in lieu of fractional shares.

Under the merger agreement, Richfield is required to take such action as may be necessary so that each outstanding warrant to purchase shares of Richfield common stock will be converted into the right to purchase shares of Stratex common stock, with an adjustment in the number of shares and exercise price per share as described in “THE MERGER AGREEMENT — Treatment of Richfield Warrants” on page 69. Richfield is also required by the merger agreement to take such action as may be necessary so that each outstanding convertible note which is convertible into shares of Richfield common stock will instead become convertible into shares of Stratex common stock, with an adjustment in the number of shares of Stratex common stock issuable upon conversion of the convertible notes as described in “THE MERGER AGREEMENT — Treatment of Richfield Convertible Notes” on page 69.

The obligation of the parties to consummate the merger is subject to certain customary closing conditions and additional closing conditions as described in “THE MERGER AGREEMENT — Conditions to Completion of the Merger” beginning on page 69.

In order for Richfield to comply with terms of the merger, including reduction of debt and allowing Stratex to be in a first security position on Richfield’s oil and gas properties, Richfield sold to Stratex a 3% undivided working interest in a well for cash proceeds of $500,000.

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‘

Stratex Oil & Gas Holdings, Inc.

Unaudited Proforma Condensed Combined Balance Sheet

June 30, 2014

			Richfield
			Acquisition		Stratex
	Stratex	Richfield	Pro Forma		Pro Forma
	Actual	Actual	Adjustments		Combined

Assets

Current Assets:
Cash	$6,421,908	$93,363	$(2,608,062)	(3)	$3,907,209
Accounts receivable	138,300	516,560	(91,218)	(5)	563,642
Other receivables	244,282	-	-		244,282
Prepaid expenses	42,035	111,342	-		153,377
Note receivable and accrued interest	1,400,009	-	(1,400,009)	(3),(5)	-
Total Current Assets	8,246,534	721,265	(4,099,289)		4,868,510

Deposits	35,025	-	-		35,025
Debt issuance costs	1,751,071	-	-		1,751,071
Oil and gas property, plant and equipment:			-		-
Proven property	4,545,803	7,100,949	6,662,903	(1), (3)	18,309,655
Unproven property	1,641,826	13,876,990	272,456	(1), (3), (4)	15,791,272
Well and related equipment	316,845	2,061,848	(1,234,307)	(1)	1,144,386
Accumulated depletion, depreciation and amortization	(751,081)	(1,234,307)	1,234,307	(1)	(751,081)
Vehicles, furniture and equipment	59,150	204,627	(191,229)	(1)	72,548
Accumulated depreciation	(6,562)	(191,229)	191,229	(1)	(6,562)
Goodwill	-	-	1,652,339	(1)	1,652,339
Total Assets	$15,838,611	$22,540,143	$4,488,408		$42,867,162

Liabilities and Stockholders' Equity

Current Liabilities:
Accounts payable	$1,428,548	$1,151,655	(91,218)	(5)	$2,488,985
Accrued expenses and other payables	400,256	1,177,303	(49,397)	(1),(5)	1,528,162
Due to former officer - current	751,000	-	-		751,000
Demand notes payable	120,000	-	434,000	(1)	554,000
Current maturities of notes payable - net of debt discount	4,827	2,171,340	(1,391,938)	(1),(3),(5)	784,229
Convertible notes payable, net of debt discount	-	451,217	49,540	(1)	500,757
Derivative liability - warrants	148,769	-	-		148,769
Capital lease obligation	-	27,564	-		27,564
Total Current Liabilities	2,853,400	4,979,079	(1,049,013)		$6,783,466

Long-term Liabilities:
Due to former officer	48,000	-	-		48,000
Asset retirement obligations	34,157	366,199	-		400,356
Notes payable - net of debt discount	1,167,283	-	-		1,167,283
Convertible notes payable, net of debt discount	10,280,596	3,194,972	-		13,475,568

Total Long-Term Liabilities	11,530,036	3,561,171	-		15,091,207

Total Liabilities	14,383,436	8,540,250	(1,049,013)		21,874,673

Commitments and Contingencies

Stockholders' Equity:

Preferred stock	1	-	(1)	(2), (4)	-
Common stock	492,874	60,616	615,548	(2), (4)	1,169,038
Treasury stock	(20,000)	-	-		(20,000)
Additional paid in capital	20,265,577	56,819,911	(37,958,760)	(2), (4)	39,126,728
Accumulated deficit	(19,283,277)	(42,880,634)	42,880,634	(2), (3)	(19,283,277)
Total Stockholders' Equity	1,455,175	13,999,893	5,537,421	(2)	20,992,489

Total Liabilities and Stockholders' Equity	$15,838,611	$22,540,143	$4,488,408		$42,867,162

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Stratex Oil & Gas Holdings, Inc.
Unaudited Pro Forma Condensed Combined Statements of Operations
For the Six Months Ended June 30, 2014

			Richfield
			Acquisition	Stratex
	Stratex	Richfield	Pro Forma	Pro Forma
	Historical	Historical	Adjustments	Combined

Revenue	$419,050	$419,260	$-	$838,310

Operating Expenses:
Production expenses	181,730	503,019	-	684,749
Exploration	-	133,729	-	133,729
Depletion, depreciation and amortization	41,707	210,847	21,378 (6)	273,932
General and administrative	3,666,396	2,947,996	-	6,614,392
Impairment of oil and gas assets	-	118,313	-	118,313
Loss on abandonment of oil and gas assets	318,800	-	-	318,800.00
Total Operating Expenses	4,208,633	3,913,904	21,378	8,143,915

Loss From Operations	(3,789,583)	(3,494,644)	(21,378)	(7,305,605)

Other Income and (Expense):
Interest income	8,071			8,071
Interest expense	(2,087,675)	(659,882)	-	(2,747,557)
Gain (loss) on settlement of liabilities	83,600	421,975	-	505,575
Warrant amendment expense	(14,755)	-	-	(14,755)
Loss on extinguishment of debt	-	(530,218)	-	(530,218)
Change in fair value - derivative liabilities	(72,094)	-	-	(72,094)
Loss on share issuance	-	(642,502)	-	(642,502)
Gain on sale of oil and gas properties	450,000	29,875	-	479,875
Other income	39,257	-	-	39,257
Total Other Income and (Expense)	(1,593,596)	(1,380,752)	-	(2,974,348)

Loss before income taxes	(5,383,179)	(4,875,396)	(21,378)	(10,279,953)

Income tax provision	-	(647)	-	(647)

Net Loss	$(5,383,179)	$(4,876,043)	$(21,378)	$(10,280,600)

Net Loss Per Common Share - Basic and Diluted	$(0.11)	$(0.09)		$(0.09)

Weighted Average Number of Common Shares Outstanding
- Basic and Diluted	47,953,674	52,438,114	15,178,334 (7)	115,570,122

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Stratex Oil & Gas Holdings, Inc.
Unaudited Pro Forma Condensed Combined Statements of Operations
For the Year Ended December 31, 2013

			Richfield
			Acquisition	Stratex
	Stratex	Richfield	Pro Forma	Pro Forma
	Historical	Historical	Adjustments	Combined

Revenue	$847,257	$1,046,336	$-	$1,893,593

Operating Expenses:
Production expenses	268,083	941,911	-	1,209,994
Exploration	-	136,431	-	136,431
Depletion, depreciation and amortization	150,101	382,690	61,246 (8)	594,037
General and administrative	4,406,937	4,571,642	-	8,978,579
Impairment of oil and gas assets	753,865	343,933	-	1,097,798
Loss on abandonment of oil and gas assets	-	-	-	-
Total Operating Expenses	5,578,986	6,376,607	61,246	12,016,839

Loss From Operations	(4,731,729)	(5,330,271)	(61,246)	(10,123,246)

Other Income and (Expense):
Interest income	25	850	-	875
Interest expense	(1,318,051)	(1,257,143)	-	(2,575,194)
Gain on settlement of liabilities	-	30,367	-	30,367
Loss on extinguishment of debt	-	(1,103,702)	-	(1,103,702)
Change in fair value - derivative liabilities	516,880	756,776	-	1,273,656
Gain on sale of oil and gas properties	275,000	105,106	-	380,106
Other income	12,960	-	-	12,960
Total Other Income and (Expense)	(513,186)	(1,467,746)	-	(1,980,932)

Loss before income taxes	(5,244,915)	(6,798,017)	(61,246)	(12,104,178)

Income tax provision	-	(1,567)	-	(1,567)

Net Loss	$(5,244,915)	$(6,799,584)	$(61,246)	$(12,105,745)

Net Loss Per Common Share - Basic and Diluted	$(0.12)	$(0.19)		$(0.11)

Weighted Average Number of Common Shares Outstanding - Basic and Diluted	44,787,051	36,393,603	31,222,845 (9)	112,403,499

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NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.	These adjustments reflect the estimated value of consideration paid by Stratex for the Richfield acquisition and to reflect the estimated fair values of assets and liabilities for the Richfield acquisition as of June 30, 2014, in accordance with the acquisition method of accounting. The following table reflects the preliminary allocation of the total purchase price of Richfield to the assets acquired and the liabilities assumed based on the preliminary estimates of fair value:

Estimated Fair Value of Assets Acquired:
Total current assets	$721,265
Proven oil and gas properties (i)	14,591,393
Unproven oil and gas properties (ii)	14,149,446
Vehicles, furniture and equipment	13,398
Deferred taxes (iii)	-
Goodwill (iv)	1,652,339
Estimated Fair Value of Liabilities Assumed:
Total liabilities (v)	(11,590,526)
Total	$19,537,314

Purchase Price(vi):
Shares of Stratex common stock issued to Richfield’s stockholders	60,616,448
Stratex common stock price	$0.30

Fair value of common stock issued (vii)	$18,184,934
Fair value of 8,559,061 Richfield warrants exchanged for Stratex warrants (viii)	1,352,380
Total purchase price	$19,537,314

(i)	As of the effective time of the Richfield acquisition, proven oil and gas properties are required to be measured at fair value. The estimated step-up is preliminary and could vary materially from the actual step-up calculated after closing. For purposes of these unaudited pro forma condensed combined financial statements, the estimated fair value of Richfield‘s proven oil and gas properties is based on the December 31, 2013 independent engineering report of LaRoche Petroleum Consultants, Ltd. The engineering report valuations were further adjusted for actual production during the first six months ended June 30, 2014,, forward looking pricing and Stratex’s risk valuation factors. The amount was then grossed up to reflect the plug and abandonment liability component. Both Stratex and Richfield account for their oil and gas properties using the successful efforts method of accounting.

(ii)	As of the effective time of the Richfield acquisition, unproven oil and gas properties are required to be measured at fair value. The estimated step-up is preliminary and could vary materially from the actual step-up calculated after closing. For purposes of the unaudited pro forma condensed combined financial statements, the estimated fair value of Richfield’s unproven oil and gas properties is based on the latest actual third party working interest transaction pricing, when available. This method accounted for 99% of the value of the Richfield’s unproven oil and gas properties. One unproven property was assigned no value as the lease will expire within the next 12 months and there is no anticipated development or lease renewal occurring before that time. The remaining unproven properties were valued based on carrying value which approximates actual lease costs as there has been no third party working interest transaction activity associated with these properties.

(iii)	As of the effective time of the Richfield acquisition, deferred income tax assets and liabilities are required to be measured at fair value based upon differences between the financial reporting and tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Accounting standards require the consideration of a valuation allowance for deferred tax assets if it is “more likely than not” that some component or all of the benefits of deferred tax assets will not be realized. The unaudited pro forma condensed combined financial statements, reflecta determination that, due to the combined companies having generated operating losses, a full valuation allowance for the deferred tax asset of the combined companies is required as the “more likely than not” threshold is not met. The benefit of the deferred tax assets is not expected to be realized at closing.

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(iv)	Goodwill is calculated as the difference between the acquisition fair value of the consideration expected to be paid and the values assigned to the tangible assets acquired and liabilities assumed. Goodwill is not amortized but tested for impairment on an annual basis or when indication for impairment exists.

(v)	Components of Richfield total liabilities are as follows:

Total historical Richfield liabilities as of June 30, 2014	$8,450,250
Additional Stratex loans available to Richfield per merger agreement	2,608,062
Employment contract liability to former officer	434,000
Elimination of debt discounts and deferred rent on closing	98,214
Total liabilities	$11,590,526

(vi)	As of the effective time of the merger, the consideration paid is required to be measured at fair value. Based on the terms of the merger agreement, total consideration to be paid by Stratex at closing is estimated to be $19,537,314 and consists of $18,184,934 of common stock of Stratex and $1,352,380 of warrants to purchase common stock of Stratex.

(vii)	Represents the 60,616,448 shares of Stratex common stock estimated to be exchanged for all outstanding Richfield common stock. The number of shares of common stock actually issued upon the consummation of the merger may be less than this amount See “THE MERGER AGREEMENT — Merger Consideration” beginning on page 67. For purposes of the unaudited pro forma condensed combined financial statements, the purchase price reflects a Stratex common share valuation of $0.30 per share which is approximates the trading value of the shares of Stratex’s common stock at the time the unaudited pro forma condensed combined financial statements were prepared and is also the valuation of the conversion value of most of Stratex’s third party convertible notes and the strike price of all warrants issued in 2014. The share valuation is preliminary and could vary based upon the actual price of the stock used for the valuation on closing. Since the announcement of the merger agreement, the closing price of Stratex’s common stock has fluctuated approximately 20% above and 30% below the common share price of $0.30 per share used in the pro forma valuation. Based on this stock volatility, the actual valuation at closing could range from approximately $23,174,301 to $14,081,834.

(viii)	Represents the 8,559,061 warrants to purchase shares of Stratex common stock estimated to be exchanged for all Richfield outstanding warrants to purchase Richfield common stock. The consideration value of these warrants was calculated using the Black-Scholes option valuation model to calculate the fair value of the warrants to be exchanged as of June 30, 2014. For purposes of the unaudited pro forma condensed combined financial statements, the purchase price reflects a Stratex warrant valuation in the amount of $1,352,380. The warrant valuation is preliminary and could vary based upon the actual price of the stock and other assumptions used for the valuation on closing.

2.	Pro forma adjustments to certain components of stockholders’ equity are as follows:

Add par value ($0.01) for 60,616,448 shares of Stratex issued to Richfield shareholders	$606,164
Add additional paid in capital ($0.29) shares of Stratex issued to Richfield shareholders	17,578,770
Add additional paid in capital for exchange of 8,559,061 Richfield warrants into Stratex warrants to purchase common stock	1,352,380
Add par value ($0.01) for 7,000,000 shares of Stratex common stock issued for redemption of preferred stock	70,000
Eliminate 60 shares of Stratex preferred stock issued upon redemption for common stock	(1)
Adjust additional paid in capital for the exchange of 7,000,000 shares of Stratex common stock for the 60 shares of Stratex preferred stock	(69,999)

Eliminate historical par value of Richfield common stock	(60,616)
Eliminate historical additional paid in capital of Richfield common stock	(56,819,911)
Eliminate historical accumulated deficit of Richfield	42,880,634

Total pro forma adjustments to stockholders’ equity	$5,537,421

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3.	To adjust Stratex’s financial statements for $1,391,938 of principal and accrued interest of $8,071 for a total of $1,400,009 that was outstanding as of June 30, 2014 and to record the effect of the $2,608,062 balance of the $4,000,000 Stratex loan available to Richfield before the completion of the merger. For purposes of the unaudited pro forma condensed combined financial statements, the proceeds were adjusted as follows: 1) to reduce Stratex cash by $2,608,062 for the balance of the loan proceeds; 2) to acquire Richfield unproven property leases in the amount of $100,000 as allowed in the loan agreement; 3) to reflect $375,000 used for Richfield operating costs during the transition period; and 3) to reflect $2,133,062 used to rework and develop Richfield’s oil and gas properties.

4.	To adjust for the exchange of all outstanding shares of Stratex’s Series A Preferred Stock for 7,000,000 shares of Stratex common stock pursuant to the merger agreement.

5.	To eliminate the intercompany balances as follows: 1) $4,000,000 loan from Stratex to Richfield; 2) accrued interest of $8,071 on the $4,000,000 loan; and 3) intercompany payables and receivables in the amount of $91,218.

6.	To adjust depletion expense in the amount of $21,378 for the six months ended June 30, 2014 to reflect the additional depletion on the increased step-up value of Richfield’s proved producing properties as a result of the merger.

7.	To adjust the weighted average shares outstanding for the six months ended June 30, 2014 by 15,178,334 shares of common stock to give effect for the combined 115,570,122 basic and diluted shares of Stratex common stock comprised of 47,953,674 shares of Stratex common stock reported on June 30, 2014 plus 60,616,448 shares of Stratex common stock expected to be exchanged for all outstanding Richfield common stock and 7,000,000 shares of Stratex common stock that were exchanged for the outstanding 60 shares of Stratex preferred stock required per the merger agreement as if the exchanges were effective on January 1, 2014. As the combined companies have incurred losses for the six months ended June 30, 2014, the potentially dilutive shares are anti-dilutive and are thus not added into the loss per share calculations.

8.	To adjust depletion expense in the amount of $61,246 for the year ended December 31, 2013 to reflect the additional depletion on the increased step-up value of Richfield’s proved producing properties as a result of the merger.

9.	To adjust the weighted average shares outstanding for the year ended December 31, 2013 by 31,222,845 shares of common stock to give effect for the combined 112,403,499 basic and diluted shares of Stratex common stock comprised of 44,787,051 shares of common stock Stratex reported on December 31, 2013 plus 60,616,448 shares of Stratex common stock expected to be exchanged for all outstanding Richfield common stock and 7,000,000 shares of Stratex common stock that were exchanged for the outstanding 60 shares of Stratex preferred stock required per the Merger Agreement as if the exchanges were effective on January 1, 2013. As the combined companies have incurred losses for the year ended December 31, 2013, the potentially dilutive shares are anti-dilutive and are thus not added into the loss per share calculations.

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The Merger Agreement

The following is a summary of the material terms and conditions of the merger agreement. This summary may not contain all of the information about the merger agreement that is important to you. The summary in this section and elsewhere in this proxy statement/prospectus is qualified in its entirety by reference to the merger agreement attached as Annex A to, and incorporated by reference into, this proxy statement/prospectus. You are encouraged to read the merger agreement in its entirety because it is the legal document that governs the merger.

Structure of the Merger

The merger agreement provides for a transaction in which Merger Sub will merge with and into Richfield, upon the terms and subject to the conditions set forth in the merger agreement. Richfield will be the surviving corporation in the merger and will, following completion of the merger, be a wholly owned subsidiary of Stratex.

After completion of the merger, the certificate of incorporation and bylaws of Merger Sub in effect as of completion of the merger will be the certificate of incorporation and bylaws of the surviving corporation.

After completion of the merger, the directors of Merger Sub and the officers of Richfield (other than Richfield’s Chief Executive Officer) will be the directors and officers, respectively, of the surviving corporation until their successors are duly elected or appointed and qualified in accordance with the surviving corporation’s certificate of incorporation, bylaws and applicable law.

Following the completion of the merger, Richfield common stock will cease to be quoted for trading on the OTCQX and will be deregistered under the Exchange Act.

Completion and Effectiveness of the Merger

The merger will be completed and become effective at such time as Articles of Merger are duly filed with the Secretary of State of the State of Nevada (or at such later time as is agreed to by Stratex, Merger Sub, and Richfield and specified in the Articles of Merger). Unless another date and time are agreed to by Stratex, Merger Sub, and Richfield, completion of the merger will occur three business days following satisfaction or, to the extent permitted by applicable law, waiver, of the conditions to completion of the merger (other than those conditions that by their nature are to be satisfied at completion of the merger, but subject to the satisfaction or waiver of such conditions at the time of completion of the merger) described under “—Conditions to Completion of the Merger” beginning on page 69.

As of the date of this proxy statement/prospectus, the merger is expected to be completed by December 1, 2014. However, completion of the merger is subject to the satisfaction or, to the extent permitted by applicable law, waiver of the conditions to completion of the merger, which are summarized below. There can be no assurances as to when, or if, the merger will occur. If the merger is not completed on or before the initial end date of December 1, 2014, either Stratex or Richfield may terminate the merger agreement, unless all conditions to the merger have been satisfied other than certain conditions relating to the receipt of Richfield stockholder approval or the failure of the registration statement of which the proxy statement/prospectus is a part to be declared effective by the SEC, in which case Stratex or Richfield can extend the initial end date to January 30, 2015. If the initial end date is so extended, Stratex or Richfield can terminate the merger agreement if the merger is not completed on or before January 30, 2014. The right to terminate the merger agreement on the end date will not be available to Stratex or Richfield if that party’s breach of any provision of the merger agreement resulted in the failure of the merger to be completed by that date. See “—Conditions to Completion of the Merger” and “—Termination of the Merger Agreement” beginning on pages 69 and 79, respectively.

Merger Consideration

At completion of the merger, each share of Richfield common stock outstanding immediately prior to completion of the merger (except for shares held by Richfield stockholders who properly exercise their dissenters’ rights) will be converted into the right to receive a number of shares, or a fraction of a share of Stratex common stock determined by a fraction, the numerator of which currently is 60,616,448 and the denominator of which is the number of shares of Richfield common stock which are outstanding at the close of business on the day immediately preceding the effective time of the merger. We call this fraction the exchange ratio. The numerator for the exchange ratio set forth in the agreement is the sum of 59,193,376 plus the number of shares of common stock (but no more than 3,000,000) issued by Richfield after the date of the merger agreement upon the cash exercise of warrants outstanding on the date of the merger agreement plus the number of shares of common stock (but no more than 2,000,000) issued by Richfield after the date of the merger agreement upon the conversion of its convertible notes outstanding on the date of the merger agreement. As a result of Richfield’s issuance of shares of common stock since the date of the merger agreement upon the cash exercise of warrants and the conversion of convertible notes, the denominator is now 60,616,448 and the exchange ratio is now 1/1. Subject to the 3,000,000 and 2,000,000 limits set forth above, the issuance of additional shares of Richfield common stock upon the cash exercise of warrants outstanding on the date of the merger agreement or upon the conversion of convertible notes outstanding on the date of the merger agreement will have no effect upon the exchange ratio, since the same number of shares would be added to the numerator and denominator of the exchange ratio. However, if shares of common stock are issued by Richfield in excess of the 3,000,000 and 2,000,000 limits or if shares of common stock are issued by Richfield upon the exercise of warrants on a cashless basis, the number of shares of Stratex common stock a Richfield stockholder would be entitled to receive upon completion of the merger would decrease, because those shares would be added to the denominator of the exchange ratio, but would not be added to the numerator of the exchange ratio.

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Each share of common stock of Merger Sub outstanding immediately prior to completion of the merger will be converted into one share of common stock of the surviving corporation.

If, between the date of the merger agreement and completion of the merger, if the outstanding shares of Stratex or Richfield common stock have changed into a different number of shares or a different class of shares as a result of any stock dividend, subdivision, reorganization, reclassification, recapitalization, stock split, reverse stock split, combination or exchange of shares, or any similar event (but excluding the issuance of shares of Stratex common stock in exchange for Stratex Series A Preferred Stock, or pursuant to the exercise of convertible notes, warrants, or options), the merger consideration and any other amounts payable pursuant to the merger agreement will be appropriately adjusted to eliminate the effect of such event thereon.

Fractional Shares

No fractional shares of Stratex common stock will be issued to any holder of shares of Richfield common stock upon completion of the merger. Instead, all fractional shares of Stratex common stock that a holder of shares of Richfield common stock would otherwise be entitled to receive as a result of the merger will be aggregated and, if a fractional share results from that aggregation, the holder will be entitled to receive cash in an amount determined by multiplying that fraction by the volume average weighted closing price of Stratex common stock for the 20 trading days preceding the effective time of the merger. No interest will be paid or accrued on cash payable in lieu of fractional shares of Stratex common stock.

Procedures for Surrendering Richfield Stock Certificates

The conversion of Richfield common stock into the right to receive the merger consideration will occur automatically at completion of the merger. Prior to completion of the merger, Stratex will appoint an exchange agent reasonably acceptable to Richfield to handle the exchange of certificates or book-entry shares representing shares of Richfield common stock for the merger consideration. At the effective time of the merger, Stratex will deposit with the exchange agent (i) the shares of Stratex common stock and (ii) cash in lieu of fractional shares, in each case comprising the merger consideration payable in respect of Richfield common stock. As soon as reasonably practicable (but not later than five business days) after completion of the merger, Stratex will cause the exchange agent to send a letter of transmittal to each person who is a record holder of Richfield common stock at completion of the merger for use in the exchange and instructions explaining how to surrender Richfield stock certificates or transfer uncertificated shares of Richfield common stock to the exchange agent.

Richfield stockholders who submit a properly completed letter of transmittal, together with their share certificates (in the case of certificated shares) or other evidence of transfer requested by the exchange agent (in the case of book-entry shares), will receive the merger consideration into which the shares of Richfield common stock were converted in the merger. After completion of the merger, each certificate that previously represented shares of Richfield common stock and each uncertificated share of Richfield common stock that previously was registered to a holder on Richfield’s stock transfer books, other than certificates or uncertificated shares held by a Richfield stockholder who has properly exercised such stockholder’s dissenters’ rights, will only represent the right to receive the merger consideration into which those shares of Richfield common stock have been converted.

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Neither Stratex nor Richfield will be responsible for transfer or other similar taxes and fees incurred by holders of Richfield common stock in connection with the merger. Those taxes and fees, if any, will be the sole responsibility of such holders. In addition, if there is a transfer of ownership of Richfield common stock that is not registered in the records of Richfield’s transfer agent, payment of the merger consideration as described above will be made to a person other than the person in whose name the certificate or uncertificated share so surrendered is registered only if the certificate is properly endorsed or otherwise is in proper form for transfer or the uncertificated shares are properly transferred, and the person requesting such payment must pay to the exchange agent any transfer or other taxes to be paid or satisfy the exchange agent that any transfer or other taxes have been paid or that no payment of those taxes is necessary.

Treatment of Richfield Warrants

Richfield is required to take such action so that at the completion of the merger, each outstanding warrant to purchase shares of Richfield common stock will be converted into a warrant to purchase the number of shares of Stratex common stock equal to the product of (x) the number of shares of Richfield common stock for which the warrant was exercisable immediately prior to the completion of the merger multiplied by (y) the exchange ratio (with any fractional share rounded down to the next lower whole share of Stratex common stock). The exercise price per share of Stratex common stock will be equal to the quotient of (i) the exercise price of such warrant immediately prior to the completion of the merger divided by (ii) the Exchange Ratio (rounded up to the nearest whole cent). Such converted warrants will be subject to the same terms and conditions as were applicable immediately prior to completion of the merger.

Treatment of Richfield Convertible Notes

Richfield is required to take such action so that at the completion of the merger, each outstanding Richfield note which is convertible into shares of Richfield common stock will be converted into a note which is convertible into a number of shares of Stratex common stock equal to the aggregate number of shares of Richfield Common Stock such Richfield note is convertible into multiplied by the exchange ratio, rounded down to the nearest whole share.

Conditions to Completion of the Merger

Mutual Conditions to Completion

The obligation of each of Stratex, Richfield and Merger Sub to complete the merger is subject to the satisfaction or waiver (to the extent permitted by law) of the following conditions:

•	approval of the merger agreement by holders of a majority of the outstanding shares of Richfield common stock entitled to vote;
•	the absence of any injunction and the absence of the adoption or effectiveness of any law which prohibits the completion of the merger;
•	the SEC having declared effective the registration statement of which this proxy statement/prospectus is a part and not having entered a stop order or initiating any proceedings for that purpose; and
•	all of the outstanding shares of Stratex’s Series A Preferred Stock shall have been converted into 7,000,000 shares of Stratex common stock.

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Additional Conditions to Completion for the Benefit of Richfield

In addition, the obligation of Richfield to complete the merger is subject to the satisfaction or waiver of the following conditions:

•	the accuracy (subject only to de minimis exceptions) as of the date of the merger agreement of certain representations and warranties made in the merger agreement by Stratex regarding its capitalization;
•	the accuracy (in all material respects in the case of representations and warranties that are not qualified by material adverse effect) as of the date of the merger agreement and as of completion of the merger (or, in the case of representations and warranties that by their terms address matters only as of another particular date or period, as of that date or period) of the representations and warranties made in the merger agreement by Stratex;
•	the performance in all material respects by Stratex of the obligations required to be performed by it under the merger agreement at or prior to completion of the merger;
•	the absence of a material adverse effect with respect to Stratex and its subsidiaries, taken as a whole, since the date of the merger agreement;
•	the absence of any proceeding in which an unfavorable outcome would prevent the completion of any of the transactions contemplated by the merger agreement or cause any such transaction to be rescinded; provided that this condition will not be available to Richfield if this resulted from a proceeding filed by Richfield or any of its subsidiaries;
•	Stratex shall have provided Richfield with reasonably satisfactory evidence that it has not less than $2,000,000 cash on hand;
•	Alan D. Gaines shall have resigned as a director and as the Executive Chairman of Richfield and shall have joined Stratex’s board of directors;
•	Stratex shall have made all advances under the loan agreement which Richfield has been entitled to receive (See “THE Loan Agreement” beginning on page 82); and
•	receipt of a certificate executed by an executive officer of Stratex as to the satisfaction of the conditions described in the preceding eight bullets.

Additional Conditions to Completion for the Benefit of Stratex

In addition, the obligation of Stratex to complete the merger is subject to the satisfaction or waiver of the following conditions:

•	the accuracy (subject only to de minimis exceptions) as of the date of the merger agreement of certain representations and warranties made in the merger agreement by Richfield regarding its capitalization;
•	the accuracy (in all material respects in the case of representations and warranties that are not qualified by material adverse effect) as of the date of the merger agreement and as of completion of the merger (or, in the case of representations and warranties that by their terms address matters only as of another particular date or period, as of that date or period) of the representations and warranties made in the merger agreement by Richfield;
•	the performance in all material respects by Richfield of the obligations required to be performed by it under the merger agreement at or prior to completion of the merger;
•	the absence of a material adverse effect with respect to Richfield and its subsidiaries, taken as a whole, since the date of the merger agreement;
•	the absence of any proceeding in which an unfavorable outcome would prevent the completion of any of the transactions contemplated by the merger agreement, cause any such transaction to be rescinded, adversely affect Stratex’s right to own the capital stock of the surviving corporation and to control the surviving corporation, or adversely affect the right of Richfield or its subsidiaries to own their assets or operate their assets; provided that this condition will not be available to Stratex if this resulted from a proceeding filed by Stratex or any of its subsidiaries;

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•	Richfield shall have provided satisfactory evidence that its liabilities (excluding liabilities under the loan agreement, capital leases, deferred rent obligations, any accrued liability for employee severance compensation approved in advance by Stratex, and plugging and abandonment liabilities) not exceeding $6,650,000 immediately prior to the closing (which $6,650,000 limit may be increased by up to an aggregate amount of $500,000 in field-related payables so long as there are corresponding field-related receivables and/or deposits);
•	Richfield shall have either extended the maturity/payment dates of its outstanding promissory notes for a period of one year past the effective time of the merger (until June 30, 2016 in the case of one note holder) or reached another accommodation with the holders of those notes acceptable to Stratex;
•	Richfield’s Chief Executive Officer shall have resigned as an officer and director of Richfield and entered into a consulting agreement with Stratex satisfactory to Stratex;
•	Richfield shall have fully paid and satisfied the judgment against it in favor of Nostra Terra Oil & Gas, Inc.;
•	the holders of not more than ten percent of the outstanding shares of Richfield common stock shall have taken steps to exercise their dissenters’ rights; and
•	receipt of a certificate executed by an executive officer of Richfield as to the satisfaction of the conditions described in the preceding ten bullets.

Representations and Warranties

The merger agreement contains a number of representations and warranties made by Richfield, on the one hand, and each of Stratex and Merger Sub, on the other hand, made solely for the benefit of the other, and that are subject in some cases to important exceptions and qualifications, including, among other things, as to materiality and material adverse effect. Furthermore, the assertions embodied in those representations and warranties are qualified by information in the confidential disclosure schedules that the parties have exchanged in connection with signing the merger agreement. The confidential disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the agreement. See “—Definition of ‘Material Adverse Effect”’ beginning on page 73 for a definition of material adverse effect. The representation and warranties were used for the purpose of allocation of risk between the parties to the merger agreement rather than establishing matters of fact. For the foregoing reasons, you should not rely on the representations and warranties contained in the merger agreement as statements of factual information. The representations and warranties in the merger agreement relate to, among other things:

•	corporate existence, good standing and qualification to do business;
•	corporate power and authority to execute and deliver the merger agreement and each other document to be entered into in connection with the merger and, subject to the approval of Richfield stockholders, to perform and comply with their respective obligations thereunder and consummate the transactions contemplated thereby;
•	governmental actions necessary to complete the merger;
•	absence of any conflict with or violation or breach of organizational documents, laws or regulations or agreements as a result of the execution, delivery or performance of the merger agreement and completion of the merger;
•	capital structure;

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•	absence of preemptive or other similar rights or any debt securities having the right to vote with Richfield stockholders on any matters;
•	corporate existence, good standing, qualification to do business and capital structure of subsidiaries;
•	SEC filings, the absence of misstatements or omissions from such filings and compliance with the Sarbanes-Oxley Act of 2002;
•	disclosure controls and procedures and internal controls over financial reporting;
•	fair presentation of financial statements;
•	information provided by a party for inclusion in disclosure documents to be filed with the SEC in connection with the merger;
•	conduct of business in the ordinary course of business and absence of any event, occurrence, development or circumstance that has had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect, in each case since December 31, 2013;
•	absence of undisclosed liabilities;
•	compliance with laws, court orders and permits;
•	absence of pending or threatened legal proceedings and investigations;
•	tax matters;
•	regulatory matters;
•	properties;
•	reserve reports;
•	material contracts;
•	employee benefit plans;
•	employment and labor law matters;
•	insurance; and
•	absence of any undisclosed broker’s or finder’s fees payable in connection with the merger.

Richfield also makes representations and warranties relating to, among other things, intellectual property matters, derivatives, the inapplicability of antitakeover laws, and the stockholder approval required for the merger.

The representations and warranties in the merger agreement do not survive completion of the merger.

See “—Explanatory Note Regarding the Merger Agreement and the Summary of the Merger Agreement: Representations, Warranties and Covenants in the Merger Agreement Are Not Intended to Function or Be Relied on as Public Disclosures” on page 81.

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Definition of “Material Adverse Effect”

Several of the representations and warranties in the merger agreement are qualified by “material adverse effect.”

For purposes of the merger agreement, “material adverse effect” means, with respect to Richfield or Stratex, as the case may be, any event, change, effect, development, or occurrence that has had, or is reasonably likely to have, a material adverse effect on the business, financial condition, of continuing results of operations of that party and its subsidiaries, taken as a whole, in each case other than any event, change, effect, development, or occurrence effect resulting from:

•	changes in general economic, financial or other capital market conditions (including prevailing interest rates), except to the extent disproportionately affecting such party and its subsidiaries, taken as a whole, relative to other similarly situated companies in the industries in which such party and its subsidiaries operate;
•	any changes or developments generally in the industries in which such party or any of its subsidiaries conducts its business, except to the extent disproportionately affecting such party and its subsidiaries, taken as a whole, relative to other similarly situated companies in the industries in which such and its subsidiaries operate;
•	the announcement of, or compliance with, the merger or the other transactions contemplated by the merger agreement, including the impact thereof on the relationships, contractual or otherwise, of such party or any of its subsidiaries with employees, labor unions, customers, suppliers or partners, and including any lawsuit, action or other proceeding with respect to the merger or any such other transactions;
•	any action taken at the request of the other party;
•	any changes or developments in prices for oil, natural gas or other commodities or such party’s raw material inputs and end products);
•	any adoption, implementation, promulgation, repeal, modification, reinterpretation or proposal of any rule, regulation, ordinance, order, protocol or any other law of or by any national, regional, state or local governmental entity, or market administrator, except to the extent disproportionately affecting such party and its subsidiaries, taken as a whole, relative to other similarly situated companies in the industries in which such party and its subsidiaries operate;
•	any changes in generally accepted accounting principles or accounting standards or interpretations thereof, except to the extent disproportionately affecting such party and its subsidiaries, taken as a whole, relative to other similarly situated companies in the industries in which such party and its subsidiaries operate;
•	earthquakes, any weather-related or other force majeure event or natural disasters or outbreak or escalation of hostilities or acts of war or terrorism, except to the extent disproportionately affecting such party and its subsidiaries, taken as a whole, relative to other similarly situated companies in the industries in which such party and its subsidiaries operate;
•	any failure by such party to meet any financial projections or forecasts or estimates of revenues, earnings or other financial metrics for any period; and
•	any changes in the share price or trading volume of the such party’s stock or its credit ratings.

Conduct of Business Pending the Merger

In general, except (i) as may be required by law, (ii) as set forth in the confidential disclosure schedules delivered to the other party concurrently with execution of the merger agreement, (iii) as consented to by the other party in writing, (iv) as expressly contemplated by the merger agreement, from the date of the merger agreement until completion of the merger, Stratex, Richfield and their respective subsidiaries are required to conduct their respective business in the ordinary course and to use commercially reasonable efforts to preserve intact their respective lines of business, rights, franchises, and permits and relationships with third parties.

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Except (i) as required by applicable law, (ii) as consented to by Stratex, or (iii) as contemplated or required by the merger agreement, from the date of the merger agreement through completion of the merger, each of Richfield and each of its subsidiaries is not permitted to, among other things:

•	amend its organizational documents;
•	split, combine or reclassify any shares of its capital stock or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, except for any such transaction by a wholly owned subsidiary of Richfield which remains a wholly owned subsidiary after such transaction;
•	authorize or pay any dividends on or make any distribution with respect to its outstanding shares of capital stock (whether in cash, assets, stock or other securities), except dividends or distributions by any direct or indirect wholly owned subsidiary only to Richfield or to another wholly owned subsidiary of Richfield in the ordinary course of business;
•	adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization, other than the merger or take any action with respect to any securities owned by such person that would reasonably be expected to prevent, materially impede or materially delay the consummation of the merger or any other transaction contemplated by the merger agreement;
•	make any acquisition of any other person or business or make any loans, advances or capital contributions to, or investments in, any other person;
•	except for authorized expenditures made with the proceeds of the loan agreement, not make any capital expenditures exceeding $25,000 in the aggregate;
•	sell, lease, license, transfer, exchange or swap, or otherwise dispose of or encumber any properties or non-cash assets, except (1) sales, transfers and dispositions of obsolete or worthless equipment, (2) sales, transfers and dispositions of inventory, commodities and produced hydrocarbons, crude oil and refined products in the ordinary course of business, or (3) sales, leases, transfers or other dispositions made in connection with any transaction among Richfield and its wholly owned subsidiaries or among Richfield’s wholly owned subsidiaries;
•	authorize any capital expenditures, except for (1) expenditures contemplated by Richfield’s reserve report as of December 31, 2013, but only to the extent Richfield has sufficient cash on hand to make such expenditures without incurring additional debt other than the loan agreement, (2) expenditures made in response to any emergency, whether caused by war, terrorism, weather events, public health events, outages or otherwise, and (3) expenditures made to acquire or re-lease oil and gas leases owned by Richfield that will be expiring in 2014;
•	enter into any new contract to sell hydrocarbons other than in the ordinary course of business consistent with past practice, but in no event having a duration longer than 30 days;
•	except as required by law or the terms of any Richfield benefit plan in effect on the date of the merger agreement, not (1) establish, adopt, amend, modify, commence participation in or terminate (or commit to establish, adopt, amend, modify, commence participation in or terminate) any collective bargaining agreement, bonus, profit-sharing, thrift, pension, retirement, deferred compensation, stock option, restricted stock agreement, plan or arrangement covering any current or former directors, officers, employees, consultants, independent contractors or other service providers or other existing benefit plan (other than amendments or modifications to broad-based Richfield benefit plans in the ordinary course of business that do not materially increase the cost or expense to Richfield of providing or administering such benefits), (2) increase in any manner the compensation, severance or benefits of any current or former directors, officers, employees, consultants, independent contractors or other service providers, (3) pay or award, or commit to pay or award, any bonuses or incentive compensation, (4) enter into any new or modify any existing employment, severance, termination, retention or consulting agreement with any current or former directors, officers, employees, consultants, independent contractors or other service providers, (5) accelerate any rights or benefits, (6) fund any rabbi trust or similar arrangement, (7) change any actuarial assumptions used to calculate funding obligations with respect to any benefit plan or change the manner in which contributions to such plans are made or the basis on which such contributions are determined, except as may be required by GAAP or applicable law, or (8) hire or terminate the employment or services of (other than for cause) any officer, employee, independent contractor or consultant;

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•	materially change financial accounting policies or procedures or any of its methods of reporting income, deductions or other material items for financial accounting purposes, except as required by GAAP, SEC rules or policy or applicable law;
•	issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of its capital stock or other ownership interests or any securities convertible into or exchangeable for any such shares or ownership interest, or any rights, warrants or options to acquire any such shares of capital stock, ownership interest or convertible or exchangeable securities or take any action to cause to be exercisable any otherwise unexercisable option under any existing Richfield benefit plans (except as otherwise provided by the terms of any Richfield warrant or convertible note identified in the Richfield’s confidential disclosure schedule);
•	incur, assume, guarantee or otherwise become liable for any indebtedness for borrowed money or any guarantee of such indebtedness, except for (1) indebtedness under the loan agreement, (2) any indebtedness among Richfield and its wholly owned subsidiaries or among those wholly owned subsidiaries, (3) any indebtedness incurred to replace, renew, extend, refinance or refund any existing indebtedness on substantially the same or more favorable terms to Richfield than such existing indebtedness, and (4) for any guarantees by Richfield of indebtedness of its subsidiaries or guarantees by its subsidiaries of Richfield indebtedness, which indebtedness is incurred in compliance with the foregoing restrictions; provided, however, that in the case of each of clauses (2) through (4), such indebtedness does not impose or result in any additional restrictions or limitations that would be material to Richfield and its subsidiaries, or, following the merger, Stratex and its subsidiaries, other than any obligation to make payments on such indebtedness and other than any restrictions or limitations to which Richfield or any subsidiary was subject under the terms of any indebtedness outstanding as of the date of the merger agreement;
•	waive, release, assign, settle or compromise any claim, action or proceeding, other than waivers, releases, assignments, settlements or compromises equal to or lesser than the amounts reserved with respect thereto on the most recent consolidated balance sheet of Richfield and its subsidiaries prior to the merger agreement;
•	make, change or revoke any tax election outside the ordinary course of business, change any tax accounting method, file any amended tax return, enter into any closing agreement, request any tax ruling, settle or compromise any tax proceeding, or surrender any claim for a refund of taxes, in each case, if such action would reasonably be expected to increase by a material amount the taxes of Richfield or Stratex;
•	except for refinancing permitted above or for transactions between Richfield and its subsidiaries or among its subsidiaries, prepay, redeem, repurchase, defease, cancel or otherwise acquire any indebtedness or guarantees thereof of Richfield or any subsidiary, other than (1) at stated maturity and (2) any required amortization payments and mandatory prepayments (including mandatory prepayments arising from any change of control put rights to which holders of such indebtedness or guarantees thereof may be entitled), in each case in accordance with the terms of the instrument governing such indebtedness as in effect on the date of the merger agreement; or
•	agree, in writing or otherwise, to take any of the foregoing prohibited actions.

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Except (i) as required by applicable law, (ii) as consented to by Richfield, (iii) as contemplated or required by the merger agreement, (iv) for the other exceptions described below, from the date of the merger agreement through completion of the merger, each of Stratex and each of its subsidiaries is not permitted to, among other things:

•	amend its organizational documents;
•	authorize or pay any dividends on or make any distribution with respect to its outstanding shares of capital stock (whether in cash, assets, stock or other securities), except dividends or distributions by any direct or indirect wholly owned subsidiary only to Stratex or to another wholly owned subsidiary of Stratex in the ordinary course of business;
•	adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization, other than the merger or take any action with respect to any securities owned by such person that would reasonably be expected to prevent, materially impede or materially delay the consummation of the merger or any other transaction contemplated by the merger agreement;
•	issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any share of capital stock or other ownership interest or any securities convertible into or exchangeable for any such shares or ownership interest, or any rights, warrants or options to acquire any such shares of capital stock, ownership interest or convertible or exchangeable securities or take any action to cause to be exercisable any otherwise unexercisable option under any existing Stratex benefit plans (except as otherwise provided by the terms of the merger agreement or the express terms of any unexercisable or unexercised options or warrants outstanding on the date hereof), other than (1) as contemplated by the merger agreement, (2) issuances and sales of convertible debt, warrants, capital stock, and other securities for cash, (3) the sale of Richfield common stock pursuant to the exercise of options if necessary to effectuate an option direction upon exercise or for withholding of taxes, or (4) for transactions among Richfield and its wholly owned subsidiaries or among its wholly owned subsidiaries;
•	make, change or revoke any tax election outside the ordinary course of business, change any tax accounting method, file any amended tax return, enter into any closing agreement, request any tax ruling, settle or compromise any tax proceeding, or surrender any claim for a refund of taxes, in each case, if such action would reasonably be expected to increase by a material amount the taxes of Stratex or any of its subsidiaries;
•	unless one or more additional directors have been added to Stratex’s board of directors who satisfy the definition of “Independent Director” set forth in the rules of the NASDAQ Stock Market, grant compensatory cash bonuses or stock options to any person that is a director, officer, or consultant of Parent on the date of the merger agreement; or
•	agree, in writing or otherwise, to take any of the foregoing prohibited actions.

Notwithstanding the above restrictions on Stratex’s activities prior to the completion of the merger, Stratex and its subsidiaries may take the following actions:

•	sell or otherwise dispose of assets, including oil and gas leases, working interests, development rights, and ownership interests in any subsidiary to any unrelated third party for fair market value;
•	issue convertible debt, warrants, capital stock, and other securities in capital raising transactions;
•	grant options to purchase up to 3,500,000 shares of Stratex common stock to new (non-director) employees or consultants; and
•	acquire other persons or businesses or make loans, advances or capital contributions to, or investments in, other persons.

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Obligation of the Richfield Board of Directors to Recommend the Merger Agreement and Call and Hold a Stockholders’ Meeting

As soon as reasonably practicable, Richfield has agreed to call and hold a meeting of its stockholders for the purpose of obtaining the vote of the Richfield stockholders necessary to adopt the merger agreement.

As discussed under “PROPOSALS TO BE CONSIDERED AT THE RICHFIELD SPECIAL MEETING – The Merger Proposal” beginning on page 50, the Richfield board of directors recommends that Richfield’s stockholders vote “FOR” the approval of the merger agreement. The Richfield board of directors, however, can (i) change, qualify, withhold, withdraw or modify in a manner adverse to Stratex its recommendation that Richfield stockholders approve the proposal to approve the merger agreement, or (ii) recommend a competing acquisition proposal, in each case under specified circumstances as discussed under “—No Solicitation by Richfield” beginning on this page below.

No Solicitation by Richfield

Subject to the exceptions described below, Richfield has agreed that neither Richfield nor any of its affiliates, nor any of their officers, directors, and employees will (and Richfield has agreed to its reasonable best efforts to cause its agents, financial advisors, investment bankers, attorneys, accountants, and other representatives (which are collectively referred to in this proxy statement/prospectus as representatives) to not), directly or indirectly: (i) solicit, initiate or knowingly facilitate or encourage the submission of any “takeover proposal” (as defined below), (ii) engage in, continue or otherwise participate in any discussions regarding, or furnish any non-public information in connection with or to encourage or facilitate a takeover proposal, (iii) approve, recommend, or enter into any letter of intent or similar document with respect to a takeover proposal, (iv) release any party from any obligations under a standstill agreement or fail to enforce the provisions of any standstill agreement.

Notwithstanding the foregoing, but subject to the terms and conditions described below, at any time prior to the approval of the merger agreement by Richfield’s stockholders:

•	Richfield, directly or indirectly through advisors, agents or other intermediaries, may (i) engage in negotiations or discussions with any third party that, subject to Richfield’s compliance with the solicitation restrictions described in the first paragraph of this section (“—No Solicitation by Richfield”) has made, after the date of the merger agreement, a takeover proposal that Richfield’s board of directors determines in good faith, after consultation with its outside legal and financial advisors, constitutes a “superior proposal” (as defined below), (ii) furnish to such third party and its representatives non-public information relating to Richfield or any of its subsidiaries pursuant to a customary confidentiality agreement with such third party with terms no less favorable to Richfield than the confidentiality agreement between Richfield and Stratex; provided that all such information (to the extent not previously provided or made available to Stratex) is concurrently provided or made available to Stratex at the time it is provided or made available to such third party; and
•	the Richfield board of directors may make an adverse recommendation change following receipt of a superior proposal, but only if Richfield has (i) given Stratex at least three business days’ prior notice of its intent to take such action and has at the same time given Stratex a copy of the superior proposal and related agreements, (ii) has negotiated in good faith any revisions to the terms of the merger made by Stratex which would result in the superior proposal no longer being a superior proposal, (iii) the Richfield board of directors has considered in good faith any such revisions proposed by Richfield and has determined, after consultation with its outside legal and financial advisors, that the superior proposal would continue to be a superior proposal if the revisions proposed by Stratex were put into effect.

Richfield is only permitted to take the actions described in the preceding two bullets if the Richfield’s board of directors determines in good faith, after considering advice from outside legal and financial counsel, that the failure to take such action would be inconsistent with its fiduciary duties under applicable law.

Richfield has an obligation to promptly (within 24 hours) notify Stratex of its receipt of a takeover proposal, the identity of the party making the takeover proposal and the material terms and conditions of the takeover proposal and must also promptly (within 24 hours) provide to Stratex copies of any written proposals and draft agreements it has received with respect to the takeover proposal. Richfield must also continue to advise Stratex, on a current basis, of the status and terms of any discussions and negotiations with the applicable third party.

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A “takeover proposal” is any proposal or offer made by a third party (other than Stratex) for the acquisition, whether by way of a merger, consolidation, tender offer, exchange offer, business combination, recapitalization, binding share exchange, joint venture or similar transaction, of more than 25% of Richfield’s consolidated assets or more than 25% of Richfield’s outstanding common stock or other Richfield securities representing more than 25% of the voting power of Richfield.

A “superior proposal” is a bona fide, unsolicited written takeover proposal (A) that if consummated would result in a third party acquiring, directly or indirectly, 75% or more of Richfield’s outstanding common stock or more than 75% of the consolidated assets (based on the fair market value thereof) of Richfield and its subsidiaries, taken as a whole, (B) that the Richfield board of directors determines in good faith, after consultation with its outside financial advisor and outside legal counsel, is reasonably capable of being completed, taking into account all financial, legal, regulatory and other aspects of such proposal, including all conditions contained therein and the person making such takeover proposal and (C) that the Richfield board of directors determines in good faith, after consultation with its outside financial advisor and outside legal counsel (taking into account at the time of determination any changes to the merger agreement irrevocably offered by Stratex in response to such takeover proposal, and all financial, legal, regulatory and other aspects of such takeover proposal, including all conditions contained therein and the person making such proposal, and the merger agreement and any other factors deemed relevant by Richfield’s board of directors), is more favorable to the stockholders of Richfield than the merger.

Richfield agreed to, and to cause its affiliates and its and their representatives to, terminate any and all existing discussions or negotiations, if any, with any third parties and their representatives and financing sources conducted prior to the date of the merger agreement with respect to any acquisition proposal, and to promptly request that each third party that has executed a confidentiality agreement within the 24–month period prior to the date of the merger agreement, in connection with considering a takeover proposal, return or destroy all confidential information (and all materials incorporating confidential information possessed by such third party).

Reasonable Best Efforts Covenant

Richfield and Stratex have agreed to use their respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable law to complete the merger and the other transactions contemplated by the merger agreement as promptly as practicable, including preparing and filing all required governmental or third-party filings, notices and other documents, satisfying the conditions to the completion of the merger, obtaining all required governmental or third-party approvals, defending all lawsuits challenging the merger, and executing and delivering additional documents necessary to consummate the merger.

Proxy Statement/Prospectus and Registration Statement Covenant

Richfield and Stratex have agreed to prepare and file a proxy statement/prospectus and a registration statement with the SEC as promptly as practicable and to use their respective commercially reasonable best efforts to cause the registration statement to become effective under the Securities Act of 1933, as amended, which is referred to in this proxy statement/prospectus as the Securities Act, as soon after such filing as practicable and to keep the registration statement effective as long as is necessary to consummate the merger.

Directors and Officers Insurance

Stratex has agreed to maintain in effect for a period of six years the coverage provided by the policies of directors’ and officers’ liability insurance and fiduciary liability insurance in effect as of the date of the merger agreement by Richfield and its subsidiaries with respect to matters existing or arising on or before the effective time of the merger. However, Stratex will not be required to pay annual premiums in excess of 200% of the last annual premium paid by Richfield prior to the date of the merger agreement for such insurance, which we refer to as the maximum amount, but in such case shall purchase as much coverage as reasonably practicable for such amount. If Richfield elects, in its sole discretion, then Richfield may, prior to the effective time of the merger, purchase a “tail policy” with respect to acts or omissions occurring or alleged to have occurred prior to the effective time that were committed or alleged to have been committed by its directors and officers, in their capacity as such. However, the cost of such policy, if purchased by Richfield, cannot exceed six (6) times the maximum amount.

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Employee Matters

Stratex has agreed that, after the merger, with certain exceptions, it will cause any employee benefit plan in which Richfield employees are entitled to participate to recognize those employees’ service with Richfield for purposes of eligibility, vesting, benefit levels and benefit accrual or contribution rates to the same extent such service was recognized prior to the merger under the comparable Richfield employee benefit plan.

Other Agreements

The merger agreement contains certain other covenants and agreements, including covenants and agreements requiring, among other things, and subject to certain exceptions and qualifications described in the merger agreement:

•	Richfield and Stratex to provide the other party and its representatives with reasonable access to such party’s offices, properties, books and records and other information as may be reasonably requested;
•	Richfield has agreed to give Stratex the opportunity to participate in the defense or settlement of any stockholder litigation against Richfield or its directors or executive officers involving or relating to the merger or the other transactions contemplated by the merger agreement and Richfield has agreed to not settle any such litigation without Stratex’s prior written consent; and
•	subject to certain exceptions, the parties to consult with each other before issuing any press release or making any public statement with respect to the merger agreement or the merger.

Termination of the Merger Agreement

The merger agreement may be terminated at any time before completion of the merger, whether before or after Richfield stockholders have approved the merger agreement, in any of the following ways:

•	by mutual written consent of Stratex and Richfield;
•	by either Stratex or Richfield, if:
•	the merger has not been completed on or before the initial end date (December 1, 2014), unless all conditions to completion have been satisfied on the initial end date other than certain conditions relating to Richfield stockholder approval or the effectiveness of the registration statement of which this proxy statement/prospectus is a part in which case the merger agreement may be terminated by either Richfield or Stratex if the merger has not been completed on or before January 30, 2015; however, the right to terminate the merger agreement at the end date will not be available to any party whose breach of any provision of the merger agreement results in the failure of the merger to be completed by such time;
•	a final and non-appealable injunction has been entered permanently restraining or otherwise prohibiting the consummation of the merger and the other transactions contemplated by the merger agreement; however, the right to terminate the merger agreement under this paragraph will not be available to any party if such injunction was due to the failure of such party to perform any of its obligations under the merger agreement;
•	if the meeting of the Richfield stockholders for the approval of the merger has concluded and Richfield’s stockholders have not approved the merger;
•	there has been a breach by the other party of any representation or warranty or failure to perform any covenant or agreement that would result in the failure of the other party to satisfy the applicable condition to the closing related to accuracy of representations and warranties or performance of covenants, and such breach is not capable of being cured by the end date or, if such breach is capable of being cured by the end date, such other party is not diligently attempting to cure such breach after written notice from the party seeking to terminate the merger agreement, but only so long as the party seeking to terminate pursuant to this paragraph is not then in breach of its representations, warranties, covenants or agreements contained in the merger agreement, which breach would cause a condition to closing not to be satisfied;

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•	by Stratex, if prior to the approval of the merger agreement by Richfield’s stockholders;
•	the Richfield board of directors makes an adverse recommendation change. See “—No Solicitation by Richfield” beginning on page 77;
•	Richfield has willfully breached any of its obligations described under “—No Solicitation by Richfield” beginning on page 77; or
•	by Richfield, if:
•	prior to the approval of the merger agreement by Richfield’s stockholders, it has complied with all of its obligations described under obligations described under “—No Solicitation by Richfield” beginning on page 77, enters into a definitive agreement with respect to a takeover proposal, and pays the termination fee described under “—Termination Fees and Expenses” beginning on this page below; or

•	if Stratex and Merger Sub breach their obligations to complete the merger within 10 business days after it is required to take place if all of the conditions to their obligation to complete to the merger have been satisfied or waived in writing (other than those conditions which by their nature are to be satisfied at the closing, provided Richfield is able to satisfy such conditions) and Richfield certifies that such conditions have been satisfied and Richfield is prepared to satisfy those conditions.

If the merger agreement is validly terminated, the merger agreement will become void and of no effect (except that certain designated provisions will survive termination). However, none of the parties to the merger agreement will be relieved or released from any liability resulting from fraud or the willful or intentional breach of any obligation under the merger agreement occurring prior to termination or as provided in the confidentiality agreement.

Termination Fees and Expenses

Richfield must pay Stratex a termination fee of $3,000,000 if:

•	Richfield terminates the merger agreement prior to the approval of Richfield’s stockholders in order to enter into a definitive agreement with respect to a takeover proposal;
•	Richfield terminates the merger agreement after the Richfield stockholders meeting has concluded without approving the merger and prior to the approval of Richfield’s stockholders, a takeover proposal has been publicly announced and Richfield and Richfield enters into an agreement for, or consummates, a takeover proposal within 24 months after Richfield terminates the merger agreement;
•	Stratex terminates the merger agreement before Richfield’s stockholders have approved the merger because Richfield’s board of directors has made an adverse recommendation change or because Richfield willfully breached the merger agreement;
•	Richfield terminates the merger agreement before Richfield’s stockholders have approved the merger and at the time of such termination Stratex would have been permitted to terminate the merger agreement because of an adverse recommendation change by Richfield’s board of directors or because of Richfield’s willful breach of the merger agreement; or
•	Stratex terminates the merger agreement because of a breach of Richfield’s covenants in the merger agreement.

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In the event that Richfield terminates the merger agreement under the circumstances set forth in the first bullet above, Richfield must also pay up to $300,000 of Stratex’s out of pocket expenses in connection with the merger agreement.

In the event Richfield terminates the merger agreement because Stratex and Merger Sub have breached their obligations to complete the merger within 10 business days after it is required to take place, Stratex must pay to Richfield a $1,000,000 termination fee. At Stratex’s option, the payment of this amount may be made by crediting it to the amount Richfield is required to repay under the loan agreement. For a description of the loan agreement see “THE Loan Agreement” beginning on page 82.

Fees and Expenses

The merger agreement provides that each of the parties will bear its own costs and expenses in connection merger agreement, except for the obligation of Richfield to pay certain expenses of Stratex upon the termination of the merger agreement as described in “—Termination Fees and Expenses” described on page 80.

Third-Party Beneficiaries

The merger agreement is not intended to and does not confer upon any person other than the parties to the merger agreement any rights or remedies, except:

•	the right of Richfield’s directors to enforce the obligation of Stratex to maintain directors and officers insurance as described in “–Directors and Officers Insurance” on page 78; and
•	the right of the Richfield stockholders to receive the merger consideration after the completion of the merger.

Amendments; Waivers

Any provision of the merger agreement may be amended or waived before completion of the merger if the amendment or waiver is in writing and is signed by each party to the merger agreement.

Explanatory Note Regarding the Merger Agreement and the Summary of the Merger Agreement: Representations, Warranties and Covenants in the Merger Agreement Are Not Intended to Function or Be Relied on as Public Disclosures

The merger agreement and the summary of its terms in this proxy statement/prospectus have been included to provide information about the terms of the merger agreement. The merger agreement and the summary of its terms are not intended to provide any other factual information about Richfield, Stratex, or any of their respective subsidiaries or affiliates. The representations, warranties, covenants and agreements contained in the merger agreement were made only for purposes of that agreement and as of specific dates; were made solely for the benefit of the parties to the merger agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures; may not have been intended to be statements of fact, but rather, as a method of allocating contractual risk and governing the contractual rights and relationships between the parties to the merger agreement; and may be subject to standards of materiality applicable to contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Richfield, Stratex or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the merger agreement, which subsequent information may or may not be fully reflected in Richfield’s or Stratex’s public disclosures

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THE LOAN AGREEMENT

Concurrently with the execution of the merger agreement, Stratex, Richfield, and certain of Richfield’s subsidiaries entered into a Note and Security Agreement providing for advances of up to $3,000,000 by Stratex to Richfield and its subsidiaries. On July 17, 2014, Stratex, Richfield, and the Richfield subsidiaries that are a party to the Note and Security Agreement amended and restated the Note and Security Agreement by entering into an Amended and Restated Note and Security Agreement (which we refer to as the loan agreement) that increased the total amount to be advanced to $4,000,000. Of the total amount that may be advanced under the loan agreement, up to $2,800,000 is available to fund those costs of Richfield’s Kansas work program which are approved by Stratex, $400,000 must be used to pay certain liabilities of Richfield and its subsidiaries, up to $100,000 may be used to acquire additional oil and gas leases in Utah, and the remaining $700,000 may be used for general corporate purposes.

Advances made under the loan agreement bear interest at an annual rate of 6% and must be repaid upon the earlier of (1) January 30, 2015, (2) ten business days after the consummation of the merger, or (3) Richfield’s entry into a superior proposal (as defined in the merger agreement) (for the definition of a superior proposal, see “THE MERGER AGREEMENT – No Solicitation by Richfield” beginning on page 77).

The obligations of Richfield and its subsidiaries under the loan agreement are secured by security interests and mortgages in all of their assets.

The loan agreement contains conditions to advances, representations and warranties, covenants and events of default which are customary for secured commercial loan transactions. In addition, the loan agreement also:

•	conditions advances upon the continued accuracy of the representations and warranties set forth in the merger agreement, upon Richfield’s compliance with its obligations under the merger agreement, and upon the absence of a superior proposal under the merger agreement; and
•	provides that an event of default will occur if any representation or warranty of Richfield in the merger agreement is false or misleading when made or when deemed to be made under the loan agreement.

As of the date of this proxy statement/prospectus, Stratex has advanced approximately $2,057,860 to Richfield and its subsidiaries under the loan agreement.

THE VOTING AGREEMENTS

Concurrently with the execution of the merger agreement, Stratex also entered into voting agreements with each member of Richfield’s board of directors, certain stockholders (including its largest creditor), and each of its executive officers, owning an aggregate of approximately 46% of Richfield’s outstanding common stock.

The following is a summary of the material terms of the voting agreements. This summary may not contain all of the information about the voting agreement that is important to you. The summary in this section and elsewhere in this proxy statement/prospectus is qualified in its entirety by reference to the form of voting agreement attached as Annex C to, and incorporated by reference into, this proxy statement/prospectus. You are encouraged to read the voting agreement in its entirety.

Voting

Each Richfield stockholder who is a party to a voting agreement agreed to vote:

•	in favor of the merger, the merger agreement and the transactions contemplated by the merger agreement;
•	against any proposal that could reasonably be expected to result in a breach of any representation, warranty, or obligation of Richfield in the merger agreement;
•	against any proposal which could reasonably be expected to delay or adversely affect the timely completion of the merger or the fulfillment of the conditions under the merger agreement or change in any manner the voting rights of any class of shares of Richfield;
•	against any extraordinary corporate transaction other than the merger; and
•	against any takeover proposal and any change in a majority of the members of Richfield’s board of directors.

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Restrictions on Transfer

Each Richfield stockholder who is party to a voting agreement has agreed with Richfield, subject to certain exceptions, not to (i) sell, assign, pledge, mortgage, encumber, grant an option with respect to, transfer or dispose of such stockholder’s shares or any interest in such shares; (ii) enter into an agreement or commitment contemplating the possible sale of, assignment of, pledge of, mortgage of, encumbrance of, grant of an option with respect to, transfer of or disposition of such stockholder’s shares or any interest therein; or (iii) reduce such stockholder’s beneficial ownership interest in or risk relating to any such security.

Representations and Warranties

Each party to a voting agreement has made customary representations and warranties, including with respect to (i) authority to enter into and carry out its obligations under, and enforceability of, the voting agreement and (ii) the absence of any conflicts or required consents that would interfere with such party’s ability to perform its obligations under the voting agreement.

Termination

Each voting agreement will terminate upon the earliest to occur of: (i) completion of the merger and (ii) the termination of the merger agreement in accordance with its terms.

Other Capacities

Each voting agreement provides that nothing in the voting agreement creates an obligation on the part of a party to act or refrain from acting as a director or officer of Richfield in a manner inconsistent with such party’s fiduciary obligations as a director or officer of Richfield.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Richfield

The following table sets forth, as of August 18, 2014, certain information regarding beneficial ownership of our common stock by (i) each person or entity who is known by Richfield to own beneficially more than 5% of the outstanding shares of our common stock, (ii) each of Richfield’s directors, (iii) each of Richfield’s executive officers, and (iv) all of Richfield’s current directors and executive officers as a group. As of August 18, 2014, Richfield had one class of voting securities that consisted of 60,616,448 shares of common stock issued and outstanding. Beneficial ownership is determined in accordance with the rules of the SEC and does not necessarily indicate beneficial ownership for any other purpose. Under these rules, beneficial ownership includes those shares of common stock over which the stockholder had sole or shared voting or investment power. In computing the number and percentage of shares beneficially owned by a person, shares of common stock that a person has a right to acquire within sixty (60) days of August 18, 2014, pursuant to options, warrants or other rights are counted as outstanding, while these shares other persons have the right to acquire are not counted as outstanding. The following table is based upon information supplied by directors, officers and principal stockholders.

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Name (1)	Number of Shares		Percent of Common Stock
Certain Beneficial Owners:
Alan D. Gaines	4,866,381	(2)	8.1%
Wendell Y.M. Lew	20,997,510	(3)	26.7%
Directors and Officers:
Douglas C. Hewitt, Sr.	9,027,333	(4)	14.9%
Glenn G. MacNeil	3,748,045	(5)	6.2%
John J. McFadden	75,324		0.1%
Michael A. Cederstrom	2,488,875		4.1%
Joseph P. Tate	2,607,721	(6)	4.3%
Thomas R. Grimm	405,625		0.7%
Directors and Officers as a Group (6 persons)	18,352,923		30.3%

(1)	As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). Unless otherwise indicated, the address of each stockholder is 175 S. Main Street, Suite 900, Salt Lake City, UT 84111.

(2)	Consists of 4,886,381 shares owned by Alan D. Gaines. Mr. Gaines’ children also own 900,000 shares, as to which he disclaims beneficial ownership. The address of Mr. Gaines is c/o Stratex Oil & Gas Holdings, Inc., 30 Echo Lake Road, Watertown, CT 06795.

(3)	Consists of the following which is held by the Wendell Y.M. Lew Revocable Living Trust (“Trust”) in which Mr. Lew may deemed to be the beneficial owner by virtue of being the trustee of the Trust: (i) 2,985,131 shares held in the name of the Trust; (ii) 4,039,760 warrants owned by the Trust to purchase common stock; and (iii) the right to convert two convertible notes payable into 13,972,616 shares of common stock. The address of the Trust is P.O Box 22729 Honolulu, HI 96823.

(4)	Consists of the following shares owned by Douglas C. Hewitt, Sr., or of which Mr. Hewitt may be deemed to be the beneficial owner: (i) 5,027,333 shares held in the name of Douglas C. Hewitt, Sr. and (ii) 4,000,000 shares held in the name of the D. Mack Trust by virtue of being the trustee of the trust. The address of the D. Mack Trust is 1775 Stone Ridge Drive, Bountiful, UT 84010.

(5)	Consists of the following shares owned by Glenn G. MacNeil, or of which Mr. MacNeil may be deemed to be the beneficial owner: (i) 1,874,023 shares held in the name of Glenn G. MacNeil, and (ii) 1,874,022 shares held in the name of Carolyn Kovachik-MacNeil, Mr. MacNeil’s spouse. The address of Mr. MacNeil and his spouse is 521-11 Bronte Road, Oakville, Ontario, Canada, L6L 0E1.

(6)	Consists of the following shares owned by Joseph P. Tate, or of which Mr. Tate may be deemed to be the beneficial owner: (i) 2,264,221 shares held in the name of Joseph P. Tate, (ii) 263,500 shares held in the name of Jennifer Tate, Mr. Tate’s spouse, and (iii) warrants to purchase 80,000 shares of common stock. The address of Mr. Tate and his spouse is 3252 No. Lake Drive, Milwaukee, WI 53211.

Stratex

The following table sets forth certain information regarding the beneficial ownership of our common stock as of August 21, 2014 by (i) each of Stratex’s current directors and executive officers; (ii) each person who, to our knowledge, beneficially owns more than 5% of outstanding shares of our common stock; and (iii) all of Stratex’s current directors and executive officers as a group. As of August 21, 2014, Stratex had one class of voting securities that consisted of 56,687,376 shares of common stock issued and outstanding. Beneficial ownership is determined in accordance with the rules of the SEC and does not necessarily indicate beneficial ownership for any other purpose. Under these rules, beneficial ownership includes those shares of common stock over which the stockholder had sole or shared voting or investment power. In computing the number and percentage of shares beneficially owned by a person, shares of common stock that a person has a right to acquire within sixty (60) days of August 21, 2014, pursuant to options, warrants or other rights are counted as outstanding, while the shares other persons have the right to acquire are not counted as outstanding.

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Name and address of Beneficial Owner (1)	Amount		Percent of Class
Stephen P. Funk (Chief Executive Officer and Director)	13,100,000	(2)	21.20
Alan D. Gaines (Executive Chairman of the Board)	7,500,000	(3)	11.68
Matthew S. Cohen (Executive Vice President & General Counsel	1,400,000	(4)	2.42
Michael J. Thurz (Director)	1,543,900	(5)	2.65
Frederic L. Saalwachter (Director)	250,000	(6)	*
Avi Dan 245 E 54th St. New York, NY 10022	5,042,500		8.96
Directors and Officers as a Group (5 persons)	23,793,900		33.03

*	Represents beneficial ownership of less than one percent.

(1)

As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). Unless otherwise indicated, the address of the beneficial holder is c/o Stratex Oil & Gas Holdings, Inc., 30 Echo Lake Road, Watertown, CT 06795.

(2)	Includes (i) 8,000,000 shares of common stock, (ii) 3,600,000 shares underlying a stock option, exercisable at $0.08 per share and (iii) 1,500,000 shares underlying a stock option, exercisable at $0.50 per share, all of which are held by Rotary Partners LLC, an entity in which Mr. Funk is the sole member and has full voting and dispositive power. Does not include shares of common stock issuable to Rotary Partners LLC upon consummation of the merger with respect to 35,000 shares of Richfield common stock owned by it.

(3)	Includes 7,500,000 shares underlying stock options, exercisable at $0.15 per share.

(4)	Includes 1,000,000 shares underlying a stock option, exercisable at $0.30 per share, and excludes 1,000,000 shares underlying a stock option, exercisable at $0.30 per share, which shares vest in 2 equal installments on each of August 8, 2015 and 2016.

(5)	Includes 1,500,000 shares underlying a stock option, exercisable at $0.15 per share.

(6)	Includes 250,000 shares of common stock underlying stock options exercisable at $0.30 per share.

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DIRECTORS AND EXECUTIVE OFFICERS OF SURVIVING STRATEX

Each of the four current directors of Stratex is expected to continue to serve as a director of Stratex following the merger. In addition, it is expected that the three additional directors identified in the table below (two of whom presently serve as directors of Richfield) will serve as directors of Stratex upon completion of the merger. The names, ages and titles of such individuals and of the persons expected to serve as executive officers of Stratex after the merger are also set forth in the following table.

Name	Age	Position at Stratex
Alan D. Gaines	58	Chairman of the Board and Director
Stephen P. Funk	51	Chief Executive Officer and Director
Matthew S. Cohen	48	Executive Vice President and General Counsel
Michael A. Cederstrom	61	Vice President
Glenn G. MacNeil	55	Interim Chief Financial Officer
Michael J. Thurz	49	Director
Frederic L. Saalwachter	70	Director
Joseph P. Tate	70	Director
John J. McFadden	69	Director

Officers

Alan D. Gaines Mr. Gaines brings approximately 30 years of experience as an energy investment and merchant banker. In 1983, Mr. Gaines co-founded Gaines, Berland Inc., a full service investment bank/advisory and brokerage, specializing in global energy markets, with particular emphasis given small to mid-capitalization public and private companies. Mr. Gaines’ sold his ownership in this entity in 1998. In 2001 Mr. Gaines founded Dune Energy, Inc. (symbol: DUNR), a publicly traded independent E&P company, and served as the chairman of the board from 2001 to 2011. Mr. Gaines also served as chief executive officer of Dune Energy from its inception until April 2007. From April 2005 until August 2008, Mr. Gaines served as vice-chairman and from April 2005 until July 2008, Mr. Gaines served as a director of Baseline Oil & Gas. From 2006 to 2010, Mr. Gaines served as a director of Cross Canyon Energy Corp., where he also served as chief executive officer from April 2006 to September 2007 and as chairman of the board from April 2006 to May 2008. From February 2011 until April 2011, Mr. Gaines served as chairman of the board of Strategic American Oil Corp. (now known as Hydrocarb Energy Corp., symbol: HECC), and from January 2012 until February 2014, Mr. Gaines served on the board of directors of Eagleford Energy Inc. (symbol: EFRDF), both independent E&P companies. Mr. Gaines holds a B.B.A. in Finance from Baruch College and an M.B.A. in Finance (with distinction) from The Zarb School, Hofstra University Graduate School of Management.

Stephen P. Funk Mr. Funk brings over 30 years of experience in finance to Stratex. He has served as the principal of Alta Investments LLC (“Alta”), a company providing specialized investment banking consultant services, since founding it in 1999. Mr. Funk has consulted on numerous mergers, acquisitions and strategic alliances. From 2007 through 2010, Mr. Funk served as the managing member of Cherokee Enterprises LLC, a construction dewatering firm serving the heavy construction industry. From 1999 through 2001, Mr. Funk was a vice president at Windham Associates, a mergers and acquisition firm and from 1991 to 1999, he worked at Merrill Lynch as a vice president in Business Financial Services. Mr. Funk graduated from Marist College in 1984 with a B.S. in Business Administration, Finance.

Matthew S. Cohen Mr. Cohen brings over 23 years of experience as a corporate and securities attorney with a focus on the formation, financing and development of upstream oil & gas companies. From June 2012 through August 2014, Mr. Cohen was a Shareholder in the law firm of Buchanan Ingersoll & Rooney PC. From March 2008 through May of 2012, he was a Partner in the law firm of Thompson & Knight LLP and from January 2001 through March of 2008, he served as a Partner of Eaton & Van Winkle. Mr. Cohen graduated from Emory University in 1988 with a B.A. in Biology and earned his J.D. from Brooklyn Law School in 1991.

Michael J. Thurz Mr. Thurz Michael J. Thurz is a certified public accountant (CPA) with approximately 14 years of audit experience. Since March 2010, Mr. Thurz has served as a Senior Vice President of Accounting Resources Inc., a company providing back office accounting through CFO level services for companies engaged in a variety of industries including oil & gas. While employed at Accounting Resources, Mr. Thurz assisted Stratex management with day to day accounting activities and the preparation of its periodic reports for which Accounting Resources was paid an aggregate of $147,000 over the past three and one-half years. From October 2007 to February 2010, he served as Audit Senior Manager at Saslow, Lufkin & Buggy, LLP and from February 1993 to June 2007, he served as President of National Supplement Warehouse, a vitamin and supplement retail store chain. Mr. Thurz received his BSBA (accounting) from the University of Hartford in 1987.

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Michael A. Cederstrom Mr. Cederstrom has served as Richfield’s general counsel and corporate secretary since December 15, 2011. Mr. Cederstrom provided legal services to Richfield as an independent contractor from March 2011 until December 15, 2011. Mr. Cederstrom served as general counsel to Hewitt Petroleum, Inc. from May 2009 until March 2011. Mr. Cederstrom has over 31 years of experience as a corporate attorney representing businesses in various capacities, including SEC reporting and compliance. Mr. Cederstrom has represented oil and gas exploration and production companies for over 17 years in all areas including leasing, environmental and regulatory compliance and securities matters. Mr. Cederstrom practiced law with Dexter & Dexter Attorneys at Law from 2004 to 2008. Mr. Cederstrom’s law practice specialized in business law, including initial organization of business entities, maintenance of the entity, employment matters and business tax matters. In 1997 Mr. Cederstrom organized and registered the shares of HEGCO Canada, Inc. on the CDNX, and served as its general counsel and CFO from 1997 to 2002. Mr. Cederstrom has participated in the organization of a bank and registration of the bank's shares on the New York Stock Exchange, and has served on the Board of Directors of two banks and several other businesses. Mr. Cederstrom received a Bachelor of Science degree in Finance from the University of Utah and a Juris Doctorate degree from Southwestern University. While at Southwestern University, Mr. Cederstrom earned two Jurisprudence Awards for exceptional achievement in the study of Tax and Estate Planning.

Glenn G. MacNeil Mr. MacNeil has served as Richfield’s chief financial officer since April 1, 2011. Mr. MacNeil brings over 30 years of international experience in chief financial officer and director roles in both the oil and gas and financial services industries. Mr. MacNeil is a Canadian Professional Accountant (CPA) and a U.S. Certified Public Accountant of South Carolina (CPA). Mr. MacNeil has been an officer and served as director for numerous private and publicly-held companies, some of which are as follows: chief financial officer and executive vice president of GCAN Insurance Company, a Canadian regulated insurance company, from 2008 to 2011; finance director of Nostra Terra Oil and Gas Company, PLC, a U.K. based LSE-AIM listed oil and gas company, from 2007 to 2009; finance director of CNA Insurance Company Limited, a European regulated insurance company, from 2004 to 2008; chief financial officer and executive vice president of Canadian Operations of Continental Casualty Company, a Canadian regulated insurance company (also known as “CNA Canada”), from 1998 to 2004; and vice president finance, Canadian operations of Everest Reinsurance Company and vice president finance and director of Everest Insurance Company of Canada, Canadian regulated reinsurance and insurance companies, from 1988 to 1998. Mr. MacNeil had leading roles in acquisitions, divestitures, turnaround situations and start-up businesses. In addition to serving on Richfield’s board of directors, Mr. MacNeil serves as a director of HEGCO Canada Inc., a TSX-V listed, non-trading shell company. Mr. MacNeil is a member of the Ontario Institutes of Certified Professional Accountants (CPA), and Certified Public Accountants of South Carolina (CPA). Mr. MacNeil received a Bachelor of Business Administration degree (BBA) from the Cape Breton University, Nova Scotia.

Frederic (“Ric”) L. Saalwachter Frederic (“Ric”) L. Saalwachter has decades of experience in the energy industry with capital markets financing transactions and advisory services provided to a wide variety of oil & gas and other energy companies. As an investment banker, Mr. Saalwachter has arranged numerous debt and equity financings and provided strategic advice in connection with a large number of mergers and acquisitions. It is anticipated that Mr. Saalwachter will join the Company’s Compensation Committee when constituted. Presently, Mr. Saalwachter serves as a Managing Director in Capital Markets at StormHarbour Securities, LP, a position he has held since March 2014. He was previously Managing Director and Head of the Energy Investment Banking Group at the PrinceRidge Group and for most of the prior 16 years, he served as Managing Director in Energy Banking for the Sanders Morris Group and affiliated companies. Previously, he was a senior banker for Shearson Lehman, Kemper Securities and Warburg Paribas Becker. Mr. Saalwachter was a co-founder of a group of oilfield service companies with businesses primarily dedicated to offshore drilling. Mr. Saalwachter holds a B.A. degree from Fairfield University.

John J. McFadden has served on Richfield’s Board of Directors since May 18, 2008 and serves as the Chairman of Richfield’s Compensation and Audit Committees. Mr. McFadden brings over 40 years of experience in the investment banking industry. Since 1998 Mr. McFadden has been self-employed as a consultant, providing consultation to his clients regarding both investment banking and energy matters. His clients include Equitable Gas, Select Energy and Optimira Energy. From 1996 until 1998, Mr. McFadden was employed as the Senior Managing Director of Cambridge Holding and Cambridge Partners, LLC, a private investment company based in New York, NY. From 1968 until 1996 Mr. McFadden was employed by The First Boston Corporation (later Credit Suisse First Boston) with a variety of responsibilities in corporate finance and public finance, including service as Vice President and Treasurer. Mr. McFadden has previously served as a director of two publicly-traded companies, of Advanced Battery Technologies, Inc. and China Digital Animation, Inc. Mr. McFadden received a Bachelor of Arts degree from St. Bonaventure University.

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Joseph P. Tate has served on Richfield’s Board of Directors since March 31, 2012 and serves as the Chairman of Richfield’s Nominating and Corporate Governance Committees and as a member of Richfield’s Audit Committee and Compensation Committee. Mr. Tate has more than 40 years of entrepreneurial experience. In 1967, he founded Valley Sanitation, a two-truck waste hauling business in Fort Atkinson, Wisconsin. The company had three employees and annual revenues of $40,000 the first year. In 1993, he merged his 12-location business with 10 others to form Superior Services, Inc., a solid waste, special waste and hazardous waste business serving the Midwest (“Superior”). By 1999, Superior had a successful initial public offering, a secondary offering and finally, sold to Vivendi, a French conglomerate. At the time of the sale, Superior had over 3,000 employees. Mr. Tate served as President/CEO and Chairman of the Board at Superior. After the sale of Superior, Mr. Tate started Tate Enterprises, a company that offers professional management services to the organizations in which he is a substantial equity partner. Mr. Tate is an officer, director and/or significant equity holder in several companies including OnMilwaukee.com, an internet city guide; TMX, a decorative mulch company; Tate Farm, a ranch in Utah; Mason Car Wash, a car wash and oil change business; Sherman Disposal, a solid waste disposal company; Coastal Disposal, a solid waste disposal company; Midwest Compost, a grass and leaves transfer station; and Rapport Leadership, an organizational and leadership development company. Mr. Tate recently retired from the non-profit boards of Second Harvest of Wisconsin and the Next Door Foundation. He currently serves as a director of CEO Leadership Academy, The Tate Family Foundation and Rapport Leadership.

Richfield Executive Compensation

Summary Compensation Table

The table below sets forth compensation earned in 2013 and 2012 by Richfield’s named executive officers who are expected to be officers or directors of Stratex after the consummation of the merger for services rendered in all capacities to Richfield and its subsidiaries.

Name and Principal Position		Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Compensation	All Other Compensation	Total
			($)	($)	($)	($)	($)	($)	($)
			(1)		(2)	(3)		(4)

Alan D. Gaines Executive Chairman of the Board	(5)	2013	192,000	-	-	795,009	-	-	987,009
		2012	-	-	-	-	-	-	-
Glenn G. MacNeil Chief Financial Officer and Director	(7)	2013	-	-	-	-	-	326,000	326,000
		2012	138,000	-	352,500	-	-	188,000	678,500
Michael A. Cederstrom General Counsel and Corporate Secretary	(8)	2013	266,000	-	-	-	-	-	266,000
		2012	216,000	-	322,500	-	-	50,000	588,500

(1)	In 2013, base salary compensation was earned by and paid to Richfield’s named executive officers as follows: (i) Mr. Gaines was appointed Executive Chairman of the Board of Richfield on May 6, 2013. Mr. Gaines’ annual salary was $288,000 and he earned $192,000 in 2013 all of which was accrued and unpaid as of December 31, 2013. (ii) Mr. Cederstrom earned $266,000 of which $201,242 was paid in cash in 2013 and the remaining $64,758 was accrued and unpaid as of December 31, 2013. In 2012, base salary compensation was earned by and paid to our named executive officers as follows:; (i) Mr. MacNeil’s services to Richfield were governed by an employment agreement relating to his services while in the United States, under which Mr. MacNeil earned $138,000; and a financial services agreement through MacKov relating to services performed while in Canada, under which MacKov earned $138,000, for an aggregate of $276,000, all of which was paid in cash in 2012; and (ii) Mr. Cederstrom earned $216,000, all of which was paid in cash in 2012.

(2)	This column reflects amounts awarded pursuant to our incentive plan and other stock awards, each of which were established and approved by the Board of Directors.

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(3)	This column reflects amounts based upon the Black-Scholes valuation model for stock option awards. Mr. Gaines was awarded 3,500,000 options which are exercisable at $1.00 for a period of seven years. The total estimated valuation of Mr. Gaines’ options was $1,590,018 at the time of the award of which $795,009 was vested and expensed during 2013.

(4)	In 2013, “All Other Compensation” earned by our named executive officers included: (i) Mr. MacNeil’s services to Richfield were governed by an employment agreement relating to his services while in the United States, under which Mr. MacNeil earned $0 in 2013; and a financial services agreement through MacKov relating to services performed while in Canada, under which MacKov earned $326,000 in consulting fees of which $68,853 was paid in cash in 2013 and the remaining $257,147 was accrued and unpaid as of December 31, 2013. In 2012, “All Other Compensation” earned by our named executive officers included: (i) Mr. MacNeil’s $188,000 includes $138,000 earned by MacKov for consulting services and $50,000 which was earned by MacNeil for director’s fees, all of which was paid in cash in 2012; and (ii) Mr. Cederstrom, earned $50,000 all of which was paid in cash in 2012 as corporate secretary fees.

(5)	Mr. Gaines was appointed Executive Chairman of the Board on May 6, 2013 and resigned on May 6, 2014.

(6)	Since our inception on April 8, 2011, Glenn G. MacNeil has served as Richfield’s Chief Financial Officer and as one of its directors. During 2011, Mr. MacNeil’s services as Chief Financial Officer were governed by a financial services agreement between Richfield and MacKov. In 2012, Mr. MacNeil’s services as Chief Financial Officer were governed by an employment agreement relating to his services while in the United States, as well as a financial services agreement through MacKov relating to services performed while in Canada.

(8)	From Richfield’s inception until December 15, 2011, Mr. Cederstrom provided services to Richfield as a consultant. Effective December 15, 2011, Mr. Cederstrom was appointed as Richfield’s General Counsel and Corporate Secretary.

Employment and Consulting Agreements

Richfield has entered into written executive employment agreements with Mr. MacNeil and Mr. Cederstrom, as well as a financial services agreement with MacKov relating to services provided by Glenn G. MacNeil, which we call executive agreements, each of which became effective as of January 1, 2012, with the exception of Mr. Alan D. Gaines whose employment agreement became effective on May 6, 2013. The compensation payable to each named executive officer under such officer’s executive agreement is set forth in the footnotes to the Summary Compensation Table above. Other than terms relating to each named executive officer’s compensation, the executive agreements contain identical terms and conditions, which are described below. Each of the executive agreements provides that year-end cash and/or share bonuses are at the discretion of the compensation committee or Board of Directors, and are based on Richfield’s achievement of specified predetermined and mutually agreed-upon performance objectives each year. Effective January 1, 2013, the previous Board of Director fees of $50,000 per year for Mr. MacNeil and Mr. Cederstrom’s previous corporate secretary fees of $50,000 per year were added to their annual salary or consulting fees and are no longer compensated separately as director or corporate secretary fees.

Richfield entered into financial services agreements with MacKov relating to Mr. MacNeil’s services as Chief Financial Officer. In 2012 and 2013, Mr. MacNeil’s services as Chief Financial Officer were governed in part by an employment agreement between Richfield and Mr. MacNeil for services provided while residing in the United States and in part by a financial services agreement, effective January 1, 2012, between Richfield and MacKov for Mr. MacNeil’s services provided while residing in Canada. MacKov is an Ontario, Canada incorporated private company that is wholly owned and controlled by Mr. MacNeil and his spouse.

Alan D. Gaines’ employment agreement dated May 6, 2013 was modified on January 15, 2014 canceling 3,500,000 outstanding stock options and issuing 4,908,532 restricted Company common stock representing 9.9% of the Company’s common shares at the time. The stock was fully vested and the fair value of $1,472,560, or $0.30 per share, was expensed in the first quarter of 2014.

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Elements of Compensation

The total compensation and benefits program for Richfield’s executives generally consists of the following components:

•	base salaries and/or consulting fees;

•	annual incentive bonuses;

•	discretionary bonuses;

•	long-term equity-based incentive compensation;

•	health and welfare benefits;

•	perquisites; and

•	severance payments/change of control.

Base Salaries

Richfield provides base salaries to compensate its executive officers for services performed during the fiscal year. This provides a level of financial certainty and stability in a historically volatile and cyclical industry. Base salaries are designed to reflect the experience, education, responsibilities and contribution of each individual executive officer.

Annual Incentive Bonuses

Richfield provides annual stock or cash incentive bonuses to our directors, executive officers, employees and consultants. These bonuses provide variable compensation earned only when performance goals established, from time to time, by Richfield’s Board of Directors are achieved. Incentive bonuses are designed to reward these individuals for the achievement of certain corporate and executive performance objectives set by our Board of Directors and for contributions to the achievement of certain of our objectives. Any annual incentive bonus paid by Richfield is payable in cash or Richfield stock, at the election of the individual receiving such bonus.

Discretionary Bonuses

In addition to annual incentive bonuses discussed above, the compensation committee of Richfield’s Board of Directors may also approve the payment of discretionary bonuses to officers and other employees in recognition of significant achievements.

Health and Welfare Benefits

Richfield offers health and welfare programs to all eligible employees. Under the terms of their employment agreements, the named executive officers are eligible for the same broad-based benefit programs on the same basis as the rest of our employees. Our health and welfare programs include health, pharmacy and dental benefits.

Severance Payments/Change of Control

Richfield’s employment and/or consulting agreements in place with each of our executive officers providing for lump-sum severance compensation upon termination of the officer’s employment for a variety of reasons, including a change of control.

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Stratex Executive Compensation

 The following table sets forth information regarding each element of compensation that Stratex paid or awarded for 2013 and 2012 to its named executive officers who are expected to be directors or officers of Stratex after the consummation of the merger.

Name and Principal Position	Year	Salary($)	Bonus	Stock Awards ($) (1)	Option Awards ($) (2)	All Other Compensation	Total($)
Steve P. Funk	2013	250,000	0	10	501,517	9,000	760,527
Chief Executive Officer	2012	208,333	0	4,416	171,124	3,300	387,173

(1)	Related to the issuance of preferred stock during 2012 and 2013.
(2)	Related to the vesting of options during 2012 and 2013.

Director Compensation

Stratex does not provide compensation to its employee directors for their services as directors. Commencing August 2014, it was determined that non-employee directors would each receive $7,500 per quarter as compensation for serving as a director and an additional $2,500 per quarter for serving on a committee.

Employment Agreements

Mr. Funk entered into an employment agreement dated April 1, 2012 with Stratex Oil & Gas, Inc., a wholly owned subsidiary of Stratex (which we call SOG). That employment agreement originally had a five year term. On November 22, 2013, Mr. Funk, SOG and Stratex executed an amendment extending the term of Mr. Funk’s employment until April 1, 2019. Under the terms of his amended employment agreement, Mr. Funk presently receives an annual base salary of $302,500 with annual increases of 10% per year. Mr. Funk is also entitled to receive an annual cash bonus in an amount to be determined by Stratex’s Board of Directors.  Stratex has agreed to promptly reimburse Mr. Funk for all reasonable and necessary business expenses, including without limitation, telephone and facsimile charges incurred by him on behalf of Stratex. In addition the Statex has agreed to provide Mr. Funk with a monthly automobile allowance of $750.

Pursuant to his employment agreement as amended, Mr. Funk has been granted options to acquire (i) up to 1,500,000 shares of common stock, at an exercise price of $0.50 per share and (ii) 3,600,000 shares of common stock, at an exercise price of $0.08 per share. Additionally, Mr. Funk was issued 50 shares of Stratex preferred stock under his initial employment agreement and an additional 10 shares of Stratex preferred stock when the amendment to his employment agreement was executed. The shares of Stratex preferred stock have no liquidation or dividend preference and each share of Stratex preferred stock entitles the holder to one million (1,000,000) votes on all matters submitted to a vote of Stratex’ stockholders. On August 20, 2014, in order to satisfy a condition to the merger as set forth in the merger agreement, Mr. Funk surrendered for cancellation, all shares of preferred stock held by Rotary Partners LLC (an entity in which Mr. Funk owns 100% of the membership interests) in exchange for 7,000,000 shares of Stratex common stock. This issuance was unanimously approved by Stratex’s Board of Directors (with Mr. Funk abstaining).

Stratex entered into an Employment Agreement with Alan Gaines dated as of May 6, 2014, pursuant to which he agreed to serve as the Chairman of the Board of Directors of Stratex and was accordingly elected by the Stratex Board of Directors to serve as a director of Stratex and as the Chairman of its Board of Directors. Previously, Mr. Gaines served as Executive Chairman of the Board of Directors of Richfield from May 2013 to May 6, 2014. The Board of Directors of both Richfield and Stratex determined that it would be in the best interests of both companies for Mr. Gaines to resign from Richfield and to join Stratex in order to facilitate the merger.

Mr. Gaines’ employment agreement provides for Mr. Gaines to serve as the Chairman of our Board of Directors, at an annual base salary of $350,000. The initial term of employment under the Employment Agreement is five (5) years, unless earlier terminated by Stratex or Mr. Gaines by reason of disability, for cause, for “good reason,” change of control or otherwise. In addition to his base salary, commencing January 1, 2015, Mr. Gaines will be eligible for a targeted annual performance bonus equal to 100% of his then applicable base salary, as determined by our Board, based upon certain performance criteria to be adopted by the Board upon the recommendation of Stratex’s compensation committee.  The actual bonus may be less than or more than the target bonus based upon the assessment by the Board, in its sole and absolute discretion, of Mr. Gaines’ performance against such criteria. Notwithstanding the foregoing, in no event shall Mr. Gaines’ bonus awarded in any year exceed 200% of Mr. Gaines’ then applicable base salary.  Stratex has also agreed to reimburse Mr. Gaines for all reasonable out of pocket expenses incurred by him in furtherance of Stratex’s business.

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Upon termination of Mr. Gaines’ employment by Stratex without “cause”, upon his resignation for “good reason”, or upon his termination following a “change of control” (each as defined in his employment agreement) Mr. Gaines would be entitled to receive from Stratex a severance payment equal to two and ninety nine one-hundredths times (2.99X) his then current base salary plus his then targeted annual bonus.  Mr. Gaines would also be entitled to any unpaid Bonus from the preceding year of employment.

Mr. Gaines has agreed that, during the term of his employment and for a one-year period after his termination (other than termination by him for good reason or by us without cause), not to engage, directly or indirectly, as an owner, employee, consultant or otherwise, in any business engaged in the exploration, drilling or production of natural gas or oil within any five (5) mile radius from any property in which Stratex then has an ownership, leasehold or participation interest.  Mr. Gaines is further prohibited during the above time period from soliciting or inducing, directly or indirectly, any of our then-current employees or customers, or any customers of Stratex during the one year preceding the termination of his employment.

By virtue of a prior Consulting Agreement dated October 15, 2013, as amended on December 20, 2014, between Stratex and Mr. Gaines, Stratex granted a warrant to Mr. Gaines, exercisable for up to 7,500,000 shares of our common stock at an exercise price of $0.15 per share.

On August 8, 2014, Stratex entered into an Employment Agreement with Matthew S. Cohen to serve as its Executive Vice President & General Counsel. The Employment Agreement provides for an annual base salary of $230,000, subject to a 10% increase per annum, commencing January 1, 2015. The initial term of employment under the Employment Agreement is four (4) years commencing on the date Mr. Cohen commences work with the Company (currently contemplated to be on or around September 2, 2014), unless earlier terminated by Stratex or Mr. Cohen by reason of disability, for cause, for “good reason,” change of control or otherwise. Upon the execution of his Employment Agreement, Mr. Cohen was issued (i) 400,000 shares of Stratex common stock and (ii) a stock option exercisable for up to 2,000,000 shares of Stratex common stock at an exercise price of $0.30 per share. Such stock option vests over a 2 year period, expires 5 years from the date of the grant and provides for cashless exercise.

In addition to his base salary, commencing January 1, 2015, Mr. Cohen will be eligible for a targeted annual performance bonus equal to 80% of his then applicable base salary, as determined by Stratex’s Board, based upon certain performance criteria to be adopted by the Board upon the recommendation of Stratex’s compensation committee.  The actual bonus may be less than or more than the target bonus based upon the assessment by the Board, in its sole and absolute discretion, of Mr. Cohen’s performance against such criteria. Notwithstanding the foregoing, in no event shall Mr. Cohen’s bonus awarded in any year exceed 160% of his then applicable base salary.  Stratex has also agreed to reimburse Mr. Cohen for his health insurance premiums and all reasonable out of pocket expenses incurred by him in furtherance of company business.

Upon termination of Mr. Cohen’s employment by Stratex without “cause”, upon his resignation for “good reason”, or upon his termination following a “change of control” (each as defined in his Employment Agreement) Mr. Cohen will be entitled to receive from Stratex a severance payment equal to two times (2.0X) his then current base salary plus his then targeted annual bonus.  He will also be entitled to any unpaid bonus from the preceding year of employment.

On April 11, 2014 Stratex entered into a written employment agreement with Jeffrey B. Robinson to serve as its Director of Field Operations.  The Employment Agreement provides that Mr. Robinson is to serve for an initial term of three years at a base salary of $150,000 per year, which was increased to $165,000 per year in August 2014.  The Employment Agreement also provides that Mr. Robinson shall be entitled to receive a cash bonus for each year of employment with Stratex in an amount to be determined by Stratex’s Board of Directors, and that Mr. Robinson is entitled to the use of a company automobile and reimbursement of certain health insurance expenses.  Pursuant to his Employment Agreement, we also granted Mr. Robinson a non-qualified common stock option, exercisable to purchase up to 1,000,000 shares of Stratex common stock at an exercise price of $0.39 per share.

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Pursuant to his Employment Agreement, Stratex may terminate Mr. Robinson’s employment with or without “Cause” and Mr. Robinson can resign with or without “Good Reason”.  In the event that Stratex terminates Mr. Robinson with Cause or in the event Mr. Robinson resigns without Good Reason, then Stratex shall be responsible to pay him the sum of any unpaid salary and bonuses through the effective date of termination.  In the event that Stratex terminates Mr. Robinson without Cause or if he resigns for Good Reason, then Stratex shall pay him, as severance pay, an amount equal to the sum of any unpaid salary through the date of termination, plus an amount equal to one year of his then current base salary.  The Employment Agreement also contains limitations on the disclosure of Confidential Information by Mr. Robinson, and contains provisions prohibiting Mr. Robinson from competing with Stratex and/or soliciting our employees during the term of the Employment Agreement and for a period of one year thereafter.

Mr. Robinson’s stock option award provides that Mr. Robinson may, prior to April 11, 2019, exercise the stock option with respect to: (i) 500,000 shares immediately, (ii) an additional 250,000 shares commencing on April 11, 2015 and (iii) the remaining 250,000 shares commencing on April 11, 2016. Subject to the terms of Mr. Robinson’s Employment Agreement, upon the termination of his employment with Stratex, Mr. Robinson shall have the right to exercise the Stock Option only for the number of Optioned Shares that have vested as of that date.  Moreover, Mr. Robinson shall have a period of six months following the cessation of his employment with the Company to exercise his stock option for the number of shares then vested. The stock option provides for cashless exercise and certain “piggy-back” registration rights.

Certain Related Party Transactions

Joseph P. Tate

Joseph P. Tate became one of Richfield’s directors effective March 31, 2012. Mr. Tate has entered into the following transactions with Richfield between January 1, 2012 and June 30, 2014:

•	Mr. Tate is a beneficial owner of land within the HUOP. Richfield entered into two oil and natural gas leases with Mr. Tate and his spouse (“Tate”) as joint tenants, totaling 1,823 acres. The Tate leases consisted of i) a new lease Richfield entered into in March 2012 relating to 400 net acres, for $100,000; and ii) the renewal of an existing lease Richfield entered into on March 2012 for a five-year term relating to 1,423 net acres, for $283,200. The total amount of $383,200 was paid to Tate through the issuance of 153,280 shares of Richfield common stock, valued at $2.50 per share. In March 2014, Richfield consolidated and replaced the prior Tate leases with a new lease covering a combined 1,823 net acres. The initial bonus for the new lease totals $182,308 which was paid through the issuance of 729,232 shares of Richfield common stock, valued at $0.25 per share, which represents a prepayment of all delay rentals for the 10 year primary term commencing on April 15, 2014. The initial bonus amount is similar to third party 10 year primary term leases obtained by Richfield in the HUOP at or around the time of the transaction. Pursuant to the terms of the new Tate lease, Tate is entitled to 12.50% landowner royalty-interest revenues relating to hydrocarbons produced by Richfield. No oil or natural gas has been extracted from the leased land and therefore no landowner royalties have been paid to Tate.

•	In March 2012, Tate and Richfield agreed to the repayment of a $100,000 outstanding payable, including interest of $18,000, through the issuance of 47,200 shares of common stock, valued at $118,000, or $2.50 per share.

•	In October 2012, MacKov assigned warrants to purchase 88,057 shares of Richfield common stock to Joseph P. Tate and several unaffiliated investors for total cash consideration of $17,611, or $0.20 per warrant. Mr. Tate and the other unaffiliated investors then exercised the warrants to purchase 88,057 shares of Richfield common stock for total cash consideration of $140,889, or $1.60 per share.

•	In May 2013, Mr. Tate purchased 250,000 shares of common stock of Richfield for cash in the amount of $200,000, or $0.80 per share. The shares were subject to a ratchet provision that in the event Richfield sold shares of common stock or convertible securities at any time prior to December 31, 2013 at a price per share less than $0.80, Richfield would issue an additional amount of shares of common stock to make the effective price of the shares of common stock equal to the price per share of common stock that were sold for less than $0.80. In addition, Richfield granted warrants to Mr. Tate to purchase up to 125,000 shares of common stock with an exercise price of $1.00 that expired in May 2014. In January 2014, 262,821 shares of common stock were issued pursuant to the terms of this provision. The fair value of these shares at the time of issuance was $63,077 or $0.24 per share.

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Glenn MacNeil, Interim Chief Financial Officer

Glenn G MacNeil, Richfied’s Chief Financial Officer and a director of Richfield, along with his spouse, owns 100% of the ownership interests in MacKov Investments Limited, an Ontario, Canada incorporated private company which we call MacKov.

Richfield participated in the following transactions with MacKov between January 1, 2012 and March 31, 2014:

•	In November 2012, MacKov sold ORRIs ranging from 0.25% to 2.25% in 1,127 net acres of oil and natural gas properties located in Kansas to the D. Mack Trust and one unaffiliated investor;

•	In February 2012, MacKov purchased a 1.50% working interest in the Koelsch Field from Richfield for cash of $4,545. In October 2012, MacKov sold all of its 5.00% working interest in the Koelsch Field to Richfield for $262,500. The consideration consisted of MacKov exercising 154,753 outstanding warrants to purchase 154,753 shares of Richfield’s common stock valued at $247,605 or $1.60 per share and Richfield’s issuance of 5,958 shares of Richfield common stock valued at $14,895 or $2.50 per share. Each of these transactions were completed on the same terms as other independent third-party transactions in the Keolsch Field at or around the time of the transaction;

•	In October 2012, MacKov sold all of its 1.00% carried working interest BPO and APO in the HPI Liberty #1 Well, its 1.00% working interest BPO and APO in the Liberty Prospect, its 2.25% working interest BPO and 1.75% working interest APO in the HPI Liberty #1 Well and Liberty Prospect to Richfield in exchange for 96,800 shares of Richfield common stock, valued at $242,000 or $2.50 per share. Each of these transactions were completed on the same terms as Richfield’s other independent third-party transactions at or around the time of the transactions;

•	In October 2012, MacKov sold all of its 0.50% working interest in the deep zones and its 0.25% working interest in the shallow zones of the HUOP Freedom Trend Prospect to Richfield in exchange for 25,000 shares of Richfield’s common stock, valued at $62,500 or $2.50 per share. Each of these transactions were completed on the same terms as our other independent third-party transactions at our around the time of the transaction;

•	In February 2012, MacKov purchased a 0.50% working interest in the Moroni #1-AXZH Well and the 320 acre leasehold from Richfield for cash of $38,781. This purchase was made on the same terms as other independent third-party transactions in the Independence Field that were completed at or around the time of the transaction. On June 30, 2012, in connection with Richfield’s sale to Skyline Oil, MacKov sold its 0.50% working interest in the Moroni #1-AXZH Well and the surrounding 320 acres to Skyline Oil;

•	On June 30, 2012, MacKov settled a short term loan in the amount of $217,050 along with $82,172 of interest for a total of $299,222 for consideration consisting of a payment from Richfield to MacKov of $287,713 in cash and MacKov’s election to exercise warrants to purchase 7,193 shares of common stock at an exercise price of $11,509 or $1.60 per share. Each of these transactions were completed on the same terms as Richfield’s other independent third-party loan transactions at or around the time of the transaction;

•	In November 2012, MacKov granted a demand loan to Richfield in the amount of $65,000 with interest accruing at 10.0% per annum, secured by a 1% working interest in certain HUOP Freedom Trend Prospect leases , which we call the MacKov demand note. On December 31, 2012, the Company paid all accrued interest under the MacKov Demand Note, in the amount of $727 and the principal was transferred to an independent third party.

As of March 31, 2014, MacKov has no working interests or ORRIs in oil or natural gas properties that Richfield controls or in which Richfield owns an interest and MacKov has no warrants outstanding to purchase Richfield’s common stock.

For the years ended December 31, 2013 and 2012, MacKov received $0 and $12,642, respectively, in royalties relating to ORRIs and oil sales from working interest from Kansas leases including the Koelsch Field that were previously owned by MacKov.

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For a description of amounts paid to Mr. MacNeil and MacKov as compensation for Mr. MacNeil’s service as Richfield’s Chief Financial Officer and one of Richfield’s directors, see “– Richfield Executive Compensation” beginning on page 88.

Involvement in Certain Legal Proceedings

Mr. Funk is subject to the terms of a consent order entered into with the New Jersey Bureau of Securities in March 2006 (the “New Jersey Consent Order”). The New Jersey Consent Order permanently enjoins Mr. Funk from, among other things, offering, selling, or promoting the sale of unregistered securities in New Jersey in violation of the securities registration requirements of the New Jersey Uniform Securities Law or issuing securities or engaging in any securities-related activity in New Jersey without registering as a broker-dealer, agent, investment adviser or investment adviser representative in New Jersey. The New Jersey Consent Order was entered into in connection with an action brought against Mr. Funk and others in connection with the sale of unregistered promissory notes in New Jersey (Peter C. Harvey, acting Attorney General of New Jersey and Franklin L. Wildman, Chief of the New Jersey Bureau of Securities v. Wellesley Services, Inc. et al., Superior Court of New Jersey, Chancery Division, Essex County, (No. C-188-03).  Mr. Funk also entered into a consent order with the Connecticut Banking Commissioner in January 2003 relating to the sale of unregistered promissory notes of the same issuer in Connecticut (the “Connecticut Consent Order”). The Connecticut Consent Order fined Mr. Funk $25,000 and barred him from acting as a broker-dealer, agent, investment adviser or investment adviser agent in Connecticut for five years

DESCRIPTION OF STRATEX CAPITAL STOCK

The authorized capital stock of Stratex consists of 750,000,000 shares of common stock, par value $0.01 per share, and 400 shares of preferred stock, par value $0.0001 per share. As of the date of this proxy statement/prospectus, there are no outstanding shares of Stratex preferred stock and 56,687,376 shares of Stratex common stock are outstanding. It is expected that, after giving effect to the consummation of the merger (and assuming no dissenters’ rights are exercised), there will be 117,303,824 shares of Stratex common stock outstanding.

The following summary of the capital stock of Stratex does not purport to be complete and is qualified in its entirety by reference to the description of the rights of the holders of Stratex common stock set forth in “Comparison of Stockholder Rights,” to the provisions of applicable law, to Stratex’s amended and restated articles of incorporation and to its bylaws.

Common Stock

Except as provided by law, holders of Stratex common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, will have the right to vote for the election of directors and do not have cumulative voting rights. Holders of Stratex common stock are entitled to receive ratably in proportion to the shares of common stock held by them such dividends (payable in cash, stock or otherwise), if any, as may be declared from time to time by Stratex board of directors out of funds legally available for dividend payments. All outstanding shares of common stock are fully paid and non-assessable, and the shares of common stock to be issued to the Richfield stockholders after the consummation of the merger will be fully paid and non-assessable. The holders of Stratex common stock have no preferences or rights of conversion, exchange, pre-emption or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of Stratex’s affairs, holders of Stratex common stock will be entitled to share ratably in Stratex’s assets in proportion to the shares of common stock held by then that are remaining after payment or provision for payment of all of Stratex’s debts and obligations.

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Preferred Stock

All of the 400 authorized shares of preferred stock have been designated as Series A preferred stock. The holders of the Series A preferred stock are not entitled to receive dividends or distributions upon liquidation of Stratex. The holders of Series A preferred stock are entitled to 1,000,000 votes for each share held of record on all matters submitted to a vote of the stockholders. The holders of Stratex Series A preferred stock have no preferences or rights of conversion, exchange, pre-emption or other subscription rights. There are no redemption or sinking fund provisions applicable to the Series A preferred stock.

Anti-Takeover Effects of Provisions of Stratex Articles of Incorporation

Stratex’s articles of incorporation authorize the issuance of up to 400 shares of Series A preferred stock. The holders of the Series A preferred stock are entitled to 1,000,000 votes for each share held of record on all matters submitted to a vote of the stockholders. Although there are no shares of Series A preferred stock presently outstanding, the ability to issue Series A preferred stock in the future could make acquisitions of Stratex by means of a tender offer, a proxy contest or otherwise or removal of Stratex incumbent officers and directors more difficult. These provisions may also have the effect of preventing changes in Stratex’s management. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in Stratex’s best interests, including transactions that might result in a premium over the market price for shares of Stratex common stock.

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MARKET INFORMATION AND DIVIDENDS

Market Prices

The following table sets forth the high and low sales prices of Stratex’s and Richfield’s common stock as reported on the OTCQB and the OTCQX, respectively.

The following table sets forth the high and low sales prices of Stratex’s and Richfield’s common stock as reported on the OTCQB and the OTCQX, respectively.

	Stratex Common Stock				Richfield Common Stock
	High		Low		High		Low
Fiscal Year Ending December 31, 2014:
First Quarter	$0.61		$0.32		$0.29		$0.16
Second Quarter	$0.33		$0.20		$0.22		$0.17

Fiscal Year Ended December 31, 2013:
Fourth Quarter	$0.24		$0.15		$0.35		$0.22
Third Quarter	$0.15		$0.07		$0.55		$0.32
Second Quarter	$1.11		$0.16		$0.60		$0.40
First Quarter	$1.73		$0.89		$1.04		$0.75

Fiscal Year Ended December 31, 2012:
Fourth Quarter	$0.95		$0.93		$3.50		$2.99
Third Quarter	$2.9		$1.65		$-	(2)	$-	(2)
Second Quarter	$2.5		$0.3		$-	(2)	$-	(2)
First Quarter	$-	(1)	$-	(1)	$-	(2)	$-	(2)

(1)	First date reported trading was May 31, 2012
(2)	First date reported trading was December 31, 2012

Richfield Dividend Policy

Richfield has never declared or paid any dividends on its capital stock. Richfield currently intends to retain all available funds and any future earnings to support operations and finance the growth and development of its business and does not intend to pay cash dividends on its common stock for the foreseeable future. Any future determination related to Richfield’s dividend policy will be made at the discretion of its board of directors.

Stratex Dividend Policy

Stratex has never declared or paid any dividends on its capital stock. Stratex currently intends to retain all available funds and any future earnings to support operations and finance the growth and development of its business and does not intend to pay cash dividends on its common stock for the foreseeable future. Any future determination related to Stratex’s dividend policy will be made at the discretion of its board of directors.

COMPARISON OF STOCKHOLDER RIGHTS

If the merger is consummated, stockholders of Richfield will become stockholders of Stratex. The rights of Stratex stockholders are governed by and subject to the provisions of the Colorado Business Corporation Act and the articles of incorporation and bylaws of Stratex, rather than the provisions of Nevada Revised Statutes and the articles of incorporation and bylaws of Richfield. The following is a summary of the material differences between the rights of holders of Stratex common stock and the rights of holders of Richfield common stock, but is not a complete description of those differences and is qualified in its entirety by reference to the relevant provisions of (i) the Colorado Business Corporation Act, which we refer to as the CBCA, (ii) the Nevada Revised Statutes, which we refer to as the NRS, (iii) the Amended and Restated Articles of Incorporation of Stratex, which we refer to as the Stratex charter, (iv) the Articles of Incorporation of Richfield, as amended, which we refer to as the Richfield charter, (v) the Bylaws of Stratex, which we refer to as the Stratex bylaws, (vi) the Amended and Restated By-Laws of Richfield, which we refer to as the Richfield bylaws, and (vii) the description of Richfield common stock set forth in Item 11 of its Form 10-12G/A filed with the Securities and Exchange Commission on August 17, 2012.

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This section does not include a complete description of all differences among the rights of Stratex stockholders and Richfield stockholders, nor does it include a complete description of the specific rights of such holders. Furthermore, the identification of some of the differences in the rights of such holders as material is not intended to indicate that other differences that may be equally or more important do not exist. You are urged to read carefully the relevant provisions of the CBCA and the NRS, as well as the governing documents of each of Stratex and Richfield. Copies of the governing documents of Stratex are available, without charge, to any person, including any beneficial owner to whom this proxy statement/prospectus is delivered, by following the instructions listed under the section entitled “Where You Can Find More Information” on page 106.

Summary of Material Differences Between the Rights of Stratex Stockholders and the Rights of Richfield Stockholders

	Stratex Stockholder Rights	Richfield Stockholder Rights
Authorized Capital Stock	The authorized capital stock of Stratex consists of 750,000,000 shares of common stock, par value $0.01 per share, and 400 shares of preferred stock, par value $0.0001 per share. The terms of the preferred stock are as set forth in the Stratex charter and include, but are not limited to, no liquidation rights, no right to receive dividends, and voting rights equal to 1,000,000 times the number of preferred shares held by such stockholder.	The authorized capital stock of Richfield consists of 250,000,000 shares of common stock, par value $0.001, and 50,000,000 shares of preferred stock, par value $0.001. The board of directors has the right to determine the rights, preferences, privileges and restrictions granted to and imposed upon the preferred stock or any series thereof.
Board of Directors
Size	The Stratex bylaws provide that the number of directors may not be less than 1 and not more than 10. The number of directors is to be established from time-to-time by resolution of the directors.	The Richfield bylaws provide that the number of directors may be up to 7.
Classification and Term	Stratex does not have a classified board. The Stratex bylaws provide that all of the directors are elected for a one year term at the annual meeting of stockholders by a plurality of the votes cast.	Richfield does not have a classified board. The Richfield bylaws provide that each director shall hold office until the next annual meeting of stockholders.
Vacancies	The Stratex bylaws provide that vacancies, however caused or created, on the board of directors shall be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the board, or at a special meeting of stockholders called for the purpose of filling a vacancy on the board.	Pursuant to the NRS, all vacancies, including those caused by an increase in the number of directors, may be filled by a majority of the remaining directors, though less than a quorum.

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	Stratex Stockholder Rights	Richfield Stockholder Rights
Removal	Pursuant to the CBCA, the stockholders may remove a director with or without cause unless the articles of incorporation provide that directors may be removed only for cause. Stratex’s charter does not contain such restriction. Pursuant to the CBCA, a director may be removed by judicial proceeding commenced by either the corporation or by stockholders holding at least 10% of the outstanding shares of any class, if the court finds that the director engaged in fraudulent or dishonest conduct or gross abuse of authority or discretion with respect to the corporation and that removal is in the best interests of the corporation.	Pursuant to the NRS, a director may be removed by the vote of stockholders representing not less than 2/3rds of the voting power of the issued and outstanding stock entitled to vote.
Standard of Conduct of Directors	The CBCA sets forth the standard of conduct for directors, requiring that a director of a Colorado corporation perform his or her duties in good faith, with the care an ordinarily prudent person in a like position would exercise under similar circumstances, and in a manner the director reasonably believes to be in the best interests of the corporation.	The NRS provides that directors shall exercise their powers in good faith and with a view to the interests of the corporation. The NRS includes a presumption that directors act in good faith, on an informed basis and with a view to the interests of the corporation.
Transactions with Directors	Stratex’s charter provides that no contract or other transaction between Stratex and one or more of its directors is void or voidable solely because (i) of the director relationship or interest, (ii) of the director’s presence at a meeting of the board or a committee thereof which authorizes, approves or ratifies such contract or transaction, or (iii) the director’s vote is counted for such purpose if (1) the fact of the interest/relationship is disclosed or known by the board or committee that authorizes the transaction by a vote or consent sufficient for the purpose without counting the votes of the interested directors; (2) the fact of the interest/relationship is disclosed or known to the stockholders entitled to vote and the stockholders approve the transaction; or (3) the transaction is fair and reasonable to the corporation.	Richfield’s charter provides that no contract or other transaction between the company and any other person, or corporation, or in which the corporation is interested, will be affected or invalidated by: (i) the fact that one or more directors or officers of Richfield is interested or is a director or officer of such other firm or corporation; or (ii) the fact that any director or officer may be a party to or may be interested in any such contract or transaction, so long as the contract or transaction is authorized, approved or ratified by the board by sufficient vote thereon by disinterested directors to which such interest or relationship has been disclosed.

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	Stratex Stockholder Rights	Richfield Stockholder Rights
Stockholder Meetings
Special Meetings	Stratex’s bylaws provide that special meetings of the stockholders may be called by the president, the board of directors or the holders of 10% or more of all shares entitled to vote at such special meeting.	Richfield’s bylaws provide that special meetings of the stockholders may be called by resolution of the board or by the president at the request of the holders of not less than a majority of all outstanding shares of Richfield entitled to vote at the meeting.
Record Date	Stratex’s bylaws provide that the board of directors may fix a record date not more than 50 days prior to a meeting of stockholders.	Richfield’s bylaws provide that the board of directors may fix a record date not more than 70 days and not less than 10 days prior to a meeting of stockholders.
Actions by Written Consent	The CBCA provides that the stockholders may take action by written consent so long as: (i) all of the stockholders entitled to vote thereon consent to such action in writing; or (ii) except in certain circumstances, the stockholders holding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all of the shares entitled to vote thereon were present and voted consent to such action in writing.	Richfield’s bylaws provide that unless otherwise provided by the NRS, any action required to be taken at a meeting of stockholders may be taken by unanimous written consent.
Quorum and Voting Requirements

Stratex’s charter provides that a majority of shares of common stock entitled to vote, represented in person or proxy, constitutes a quorum.

Stratex’s charter provides that each share of common stock is entitled to one vote and each fractional share of common stock is entitled to a corresponding fractional vote. Furthermore, each share of Series A preferred stock is entitled to one million times that number of votes.

Richfield’s bylaws provide that a majority of the outstanding shares of Richfield entitled to vote, represented in person or by proxy, constitute a quorum.

Pursuant to Richfield’s bylaws, each outstanding share is entitled to one vote. The affirmative vote of a majority of the outstanding shares represented at a meeting at which a quorum is present shall be the act of the stockholders of Richfield. However, in the case of electing directors, Richfield’s bylaws permit cumulative voting.

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	Stratex Stockholder Rights	Richfield Stockholder Rights
Liability and Indemnification of Directors and Officers
Personal Liability

Stratex’s charter provides that no director shall be liable to the company or any stockholder for monetary damages for breach of fiduciary duty as a director, except if the director (i) shall be liable under the CBCA for unlawful distributions, (ii) breaches the director’s duty of loyalty to the company or the stockholders, (iii) shall have not acted in good faith, or in failing to act, shall not have acted in good faith, (iv) shall have acted or failed to act in a manner involving intentional misconduct or a knowing violation of the law; or (v) shall have derived an improper personal benefit.

The NRS provides that a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless it is proven that: (i) the act or omission constitutes a breach of fiduciary duty; and (ii) the breach of those duties involved intentional misconduct, fraud or a knowing violation of the law.

Furthermore, Richfield’s charter provides that no director shall be personally liable to the company or any stockholder for monetary damages for breach of fiduciary duty as a director, except as provided in the NRS. However, a director will be liable for reason that, in addition to any and all other requirements for such liability, the director: (i) breached his duty of loyalty to the company or its stockholders; (ii) did not act in good faith, or in failing to act, did not act in good faith; (iii) acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, acted in a manner involving intentional misconduct or a knowing violation of the law; or (iv) derived an improper personal benefit.

Indemnification	Stratex’s bylaws provide that the company must indemnify its directors and officers, former directors or officers, or any person that served at its request as a director or officer of another corporation in which Stratex owns shares or of which it is a creditor and the personal representatives of all such persons, against expenses actually and necessarily incurred in connection with the defense of any action, suit, or proceeding in which they, or any of them, were made parties, or a party, by reason of their position, except where the individual is adjudged to be liable for negligence or misconduct in the performance of any duty owed to Stratex.

Richfield’s charter gives the company authority to purchase insurance on behalf of any director or officer against any liability asserted against such officer or director and incurred by such person in their capacity as a director or officer, or arising out of such person’s status as a director or officer, whether or not the company would have the power to indemnify such person against such liability under Richfield’s charter.

The NRS also permits indemnification of directors and officers that are not liable for breach of fiduciary duty and acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the company, and with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful.

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	Stratex Stockholder Rights	Richfield Stockholder Rights
Amendments to Organizational Documents
Articles of Incorporation	The CBCA provides that the board of directors may, without stockholder action, make certain procedural amendments to the charter that are explicitly provided for in the CBCA. Other amendments to be submitted for stockholder approval must be proposed by either the board or stockholders representing at least 10% of all of the votes entitled to be cast on the amendment. A majority of shares outstanding present in person or by proxy at a meeting where there is a quorum must approve the amendment for it to be effective.	The NRS provides that, except for a change of the registered agent by a company, an amendment to the articles of incorporation requires board and stockholder approval.
Bylaws	Stratex’s bylaws provide that the bylaws may be altered, amended or repealed by the board of directors by resolution of a majority of the board. The CBCA provides that stockholders may amend the bylaws even though the bylaws may also be amended by the board.	Richfield’s bylaws provide that the bylaws may be amended, altered or repealed by a majority vote of the board or by a majority vote of the stockholders.
Dissenters’ Rights

The CBCA provides a number of corporate actions which give rise to dissenters’ rights, which include, but are not limited to: (i) consummation of a plan of merger to which the corporation is a party if: (1) approval by the stockholders is required by the CBCA or Stratex’s charter; or (2) the corporation is a subsidiary that is being merged with its parent; (ii) consummation of a plan of share exchange and the company’s shares will be acquired; (iii) consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of the company or a company controlled by Stratex for which stockholder approval is required by the CBCA; and (iv) consummation of a conversion.

The NRS provides stockholders the right to dissent, subject to certain limitations, from certain corporate actions, including a merger. In order to dissent, stockholders must comply with certain statutory prerequisites, including providing written notice, before the vote is taken, of the stockholder’s intent to demand payment for his or her shares if the proposed action is effectuated and not voting his or her shares in favor of the proposed action.

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	Stratex Stockholder Rights	Richfield Stockholder Rights
Dividends	Stratex’s bylaws provide that dividends may be declared by the board. Further, Stratex’s charter provides that common stock holders are entitled to dividends as and when declared by the board, except that no common stock dividend can be paid for any year unless the holders of preferred stock receive the maximum allowable preferred stock dividend for such year. However, the charter also provides that the holders of Series A preferred stock are not entitled to receive dividends. Notwithstanding the foregoing, the CBCA provides that no distribution can be made if it would cause the company not to be able to pay its debts as they come due in the usual course of business, or if the company’s total assets would be less than its total liabilities plus the amount that would be needed, if the company dissolved at the time of distribution to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution.

Richfield’s bylaws provide the board of directors may declare, and the company may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by Nevada law and the company’s charter.

Anti-Takeover Provisions
Votes on Extraordinary Corporate Transactions	The CBCA requires a majority of all votes entitled to be cast on an extraordinary transaction to be voted in favor of such transaction.	The NRS requires a majority of all votes entitled to be cast on an extraordinary transaction to be voted in favor of such transaction.
Votes on Transactions with Certain Stockholders, including Business Combinations Involving Interested Stockholders	The CBCA has no anti-takeover provisions.

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	Stratex Stockholder Rights	Richfield Stockholder Rights
Constituency and Related Provisions	The CBCA has no anti-takeover provisions.

The NRS generally prohibits a Nevada corporation with 200 or more stockholders of record and with a class of voting shares registered under Section 12 of the Exchange Act from engaging in a combination, referred to as a variety of transactions, including mergers, combinations, asset sales, issuance of stock and other actions resulting in a financial benefit to the Interested Stockholder, with an “Interested Stockholder” referred to generally as a person that is the beneficial owner of 10% or more of the voting power of the outstanding voting shares, for a period of two years following the date that such person became an Interested Stockholder unless the Board of Directors of the corporation first approved either the combination or the transaction that resulted in the stockholder’s becoming an Interested Stockholder. If this approval is not obtained, the combination may be consummated after the three year period expires if either (a) (1) the Board of Directors of the corporation approved the combination or the purchase of the shares by the Interested Stockholder before the date that the person became an Interested Stockholder, (2) the transaction by which the person became an Interested Stockholder was approved by the Board of Directors of the corporation before the person became an interested stockholder, or (3) the combination is approved by the affirmative vote of holders of a majority of voting power not beneficially owned by the Interested Stockholder at a meeting called no earlier than two years after the date the Interested Stockholder became such; or (b) the aggregate amount of cash and the market value of consideration other than cash to be received by holders of common stock and holders of any other class or series of shares meets the minimum requirements set forth in NRS Sections 78.441 through 78.443, and prior to the consummation of the combination, except in limited circumstances, the Interested Stockholder would not have become the beneficial owner of additional voting shares of the corporation. A Nevada corporation may adopt an amendment to its articles of incorporation expressly electing not to be governed by these sections of the NRS, if such amendment is approved by the affirmative vote of a majority of the disinterested shares entitled to vote; provided, however, such vote by disinterested stockholders is not required to the extent the Nevada corporation is not subject to such provisions. Such an amendment to the articles of incorporation does not become effective until 18 months after the vote of the disinterested stockholders and does not apply to any combination with an Interested Stockholder whose date of acquiring shares is on or before the effective date of the amendment. Because Richfield has not adopted a provision in its articles in which it elects not to be governed by the sections of the NRS relating to business combinations, the statute applies to combinations involving Richfield

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Stratex Stockholder Rights	Richfield Stockholder Rights
The NRS provides that in the context of a change of control transaction, directors and officers may consider: (i) the interests of the company’s employees, suppliers, creditors and customers; (ii) the economy of the state and nation; (iii) the interests of the community and of society; and (iv) the long-term as well as short-term interests of the company and its stockholders, including the possibility that these interests may be best served by the continued independence of the corporation. Directors and officers are not required to consider the effect of a proposed corporate action upon any particular group having an interest in the company as a dominant factor.

LEGAL MATTERS

The validity of the shares of Stratex common stock to be issued in the merger will be passed upon by Buchanan Ingersoll & Rooney, PC. Stratex will receive an opinion from Buchanan Ingersoll & Rooney PC concerning the United States federal income tax consequences of the merger.

EXPERTS

The consolidated financial statements of Richfield as of December 31, 2013 and 2012, and for each of the two years in the period ended December 31, 2013, included in this proxy statement/prospectus have been audited by Mantyla McReynolds, LLC, an independent registered public accounting firm, as stated in their report, which is included herein. Such consolidated financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Stratex as of December 31, 2013 and 2012, and for each of the two years in the period ended December 31, 2013 included in this proxy statement/prospectus have been audited by Mahoney Sabol & Company, LLP, independent registered public accounting firm, as stated in their report, which is included herein. Such consolidated financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

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Estimates of Richfield’s oil and natural gas reserves, related future net cash flows and the present values thereof related to Richfield’s properties as of December 31, 2013 included elsewhere in this document were based in part upon reserve reports prepared by independent petroleum engineers, Pinnacle Energy Services L.L.C. Richfield has included these estimates in reliance on the authority of such firms as experts in such matters.

Estimates of Stratex’s oil and natural gas reserves, related future net cash flows and the present values thereof related to Stratex’s properties as of December 31, 2013 included elsewhere in this document were based in part upon reserve reports prepared by independent petroleum engineers, LaRoche Petroleum Consultants, Ltd.. Stratex has included these estimates in reliance on the authority of such firms as experts in such matters.

STOCKHOLDER PROPOSALS

Richfield may hold an annual meeting in 2015 only if the merger has not already been completed. For inclusion in the proxy statement and form of proxy relating to the Richfield 2015 annual meeting of stockholders, should one be held, stockholder proposals submitted pursuant to Rule 14a-8 of the Exchange Act must be received by Richfield not later than [__________________].

OTHER MATTERS

As of the date of this proxy statement/prospectus, the Richfield board of directors knows of no matters that will be presented for consideration at the Richfield special meeting other than as described in this proxy statement/prospectus. If any other matters properly come before the Richfield special meeting or any adjournments or postponements of the meeting and are voted upon, the enclosed proxy will confer discretionary authority on the individuals named as proxy to vote the shares represented by the proxy as to any other matters. The individuals named as proxies intend to vote in accordance with their best judgment as to any other matters.

WHERE YOU CAN FIND MORE INFORMATION

Stratex and Richfield each files annual, quarterly and special reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy any of this information at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549 on official business days during the hours of 10:00 am to 3:00 pm. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC also maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers, including Stratex and Richfield, who file electronically with the SEC. The address of that site is www.sec.gov.

Investors may also consult Stratex’s and Richfield’s websites for more information concerning the merger described in this proxy statement/prospectus. Richfield’s website is www.richfieldoilandgas.com and Stratex’s website is www.stratexoil.com. Information included on these websites is not incorporated by reference into this proxy statement/prospectus.

Stratex has filed with the SEC a registration statement of which this proxy statement/prospectus forms a part. The registration statement registers the shares of Stratex common stock to be issued to Richfield stockholders in connection with the merger. The registration statement, including the attached exhibits and schedules, contains additional relevant information about Stratex common stock. The rules and regulations of the SEC allow Stratex to omit certain information included in the registration statement from this proxy statement/prospectus.

You can obtain any of the documents listed above from the SEC, through the SEC’s website at the address described above or from Stratex by requesting them in writing or by telephone at the following addresses:

Stratex Oil & Gas Holdings, Inc.

30 Echo Lake Road

Watertown, CT 06795

(713) 353-4786

Attn: Stephen P. Funk

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These documents are available from Stratex without charge, excluding any exhibits to them unless the exhibit is specifically listed as an exhibit to the registration statement of which this proxy statement/prospectus forms a part.

This document is a prospectus of Stratex and is a proxy statement of Richfield for the Richfield special meeting. Neither Stratex nor Richfield has authorized anyone to give any information or make any representation about the merger or Stratex or Richfield that is different from, or in addition to, that contained in this proxy statement/prospectus or in any of the materials that Stratex has incorporated by reference into this proxy statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this proxy statement/prospectus speaks only as of the date of this proxy statement/prospectus unless the information specifically indicates that another date applies

INFORMATION WITH RESPECT TO RICHFIELD

The Business

Richfield was incorporated in Nevada on April 8, 2011 and is an independent oil and gas exploration and production company with projects in Kansas, Utah and Wyoming. The focus of its business is acquiring, retrofitting and operating or selling oil and gas assets and related production.

Richfield uses its research technology to identify prospective properties in Kansas and Oklahoma that were initially developed between the 1920s and 1950s, but which may be subject to further development through the use of more modern production techniques. These properties currently include 2,106 gross (2,011 net) acres. Richfield has identified significant oil and natural gas reserves from these early exploration properties, many of which were previously underdeveloped due to inefficient and antiquated exploration and production methods and low commodity prices. In most cases these wells were developed and left fallow by major oil and gas companies. Using current technology and methodologies, Richfield has successfully developed both production and proved reserves within these fields, and intends to continue to pursue this strategy in the future.

In addition, Richfield has three properties on the Utah–Wyoming Overthrust, including one property containing a well that Richfield is in the process of refurbishing in order to place it into production. Richfield currently owns or leases 2,311 gross (1,971 net) acres on the Utah-Wyoming Overthrust, near the border between northern Utah and south-western Wyoming.

Richfield has conducted a limited amount of exploration for oil and natural gas reserves in the Central Utah Overthrust region, where Richfield is participating in 33,270 gross (12,530 net) acres.

Richfield’s predecessor company, Hewitt Petroleum, Inc., a Delaware corporation, was incorporated on May 18, 2008. On January 1, 2009, Hewitt Petroleum entered into a Purchase and Sale Agreement with Hewitt Energy Group, LLC for the acquisition of certain subsidiaries, other assets and liabilities including Hewitt Energy Group, Inc., a Texas corporation, and its subsidiary Hewitt Operating, Inc., a Utah corporation, certain oil and natural gas leases, well equipment, and certain liabilities. At the time of the acquisition, Hewitt Energy Group, LLC was owned and controlled by Douglas C. Hewitt, Sr., Richfield’s Executive Chairman, President and Chief Executive Officer.

On March 4, 2011, Hewitt Petroleum entered into a Stock Exchange Agreement effective March 31, 2011 with Freedom Oil & Gas, Inc., a Nevada corporation, which called for the exchange of stock in Hewitt Petroleum for all of the outstanding stock of Freedom. As a result of the transaction, Freedom became a wholly owned subsidiary of Hewitt Petroleum. This acquisition allowed for the consolidation of working interests held by Hewitt Petroleum and Freedom in several Utah exploration projects, as well as the acquisition by Hewitt Petroleum of the remaining assets and liabilities of Freedom.

Contemporaneously with Richfield’s incorporation, it merged with its predecessor company, Hewitt Petroleum. In connection with that merger, Hewitt Petroleum was merged out of existence and Richfield assumed all of the assets and liabilities of Hewitt Petroleum. On June 20, 2011, Freedom was merged with and into Richfield and Richfield assumed all of the assets and liabilities of Freedom.

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Richfield’s principal executive offices are located at 175 South Main Street, Suite 900, Salt Lake City, Utah 84111, and its telephone number is (801) 519-8500. Richfield currently has approximately eight full-time equivalent employees and two consultants providing services.

Properties

Richfield maintains its headquarters at 175 South Main Street, Suite 900, Salt Lake City, Utah 84111 and has temporary operational facilities in Russell County, Kansas and Juab County, Utah. The Kansas facilities include a storage yard for equipment and its Utah facilities are currently located on the current HPI Liberty #1 Well site in Juab County, Utah.

Richfield has been involved in leasing, exploring and drilling activities in Kansas, Utah and Wyoming since our formation. Richfield is currently participating in 35,455 gross acres of owned mineral rights and leasehold interests, and has been involved in conducting seismic surveys, and drilling projects in these states. As of July 25, 2014, Richfield had 40 total wells, including 14 producing wells, 14 shut-in wells, nine active saltwater disposal wells and three wells that are currently in the process of completion. As set forth in its Reserves and Engineering Evaluation, dated April 4, 2014, and effective as of December 31, 2013 (the “2013 Pinnacle Reserve Report”), prepared by Pinnacle Energy Services L.L.C., as of December 31, 2013 Richfield had 13 producing wells, 17 shut-in wells, eight active saltwater disposal wells and three wells that were in the process of completing.

Mid-Continent Project

In 2009, Richfield began development of its Mid-Continent Project by selling working interests to third parties to provide development funding. As of July 25, 2014, Richfield had five fields in its Mid-Continent Project, which contain 37 total wells, including 14 producing wells, two wells in the completion stage of development, 12 shut-in wells, and nine saltwater disposal wells. Richfield owns a 100% working interest in three of its fields in Kansas, the Gorham Field, the South Haven Field and the Trapp Field. As of July 25, 2014, these three fields collectively contained 27 wells, including 10 producing wells, one well in the completion stage of development, 10 shut-in wells, and six saltwater disposal wells. Richfield has two other Kansas fields, which include the Perth Field, in which it owns an 75% working interest and which contains three total wells, including two producing wells and one saltwater disposal well, and the Koelsch Field, in which Richfield owns an 85.5% working interest, with the exception of the RFO Koelsch #25-1 Well in which it owns an 83.5% working interest. The Koelsch Field contains five total wells including two producing wells; two shut-in wells and one saltwater disposal well. Richfield has one project in Oklahoma, the Bull Field, in which the leases have currently expired that contain two wells, including one shut-in well and one saltwater disposal well. Richfield’s current total acreage position in its Mid-Continent Project is 2,106 gross (1,991 net) acres.

Utah-Wyoming Overthrust Project

Richfield has one field and two prospects in the Utah-Wyoming Overthrust Project, the Graham Reservoir Field, the Hogback Ridge Prospect and the Spring Valley Prospect. The Hogback Ridge Prospect, located in Rich County, Utah, incorporates 1,511 acres, in which Richfield owns a 100% working interest. The Graham Reservoir Field, located in Uinta County, Wyoming, incorporates 640 acres and contains one well in the completion stage of development, in which Richfield owns a 20% working interest. The Spring Valley Prospect, located in Uinta County, Wyoming, incorporates a 160 acre parcel of land, in which Richfield owns the mineral rights and a 100% working interest. Richfield’s total acreage position in the Utah-Wyoming Overthrust Project is 2,311 gross (1,919 net) acres.

Central Utah Overthrust Project

Richfield has five prospects in the Central Utah Overthrust Project, the Liberty Prospect, the HUOP Freedom Trend Prospect, the Independence Prospect, the Pine Springs Prospect, and the Edwin Prospect, which include one shut-in well and one well in the completion stage of development. Richfield is the operator of each of these prospects, through its subsidiary Hewitt Operating, Inc. The Liberty Prospect incorporates approximately 447 acres, in which Richfield owns a 62.2% working interest before payout (“BPO”) and a 47.1% working interest after payout (“APO”). Richfield has one well in the Liberty Prospect, which it refers to as the “HPI Liberty #1 Well.” Richfield began drilling the HPI Liberty #1 Well in April 2010, and it is currently in the completion stage of development. Richfield owns a 51.8% working interest BPO and a 38.1% working interest APO in the HPI Liberty #1 Well. The HUOP Freedom Trend Prospect incorporates approximately 11,411 acres, in which Richfield owns an 89.5% working interest BPO and APO in the deep zones and owns a 44.3% working interest BPO and a 41.3% working interest APO in the first well to be drilled in the shallow zones. Richfield owns a 44.3% working interest BPO and APO in all wells to be drilled in the other shallow zones. The Independence Prospect incorporates approximately 20,000 acres, in which Richfield owns a 3.0% working interest and which contains one shut-in well Richfield refers to as the “Moroni #1-AXZH Well.” The Pine Springs Prospect incorporates 561 acres, in which Richfield owns a 100% working interest BPO and APO. The Edwin Prospect incorporates 946 acres, in which Richfield owns a 100% working interest BPO and APO. Richfield’s total acreage position in the Central Utah Overthrust Project is 35,455 gross (14,683 net) acres which includes an option to purchase leases covering 4,241 acres within the Central Utah Overthrust Project.

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Perth Field

On June 1, 2014, Stratex purchased a 25% working interest in the Perth Field, which incorporates 330 acres, located in Sumner County, Kansas from Bear Petroleum LLC for a cost of $299,086. Upon the purchase Stratex became the operator of that field. Richfield owns the remaining 75% working interest in the Perth Field. At the time of the purchase the field contained two production wells and one saltwater disposal well. During the month of July Stratex, as operator, has reworked both production wells including the installation of two submersible pumps, both of these wells are currently producing. In addition, Stratex has filed with the Kansas Corporation Commission permits for drilling two additional wells within the Perth Field. The two wells will be production wells, both wells have been staked as to location and drilling will commence during the month of August 2014.

The Perth Field was discovered in 1945 and has produced a total of 1.84 million barrels of oil from the Wilcox Formation based on information maintained by the Kansas Corporation Commission. The field was mostly abandoned in the 1980s. Research indicates that this field has high water content that is compatible with dewatering production methodology and has the potential of producing a significant amount of additional oil. The field has one salt water disposal well which we believe is sufficient to the disposal of high volumes of water. There are also other zones in this field, which have not been fully tested, that we believe could contain additional reserves. These zones include Lansing/Kansas City, Mississippi, and Arbuckle.

Legal Proceedings

On September 30, 2013 Roger Buller filed an action against Richfield Oil & Gas Company in the Twentieth Judicial District Court of Russell County, Kansas. The case was filed based on a claimed failure to pay a Note in full. Richfield contends that the Note has been paid in full by the issuance of Richfield Common Stock which was accepted by Mr. Buller for the payment of the Note. The action requests the sum of $50,386 plus interest. The Company believes that this claim was paid in full in September 2011 and plans on vigorously defending the action.

Litigation in the Ordinary Course

We may become involved in litigation from time to time relating to claims arising in the ordinary course of our business. We do not believe that the ultimate resolution of such claims would have a material effect on our business, results of operations, financial condition or cash flows. However, the results of these matters cannot be predicted with certainty, and an unfavorable resolution of one or more of these matters could have a material effect on our business, results of operations, financial condition and cash flows.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion is intended to assist in understanding Richfield’s results of operations and financial condition. Richfield’s consolidated financial statements and the accompanying notes included elsewhere in this proxy statement/prospectus contain additional information that should be referred to when reviewing this material. Certain statements in this discussion may be forward-looking. These forward-looking statements involve risks and uncertainties, which could cause actual results to differ from those expressed in this report. Unless the context requires otherwise, references in this section to the “Company,” “we,” ”our,” and “us” refer to Richfield Oil and Gas Company.

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Overview of our Business

We are an independent oil and gas exploration and production company with projects in Kansas, Utah and Wyoming. The focus of our business is acquiring, retrofitting and operating or selling oil and gas assets and related production. We have three primary strategic directions:

●	We use our research technology to identify prospective properties in Kansas that were initially developed between the 1920s and 1950s, but which may be subject to further development through the use of more modern production techniques. We refer to these properties as our “Mid-Continent Project,” which currently includes 2,106 gross (1,991 net) acres. We have identified significant oil and natural gas reserves from these early exploration properties, many of which were previously underdeveloped due to inefficient and antiquated exploration and production methods and low commodity prices. In most cases these wells were developed and left fallow by major oil and gas companies. Using current technology and methodologies, we have successfully developed both production and proved reserves within these fields, and we intend to continue to pursue this strategy in the future.

●	We have three properties on the Utah–Wyoming Overthrust, including one property containing a well that was placed into production during 2013 but is currently shut-in. We currently own or lease 2,311 gross (1,975 net) acres on the Utah-Wyoming Overthrust, near the border between northern Utah and south-western Wyoming. We refer to these properties as our “Utah-Wyoming Overthrust Project.” We intend to conduct additional development activities with respect to our Utah-Wyoming Overthrust Project.

●	We have conducted a limited amount of exploration for oil and natural gas reserves in the Central Utah Overthrust region, where we are participating in over 33,899 gross (13,531 net) acres. We refer to these properties as our “Central Utah Overthrust Project.” We and our partners intend to conduct drilling operations, acquire additional acreage and conduct further exploration activities with respect to our Central Utah Overthrust Project.

Our approach to acquiring leases and developing producing properties focuses on three types of development activities:

●	Activities involving the identification, acquisition and development of leases of property in which oil or natural gas is known to exist.

●	Activities involving low or moderate exploration and development risk. These include leases of property where oil and natural gas has been produced in the past but there are no existing wells.

●	Activities involving the acquisition of properties where it is reasonably believed that potential hydrocarbon values exist based on analysis involving geochemical, radiometric, gravitational and seismic data. This may include projects that have never been drilled or tested for oil and natural gas in the past.

We have developed a database to evaluate wells that are on record in our Kansas areas of operation. The database contains extensive well records, including information on historic production, seismic data, geological data, well depth, well logs and drilling records, and where available, handwritten driller notes concerning rock formation depths and other relevant information. This system has been developed internally from data obtained from appropriate state agencies and private organizations. The database enables us to identify potential bypassed hydrocarbons throughout the state of Kansas.

Through statistical modeling and data evaluation, we believe greater oil and natural gas reserves exist and can be found, measured, and produced in areas where initial reserves were previously found but abandoned prior to full development. We believe that with our current technologies and systems, acquiring and developing older fields mitigates exploration risk and is a safe and predictable method of managing our business.

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Production History

Year ended December 31, 2013 compared to the year ended December 31, 2012

The following table presents information about our produced oil volumes during the year ended December 31, 2013 compared to the year ended December 31, 2012. We did not produce natural gas during these time periods. As of December 31, 2013, and December 31, 2012 we were selling oil from a total of 13 gross wells (12.3 net).

	Years Ended December 31,
	2013	2012
Net Production:
Oil (Bbl)	11,331	10,931

Average Sales Price:
Oil (per Bbl)	$92.34	$87.14

Average Production Costs:
Oil (per Bbl)	$79.44	$69.93

Six months ended June 30, 2014 compared with six months ended June 30, 2013

The following table presents information about our produced oil volumes during the six months ended June 30, 2014 compared to the six months ended June 30, 2013. We did not produce natural gas during these time periods. As of June 30, 2014, we were selling oil from a total of 14 gross wells (13.2 net), compared to 16 gross wells (15.2 net) as of June 30, 2013.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Net Production:
Oil (Bbl)	2,358	3,465	4,403	5,858

Average Sales Price:
Oil (per Bbl)	$98.27	$88.22	$95.22	$88.40

Average Production Costs:
Oil (per Bbl)	$147.55	$66.17	$110.48	$76.56

The following table presents information about our produced oil volumes during the six months ended June 30, 2014 compared to the six months ended June 30, 2013. We did not produce natural gas during these time periods. As of June 30, 2014, we were selling oil from a total of 14 gross wells (13.2 net), compared to 16 gross wells (15.2 net) as of June 30, 2013.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Net Production:
Oil (Bbl)	2,358	3,465	4,403	5,858

Average Sales Price:
Oil (per Bbl)	$98.27	$88.22	$95.22	$88.40

Average Production Costs:
Oil (per Bbl)	$147.55	$66.17	$110.48	$76.56

Depletion of Oil and Gas Properties

Year ended December 31, 2013 compared to year ended December 31, 2012

Our depletion expense is driven by many factors, including certain exploration costs involved in the development of producing reserves, production levels and estimates of proved reserve quantities and future developmental costs.  Our depletion expense totaled $132,260 and $110,296 for 2013 and 2012, respectively. The following table presents our depletion expenses per barrel of oil for 2013 and 2012.

	Years Ended December 31,
	2013	2012

Depletion of Oil (per Bbl)	$11.66	$10.09

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Six months ended June 30, 2014 compared with six months ended June 30, 2013

Our depletion expense is driven by many factors, including certain costs incurred in the development of producing reserves, production levels and estimates of proved reserve quantities.  Our depletion expense totaled $26,547 and $55,392 for the three and six months ended June 30, 2014, respectively, compared to $41,783 and $66,031 for the three and six months ended June 30, 2013, respectively.

The following table presents our depletion expenses per barrel of oil for the three and six months ended June 30, 2014 and 2013.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013

Depletion of Oil (per Bbl):	$11.26	$12.06	$12.58	$11.27

Results of Operations

Year Ended December 31, 2013 Compared to the Year Ended December 31, 2012

The following presents an overview of our results of operations for the year ended December 31, 2013, compared to the year ended December 31, 2012.

Average Daily Production. Our net oil production for 2013 averaged approximately 31 Bopd after royalties compared to approximately 30 Bopd for 2012.

Oil Revenues. Our oil revenues increased by $93,770 or 9.8% from $952,566 for 2012 to $1,046,336 for 2013. The increase in revenue is due to an increase in our average price of $5.20 per barrel or $58,914. Production increased by 400 barrels of oil in 2013 over 2012 accounts for the balance of the increase of $34,856.

Net Loss on Earnings Per Share. We realized a net loss of $6,799,584 (approximately $(0.19) per basic and diluted share of common stock) for 2013 compared to a net loss of $7,993,196 (approximately $(0.28) per basic and diluted share of common stock) for 2012. The decrease in net loss on earnings per share was primarily due to a decrease of $1,889,897 in our operating expenses and an increase in our weighted average shares outstanding for the year in the amount of 7,519,947 shares.

Operating Expenses. Total operating expenses were $6,271,501 for 2013 compared to $8,161,398 for 2012. The $1,889,897 or 23.2% decrease in operating expenses was due primarily to a decrease in general and administrative expenses ($2,811,585) which was offset by a decrease in the gain on sale of assets ($366,286); increases in asset retirement obligations ($161,901); increases in lease expirations ($156,739); increases in production expenses ($135,672); and all other items ($101,090).

Production Expenses. Our production expenses for 2013 were $900,129, or $79.44 per barrel of oil, compared to $764,457, or $69.93 per barrel of oil, for 2012, which represents a $135,672 or 17.7% increase. The overall production expenses increased mainly due to one-time repair costs incurred on our Wasatch National Forest #16-15 Well that were necessary after it was put into production. This increase was partially offset by a large one time repair charge in our Perth field during 2012 that we did not incur in 2013. Our cost per barrel continues to remain above the industry averages due to our fixed costs, such as electricity, personnel and related expenses, and the cost of maintaining our 27 current non-producing wells including eight salt water disposal wells that are underutilized. We expect our fixed costs on a per barrel basis will decline as we place into production our non-producing wells.

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Exploration Expenses. Exploration expenses decreased 18.4%, or $30,781, from $167,212 for 2012 to $136,431 for 2013. This decrease is mainly due to less work performed in 2013 on our undeveloped Utah prospects. In 2013, we focused more of our resources on our proved properties, which are primarily in Kansas.

Lease Expirations. Lease expirations were $182,032 for 2013 compared to $25,293 for 2012. The $156,739 increase in lease expirations was attributable mainly to one lease in Kansas that we were unsuccessful in renewing due to excessive terms requested by the mineral owner, as well as a reserve established in 2013 for future leases that will expire in Utah because they are either over current market value for their renewal, do not have a renewal option or we will elect not to renew.

Depletion, Depreciation, Amortization and Accretion. We recorded depletion, depreciation, amortization and accretion of $382,690 during 2013 compared to $261,739 during 2012. The increase of 46.2%, or $120,951 was mainly due to increased depreciation of $95,422 during 2013 on our well and office equipment as a result of $1,223,833 in equipment additions since 2012. Depletion expense increased by $21,964 as a result of an increase in overall production volumes with a shift to more production in the Koelsch and South Haven fields that have a higher depletion cost per barrel. The remaining increase of $3,565 is due to an increase of accretion of the discount on our asset retirement obligation.

General and Administrative Expenses. General and administrative expenses were $4,571,642 for 2013 compared to $7,383,227 for 2012. The $2,811,585 or 38.1% decrease was attributable to: (i) $2,266,693 decrease of employee and director compensation; (ii) $1,483,135 decrease in consulting fees; (iii) a $391,514 increase in legal and audit fees due to our efforts in raising capital, and (iv) a net decrease of $248,280 in all other expense items. The general and administrative expenses include $1,140,601 and $3,609,444 in 2013 and 2012, respectively for non-cash equity compensation.

Asset Retirement Obligation Expenses. We had $161,601 in asset retirement obligation expenses for 2013 compared to zero in 2012. This increase is due to the cost for plugging three wells in Kansas during 2013 exceeding the asset retirement obligation liability for those three wells. These wells had been shut-in since our purchase of the leases. They were in very poor mechanical condition that was unknown to us prior to starting our rework operations.

Gain on Sale of Assets. During 2013 we had a net gain on sale of assets of $105,106 compared to $471,392 for 2012. The gain on sale of assets in 2013 is primarily attributable to the sale of 71.25% working interest in our Wasatch National Forest #16-15 Well. The gain on sale of assets in 2012 is mainly attributable the sale of 21% working interest in the Prescott Lease and a 5% carried interest in the Perth Field.

Other Income (Expenses). Total other income and expenses during 2013 was a net expense of $1,572,852 compared to a net expense of $783,964 for 2012 representing an increase of $788,888 or 100.6%.

Loss on Extinguishment of Debt. In 2013, we incurred a loss on the extinguishment of debt in the amount of $1,103,702. This is a non-cash expense and is the result of our effort to reduce our debt through conversions to common stock with a ratchet provision and warrants.

Gain on Derivative Valuation. The Company incurred a gain of $756,776 on the derivative valuation of the ratchet provision on certain shares of common stock. This is a non-cash gain determined by the change in the fair value of the provision for the year 2013.

Interest and Finance Expenses. For the year 2013, we incurred interest and finances expenses of $1,257,143 compared to $1,104,612 for the year 2012. The $152,531 increase in 2013 over 2012 is due to an increase of $293,054 in expenses mainly due to incentive payments for new debt issued and payments made to extend due dates on notes payable during the year 2013, an increase of $184,477 associated with the modification of previously issued warrants, offset by a decrease of $325,000 in debt issuance fees we incurred in 2012 that did not occur in 2013. The interest and finance expenses include $865,347 and $220,549 in non-cash stock and warrant issuances for the years 2013 and 2012, respectively.

Interest Income. For 2012, the Company had $299,879 of interest income associated with past due receivables from a working interest holder. In 2013, we had $850 in interest income.

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Six Months Ended June 30, 2014 Compared to the Six Months Ended June 30, 2013

The following presents an overview of our results of operations for the six ended June 30, 2014, compared to the six months ended June 30, 2013.

Average Daily Production. Our net oil production for the six months ended June 30, 2014 averaged approximately 24 Bopd after royalties compared to approximately 32 Bopd for the six months ended June 30, 2013. The decrease in production in 2014 compared to 2013 is due to the temporary shut-in of wells and other temporary well repair downtime in Kansas and Wyoming.

Oil Revenues. Our oil revenues decrease by $98,580, or 19.0%, from $517,840 for the six months ended June 30, 2013 to $419,260 for the six months ended June 30, 2014. The decrease in revenue is due to a decrease of 1,455 barrels of oil produced for the six months ended June 30, 2014 over the same period in 2013, equating to a decrease of $128,620 partially offset by an $6.82 increase in the weighted average price per barrel sold for the six months ended June 30, 2014, equating to an increase of $30,040.

Net Loss on Earnings Per Share. We realized a net loss of $4,875,043, or $0.09 per basic and diluted share of common stock, for the six months ended June 30, 2014, compared to a net loss of $3,736,801 or $0.11 per basic and diluted share of common stock for the six months ended June 30, 2013. The higher net loss of $1,139,242 was due mainly to the increase in our general and administrative expenses and the loss on share issuances, partially offset by an increase in the gain on the settlement of liabilities and a lower loss on the extiguishment of debt.

Operating Expenses. Total operating expenses were $3,884,029 for the six months ended June 30, 2014 compared to $3,109,465 for the six months ended June 30, 2013. The $774,564 or 24.9% increase in operating expenses was due primarily to an increase in general and administrative expenses of $760,468.

Production Expenses. Our production expenses for the six months ended June 30, 2014 were $486,454 or $110.48 per barrel of oil, compared to $448,446 or $76.56 per barrel of oil, for the six months ended June 30, 2013, which represents a $38,008 or 8.5% increase. The overall production expenses increased due to higher repair costs on our wells. Our cost per barrel for the six months ended June 30, 2014 continues to remain above the industry averages due to our fixed costs, such as electricity, personnel and related expenses, and the cost of maintaining our 26 current non-producing wells including nine salt water disposal wells that are underutilized. We expect our fixed costs on a per barrel basis will decline as we place into production our non-producing wells.

Exploration Expenses. Exploration expenses increased 86.9%, or $62,178, from $71,511 for the six months ended June 30, 2013 to $133,729 for the six months ended June 30, 2014. We performed some additional work on our undeveloped Utah prospects as a result of funding availability from the proceeds of the sale of working interest.

Lease Expiration. Lease expirations increased from $46,937 for the six months ended June 30, 2013 to $113,933 for the six months ended June 30, 2014. The increase of $66,996 was due to a charge in the amount of $106,907 required for leases pertaining to property in our undeveloped Utah prospects that will be expiring in the next year without the option contained in the lease to renew, partially offset by an net decrease of $39,911 on our other developed properties in Kansas for the six months ended June 30, 2014.

Depletion, Depreciation, Amortization and Accretion. We recorded depletion, depreciation, amortization and accretion of $210,847 during the six months ended June 30, 2014 compared to $183,150 during the six months ended June 30, 2013. The increase of 15.1% or $27,697 was mainly due to increased depreciation of $38,489 during the six months ended June 30, 2014 as a result of increased well equipment additions since June 30, 2013. Depletion expense decreased by $10,639 as a result of a decrease in overall production volumes, partially offset by an increase in the cost per barrel. The remaining decrease of $153 is due to the net change in accretion of the discount on our asset retirement obligation.

General and Administrative Expenses. General and administrative expenses were $2,947,996 for the six months ended June 30, 2014 compared to $2,187,528 for the six months ended June 30, 2013. The increase of $760,468 or 34.8% was due to $1,041,413 in non-cash stock compensation to one of our directors, partially offset by a decrease of $340,397 in expenses for external consultants including legal and accounting; a net increase of $59,452 in all other expenses during the six months ended June 30, 2014 from the same period in 2013.

Asset Retirement Obligation Expense. We incurred asset and retirement obligation expenses in the amount of $4,380 for the six months ended June 30, 2014 compare to $136,507 during the six months ended June 30, 2013. This decrease of $132,127 is due to the additional expense in 2013 for the plugging of three wells in Kansas that exceeded their asset retirement obligation liability.

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Other Income (Expenses). Total other income and expenses during the six months ended June 30, 2014 was a net expense of $1,410,627 compared to a net expense of $1,143,609 for the six months ended June 30, 2013 representing a decrease of $267,018 or 23.3% as detailed below.

Gain on settlement of liabilities. The Company realized a gain on settlement of liabilities in the amount of $421,975 for the six months ended June 30, 2014 compared to a gain of $30,367 for the six months ended June 30, 2013. This increase of $391,608 is due to the favorable settlement terms of outstanding liabilities for cash and common stock.

Loss on extinguishment of debt. The Company incurred a loss on extinguishment of debt in the amount of $530,218 for the six months ended June 30, 2014 compared to a loss of $631,353 for the six months ended June 30, 2013. This decrease in the loss of $101,135 is due to the efforts made in 2013 to reduce debt through the conversions to common stock with a ratchet provision and warrants. In 2014, the extinguishment of one of our convertible notes resulted in a loss of $545,466 which was partially offset by other gains on extinguishment of debt in the amount of $15,248.

Interest and Finance Expenses. For the six months ended June 30, 2014, we incurred interest and finances expenses of $659,882 compared to $542,623 for the six months ended June 30, 2013. The increase of $117,259 in 2014 over 2013 is due primarily to an increase of $189,703 in interest expense due to extension and conversion incentives on convertible notes during the six months ended June 30, 2014 offset by $72,444 due to reduced interest expenses from lower outstanding debt during the period because of the conversion to common stock of notes payable in previous periods and lower overall interest rate terms on current debt.

Liquidity and Capital Resources

Liquidity is a measure of a company’s ability to meet potential cash requirements. We have historically met our capital requirements through the issuance of common and preferred stock, short-term borrowings and selling working interests in our oil and natural gas properties. In the future, we expect to generate cash from sales of crude oil from production from our existing wells and new wells we intend to develop. Until cash provided by our operations is sufficient to cover our expenses and execute our development plans, we intend to continue to finance our operations through additional debt or equity financings, if available.

The following table summarizes our total current assets, total current liabilities and working capital deficiency as of June 30, 2014 compared to December 31, 2013:

	June 30,	December 31,
	2014	2013
Current Assets	$721,265	$613,822
Current Liabilities	4,979,079	8,847,612
Working Capital Deficiency	$(4,257,814)	$(8,233,790)

Cash and cash equivalents were $93,363 as of June 30, 2014, compared to $60,395 as of December 31, 2013. Changes in the net cash provided by and (used in) our operating, investing and financing activities for the six months ended June 30, 2014 and 2013 are set forth in the following table:

	Six Months Ended		Net Cash
	June 30,		Increase
	2014	2013	(Decrease)
Net cash used in operating activities	$(1,956,470)	$(825,835)	$(1,130,635)
Net cash used in investing activities	(45,300)	(636,264)	590,964
Net cash provided by financing activities	2,034,738	1,257,371	777,367
Increase (decrease) in cash and cash equivalents	$32,968	$(204,728)	$237,696

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Net cash from operating activities is derived from net loss from operations adjusted for non-cash items, changes in the balances of accounts receivables, deposits and prepaid expenses, accounts payables, accrued expenses and other payables. For the six months ended June 30, 2014, we used net cash in operating activities in the amount of $1,956,470 compared to $825,835 for the six months ended June 30, 2013. This decrease in net cash of $1,130,635 from 2013 to 2014 was primarily due to a decrease in accounts payable of $593,497, an increase in accounts receivables of $346,564 an increase in deposits and prepaid expenses of $294,646, partially offset by a net increase of $104,072 from all other operating items.

Net cash from investing activities is derived from the proceeds and disbursements from sales and purchases of oil and gas properties, including wells and related equipment. For the six months ended June 30, 2014, we had cash used in investing activities in the amount of $45,300 compared to cash used by investing activities in the amount of $636,264 for the six months ended June 30, 2013. This increase in net cash of $590,964 was primarily due to an increase in the proceeds from sale of oil and gas assets in the amount of $550,734 as well as fewer purchases of oil and gas properties and other equipment in the amount of $40,230.

Net cash from financing activities is derived from the proceeds from the issuance of equity securities and notes and convertible notes payable reduced by payments on our notes and convertible notes payable. For the six months ended June 30, 2014, we had net cash provided by financing activities of $2,034,738 compared to net cash provided by financing activities 1,257,371 for the six months ended June 30, 2013, resulting in an increase of $777,367 in our net cash period over period. This increase is due primarily to an increase of $1,859,927 in cash raised through the issuance of equity securities in 2014 over 2013 offset by a decrease of $694,000 in funds raised through the issuance of common stock, and increase of $442,531 in payments on our notes payable, convertible notes payable, and capital leases and an increase in cash from all other financing activities totaling $53,971.

Satisfaction of our cash obligations for the next 12 months and our ability to continue as a going concern

Our operations do not produce significant cash flow and we rely almost exclusively on external sources of liquidity. As of June 30, 2014, we have a $4,257,814 working capital deficiency and we need additional funding to pay our current liabilities, continue as a going concern and execute our business plan. We have historically addressed working capital deficiencies through frequent private sales of stock and warrants for cash, exchanges of stock and warrants in satisfaction of liabilities or for services, issuing short- and long-term promissory notes and sales of our assets. The Company intends to make its planned capital expenditures in order to continue its drilling programs, but does not have sufficient realized revenues or operating cash flows in order to finance these activities internally. As a result, the Company has obtained financing in order to fund its working capital and capital expenditure needs. On May 6, 2014 the Company entered into an Agreement and Plan of Merger with Stratex Oil & Gas Holdings, Inc. a Colorado corporation (“Stratex Merger”). Upon the execution of the Stratex Merger agreement the Company entered into a $3,000,000 loan agreement with Stratex which was amended in July 2014 to increase the loan amount to $4,000,000 and extend the due date from November 2014 to January 2015.

We will continue to depend on these and other external sources of liquidity for the foreseeable future. If we cannot obtain the necessary capital to pay our current liabilities, we may be subject to litigation and foreclosure proceedings. We will also need to obtain additional funding to make our planned capital expenditures. If we are unable to secure such additional funding, we will be unable to pursue our plans, we may have to cease or significantly curtail our operations, including our plans to acquire additional acreage positions and development activities. Our ability to raise additional capital is critical to our ability to continue to operate our business.

Our independent registered public accounting firm’s report on our December 31, 2013 financial statements expresses doubt about our ability to continue as a going concern. The report includes an explanatory paragraph stating that there is substantial doubt about our ability to continue as a going concern due to substantial losses from operations, negative working capital, negative cash flow, and the lack of sufficient capital, as of the date the report was issued, to support our planned capital expenditures to continue our drilling programs through 2014 or later. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets and classification of liabilities that might be necessary should we be unable to continue as a going concern.

We are not currently generating significant revenues, and our cash and cash equivalents will continue to be depleted by our ongoing development efforts as well as our general and administrative expenses. Until we are in a position to generate significant revenues, we will need to continue to raise additional funds to continue operating as a going concern. We may seek this additional funding through the issuance of debt, preferred stock, equity or a combination of these instruments. We may also seek to obtain financing through the sale of working interests in one or more of our projects. We cannot be certain that funding from any of these sources will be available on reasonable terms or at all. If we are unable to secure adequate funds on a timely basis on terms acceptable to us, we may have to cease or significantly curtail our operations including our plans to acquire additional acreage positions and development activities.

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Over the next twelve months, we do not expect our existing capital and anticipated funds from operations to be sufficient to sustain our planned expansion. Consequently, we intend to seek additional capital to fund growth and expansion through equity financings, debt financings and/or credit facilities. We have no assurance that such financing will be available, and if available, the terms under which such financing would be given.

Our lack of significant operating history makes predictions of future operating results difficult. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in an early stage of development, particularly companies in the oil and gas exploration industry. Such risks include, but are not limited to, an evolving and unpredictable business model and the management of growth. To address these risks we must, among other things, implement and successfully execute our business and marketing strategy, continue to develop and upgrade technology and products, respond to competitive developments, and attract, retain and motivate qualified personnel. We have no assurance that we will be successful in addressing such risks, and the failure to do so would have a material adverse effect on our business prospects, financial condition and results of operations.

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Effects of Inflation and Pricing

The oil and gas industry is cyclical and the demand for goods and services by oil field companies, suppliers and others associated with the industry put significant pressure on the economic stability and pricing structure within the industry. Typically, as prices for oil and natural gas increase all other associated costs increase as well. Conversely, in a period of declining prices, associated cost declines are likely to lag and may not adjust downward in proportion to the declining prices. Material changes in prices also impact our current revenue stream, estimates of future reserves, impairment assessments of oil and natural gas properties, and values of properties in purchase and sale transactions. Material changes in prices can impact the value of oil and gas companies and their ability to raise capital, borrow money and retain personnel. While we do not currently expect business costs to materially increase, higher prices for oil and natural gas could result in increases in the costs of materials, services and personnel.

Critical Accounting Policies

The establishment and consistent application of accounting policies is a vital component of accurately and fairly presenting our consolidated financial statements in accordance with United States generally accepted accounting principles (“GAAP”), as well as ensuring compliance with applicable laws and regulations governing financial reporting. While there are rarely alternative methods or rules from which to select in establishing accounting and financial reporting policies, proper application often involves significant judgment regarding a given set of facts and circumstances and a complex series of decisions.

Asset Retirement Obligations

We have significant obligations to plug and abandon our oil and natural gas wells and related equipment. Liabilities for asset retirement obligations are recorded at fair value in the period incurred. The related asset value is increased by the same amount. Asset retirement costs included in the carrying amount of the related asset are subsequently allocated to expense as part of our depletion calculation.

Estimating future asset retirement obligations requires us to make estimates and judgments regarding timing, existence of a liability, as well as what constitutes adequate restoration. We use the present value of estimated cash flows related to our asset retirement obligations to determine the fair value. Present value calculations inherently incorporate numerous assumptions and judgments, which include the ultimate retirement and restoration costs, inflation factors, credit adjusted discount rates, timing of settlement, and changes in the legal, regulatory, environmental and political environments. To the extent future revisions to these assumptions impact the present value of our existing asset retirement obligation liability, a corresponding adjustment will be made to the carrying cost of the related asset.

Revenue Recognition

Revenue from the sale of crude oil, natural gas and natural gas liquids is recorded when the significant risks and rewards of ownership of the product is transferred to the buyer, which is usually when legal title passes to the external party. For crude oil and natural gas liquids, delivery generally occurs upon pick up at the field tank battery and natural gas delivery occurs at the pipeline delivery point. Revenue is not recognized for the production in tanks, or oil in pipelines that has not been delivered to the purchaser. Revenue is measured net of discounts and royalties. Royalties and severance taxes are incurred based on the actual price received from the sales. We use the sales method of accounting for natural gas balancing of natural gas production, and we would recognize a liability if the existing proven reserves were not adequate to cover the current imbalance situation. For all periods reported, we had no natural gas production.

 Stock-Based Compensation

We have accounted for stock-based compensation under the provisions of FASB Accounting Standards Codification (ASC) 718. This standard requires us to record an expense associated with the fair value of stock-based compensation. We use the Black-Scholes option valuation model to calculate the value of options and warrants at the date of grant. Option pricing models require the input of highly subjective assumptions, including the expected price volatility. Changes in these assumptions can materially affect the fair value estimate.

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Stock Issuance

We record the stock-based awards issued to consultants and other external entities for goods and services at either the fair market value of the goods received or services rendered or the instruments issued in exchange for such services, whichever is more readily determinable, using the measurement date guidelines enumerated in FASB ASC 505-50.

Income Taxes

We account for income taxes under FASB ASC 740. Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Accounting standards require the consideration of a valuation allowance for deferred tax assets if it is “more likely than not” that some component or all of the benefits of deferred tax assets will not be realized.

The tax effects from an uncertain tax position can be recognized in the consolidated financial statements only if the position is more likely than not of being sustained if the position were to be challenged by a taxing authority. We have examined the tax positions taken in our tax returns and determined that there are no uncertain tax positions. As a result, we have recorded no uncertain tax liabilities in our consolidated balance sheet.

Oil and Gas Properties

We account for oil and natural gas properties by the successful efforts method. Under this method of accounting, costs relating to the acquisition of and development of proved areas are capitalized when incurred. The costs of development wells are capitalized whether productive or non-productive. Leasehold acquisition costs are capitalized when incurred. If proved reserves are found on an unproved property, leasehold costs are transferred to proved properties. Exploration dry holes are charged to expense when it is determined that no commercial reserves exist. Other exploration costs, including personnel costs, geological and geophysical expenses and delay rentals for oil and natural gas leases, are charged to expense when incurred. The costs of acquiring or constructing support equipment and facilities used in oil and natural gas producing activities are capitalized. Production costs are charged to expense as incurred and are those costs incurred to operate and maintain our wells and related equipment and facilities.

Depletion of producing oil and natural gas properties is recorded based on units of production. Acquisition costs of proved properties are depleted on the basis of all proved reserves, developed and undeveloped, and capitalized development costs (wells and related equipment and facilities) are depleted on the basis of proved developed reserves. As more fully described below, proved reserves are estimated by our independent petroleum engineer and are subject to future revisions based on availability of additional information. Asset retirement costs are recognized when the asset is placed in service, and are depleted over proved reserves using the units of production method.

Oil and natural gas properties are reviewed for impairment when facts and circumstances indicate that their carrying value may not be recoverable. We compare net capitalized costs of proved oil and natural gas properties to estimated undiscounted future net cash flows using management’s expectations of future oil and natural gas prices. These future price scenarios reflect our estimation of future price volatility. If net capitalized costs exceed estimated undiscounted future net cash flows, the measurement of impairment is based on estimated fair value, using estimated discounted future net cash flows based on management’s expectations of future oil and natural gas prices. We have recorded no impairment on any of our properties.

Unproven properties that are individually significant are assessed for impairment and if considered impaired are charged to expense when such impairment is deemed to have occurred.

The sale of a partial interest in a proved oil and natural gas property is accounted for as normal retirement and no gain or loss is recognized as long as this treatment does not significantly affect the units-of-production depletion rate. If the units-of-production rate is significantly affected, then the sale is accounted for as the sale of an asset, and a gain or loss is recognized. The unamortized cost of the property or group of properties is apportioned to the interest sold and interest retained on the basis of the fair values of those interests. A gain or loss is recognized for all other sales of producing properties and is included in the results of operations. The sale of a partial interest in an unproved property is accounted for as a recovery of cost when substantial uncertainty exists as to recovery of the cost applicable to the interest retained. A gain on the sale is recognized to the extent the sales price exceeds the carrying amount of the unproved property. A gain or loss is recognized for all other sales of nonproducing properties and is included in the results of operations.

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Oil and Gas Reserves

The determination of depreciation, depletion and amortization expense as well as impairments that are recognized on our oil and natural gas properties are highly dependent on the estimates of the proved oil and natural gas reserves attributable to our properties. Our estimate of proved reserves is based on the quantities of oil and natural gas which geological and engineering data demonstrate, with reasonable certainty, to be recoverable in the future years from known reservoirs under existing economic and operating conditions. The accuracy of any reserve estimate is a function of the quality of available data, engineering and geological interpretation, and judgment. For example, we must estimate the amount and timing of future operating costs, production taxes and development costs, all of which may in fact vary considerably from actual results. In addition, as the prices of oil and natural gas and cost levels change from year to year, the economics of producing our reserves may change and therefore the estimate of proved reserves may also change. Any significant variance in these assumptions could materially affect the estimated quantity and value of our reserves.

The information regarding present value of the future net cash flows attributable to our proved oil and natural gas reserves are estimates only and should not be construed as the current market value of the estimated oil and natural gas reserves attributable to our properties. Thus, such information includes revisions of certain reserve estimates attributable to our properties included in the prior year’s estimates. These revisions reflect additional information from subsequent activities, production history of the properties involved and any adjustments in the projected economic life of such properties resulting from changes in oil and natural gas prices. Any future downward revisions could adversely affect our financial condition, our borrowing ability, our future prospects and the value of our common stock.

Use of Estimates

The preparation of financial statements under GAAP in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, as well as the reported amounts of revenues and expenses during the reporting period. The most significant estimates relate to proved oil and natural gas reserve volumes, certain depletion factors, future cash flows from oil and natural gas properties, estimates relating to certain oil and natural gas revenues and expenses, valuation of equity-based compensation, valuation of asset retirement obligations, estimates of future oil and natural gas commodity pricing and the valuation of deferred income taxes. Actual results may differ from those estimates.

New Accounting Pronouncements

From time to time, new accounting pronouncements are issued by FASB that we adopt as of the specified effective date. If not discussed, management believes that the impact of recently issued standards, which are not yet effective, will not have a material impact on our financial statements upon adoption.

Off-Balance Sheet Arrangements

In April 2014, Richfield entered into a lease option agreement with LT Land Group, L.L.C., which we call “LT Land” for Richfield to purchase all oil and gas leases acquired by LT Land in Utah. The premium paid for the option agreement which expires in June 2015, was $21,919 and was paid by $16,639 in cash and $5,280 paid by the issuance of 24,000 shares of Richfield common stock valued at $0.22 per share. The exercise price to be paid by Richfield to acquire the leases is the cost of the leases to LT Land plus 35%. No partial exercises of the leases are allowed. At the time of exercise of the lease option, if Richfield’s (or its successor by merger) 10 trading day average stock price is $0.30 or more per share, then the exercise price must be paid in shares of common stock of Richfield (or its successor by merger), at a value of $0.30 per share. If Richfield’s (or its successor by merger) 10 trading day average stock price is below $0.30 per share, then the exercise price must be paid in cash.

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We currently do not have any other off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None

INFORMATION WITH RESPECT TO STRATEX

Business Overview

Stratex is an independent oil and gas company focused on the acquisition and subsequent exploitation and development of predominantly crude oil in Texas and Kansas as well as varied non-operated working interests in North Dakota, Montana and Utah.  In Texas, Stratex has an interest in a property located in Zavala County. Stratex’s Zavala County acreage lies within the established oil rim of the prolific Eagle Ford Shale play, one of the most actively drilled formations in the United States. Stratex intends to target multiple stacked pay zones present on its Zavala County acreage, specifically the San Miguel, Austin Chalk and Buda formations, which all produce locally. Stratex’s management presently views its Zavala County property as an integral component of its current development program.

Stratex currently owns an interest in 41 wells, 31 of which account for Stratex’s present net production and cash flow. Currently, Stratex holds approximately 10,513 net leasehold acres in Sheridan, Roosevelt, Montana, Williams, Billings, Divide, Mountrail, and Stark Counties, North Dakota and Zavala County, Texas, Sumner and Lane Counties, Kansas, and Juap County, Utah.

Stratex was originally incorporated as Poway Muffler and Brake Inc. in California on August 15, 2003 to enter the muffler and brakes business.  On December 15, 2008, a merger was effected with Ross Investments Inc., a Colorado shell corporation.    Ross Investments was the acquirer and the surviving corporation.  Ross Investments Inc. then changed its name to Poway Brake and Muffler Inc. On May 25, 2012, Stratex filed an Amendment to its Certificate of Incorporation by which the company changed its name from Poway Muffler and Brake, Inc., a Colorado corporation, to Stratex Oil and Gas Holdings, Inc.

On July 6, 2012, Stratex Acquisition Corp., a wholly-owned subsidiary of Stratex Oil & Gas Holdings, Inc. merged with and into Stratex Oil & Gas, Inc., a Delaware corporation, which we refer to as SOG. SOG was the surviving corporation of that merger transaction. As a result of that merger, Stratex acquired the business of SOG, and continue the business operations of SOG as a wholly-owned subsidiary.

Stratex’s principal executive offices are located at 30 Echo Lake Road, Watertown, Connecticut 06795, and its telephone number is (713) 353-4786. Stratex currently has 3 employees.

Business Strategy

Our present corporate strategy is to internally identify certain opportunities which could take the form of the purchase of producing properties with meaningful development drilling upside, bolt on acreage and/or production and farm-ins. We intend to evaluate such opportunities utilizing subsurface geology, geophysical data, existing well control and analysis of well bore economics, and may retain the services of outside consultants on a contract basis.

Historically, Stratex has only held small, non-operated working interests in North Dakota, Montana and Kansas.  By virtue of our joint ventures in Zavala County, Texas (discussed below), the Company intends to actively exploit this property by serving as operator and owning much larger working interests.  By assuming the role of operator, subject to the terms of the underlying leases, the Company will be able to exert far greater control over the timing of expenditures, drilling and completion costs, and operating budgets.

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Drilling and Acreage Plans

Zavala County, Texas Project

On December 3, 2013 we entered into a Joint Development Agreement with Eagleford Energy, Inc., which we call Eagleford, and its wholly owned subsidiary, Eagleford Energy Zavala, Inc., which we call Eagleford Zavala, which was amended on January 24, 2014, which agreement, as amended, we call the Eagleford JDA. Pursuant to the Eagleford JDA, Eagleford Zavala assigned to the Company, a fifty percent (50%) undivided working interest in, and the exclusive right to operate and develop, an oil and gas lease dated September 1, 2013 covering approximately 2,629 acres in Zavala County, Texas, which we call the Zavala County Lease.

Pursuant to the Eagleford JDA, in March of 2014, the Company completed the hydraulic fracturing, which we call fracing, of the Matthews #1H well. Had this frac not been completed by March 31, 2014, the Primary Term of the Zavala County Lease would have expired. Under the terms of the Eagleford JDA, we paid 100% of the costs of frac of the Matthews #1H well, in return for a 66.67% WI and a 50% WI in the well after payout. “Payout” means the point in time when the Company shall have recouped from the proceeds of oil and gas production from such Matthews #1H Well, after deducting (a) severance, production, windfall profit and other taxes payable on such share of production, and (b) lessor's royalties of twenty percent (20%) and overriding royalties of five percent (5%) an amount equal to the aggregate of all costs incurred by the Company in connection with the frac and completion. As further consideration for the rights granted to the Company under the Eagleford JDA, we paid $300,000 as follows: (i) $150,000 was delivered on December 4, 2013 to the lessors under the Zavala County Lease, on behalf of Eagleford Zavala, (ii) $50,000 was delivered to Eagleford on December 4, 2013 and (iii) $100,000 was delivered to Eagleford on January 14, 2014.

On April 11, 2014, Stratex entered into a Joint Development Agreement with Quadrant Resources LLC, which we call Quadrant, and Eagleford Zavala, which agreement we call the Quadrant JDA, in order to exploit significant medium and heavy grade original oil in place underlying the Zavala County Lease.   Pursuant to the Quadrant JDA, Quadrant has agreed, at its sole cost and expense, to drill three wells and to rework five wells to test the San Miguel formation, which we call the Phase I Work Program, on the Zavala County Lease. Under the terms of the Quadrant JDA, Stratex serves as operator and conducts the Phase I Work Program under the direction of Quadrant. Quadrant has undertaken to cause the Phase I Work Program to be completed by June 15, 2015.  Provided that Quadrant has satisfied certain conditions set forth in the Quadrant JDA by that date, Quadrant will earn the right to receive a conveyance, which we call the Conveyance, of an undivided fifty percent (50%) working interest in the Matthews Lease, but only insofar as the Zavala County Lease covers and includes the Surface-San Miguel Interval underlying such lands, which we call the Development Area. At such point in time, Stratex and Eagleford Zavala will each hold a 25% working interest in the Development Area. With respect to seven of the eight Phase I Wells, Stratex has the right to receive 16.66% of the revenues before Payout and 25.0% of the revenues after Payout. Stratex will not be entitled to participate in any revenues derived from the reworking of the Matthews No. 3V Well.

With respect to the Zavala County Lease, Stratex’s management believes that there are up to 42 horizontal drilling locations in the Eagle Ford formation alone as well as 14 horizontal locations in the Austin Chalk and 32 horizontal locations in the Buda, with additional locations possible.

Under the terms of the Zavala County Lease, an annual minimum royalty of $850,000 is required to keep the lease in full force and effect. Additionally, beginning in the second lease year (which commences September 1, 2014), the Zavala County Lease contains a requirement that at least two new wells are drilled per year.  Failure to meet these and other requirements will result in a termination of the Zavala County Lease, except for such acreage retained by production.

Summer County, Kansas Project

As a prelude to the closing of the merger, on June 1, 2014, Stratex purchased a 25% working interest in the Perth Field, which incorporates 330 acres, located in Sumner County, Kansas from Bear Petroleum LLC for a cost of $299,086. By virtue of this acquisition, Stratex replaced Bear Petroleum as the operator of that field and, given the fact that Richfield owned the remaining 75% working interest in the Perth Field, Stratex’s management felt this was an opportunity to buy out a minority interest operator. At the time of the purchase, the field contained two production wells and one saltwater disposal well. During the month of July, Stratex, as operator, reworked both production wells and installed two downhole submersible pumps. Both of these wells are currently on production. In addition, Stratex has filed with the Kansas Corporation Commission permits for drilling two additional wells within the Perth Field. Such wells have been staked as to location and drilling is expected to commence during August 2014.

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The Perth Field was discovered in 1945 and has produced a total of 1.84 million barrels of oil from the Wilcox Formation based on information maintained by the Kansas Corporation Commission. The field was mostly abandoned in the 1980s. Research indicates that this field has high water content that is compatible with dewatering production methodology and has the potential of producing significant volumes of incremental oil. The field has 1 salt water disposal well which we believe is sufficient for the disposal of high volumes of water. There are also other zones in this field which have not been fully tested that Stratex’s management believes could contain additional potential reserves. These zones include the Lansing/Kansas City, Mississippi, and Arbuckle.

Joint Development Agreement with New Era Energy (Caldwell County, Texas)

On July 30, 2014, Stratex entered into a Joint Development Agreement, which we call the New Era Energy JDA with New Era Energy, LLC, a Delaware limited liability company, which we call New Era Energy. Pursuant to the New Era Energy JDA, New Era Energy has a period of 60 days in which to acquire oil and gas lease(s) covering approximately 699.5 acres in Caldwell County, Texas. If New Era Energy acquires this lease within the 60 day period, as may be extended by Stratex, Stratex has the option to purchase from New Era Energy an undivided 50% working interest in the lease.  If Stratex elects to purchase the working interest in the lease, Stratex has agreed, at its sole cost and expense, to drill and complete two vertical wells (the “Carried Wells”) on the lease to test the Austin Chalk formation.  Stratex has six months following its acquisition of the working interest in which to complete the Carried Wells.  If Stratex does not complete the Carried Wells within the six month period, New Era Energy has the option to terminate the New Era Energy JDA and to obtain an assignment from Stratex of Stratex’s 50% working interest in the lease.

In connection with the New Era Energy JDA, Stratex and New Era Energy have also agreed to enter into a joint operating agreement which will govern the operations on the lease and which provides for the proposal and drilling of additional wells after the completion of the Carried Wells.  The joint operating agreement names Stratex as operator and New Era Energy as non-operator.  All costs and expenses incurred in connection with all operations conducted in wells on the lease other than Carried Wells are to be borne 50% by Stratex and 50% by New Era Energy.  With respect to the Carried Wells, Stratex has the right receive two-thirds of the revenues before payout and one-half of the revenues after payout.  With respect to all wells other than the Carried Wells completed on the lease, each of Stratex and New Era Energy has the right to receive one-half of the revenues from such wells.

Other Non-Operated Working Interests

Stratex presently holds small, non-operated working interests in the following areas:

Utah

Upon executing the merger agreement, Stratex completed the purchase from Richfield of an undivided three percent (3%) working interest in the Liberty #1 well, located in Juab County, Utah, along with certain leases covering approximately 447 mineral acres. Stratex was also granted a right of first refusal to acquire from Richfield, or its affiliate HOI Utah Property Series, L.L.C. – HUOP Freedom Trend Series, an undivided three percent (3%) of 8/8ths out of its working interest in certain deep rights pertaining to Richfield’s Overthrust Project located near Fountain Green, Utah. Stratex paid Richfield total consideration of $500,000 for these interests.

The Bakken, Montana and North Dakota

The Bakken formation is an oil-bearing strata underlying parts of the Williston Basin of Montana and North Dakota. The Bakken is located between 8,000 and 11,000 feet below surface and is comprised of three members: the lower shale, middle dolomite, and upper shale. The middle member holds the majority to the oil reserves. Oil production in this region dates back to the 1950s, but was largely unsuccessful. The vertical wells drilled around this time couldn’t produce oil at high rates. The vertical wells only had about 50 to 100 feet of the shaft that reached the middle Bakken. The application of horizontal wells with fracturing technology has allowed production to dramatically increase.

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The Three Forks, North Dakota

The Three Forks formation is made up of sand and porous rock directly below North Dakota’s portion of the Bakken formation, where oil-producing rock is sandwiched between layers of shale about 2 miles underground.

Permian & Gulf Coast

The Permian Basin is an oil-and-gas-producing area located in West Texas and the adjoining area of southeastern New Mexico. The Permian Basin covers an area approximately 250 miles wide and 300 miles long. The Permian Basin, has oil and natural gas production ranging from depths from a few hundred feet to five miles below the surface has produced over 29 billion barrels of oil and 75 trillion cubic feet of gas and it is estimated by industry experts to contain recoverable oil and natural gas resources exceeding what has been produced over the last 90 years. Recent increased use of enhanced-recovery practices in the Permian Basin has produced a substantial impact on U.S. oil production.

Disclosure of Reserves

Below is a summary of oil and gas reserves as of the fiscal-year ended December 31, 2013.

	Reserves
Reserves category	Oil (Barrels)	Natural gas (Mcf)	Liquid Natural Gas (Barrels)	Synthetic gas (Mcf)

Proved	20,952	16,995	427	-
Developed:
North America	20,952	16,995	427	-

Undeveloped:
North America	2,417	2,099	-	-

TOTAL PROVED	23,369	19,094	427	-

Our proved oil and natural gas reserves are all located in the United States, primarily in the Bakken and the Williston Basin in Montana and North Dakota.  The reservoir engineering reports used in this Report on Form 10-K is calculated as of December 31, 2013. The estimates of proved reserves at December 31, 2013 are based on reports prepared by LaRoche Petroleum Consultants, Ltd., which we call the LacRoche Engineering Reports. Proved reserves were estimated in accordance with the guidelines established by the SEC and the Financial Accounting Standards Board (“FASB”).

Proved reserves and future net revenue to the evaluated interests were based on economic parameters and operating conditions considered applicable as of December 31, 2013 and are pursuant to the financial reporting standards of the SEC and prepared in accordance with the SPE 2007 Standards promulgated by the Society of Petroleum Engineers.  The reserves projections in this evaluation are based on the use of the available data and accepted industry-engineering methods.

Qualifications of Technical Persons and Internal Controls over Reserves Estimation Process

            Our policies regarding internal controls over the recording of reserves estimates requires reserves to comply with the SEC definitions and guidance and be prepared in accordance with the SPE 2007 Standards promulgated by the Society of Petroleum Engineers.  Our procedures require that our reserve report be prepared by a third-party registered independent engineering firm at the end of every year based on information we provide to such engineer. We accumulate historical production data for our wells, calculate historical lease operating expenses and differentials, update working interests and net revenue interests, obtain updated authorizations for expenditure (“AFEs”) and obtain geological and geophysical information from operators. This data is forwarded to our third-party engineering firm for review and calculation. Our Chief Executive Officer / Chief Financial Officer provide a final review of our reserve report and the assumptions relied upon in such report.

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            William M. Kazmann, Petroleum Engineer and Geological Advisor, was our third party reserve engineer for the preparation of our reserve reports for the past 3 years.  Mr. Kazmann has been a petroleum engineering and geological advisor for more than 35 years with multi-disciplinary experience in the oil and gas industry.  He meets or exceeds the education, training, and experience requirements set forth in the Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserves Information promulgated by the Society of Petroleum Engineers and is proficient in judiciously applying industry standard practices to engineering and geoscience evaluations as well as applying SEC and other industry reserves definitions and guidelines.

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Proved Undeveloped Reserves

As of December 31, 2013, there were 2,417 (Barrels) of oil and 2,099 (Mcf) of gas in undeveloped reserves.

During fiscal year 2013, we focused primarily on the acquisition of existing well properties.  As a result, investment in converting proved undeveloped reserves to proved developed reserves was limited.

 Oil and Gas Production, Production Prices and Production Costs

Oil and Gas Production

The following table summarizes the production of oil and natural gas by geographical area for the period ended December 31, 2013.

Product	Williston Basin	Denver-Julesburg Basin	Arbuckle Basin	Total
Oil (Bbls)	7,074	183	794	8,051
Gas (Mcf)	561	-	-	561
BOE	7,635	183	794	8,612

Production Prices

The following table summarizes the average sales price per unit of oil and natural gas by geographical area for the period ended December 31, 2013:

Product	Williston Basin	Denver-Julesburg Basin	Arbuckle Basin
Oil (Bbls)	$87.60	$90.65	$90.09
Gas (Mcf)	$2.97	N/A	N/A
LNG(Bbls)	N/A	N/A	N/A

Production Prices

Average production costs per Barrel of Oil Equivalent (BOE) including ad valorem and severance taxes were $32.74 for the period ended December 31, 2013.  Excluding severance taxes, production costs per BOE were $20.50 for the period ended December 31, 2013.

The following table summarizes the weighted average prices utilized in the reserve estimates for 12/31/13 as adjusted for location, grade and quality:

Prices utilized in the reserve estimates:	Williston Basin	Denver-Julesburg Basin	Arbuckle Basin

Oil per Bbl(a)	$86.01	$91.27	$89.97
Gas per MCF(a)	$5.14	$4.24	$-

(a)	The pricing used to estimate our December 31, 2013 reserves were based on a 12-month unweighted average realized price as adjusted for location, grade and quality.

Oil and natural gas reserve quantity estimates are subject to numerous uncertainties inherent in the estimation of quantities of proved reserves and in the projection of future rates of production and the timing of development expenditures. The accuracy of such estimates is a function of the quality of available data and of engineering and geological interpretation and judgment.

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Capitalized Costs Related to Oil and Gas Assets	2013	2012

Proved properties	3,225,769	2,454,855
Unproved properties	1,520,870	2,162,315
Total	4,746,639	4,617,170
Less: amount impaired	(2,268,977)	(1,515,112)
Capitalized cost, net of impairment	2,477,662	3,102,058
Less: accumulated depletion	(707,143)	(574,809)
	1,770,519	2,527,249

Costs incurred in Oil and Gas Activities:	2013	2012

Development	734,642	374,967
Exploration	-	-
Total	734,642	374,967

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Future cash flows relating to proved reserves:
	2013	2012

Future cash inflows	1,865,657	2,385,359
Future operating costs	(849,221)	(922,697)
Future development costs	-	-
Future asset retirement costs	(39,138)	(38,217)
Future income taxes	-	-
Future net cash flows	977,298	1,424,445
10% discount factor	(216,870)	(342,462)
Standardized measure	760,428	1,081,983

Reconciliation of future cash flows relating to proved reserves:
	2013	2012

Undiscounted value as at January 1	1,424,445	410,990
Extensions and discoveries	198,960	1,134,242
Dispositions	-	-
Production	(847,257)	(959,388)
Revisions of prior volume estimates	201,150	1,175,741
Revisions of pricing	-	(337,240)
Undiscounted value as at December 31	977,298	1,424,445
10% discount factor	(216,870)	(342,462)
Standardized measure	760,428	1,081,983

Oil and Gas Properties, Wells, Operations and Acreage

The following table summarizes as of the date hereof, the total gross and net productive wells, expressed separately for oil and gas and the total gross and net developed acreage (i.e., acreage assignable to productive wells).

	Oil Wells		Gas Wells		Total Wells
	Gross	Net	Gross	Net	Gross	Net
Sheridan County, MT	1.00	0.04	-	-	1.00	0.04
Roosevelt County, MT	1.00	1.00	-	-	1.00	1.00
Billings County, ND	16.00	0.03	-	-	16.00	0.03
Stark County, ND	5.00	0.04	-	-	5.00	0.04
Williams County, ND	1.00	0.00	-	-	1.00	0.00
Divide County, ND	1.00	0.00	-	-	1.00	0.00
Juap County, UT	1.00	0.03			1.00	0.03
Weld County, CO	7.00	0.01			7.00	0.01
Zavala County, TX	1.00	0.67	-	-	1.00	0.67
Sumner County, KS	4.00	1.00			4.00	1.00
Lane County, KS	3.00	0.20	-	-	3.00	0.20
Total	41.00	3.02	-	-	41.00	3.02

	HBP Acreage		Total Acreage
	Gross	Net	Gross	Net
Sheridan County, MT	320	16	320	16
Roosevelt County, MT	420	260	420	260
Billings County, ND	20,480	197	20,480	197
Stark County, ND	6,400	71	6,400	71
Williams County, ND	1,222	2	1,222	2
Divide County, ND	640	4	640	4
Callahan County, TX	58	37	58	37
Zavala County, TX	2,629	1,315	2,629	1,315
Weld County, CO	355	240	355	40
Juap County, UT	447	13	447	13
Sumner County, KS	40	10	40	10
Lane County, KS	480	25	480	25
Total	33,433	2,153	33,433	1,153

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The following table summarizes as of the date hereof, the amount of undeveloped leasehold acreage expressed in both gross and net acres by geographic area and the minimum remaining terms of leases and concessions.

	Held by Production Acreage		Total Acreage		Total Acreage Subject to Expiration		Expiration Date
	Gross	Net	Gross	Net	Gross	Net	Range
Sheridan County, MT	-	-	7,274	1,661	7,274	1,661	Range 2014-2015
Billings County, ND	6,353	26	6,353	26	-	-
Stark County, ND	-	-	640	121	640	121	2017
Williams County, ND	-	-	1,349	37	1,349	37	2017
Divide County, ND	-	-	-	-	-	-	2017
Golden Valley , ND	-	-	53,259	6,322	53,259	6,322	Range 2015-2019
Montrail County, ND	-	-	640	120	640	120	2017
Sumner County, KS	290	73	290	73	-	-
Total	6,643	98	69,806	8,360	63,163	8,262

As of August 22, 2013, we have approximately 10,513 net acres in Sheridan County, Roosevelt County, Montana, Williams County, Divide County, Mountrail County, Golden Valley County, and Stark County, North Dakota, Zavala County, Texas, Juap County, Utah and Lane County and Sumner County Kansas. The expiration of the majority of these leases ranges from 3 to 5 years and in some instances, the acreage has additional options to extend the lease maturity. We do not own the majority working interest in this acreage, nor do we have any ability to influence the potential development of this acreage within the terms of the lease.  For our leased acreage we are currently evaluating our options to selectively drill some of these leases to hold this acreage by production.

Our non-operated minority interest acreage is primarily not held by production as only 98 of our 8,360 net acres undeveloped is held by production.  Our acreage exposure is very granular; we also hold 11 leases with a typical working or royalty interest ranging from less than 1% to 64%. We hold approximately 8,262 net acres that expire from 2014 to 2019 with the majority of the leases not having any extension options.

Properties

Office Locations

Our corporate offices are located at 30 Echo Lake Road, Watertown, CT, 06795. Additionally, we have a field office located at 2906 First Ave. North, Billings, MT, 59104; which is leased on a month by month basis.  We have also opened a corporate office in Houston, Texas.

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Leasehold Holdings

 Current Producing Properties

The Company presently owns small, non -operated working interests in the following:

Kansas Wells – 2,080 gross and 25 net mineral acres located in Acres located in Lane and Ellis Counties, Kansas with 8 producing wells. The lease currently has 5 producing wells with an average royalty interest of 1.620%, and 3 producing wells with an average working interest of 6.503%. These wells are producing 2 barrels per day.  There is also additional spacing for 18 wells.

Olson Well – 640 gross and 4 net mineral acres in Divide County, North Dakota. We have acquired small leasehold in Divide County, North Dakota.  The lease currently has 1 well with a working interest of 5.00% and produces less than 1 barrel of oil per day.

Fortuna Wells 6,662 gross and 87 net mineral acres in Stark, Williams and Sheridan County, North Dakota, with 6 operating wells. These wells are producing 1 barrels per day. Stratex holds an average of 1.36919 % working interest in these wells.

Double LL Wells – 21,759 gross and 198 net mineral acres in Billings and Stark County, North Dakota, with 15 operating wells. These working interest wells are producing 3 barrels per day. There is also 6,353 gross and 26 net mineral acres in Billings County that are undeveloped and unproven. Stratex holds an average of .19758% working interest in these wells. Stratex is currently participating in 2 additional wells

Liberty #1 – 447 gross and 13 net mineral acres in Juap County, Utah, with 1 operating well. Presently Stratex owns a 3% working interest in the Liberty #1. This well in still in the process of being completed.

Wattenberg Lease – Presently Stratex is participating in 7 wells that are currently being drilled in Weld County Colorado. Stratex holds an average of .283888% working interest in these wells.

The Company presently owns and operates working interests in the following wells:

Tininencko 4-19 420 gross and 215 net mineral acres operating well in Roosevelt County, Montana with one operating well. The Operating well (Tininenko 4-19) is producing 28 gross barrels per day. Stratex holds a 100% working interest in this well.

Texas Wells (Zavala County Lease) – Presently 2,629 gross and 1,314.5 net acres in Zavala County Texas. There is currently 1 producing well (the Matthews #1H) which is producing 17 gross barrels per day. Stratex holds a 66.66% working interest in this well before payout and a 50% working interest after payout.

Perth Wells (Sumner County, Kansas) – Presently 40 gross and 10 net acres in Zavala County Texas. There are currently 2 producing wells and 1 Salt water delivery well which are producing 40 gross barrels per day. Stratex holds a 25% working interest in these wells. There is also 290 gross and 73 net mineral acres in Sumner County that are developed and proven.

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The following represent a detail listing of Stratex’s producing wells as of August 22, 2014.

Well Name	State	County	Formation	Basin

Montana Wells
Tininenko 4-19	Montana	Roosevelt	Ratcliffe	Williston

Kansas Wells
Muncell Lawrence 21-23	Kansas	Lane	Arbuckle	Arbuckle
Lawrence 32-23	Kansas	Lane	Arbuckle	Arbuckle
Lawrence 42-23	Kansas	Lane	Arbuckle	Arbuckle
Conner 14-27	Kansas	Lane	Arbuckle	Arbuckle
Hollamon Mcgrew	Kansas	Lane	Arbuckle	Arbuckle
THECLA HAAS – 1	Kansas	Lane	Arbuckle	Arbuckle
FRED HAAS -1	Kansas	Lane	Arbuckle	Arbuckle
FRED HAAS- 2	Kansas	Lane	Arbuckle	Arbuckle
Whitten 12-2	Kansas	Sumner	Arbuckle	Arbuckle
Whitten 12-3	Kansas	Sumner	Arbuckle	Arbuckle
Whitten 12-4	Kansas	Sumner	Arbuckle	Arbuckle
AJ Dowis (SWD)	Kansas	Sumner	Arbuckle	Arbuckle

Olson Well
Olson 35-261H	North Dakota	Divide	Bakken	Williston

Double LL Wells
Burian 1-27HCLR	North Dakota	Billings	Bakken	Williston
Epsom 1-31HCLR	North Dakota	Billings	Bakken	Williston
Kostelecky 1-1HCLR	North Dakota	Billings	Bakken	Williston
Elizabeth Ann 1-32 HCLR	North Dakota	Billings	Bakken	Williston
Kubas 1-22HCLR	North Dakota	Billings	Bakken	Williston
Charnwood 1-31HCLR	North Dakota	Billings	Bakken	Williston
Narvik 1-35 HCLR	North Dakota	Billings	Bakken	Williston
Krehlik 1-11 HCLR	North Dakota	Billings	Bakken	Williston
Proch 1-7HCLR	North Dakota	Billings	Bakken	Williston
Zalesky 34-8PH	North Dakota	Stark	Bakken	Williston
Cymbaluk 21-25 TFH	North Dakota	Billings	Bakken	Williston
Chruszch 43x-29f	North Dakota	Billings	Bakken	Williston
Kuntz 1-23-14h-142-98	North Dakota	Billings	Bakken	Williston
Metz 1-33 HCLR	North Dakota	Billings	Bakken	Williston
Luptak 1-24HI	North Dakota	Billings	Bakken	Williston
Volesky 1-23H	North Dakota	Billings	Bakken	Williston
Perch 1-30H	North Dakota	Billings	Bakken	Williston

Fortuna Wells
Paluck 21-28 THF	North Dakota	Stark	Bakken	Williston
Arthaud 21-29 THF	North Dakota	Stark	Bakken	Williston
Duletski 21-16 TFH	North Dakota	Stark	Bakken	Williston
Duletski 11-16TFH	North Dakota	Stark	Bakken	Williston
Lynn 5502-11 1H	North Dakota	Williams	Bakken	Williston
Teal Peterson 33-12	Montana	Sheridan	Red River	Williston

Liberty Wells
Liberty #1	Utah	Jaup	Twin Creek	Central Utah

Eagleford Wells
Mathews #1H	Texas	Zavala	Eagleford	Permian

Wattenberg Wells
Excel 25N-22HN	Colorado	Weld	Codell	Wattenberg
Howard 9C-22HZ CODL	Colorado	Weld	Codell	Wattenberg
Howard 24C-22HZ NBBR	Colorado	Weld	Codell	Wattenberg
Howard 10N-22HZ CODL	Colorado	Weld	Codell	Wattenberg
Howard 42N-22HZ NBBR	Colorado	Weld	Codell	Wattenberg
Howard 25C-22HZ CODL	Colorado	Weld	Codell	Wattenberg
Howard Federal 40N-22HZ NBBR	Colorado	Weld	Codell	Wattenberg

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The following represent our mineral lease holdings as of June 30, 2014

Unproven Properties:

55,259 gross and 6,322 net mineral acres in Golden Valley, North Dakota. We have leaseholds totaling 55,259 gross acres in Golden Valley, North Dakota which were acquired under a long-term lease option. The conventional oil play consists of two objective formations; 1) Bakken – A sandstone that has produced over 80M barrels of oil and is present over our acreage, 2) Three Forks Sanish.

7,274 gross and 1,661 net mineral acres located in Sheridan County, Montana.

640 gross and 121 net mineral acres in Stark County, North Dakota. Stark County has seen significant development recently as firms are exploring the potential of the Bakken play in the county.

640 gross and 120 net mineral acres in Mountrail County, North Dakota. We have gained a foothold in Mountrail County, which has been the focal point of drilling in the Williston Basin and the best performing county in North Dakota. The North Dakota State Industrial Commission has reported Mountrail’s most recent monthly production rate, December 2011, at 5.1 million barrels of oil.

1,313 gross and 37 net mineral acres in Williams County, North Dakota. Williams County has also been a top producing county in North Dakota and the most recent production statistics by the North Dakota Industrial Commission (NDIC) report monthly production at 2.4 million barrels of oil.

640 gross and 4 net mineral acres in Divide County, North Dakota. We have acquired small leasehold in Divide County, which has picked up in development lately. The lease currently has 1 well being drilled with a working interest of 5.00%.

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Legal Proceedings

On October 17, 2013, the Stratex filed a complaint (Index No. 67528/2013) in the Westchester County Supreme Court of the State of New York (the “Court”) against Timothy Kelly (“Kelly”) seeking damages against Kelly for breach of fiduciary duty and usurpation of corporate opportunities.  Kelly previously served as the President, Chief Operating Officer, Secretary and as a Director of Stratex.  He resigned from each of these positions on August 30, 2013.  Stratex’s complaint alleges that Kelly, prior to his resignation, engaged in a pattern of self-dealing and exposed the company to adverse criticism and hostility from its stockholders by: (i) purchasing at least one oil well and land that would have been profitable to the company; (ii) claiming to sell shares of the company’s stock that he either obtained from other stockholders or that did not exist and (iii) misrepresenting the nature of the stock for his personal profit.  Stratex is seeking $4,000,000 in compensatory damages, as well as costs, interest and such other relief as the Court may deem just and proper.  On January 21, 2014, Kelly filed a counterclaim for breach of contract against Stratex, alleging that Stratex breached that certain Termination Agreement, dated August 30, 2013 between Kelly and Stratex.  Specifically, Kelly alleges that the Termination Agreement required Stratex to deliver to him a certain number of shares of our restricted common stock and to pay him a total of approximately $300,000 over a period of thirty months.  Kelly claims that Stratex has failed to deliver the shares of the company’s stock and to pay him the monthly payments.  Kelly further claims that Stratex breached the non-disparaging provision of the Termination Agreement by making derogatory statements about him to the public and/or third-persons.  Kelly is seeking a minimum of $500,000 in damages, plus interest and 2,500,000 shares of the company’s restricted common stock.  Stratex intends to vigorously defend itself against Kelly’s claims.

On April 10, 2014, Stratex accepted service of process from a group of seven plaintiffs who commenced litigation against Kelly, for several of the same matters that are currently the subject of Stratex’s current pending litigation against Kelly in Superior Court, Westchester County, discussed above. While the litigation was brought for alleged theft, conversion and other malfeasance by Kelly, the plaintiffs also named Stratex as a defendant in the Complaint, seeking monetary damages from Stratex under the theory of respondeat superior. Stratex does not believe that it should be held responsible for Kelly’s alleged malfeasance and intends to assert a cross claim against Kelly and to vigorously defend Stratex in this matter. The matter, entitled Dana Klein, Gligor Tashkovich, Abraham Fischler, Neil Leve, Richard Scott Johnston, Jeff Shammah and Donald Clark v. Timothy Kelly and Stratex Oil & Gas Holdings, Inc. was brought in the Circuit Court of the Seventeenth Judicial Circuit in and for Broward Court, Florida (Case #CACE14006762). Stratex has filed a motion to dismiss the Complaint on the grounds of a lack of personal jurisdiction.

Stratex is subject to legal proceedings and claims which arise in the normal course of business. Although there can be no assurance as to the ultimate outcome, the company generally has denied, or believe it has a meritorious defense and will deny, liability in all significant cases pending against the company. Based on information currently available, Stratex believes the amount, or range, of reasonably possible losses in connection with the actions against Stratex, in excess of established reserves, in the aggregate, not to be material to the company’s consolidated financial condition or cash flows. However, losses may be material to its operating results for any particular future period, depending on the level of the company’s income for such period.

Management’s Discussion and Analysis of Financial Condition and Results of Operation

The following discussion is intended to assist in understanding Stratex’s results of operations and financial condition. Stratex’s consolidated financial statements and the accompanying notes included elsewhere in this proxy statement/prospectus contain additional information that should be referred to when reviewing this material. Certain statements in this discussion may be forward-looking. These forward-looking statements involve risks and uncertainties, which could cause actual results to differ from those expressed in this report. Unless the context otherwise requires, references in this section to the “Company,””we,” “our,” and “us” refer to Stratex Oil & Gas Holdings, Inc.

Overview

Stratex is an independent oil and gas company focused on the acquisition and subsequent exploitation and development of predominantly crude oil in Texas and Kansas as well as varied non-operated working interests in North Dakota, Montana and Utah.  In Texas, we have an interest in a property located in Zavala County. Our Zavala County acreage lies within the established oil rim of the prolific Eagle Ford Shale play, one of the most actively drilled formations in the United States. Stratex intends to target multiple stacked pay zones present on its Zavala County acreage, specifically the San Miguel, Austin Chalk and Buda formations, which all produce locally. Stratex’s management presently views its Zavala County property as an integral component of its current development program.

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On May 6, 2014, Stratex, Richfield, and Merger Sub, entered into the merger agreement, pursuant to which, subject to the satisfaction or waiver of certain conditions, Merger Sub will merge with and into Richfield, with Richfield surviving as a wholly owned subsidiary of the Stratex.  Concurrently with the entry into the merger agreement, Stratex, Richfield, and certain of Richfield's subsidiaries entered into the loan agreement. Upon entering into the merger agreement, Stratex also purchased from Richfield an undivided 3% of the 8/8ths working interest in the Liberty # 1 well located in Juab County, Utah, along with certain leases covering approximately 447 mineral acres for cash consideration of $500,000.  By virtue of this purchase, Stratex was also granted a right of first refusal to acquire an undivided 3% of 8/8ths of Richfield's working interest in certain deep rights pertaining to the Utah Overthrust Project near Fountain Green, Utah.

Upon the closing of the proposed merger, Stratex intends to focus its development budget both on Stratex’s existing Zavala County property as well as Richfield’s low-risk, scalable Kansas properties.  Management also intends to exploit, in conjunction with third-party partners, Richfield’s vast Utah resource potential.  Because the merger is subject to certain terms and conditions, there can be no assurances that the merger will close or, that if it does so, we will be able to successfully integrate Richfield’s assets with those of Stratex.

In addition to the foregoing, we continually review opportunities to acquire producing properties and leasehold acreage, and to enter into joint development drilling arrangements primarily, but not limited to, our core operating areas.  We intend to continue to transition our operations from small, passive, non-operated working interests to assuming the role of operator with significant or majority ownership interests. This will allow the Company to have substantial control over the timing of expenditures, drilling and completion costs, and operating budgets.

We expect to continue to acquire oil and gas properties and to build our asset base.  As we continue to review business opportunities, we believe that we will need to raise additional capital through equity sales and debt financing to continue to acquire more properties, and business opportunities, such properties are expected to generate cash flow from participation in the development of the drilling programs that each property is designed to support.

Commodity Prices

Our results of operations are heavily influenced by commodity prices. Factors that may impact future commodity prices, including the price of oil and natural gas, include:

●	developments generally impacting the Middle East, including Iraq, Iran, Libya and Egypt;
●	the extent to which members of the Organization of Petroleum Exporting Countries and other oil exporting nations are able to continue to manage oil supply through export quotas;
●	the overall global demand for oil;
●	overall North American natural gas supply and demand fundamentals;
●	the impact of the condition of the United States economy;
●	weather conditions; and
●	liquefied natural gas deliveries to the United States.

Although we cannot predict the occurrence of events that may affect future commodity prices or the degree to which these prices will be affected, the prices for any commodity that we produce will generally approximate current market prices in the geographic region of the production. From time to time, we may evaluate the benefits of hedging a portion of our commodity price risk to mitigate the impact of price volatility on our business.

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Oil and natural gas prices have been subject to significant fluctuations during the past several years. In general, average oil and natural gas prices were substantially higher during the comparable periods of 2013 measured against 2012. The following table sets forth the average New York Mercantile Exchange (NYMEX) oil and natural gas prices for the years ended December 31, 2013 and 2012, as well as the high and low NYMEX price for the same periods:

	Years Ended December 31,
	2013	2012
Average NYMEX prices:
Oil (Bbl)	$97.97	$94.71
Natural gas (MMBtu)	$3.652	$2.79
High / Low NYMEX prices:
Oil(Bbl):
High	$105.22	$109.77
Low	$85.20	$77.69
Natural Gas (MMBtu):
High	$4.89	$3.70
Low	$3.50	$2.04

Results of Operations

Year ended December 31, 2013 compared to the year ended December 31, 2012

Revenues

We generated revenues of $847,257 for the year ended December 31, 2013 and $959,388 for the year ended December 31, 2012. The decrease in revenue reflects a decrease in sales volumes as a result of the one of the Company’s major wells being down for several months during the year ended December 31, 2013.

Operating Expenses

●

Production expense was $268,083 for the year ended December 31, 2013 and $235,845 for the year ended December 31, 2012.  The slight increase in expenses reflects an increase in the number of producing wells during the year ended December 31, 2013.

●

General and administrative expense was $4,406,937 for the year ended December 31, 2013 and $5,461,053 for the year ended December 31, 2012. The decrease in expense is primarily attributable to a decrease in professional fees from the prior year in which the Company had increased G &A cost for the Company’s merger, and a decrease in stock based compensation to consultants, the majority of which was related to the financing commitment for Stratex’ss attempted acquisition of Magellan Petroleum.  In addition, the company engaged key consultants to assist in the oil and gas efforts.

●	Depletion, depreciation and amortization expense was $150,101 for the year ended December 31, 2013 and $484,853 for the year ended December 31, 2012. The decrease in expense reflects a decrease in total oil production coupled with a decrease in the per barrel depletion rates as a result of the Company reserve reports as compared to the year ended December 31, 2012.

●	Impairment of oil and gas assets was $753,865 for the year ended December 31, 2013 and $1,059,297 for the year ended December 31, 2012. The impairment loss was recognized to reflect the annual reserve report obtained by the company’s third party engineers. During the years ended December 31, 2013 and 2012 the Company recorded abandonment costs of $0 and $455,815, respectively.

Other Income (Expense)-net:

Other Income (Expense)-net: Other income (expenses) consist primarily of gains and losses on the change in fair value of derivative liabilities, gains and losses on sale of oil and gas properties and interest expense all primarily related to the Company’s convertible promissory notes, traditional notes and warrant issuances.

Other income (expenses) - net decreased by $419,963 to $(513,186) for the year ended December 31, 2013 as compared to other income (expenses) - net of $(933,149) during the year ended December 31, 2012. For the year ended December 31, 2013 other income (expenses) consisted of interest income of $25, $(1,318,051) in interest expense, a gain on change in fair value of derivative liabilities of $516,880, a gain on sale of oil and gas properties of $275,000, and other income of $12,960. For the year ended December 31, 2012 other income (expenses) consisted of interest income of $700, $(675,001) in interest expense, a loss on change in fair value of derivative liabilities of $(258,848).

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Six months ended June 30, 2014 as compared to the six months ended June 30, 2013:

Revenues:

Our oil revenues decreased by ($35,130), or (7.7%), from $454,180 for the six months ended June 30, 2013 to $419,050 for the six months ended June 30, 2014. The decrease was attributable to reduced production as one of the Company’s larger producing wells was shut-in for a portion first quarter of 2014. This was partially offset by an increase in the weighted average price per barrel sold.  Overall, there was a decrease of 319 barrels of oil produced for the six months ended June 30, 2014 over the same period in 2013. This decrease was offset by an increase of $2.77 in the weighted average price per barrel sold for the six months ended June 30, 2014 from the same period in 2013.

Our net oil production for the six months ended June 30, 2014 averaged approximately 26 Bopd compared to approximately 29 Bopd for the six months ended June 30, 2013. The decrease in production in 2014 compared to 2013 is due to the one of the Company’s larger producing wells in Montana being shut-in during a portion of 2014.

Operating Expenses:

●	Production expense was $181,730 for the six months ended June 30, 2014 compared to $98,651 for the six months ended June 30, 2013. The production expense increase of $83,079 or 84.3% was due to increased repair and maintenance costs on our existing wells for the six months ended June 30, 2014 over the same period in 2013. This majority of the increase was incurred to return one of the Company’s major wells to production during the six months ended June 30, 2014.

●	Loss on Abandonment of oil and gas assets was ($318,800) for the six months ended June 30, 2014 and $0 for the period ended June 30, 2013. The abandonment loss was recognized to reflect the Company’s termination of its Callahan County Joint Development Agreement.

●	General and administrative expense was $3,666,396 for the six months ended June 30, 2014 compared to $973,299 for the six months ended June 30, 2013. The overall $2,693,097 increase in operating expenses is primarily attributable to the following approximate net increases (decreases) in operating expenses:

● An increase in legal and professional fees of $935,000. In the current period the Company incurred higher legal and consulting fees due to the Company negotiating and entering into multiple Joint Development Agreements, the Company’s private offering and the potential merger with Richfield.

An increase in stock based compensation fees of $496,300. In the current period the Company incurred higher stock based compensation due to increased consulting costs as part of the potential merger with Richfield, potential future acquisitions and investor relations.

● An increase in travel and travel related expenses of $90,100 due to an increase in Consultants travel reimbursements, as well as additional travel required in connection with the above transactions.

● An increase in royalty related expenses of $129,000 due to the Company having to pay it portion of the minimum royalty on its Texas properties.

An increase of stock options and warrants issued of $1,068,000 for options as part of the employment agreement with respect to the Company hiring a Director of Field Operations and Chairman during the current year. The Company also issued warrants to three consultants during the six months ended June 30, 2014

We recorded depletion, depreciation, amortization and accretion of $41,107 during the six months ended June 30, 2014 compared to $105,933 during the six months ended June 30, 2013. The decrease of (60.6%) or ($64,226), in expense reflects a decrease in the per barrel depletion rates as a result of the Company's reserve reports as compared to the six months ended June 30, 2013. This was offset by an increase in depreciation expense of $9,747 during the six months ended June 30, 2014 on our well equipment as a result of $182,145 in equipment additions since June 30, 2013.

●	A decrease in accounting fees of ($33,500). The decrease was primarily due to additional services being provided for the six months ended June 30, 2013 that were not provided during the six months ended June 30, 2014. This was coupled by a reduction is the share price used to calculate accrued stock base compensation for the six months ended June 30, 2014 from June 30, 2013.

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Other Income and (Expense):

Other Income (Expense)-net: Other income (expenses) consists primarily of gains and losses on the change in fair value of derivative liabilities, gains and losses on sale of oil and gas properties/interests and interest expense all primarily related to the Company’s convertible promissory notes, traditional notes and warrant issuances.

Other income (expenses) - net increased by ($772,795) to ($1,593,596) for the six months ended June 30, 2014 as compared to other income (expenses) - net of ( $820,801) for the six months ended June 30, 2013. For the six months ended June 30, 2014 other income (expenses) consisted of $8,071 in interest income, ($2,087,675) in interest expense, a loss on change in fair value of derivative liabilities of ($72,094), warrant amendment expense of ($14,755), a gain on sale of oil and gas interests of $450,000, a gain on settlement of liabilities of $83,600 and other income of $39,257. For the six months ended June 30, 2013 other income (expenses) consisted of ($845,006) in interest expense, a gain on change in fair value of derivative liabilities of $11,245 and other income of $12,960.

Liquidity and Capital Resources:

We have incurred net operating losses and operating cash flow deficits since inception, continuing through the first six months of 2014. We are in the early stages of acquisition and development of oil and gas leaseholds and properties, and we have been funded primarily by a combination of equity issuances and debt, and to a lesser extent by operating cash flows, to execute on our business plan of acquiring working interests in oil and gas properties and for working capital for production. At December 31, 2013, we had cash and cash equivalents totaling $609,061.

Our ability to obtain financing may be impaired by many factors outside of our control, including the capital markets (both generally and in the crude oil and natural gas industry in particular), our limited operating history, the location of our crude oil and natural gas properties and prices of crude oil and natural gas on the commodities markets (which will impact the amount of asset-based financing available to us) and other factors. Further, if crude oil or natural gas prices on the commodities markets decline, our revenues will likely decrease and such decreased revenues may increase our requirements for capital.

Any new debt or equity financing arrangements may not be available to us, or may be available only on unfavorable terms. Additionally, these alternatives could be highly dilutive to our existing stockholders, and may not provide us with sufficient funds to meet our long-term capital requirements. We have and may continue to incur substantial costs in the future in connection with raising capital to fund our business, including investment banking fees, legal fees, accounting fees, securities law compliance fees, printing and distribution expenses and other costs. We may also be required to recognize non-cash expenses in connection with certain securities we may issue, which may adversely impact our financial condition. If the amount of capital we are able to raise from financing activities, together with our revenues from operations, is not sufficient to satisfy our capital needs (even to the extent that we reduce our operations), we will be required to reduce operating costs, which could jeopardize our future strategic initiatives and business plans, and we may be required to sell some or all of our properties (which could be on unfavorable terms), seek joint ventures with one or more strategic partners, strategic acquisitions and other strategic alternatives, cease our operations, sell or merge our business, or file a petition for bankruptcy.

Our financial statements for the year ended December 31, 2013 were prepared assuming we would continue as a going concern, which contemplates that we will continue in operation for the foreseeable future and will be able to realize assets and settle liabilities and commitments in the normal course of business. These financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that could result should we be unable to continue as a going concern.

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Cash from Operating Activities

Cash used in operating activities was $66,051 for the year ended December 31, 2013, as compared to cash used in operating activities of $856,499 during the year ended December 31, 2012. The decrease in cash used in operating activities during the year ended December 31, 2013 as compared to December 31, 2012 is primarily due to an increase in accounts payable and accrued expenses partially offset by a decrease in accounts receivable. In addition, during the year ended December 31, 2013 as compared to the year ended December 31, 2012 there was a decrease in legal and professional fees and a decrease in salaries and payroll related expenses.

Cash from Investing Activities

Cash used in investing activities for the year ended December 31, 2013 was $351,241 as compared to $1,401,938 during the year ended December 31, 2012. The net decrease is due to the Company receiving $815,000 in proceeds from the sale of oil and gas properties during 2013, as well as a slight decrease in capital acquisition cost during 2013 as compared to the comparable period ended 2012.

Cash from Financing Activities

Total net cash provided by financing activities was $951,250 for the year ended December 31, 2013, from various debt and equity offerings. Total net cash provided by financing activities during the period ended December 31, 2012 was $1,747,735 from various debt and equity offerings. For more details about these debt and equity financings, see Notes to the Consolidated Financial Statements for the years ended December 31, 2013 and 2012, incorporated by reference herein.

Planned Capital Expenditures

Dependent on our ability to obtain sufficient financing, development plans for 2013 include identifying, acquiring and operating properties as well continued development of our existing leases. We will also to continue to participating in the ongoing Authorization for Expense (AFE) process for the existing properties.

The Company incurred approximately $1,163,927 in development costs related to the purchase of working interest in wells during the calendar year 2013.  Unrelated to any potential acquisitions the Company expects to incur maintenance and operating costs of approximately $45,000 to $60,000 per month for the next twelve months to maintain these assets.

Critical Accounting Policies and Estimates:

Our discussion of our financial condition and results of operations is based on the information reported in our financial statements. The preparation of our financial statements requires us to make assumptions and estimates that affect the reported amounts of assets, liabilities, revenues and expenses as well as the disclosure of contingent assets and liabilities as of the date of our financial statements. We base our assumptions and estimates on historical experience and other sources that we believe to be reasonable at the time. Actual results may vary from our estimates due to changes in circumstances, weather, politics, global economics, mechanical problems, general business conditions and other factors. Our significant accounting policies are described in Note 2 –Summary of Significant Accounting Policies to our consolidated financial statements. We have outlined below certain of these policies that have particular importance to the reporting of our financial condition and results of operations and that require the application of significant judgment by our management.

Key Definitions

Proved reserves, as defined by the SEC, are the estimated quantities of crude oil, condensate, natural gas and natural gas liquids that geological and engineering data demonstrate with reasonable certainty are recoverable in future years from known reservoirs under existing economic and operating conditions. Valuations include consideration of changes in existing prices provided only by contractual arrangements, but not on escalations based upon future conditions. Prices do not include the effect of derivative instruments, if any, entered into by us.

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Proved developed reserves are those reserves expected to be recovered through existing equipment and operating methods. Additional oil and gas volumes expected to be obtained through the application of fluid injection or other improved recovery techniques for supplementing the natural forces and mechanisms of primary recovery would be included as proved developed reserves only after testing of a pilot project or after the operation of an installed program has confirmed through production response that increased recovery will be achieved.

Proved undeveloped reserves are those reserves that are expected to be recovered from new wells on non-drilled acreage, or from existing wells where a relatively major expenditure is required for recompletion. Reserves on non-drilled acreage are limited to those drilling units offsetting productive units that are reasonably certain of production when drilled. Proved reserves for other non-drilled units are claimed only where it can be demonstrated with certainty that there is continuity of production from the existing productive formation.

Estimation of Reserves

Volumes of reserves are estimates that, by their nature, are subject to revision. The estimates are made using all available geological and reservoir data as well as production performance data. There are numerous uncertainties in estimating crude oil and natural gas reserve quantities, projecting future production rates and projecting the timing of future development expenditures. Natural gas and oil reserve engineering must be recognized as a subjective process of estimating underground accumulations of natural gas and oil that cannot be measured in an exact way. Estimates of independent engineers that we use may differ from those of other engineers. The accuracy of any reserve estimate is a function of the quantity and quality of available data and of engineering and geological interpretation and judgment. Accordingly, future estimates are subject to change as additional information becomes available.

The most critical estimate we make is the engineering estimate of proved oil and gas reserves. This estimate affects the application of the successful efforts method of accounting, the calculation of depletion, depreciation and amortization of oil and gas properties and the estimate of any impairment of our oil and gas properties. It also affects the estimated lives used to determine asset retirement obligations. In addition, the estimates of proved oil and gas reserves are the basis for the annual year end disclosure of the related standardized measure of discounted future net cash flows.

Revenues from the sale of oil and natural gas are recognized when the product is delivered at a fixed or determinable price, title has transferred, and collectability is reasonably assured and evidenced by a contract. We follow the “sales method” of accounting for oil and natural gas revenue, so we recognize revenue on all natural gas or crude oil sold to purchasers, regardless of whether the sales are proportionate to our ownership in the property. We recognize a receivable or liability only to the extent that we have an imbalance on a specific property greater than our share of the expected remaining proved reserves. For oil sales, this occurs when the customer's truck takes delivery of oil from the operators’ storage tanks

Successful Efforts Accounting

We utilize the successful efforts method to account for our natural gas and oil operations. Under this method, all costs associated with natural gas and oil lease acquisitions, successful exploratory wells and all development wells are capitalized. Development costs of producing properties are amortized on a units-of-production basis over the remaining life of proved developed producing reserves, and leasehold costs associated with producing properties are amortized on a units-of-production basis over the remaining life of all proved reserves associated with the leases on which producing properties are drilled. Unproved leasehold costs are capitalized pending the results of exploration efforts. Exploration costs, including geological and geophysical expenses, exploratory dry holes and delay rentals, are expensed when incurred.

 Impairment of Properties

We review our proved properties for potential impairment at the field level when management determines that events or circumstances indicate that the recorded carrying value of any of the properties may not be recoverable. Such events include a projection of future natural gas and oil reserves that will be produced from a well, the timing of this future production, future costs to produce the natural gas and oil, and future inflation levels. If the carrying amount of an asset exceeds the sum of the discounted estimated future net cash flows, we recognize impairment expense equal to the difference between the carrying value and the fair market value of the asset, which is estimated to be the expected discounted value of future net cash flows from reserves, without the application of any estimate of risk. We cannot predict the amount of impairment charges that may be recorded in the future. Unproved leasehold costs are reviewed periodically and impairment is recognized to the extent, if any, that the cost of the property has been impaired. We follow the Accounting Standards Codification ASC 360 Property, Plant, and Equipment, for these evaluations. Unamortized capital costs are reduced to fair value if the undiscounted future net cash flows from our interest in the property’s estimated proved reserves are less than the asset’s net book value.

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Proved Reserves

Estimates of our proved reserves included in this report are prepared in accordance with accounting principles generally accepted in the United States of America and SEC guidelines. Our engineering estimates of proved oil and natural gas reserves directly impact financial accounting estimates, including depletion, depreciation and amortization expense and the impairment. Proved oil and natural gas reserves are the estimated quantities of oil and natural gas reserves that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under period-end economic and operating conditions. The process of estimating quantities of proved reserves is very complex, requiring significant subjective decisions in the evaluation of all geological, engineering and economic data for each reservoir. The accuracy of a reserve estimate is a function of: (i) the quality and quantity of available data; (ii) the interpretation of that data; (iii) the accuracy of various mandated economic assumptions and (iv) the judgment of the persons preparing the estimate. The data for a given reservoir may change substantially over time as a result of numerous factors, including additional development activity, evolving production history and continual reassessment of the viability of production under varying economic conditions. Changes in oil and natural gas prices, operating costs and expected performance from a given reservoir also will result in revisions to the amount of our estimated proved reserves. We engage independent reserve engineers to estimate our proved reserves.

Share-Based Compensation

Generally, all forms of share-based payments, including stock option grants, warrants, restricted stock grants and stock appreciation rights are measured at their fair value utilizing an option pricing model on the awards’ grant date, based on the estimated number of awards that are ultimately expected to vest. Share-based compensation awards issued to non-employees for services rendered are recorded at either the fair value of the services rendered or the fair value of the share-based payment, whichever is more readily determinable. The expenses resulting from share-based payments are recorded in cost of goods sold or general and administrative expense in the statement of operations, depending on the nature of the services provided.

Derivative Valuation

We estimate the fair value of financial assets and liabilities based on a three-level valuation hierarchy for disclosures of fair value measurement and enhanced disclosure requirements for fair value measures.

The three levels are defined as follows:

Level 1 - inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 - inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

Level 3 - inputs to the valuation methodology are unobservable and significant to the fair value measurement.

All derivative instruments are recorded on the balance sheet at their fair value. Changes in the fair value of each derivative are recorded each period in current period earnings.

New Accounting Pronouncements

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None

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INDEX TO HISTORICAL FINANCIAL STATEMENTS OF

RICHFIELD OIL & GAS COMPANY

INDEX TO HISTORICAL FINANCIAL STATEMENTS OF

STRATEX OIL & GAS HOLDINGS, INC.

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HISTORICAL FINANCIAL STATEMENTS OF RICHFIELD

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and the Board of Directors

Richfield Oil & Gas Company

175 South Main Street, Suite 900

Salt Lake City, UT 84111

We have audited the accompanying consolidated balance sheets of Richfield Oil & Gas Company (“the Company”) as of December 31, 2013 and 2012, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Richfield Oil & Gas Company as of December 31, 2013 and 2012, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has incurred substantial losses from operations causing negative working capital and negative operating cash flows. These factors raise substantial doubt about its ability to continue as a going concern. Management’s plans in regards to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Salt Lake City, UT

April 14, 2014

F-1

RICHFIELD OIL & GAS COMPANY

Consolidated Balance Sheets

December 31, 2013 and December 31, 2012

	December 31,
	2013	2012
ASSETS
Current assets
Cash and cash equivalents	$60,395	$286,013
Restricted Cash	153,348	-
Accounts receivables	322,604	387,803
Deposits and prepaid expenses	77,475	390,750
Total current assets	613,822	1,064,566

Properties and equipment, at cost - successful efforts method:
Proved properties	7,139,663	6,581,725
Unproved properties	14,095,020	14,164,053
Well and related equipment	1,997,913	1,024,972
Accumulated depletion, depreciation and amortization	(1,224,523)	(923,083)
	22,008,073	20,847,667

Other properties and equipment	219,231	236,212
Accumulated depreciation	(203,743)	(188,411)
	15,488	47,801

Total assets	$22,637,383	$21,960,034

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$2,049,750	$1,578,510
Accrued expenses and other payables	3,104,485	1,368,276
Current portion of notes payable	1,338,524	1,487,419
Convertible notes payable, net of discount of $120,264 and $0 at 12/31/13 and 12/31/12, respectively	1,861,386	1,352,560
Capital lease obligations	135,311	15,748
Current portion of asset retirement obligations	48,000	-
Derivative liability	310,156	-
Total current liabilities	8,847,612	5,802,513

Long-term liabilities
Notes payable, net of current portion	-	1,674,691
Asset retirement obligations, net of current portion	394,075	482,157
Total long-term liabilities	394,075	2,156,848

Total liabilities	9,241,687	7,959,361

Commitments and contingencies

Stockholders' equity
Common stock, par value $.001; 250,000,000 authorized; 39,906,770 shares and 32,518,192 shares issued and outstanding at 12/31/2013 and 12/31/2012, respectively	39,907	32,518
Additional paid-in capital	51,360,380	45,147,563
Accumulated deficit	(38,004,591)	(31,179,408)
Total stockholders' equity	13,395,696	14,000,673

Total liabilities and stockholders' equity	$22,637,383	$21,960,034

The accompanying notes are an integral part of these consolidated financial statements.

F-2

RICHFIELD OIL & GAS COMPANY

Consolidated Statements of Operations

For the Years Ended December 31, 2013 and 2012

	Year Ended
	December 31,
	2013	2012
Revenues
Oil and natural gas sales	$1,046,336	$952,566
Total revenues	1,046,336	952,566

Operating expenses
Production expenses	900,129	764,457
Production taxes	41,782	30,862
Exploration	136,431	167,212
Lease expiration	182,032	25,293
Depletion, depreciation, amortization and accretion	382,690	261,739
General and administrative expenses	4,571,642	7,383,227
Asset retirement obligation expenses	161,901	-
Loss (gain) on sale of assets	(105,106)	(471,392)
Total expenses	6,271,501	8,161,398

Loss from operations	(5,225,165)	(7,208,832)

Other income (expenses)
Gain on settlement of liabilities	30,367	20,769
Loss on extinguishment of debt	(1,103,702)	-
Gain on derivative valuation	756,776	-
Interest and finance expenses	(1,257,143)	(1,104,612)
Interest income	850	299,879
Total other income (expenses)	(1,572,852)	(783,964)

Loss before income taxes	(6,798,017)	(7,992,796)

Income tax provision	(1,567)	(400)

Net loss	$(6,799,584)	$(7,993,196)

Net loss per common share - basic and diluted	$(0.19)	$(0.28)

Weighted average shares outstanding – basic and diluted	36,393,603	28,873,656

The accompanying notes are an integral part of these consolidated financial statements.

F-3

RICHFIELD OIL & GAS COMPANY

Consolidated Statement of Stockholders' Equity

For the Years Ended December 31, 2013 and 2012

	Common Stock
			Additional		Total
			Paid-In	Accumulated	Stockholders'
	Shares	Par	Capital	Deficit	Equity
Balance - December 31, 2011	27,088,744	$27,089	$31,232,334	$(22,551,466)	$8,707,957

Issued 1,806,203 common stock for oil and gas properties and JIBs (valued between $1.60 and $2.50 per share)	1,806,203	1,806	4,392,342	-	4,394,148

Issued 282,511 common stock to a related party for oil and gas properties (valued between $1.60 and $2.50 per share)	282,511	283	566,717	-	567,000

Issued 1,443,378 common stock for directors', employees and consultants' compensation	1,443,378	1,443	3,608,001	-	3,609,444

Sale of 1,335,277 common stock and 935,196 warrants for cash between $1.60 and $2.50 per share	1,335,277	1,335	3,125,917	-	3,127,252

Issued 77,950 common stock as settlement of accounts payables including accrued interest	77,950	78	194,797	-	194,875

Issued 403,651 common stock as settlement of notes payable	403,651	404	949,528	-	949,932

Issued 7,193 common stock for related party payment of interest and exercise of warrants	7,193	7	11,502	-	11,509

Return of 25,000 common stock for cancellation from related party	(25,000)	(25)	-	(62,475)	(62,500)

Return of 229,000 common stock for cancellation from unaffiliated investors related to the exchange of oil and gas properties	(229,000)	(229)	-	(572,271)	(572,500)

Issued 184,072 common stock in exchange for convertible preferred stock redemption (see NOTE 11 PREFERRED STOCK)	184,072	184	389,331	-	389,515

Exercised 143,213 common stock warrants	143,213	143	228,998	-	229,141

Issued 1,017,301 common stock warrants (see NOTE 13 WARRANTS TO PURCHASE COMMON STOCK)	-	-	448,096	-	448,096

Net loss for the year	-	-	-	(7,993,196)	(7,993,196)

Balance - December 31, 2012	32,518,192	$32,518	$45,147,563	$(31,179,408)	$14,000,673

The accompanying notes are an integral part of these consolidated financial statements.

F-4

RICHFIELD OIL & GAS COMPANY

Consolidated Statement of Stockholders' Equity

For the Years Ended December 31, 2013 and 2012

	Common Stock
			Additional		Total
			Paid-In	Accumulated	Stockholders'
	Shares	Par	Capital	Deficit	Equity
Balance - December 31, 2012	32,518,192	$32,518	$45,147,563	$(31,179,408)	$14,000,673

Sale of 1,166,750 common stock and 765,375 warrants for cash	1,166,750	1,167	1,067,833	-	1,069,000

Issued 10,000 common stock as partial payment on purchase of new leases	10,000	10	8,490	-	8,500

Issued 1,102,064 common stock and 21,250 warrants for creditors, consultants, directors, officers, and other employees outstanding payables	1,102,064	1,102	888,730	-	889,832

Issued 561,307 common stock for consultants and directors compensation	561,307	561	345,031	-	345,592

Return of 25,626 common stock for cancellation from unaffiliated investors related to the sale of oil and gas properties	(25,626)	(25)	-	(25,599)	(25,624)

Issued 4,512,874 common stock for payment of debt, interest, and extension and conversion incentives.	4,512,874	4,513	2,604,263	-	2,608,776

Issued 59,644 common stock per ratchet provision on agreement	61,209	61	56,600	-	56,661

Issued 525,000 warrants for consultants compensation			49,475		49,475

Issued 3,139,853 warrants with debt as a debt discount, for reduction of debt, and sale of ORRI	-	-	557,481	-	557,481

Record derivative liability for stock issued for cash			(344,572)		(344,572)

Adjustment for repricing and modification of warrants			184,477		184,477

Employee stock option amortization			795,009		795,009

Net loss for the year	-	-	-	(6,799,584)	(6,799,584)

Balance - December 31, 2013	39,906,770	$39,907	$51,360,380	$(38,004,591)	$13,395,696

The accompanying notes are an integral part of these consolidated financial statements.

F-5

RICHFIELD OIL & GAS COMPANY

Condensed Consolidated Statements of Cash Flows

For the Years Ended December 31, 2013 and 2012

	Years Ended
	December 31,
	2013	2012
Cash flows from operating activities:
Net loss	$(6,799,584)	$(7,993,196)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:

Depletion, depreciation, amortization and accretion	382,690	261,739
Asset retirement obligation release on plugged wells	(39,000)	-
Gain on settlement of liabilities	(30,367)	(20,769)
Accrued interest income	-	(299,812)
Loss on extinguishment of debt	1,103,702	-
Gain on derivative liability	(756,776)	-
Capitalized interest on notes payable	16,317	91,100
Amortization of pre-paid interest	6,164	115,256
Lease expirations	182,032	25,293
Gain on sale of assets	(105,106)	(471,392)
Amortization of debt discounts	218,309	220,552
Issuance of common stock, options and warrants for services and other expenses	1,627,611	3,694,628

Changes in operating assets and liabilities:
Decrease (increase) in accounts receivables	128,649	(249,065)
Decrease (increase) in deposits and prepaid expenses	273,906	54,384
Decrease (increase) in other assets	-	(119,421)
Increase (decrease) in accounts payable	51,701	663,890
Increase (decrease) in accrued expenses and other payables	2,745,718	571,218
Increase (decrease) in due to directors	-	(27,934)
Increase (decrease) in due to related parties	-	(43,307)
Net cash used in operating activities	(994,034)	(3,526,836)

Cash flows from investing activities:
Investment in oil and gas properties, including wells and related equipment	(1,478,594)	(2,202,128)
Investment in other properties and equipment	-	(38,597)
Proceeds from sale of assets	467,200	2,307,404
Net cash provided by (used in) investing activities	(1,011,394)	66,679

Cash flows from financing activities:
Proceeds from notes and convertible notes payable	1,921,811	754,276
Payments on notes and convertible notes payable	(1,004,798)	(721,303)
Restricted cash for settlement of note and litigation (see NOTE 15 LEGAL PROCEEDINGS)	(153,348)	-
Proceeds from related party notes payable	-	111,319
Payments on related party notes payable	-	(337,713)
Payments on capital lease obligation	(60,233)	(35,479)
Proceeds from issuance of convertible preferred stock	-	285,000
Proceeds from issuance of warrants	7,378	296,520
Proceeds from issuance of common stock - net of issuance costs	1,069,000	3,356,393
Net cash provided by financing activities	1,779,810	3,709,013

Net increase (decrease) in cash and cash equivalents	(225,618)	248,856

Cash and cash equivalents - beginning of period	286,013	37,157

Cash and cash equivalents - end of period	$60,395	$286,013

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$64,290	$463,409
Cash paid during the period for income taxes	$1,567	$400

Non-cash financing and investing activities:
Redemption of preferred stock and payment of preferred stock dividends through issuance of common stock	$-	$389,515
Purchase of oil and gas properties and conversion of JIB receivables billed to working interest holders through issuance of common stock and warrants	$8,500	$4,961,148
Capitalized oil and gas properties included in accounts payable	$951,700	$-
Purchase of properties through exchange of property and reduction of payables and notes payable	$71,332	$779,000
Sale of oil and gas properties for return of common stock	$45,625	$572,500
Cancellation of lease in full satisfaction of accounts payable	$-	$180,000
Conversion of pre-paid expenses, payables, and notes payable through issuance of common stock and warrants	$3,351,610	$1,793,551
Conversion of accounts payable through issuance of note payable	$21,000	$186,229
Capitalized accrued interest on notes payable	$-	$70,789
Derivative liability on common stock issued	$344,572	$-
Conversion of notes payable through issuance of convertible notes payable	$-	$1,328,000
Conversion of convertible notes payable through issuance of notes payable	$-	$1,117,500
Amortization of plugged wells	$41,766	$-
Capitalized Leased Equipment	$179,796
Capitalized asset retirement obligations	$57,021	$144,287
Write down of asset retirement obligation on sold properties	$67,115	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-6

RICHFIELD OIL & GAS COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

NOTE 1     ORGANIZATION AND NATURE OF BUSINESS

Richfield Oil & Gas Company (the “Company,” “Richfield” or “ROIL”) is a Nevada corporation headquartered in Salt Lake City, Utah which was incorporated on April 8, 2011. The Company is engaged in the exploration, development and production of oil and natural gas in the states of Kansas, Oklahoma, Utah and Wyoming. The Company’s common stock trades on the OTCQX under the symbol “ROIL”.

Contemporaneously with ROIL’s incorporation, the Company merged (the “HPI Merger”) with its predecessor company, Hewitt Petroleum, Inc., a Delaware corporation which was incorporated on May 17, 2008 (“HPI”). In connection with the HPI Merger, HPI was merged out of existence and the Company assumed all of the assets and liabilities of HPI and the Company became the parent company of HPI’s two wholly owned subsidiaries, Hewitt Energy Group, Inc., a Texas corporation (“HEGINC”) and Hewitt Operating, Inc., a Utah corporation (“HOPIN”). The Plan of Merger required that all HPI common stock be exchanged on a one-for-one basis for ROIL common stock and that ROIL assume all of the liabilities of HPI as of the effective date of the HPI Merger. As a result, the Company’s historical financial statements are a continuation of the financial statements of HPI. In addition, effective March 31, 2011, HPI entered into a Stock Exchange Agreement with Freedom Oil & Gas, Inc., a Nevada corporation (“Freedom”), which called for the exchange of stock in HPI for all of the outstanding stock of Freedom (the “Freedom Acquisition”). Upon completion of the Freedom Acquisition, it became a wholly owned subsidiary of the Company from March 31, 2011 until June 20, 2011 when Freedom was merged into ROIL with ROIL being the surviving entity.

On July 27, 2012 the Company formed a new wholly owned subsidiary, HR Land Group, LLC, a Utah Limited Liability Company, (“HR Land”). HR Land’s purpose is to acquire oil and gas leases.

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, HEGINC, HOPIN and HR Land. All significant intercompany transactions and balances have been eliminated in consolidation.

The Company has been involved in leasing, exploring and drilling in Kansas, Oklahoma, Utah and Wyoming since its formation. The Company is participating in over 35,000 acres of leasehold, seismic surveys, and numerous drilling projects in these states.  The Company uses proven technologies and drilling and production methods that are both efficient and environmentally sound.

NOTE 2     GOING CONCERN

The Company’s consolidated financial statements have been prepared on a going concern basis which contemplates the realization of assets and the liquidation of liabilities in the ordinary course of business. The Company has incurred substantial losses from operations causing negative working capital, in that current liabilities exceed current assets, and the Company has negative operating cash flows, which raise substantial doubt about the Company’s ability to continue as a going concern. The Company sustained a net loss for the year ended December 31, 2013 of $6,799,584 and a net loss for the year ended December 31, 2012 of $7,993,196, and has an accumulated deficit of $38,004,591 as of December 31, 2013.

The Company intends to make its planned capital expenditures in order to continue its drilling programs, but does not have sufficient realized revenues or operating cash flows in order to finance these activities internally. As a result, the Company intends to seek financing in order to fund its working capital and capital expenditure needs.

The Company has been able to meet its short-term needs through loans from officers and third parties; sales of working interest in its oil and gas properties; private placements of equity securities; and the settlement of liabilities by issuing common stock.  The Company may seek additional funding through sales of working interest in its oil and gas properties; the issuance of debt; preferred stock; common stock; or a combination of these items. Any proceeds received from these items could provide the needed funds for continued operations and drilling programs. The Company can provide no assurance that it will be able to obtain sufficient additional financing that it needs to develop its properties and alleviate doubt about its ability to continue as a going concern. If the Company is able to obtain sufficient additional financing proceeds, the Company cannot be certain that this additional financing will be available on acceptable terms, if at all. To the extent the Company raises additional funds by issuing equity securities, the Company’s stockholders may experience significant dilution. Any debt financing, if available, may involve restrictive covenants that impact the Company’s ability to conduct business. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

F-7

RICHFIELD OIL & GAS COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

NOTE 3     SIGNIFICANT ACCOUNTING POLICIES

These consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”).

Principles of Consolidation and Presentation

The Company was incorporated in Nevada on April 8, 2011. Contemporaneously with the incorporation, the Company merged with its predecessor company, HPI. In connection with the HPI Merger, HPI was merged out of existence and the Company assumed all of the assets and liabilities of HPI. As a result, the Company’s historical financial statements are a continuation of the financial statements of HPI. The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, HEGINC, HOPIN, HR Land, HOI KS and HOI UT. All significant intercompany transactions and balances have been eliminated in consolidation.

Cash and Cash Equivalents

The Company considers highly liquid investments with insignificant interest rate risk and original maturities to the Company of three months or less to be cash equivalents. Cash equivalents consist primarily of cash on hand, interest-bearing bank accounts and money market funds. The Company’s cash positions represent assets held in checking and money market accounts. These assets are generally available on a daily or weekly basis and are highly liquid in nature.  If the balances are greater than $250,000, the Company does not have FDIC coverage on the entire amount of bank deposits.  The Company believes this risk is minimal.

Accounts Receivable

Trade accounts receivable are primarily from oil and natural gas sales and net amounts due from Joint Interest Billings (“JIBs”) from working interest holders in the Company’s oil and gas properties in which we are the operator. These trade accounts receivables are recorded at the invoiced amount, net of allowances for doubtful amounts. The Company routinely reviews outstanding accounts receivable balances for estimated uncollectible accounts and regularly reviews collectability and establishes or adjusts the allowances for doubtful accounts receivables using the specific identification method and records a reserve for amounts not expected to be fully recovered. Actual balances are not applied against the reserve until substantially all collection efforts have been exhausted. At December 31, 2013 and 2012, the Company had no allowance for doubtful accounts.

Oil and Gas Properties Accounting Policies

The Company accounts for oil and gas properties by the successful efforts method. Under this method of accounting, costs relating to the acquisition and development of proved areas are capitalized when incurred. The costs of development wells are capitalized whether productive or non-productive. Leasehold acquisition costs are capitalized when incurred. If proved reserves are found on an unproved property, leasehold cost is transferred to proved properties. Exploration dry holes are charged to expense when it is determined that no commercial reserves exist. Other exploration costs, including personnel costs, geological and geophysical expenses and delay rentals for oil and gas leases, are charged to expense when incurred. The costs of acquiring or constructing support equipment and facilities used in oil and natural gas producing activities are capitalized. Production costs are charged to expense as incurred and are those costs incurred to operate and maintain the Company’s wells and related equipment and facilities.

Depletion of producing oil and gas properties is recorded based on units of production. Acquisition costs of proved properties are depleted on the basis of all proved reserves, developed and undeveloped, and capitalized development costs (wells and related equipment and facilities) are depleted on the basis of proved developed reserves. As more fully described below, proved reserves are estimated by the Company’s independent petroleum engineer and are subject to future revisions based on availability of additional information.  As discussed in NOTE 10 ASSET RETIREMENT OBLIGATIONS, asset retirement costs are recognized when the asset is placed in service, and are depleted over proved reserves using the units of production method.

F-8

RICHFIELD OIL & GAS COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

Oil and gas properties are reviewed for impairment when facts and circumstances indicate that their carrying value may not be recoverable. The Company compares net capitalized costs of proved oil and gas properties to estimated undiscounted future net cash flows using management’s expectations of future oil and natural gas prices. These future price scenarios reflect the Company’s estimation of future price volatility. If net capitalized costs exceed estimated undiscounted future net cash flows, the measurement of impairment is based on estimated fair value, using estimated discounted future net cash flows based on management’s expectations of future oil and natural gas prices. The Company did record an impairment allowance for expiring leaseholds on proven properties for the year ended December 31, 2013. The Company recorded no impairment allowance on proven properties for the year ended December 31, 2012.

Unproven properties that are individually significant are assessed for impairment and if considered impaired are charged to expense when such impairment is deemed to have occurred. We perform periodic assessment of individually significant unproved crude oil and gas properties for impairment on a quarterly basis and we would recognize a loss at the time if there was an impairment by providing an impairment allowance. In determining whether a significant unproved property is impaired we consider numerous factors including, but not limited to, current exploration plans, favorable or unfavorable exploratory activity on adjacent leaseholds, our management and geologists’ evaluation of the lease, and the remaining months in the lease term. As of December 31, 2013 and 2012, the Company does not have unproved properties whose acquisition costs are not significant. Thus, all unproven properties were assessed for impairment and the Company recorded an impairment allowance for expiring leases for the years ended December 31, 2013 and 2012.

The sale of a partial interest in a proved oil and gas property is accounted for as normal retirement and no gain or loss is recognized as long as this treatment does not significantly affect the units-of-production depletion rate. If the units-of-production rate is significantly affected, then the sale shall be accounted for as the sale of an asset, and a gain or loss shall be recognized. The unamortized cost of the property or group of properties shall be apportioned to the interest sold and the interest retained on the basis of the fair values of those interests. A gain or loss is recognized for all other sales of producing properties and is included in the results of operations. The sale of a partial interest in an unproved property is accounted for as a recovery of cost when substantial uncertainty exists as to recovery of the cost applicable to the interest retained. A gain on the sale is recognized to the extent the sales price exceeds the carrying amount of the unproved property. A gain or loss is recognized for all other sales of nonproducing properties and is included in the results of operations.

Other Property and Equipment

Other property and equipment include property and equipment that are not oil and gas properties and are recorded at cost and depreciated using the straight-line method over their estimated useful lives of five to seven years.  Expenditures for replacements, renewals, and betterments are capitalized. Maintenance and repairs are charged to operations as incurred.  Long-lived assets, other than oil and gas properties, are evaluated for impairment to determine if current circumstances and market conditions indicate the carrying amount may not be recoverable.  The Company has not recognized any impairment losses on non-oil and gas long-lived assets.

Asset Retirement Obligations

Asset retirement obligation relates to future costs associated with plugging and abandonment of crude oil and natural gas wells, removal of equipment and facilities from leased acreage and returning the land to its original condition. Estimates are based on historical experience of plugging and abandoning wells, estimated remaining lives of those wells based on reserves estimates, external estimates to plug and abandon the wells in the future and federal and state regulatory requirements. The Company records the fair value of a liability for an asset retirement obligation in the period in which it is incurred and a corresponding increase in the carrying amount of the related long-lived asset.  The liability is accreted to its present value each period, and the capitalized cost is depreciated over the useful life of the related asset.  If the liability is settled for an amount other than the recorded amount, a gain or loss is recognized.

Revenue Recognition

Revenue from the sale of crude oil, natural gas and natural gas liquids is recorded when the significant risks and rewards of ownership of the product is transferred to the buyer, which is usually when legal title passes to the external party. For crude oil and natural gas liquids delivery generally occurs upon pick up at the field tank battery and for natural gas delivery occurs at the pipeline delivery point. Revenue is not recognized for the production in tanks, or oil in pipelines that has not been delivered to the purchaser.  Revenue is measured net of discounts and royalties. Royalties and severance taxes are incurred based upon the actual price received from the sales. The Company uses the sales method of accounting for natural gas balancing of natural gas production and would recognize a liability if the existing proven reserves were not adequate to cover the current imbalance situation.  As of December 31, 2013 and 2012, the Company’s natural gas production was in balance, meaning its cumulative portion of natural gas production taken and sold from wells in which it has an interest equaled its entitled interest in natural gas production from those wells.

F-9

RICHFIELD OIL & GAS COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

Stock-Based Compensation

The Company has accounted for stock-based compensation under the provisions of FASB ASC 718.   This standard requires the Company to record an expense associated with the fair value of stock-based compensation.  The Company uses the Black-Scholes option valuation model to calculate the value of options and warrants at the date of grant.  Option and warrant pricing models require the input of highly subjective assumptions, including the expected price volatility.  Changes in these assumptions can materially affect the fair value estimate.

Stock Issuance

The Company records the stock-based awards issued to consultants and other external entities for goods and services at either the fair market value of the goods received or services rendered or the instruments issued in exchange for such services, whichever is more readily determinable, using the measurement date guidelines enumerated in FASB ASC 505.

Income Taxes

The Company accounts for income taxes under FASB ASC 740.  Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.  Accounting standards require the consideration of a valuation allowance for deferred tax assets if it is “more likely than not” that some component or all of the benefits of deferred tax assets will not be realized.

The tax effects from an uncertain tax position can be recognized in the consolidated financial statements only if the position is more likely than not of being sustained if the position were to be challenged by a taxing authority. The Company has examined the tax positions taken in its tax returns and determined that there are no uncertain tax positions. As a result, the Company has recorded no uncertain tax liabilities in its consolidated balance sheet.

Loss Per Common Share

Basic earnings per share (“EPS”) are computed by dividing net income (loss) (the numerator) by the weighted average number of common shares outstanding for the period (the denominator).  Diluted EPS is computed by dividing net income (loss) by the weighted average number of common shares and potential common shares outstanding (if dilutive) during each period.  Potential common shares include stock options, warrants, and restricted stock.  The number of potential common shares outstanding relating to stock options, warrants, and restricted stock is computed using the treasury stock method.

As the Company has incurred losses for the years ended December 31, 2013 and 2012, the potentially dilutive shares are anti-dilutive and are thus not added into the loss per share calculations. As of December 31, 2013 and 2012, there were 11,937,087 and 2,707,898 potentially dilutive shares, respectively.

Use of Estimates

The preparation of financial statements under GAAP in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.  The most significant estimates relate to proved oil and natural gas reserve volumes, certain depletion factors, future cash flows from oil and gas properties, estimates relating to certain oil and natural gas revenues and expenses, valuation of share based compensation, valuation of asset retirement obligations, estimates of future oil and natural gas commodity pricing and the valuation of deferred income taxes.  Actual results may differ from those estimates.

Impairment

FASB ASC 360 requires long-lived assets to be held and used be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  There was no impairment identified at December 31, 2013 and 2012.

New Accounting Pronouncements

From time to time, new accounting pronouncements are issued by FASB that are adopted by the Company as of the specified effective date.  If not discussed, management believes that the impact of recently issued standards, which are not yet effective, will not have a material impact on the Company’s financial statements upon adoption.

F-10

RICHFIELD OIL & GAS COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

Reclassifications

Certain prior period balances have been reclassified to conform to the current period presentation. Such reclassifications had no impact on net loss, statements of cash flows, working capital or equity previously reported.

Reverse Stock Split

As more fully described in NOTE 12 COMMON STOCK, effective October 23, 2012, the Company implemented a 1-for-10 reverse stock split of its issued and outstanding common stock. Under the guidance of FASB ASC 505, all common share and per common share information in the accompanying consolidated financial statements and these notes to the financial statements have been retroactively restated to reflect the reverse common stock split.

Jumpstart Our Business Startups Act (“JOBS Act”), adopted January 3, 2012

The Company qualifies as an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933 (the “Securities Act”) as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, the Company is permitted to rely on exemptions from various reporting requirements including, but not limited to, the requirement to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002, and the requirement to submit certain executive compensation matters to shareholder advisory votes such as “say on pay” and “say on frequency.”

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The Company has elected to take advantage of the benefits of this extended transition period. The Company’s financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

The Company will remain an emerging growth company up to the fifth anniversary of its first registered sale of common equity securities, or until the earliest of (a) the last day of the first fiscal year in which its annual gross revenues exceed $1 billion, (b) the date that it becomes a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which would occur if the market value of its common stock held by non-affiliates exceeds $700 million as of the last business day of its most recently completed second fiscal quarter, or (c) the date on which it has issued more than $1 billion in non-convertible debt during the preceding three-year period.

NOTE 4     OIL AND NATURAL GAS PROPERTIES

Acquisitions for the year ended December 31, 2012

On January 1, 2012, the Company purchased a 1.00% working interest in the deep zones and 0.50% working interest in the shallow zones in the HUOP Freedom Trend Prospect located in Sanpete County, Utah from two unaffiliated investors for a value totaling $141,857 in exchange for the issuance of 50,000 shares of common stock for a value of $125,000, or $2.50 per share plus the cancelation of $16,857 of JIBs accounts receivable owed to the Company by the investors.

On January 1, 2012, the Company purchased a 0.25% working interest BPO and APO in the HPI Liberty #1 Well located in Juab County, Utah from an unaffiliated investor for a value totaling $22,307 in exchange for the issuance of 4,853 shares of common stock for a value of $12,133, or $2.50 per share plus the cancelation of $10,174 of JIBs accounts receivable owed to the Company by the investor.

On March 30, 2012, the Company acquired a 405 acre lease and lease extension of 1,416 acres for the HUOP Freedom Trend Prospect located in Sanpete County, Utah from an unaffiliated investor, at that time, for a value totaling $383,200 in exchange for the issuance of 153,280 shares of common stock for a value of $383,200, or $2.50 per share. The Company capitalized $289,316 as a result of having a 75.50% working interest and the remaining balance of $93,884 was billed to the other 24.50% HUOP Freedom Trend Prospect working interest holders. On March 31, 2012, this unaffiliated investor, Joseph P. Tate, became a Director of the Company.

F-11

RICHFIELD OIL & GAS COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

On June 30, 2012, the Company acquired a 25.00% working interest in the Perth Field located in Sumner County, Kansas from two unaffiliated investors in exchange for an agreement to provide the investors with an aggregate 10.00% total carried interest in a certain $800,000 work plan in the Perth Field that includes drilling one new well, three well recompletions, and work on a salt water disposal well. In conjunction with this transaction, the Company sold 5.00% of the working interest received with a 5.00% carried interest in this same work plan to another unaffiliated investor. These transactions resulted in the Company acquiring a net 10.00% working interest whereby the Company’s working interest increased from 75.00% to 85.00%. This work plan commenced in December 2012.

On October 1, 2012, the Company purchased a 7.00% working interest in the Koelsch Field located in Stafford County, Kansas, from two unaffiliated investors for a value totaling $367,500 in exchange for the issuance of 195,544 shares of common stock. Of these 195,544 shares of common stock, 60,700 shares were valued at $151,750, or $2.50 per share and the remaining 134,844 shares of common stock were issued by exercising warrants with an exercise price of $1.60 per warrant or $215,750.

On October 1, 2012, the Company purchased a 5.00% working interest in the Koelsch Field located in Stafford County, Kansas, from MacKov Investments Limited, a related party, for a value totaling $262,500 in exchange for the issuances of 160,711 shares of common stock. Of these 160,711 shares of common stock, 5,958 shares were valued at $14,895, or $2.50 per share and the remaining 154,753 shares of common stock were issued by exercising warrants held by MacKov with an exercise price of $1.60 per warrant or $247,605. This purchase was made on the same terms as other unaffiliated investor transactions completed in October 2012 (see NOTE 16 RELATED PARTY TRANSACTIONS).

On October 1, 2012, the Company purchased a 21.00% working interest in the Prescott Lease located in Stafford County, Kansas, from seven unaffiliated investors for a value totaling $643,125 in exchange for the issuance of 257,250 shares of common stock valued at $643,125, or $2.50 per share.

On October 1, 2012, the Company purchased a 9.50% working interest BPO and a 6.50% working interest APO in the HPI Liberty #1 Well located in Juab County, Utah, from four unaffiliated investors for a value totaling $468,000 in exchange for the issuance of 179,887 shares of common stock valued at $449,718, or $2.50 per share, plus the cancelation of $18,282 of JIBs accounts receivable owed to the Company by the investors.

On October 1, 2012, the Company purchased a 12.95% working interest BPO and an 8.75% working interest APO in the HPI Liberty #1 Well, located in Juab County, Utah, from six unaffiliated investors for $630,000. In addition, the Company sold a 3.0625% working interest BPO and a 2.1875% working interest APO in the HPI Liberty #1 Well and Liberty Prospect to the six investors for $192,500. The net amount of $437,500 due to the investors was paid by the issuance of 162,146 shares of common stock for a total value of $405,365, or $2.50 per share, plus the cancelation of $32,135 of JIBs accounts receivable owed to the Company by the investors.

On October 1, 2012, the Company purchased a 1.00% carried working interest to tanks BPO, 1.00% working interest to tanks APO, 5.25% working interest BPO and 3.75% working interest APO in the HPI Liberty #1 Well and 1.00% working interest BPO and 1.00% working interest APO in the Liberty Prospect located in Juab and Sanpete Counties, Utah, from two unaffiliated investors for a value totaling $725,965, which was paid by the issuance of 30,000 shares of common stock valued at $75,000, or $2.50 per share, the issuance of a $589,000 note payable, plus the cancelation of $61,965 of JIBs accounts receivable owed to the Company by the investors.

On October 1, 2012, the Company purchased a 1.00% carried working interest to tanks, a 2.25% working interest BPO and a 1.75% working interest APO in the HPI Liberty #1 Well and a 3.25% working interest BPO and a 2.75% working interest APO in the Liberty Prospect located in Juab County, Utah, from MacKov Investments Limited, a related party, for a value totaling $242,000 in exchange for the issuance of 96,800 shares of common stock valued at $242,000, or $2.50 per share. This purchase was made on the same terms as other unaffiliated investor transactions completed in October 2012 (see NOTE 16 RELATED PARTY TRANSACTIONS).

On October 1, 2012, the Company purchased from an unaffiliated investor a 14.50% working interest in the deep zones and a 7.25% working interest in the shallow zones of the HUOP Freedom Trend Prospect located in Sanpete County, Utah and a 2.80% working interest BPO and 2.00% working interest APO in the HPI Liberty #1 Well located in Juab County, Utah for a total of $1,956,500 which was paid by issuing 609,243 shares of common stock valued at $1,523,108, or $2.50 per share, plus the cancelation of $433,392 of JIBs and other receivables owed to the Company by the investors.

F-12

RICHFIELD OIL & GAS COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

On October 1, 2012, the Company purchased a 0.50% working interest in the deep zones and a 0.25% working interest in the shallow zones of the HUOP Freedom Trend Prospect located in Sanpete County, Utah, from MacKov Investments Limited, a related party, for a value totaling $62,500 in exchange for the issuance of 25,000 shares of common stock valued at $62,500, or $2.50 per share. This purchase was made on the same terms as other Company unaffiliated investor transactions completed in October 2012 (see NOTE 16 RELATED PARTY TRANSACTIONS).

On October 26 and November 5, 2012, the Company purchased three leases containing 1,511 net acres located in the Hogback Ridge Prospect in Rich County, Utah for the sum of $17,730.

On December 1, 2012, the Company acquired 100% working interest in the Wasatch National Forest Well #16-15 and the surrounding 640 acres in Uinta County, Wyoming from an unaffiliated and existing investor for $610,000 that was paid as follows: (i) the Company paid $10,000 cash; (ii) the Company issued 164,000 shares of common stock for a total value of $410,000, or $2.50 per share; and (iii) the Company issued a $190,000 note payable to the investor.

Acquisitions for the year ended December 31, 2013

In January 2013, the Company purchased two leases in the HUOP Freedom Trend Prospect: (i) a lease totaling 111 net acres with a term of 10 years for a payment of $1,664 per year; and (ii) the City of Fountain Green Lease totaling 206 net acres with a term of 10 years and includes the right to use surplus city water for a one-time payment of $140,000.

In May 2013, the Company purchased two 5 year leases with a 5 year option to renew in the HUOP Freedom Trend Project totaling 1,328 acres for $74,387. As part of the consideration for the leases the Company issued 10,000 shares of common stock valued at $8,000 or $0.80 per share with the balance of $66,387 paid in cash.

In May 2013, the Company purchased a 10 year lease in the HUOP Freedom Trend Prospect totaling 422 acres with annual payments of $6,329.

In June 2013, the Company purchased a 5 year lease with a 5 year option to renew in two new prospects in the Central Utah Overthrust totaling 1,707 acres for $59,729 in cash.

Divestitures for the year ended December 31, 2012

On January 30, 2012, the Company sold a 1.00% working interest in the Moroni #1-AXZH Well and the 320 acres leasehold for cash of $77,561 to an unaffiliated investor.

On February 10, 2012, the Company sold a 0.50% working interest in the Moroni #1-AXZH Well and the 320 acres leasehold for cash of $38,781 to a related party, Zions Energy Corporation. This sale was made on the same terms as the other unaffiliated investor transaction completed in January 2012 (see NOTE 16 RELATED PARTY TRANSACTIONS).

On February 21, 2012, the Company sold a 0.25% working interest in the Moroni #1-AXZH Well and the 320 acres leasehold for cash of $19,390 to a related party, Zions Energy Corporation. This sale was made on the same terms as the other unaffiliated investor party transaction completed in January 2012 (see NOTE 16 RELATED PARTY TRANSACTIONS).

On February 22, 2012, the Company sold a 2.00% working interest in the Koelsch Field, including the requirement to participate in the RFO Koelsch #25-1 Well, for cash of $6,060 to a related party, Zions Energy Corporation. This sale was made on the same terms as other unaffiliated investor transactions completed in December 2011 (see NOTE 16 RELATED PARTY TRANSACTIONS).

On February 22, 2012 the Company sold a 1.50% working interest in the Koelsch Field, including the requirement to participate in the RFO Koelsch #25-1 Well, for cash of $4,545 to a related party, MacKov Investments Limited. This sale was made on the same terms as other unaffiliated investor transactions completed in December 2011 (see NOTE 16 RELATED PARTY TRANSACTIONS).

On February 29, 2012, the Company sold a 0.50% working interest in the Moroni #1-AXZH Well and the 320 acres leasehold for cash of $38,781 to a related party, MacKov Investments Limited. This sale was made on the same terms as the other unaffiliated investor party transaction completed in January 2012 (see NOTE 16 RELATED PARTY TRANSACTIONS).

F-13

RICHFIELD OIL & GAS COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

On March 12, 2012, the Company sold a 1.00% working interest in the Koelsch Field, including the requirement to participate in the RFO Koelsch #25-1 Well, for cash of $3,030 to a related party Zions Energy Corporation. This sale was made on the same terms as other unaffiliated investor transactions completed in January 2012 (see NOTE 16 RELATED PARTY TRANSACTIONS).

On March 14, 2012, the Company sold a 0.25% working interest in the Moroni #1-AXZH Well and the 320 acres leasehold for cash of $19,390 to a related party Zions Energy Corporation. This sale was made on the same terms as the other unaffiliated investor party transaction completed in January 2012 (see NOTE 16 RELATED PARTY TRANSACTIONS).

On March 15, 2012, the Company sold a 1.00% working interest in the Koelsch Field, including the requirement to participate in the RFO Koelsch #25-1 Well, for cash of $3,030 to an unaffiliated investor.

On May 15, 2012, the Company sold a 3.00% carried interest in the first well to be drilled in the shallow zone on the HUOP Freedom Trend Prospect in exchange for $100,000 in cash and a return of a 2.00% working interest in the Moroni #1-AXZH Well and the 320 acre leasehold. There were two parties to this transaction, one was an unaffiliated investor, the other was a related party, Zions Energy Corporation. The Zions Energy Corporation transaction was completed on the same terms as the unaffiliated investor transaction (see NOTE 16 RELATED PARTY TRANSACTIONS).

On May 16, 2012 and May 17, 2012, the Company sold a 21.00% working interest in the Prescott Lease, including the requirement to participate in the RFO Prescott #25-6 Well located in the Koelsch Field and 229,800 warrants to purchase common stock at $2.50 per share for total cash of $619,500 to unaffiliated investors.

On May 31, 2012, the Company determined that a lease in the HUOP Freedom Trend Prospect was not valid as there were issues regarding the title of the property, no payments had been made and the lease term had expired. As a result, the lessor agreed to cancel the original amount owing by the Company on this lease in the amount of $180,000.

On June 28, 2012, the Company entered into an agreement (the “Skyline Oil Agreement”) with Skyline Oil, LLC (“Skyline Oil”), whereby the Company gave Skyline Oil (i) all of its interest in the Chad Wood Lease located in Central Utah; (ii) a 44.5% working interest in the Moroni #1-AXZH Well plus 320 surrounding acres; and (iii) a 15% working interest in 4,680 acres of the Independence Prospect, and in exchange Skyline Oil gave the Company (i) $1.6 million in cash; (ii) 200,000 shares of the Company’s common stock valued at $500,000 or $2.50 per share; and (iii) a 5% working interest in an additional 15,000 acres in a new Independence Prospect. The $500,000 from the return of 200,000 shares of common stock was treated as a return of capital and the remaining Independence Prospect unproved properties are now valued at $422,865. Following this transaction, the Company now owns a 5% working interest in 19,680 acres in the new Independence Prospect and a 5% working interest in the Moroni #1-AXZH Well plus 320 surrounding acres.

On June 30, 2012, the Company sold a 5.00% working interest with a 5.00% carried interest in a certain $800,000 work plan in the Perth Field that includes drilling one new well, three well recompletions, and work on a salt water disposal well to an unaffiliated investor for a value of $230,000. As consideration for this transaction, the investor agreed to reduce his note payable by $80,000 and exchanged a 50.00% working interest in a salt water disposal well that was valued at $150,000. This transaction was made in conjunction with the Company’s acquisition of 25.00% working interest in the Perth Field.

On October 1, 2012, the Company sold a 3.0625% working interest BPO and a 2.1875% working interest APO in the HPI Liberty #1 Well and Liberty Prospect from six unaffiliated investors for $192,500. In addition, the Company purchased a 12.95% working interest BPO and an 8.75% working interest APO in the HPI Liberty #1 Well, located in Juab County, Utah, from six unaffiliated investors for $630,000 which was paid by the issuance of 162,146 shares of common stock for a total value of $405,365, or $2.50 per share, plus the cancelation of $32,135 of JIBs accounts receivable owed to the Company by the investors.

On October 22, 2012, the Company transferred a 1.50% ORRI in the South Haven Field valued at $32,000 to an unaffiliated note holder, as consideration for prepaid interest on a $425,000 promissory note.

F-14

RICHFIELD OIL & GAS COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

In December 2012, the Company sold a 1.00% working interest in the deep zones and a 1.00% working interest in the shallow zones in the HUOP Freedom Trend Prospect to an unaffiliated investor for a total value of $162,500. The purchase price was paid in $90,000 cash and a return to the Company of 29,000 shares of the Company’s common stock valued at $72,500, or $2.50 per share. The shares were returned to the Company and subsequently cancelled.

Divestitures for the year ended December 31, 2013

In March 2013, the Company sold a 20.0% working interest in the Wasatch National Forest #16-15 Well to two unaffiliated investors for a total of $145,626 with payments of $120,000 in cash and $25,626 through the return and cancelation of 25,626 shares of Common Stock valued at $1.00 per share.

In June 2013, the Company sold a 2.0% working interest in the Moroni #1 AXZH Well and in the surrounding 20,000 acres in the Independence Project for a total of $240,000, with payments of $220,000 in cash and $20,000 through the return and cancelation of 27,778 shares of Common Stock valued at $0.72 per share.

In July 2013, the Company sold a 2.0% ORRI in the Pine Springs/Edwin Prospect in the Central Utah Overthrust to an unaffiliated investor for $70,000 cash. As additional consideration for the sale, the Company granted warrants to purchase up to 70,000 shares of Common Stock with an exercise price of $1.00 that expire in July 2014.

In October 2013, the Company sold 51.25% working interest in the Wasatch National Forest #16-15 Well and the surrounding 640 acres to two unaffiliated investors for a total of $512,500 with payments of $112,500 in cash and $400,000 through the extinguishment of Notes Payable.

F-15

RICHFIELD OIL & GAS COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

NOTE 5     NOTES PAYABLE

Notes Payable consists of the following:

	December 31,	December 31,
	2013	2012
Note Payable, interest at 12.0% per annum, monthly payments of $7,500, due October 2013, secured by a 5.00% working interest in certain HUOP Freedom Trend Prospect leases.	$-	$750,000

Note Payable, interest at 10.0% per annum, monthly payments of $3,200, secured by a 1.00% working interest in certain HUOP Freedom Trend Prospect leases.	-	366,709

Note Payable, interest at 7.5% per annum, monthly payments of $1,949, due January 2014, secured by vehicle.	8,496	24,759

Note Payable, interest at 10.0% per annum, monthly payments of $15,000, due June 2014, secured by a 10.00% working interest in certain HUOP Freedom Trend Prospect leases.	581,327	716,327

Note Payable, interest at 10.0% per annum, monthly payments of $5,000, secured by a 1.00% working interest in certain HUOP Freedom Trend Prospect leases.	-	87,056

Note Payable, interest at 0.0% per annum, monthly payments of $1,500, due on demand, unsecured.	-	7,380

Note Payable, interest at 8.0% per annum, monthly payments of $10,000, due on demand, unsecured.	94,701	115,879

Note Payable, interest at 10.0% per annum, secured by certain new leases, rights, and interests in the Central Utah Overthrust Project.	-	250,000

Note Payable, interest at 6.0% per annum, quarterly payments of $50,000, due January 2014, secured by a 10.00% working interest in the Liberty Prospect.	389,000	589,000

Note Payable, interest at 0.0% per annum, unsecured.	-	190,000

Note Payable, interest at 0.0% per annum, due on demand, unsecured	15,000	-

Note Payable, interest at 10.0% per annum, secured by a 1.00% working interest in certain HUOP Freedom Trend Prospect leases.	-	65,000

Note Payable, interest at 12.0% per annum, due on demand, secured by a 10.00% working interest in the Liberty Prospect.	50,000	-

Note Payable, interest at 8.0% per annum, due on demand, secured by a working interest in certain Kansas leases.	100,000	-

Note Payable, interest at 8.0% per annum, due on demand, secured by a working interest in certain Kansas leases.	100,000	-

Total Notes Payable	1,338,524	3,162,110
Less: Current Portion (includes demand notes)	(1,338,524)	(1,487,419)
Long-Term Portion	$-	$1,674,691

Estimated annual future maturities of Notes Payables are as follows:

Years Ended December 31,	Amount
2014	$1,338,524
Thereafter	-
Total	$1,338,524

F-16

RICHFIELD OIL & GAS COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

NOTE 6     CONVERTIBLE NOTES PAYABLE

Convertible Notes Payable consists of the following:

	December 31,	December 31,
	2013	2012
Note Payable, interest at 12.0% per annum, due on demand, convertible into common shares of the Company at a conversion rate of $2.50 per common share, unsecured.	52,560	52,560

Note Payable, interest at 10.0% per annum, due on demand, convertible into common shares of the Company at a conversion rate of $2.50 per common share, secured by certain Kansas Leases and 10.00% working interest in certain Fountain Green Project Leases (see NOTE 15 LEGAL PROCEEDINGS).	369,090	1,300,000

Note Payable, interest at 10.0% per annum, due March 2014, convertible into common shares of the Company at a conversion rate of $0.60 per common share subject to a ratchet adjustment provision (see NOTE 10 COMMON STOCK), secured by a working interest in certain Kansas and Wyoming leases.	1,310,000	-

Note Payable, interest at 10.0% per annum, due March 2014, convertible into common shares of the Company at a conversion rate of $0.60 per common share subject to a ratchet adjustment provision (see NOTE 10 COMMON STOCK), unsecured.	150,000	-

Note Payable, interest at 12.0% per annum, due on demand, convertible into common shares of the Company at a conversion rate determined by 50% of the weighted average price of the stock during the five trading days immediately preceding the conversion date, secured by a 10.0% working interest in the Liberty Prospect.	50,000	-

Note Payable, interest at 12.0% per annum, due on demand, convertible into common shares of the Company at a conversion rate determined by 50% of the weighted average price of the stock during the five trading days immediately preceding the conversion date, secured by a 10.0% working interest in the Liberty Prospect.	50,000	-

Total Convertible Notes Payable	1,981,650	1,352,560
Less: Unamortized Debt Discount	(120,264)	-
Less: Current Portion (includes demand notes)	(1,861,386)	(1,352,560)
Long-Term Portion	$-	$-

Estimated annual future maturities of Convertible Notes Payables are as follows:

Years Ended December 31,	Amount
2014	$1,981,650
Thereafter	-
Total	$1,981,650

NOTE 7    CAPITAL LEASE OBLIGATION

The Company leases certain well equipment under two capital lease agreements.  The term of the first capital lease was for 5 years with monthly payments in the amount of $3,200. The final payment on this lease was made in April 2013. The second lease is for a term of 10 months with monthly payments of $21,000. The final payment on this lease is due in June 2014.  As of December 31, 2013 and 2012, the remaining capital lease obligations were $135,311 and $15,748, respectively.

As of December 31, 2013 and 2012, total well equipment acquired under capital leases was $333,951 and $154,155 and accumulated depreciation was $139,165 and $106,440, respectively.

F-17

RICHFIELD OIL & GAS COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

Estimated annual future maturities of capital leases are as follows:

Years Ended December 31,	Amount
2014	$135,311
Thereafter	-
Total	$135,311

NOTE 8 OPERATING LEASES

The Company leases office space in Salt Lake City, Utah (“Premises Lease”) which consists of approximately 5,482 square feet.  The Company entered into a five year and five month lease agreement effective September 1, 2013. The annualized lease obligations for the 12 month period September 1, 2013 to August 31, 2014 is $67,155 with annualized lease obligations for the subsequent 4 years in the amount of $115,122. The Company has a prepaid security deposit of $11,122.  For the years ended December 31, 2013 and 2012, the Premises Lease payments were $116,708 and $121,401, respectively.

The Company leases a printer, copier and fax machine. The original lease term was for 37 months beginning in March 2010 with month lease payments of $255. The Company entered into a new 36 month lease with new equipment commencing January 2013 with monthly payments of $654. For the years ended December 31, 2013 and 2012 the lease payments were $8,250 and $3,060, respectively.

NOTE 9	OIL AND GAS PROPERTY LEASES

The following table sets forth the oil and gas property lease acreage with an expiration date within the next three years (December 31, 2016). The Company intends to renew or place into production all of these oil and gas property leases prior to their expiration.

	Acreage Expirations
Years Ended December 31,	Gross (1)	Net (2)
2014	5,820	5,192
2015	2,903	2,354
2016	80	72
Total	8,803	7,618

1-	“Gross” means the total number of acres in which we have a working interest.
2-	“Net” means the aggregate of the percentage working interests of the Company.

NOTE 10	ASSET RETIREMENT OBLIGATIONS

FASB ASC 410 requires that an asset retirement obligation (“ARO”) associated with the retirement of a tangible long-lived asset be recognized as a liability in the period in which it is incurred and becomes determinable. Under this method, when liabilities for dismantlement and abandonment costs, excluding salvage values, are initially recorded, the carrying amount of the related oil and gas properties is increased. The fair value of the ARO asset and liability is measured using expected future cash outflows discounted at the Company’s credit-adjusted risk-free interest rate. Accretion of the liability is recognized each period using the interest method of allocation, and the capitalized cost is depleted using the units of production method. Should either the estimated life or the estimated abandonment costs of a property change materially upon the Company’s periodic review, a new calculation is performed using the same methodology of taking the abandonment cost and inflating it forward to its abandonment date and then discounting it back to the present using the Company’s credit-adjusted-risk-free rate. The carrying value of the asset retirement obligation is adjusted to the newly calculated value, with a corresponding offsetting adjustment to the asset retirement cost.

F-18

RICHFIELD OIL & GAS COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

The following table summarizes the Company’s asset retirement obligation transactions recorded in accordance with the provisions of FASB ASC 410 during the years ended December 31, 2013 and 2012:

	December 31,
	2013	2012
Beginning asset retirement obligation	$482,157	$350,243
Liabilities incurred for new wells placed into production	17,294	140,876
Liabilities decreased for wells sold or plugged	(106,115)	(14,409)
Accretion of discount on asset retirement obligations	9,012	5,447
Revisions of previous estimates	39,727	-
Ending asset retirement obligations	$442,075	$482,157

NOTE 11	PREFERRED STOCK

As of December 31, 2013 and 2012, the Company had 50,000,000 shares of preferred stock authorized at a par value of $0.001 per share and had no shares of preferred stock issued or outstanding. The Company has 5,000,000 of the 50,000,000 shares of preferred stock authorized at a par value of $0.001 per share designated as “Series A Preferred Stock”.

On August 31, 2012, the Company filed a Certificate of Designation with the Nevada Secretary of State, designating 5,000,000 shares of the Company’s authorized shares of preferred stock as Series A Preferred Stock. All shares of common stock rank junior to the Series A Preferred Stock in regards to payment of dividends, liquidation, dissolution, and winding up of the Company.

The Series A Preferred Stock is convertible, at the option of the holders, into shares of common stock of the Company, at a per share conversion price determined by dividing the stated value of each share of Series A Preferred Stock by the average price at which shares of the Company’s common stock were sold over the 30-day period prior to the conversion, minus a 25.0% discount to such 30-day average price (the “Conversion Price”). Notwithstanding the foregoing, at no time shall the Conversion Price be less than $1.00 or greater than $3.70 per share.

The Company may redeem all or any portion of the Series A Preferred Stock at any time after August 31, 2014, or at any time if the Company’s common stock has traded at a rate of more than 10,000 shares per day for at least 30 consecutive days and the average trading price of the common stock (based on a 30-day moving average) is greater than $5.00 per share. The Series A Preferred Stock shall be redeemed by conversion into common stock of the Company. The Series A Preferred Stock redeemed shall be converted into shares of common stock of the Company at a per share conversion price determined by dividing the stated value of each share of Series A Preferred Stock by the Conversion Price. Notwithstanding the foregoing, at no time shall the Conversion Price used to determine the rate at which the Series A Preferred Stock shall be redeemed be less than $1.00 or greater than $3.70 per share. The holders of the Series A Preferred Stock shall have no voting rights, except as provided by Nevada law.

The holders of the Series A Preferred Stock shall be entitled to receive cumulative dividends on the Series A Preferred Stock at the rate of ten percent (10.0%) of the stated value per share per annum, payable quarterly.

As of September 30, 2012, the Company completed the sale of 285,000 units (the “Units”), each unit consisting of one share of Series A Preferred Stock, with a stated value of $1.00 per share and one warrant exercisable to acquire one-tenth of a share of the Company’s common stock at a price of $3.70 per share for a period of 3 years from the closing date, in exchange for gross proceeds of $285,000. The convertible preferred stock was recorded as a liability at the fair value of $380,000 in accordance with FASB ASC 480.

On December 19, 2012, the Company entered into letter agreements with the five unaffiliated holders of all 285,000 shares of the Company’s issued and outstanding Series A Preferred Stock (the “Preferred Shareholders”), each with a face value of $1.00 per share. Pursuant to the Letter Agreements, the Company and the Preferred Shareholders agreed to the conversion of all of the issued and outstanding Preferred Shares, along with all accrued dividends on the Preferred Shares through December 31, 2012, into shares of the Company’s common stock. The total amount of accrued dividends on the Preferred Shares through December 31, 2012 equals $9,515 (the “Dividends”) (see also NOTE 12 COMMON STOCK).

F-19

RICHFIELD OIL & GAS COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

Notwithstanding the terms contained in the Company’s Certificate of Designation, filed on August 31, 2012 with the Nevada Secretary of State, relating to the conversion of the Preferred Shares, the Company and the Preferred Shareholders agreed to a conversion rate of $1.60 per share applicable to the conversion of the Series A Preferred Stock and the Dividends. The Series A Preferred Stock and the Dividends were converted at the $1.60 per share rate into 184,072 shares of the common stock. According to FASB ASC 480, upon issuance of the shares to settle the obligation of $380,000, equity is increased by the amount of the liability. Therefore, the value of the 184,072 shares issued was recorded at the fair value plus accrued interest amount for a total of $389,515 or $2.12 per share.

In consideration of the Preferred Shareholders’ conversion of the Series A Preferred Stock and the Dividends into the 184,072 shares of common stock, the Company agreed to use its commercially reasonable efforts to include the Conversion Shares in any registration by the Company of any of its securities, other than a registration relating solely to employee benefit plans, a registration relating to the offer and sale of debt securities, a registration relating to a corporate reorganization or other Rule 145 transaction, or a registration on any registration form that does not permit secondary sales.

NOTE 12	COMMON STOCK

Common Stock Issued During the Year Ended December 31, 2012

The Company issued 1,806,203 shares of common stock to unaffiliated investors for a value of $4,394,148 at a price between $1.60 and $2.50 per share. The issuance of these shares related to purchases of various working interests in oil and gas properties and cancelation of JIBs receivables.

The Company issued 282,511 shares of common stock to a related party for a value of $567,000 at a price between $1.60 and $2.50 per share. The issuance of these shares related to purchases of various working interests in oil and gas properties. (SEE NOTE 16 RELATED PARTY TRANSACTIONS).

The Company issued 1,443,378 shares of common stock to directors, employees, and consultants as compensation for services valued at $3,609,444 at a price between $1.50 and $2.50 per share. The shares issued were fully vested and the value of services was expensed on the day of grant. In addition, the Company granted warrants to purchase up to 650,000 shares of common stock to certain consultants. The warrants have an exercise price between $2.50 and $12.50 that vest over two years from April 2012 and June 2012 and expire between March 2015 and June 2015. The warrants were valued under the Black-Scholes valuation model based on factors that were present at the time the warrants were granted (see NOTE 13 WARRANTS TO PURCHASE COMMON STOCK). These warrants are being expensed over the two year vesting periods.

The Company issued 1,335,277 shares of common stock to unaffiliated investors for cash of $3,127,252 at a price between $1.60 and $2.50 per share. In addition, the company granted warrants to purchase up to 935,196 shares of common stock with an exercise price between $2.50 and $5.00 per share and expire between January 2013 and July 2015.

The Company issued 77,950 shares of common stock to an unaffiliated investor and a creditor for a value of $194,875 or $2.50 per share. These shares were issued as negotiated payments for settlement of outstanding obligations including accrued interest.

The Company issued 403,650 shares of common stock valued at $949,932 at a price between $1.60 and $2.50 per share to various noteholders pursuant to the exercising of their rights to convert certain notes payable and the prepayment of interest on a note payable.

The Company issued 7,193 shares of common stock to a related party, related to the exercise of warrants in settlement of interest outstanding on a note payable. The exercise price was $11,509 or $1.60 per share (see NOTE 16 RELATED PARTY TRANSACTIONS).

A former officer and director of the Company, voluntarily agreed to return to the Company, 25,000 shares of the Company’s common stock valued at $62,500 or $2.50 per share, to offset a portion of the independent audit fees recently incurred by the Company to complete the 2010 audit of Freedom, which was required by Rule 8-04 of Regulation S-X of the Exchange Act.

F-20

RICHFIELD OIL & GAS COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

The Company received 229,000 shares of common stock from an entity and one of our shareholders valued at $572,500 or $2.50 as partial payment for the sale of certain working interests in oil and gas properties. The shares were returned to the Company and subsequently cancelled.

The Company issued 184,072 shares of common stock valued at $389,515 or $2.12 per share to five unaffiliated investors, relating to our redemption and conversion of all 285,000 shares of preferred stock that were outstanding, together with accrued preferred stock dividends totaling $9,515, at a conversion rate of $1.60 per share.

Unaffiliated investors and a related party assigned warrants to purchase 143,213 shares of our common stock to several unaffiliated investors and a related party for a total cash consideration of $28,642 or $0.20 per warrant. These warrants were then exercised to purchase 143,213 shares of our common stock for a total cash consideration of $229,141 or $1.60 per share (see NOTE 16 RELATED PARTY TRANSACTIONS).

Common Stock Issued During the Year Ended December 31, 2013

The Company issued 1,166,750 shares of common stock to unaffiliated investors and one director for cash of $1,069,000 at a price between $0.80 and $2.50 per share. In addition, the Company granted warrants to purchase up to 765,375 shares of common stock with an exercise price between $0.50 and $2.50 per share that expire between April 2013 and June 2014. Subsequent to the original issuance, warrants that were granted with an exercise price of $2.50 per share were repriced to $1.00 per share and warrants that expired in April 2013 were extended to December 2013 (see NOTE 13 WARRANTS TO PURCHASE COMMON STOCK and NOTE 16 RELATED PARTY TRANSACTIONS).

The Company issued 4,512,874 shares of common stock to unaffiliated debt holders at a negotiated and contract price between $0.12 and $2.50 per share for the extinguishment, reduction or settlement of notes payable, accrued interest, extension and conversion incentives, and issuance of new debt. The fair value of these shares at the time of issuance was $2,633,407. In addition, the Company granted warrants to purchase up to 3,044,853 shares of common stock with an exercise price at $1.00 that expire between April 2014 and December 2014.

The Company issued 10,000 shares of common stock at a negotiated price of $0.80 per share as partial consideration for the purchase of two leases in the HUOP Freedom Trend Project. The fair value of these shares at the time of purchase was $8,500.

The Company issued 1,102,064 shares of common stock at a negotiated settlement price between $0.80 and $2.50 per share to creditors, consultants, directors, officers and other employees as payment for outstanding payables. The fair value of the shares at the time of conversion was $888,807. In addition, the Company granted warrants to certain consultants to purchase up to 21,250 shares of common stock with an exercise price of $1.00 that expire in June 2014.

The Company issued 561,307 shares of common stock at a negotiated price between $0.25 and $2.50 per share to consultants and directors as compensation for services. The shares issued were fully vested and the fair value of the shares issued in the amount of $345,592 was expensed on the date of grant.

The Company issued 61,209 shares of common stock to two unaffiliated investors as the result of a ratchet provision on stock that was purchased for $5.00 per share that required the Company to issue additional shares of stock at no cost to the investor to make the effective price per share $2.50.

Two unaffiliated investors returned 25,626 shares of common stock, valued at $25,626, or $1.00 per share, and paid us $120,000 in cash to purchase a 20.00% working interest in our Wasatch National Forest #16-15 Well for a total value of $145,626. The shares were returned to the Company and subsequently cancelled.

The Company has 5,039,758 shares of common stock outstanding which were issued pursuant to written subscription agreements. As part of the agreements, a ratchet provision was included that in the event the Company sells shares of common stock or convertible securities at any time prior to December 31, 2013 at a price per share less than the respective subscription price of $0.60 to $0.80 per share, the Company contractually agrees to issue an additional amount of shares of common stock to make the effective price of the shares of common stock equal to the price per share of common stock that were sold for less than the subscription price.

F-21

RICHFIELD OIL & GAS COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

These ratchet provisions are accounted for under the provisions of FASB ASC 815 which dictate the provisions to be accounted as embedded derivatives. These standards require the Company to determine the fair value of the ratchet provision and record a corresponding derivative liability in the financial statements. (See NOTE 17 FAIR VALUE). As of December 31, 2013, the Company is required to issue 816,200 shares of common stock under the terms of the ratchet provision. The Company issued shares of common stock pursuant to the ratchet provision in January 2014 (See NOTE 20 SUBSEQUENT EVENTS).

Treasury Stock

As of December 31, 2013 the Company had no shares of common stock held as treasury stock. During the year ended December 31, 2013 the Company acquired 25,626 shares of common stock valued at $25,626 or $1.00 per share. The Company retired all 25,626 shares during the year ended December 31 2013. During the year ended December 31, 2012 the Company acquired 254,000 shares of common stock valued at $635,000 or $2.50 per share. The Company retired all 254,000 shares during the year ended December 31, 2012. The Company accounts for treasury stock using the cost method.

NOTE 13	WARRANTS TO PURCHASE COMMON STOCK

As of December 31, 2013 and December 31, 2012, there were 5,361,587 and 2,166,874 warrants to purchase shares of common stock outstanding and fully vested, respectively. During the years ended December 31, 2013 and 2012, warrants totaling 4,451,478 and 2,037,497 for shares of common stock were granted.

During the year ended December 31, 2013, certain previously issued warrants with an exercise price between $1.00 and $5.00 and an expiration date between April 2013 and January 2014 were modified to an exercise price between $0.50 and $1.00 and an expiration date of June 2014. The fair value of the modification in the amount of $184,477 was expensed.

Of the total warrants granted during the year ended December 31, 2013, 765,375 warrants were granted in conjunction with private placements of common stock for cash proceeds (see NOTE 12 COMMON STOCK) that have an exercise price of between $0.50 and $2.50 per share and expire between December 2013 and June 2014.

Of the total warrants granted during the year ended December 31, 2012, 935,196 warrants were granted in conjunction with private placements of common stock for cash proceeds (see NOTE 12 COMMON STOCK) that have an exercise price between $2.50 and $5.00 per share and expire one to three years from the date of grant and 85,000 warrants were granted in conjunction with a debt settlement that have an exercise price of $2.50 per share and will expire one year from the date of grant.

The remaining 3,686,103 and 1,017,301 warrants granted during the years ended December 31, 2013 and 2012, respectively, were issued in conjunction with issuance and extinguishment of certain debt, payment for services, property purchased from the Company and issuance of preferred stock. These transactions are accounted for by the Company under the provisions of FASB ASC 470 and FASB ASC 505. These standards require the Company to record an expense associated with the fair value of stock-based payments.  The Company uses the Black-Scholes option valuation model to calculate the fair value of stock-based payments at the date of grant.  Warrant pricing models require the input of highly subjective assumptions, including the expected price volatility.  For warrants granted, the Company used a variety of comparable and peer companies as well as its own stock trading history to determine the expected volatility.  The Company believes that when its own stock trading history did not exist, the use of peer company data fairly represented the expected volatility it would experience if the Company were actively publicly traded in the oil and gas industry over the contractual term of the warrants. Changes in these assumptions can materially affect the fair value estimate.

During the year ended December 31, 2013, the Company has determined the fair value of the 3,686,103 warrants granted to be $632,651, of which $617,276 has been expensed as of December 31, 2013. The remaining $15,375 will be expensed in future periods.

During the year ended December 31, 2012, the Company has determined the fair value of the 1,071,301 warrants granted to be $752,503, of which $448,096 has been expensed as of December 31, 2012. The remaining $304,407 is attributable to forfeited warrants and will not be expensed in future periods.

F-22

RICHFIELD OIL & GAS COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

The following is the weighted average of the assumptions used in calculating the fair value of the warrants granted during the year using the Black-Scholes model:

	Years Ended December 31,
	2013	2012
Fair market value	$0.63	$2.46
Exercise price	$1.00	$5.83

Risk free rates	0.12%	0.36%
Dividend yield	0.00%	0.00%
Expected volatility	112.51%	72.96%
Contractual term	1.00 Year	2.89 Years

F-23

RICHFIELD OIL & GAS COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

The weighted-average fair market value at the date of grant for warrants granted are as follows:

Fair value per warrant	$0.1716	$0.7397
Total warrants granted	3,686,103	1,017,301
Total fair value of warrants granted	$632,651	$752,503

			Weighted-
		Weighted-	Average
		Average	Remainder
		Exercise	Contractual
	Warrants	Price	Term in Year

As of December 31, 2012:
Warrants outstanding as of January 1, 2012	1,269,693	$2.22	1.38
Granted	2,037,497	$4.84	1.90
Exercised	(440,003)	$(1.60)	-
Expired/Forfeited	(700,313)	$(7.14)	-
Warrants outstanding as of December 31, 2012	2,166,874	$3.22	1.32

As of December 31, 2013:
Warrants outstanding as of January 1, 2013	2,166,874	$3.22	1.32
Granted	4,451,478	$1.00	1.00
Exercised	-	$-	-
Expired	(1,256,765)	$(2.13)	-
Warrants outstanding as of December 31, 2013	5,361,587	$1.27	0.63

NOTE 14	EMPLOYEE STOCK OPTIONS

In May 2013, the Company announced the appointment of Alan D. Gaines as Chairman of the Board of Directors and as part of his compensation package, the Company awarded Mr. Gaines 3,500,000 common stock options with an exercise price of $1.00 and which expire in May 2020. The options vest 50% upon the earlier of six months or the Company obtaining funding in excess of $3 million, 25% after one year and 25% after two years. The Company accounts for employee stock options according to FASB ASC 718 which requires the Company to calculate the fair value of the stock option on the date of grant and amortize over the vesting period of the options.

The following are the assumptions used in calculating the fair value of the options granted on May 6, 2013 using the Black-Scholes model:

Fair market value	$0.90
Exercise price	$1.00
Risk free rate	0.11%
Dividend yield	0.00%
Expected volatility	71.29%
Expected life	4.08 Years

The Company used a variety of comparable and peer companies to determine the expected volatility.  The Company believes the use of peer company data fairly represents the expected volatility it would experience if the Company was more actively publicly traded in the oil and gas industry over the expected life of the options. The Company has no historical data regarding the expected life of the options and therefore used the simplified method of calculating the expected life. The risk free rate was calculated using the U.S. Treasury constant maturity rates similar to the expected life of the options, as published by the Federal Reserve. The Company has no plans to declare any future dividends.

F-24

RICHFIELD OIL & GAS COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

The following table summarizes the Company’s total option activity for the year ended December 31, 2013:

	Options	Exercise Price	Remaining Term in Years
Options outstanding as of December 31, 2012	-	-	-
Granted	3,500,000	$1.00	7.00
Exercised	-	-	-
Forfeited/Expired	-	-	-
Options outstanding as of December 31, 2013	3,500,000	$1.00	6.35

Outstanding and exercisable stock options as of December 31, 2013 are as follows:

Options Outstanding			Options Exercisable
Number of Options Outstanding	Remaining Life (Years)	Exercise Price	Number of Options Exercisable	Exercise Price
3,500,000	6.35	$1.00	1,750,000	$1.00

The estimated fair value of the Company stock options, less expected forfeitures, is amortized over the options vesting period on the straight-line basis. The Company recognized the following equity-based compensation expenses during the year ended December 31, 2013:

Year Ended
December 31, 2013
Stock based compensation expense	$795,009
Income tax benefit recognized related to stock-based compensation	-
Income tax benefit realized from the exercising and vesting of options	-

As of December 31, 2013, there was $795,009 of total unrecognized compensation cost with a remaining vesting period of 1.42 years.

As of December 31, 2013, the intrinsic value of outstanding and vested stock options was as follows:

December 31, 2013
Intrinsic value – options outstanding	-
Intrinsic value – options exercisable	-
Intrinsic value – options exercised	-

NOTE 15     INCOME TAXES

The Company utilizes the asset and liability approach to measuring deferred tax assets and liabilities based on temporary differences existing at each balance sheet date using currently enacted tax rates in accordance with FASB ASC 740. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

The income tax expense for the years ended December 31, 2013 and 2012 consists of the following:

	2013	2012
Current income taxes	$1,567	$400
Deferred income taxes	-	-
Provision for income taxes	$1,567	$400

F-25

RICHFIELD OIL & GAS COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

The following is a reconciliation of the reported amount of income tax expense (benefit) for the years ended December 31, 2013 and 2012 to the amount of income tax expenses that would result from applying the statutory rate to pretax income.

Reconciliation of reported amount of income tax expense for the years ended December 31, 2013 and 2012 consists of the following:

	2013	2012
Income (Loss) before taxes and net operating loss	$(6,798,017)	$(7,992,796)
Federal statutory rate	@34%	@34%
Taxes (benefit) computed at federal statutory rates	(2,311,326)	(2,717,550)
State taxes (benefit), net of federal taxes	(224,334)	(263,362)
Effects of:
Share-based compensation	314,993	4,683,347
Other permanent differences	585,496	126,844
Freedom acquisition	-	567,707
Increase (decrease) in valuation allowance	1,636,738	(2,396,586)

Reported Expense	$1,567	$400

At December 31, 2013 and 2012, the Company has net operating loss carry forwards for Federal income tax purposes of $28,725,339 and $22,546,058, respectively, which expire in varying amounts during the tax years 2017 through 2033. As a result of the Freedom acquisition in 2011 and the corresponding change in ownership, approximately $7,439,758 of the Company’s federal NOL’s are subject to a Section 382 limitation resulting in possible limitations on the future use of these net operating loss carry forwards.

The components of the Company’s deferred tax assets for the years ended December 31, 2013 and 2012 are as follows:

	2013	2012
Deferred tax assets
Current:
Accrued payroll	$138,825	$256,057
Current	138,825	256,057

Non-current:
Net operating loss carry forwards (NOLs)	10,714,551	8,409,680
Fixed assets	(257,081)	(125,479)
Oil & gas properties	(3,229,857)	(2,939,716)
Other	7,624	136,781
Non-current	7,235,237	5,481,266

Total deferred tax assets	7,374,062	5,737,323
Less: valuation allowance	(7,374,062)	(5,737,323)
Net deferred tax asset	$-	$-

To date, the Company has generated operating losses. As a result the Company has recorded a full valuation allowance against its net deferred tax assets as of December 31, 2013 and 2012. The change in the valuation allowance for the years ended December 31, 2013 and 2012 was $1,636,739 and ($2,396,586), respectively.

Under FASB ASC 740, tax benefits are recognized only for tax positions that are more likely than not to be sustained upon examination by tax authorities.  The amount recognized is measured as the largest amount of benefit that is greater than 50 percent likely to be realized upon ultimate settlement.  Unrecognized tax benefits are tax benefits claimed in the Company’s tax returns that do not meet these recognition and measurement standards. As of December 31, 2013 and 2012, the Company has no liabilities for unrecognized tax benefits.

The Company’s policy is to recognize potential interest and penalties accrued related to unrecognized tax benefits within income tax expense.  For the years ended December 31, 2013, and 2012, the Company did not recognize any interest or penalties in its consolidated statement of operations, nor did it have any interest or penalties accrued in its consolidated balance sheet at December 31, 2013 and 2012 relating to unrecognized tax benefits.

F-26

RICHFIELD OIL & GAS COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

The tax years 2013, 2012, 2011, 2010, 2009 and 2008 remain open to examination for federal income tax purposes and by the other major taxing jurisdictions to which the Company is subject. In addition, due to the fact the Company merged with Freedom, Freedom’s tax returns, prior to the merger, for years 2004 to 2011 also remain open.

NOTE 16	RELATED PARTY TRANSACTIONS

Certain Relationships and Related Transactions

Each of the related-party transactions described below were reviewed and approved by a majority vote of the Board of Directors and were completed on the same terms as other independent third-party transactions at or around the time of the transaction. With respect to transactions in which the related party is also a member of the Board of Directors, such director abstained from voting to approve the transaction.

A.	Douglas C. Hewitt, Sr., President, Chief Executive Officer and Director

Affiliates of Douglas C. Hewitt, Sr., our President and Chief Executive Officer and one of our Directors, have entered into a variety of transactions with Richfield as described below.

The D. Mack Trust

Mr. Hewitt is the sole beneficiary of The D. Mack Trust, an irrevocable trust established by Mr. Hewitt on May 15, 2009.

●	As of March 31, 2014, the D. Mack Trust had ORRIs ranging from 0.50% to 3.625% in 1,636 net acres leased by Richfield in Kansas and Oklahoma, all of which were in place prior to January 1, 2012 or were purchased from MacKov in November 2012 (as described in further detail below).

The D. Mack Trust received $23,284 and $12,489 in royalties in 2013 and 2012, respectively, from the overriding royalty interests described above.

Mountain Home Petroleum Business Trust

Mr. Hewitt was a 33.4% beneficiary of, and a trustee of, the Mountain Home Petroleum Business Trust, a Utah business trust (“Mountain Home”) during the period beginning January 1, 2011 and ending December 31, 2012. On December 19, 2012, Mr. Hewitt resigned as a Trustee of Mountain Home and as of December 31, 2012, Mr. Hewitt was no longer a beneficiary of Mountain Home.

Prior to January 1, 2012, Mountain Home obtained the overriding royalty interests in conjunction with the establishment of the Utah Overthrust Agreement and the Liberty Prospect Agreement. No oil or natural gas has been extracted from the HUOP Freedom Trend Prospect or the HPI Liberty #1 Well and Liberty Prospect and therefore no royalties have been paid on those prospects.

Zions Energy Corporation

Zions Energy Corporation, a Utah corporation (“Zions”), is a wholly-owned subsidiary of Mountain Home and was affiliated with Mr. Hewitt by virtue of his beneficial interest in Mountain Home. Mr. Hewitt’s beneficial interest in Zions terminated concurrently with the termination of his affiliation with Mountain Home.

Richfield participated in the following transactions with Zions in 2012:

●	In three transactions in February and March 2012, Richfield sold an aggregate of 1.00% working interest in the Moroni #1-AXZH Well and the 320 acres leasehold for total cash consideration of $77,561 to Zions. This purchase was made on the same terms as other third-party transactions that were completed in December 2011 and January 2012;
●	In two transactions in February and March 2012, Richfield sold an aggregate of 3.00% working interest in the Koelsch Field, including the requirement to participate in the RFO Koelsch #25-1 Well, for total cash consideration of $9,090 to Zions. This purchase was made on the same terms as other third-party transactions that were completed in December 2011 and March 2012;
●	In May 2012, Richfield received $50,000 in cash plus it acquired a 1.00% working interest in the Moroni #1-AXZH Well and the 320 acres leasehold from Zions in exchange for a 1.50% carried interest in the first well to be drilled in the shallow zone on the HUOP Freedom Trend Prospect. This exchange was made on the same terms as another third-party transaction that was completed in May 2012; and
●	In August 2012, Zions loaned us $50,000 and we issued a Note Payable to Zions at 6.0% per annum, due September 30, 2012. In conjunction with the loan, we granted warrants to purchase 15,000 shares of our common stock, exercisable at $5.00 per share and expiring on September 29, 2013. The warrants were valued at $3.68 using the Black-Scholes option valuation model and were expensed on the date of grant. We repaid the note in September 2012, including $247 in interest.

During 2012, Zions received $4,662 in revenues from oil sales from our Koelsch Field.

F-27

RICHFIELD OIL & GAS COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

B.	Glenn G. MacNeil, Chief Financial Officer and Director

Glenn G MacNeil, our Chief Financial Officer and one of our Directors, along with his spouse, owns 100% of the ownership interests in MacKov Investments Limited, an Ontario, Canada incorporated private company (“MacKov”).

Richfield participated in the following transactions with MacKov between January 1, 2012 and March 31, 2014:

●	In November 2012, MacKov sold ORRIs ranging from 0.25% to 2.25% in 1,127 net acres of oil and natural gas properties located in Kansas to the D. Mack Trust and one unaffiliated investor;
●	In February 2012, MacKov purchased a 1.50% working interest in the Koelsch Field from Richfield for cash of $4,545. In October 2012, MacKov sold all of its 5.00% working interest in the Koelsch Field to Richfield for $262,500. The consideration consisted of MacKov exercising 154,753 outstanding warrants to purchase 154,753 shares of our common stock valued at $247,605 or $1.60 per share and our issuance of 5,958 shares of our common stock valued at $14,895 or $2.50 per share. Each of these transactions were completed on the same terms as other independent third-party transactions in the Koelsch Field at or around the time of the transaction;
●	In October 2012, MacKov sold all of its 1.00% carried working interest BPO and APO in the HPI Liberty #1 Well, its 1.00% working interest BPO and APO in the Liberty Prospect, its 2.25% working interest BPO and 1.75% working interest APO in the HPI Liberty #1 Well and Liberty Prospect to Richfield in exchange for 96,800 shares of common stock, valued at $242,000 or $2.50 per share. Each of these transactions were completed on the same terms as our other independent third-party transactions at or around the time of the transactions;
●	In October 2012, MacKov sold all of its 0.50% working interest in the deep zones and its 0.25% working interest in the shallow zones of the HUOP Freedom Trend Prospect to Richfield in exchange for 25,000 shares of common stock, valued at $62,500 or $2.50 per share. Each of these transactions were completed on the same terms as our other independent third-party transactions at or around the time of the transaction;
●	In February 2012, MacKov purchased a 0.50% working interest in the Moroni #1-AXZH Well and the 320 acre leasehold from Richfield for cash of $38,781. This purchase was made on the same terms as other independent third-party transactions in the Independence Field that were completed at or around the time of the transaction. On June 30, 2012, in connection with our sale to Skyline Oil, MacKov sold its 0.50% working interest in the Moroni #1-AXZH Well and the surrounding 320 acres to Skyline Oil;
●	On June 30, 2012, MacKov settled a short term loan in the amount of $217,050 along with $82,172 of interest for a total of $299,222 for consideration consisting of a payment from Richfield to MacKov of $287,713 in cash and MacKov’s election to exercise warrants to purchase 7,193 shares of common stock at an exercise price of $11,509 or $1.60 per share. Each of these transactions were completed on the same terms as our other independent third-party loan transactions at or around the time of the transaction;
●	In November 2012, MacKov granted a demand loan to Richfield in the amount of $65,000 with interest accruing at 10.0% per annum, secured by a 1% working interest in certain HUOP Freedom Trend Prospect leases (the “MacKov Demand Note”). On December 31, 2012, the Company paid all accrued interest under the MacKov Demand Note, in the amount of $727 and the principle was transferred to an independent third party.

As of December 31, 2013, MacKov has no working interests or ORRIs in oil or natural gas properties that we control or in which we own an interest and MacKov has no warrants outstanding to purchase our common stock.

For the years ended December 31, 2013 and 2012, MacKov received $0 and $12,642, respectively, in royalties relating to ORRIs and oil sales from working interest from Kansas leases including the Koelsch Field that were previously owned by MacKov.

F-28

RICHFIELD OIL & GAS COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

C.	Joseph P. Tate, a Director

Joseph P. Tate became one of our directors effective March 31, 2012. Mr. Tate has entered into the following transactions with Richfield between January 1, 2012 and December 31, 2013:

●	Mr. Tate is a beneficial owner of land within the HUOP Freedom Trend Prospect. The Company has entered into two oil and natural gas leases with Mr. Tate totaling 1,816 acres (the “Tate Leases”). The Tate Leases consist of i) a new lease the Company entered into in March 2012 relating to 400 acres, for $100,000; and ii) the renewal of an existing lease the Company entered into on March 2012 for a five-year term relating to 1,416 acres, for $283,200. The total amount of $383,200 was paid to Mr. Tate through the issuance of 153,280 shares of common stock, valued at $2.50 per share. Pursuant to the terms of each Tate Lease, Mr. Tate is entitled to 12.50% landowner royalty-interest revenues relating to hydrocarbons produced by Richfield relating to each of the Tate Leases (See NOTE 20 SUBSEQUENT EVENTS for new lease agreement). No oil or natural gas has been extracted from the HUOP Freedom Trend Prospect and therefore the Company has not paid Mr. Tate any landowner royalties with respect to the Tate Leases;
●	In March 2012, Mr. Tate and Richfield agreed to the repayment of a $100,000 outstanding payable, including interest of $18,000, through the issuance of 47,200 shares of common stock, valued at $118,000, or $2.50 per share.
●	In October 2012, MacKov assigned warrants to purchase 88,057 shares of common stock to Joseph P. Tate and several unaffiliated investors for total cash consideration of $17,611, or $0.20 per warrant. Mr. Tate and the other unaffiliated investors then exercised the warrants to purchase 88,057 shares of common stock for total cash consideration of $140,889, or $1.60 per share.
●	In May 2013, Mr. Tate purchased 250,000 shares of common stock of the Company for cash in the amount of $200,000, or $0.80 per share. The shares are subject to a ratchet provision that in the event the Company sells shares of common stock or convertible securities at any time prior to December 31, 2013 at a price per share less than $0.80, the Company shall issue an additional amount of shares of common stock to make the effective price of the shares of common stock equal to the price per share of common stock that were sold for less than $0.80. In addition, the Company granted warrants to Mr. Tate to purchase up to 125,000 shares of common stock with an exercise price of $1.00 that expire in May 2014. In January 2014, 262,821 shares of common stock were issued pursuant to the terms of this provision.

D.	Alan G. Gaines, Chairman of the Board

Alan D. Gaines, Chairman of the Board of Directors, is a party to the following transaction with the Company between January 1, 2012 and December 31, 2014:

●	In May 2013, the Company announced the appointment of Alan D. Gaines as Chairman of the Board of Directors and as part of his compensation package, the Company awarded Mr. Gaines 3,500,000 common stock options with an exercise price of $1.00 and expire in May 2020. The options vest 50% upon the earlier of six months or the Company obtaining funding in excess of $3 million, 25% after one year and 25% after two years. In January 2014, the options were cancelled and 4,908,532 shares of common stock were issued at value of $1,472,560 or $0.30 per share (See NOTE 20 SUBSEQUENT EVENTS).

NOTE 17	FAIR VALUE

FASB ASC 820 defines fair value, establishes a framework for measuring fair value under U.S. generally accepted accounting principles and enhances disclosures about fair value measurements.  Fair value is defined under FASB ASC 820 as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.  Valuation techniques used to measure fair value under FASB ASC 820 must maximize the use of observable inputs and minimize the use of unobservable inputs.  The standard describes a fair value hierarchy based on three levels of inputs, with the first two inputs considered observable and the last input considered unobservable, that may be used to measure fair value as follows:

●	Level one — Quoted market prices in active markets for identical assets or liabilities;

●	Level two — Inputs other than level one inputs that are either directly or indirectly observable; and

●	Level three — Unobservable inputs developed using estimates and assumptions, which are developed by the reporting entity and reflect those assumptions that a market participant would use.

F-29

RICHFIELD OIL & GAS COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

Determining which category an asset or liability falls within the hierarchy requires significant judgment. The Company evaluates its hierarchy disclosures each quarter. The Company has two liabilities measured at fair value, the Company’s asset retirement obligation (See NOTE 10 ASSET RETIREMENT OBLIGATIONS) and a derivative liability in connection with a ratchet provision on certain issuances of the Company’s common stock (see NOTE 12 COMMON STOCK). The Company has no assets that are measured at fair value.

The fair value of the Company’s asset retirement obligations are determined using discounted cash flow methodologies based on inputs that are not readily available in public markets. These estimates are derived from historical costs as well as management’s expectation of future costs environments. As there is no corroborating market activity to support the assumptions used, the Company has designated these liabilities as Level 3. A reconciliation of the beginning and ending balances of the Company’s asset retirement obligation is presented in NOTE 10 ASSET RETIREMENT OBLIGATIONS.

The fair value of the Company’s derivative liability was determined using estimates and assumptions that are not readily available in public markets and has designated this liability as Level 3. As of December 31, 2013 the derivative liability had an estimated fair value of $310,156. The following table presents a reconciliation of the beginning and ending balances of our derivative liability, as of December 31, 2013:

Balance at December 31, 2012	$-
New Derivative Liability	1,066,932
Transfers to (from) Level 3	-
Total (gains)/losses included in earnings	(756,776)
Issuances	-

Balance at December 31, 2013	$310,156

NOTE 18	FINANCIAL INSTRUMENTS AND CONCENTRATION RISKS

The Company’s financial instruments include cash and cash equivalents, accounts receivable and accounts payable. The carrying amount of cash and cash equivalents, accounts receivable, and accounts payable approximate fair value because of their immediate or short-term maturities.

Substantially all of the Company’s accounts receivable result from oil and natural gas sales or joint interest billings to third parties in the oil and gas industry.  This concentration of customers and joint interest owners may impact the Company’s overall credit risk in that these entities may be similarly affected by changes in economic and other conditions. As of December 31, 2013, 70% of the accounts receivable balance resulted from three entities.  As of December 31, 2012, 71% of the accounts receivable balances were resulted from two entities.  Historically, the Company has not experienced significant credit losses on such receivables.  There was no bad debt recorded against accounts receivable for the years ended December 31, 2013 and 2012.  The Company cannot ensure that such losses will not be realized in the future.  For the years ended December 31, 2013 and 2012 the percentage of revenues resulting from producing wells in Kansas was 99% and 100%, respectively.

NOTE 19	LEGAL PROCEEDINGS

On February 1, 2012, Nostra Terra Oil & Gas Company (“NTOG”) filed an action against Richfield, Hewitt Petroleum, Inc., Hewitt Energy Group, Inc., and Hewitt Energy Group, LLC in the Twenty-Third Judicial District Court of Russell County, Kansas. The complaint alleges that we defaulted on our repayment obligations under a note and security agreement, dated April 13, 2011, in the principal amount of $1,300,000 and accrued interest at 10% per annum. During 2013 the Company made substantial payments towards the payment of the obligation. On February 14, 2014 the Court entered a final judgment in favor of Nostra Terra Oil and Gas Company and against Richfield Oil & Gas Company and Hewitt Energy Group, Inc. in the sum of $220,849. The Company is in the process of paying the judgment.

F-30

RICHFIELD OIL & GAS COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

On September 30, 2013 Roger Buller filed an action against Richfield Oil & Gas Company in the Twentieth Judicial District Court of Russell County, Kansas. The case was filed based on a claimed failure to pay a Note in full. Richfield contends that the Note has been paid in full by the issuance of Richfield Common Stock which was accepted by Mr. Buller for the payment of the Note. The action requests the sum of $50,386 plus interest. The Company believes that this claim was paid in full in September 2011 and plans on vigorously defending the action.

In February 2014, the Company became aware that on June 6, 2012, United States Fidelity and Guaranty Company filed an action against Douglas C. Hewitt based upon a liability as a guarantor of a plugging bond posted with the Oklahoma Corporation Commission. The Oklahoma Corporation Commission claimed the Bond for plugging a well previously owned by HEGCO Canada and Hewitt Energy Group LLC. Hewitt Petroleum, Inc., the predecessor in interest to Richfield Oil & Gas Company, purchased the assets of Hewitt Energy in January 2009. Pursuant to that purchase Hewitt Petroleum agreed to indemnify Douglas C. Hewitt. The Bond was guaranteed by HEGCO Canada Inc., which has been discharged in Bankruptcy, Douglas C. Hewitt, J. David Gowdy, Rodney Babb, and Nemaha Services. The Company is seeking contribution towards the judgment from Rodney Babb and Nemaha Services. As of March 17, 2014 the Company has paid $1,500 towards the obligation. The total obligation is $30,754.

At a hearing with the Kansas Corporation Commission (“KCC”) on November 21, 2013 the KCC imposed a $10,000 fine against Hewitt Energy Group, Inc., for the failure to bring certain wells into KCC compliance pursuant to an order issued in August 2012. The Company had brought 16 of 23 wells into KCC compliance as of November 21, 2013. At the November 21, 2013 KCC hearing Hewitt Energy Group, Inc., was provided three weeks per well to finalize the last seven wells to be brought into compliance. In February 2014 Hewitt Energy Group, Inc. was granted an additional three weeks due to local weather conditions. As of March 31, 2014 Hewitt Energy Group Inc. has brought four of the last seven wells into compliance. The remaining three wells are required to be completed by May 23, 2014. If the wells are not in compliance by May 23, 2014, Hewitt Energy Group’s operating license may be suspended until the wells are in compliance and Hewitt Energy Group may be fined. The Company is currently working to bring the last three wells into KCC compliance.

Litigation in the Ordinary Course

We have become involved in litigation from time to time relating to claims arising in the ordinary course of our business. We do not believe that the ultimate resolution of such claims would have a material effect on our business, results of operations, financial condition or cash flows. However, the results of these matters cannot be predicted with certainty, and an unfavorable resolution of one or more of these matters could have a material effect on our business, results of operations, financial condition and cash flows.

F-31

RICHFIELD OIL & GAS COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

NOTE 20	SUBSEQUENT EVENTS

In January 2014, The Company issued 3,969,408 shares of common stock to unaffiliated investors and one director pursuant to a ratchet provision on stock that was previously issued with written subscription agreements (see NOTE 12 COMMON STOCK).The ratchet provision expired on December 31, 2013 with the terms of the provision requiring 816,200 shares of common stock be issued to make the effective price of the original issuances of stock equal to $0.60 per share. However, in January 2014, the Company determined to issue 3,153,208 additional shares to make the effective price of the original issuances of stock equal to $0.39 per share.

In January 2014, The Board of Directors approved the cancellation of 3,500,000 outstanding employee stock options issued to Mr. Alan G. Gaines, our Executive Chairman of the Board of Directors (see NOTE 14 EMPLOYEE STOCK OPTIONS) and the issuance to him of 4,908,532 restricted Company common stock representing 9.9% of the Company’s common shares at the time. The stock was fully vested and the fair value of the shares issued in the amount of $1,472,560 or $0.30 per share was expensed on the date of grant.

In January 2014, the Company issued 200,000 shares of common stock to a director for cash of $50,000 at a price of $0.25 per share. In addition, the Company granted warrants to purchase up to 200,000 shares of common stock with an exercise price of $0.25 per share that expire in July 2014.

In January 2014, The Company consolidated notes payable and other short term advances from and unaffiliated investor in the amount of $2,665,747 into a convertible line of credit with interest at 12% per annum and due on June 30, 2014. Since January 2014, additional advances in the amount of $314,744 have been received.

In January and March 2014, the Company issued 888,598 shares of common stock to unaffiliated debt holders at a contract price between $0.12 and $0.13 per share for the conversion of notes payable, accrued interest, and conversion incentives. The fair value of these shares at the time of issuance was $196,614 or between $0.21 and $0.25 per share.

In February and March 2014, the Company issued 669,167 shares of common stock to consultants as compensation for services. The shares issued were fully vested and the fair value of the shares issued in the amount of $166,799 or between $0.22 and $0.26 per share was expensed on the date of grant.

In March 2014, the Company issued 1,300,000 shares of common stock to unaffiliated investors pursuant to a joint venture agreement to finish the completion of the HPI Liberty #1 Well in the Liberty Prospect. The shares issued were fully vested and the fair value of the shares at the time of issuance was $276,380 or $0.21 per share. In addition, the Company granted warrants to purchase up to 1,300,000 shares of common stock with an exercise price of $0.25 that expire in August 2014.

In March 2014, the Company issued 280,000 shares of common stock to a consultant for a value of $64,400 or $0.23 per share. These shares were issued as a negotiated payment for settlement of an outstanding payable.

In March 2014, the Company issued warrants to purchase up to 600,000 shares of common stock to an existing debt holder as consideration to extend the due date of a note payable to December 31, 2014. The exercise price of the warrants is $0.25 and they expire in March 2015.

In March 2014, the Company consolidated and replaced two expiring oil and gas leases with Joseph P. Tate, a director, and Jenifer M. Tate as Joint Tenants (see NOTE 16 RELATED PARTY TRANSACTIONS), covering a combined 1,823 gross acres in the HUOP Freedom Trend Prospect. The initial bonus for the new lease totals $182,308 and represents a prepayment of all delay rentals for the 10 year primary term commencing April 15, 2014. The initial bonus amount is similar to third party 10 year primary term leases obtained by the company in the HUOP Freedom Trend Prospect during 2013.

F-32

RICHFIELD OIL & GAS COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

NOTE 21	SUPPLEMENTAL OIL AND NATURAL GAS INFORMATION (UNAUDITED)

Oil and Natural Gas Reserves and Related Financial Data

Information with respect to the Company's crude oil and natural gas producing activities is presented in the following tables. Reserve quantities, as well as certain information regarding future production and discounted cash flows, were determined by Pinnacle Energy Services L.L.C. as of December 31, 2013 and 2012, an independent petroleum consultant based on information provided by the Company.

The following table sets forth the aggregate capitalized costs related to oil and natural gas producing activities at December 31, 2013 and 2012.

	2013	2012
Unproved Oil and Gas Properties	$14,095,020	$14,164,053
Proved Oil and Gas Properties	$7,139,663	$6,581,725
Well and Related Equipment	$1,997,913	$1,024,972
Accumulated Depreciation, Depletion, and Amortization, and Valuation Allowances	$(1,224,523)	$(923,083)
Net Capitalized Costs	$22,008,073	$20,847,667

The following table sets forth the costs incurred in oil and gas property acquisition, exploration and development activities for the years ended December 31, 2013 and 2012.

	2013	2012
Acquisition of Properties
Proved	$-	$2,033,125
Unproved	$297,773	$4,368,860
Exploration Costs	$200,244	$764,417
Development Costs	$2,149,872	$1,849,445

The following tables present the Company's independent petroleum consultant’s estimates of our proved oil and natural gas reserves, as of December 31, 2013 and 2012. The Company emphasizes that reserves are approximations and are expected to change as additional information becomes available. Reservoir engineering is a subjective process of estimating underground accumulations of crude oil and natural gas that cannot be measured in an exact way and the accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment.

	Oil (Bbl)	Natural Gas (Mcf)
Net Proved Developed and Undeveloped Reserves at December 31, 2011	675,630	267,400
Revisions of Previous Estimates	572,988	207,369
Improved Recovery	-	-
Purchase of Reserves in Place	254,691	15,760
Extensions, Discoveries and Other Additions	96,440	46,771
Net Production	(10,931)	-
Sale of Reserves in Place	(20,628)	(9,990)
Net Proved Developed and Undeveloped Reserves at December 31, 2012	1,568,190	527,310
Revisions of Previous Estimates	(50,222)	(2,310)
Improved Recovery	-	-
Purchase of Reserves in Place	-	-
Extensions, Discoveries and Other Additions	57,508	-
Net Production	(11,331)	-
Sale of Reserves in Place	(223,145)	-
Net Proved Developed and Undeveloped Reserves at December 31, 2013	1,341,000	525,000

F-33

RICHFIELD OIL & GAS COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

During 2013, several factors impacted our total Net Proved Developed and Undeveloped Reserves by the following:

●	We modified the adjusted economic prices from $2.068/MCF for natural gas and $91.05/Bbl for oil in the Perth and South Haven Fields, $88.45/Bbl for oil in all other Kansas properties, and $84.90/Bbl for oil in the Wyoming properties used in our Reserves and Engineering Evaluation, dated January 18, 2013 (our “2012 Pinnacle Reserve Report”), to $2.75/MCF for natural gas and $93.28/Bbl for oil in the Perth and South Haven Fields, $90.68/Bbl for oil in all other Kansas properties, and $87.13/Bbl for oil in the Wyoming properties used in the 2013 Pinnacle Reserve Report. The pricing revisions caused our Net Proved Developed and Undeveloped Reserves to increase by 47 oil MBbls and to increase by 143 natural gas MMcf.

●	We increased the lease operating expenses for our development plan to reflect our historical cost levels which resulted in our Net Proved Developed and Undeveloped Reserves to decrease by 51 oil MBbls and a decrease by 145 natural gas MMcf.

●	We made changes to our two-year development plan, including adding seven new well locations which increased our Net Proved Developed and Undeveloped Reserves by 92 oil MBbls and 33 natural gas MMcf; removing four well locations from our new two-year development plan which decreased our reserves by 51 oil MBbls and 18 natural gas MMcf; and three well locations being moved to probable which decreased our reserves by 88 oil MBbls and 15 natural gas MMcf for a total net decrease of 47 oil MBbls and an decrease of 0 natural gas MMcf.

●	We sold a 60% working interest in the Graham Reservoir Field in Uinta County, Wyoming, which had reserves in place. This sale caused our Net Proved Developed and Undeveloped Reserves to decrease by 233 oil MBbls and by 0 natural gas MMcf.

●	We did recompletion work on an existing wellbore in the South Haven Field to increase Net Proved Developed and Undeveloped Reserves by 57 oil MBbls and 0 natural gas MMcf, through conversion of Probable Reserves into Net Proved Developed and Undeveloped Reserves.

●	Our actual production resulted in a decrease in our total Net Proved Developed and Undeveloped Reserves of 11 oil MBbls. There was no natural gas production.

	Oil (Bbl)	Natural Gas (MCF)
Proved Developed Reserves
Beginning of year 2012	106,060	-
End of year 2012	546,560	118,620

Beginning of year 2013	546,560	118,620
End of year 2013	472,000	103,000

Proved Undeveloped Reserves
Beginning of year 2012	569,570	267,400
End of year 2012	1,021,630	408,690

Beginning of year 2013	1,021,630	408,690
End of year 2013	869,000	421,000

Proved reserves are estimated quantities of oil and natural gas, which geological and engineering data indicate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are proved reserves that can be expected to be recovered through existing wells with existing equipment and operating methods. Proved undeveloped reserves are included for reserves for which there is a high degree of confidence in their recoverability and they are scheduled to be drilled within the next five years.

F-34

RICHFIELD OIL & GAS COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

Standardized Measure of Discounted Future Net Cash Inflows and Changes Therein

The following table presents a standardized measure of discounted future net cash flows relating to proved oil and natural gas reserves and the changes in standardized measure of discounted future net cash flows relating to proved oil and natural gas were prepared in accordance with the provisions of ASC 932-235-50. Future cash inflows were computed by applying oil and natural gas prices that were calculated by using the unweighted arithmetic average of the first-day-of-the-month price for each month of the 12-month period prior to the ending date of the period, to estimated future production. Future production and development costs were computed by estimating the expenditures to be incurred in developing and producing the proved oil and natural gas reserves at the end of the year, based on year-end costs and assuming continuation of existing economic conditions. Future income tax expenses were calculated by applying appropriate year-end tax rates to future pretax cash flows relating to proved oil and natural gas reserves, less the tax basis of properties involved and tax credits and loss carry forwards relating to oil and natural gas producing activities. Future net cash flows are discounted at the rate of 10% annually to derive the standardized measure of discounted future cash flows. Actual future cash inflows may vary considerably, and the standardized measure does not necessarily represent the fair value of the Company's oil and natural gas reserves.

Standardized Measure of Discounted Future Net Cash Flows at December 31, 2013 and 2012

	2013	2012
Future Cash Inflows	$124,095,840	$140,043,710
Future Development Costs	(22,309,810)	(26,062,540)
Future Production Costs	(56,390,950)	(59,329,510)
Future Income Tax Expenses	(16,932,365)	(20,385,069)
Future Net Cash Flows	$28,462.715	$34,266,591
10% Annual Discount for Estimated Timing of Cash Flows	(10,356,209)	(12,994,274)
Standardized Measure of Discounted Future Net Cash Flows	$18,106,506	$21,272,317

The following table presents the aggregate change in the standardized measure of discounted future net cash flows for the years ended December 31, 2013 and 2012.

Changes in the Standardized Measure of Discounted Cash Flows for the Years Ended December 31, 2013 and 2012

	2013	2012
Net Change in Sales and Transfer Prices and in Production (Lifting) Costs Related to Future Production	$(4,699,746)	$15,115,402
Changes in Estimated Future Development Costs	3,752,730	(13,914,960)
Sales and Transfers of Oil and Gas Produced During the Period	(774,426)	(952,566)
Net Change Due to Extensions, Discoveries, and Improved Recovery	1,565,304	3,104,457
Net Change Due to Purchases and Sales of Reserves in Place	(5,935,737)	5,341,555
Net Change Due to Revisions in Quantity Estimates	(2,164,844)	11,736,779
Previously Estimated Development Costs Incurred During the Period	2,042,378	1,730,765
Accretion of Discount	(404,174)	(186,278)
Other – Unspecified	-	-
Net Change in Income Taxes	3,452,704	(10,506,966)
Aggregate Change in the Standardized Measure of Discounted Future Net Cash Flows for the Year	$(3,165,811)	$11,468,188

During 2013, there were several factors that affected our Aggregate Change in the Standardized Measure of the Discounted Future Net Cash Flows for the Year. Net Change in Sales and Transfer Prices and in Production (Lifting) Costs Related to Future Production from December 31, 2013 and 2012 are represented by the change in the economic prices and lease operating expenses used in our engineering reports. We modified the adjusted economic prices from $2.068/MCF for natural gas and $91.05/Bbl for oil in the Perth and South Haven Fields, $88.45/Bbl for oil in all other Kansas properties, and $84.90/Bbl for oil in the Wyoming properties used in our Reserves and Engineering Evaluation, dated January 18, 2013 (our “2012 Pinnacle Reserve Report”), to $2.75/MCF for natural gas and $93.28/Bbl for oil in the Perth and South Haven Fields, $90.68/Bbl for oil in all other Kansas properties, and $87.13/Bbl for oil in the Wyoming properties used in the 2013 Pinnacle Reserve Report. In addition, we increased the lease operating expenses to reflect our historical cost levels. Net Change Due to Revisions in Quantity Estimates, and Changes in Estimated Future Development Costs, were affected by a change in our work plan. We made changes to our two-year development plan, including adding seven new well locations, removing four well locations and moved three well locations from proved to probable. Net Change Due to Purchases and Sales of Reserves in Place was affected by the sale of working interest in one property. In addition to these, there were changes in our Standardized Measure of the Discounted Future Net Cash Flow because of our actual development costs and production for the year and associated changes in Income Taxes, Accretion of Discount.

F-35

RICHFIELD OIL & GAS COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

Oil and natural gas prices were calculated by using the unweighted arithmetic average of the first-day-of-the-month price for each month of the 12-month period prior to the ending date of the period, and were adjusted to reflect applicable transportation and quality differentials on a well-by-well basis to arrive at realized sales prices used to estimate the Company's reserves. The prices for the Company's reserve estimates were as follows:

	Natural Gas MCF	Oil Bbl
December 31, 2012:
South Haven, Perth and Oklahoma Properties	$2.068	$91.05
All Other Kansas Properties	$2.068	$88.45
Wyoming Properties	$2.068	$84.90
December 31, 2013:
South Haven and Perth Properties	$2.75	$93.28
All Other Kansas Properties	$2.75	$90.68
Wyoming Properties	$2.75	$87.13

F-36

HISTORICAL FINANCIAL STATEMENTS OF RICHFIELD

RICHFIELD OIL & GAS COMPANY

Condensed Consolidated Balance Sheets

June 30, 2014 and December 31, 2013

(Unaudited)

	June 30,	December 31,
	2014	2013
ASSETS
Current assets
Cash and cash equivalents	$93,363	$60,395
Restricted Cash	-	153,348
Accounts receivables, net	516,560	322,604
Deposits and prepaid expenses	111,342	77,475
Total current assets	721,265	613,822

Properties and equipment, at cost - successful efforts method:
Proved properties	7,100,949	7,139,663
Unproved properties	13,876,990	14,095,020
Well and related equipment	2,061,848	1,997,913
Accumulated depletion, depreciation and amortization	(1,234,307)	(1,224,523)
	21,805,480	22,008,073

Other properties and equipment	204,627	219,231
Accumulated depreciation	(191,229)	(203,743)
	13,398	15,488

Total assets	$22,540,143	$22,637,383

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$1,151,655	$2,049,750
Accrued expenses and other payables	1,177,303	3,104,485
Notes Payable	2,171,340	1,338,524
Current portion of convertible notes payable, net of discount of $49,525 and $120,264 at 6/30/14 and 12/31/13, respectively	451,217	1,861,386
Capital lease obligations	27,564	135,311
Current portion of asset retirement obligations	-	48,000
Derivative liability	-	310,156
Total current liabilities	4,979,079	8,847,612

Long-term liabilities
Convertible notes payable, net of current portion	3,194,972	-
Asset retirement obligations, net of current portion	366,199	394,075
Total long-term liabilities	3,561,171	394,075

Total liabilities	8,540,250	9,241,687

Commitments and contingencies

Stockholders' equity
Common stock, par value $.001; 250,000,000 authorized; 60,616,448 shares and 39,906,770 shares issued and outstanding at 6/30/2014 and 12/31/2013, respectively	60,616	39,907
Additional paid-in capital	56,819,911	51,360,380
Accumulated deficit	(42,880,634)	(38,004,591)
Total stockholders' equity	13,999,893	13,395,696

Total liabilities and stockholders' equity	$22,540,143	$22,637,383

The accompanying notes are an integral part of these consolidated financial statements.

F-37

RICHFIELD OIL & GAS COMPANY

Condensed Consolidated Statements of Operations

For the Three Months and Six Months Ended June 30, 2014 and 2013

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Revenues
Oil and natural gas sales	$231,711	$305,673	$419,260	$517,840
Total revenues	231,711	305,673	419,260	517,840

Operating expenses
Production expenses	347,925	229,281	486,454	448,446
Production taxes	8,682	11,649	16,565	19,216
Exploration	99,558	32,340	133,729	71,551
Lease expiration	113,933	-	113,933	46,937
Depletion, depreciation, amortization and accretion	108,994	103,104	210,847	183,150
General and administrative expenses	729,630	1,177,755	2,947,996	2,187,528
Asset retirement obligation expenses	4,380	893	4,380	136,507
Loss (gain) on sale of assets	(29,875)	16,130	(29,875)	16,130
Total expenses	1,383,227	1,571,152	3,884,029	3,109,465

Loss from operations	(1,151,516)	(1,265,479)	(3,464,769)	(2,591,625)

Other income (expenses)
Gain on settlement of liabilities	388,882	526	421,975	30,367
Loss on extinguishment of debt	(530,218)	(631,353)	(530,218)	(631,353)
Loss on share issuance	-	-	(642,502)	-
Interest and finance expenses	(190,243)	(326,191)	(659,882)	(542,623)
Total other income (expenses)	(331,579)	(957,018)	(1,410,627)	(1,143,609)

Loss before income taxes	(1,483,095)	(2,222,497)	(4,875,396)	(3,735,234)

Income tax provision	(647)	(400)	(647)	(1,567)

Net loss	$(1,483,742)	$(2,222,897)	$(4,876,043)	$(3,736,801)

Net loss per common share – basic and diluted	$(0.03)	$(0.06)	$(0.09)	$(0.11)

Weighted average shares outstanding – basic and diluted	57,690,147	35,116,520	52,438,114	33,856,388

The accompanying notes are an integral part of these consolidated financial statements.

F-38

RICHFIELD OIL & GAS COMPANY

Condensed Consolidated Statements of Cash Flows

For the Six Months Ended June 30, 2014 and 2013

(Unaudited)

	Six Months Ended
	June 30,
	2014	2013
Cash flows from operating activities:
Net loss	$(4,876,043)	$(3,736,801)
Adjustments to reconcile net loss to net cash provided by (used in)
operating activities:

Depletion, depreciation, amortization and accretion	210,847	183,150
Asset retirement obligation release on plugged wells	-	(39,000)
Gain on settlement of liabilities	(421,975)	(30,367)
Loss on extinguishment of debt	530,218	631,353
Loss on share issuance	642,502	-
Capitalized interest on notes payable	-	16,317
Amortization of pre-paid interest	-	6,164
Lease expirations	113,933	46,937
Transfer of property for services	35,000	-
Loss on sale of assets	(29,875)	16,130
Amortization of debt discounts	120,278	7,379
Issuance of common stock, options and warrants for services and other expenses	1,829,828	794,146

Changes in operating assets and liabilities:
Decrease (increase) in accounts receivables	(163,896)	182,668
Decrease (increase) in deposits and prepaid expenses	(33,867)	260,779
Decrease in asset retirement obligation	(65,146)	-
Increase (decrease) in accounts payable	(408,544)	184,953
Increase in accrued expenses and other payables	560,270	650,357
Net cash used in operating activities	(1,956,470)	(825,835)

Cash flows from investing activities:
Investment in oil and gas properties, including wells and related equipment	(880,734)	(920,964)
Proceeds from sale of assets	835,434	284,700
Net cash used in investing activities	(45,300)	(636,264)

Cash flows from financing activities:
Proceeds from notes and convertible notes payable	2,121,723	261,796
Payments on notes and convertible notes payable	(507,586)	(65,055)
Restricted cash for settlement of note and litigation (see NOTE 15 LEGAL PROCEEDINGS)	153,348	-
Proceeds from related party notes payable	-	-
Payments on related party notes payable	-	-
Payments on capital lease obligation	(107,747)	(15,748)
Proceeds from issuance of convertible preferred stock	-	-
Proceeds from issuance of warrants	-	7,378
Proceeds from issuance of common stock - net of issuance costs	375,000	1,069,000
Net cash provided by financing activities	2,034,738	1,257,371

Net increase (decrease) in cash and cash equivalents	32,968	(204,728)

Cash and cash equivalents - beginning of period	60,395	286,013

Cash and cash equivalents - end of period	$93,363	$81,285

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$93,447	$14,366
Cash paid during the period for income taxes	$647	$1,167

Non-cash financing and investing activities:
Purchase of oil and gas properties and conversion of JIB receivables billed to
working interest holders through issuance of common stock and warrants	$165,711	$8,500
Capitalized oil and gas properties included in accounts payable	$-	$907,722
Return of stock for payment of receivable	$45,000	$-
Sale of oil and gas properties for return of common stock	$-	$25,625
Conversion of pre-paid expenses, payables, and notes payable through issuance
of common stock and warrants	$1,322,653	$889,647
Conversion of payables through issuance of note payable	$1,326,404	$21,000
Disposal of well and related equipment	$62,735	$-
Derivative liability on common stock issued	$(310,156)	$-
Amortization of plugged wells	$121,942	$-
Capitalized asset retirement obligations	$-	$30,892
Write down of asset retirement obligation on sold properties	$14,742	$18,839

The accompanying notes are an integral part of these consolidated financial statements.

F-39

RICHFIELD OIL & GAS COMPANY

Notes to Condensed Consolidated Financial Statements

(Unaudited)

NOTE 1	ORGANIZATION AND NATURE OF BUSINESS

Richfield Oil & Gas Company (the “Company,” “Richfield” or “ROIL”) is a Nevada corporation headquartered in Salt Lake City, Utah which was incorporated on April 8, 2011. The Company is engaged in the exploration, development and production of oil and natural gas in the states of Kansas, Oklahoma, Utah and Wyoming. The Company’s common stock trades on the OTCQX under the symbol “ROIL”.

Contemporaneously with ROIL’s incorporation, the Company merged (the “HPI Merger”) with its predecessor company, Hewitt Petroleum, Inc., a Delaware corporation which was incorporated on May 17, 2008 (“HPI”). In connection with the HPI Merger, HPI was merged out of existence and the Company assumed all of the assets and liabilities of HPI and the Company became the parent company of HPI’s two wholly owned subsidiaries, Hewitt Energy Group, Inc., a Texas corporation (“HEGINC”) and Hewitt Operating, Inc., a Utah corporation (“HOPIN”). The Plan of Merger required that all HPI common stock be exchanged on a one-for-one basis for ROIL common stock and that ROIL assume all of the liabilities of HPI as of the effective date of the HPI Merger. As a result, the Company’s historical financial statements are a continuation of the financial statements of HPI. In addition, effective March 31, 2011, HPI entered into a Stock Exchange Agreement with Freedom Oil & Gas, Inc., a Nevada corporation (“Freedom”), which called for the exchange of stock in HPI for all of the outstanding stock of Freedom (the “Freedom Acquisition”). Upon completion of the Freedom Acquisition, it became a wholly owned subsidiary of the Company from March 31, 2011 until June 20, 2011 when Freedom was merged into ROIL with ROIL being the surviving entity.

HEGINC is licensed and bonded as a Kansas operator. HOPIN is licensed and bonded as a Utah operator and as a Wyoming operator HEGINC and its subsidiary HOPIN were acquired by Hewitt Petroleum, Inc. from Hewitt Energy Group, LLC effective on January 1, 2009. On June 25, 2013 HOI Kansas Property Series, LLC, a Kansas series limited liability company (“HOIK”), was organized to hold the oil and gas leases within the State of Kansas. On August 5, 2013 HOI Utah Property Series, LLC, a Utah series limited liability company (“HOIU”), was organized to hold the oil and gas leases within the State of Utah.

The condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, HEGINC, HOPIN, HOIK and HOIU. All significant intercompany transactions and balances have been eliminated in our consolidation.

The Company is involved in leasing, exploring and drilling in Kansas, Utah and Wyoming. The Company is participating in over 38,000 acres of leaseholds (including leases from our lease option agreement with LT Land), seismic surveys, and numerous drilling projects in these states.  The Company uses proven technologies and drilling and production methods it believes are efficient and environmentally sound.

NOTE 2	GOING CONCERN

The Company’s condensed consolidated financial statements have been prepared on a going concern basis which contemplates the realization of assets and the liquidation of liabilities in the ordinary course of business. The Company has incurred substantial losses from operations causing negative working capital, in that current liabilities exceed current assets, and the Company has negative operating cash flows, which raise substantial doubt about the Company’s ability to continue as a going concern. The Company sustained a net loss for the six months ended June 30, 2014 of $4,876,043 and a net loss for the year ended December 31, 2013 of $6,799,584, and has an accumulated deficit of $42,880,634 as of June 30, 2014.

The Company intends to make its planned capital expenditures in order to continue its drilling programs, but does not have sufficient realized revenues or operating cash flows in order to finance these activities internally. As a result, the Company has obtained financing in order to fund its working capital and capital expenditure needs. On May 6, 2014 the Company entered into an Agreement and Plan of Merger with Stratex Oil & Gas Holdings, Inc. a Colorado corporation (“Stratex Merger”). Upon the execution of the Stratex Merger agreement the Company entered into a $3,000,000 loan agreement with Stratex which was amended in July 2014 to increase the loan amount to $4,000,000 and extend the due date from November 2014 to January 2015 (see NOTE 16 SUBSEQUENT EVENTS).

F-40

RICHFIELD OIL & GAS COMPANY

Notes to Condensed Consolidated Financial Statements

(Unaudited)

The Company is unable to determine if the funds obtained will be sufficient to meet its short-term needs.  The Company may seek additional funding through sales of working interest in its oil and gas properties; the issuance of debt; preferred stock; common stock; or a combination of these items. Any proceeds received from these items could provide the needed funds for continued operations and drilling programs. The Company can provide no assurance that it will be able to obtain sufficient additional financing that it needs to develop its properties and alleviate doubt about its ability to continue as a going concern. If the Company is able to obtain sufficient additional financing proceeds, the Company cannot be certain that this additional financing will be available on acceptable terms, if at all. To the extent the Company raises additional funds by issuing equity securities; the Company’s stockholders may experience significant dilution. Any debt financing, if available, may involve restrictive covenants that impact the Company’s ability to conduct business. The condensed consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 3	SIGNIFICANT ACCOUNTING POLICIES

These unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”). The financial statements included herein were prepared from the records of the Company in accordance with GAAP for interim financial information and the instructions to Form 10-Q and Regulation S-X and S-K. In the opinion of management, all adjustments, of a normal recurring nature that are considered necessary for a fair presentation of the interim financial information, have been included. However, operating results for the periods presented are not necessarily indicative of the results that may be expected for a full year. The Company’s annual report on Form 10-K includes certain definitions and a summary of significant accounting policies and should be read in conjunction with this Form 10-Q. There have been no material changes to the information disclosed in the notes to the consolidated financial statements included in the Company’s annual report on Form 10-K.

The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of oil and gas reserves, assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Although management believes these estimates are reasonable, actual results could differ from these estimates. The Company evaluates its estimates on an on-going basis and bases its estimates on historical experience and on various other assumptions the Company believes to be reasonable under the circumstances. Although actual results may differ from these estimates under different assumptions or conditions, the Company believes that its estimates are reasonable. The Company’s activities are accounted for under the successful efforts method.

Loss Per Common Share

Basic earnings per share (“EPS”) is computed by dividing net income (loss) (the numerator) by the weighted-average number of common shares outstanding for the period (the denominator).  Diluted EPS is computed by dividing net income (loss) by the weighted-average number of common shares and potential common shares outstanding (if dilutive) during each period.  Potential common shares include common shares to be issued related to warrants outstanding, convertible debentures, stock options, and stock pending issue under the ratchet provision.  The number of potential common shares outstanding is computed using the treasury stock method.

As the Company has incurred losses for the six months ended June 30, 2014 and 2013, the potentially dilutive shares are anti-dilutive and are thus not added into the loss per share calculations. As of June 30, 2014 and 2013, there were 22,803,730 and 9,404,469 potentially dilutive shares, respectively.

Reclassifications

Certain prior period balances have been reclassified to conform to the current period presentation. Such reclassifications had no impact on net loss, statements of cash flows, working capital or equity previously reported.

F-41

RICHFIELD OIL & GAS COMPANY

Notes to Condensed Consolidated Financial Statements

(Unaudited)

Financial Instruments and Concentration of Risks

The Company’s financial instruments include cash and cash equivalents, accounts receivable and accounts payable. The carrying amount of cash and cash equivalents, accounts receivable, and accounts payable approximate fair value because of their immediate or short-term maturities.

Substantially all of the Company’s accounts receivable result from oil and gas sales and joint interest billings (“JIBs”) to third parties in the oil and gas industry.  This concentration of customers and joint interest owners may impact the Company’s overall credit risk in that these entities may be similarly affected by changes in economic and other conditions. As of June 30, 2014, 37% of the accounts receivable balance resulted from two entities. For the six months ended June 30, 2014, all of the revenues resulted from producing wells in Kansas.

NOTE 4	OIL AND NATURAL GAS PROPERTIES

Divestitures for the six months ended June 30, 2014

In March 2014, the Company sold a 9.5% before and after payout working interest in the Liberty #1 Well and the Nephi Prospect for total net proceeds of $335,434 in cash.

In May 2014, the Company sold a 3.0% working interest in the Liberty # 1 well located in Juab County, Utah, along with certain leases covering approximately 447 mineral acres for total net proceeds of $500,000 in cash. Included in the sale was a right of first refusal to acquire from the Company, or its affiliate HOI Utah Property Series, L.L.C. - HUOP Freedom Trend Series, an undivided three percent (3.0%) of 8/8ths out of its working interest in certain deep rights pertaining to the HUOP Freedom Trend Prospect near Fountain Green, Utah.

Acquisitions for the six months ended June 30, 2014

In April 2014, the Company replaced two oil and gas leases with Joseph P. Tate, a director, and his spouse covering a combined 1,823 gross acres in the HUOP Freedom Trend Prospect with a new lease. The new lease is for a 10 year primary term commencing April 15, 2014 totaling $182,308 and was paid by the issuance of 729,232 shares of common stock valued at $0.25 per share. This amount is similar to third party 10 year primary term leases obtained by the Company in the HUOP Freedom Trend Prospect during 2013 (see NOTE 14 RELATED PARTY TRANSACTIONS).

In April 2014, the Company entered into a lease option agreement with LT Land Group, L.L.C. (LT Land) for the Company to purchase all oil and gas leases acquired by LT Land in Utah. From inception to June 21, 2014, Joseph P. Tate, a director of the Company, was also a member of LT Land. The premium paid for the option agreement which expires in June 2015, was $21,919 and was paid by $16,639 in cash and $5,280 paid by the issuance of 24,000 shares of common stock valued at $0.22 per share. The 24,000 shares of common stock were issued to Joseph P. Tate, a director of the Company (see NOTE 14 RELATED PARTY TRANSACTIONS). The exercise price to be paid by the Company to acquire the leases is the cost of the leases to LT Land plus 35%. No partial exercises of the leases are allowed. At the time of exercise, if the Company’s, or its successor by merger, 10 trading day average stock price is $0.30 or more per share, then the payment shall be in shares of common stock of the Company, or its successor by merger, at a value of $0.30 per share. If the Company’s, or its successor by merger, 10 trading day average stock price is below $0.30 or more per share, then the exercise price shall be paid in cash. As of June 30, 2014, leases covering 2,888 acres at a cost of $41,730 have been acquired by LT Land pursuant to this lease option agreement.

F-42

RICHFIELD OIL & GAS COMPANY

Notes to Condensed Consolidated Financial Statements

(Unaudited)

NOTE 5	NOTES PAYABLE

Notes Payable consists of the following:

	June 30,	December 31,
	2014	2013

Note Payable, interest at 7.5% per annum, monthly payments of $1,949, due April 2014, secured by vehicle.	$-	$8,496

Note Payable, interest at 10.0% per annum, monthly payments of $15,000, due June 2015, secured by a 10.00% working interest in certain HUOP Freedom Trend Prospect leases.	614,402	581,327

Note Payable, interest at 8.0% per annum, due on demand, unsecured.	-	94,701

Note Payable, interest at 12.0% per annum, due on demand, secured by a 10.00% working interest in the Liberty Prospect.	-	389,000

Note Payable, interest at 0.0% per annum, due on demand, unsecured	15,000	15,000

Note Payable, interest at 12.0% per annum, due on demand, secured by a 10.00% working interest in the Liberty Prospect.	-	50,000

Note Payable, interest at 8.0% per annum, due on demand, secured by a working interest in certain Kansas leases.	-	100,000

Note Payable, interest at 8.0% per annum, due on demand, secured by a working interest in certain Kansas leases.	-	100,000

Note Payable, interest at 12.0% per annum, due December 2014, secured by receivables from working interest investors on Liberty #1 Well.	150,000	-

Note Payable, interest at 6.0% per annum, due January 2015, secured by a first lien position on all oil and gas leases.	1,391,938	-

Total Notes Payable	2,171,340	1,338,524
Less: Current Portion (includes demand notes)	(2,171,340)	(1,338,524)
Long-Term Portion	$-	$-

F-43

RICHFIELD OIL & GAS COMPANY

Notes to Condensed Consolidated Financial Statements

(Unaudited)

NOTE 6	CONVERTIBLE NOTES PAYABLE

Convertible Notes Payable consists of the following:

	June 30,	December 31,
	2014	2013
Note Payable, interest at 12.0% per annum, due on demand, convertible into common shares of the Company at a conversion rate of $2.50 per common share, unsecured.	$52,560	$52,560

Note Payable, interest at 10.0% per annum, due on demand, convertible into common shares of the Company at a conversion rate of $2.50 per common share, secured by certain Kansas Leases and 10.00% working interest in certain Fountain Green Project Leases (see NOTE 15 LEGAL PROCEEDINGS).	-	369,090

Note Payable, interest at 12.0% per annum, due June 2016, convertible into common shares of the Company at a conversion rate of $0.25 per common share, secured by a subordinated second lien position on all oil and gas leases.	3,194,972	1,310,000

Note Payable, interest at 12.0% per annum, due December 2014, convertible into common shares of the Company at a conversion rate of $0.60 per common share, unsecured.	150,000	150,000

Note Payable, interest at 12.0% per annum, due on demand, convertible into common shares of the Company at a conversion rate determined by 50% of the weighted average price of the stock during the five trading days immediately preceding the conversion date, secured by a 10.0% working interest in the Liberty Prospect.	-	50,000

Note Payable, interest at 12.0% per annum, due on demand, convertible into common shares of the Company at a conversion rate determined by 50% of the weighted average price of the stock during the five trading days immediately preceding the conversion date, secured by a 10.0% working interest in the Liberty Prospect.	-	50,000

Note Payable, interest at 12% per annum, due May 2015, convertible into common shares of the Company at a conversion rate of $0.25 per common share, unsecured.	298,182	-

Total Convertible Notes Payable	3,695,714	1,981,650
Less: Unamortized Debt Discount	(49,525)	(120,264)
Less: Current Portion (includes demand notes)	(451,217)	(1,861,386)
Long-Term Portion	$3,194,972	$-

NOTE 7    CAPITAL LEASE OBLIGATION

The Company currently leases certain well equipment under a capital lease agreement. The term of the capital lease is for 10 months with monthly payments of $21,000. The final payment on this lease is due in August 2014.  A previous capital lease agreement was paid off in April 2013. As of June 30, 2014 and December 31, 2013, the remaining capital lease obligation was $27,564 and $135,311, respectively.

As of June 30, 2014 and December 31, 2013, total well equipment acquired under capital leases was $264,143 and $333,951 respectively, and accumulated depreciation was $99,859 and $139,165, respectively.

Estimated annual future maturities of capital leases are as follows:

Years Ended December 31,	Amount
2014	$27,564
Thereafter	-
Total	$27,564

F-44

RICHFIELD OIL & GAS COMPANY

Notes to Condensed Consolidated Financial Statements

(Unaudited)

NOTE 8     OPERATING LEASES

The Company leases office space in Salt Lake City, Utah (“Premises Lease”) which consists of approximately 5,482 square feet.  The Company entered into a five year and five month lease agreement effective September 1, 2013. The annualized lease obligations for the 12 month period September 1, 2013 to August 31, 2014 is $67,155 with annualized lease obligations for the subsequent 4 years in the amount of $115,122. The Company has a prepaid security deposit of $11,122.  For the six month periods ended June 30, 2014 and 2013, the Premises Lease payments were $58,005 and $54,987, respectively.

The Company leases a printer, copier and fax machine. The original lease term was for 37 months beginning in March 2010 with month lease payments of $255. The Company entered into a new 36 month lease with new equipment commencing January 2013 with monthly payments of $654. For the six month period ended June 30, 2014 and 2013 the lease payments were $4,564 and $3,270, respectively.

NOTE 9      ASSET RETIREMENT OBLIGATIONS

FASB ASC 410 requires that an asset retirement obligation (“ARO”) associated with the retirement of a tangible long-lived asset be recognized as a liability in the period in which it is incurred and becomes determinable. Under this method, when liabilities for dismantlement and abandonment costs, excluding salvage values, are initially recorded, the carrying amount of the related oil and gas properties is increased. The fair value of the ARO asset and liability is measured using expected future cash outflows discounted at the Company’s credit-adjusted risk-free interest rate. Accretion of the liability is recognized each period using the interest method of allocation, and the capitalized cost is depleted using the units of production method. Should either the estimated life or the estimated abandonment costs of a property change materially upon the Company’s periodic review, a new calculation is performed using the same methodology of taking the abandonment cost and inflating it forward to its abandonment date and then discounting it back to the present using the Company’s credit-adjusted-risk-free rate. The carrying value of the asset retirement obligation is adjusted to the newly calculated value, with a corresponding offsetting adjustment to the carrying cost of the related asset.

The following table summarizes the Company’s asset retirement obligation transactions recorded in accordance with the provisions of FASB ASC 410 during the six months ended June 30, 2014:

June 30,
2014
Beginning asset retirement obligation, as of December 31, 2013	$442,157
Liabilities decreased for wells sold or plugged	(79,888)
Accretion of discount on asset retirement obligations	4,012
Ending asset retirement obligations, as of June 30, 2014	$366,199

F-45

RICHFIELD OIL & GAS COMPANY

Notes to Condensed Consolidated Financial Statements

(Unaudited)

NOTE 10     PREFERRED STOCK

As of June 30, 2014 and December 31, 2013, the Company had 50,000,000 shares of preferred stock authorized at a par value of $0.001 per share and had no shares of preferred stock issued or outstanding.

NOTE 11     COMMON STOCK

In January 2014, the Company issued 3,969,408 shares of common stock to unaffiliated investors and one director, Mr. Joseph P. Tate, pursuant to a ratchet provision under the terms of common stock subscription agreements. The fair value of these shares at the time of issuance was $952,658 or $0.24 per share of which $310,156 eliminated the derivative liability resulting in a loss of $642,502 on the date of issuance.

In January 2014, The Board of Directors approved the cancellation of 3,500,000 outstanding employee stock options issued to Mr. Alan D. Gaines, our Executive Chairman of the Board of Directors and the issuance to him of 4,908,532 restricted Company common stock representing 9.9% of the Company’s common shares at the time. The stock was fully vested and the fair value of the shares issued in the amount of $1,225,660 or $0.25 per share was expensed on the date of grant.

In January and March 2014, the Company issued 1,500,000 shares of common stock to unaffiliated investors for cash of $375,000 at a price of $0.25 per share. In addition, the Company granted warrants to purchase up to 1,500,000 shares of common stock with an exercise price of $0.25 per share that expire in July and September 2014.

In January and March 2014, the Company issued 2,311,670 shares of common stock to unaffiliated debt holders at a contract price between $0.12 and $0.25 per share for the conversions of notes payable, accrued interest, and settlement conversion incentives. The fair value of these shares at the time of issuance was $555,904, or between $0.20 and $0.25 per share of which $115,477 was expensed as finance charges and $215,385 resulted in a net loss on settlement of debt on the date of issuance.

During the six months ended June 30, 2014, the Company issued 1,493,219 shares of common stock to consultants as compensation for services in the amount of $166,799 and reduction of an outstanding payable in the amount of $198,967. The shares issued were fully vested and the fair value of the shares issued in the amount of $362,153 or between $0.18 and $0.26 per share of which $166,799 was expensed on the date of grant and $3,613 resulted in a gain on settlement of debt.

In March 2014, a consultant returned 62,500 shares of the Company’s common stock as settlement of a receivable pursuant to 2013 agreements at a price of $45,000 or $0.72 per share which was the fair market value of the shares at the time of the agreements.

In April 2014, the Company issued 753,232 shares of common stock valued at $187,588 or between $0.22 and $0.25 per share to Joseph P. Tate, a director and his spouse related to a new lease in the HUOP Freedom Trend Prospect for a 10 year primary term commencing April 15, 2014 and a lease option agreement. The new lease terms are similar to third party 10 year primary term leases obtained by the Company in the HUOP Freedom Trend Prospect during 2013.

In May 2014, the Company issued 5,836,117 shares of common stock to directors, officers and independent consultants at a conversion price of $0.25 per share for the settlement of $1,459,029 of outstanding compensation and services performed. The stock was valued at $1,063,509 or $0.18 per share on the date of grant resulting in a $218,593 gain on settlement of debt and a $176,927 contribution to capital.

NOTE 12     WARRANTS TO PURCHASE COMMON STOCK

As of June 30, 2014, there were 8,559,061 warrants to purchase shares of common stock outstanding and fully vested. These warrants have an exercise price between $0.25 and $5.00 per share and expire at various times between July 2014 and May 2017.

During the six months ended June 30, 2014, warrants totaling 5,980,000 for shares of common stock were granted.

F-46

RICHFIELD OIL & GAS COMPANY

Notes to Condensed Consolidated Financial Statements

(Unaudited)

Of the total warrants granted during the six months ended June 30, 2014, 1,500,000 warrants were granted in conjunction with private placements of common stock for cash proceeds (see NOTE 11 COMMON STOCK) that have an exercise price of $0.25 per share and expire between July and September 2014.

The remaining 4,480,000 warrants granted during the six months ended June 30, 2014, were issued in conjunction with the issuance of a new note payable, the extension of an existing note payable and in conjunction with the reduction of an outstanding payable. These transactions are accounted for by the Company under the provisions of FASB ASC 470 and 505. These standards require the Company to determine the fair value of the warrants.  The Company uses the Black-Scholes option valuation model to calculate the fair value of stock-based payments at the date of grant.  Warrant pricing models require the input of highly subjective assumptions, including the expected price volatility.  For warrants granted, the Company used its own stock trading history to determine the expected volatility.  Changes in these assumptions can materially affect the fair value estimate.

During the six months ended June 30, 2014, the Company has determined the fair value of the 4,480,000 warrants granted to be $665,516 of which $634,876 has been expensed in the period.

The following is the weighted average of the assumptions used in calculating the fair value of the warrants granted during the period using the Black-Scholes model:

Six Months Ended
June 30, 2014
Fair market value	$0.19
Exercise price	$0.27

Risk free rates	0.74%
Dividend yield	0.00%
Expected volatility	171.25%
Contractual term	2.67 Years

The weighted-average fair market value at the date of grant for warrants granted are as follows:

Fair value per warrant	$0.14855
Total warrants granted	4,480,000
Total fair value of warrants granted	$665,516

The following table summarizes the Company’s total warrant activity for the six months ended June 30, 2014:

			Weighted- Average
		Weighted-	Remainder Contractual
		Average	Term in
	Warrants	Exercise Price	Years
Warrants outstanding as of December 31, 2013	5,361,587	$1.27	0.63
Granted	5,980,000	$0.26	2.13
Exercised	-	-	-
Expired/Canceled	(2,782,526)	-	-
Warrants outstanding as of June 30, 2014	8,559,061	$0.67	1.45

F-47

RICHFIELD OIL & GAS COMPANY
Notes to Condensed Consolidated Financial Statements

(Unaudited)

NOTE 13     FAIR VALUE

FASB ASC 820 defines fair value, establishes a framework for measuring fair value under U.S. generally accepted accounting principles and enhances disclosures about fair value measurements.  Fair value is defined under FASB ASC 820 as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.  Valuation techniques used to measure fair value under FASB ASC 820 must maximize the use of observable inputs and minimize the use of unobservable inputs.  The standard describes a fair value hierarchy based on three levels of inputs, with the first two inputs considered observable and the last input considered unobservable, that may be used to measure fair value as follows:

	Level one — Quoted market prices in active markets for identical assets or liabilities;

	Level two — Inputs other than level one inputs that are either directly or indirectly observable; and

	Level three — Unobservable inputs developed using estimates and assumptions, which are developed by the reporting entity and reflect those assumptions that a market participant would use.

Determining which category an asset or liability falls within the hierarchy requires significant judgment. The Company evaluates its hierarchy disclosures each quarter. The Company has two liabilities measured at fair value, the Company’s asset retirement obligation and a derivative liability in connection with a ratchet provision on certain issuances of the Company’s common stock. The Company has no assets that are measured at fair value.

The fair value of the Company’s asset retirement obligations are determined using discounted cash flow methodologies based on inputs that are not readily available in public markets. These estimates are derived from historical costs as well as management’s expectation of future costs environments. As there is no corroborating market activity to support the assumptions used, the Company has designated these liabilities as Level 3. A reconciliation of the beginning and ending balances of the Company’s asset retirement obligation is presented in NOTE 9 ASSET RETIREMENT OBLIGATIONS.

The fair value of the Company’s derivative liability was determined using estimates and assumptions that are not readily available in public markets and has designated this liability as Level 3. As of June 30, 2014 the derivative liability was extinguished as the required stock was issued (see NOTE 11 COMMON STOCK). The following table presents a reconciliation of the beginning and ending balances of our derivative liability, as of June 30, 2014:

Balance at December 31, 2013	$310,156
New Derivative Liability	-
Transfers to (from) Level 3	-
Total (gains)/losses included in earnings	-
Issuances	(310,156)
Balance at June 30, 2014	$-

F-48

RICHFIELD OIL & GAS COMPANY

Notes to Condensed Consolidated Financial Statements

(Unaudited)

NOTE 14     RELATED PARTY TRANSACTIONS

Certain Relationships and Related Transactions

A.	Douglas C. Hewitt, Sr., President, Chief Executive Officer and Interim Chairman of the Board

An affiliate of Douglas C. Hewitt, Sr., President and Chief Executive Officer, who became our Interim Chairman of the Board on May 6, 2014, is a party to the following transaction with the Company for the six months ended June 30, 2014 as described below.

The D. Mack Trust

●	Mr. Hewitt is the sole beneficiary of The D. Mack Trust, an irrevocable trust established by Mr. Hewitt on May 15, 2009. As of March 31, 2014, the D. Mack Trust had overriding royalty interests (“ORRIs”) ranging from 0.50% to 3.625% in 1,636 net acres leased by the Company in Kansas. The D. Mack Trust received $8,609 and $12,608 in royalties for the six months ended June 30, 2014 and 2013, respectively, from the ORRIs.

B.	Joseph P. Tate, a Director

Joseph P. Tate became one of our directors effective March 31, 2012. Mr. Tate has entered into the following transaction with the Company for the six months ended June 30, 2014 as described below.

●	In January 2014, Mr. Tate received 262,821 shares of the Company’s common stock pursuant to a ratchet provision under the terms of common stock subscription agreements that were similar to unaffiliated investors (see NOTE 11 COMMON STOCK). The fair value of these shares at the time of issuance was $63,077 or $0.24 per share.

●	Mr. Tate is a beneficial owner of land within the HUOP. In April 2014, the Company replaced two oil and gas leases with Joseph P. Tate, a director, and his spouse covering a combined 1,823 gross acres in the HUOP Freedom Trend Prospect with a new lease. The new lease is for a 10 year primary term commencing April 15, 2014 totaling $182,308 and was paid by the issuance of 729,232 shares of common stock valued at $0.25 per share. The lease terms are similar to third party 10 year primary term leases obtained by the Company in the HUOP Freedom Trend Prospect during 2013. Pursuant to the terms of the new Tate lease, Tate is entitled to 12.50% landowner royalty-interest revenues relating to hydrocarbons produced by Richfield. No oil or natural gas has been extracted from the leased land and therefore no landowner royalties have been paid to Tate.

●	Mr. Tate was a member of LT Land until June 21, 2014. Pursuant to his interest in LT Land, he was issued 24,000 shares of common stock valued at $5,280 or $0.22 per share. (see NOTE 4 OIL AND NATURAL GAS PROPERTIES).

C.	Alan D. Gaines, Former Chairman of the Board

Alan D. Gaines became one of our directors and Chairman of the Board effective May 6, 2013. On May 6, 2014 Mr. Gaines resigned from this position and as a director. Mr. Gaines entered into the following transaction with the Company for the six months ended June 30, 2014 as described below.

●	In January 2014, The Board of Directors approved the cancellation of 3,500,000 outstanding employee stock options issued to Mr. Alan D. Gaines, who at the time was our Executive Chairman of the Board of Directors and the issuance to him of 4,908,532 restricted Company common stock representing 9.9% of the Company’s common shares at the time. The stock was fully vested and the fair value of the shares issued in the amount of $1,225,660 or $0.25 per share was expensed on the date of grant. (see NOTE 11 COMMON STOCK).

F-49

RICHFIELD OIL & GAS COMPANY

Notes to Condensed Consolidated Financial Statements

(Unaudited)

NOTE 15     LEGAL PROCEEDINGS

On February 1, 2012, Nostra Terra Oil & Gas Company (“NTOG”) filed an action against Richfield Oil & Gas Company, Hewitt Petroleum, Inc., Hewitt Energy Group, Inc., and Hewitt Energy Group, LLC in the Twenty-Third Judicial District Court of Russell County, Kansas. The complaint alleged that the Company defaulted on repayment obligations under a note and security agreement, dated April 13, 2011, in the principal amount of $1,300,000 and accrued interest at 10% per annum. During 2013 the Company made substantial payments towards the payment of the obligation. On February 14, 2014 the Court entered a final judgment in favor of Nostra Terra Oil and Gas Company and against Richfield Oil & Gas Company and Hewitt Energy Group, Inc. in the sum of $220,849. On May 2, 2014 the Company paid the judgment in full.

On September 30, 2013 Roger Buller filed an action against Richfield Oil & Gas Company in the Twentieth Judicial District Court of Russell County, Kansas. The case was filed based on a claimed failure to pay a Note in full. Richfield contends that the Note has been paid in full by the issuance of Richfield Common Stock which was accepted by Mr. Buller for the payment of the Note. The action requests the sum of $50,386 plus interest. The Company believes that this claim was paid in full in September 2011 and plans on vigorously defending the action.

Litigation in the Ordinary Course

We may become involved in litigation from time to time relating to claims arising in the ordinary course of our business. We do not believe that the ultimate resolution of such claims would have a material effect on our business, results of operations, financial condition or cash flows. However, the results of these matters cannot be predicted with certainty, and an unfavorable resolution of one or more of these matters could have a material effect on our business, results of operations, financial condition and cash flows.

NOTE 16     SUBSEQUENT EVENTS

In July 2014 the Company entered into Amendment No. 1 (the “Amendment”) to that certain Agreement and Plan of Merger dated as of May 6, 2014 (the “Merger Agreement”) with Stratex Oil & Gas Holdings, Inc. (“Stratex”) and amended and restated that certain Note and Security Agreement dated as of May 6, 2014 (the “Note and Security Agreement” and, as so amended, the “Amended and Restated Note and Security Agreement”).

Pursuant to the Amendment, certain conditions to the obligations of the parties to consummate the Merger were amended as follows: (i) the condition that Stratex have no less than $5,000,000 in cash on hand at the time of the Merger was reduced to no less than $2,000,000 in cash on hand; (ii) the condition that not more than 5% of Richfield’s stockholders shall have taken the steps required by the Appraisal Provisions of the NRS to obtain payment for the value of their shares in connection with the Merger was increased to not more than 10% and (iii) the condition that Richfield’s liabilities (excluding certain permitted exceptions) not exceed $6,500,000 was increased to $6,650,000. In addition, the right of each party to terminate the Merger Agreement if the Merger has not been consummated by the “end date” of September 30, 2014 was extended to November 30, 2014 (and until January 30, 2015 if all closing conditions (other than receipt of Richfield’s shareholder approval or the failure of the Form S-4 registration statement to be declared effective) have been satisfied by November 30, 2014).

Pursuant to the Amended and Restated Note and Security Agreement, the amount which Stratex has agreed to advance to Richfield and its subsidiaries, has been increased by $1,000,000 to a total of $4,000,000. Of the additional $1,000,000, $200,000 may be used by Richfield for general corporate purposes and $800,000 is to be used solely in connection with the Kansas Work Program. As of the date of the Amended and Restated Note and Security Agreement, approximately $717,000 had been advanced by Stratex to Richfield to develop Richfield’s Kansas properties and $1,000,000 had been advanced for general corporate purposes. The determination to advance additional funds prior to the Merger in order to further develop Richfield’s Kansas properties was made by Stratex’ management as a direct result of the early production success in Kansas since signing the Merger Agreement.

In July 2014 the Company sold a Company vehicle to Douglas C. Hewitt, Sr., President, Chief Executive Officer and Interim Chairman of the Board at a price of $5,400 as valued by an independent vehicle appraiser. The amount was paid by the return of 30,000 shares of common stock valued at $0.18 per share. The shares were returned to treasury for cancellation.

F-50

RICHFIELD OIL & GAS COMPANY

Notes to Condensed Consolidated Financial Statements

(Unaudited)

In July 2014 the Company issued 30,000 shares of common stock to certain employees as compensation for services at a value of $7,500 or $0.25 per share. The $7,500 was expensed on the date of issuance.

In July 2014 the Company paid the remaining principal balance of a note to an unaffiliated investor in the amount of $70,000 plus accrued interest $2,466 for a total cash payment of $72,466.

As of August 14, 2014, leases covering 4,196 acres at a cost of $182,272 have been acquired by LT Land pursuant to the lease option agreement (see NOTE 4 OIL AND NATURAL GAS PROPERTIES).

F-51

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of

Stratex Oil & Gas Holdings, Inc. and Subsidiary

We have audited the accompanying consolidated balance sheets of Stratex Oil & Gas Holdings, Inc. and Subsidiary as of December 31, 2013 and 2012, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the years in the two-year period ended December 31, 2013. Stratex Oil & Gas Holdings, Inc. and Subsidiary’s management is responsible for these consolidated financial statements. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Stratex Oil & Gas Holdings, Inc. and Subsidiary as of December 31, 2013 and 2012, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2013 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered losses from operations and has an accumulated deficit, which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Glastonbury, Connecticut

March 27, 2014

F-52

Stratex Oil & Gas Holdings, Inc.
Consolidated Balance Sheets
	December 31, 2013	December 31, 2012

Assets

Current Assets:
Cash	$609,061	$75,103
Accounts receivable	18,220	108,586
Inventory	-	24,067
Prepaid expenses	2,800	38,832
Total Current Assets	630,081	246,588

Deposits	10,025	10,000
Oil and gas property, plant and equipment:
Proven property – net	893,763	586,654
Unproven property	1,520,870	2,055,090
Furniture and equipment – net	2,380	994
Total Assets	$3,057,119	$2,899,326

Liabilities and Stockholders' Equity (Deficit)

Current Liabilities:
Accounts payable and accrued liabilities	$904,615	$419,658
Liability to be issued in stock	9,000	-
Due to former officer - current	715,000	-
Demand notes payable	216,000	180,000
Notes payable - net of debt discount	-	148,734
Derivative liability - warrants	76,675	593,555
Total Current Liabilities	1,921,290	1,341,947

Long-term Liabilities:
Due to former officer	84,000	-
Asset retirement obligations	34,000	-
Notes payable - net of debt discount	790,528	-

Total Long-Term Liabilities	908,528	-
Total Liabilities	2,829,818	1,341,947

Commitments and Contingencies

Stockholders' Equity (Deficit):
Series A, convertible preferred stock, $0.0001 par value; 400 shares authorized;
and 100 shares issued; and 60 and 100 shares outstanding, respectively	1	1
Common stock, $0.01 par value; 750,000,000 shares authorized;
and 46,692,376 and 44,281,127 shares issued and outstanding	466,924	442,811
Additional paid in capital	13,680,474	9,769,750
Accumulated deficit	(13,900,098)	(8,655,183)
Less: Treasury stock, 40 shares Series A, convertible preferred stock, at cost	(20,000)	-
Total Stockholders' Equity (Deficit)	227,301	1,557,379

Total Liabilities and Stockholders' Equity (Deficit)	$3,057,119	$2,899,326

See accompanying notes to the consolidated financial statements.

F-53

Stratex Oil & Gas Holdings, Inc.
Consolidated Statements of Operations

	For The Years Ended
	December 31,	December 31,
	2013	2012

Revenue	$847,257	$959,388

Operating Expenses:
Production expenses	268,083	235,845
Depletion, depreciation and amortization	150,101	484,853
General and administrative	4,406,937	5,461,053
Impairment of oil and gas assets	753,865	1,059,297
Loss on abandonment of oil and gas assets	-	455,815
Total Operating Expenses	5,578,986	7,696,863

Loss From Operations	(4,731,729)	(6,737,475)

Other Income and (Expense):
Interest income	25	700
Interest expense	(1,318,051)	(675,001)
Change in fair value - derivative liabilities	516,880	(258,848)
Gain on sale of oil and gas properties	275,000	-
Other income	12,960	-
Total Other Income and (Expense)	(513,186)	(933,149)

Net Loss	$(5,244,915)	$(7,670,624)

Net Loss Per Common Share - Basic and Diluted	$(0.12)	$(0.22)

Weighted Average Number of Common Shares Outstanding
- Basic and Diluted	44,787,051	34,741,473

See accompanying notes to the consolidated financial statements.

F-54

Stratex Oil & Gas Holdings, Inc.
Consolidated Statement of Stockholders' Equity
For the Period from January 01, 2012 to December 31, 2013

	Series "A" Preferred Stock		Common Stock		Additional Paid-In	Accumulated'	Treasury Stock		Stockholders
	Shares	Amount	Shares	Amount	Capital	Deficit	Shares	Amount	Equity

Balance, January 1, 2012	-	$-	26,476,293	$264,763	$2,673,443	$(984,559)	-	$-	$1,953,647

Series "A" Preferred stock issued for services ($83/share)	100	1	-	-	8,291	-	-	-	8,292

Common stock issued for cash ($0.014/share - $0.70/share)	-	-	6,182,500	61,825	1,435,510	-	-	-	1,497,335

Conversion of notes payable and interest to common stock	-	-	1,692,334	16,923	1,157,242	-	-	-	1,174,165

Stock issued with promissory note	-	-	1,000,000	10,000	490,000	-	-	-	500,000

Stock issued to acquire oil and gas assets	-	-	250,000	2,500	447,500	-	-	-	450,000

Stock issued for services	-	-	2,570,000	25,700	1,259,300	-	-	-	1,285,000

Stock issuance costs	-	-	-	-	(210,000)	-	-	-	(210,000)

Share based compensation	-	-	-	-	2,569,564	-	-	-	2,569,564

Stock issued in reverse merger	-	-	6,110,000	61,100	(61,100)	-	-	-	-

Net loss, For the Year ended December 31, 2012	-	-	-	-	-	(7,670,624)	-	-	(7,670,624)

Balance, December 31, 2012	100	1	44,281,127	442,811	9,769,750	(8,655,183)	-	-	1,557,379

Common stock issued for cash ($0.50/share)	-	-	70,000	700	34,300	-	-	-	35,000

Conversion of notes payable and interest to common stock	-	-	51,249	512	35,488	-	-	-	36,000

Common stock issued for services	-	-	140,000	1,400	33,600	-	-	-	35,000

Share based compensation	-	-	-	-	2,344,221	-	-	-	2,344,221

Warrants issued with promissory notes	-	-	-	-	1,180,786	-	-	-	1,180,786

Purchase of 50 shares of Treasury stock under termination agreement	-	-	-	-	-	-	(50)	(25,000)	(25,000)

10 preferred shares issued from treasury for services	-	-	-	-	(4,170)	-	10	5,000	830

Stock issued with promissory note	-	-	2,000,000	20,000	270,000	-	-	-	290,000

Stock issued to acquire oil and gas assets	-	-	150,000	1,501	16,499	-	-	-	18,000

Net loss, For the Year ended December 31, 2013	-	-	-	-	-	(5,244,915)	-	-	(5,244,915)

Balance, December 31, 2013	100	$1	46,692,376	$466,924	$13,680,474	$(13,900,098)	(40)	$(20,000)	$227,301

See accompanying notes to the consolidated financial statements.

F-55

Stratex Oil & Gas Holdings, Inc.
Consolidated Statements of Cash Flows

	For The Years Ended
	December 31,	December 31,
	2013	2012

Cash Flows From Operating Activities:
Net loss	$(5,244,915)	$(7,670,624)
Adjustments to reconcile net loss to net cash provided by (used in)
operating activities:
Depletion, depreciation and amortization	150,101	484,853
Stock based compensation	2,380,051	3,877,856
Amortization of debt issue costs	-	24,458
Accretion of debt discount	1,252,330	423,077
Impairment of oil and gas assets	753,865	1,059,297
Loss on abandonment of oil and gas assets	-	455,815
Gain on sale of oil and gas properties	(275,000)	-
Change in fair value of derivative liabilities	(516,880)	258,848
Changes in operating assets and liabilities:
(Increase) decrease in:
Accounts receivable	90,366	(80,250)
Prepaid expenses	36,032	(37,032)
Inventory	24,067	19,122
Deposits	(25)	-
Increase (decrease) in:
Accounts payable and accrued liabilities	484,957	328,081
Due to former officer	799,000	-
Net Cash Provided By (Used In) Operating Activities	(66,051)	(856,499)

Cash Flows From Investing Activities:
Purchase of oil and gas properties	(1,163,927)	(1,401,938)
Proceeds from sale of oil and gas properties	815,000	-
Purchase of furniture and equipment	(2,314)	-
Net Cash Provided By (Used In) Investing Activities	(351,241)	(1,401,938)

Cash Flows From Financing Activities:
Proceeds from notes payable	1,630,000	335,000
Repayments on notes payable	(688,750)	(100,000)
Sale of common stock for cash	35,000	1,512,735
Purchase of treasury stock	(25,000)	-
Net Cash Provided By (Used In) Financing Activities	951,250	1,747,735

Net change in cash	533,958	(510,702)

Cash at beginning of year	75,103	585,805

Cash at end of year	$609,061	$75,103

Supplemental disclosures of cash flow information:
Cash paid for interest	$65,217	$3,918
Cash paid for taxes	$-	$-

Supplemental disclosure of non-cash investing and financing activities:

Conversion of notes payable and accrued interest to common stock	$36,000	$1,174,165
Issuance of common stock for a subscription receivable	$-	$15,400
Purchase of property for common stock	$18,000	$450,000
Original issue discount on notes payable	$904,000	$288,750
Derivative liability recorded to debt discount at issuance of notes payable	$-	$17,783
Reclass convertible note to demand note	$36,000	$180,000

See accompanying notes to the consolidated financial statements.

F-56

Stratex Oil & Gas Holdings, Inc.

Notes to Consolidated Financial Statements

December 31, 2013

Note 1 Nature of Operations and Basis of Presentation:

Nature of Operations

Stratex Oil & Gas Holdings, Inc. (the “Company”) (“Pubco”) was incorporated on August 15, 2003 as Poway Muffler and Brake Inc. in California to enter the muffler and brake business.  On December 15, 2008, a merger was effected with Ross Investments Inc., a Colorado shell corporation.    Ross Investments was the acquirer and the surviving corporation.  Ross Investments Inc. then changed its name to Poway Muffler and Brake, Inc. On May 25, 2012, we filed an Amendment to our Certificate of Incorporation by which we changed our name from Poway Muffler and Brake, Inc., a Colorado corporation, to Stratex Oil & Gas Holdings, Inc., with the Secretary of the State of Colorado.

On July 6, 2012, Stratex Acquisition Corp., a wholly-owned subsidiary of Stratex Oil & Gas Holdings, Inc. merged with and into Stratex Oil & Gas, Inc., a Delaware corporation (“Stratex”) (“SOG”). Stratex was the surviving corporation of that Merger. As a result of the merger, we acquired the business of Stratex, and continue the business operations of Stratex as a wholly-owned subsidiary.

The Company is engaged in the sale of oil and gas and the exploration for and development of oil and gas reserves in the Bakken, Three Forks, Heath and Tyler Formations in North Dakota, Montana, Kansas, Nebraska, Texas and Colorado.

The Company’s major assets are an oil well in Roosevelt County, Montana and leaseholds affording drilling rights in North Dakota, Montana, Kansas, Nebraska, Texas and Colorado.

Basis of Presentation

The accompanying consolidated financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and include the accounts of the Company and its wholly-owned subsidiaries. All material intercompany balances and transactions have been eliminated in consolidation.

Note 2 Summary of Significant Accounting Policies:

Principles of Consolidation

All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Such estimates and assumptions impact, among others, the following: allowance for bad debt, inventory obsolescence,  the fair value of share-based payments, fair value of derivative liabilities, estimates of the probability and potential magnitude of contingent liabilities and the valuation allowance for deferred tax assets due to continuing operating losses.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the consolidated financial statements, which management considered in formulating its estimate could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from our estimates.

The accompanying consolidated financial statements contain estimates of the Company’s proved reserves and the estimated future net revenues from the proved reserves.  These estimates are based on various assumptions, including assumptions required by the United States Securities and Exchange Commission (“SEC”) relating to oil and gas prices, drilling and operating expenses, capital expenditures, taxes and availability of funds.

F-57

Stratex Oil & Gas Holdings, Inc.

Notes to Consolidated Financial Statements

December 31, 2013

The process of estimating oil and gas reserves is complex and involves significant decisions and assumptions in the evaluation of available geological, geophysical, engineering and economic data for each reservoir.  Actual future production, oil and gas prices, revenues, taxes, development expenditures, operating expenses and quantities of recoverable oil and gas reserves most likely will vary from these estimates.  Such variations may be significant and could materially affect the estimated quantities and present value of our proved reserves.  In addition, the Company’s management may adjust estimates of proved reserves to reflect production history, results of exploration and development drilling, prevailing oil and gas prices and other factors, many of which are beyond the Company’s control.  The Company’s properties may also be susceptible to hydrocarbon drainage from production by operators on adjacent properties.

The present value of future net cash flows from the Company’s proved reserves is not necessarily the same as the current market value of the Company’s estimated oil and natural gas reserves.  The estimated discounted future net cash flows from the Company’s proved reserves is based on the average, first-day-of-the-month price during the 12-month period preceding the measurement date.  Actual future net cash flows from oil and natural gas properties also will be affected by factors such as actual prices received for oil and gas, actual development and production costs, the amount and timing of actual production, the supply of and demand for oil and gas, and changes in governmental regulations or taxes.

The timing of the Company’s production and incurrence of expenses in connection with the development and production of oil and natural gas properties will affect the timing of actual future net cash flows from proved reserves, and thus their actual present value. In addition, the 10% discount factor used when calculating discounted future net cash flows for financial statement disclosure may not be the most appropriate discount factor based on interest rates in effect from time to time and risks associated with the Company or the oil and natural gas industry in general.

Risks and Uncertainties

The Company operates in an industry that is subject to intense competition and change in consumer demand. The Company's operations are subject to significant risk and uncertainties including financial and operational risks including the potential risk of business failure.

The Company’s future success depends largely on its ability to find and develop or acquire additional oil and gas reserves that are economically recoverable.  Unless the Company replaces the reserves produced through successful development, exploration or acquisition activities, proved reserves will decline over time.  Recovery of any additional reserves will require significant capital expenditures and successful drilling operations.  The Company may not be able to successfully find and produce reserves economically in the future.  In addition, the Company may not be able to acquire proved reserves at acceptable costs.

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents.  There were no cash equivalents at December 31, 2013 and 2012.

The Company minimizes its credit risk associated with cash by periodically evaluating the credit quality of its primary financial institution. The balance at times may exceed federally insured limits.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable consist primarily of oil and gas receivables, net of a valuation allowance for doubtful accounts.  As of December 31, 2013 and 2012, the allowance for doubtful accounts was $0.

F-58

Stratex Oil & Gas Holdings, Inc.

Notes to Consolidated Financial Statements

December 31, 2013

Inventories

Inventories are stated at the lower of cost or market using the first-in, first-out (FIFO) valuation method.

	December 31, 2013	December 31, 2012

Finished goods	$-	$24,067
Reserve	-	-
	$-	$24,067

Oil and Gas Properties, Successful Efforts Method

The Company uses the successful efforts method of accounting for oil and gas producing activities. Under the successful efforts method, costs to acquire mineral interests in oil and gas properties, to drill and equip exploratory wells that find proved reserves, and to drill and equip development wells are capitalized. Costs to drill exploratory wells that do not find proved reserves, geological and geophysical costs, and costs of carrying and retaining unproved properties are expensed as incurred.  The Company evaluates its proved oil and gas properties for impairment on a field-by-field basis whenever events or changes in circumstances indicate that an asset’s carrying value may not be recoverable. The Company follows FASB ASC 360 - Property, Plant, and Equipment, for these evaluations. Unamortized capital costs are reduced to fair value if the undiscounted future net cash flows from our interest in the property’s estimated proved reserves are less than the asset’s net book value.  During the year ended December 31, 2013 and 2012, the Company recorded impairments on oil and gas assets of $753,865 and $1,059,297, respectively.  In addition, during the year ended December 31, 2012, the Company recorded a loss on abandonment of oil and gas assets of $455,815.

Support Facilities and Equipment

Our support facilities and equipment are generally located in proximity to certain of our principal fields. Depreciation of these support facilities is provided on the straight-line method based on estimated useful lives of 7 to 10 years.

Maintenance and repair costs that do not extend the useful lives of property and equipment are charged to expense as incurred.

Proved Reserves

Estimates of the Company’s proved reserves included in this report are prepared in accordance with U.S. GAAP and guidelines from the SEC. The Company’s engineering estimates of proved oil and natural gas reserves directly impact financial accounting estimates, including depreciation, depletion and amortization expense and impairment. Proved oil and natural gas reserves are the estimated quantities of oil and natural gas reserves that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under period-end economic and operating conditions. The process of estimating quantities of proved reserves is very complex, requiring significant subjective decisions in the evaluation of all geological, engineering and economic data for each reservoir. The accuracy of a reserve estimate is a function of: (i) the quality and quantity of available data; (ii) the interpretation of that data; (iii) the accuracy of various mandated economic assumptions; and (iv) the judgment of the persons preparing the estimate. The data for a given reservoir may change substantially over time as a result of numerous factors, including additional development activity, evolving production history and continual reassessment of the viability of production under varying economic conditions. Changes in oil and natural gas prices, operating costs and expected performance from a given reservoir also will result in revisions to the amount of the Company’s estimated proved reserves. The Company engages independent reserve engineers to estimate its proved reserves.

F-59

Stratex Oil & Gas Holdings, Inc.

Notes to Consolidated Financial Statements

December 31, 2013

Asset Retirement Obligations

The Company follows the provisions of the FASB ASC 410 - Asset Retirement and Environmental Obligations. The fair value of an asset retirement obligation is recognized in the period in which it is incurred if a reasonable estimate of fair value can be made.  As of December 31, 2013 and 2012, the Company’s obligations were $34,000 and $0, respectively.  The present value of the estimated asset retirement costs is capitalized as part of the carrying amount of the long-lived asset. The Company’s asset retirement obligations relate to the abandonment of oil and gas producing facilities. The amounts recognized are based upon numerous estimates and assumptions, including future retirement costs, future recoverable quantities of oil and gas, future inflation rates and the credit-adjusted risk-free interest rate. Accretion of asset retirement costs were immaterial for the years ended December 31, 2013 and 2012.

Debt Issue Costs and Debt Discount

The Company may pay debt issue costs, and record debt discounts in connection with raising funds through the issuance of convertible debt. These costs are amortized over the life of the debt to interest expense. If a conversion of the underlying debt occurs, a proportionate share of the unamortized amounts is immediately expensed.

Original Issue Discount

For certain debt issued in 2013 and 2012, the Company provided the debt holder with an original issue discount.  The original issue discount was equal to simple interest at 10% -20% of the proceeds raised.  The original issue discount was recorded to debt discount reducing the face amount of the note and is being amortized to interest expense over the maturity period of the debt. For certain debt the original issue discount exceeded face value bringing the carrying value to $0 and the remainder charged to interest expense.

Derivative Financial Instruments

Fair value accounting requires bifurcation of embedded derivative instruments such as ratchet provisions or conversion features in convertible debt or equity instruments, and measurement of their fair value for accounting purposes. In determining the appropriate fair value, the Company utilized an option pricing model. In assessing the Company’s convertible debt instruments, management determines if the convertible debt host instrument is conventional convertible debt and further if there is a beneficial conversion feature requiring measurement. If the instrument is not considered conventional convertible debt, the Company will continue its evaluation process of these instruments as derivative financial instruments.

Once determined, the derivative liabilities are adjusted to reflect fair value at each reporting period end, with any increase or decrease in the fair value being recorded in results of operations as an adjustment to fair value of derivatives. In addition, the fair value of freestanding derivative instruments such as warrants, are also valued using the option pricing model.

Revenue Recognition

Revenues from the sale of oil and natural gas are recognized when the product is delivered at a fixed or determinable price, title has transferred, and collectability is reasonably assured and evidenced by a contract. The Company follows the “sales method” of accounting for oil and natural gas revenue, so it recognizes revenue on all natural gas or crude oil sold to purchasers, regardless of whether the sales are proportionate to its ownership in the property. A receivable or liability is recognized only to the extent that the Company has an imbalance on a specific property greater than its share of the expected remaining proved reserves.

Share-Based Payments

Generally, all forms of share-based payments, including stock option grants, warrants, restricted stock grants and stock appreciation rights are measured at their fair value utilizing an option pricing model on the awards’ grant date, based on the estimated number of awards that are ultimately expected to vest. Share-based compensation awards issued to non-employees for services rendered are recorded at either the fair value of the services rendered or the fair value of the share-based payment, whichever is more readily determinable. The expenses resulting from share-based payments are recorded in cost of goods sold or general and administrative expense in the statement of operations, depending on the nature of the services provided.

F-60

Stratex Oil & Gas Holdings, Inc.

Notes to Consolidated Financial Statements

December 31, 2013

Income Taxes

The Company is a taxable entity and recognizes deferred tax assets and liabilities for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to be in effect when the temporary differences reverse. The effect on the deferred tax assets and liabilities of a change in tax rates is recognized in income in the year that includes the enactment date of the rate change. A valuation allowance is used to reduce deferred tax assets to the amount that is more likely than not to be realized. Interest and penalties associated with income taxes are included in selling, general and administrative expense.

The Company follows ASC 740 “Accounting for Uncertainty in Income Taxes” which prescribes a comprehensive model of how a company should recognize, measure, present, and disclose in its consolidated financial statements uncertain tax positions that the Company has taken or expects to take on a tax return. ASC 740 states that a tax benefit from an uncertain position may be recognized if it is "more likely than not" that the position is sustainable, based upon its technical merits. The tax benefit of a qualifying position is the largest amount of tax benefit that is greater than 50 percent likely of being realized upon ultimate settlement with a taxing authority having full knowledge of all relevant information.

Earnings Per Share

Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during each period.  Diluted earnings (loss) per share is computed by dividing net income (loss), adjusted for changes in income or loss that resulted from the assumed conversion of convertible shares, by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during the period.

The Company had the following potential common stock equivalents at December 31, 2013:

Convertible debt – face amount of $216,000, conversion price of $0.70	308,571
Common stock options, exercise price of $0.08 - $0.50	8,975,000
Common stock warrants, exercise price of $0.15 - $0.85	9,306,250
Common stock to be issued	2,770,000
Total common stock equivalents	21,359,821

The Company had the following potential common stock equivalents at December 31, 2012:

Convertible debt – face amount of $252,000, conversion price of $0.70	360,000
Common stock options, exercise price of $0.50	3,000,000
Common stock warrants, exercise price of $0.70	2,075,000
Total common stock equivalents	5,435,000

Since the Company reflected a net loss in 2013 and 2012, the effect of considering any common stock equivalents, would have been anti-dilutive. A separate computation of diluted earnings (loss) per share is not presented.

Fair Value of Financial Instruments

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price). The Company utilizes market data or assumptions that market participants would use in pricing the asset or liability, including assumptions about risk inherent in the inputs to the valuation technique. The authoritative guidance establishes a fair value hierarchy that prioritizes the inputs used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements).

F-61

Stratex Oil & Gas Holdings, Inc.

Notes to Consolidated Financial Statements

December 31, 2013

The three levels of the fair value hierarchy are as follows:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally unobservable inputs and not corroborated by market data.

Financial assets and liabilities are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.  If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amounts of the Company’s financial assets and liabilities, such as cash, inventory, prepaid expenses and other current assets, accounts payable and accrued liabilities approximate their fair values because of the short maturity of these instruments.

The Company’s Level 3 financial liabilities consist of the derivative warrants issued with the 2011 notes payables for which there is no current market for this security such that the determination of fair value requires significant judgment or estimation. The Company valued the reset adjustments in the warrant on subsequent potential equity offerings using an option pricing model, for which management understands the methodologies. These models incorporate transaction details such as the Company’s stock price, contractual terms, maturity, risk-free rates, as well as assumptions about future financings, volatility, and holder behavior as of the date of issuance and each balance sheet date.

Transactions involving related parties cannot be presumed to be carried out on an arm's-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm's-length transactions unless such representations can be substantiated.

The Company uses Level 3 of the fair value hierarchy to measure the fair value of the derivative liabilities and revalues its derivative warrant liability and derivative feature of convertible notes at every reporting period and recognizes gains or losses in the statements of operations attributable to the change in the fair value of the derivatives.

F-62

Stratex Oil & Gas Holdings, Inc.

Notes to Consolidated Financial Statements

December 31, 2013

Financial instruments measured at fair value on a recurring basis are summarized below and disclosed on the balance sheets as follows:

December 31, 2013	Fair Value Measurement Using
	Level 1	Level 2	Level 3	Total

Derivative warrant liabilities	$-	$-	$76,675	$76,675

December 31, 2012	Fair Value Measurement Using
	Level 1	Level 2	Level 3	Total

Derivative warrant liabilities	$-	$-	$593,555	$593,555

The table below provides a summary of the changes in fair value, including net transfers in and/or out, of all financial instruments measured at fair value on a recurring basis using significant unobservable inputs (Level 3) during the period January 1, 2012 to December 31, 2013:

	Fair Value Measurement Using Level 3 Inputs
	Derivative Liabilities	Total

Balance, January 1, 2012	$316,924	$316,924

Purchases, issuances and settlements	17,783	17,783

Total gains or losses (realized/unrealized) included in net loss	258,848	258,248

Transfers in and/or out of Level 3	-	-

Balance, December 31, 2012	$593,555	$593,555

Purchases, issuances and settlements	-	-

Total gains or losses (realized/unrealized) included in net loss included in net loss	(516,880)	(516,880)

Transfers in and/or out of Level 3	-	-

Balance, December 31, 2013	$76,675	$76,675

Fair Value of Financial Assets and Liabilities Measured on a Non-Recurring Basis

For periods in which impairment charges have been incurred, the Company is required to write down the value of the impaired asset to its fair value. See Note 4 for a further discussion of the impairment charges recorded during the years ended December 31, 2013 and 2012.

F-63

Stratex Oil & Gas Holdings, Inc.

Notes to Consolidated Financial Statements

December 31, 2013

The following table discloses the fair value of the Company’s assets measured at fair value on a non-recurring basis for the year ended December 31, 2013 and 2012:

December 31, 2013	Fair Value Measurement Using
	Level 1	Level 2	Level 3	Losses

Oil and gas property impaired to fair value	$-	$-	$183,629	$753,865

December 31, 2012	Fair Value Measurement Using
	Level 1	Level 2	Level 3	Losses

Oil and gas property impaired to fair value	$-	$-	$295,427	$1,059,297

Recent Accounting Pronouncements

In February 2013, the FASB issued Accounting Standards Update (“ASU”) 2013-02, Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income, an amendment to FASB ASC Topic 220. The update requires disclosure of amounts reclassified out of accumulated other comprehensive income by component. In addition, an entity is required to present either on the face of the statement of operations or in the notes, significant amounts reclassified out of accumulated other comprehensive income by the respective line items of net income but only if the amount reclassified is required to be reclassified to net income in its entirety in the same reporting period. For amounts not reclassified in their entirety to net income, an entity is required to cross-reference to other disclosures that provide additional detail about those amounts. This ASU is effective prospectively for the Company fiscal years, and interim periods within those years beginning after December 15, 2012. The Company will comply with the disclosure requirements of this ASU beginning with the quarter ending March 31, 2013. The Company does not expect the impact of adopting this ASU to be material to the Company’s financial position, results of operations or cash flows.

In January 2013, the FASB issued ASU 2013-01 which clarifies which instruments and transactions are subject to the offsetting disclosure requirements established by ASU 2011-11.  The new ASU addresses preparer concerns that the scope of the disclosure requirements under ASU 2011-11 was overly broad and imposed unintended costs that were not commensurate with estimated benefits to the financial statement users.  In choosing to narrow the scope of the offsetting disclosures, the Board determined that it could make them more operable and cost effective for preparers while still giving financial statement users sufficient information to analyze the most significant presentation differences between financial statements prepared in accordance with U.S. GAAP and those prepared under International Financial Reporting Standards (IFRS).  ASU 2013-01 is effective for all entities (public and private) for the fiscal years beginning on or after January 1, 2013, and interim periods within.  Retrospective application is required for any period presented that begins before the entity’s initial application of the new requirements.  The Company’s adoption of this ASU had no material impact on its consolidated financial statements.

In July 2012, the FASB issued the ASU 2012-02, Intangibles-Goodwill and Other: Testing Indefinite-Lived Intangible Assets for Impairment, which allows entities to have the option first to assess qualitative factors to determine whether the existence of events and circumstances indicates that it is more likely than not that the indefinite-lived intangible asset is impaired. If, after assessing the totality of events and circumstances, an entity concludes that it is not more likely than not that the indefinite-lived intangible asset is impaired, then the entity is not required to take further action to determine the fair value of the indefinite-lived intangible asset and perform the quantitative impairment test by comparing the fair value with the carrying amount in accordance with ASC 350-30. An entity also has the option to bypass the qualitative assessment for any indefinite-lived intangible asset in any period and proceed directly to performing the quantitative impairment test. An entity will be able to resume performing the qualitative assessment in any subsequent period. The guidance is effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012, with early adoption permitted. The Company’s adoption of these provisions had no significant effect on its financial statements.

F-64

Stratex Oil & Gas Holdings, Inc.

Notes to Consolidated Financial Statements

December 31, 2013

In December 2011, the FASB issued the ASU 2011-12, Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income in Accounting Standards Update No. 2011-05, that deferred the effective date for amendments to the presentation of reclassifications of items out of other comprehensive income. ASU 2011-12 was issued to allow the FASB time to redeliberate the presentation requirements for reclassifications out of accumulated other comprehensive income for annual and interim financial statements for public, private, and non-profit entities. During the redeliberation period, entities will continue to report reclassifications out of accumulated other comprehensive income using guidance in effect before ASU 2011-05 was issued. ASU 2011-05 is to be applied retrospectively and is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2011. The adoption of these provisions did not have a material effect on the Company’s financial statements.

In May 2011, the FASB issued ASU No. 2011-04, Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs. The guidance in ASU 2011-04 changes the wording used to describe the requirements in U.S. GAAP for measuring fair value and for disclosing information about fair value measurements, including clarification of the FASB's intent about the application of existing fair value and disclosure requirements and changing a particular principle or requirement for measuring fair value or for disclosing information about fair value measurements. The amendments in this ASU should be applied prospectively and are effective for interim and annual periods beginning after December 15, 2011. Early adoption by public entities is not permitted. The adoption of this guidance is not expected to have a material impact on the Company’s financial position or results of operations.

Note 3 Going Concern:

As reflected in the accompanying consolidated financial statements, the Company has a net loss of $5,244,915 and net cash used in operations of $66,051 for the year ended December 31, 2013 and has a working capital deficit of $1,291,209 at December 31, 2013.

The ability of the Company to continue its operations is dependent on Management's plans, which include the raising of capital through debt and/or equity markets with some additional funding from other traditional financing sources, including term notes, until such time that funds provided by operations are sufficient to fund working capital requirements.  The Company may need to incur additional liabilities with certain related parties to sustain the Company’s existence.

The Company will require additional funding to finance the growth of its current and expected future operations as well as to achieve its strategic objectives.  The Company believes its current available cash along with anticipated revenues may be insufficient to meet its cash needs for the near future.  There can be no assurance that financing will be available in amounts or terms acceptable to the Company, if at all.

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  These  consolidated financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 4 Oil and Gas Assets:

The following table summarizes the Company’s oil and gas assets:

Balance – January 1, 2012	$2,661,264
Additions	1,851,938
Depletion	(470,841)
Impairment	(1,059,297)
Abandonments	(455,815)

Balance – December 31, 2012	2,527,249
Additions	1,141,503
Depletion	(98,335)
Impairment	(753,865)
Abandonments	-
Dispositions	(540,000)

Balance – December 31, 2013	$2,276,552

F-65

Stratex Oil & Gas Holdings, Inc.

Notes to Consolidated Financial Statements

December 31, 2013

The Company owns support facilities and equipment which serve its oil and gas production activities. The following table details these properties and equipment, together with their estimated useful lives:

Balance – January 1, 2012	$127,965
Additions	-
Depreciation	(13,470)
Impairment	-

Balance – December 31, 2012	114,495
Additions	40,424
Depreciation	(16,838)
Impairment	-

Balance – December 31, 2013	$138,081

In July 2013, we entered into an Assignment and Conveyance Agreement (the “Agreement”) with Oasis Petroleum North America, LLC. (“Oasis”). Pursuant to the Agreement, we sold certain oil & gas property located in Roosevelt, Montana to Oasis for consideration of $215,000 cash. We recognized a gain on the sale of $215,000 in the year ended December 31, 2013.

On July 1, 2013, we entered into a Purchase & Sale Agreement (the “Agreement”) with Nebraska Alliance Resources, LLC. (“Nebraska”). Pursuant to the Agreement, we sold certain oil & gas property located in Sioux County, Colorado to Nebraska for consideration of $600,000 cash. We recognized a gain on the sale of $60,000 in the year ended December 31, 2013.

During the years ended December 31, 2013 and 2012, the Company recorded $115,173 and $484,311, respectively to depletion expense.

During the year ended December 31, 2012, an abandonment charge to income in the amount of $455,815 was recognized related to the Company’s Golden Valley Land Lease.

Note 5 Furniture and Equipment:

The following table summarizes furniture and equipment:

Balance – January 1, 2012	$1,536
Additions	-
Depreciation	(542)
Impairment	-

Balance – December 31, 2012	994
Additions	2,314
Depreciation	(928)
Impairment	-

Balance – December 31, 2013	$2,380

During years ended December 31, 2013 and 2012, the Company recorded $928 and $542, respectively to depreciation expense.

F-66

Stratex Oil & Gas Holdings, Inc.

Notes to Consolidated Financial Statements

December 31, 2013

Note 6 Notes Payable:

(A)	Notes Payable – Convertible

During the year ended December 31, 2012, the Company sold two (2) convertible promissory notes in the aggregate principal amount of $72,000 for proceeds of $60,000 with a one year maturity and a five (5) year common stock purchase warrant exercisable for up to 30,000 shares of common stock at $0.70 per share to an accredited investor.  The notes are convertible at a rate of $0.70 per share.  The notes are unsecured.

The following is a summary of notes payable - convertible:

Balance – January 1, 2012	$1,111,440
Issuance of convertible notes payable	72,000
Original issue discount	(12,000)
Discount recorded on derivative liability at issuance	(17,783)
Repayments	(100,000)
Converted to common stock	(1,148,000)
Note matured – reclassified to due on demand	(180,000)
Accretion of debt discount	344,473

Balance – December 31, 2012	70,130
Issuance of convertible notes payable	-
Original issue discount	-
Discount recorded on derivative liability at issuance	-
Repayments	-
Converted to common stock	(36,000)
Note matured – reclassified to due on demand	(36,000)
Accretion of debt discount	1,870
Balance – December 31, 2013	$-

(B)	Notes Payable Due on Demand

As of December 31, 2013, three (3) convertible notes for an aggregate principal amount of $216,000 matured.  These notes were reclassified and are recorded as due on demand.

(C)	Promissory Note

On November 12, 2012, the Company issued a promissory note with principal of $288,750.  The Company received proceeds of $275,000.  The Company recorded the original issue discount of $13,750 and is accreting the discount to interest expense over the life of the note.  The note matures on May 11, 2013 and is secured by assets of the Company.  In addition, the note-holder received 1,000,000 shares of common stock of the Company.  The issuance was recorded as a debt discount up to the face amount of the note.  The amount in excess of the face amount of the note was recorded to interest expense on the date of issuance.

F-67

Stratex Oil & Gas Holdings, Inc.

Notes to Consolidated Financial Statements

December 31, 2013

On May 11, 2013 the note matured and a new promissory note with principal of $288,750 was issued. This was considered a substantial modification of terms and the Company applied extinguishment accounting. The note bore interest at 12% per annum and was to be due in interest only payments for the first 24 months.  The note matures on May 10, 2015, although, was paid in full on August 29, 2013.  In addition, the Company issued the note holder a five (5) year common stock purchase warrant exercisable for up to 375,000 shares of common stock at $0.85 per share to an accredited investor. The issuance of the warrants was recorded as interest expense on the date of issuance.  The note was secured by certain oil and gas assets of the Company.

Extinguishment Accounting

The Company compared the fair value of the note on the date of modification to the as-modified note.  Because the fair value of the as-modified note was 10% greater than the fair value of the existing note, the Company applied extinguishment accounting, resulting in a loss on extinguishment of debt of $411,030, for the year ended December 31, 2013. The Company recorded the loss as interest expense in the Statement of Operations.

Balance – January 1, 2013	$78,604
Accretion of debt discount	210,146
Note matured – satisfied with issuance of new note	(288,750)
Issuance of new promissory note	288,750
Payoff of note	(288,750)
Balance December 31, 2013	$-

(D)	Promissory Note

On March 15, 2013, the Company issued a promissory note with principal of $400,000 for proceeds of $400,000.  The note bears interest at 12% per annum and will be due in interest only payments for the first 24 months.  The note matures on March 14, 2015.  In addition, the Company issued the note holder a five (5) year common stock purchase warrant exercisable for up to 500,000 shares of common stock at $0.85 per share to an accredited investor. The issuance of the warrants was recorded as a debt discount up to the face amount of the note.  The amount in excess of the face amount of the note was recorded to interest expense on the date of issuance. The note is secured by certain oil and gas assets of the Company.

Balance – January 1, 2013	$-
Issuance of promissory note	400,000
Original issue discount	(400,000)
Accretion of debt discount	400,000
Payoff of note	(400,000)
Balance –December 31, 2013	$-

(E)	Promissory Note

On May 20, 2013, the Company issued a promissory note with principal of $80,000 for proceeds of $80,000.  The note bears interest at 12% per annum and will be due in interest only payments for the first 24 months.  The note matures on May 19, 2015.  In addition, the Company issued the note holder a five (5) year common stock purchase warrant exercisable for up to 100,000 shares of common stock at $0.85 per share to an accredited investor. The issuance of the warrants was recorded as a debt discount up to the face amount of the note.  The amount in excess of the face amount of the note was recorded to interest expense on the date of issuance. The note is secured by certain oil and gas assets of the Company.

Balance – January 1, 2013	$-
Issuance of promissory note	80,000
Original issue discount	(80,000)
Accretion of debt discount	24,691
Balance –December 31, 2013	$24,691

F-68

Stratex Oil & Gas Holdings, Inc.

Notes to Consolidated Financial Statements

December 31, 2013

(F)	Promissory Note

On May 20, 2013, the Company issued a promissory note with principal of $25,000 for proceeds of $25,000.  The note bears interest at 12% per annum and will be due in interest only payments for the first 24 months.  The note matures on May 19, 2015.  In addition, the Company issued the note holder a five (5) year common stock purchase warrant exercisable for up to 31,250 shares of common stock at $0.85 per share to an accredited investor. The issuance of the warrants was recorded as a debt discount up to the face amount of the note.  The amount in excess of the face amount of the note was recorded to interest expense on the date of issuance. The note is secured by certain oil and gas assets of the Company.

Balance – January 1, 2013	$-
Issuance of promissory note	25,000
Original issue discount	(25,000)
Accretion of debt discount	7,716
Balance –December 31, 2013	$7,716

(G)	Promissory Note

On July 1, 2013, the Company issued a promissory note with principal of $100,000 for proceeds of $100,000.  The note bears interest at 12% per annum and will be due in interest only payments for the first 36 months.  The note matures on July 1, 2016.  In addition, the Company issued the note holder a five (5) year common stock purchase warrant exercisable for up to 125,000 shares of common stock at $0.85 per share to an accredited investor. The issuance of the warrants was recorded as a debt discount up to the face amount of the note.  The amount in excess of the face amount of the note was recorded to interest expense on the date of issuance. The note is secured by certain oil and gas assets of the Company.

Balance – January 1, 2013	$-
Issuance of promissory note	100,000
Original issue discount	(100,000)
Accretion of debt discount	16,697
Balance –September 30, 2013	$16,697

(H)	Promissory Note

On October 1, 2013, the Company issued a promissory note with principal of $500,000 for proceeds of $500,000.  The note bears interest at 12% per annum and will be due in interest only payments for the first 36 months.  The note matures on September 30, 2016.  In addition, the Company issued the purchaser, 1,000,000 shares of the common stock of the Company. The issuance of the shares was recorded as a debt discount equal to the market value of shares issued ($140,000) at issuance date.

Balance – January 1, 2013	$-
Issuance of promissory note	500,000
Original issue discount	(140,000)
Accretion of debt discount	11,763
Balance –December 31, 2013	$371,763

F-69

Stratex Oil & Gas Holdings, Inc.

Notes to Consolidated Financial Statements

December 31, 2013

(I)	Promissory Note

On December 5, 2013, the Company issued a promissory note with principal of $500,000 for proceeds of $500,000.  The note bears interest at 12% per annum and will be due in interest only payments for the first 36 months.  The note matures on December 4, 2016.  In addition, the Company issued the purchaser, 1,000,000 shares of the common stock of the Company. The issuance of the shares was recorded as a debt discount equal to the market value of shares issued ($150,000) at issuance date.

Balance – January 1, 2013	$-
Issuance of promissory note	500,000
Original issue discount	(150,000)
Accretion of debt discount	3,562
Balance –December 31, 2013	$353,562

(J)	Promissory Note

On December 12, 2013, the Company issued a promissory note with principal of $25,000 for proceeds of $25,000.  The note bears interest at 12% per annum and will be due in interest only payments for the first 36 months.  The note matures on December 11, 2016.  In addition, the Company issued the purchaser, 50,000 shares of the common stock of the Company. The issuance of the shares was recorded as a debt discount up to the face amount of the note.

Balance – January 1, 2013	$-
Issuance of promissory note	25,000
Original issue discount	(9,000)
Accretion of debt discount	99
Balance –December 31, 2013	$16,099

(K)	Debt Issuance Costs

Debt issuance costs, net are as follows:

Balance - January 1, 2012	$24,458
Debt issue costs paid in 2012	-
Amortization of debt issue costs	(24,458)
Balance – December 31, 2012	$-
Balance – December 31, 2013	$-

Note 7 Stockholders’ Equity (Deficit):

Simultaneously with the Merger with Stratex (See Note 1), on the Closing Date, all of the issued and outstanding shares of Stratex common stock converted, on a 2 for 1 basis, into shares of the Company’s common stock, (“Common Stock”). Also on the Closing Date, all of the issued and outstanding options to purchase shares of Stratex common stock, and all of the issued and outstanding warrants (collectively the “Stratex Convertible Securities”) to purchase shares of Stratex Common Stock, upon the exercise or conversion of the Stratex Convertible Securities, shall have the right to convert such Stratex Convertible Securities into the kind and amount of the Company’s  shares of Common Stock and other securities and property which such holder would have owned or have been entitled to receive of Stratex prior to the Closing of the Merger, on a 2 for 1 basis. The options will be administered under Stratex’ss 2012 Equity Incentive Plan (the “Stratex Plan”), which the Company assumed and adopted on the Closing Date in connection with the Merger.

F-70

Stratex Oil & Gas Holdings, Inc.

Notes to Consolidated Financial Statements

December 31, 2013

On the Closing Date, (i) approximately 33,372,550 shares of Common Stock were issued to former Stratex stockholders; (ii) 100 shares of Series A Preferred Stock were issued to former holders of Stratex Series A Preferred Stock; (iii) options to purchase 3,000,000 shares of Common Stock granted under the Stratex Plan pursuant to the assumption of the Stratex Plan; (iv) Warrants to purchase 675,000 shares of Common Stock at $0.70 per share issued to holders of 1,350,000 Stratex Warrants (that were exercisable at a price of $.35 per share) were assumed by the Company. In addition, pre-Merger stockholders of Pubco retained 6,110,000 shares of Common Stock.

(A)	Preferred Stock

During the year ended December 31, 2013, the Company issued 10 shares of preferred stock held in Treasury.

Transaction Type	Quantity of Shares	Valuation	Range of Value per Share
Services rendered – officers	10	$830	$83.00
Total	10	$830	$83.00

During the year ended December 31, 2012, the Company issued the following preferred stock:

Transaction Type	Quantity of Shares	Valuation	Range of Value per Share
Services rendered – officers	100	$8,292	$82.92
Total	100	$8,292	$82.92

(B)	Common Stock

During the year ended December 31, 2013, the Company issued the following common stock:

Transaction Type	Quantity of Shares	Valuation	Range of Value per Share
Common stock issued for cash	70,000	$35,000	$0.50
Common stock issued for services	140,000	35,000	0.25
Conversion of debt and interest	51,249	36,000	0.70
Common stock issued with promissory notes	2,000,000	290,000	0.14-0.15
Common stock issued to acquire oil and gas assets	150,000	18,000	0.12
Total	2,411,249	$414,000	$0.12-0.70

During the year ended December 31, 2012, the Company issued the following common stock:

Transaction Type	Quantity of Shares	Valuation	Range of Value per Share
Common stock issued for cash	6,182,500	$1,497,335	$0.014-0.70
Common stock issued for services	2,570,000	1,285,000	0.50
Conversion of debt and interest	1,692,334	1,174,165	0.50-0.70
Common stock issued with promissory notes	1,000,000	500,000	0.50
Issued in reverse acquisition	6,110,000	-	-
Common stock issued to acquire oil and gas assets	250,000	450,000	1.80
Total	17,804,834	$4,906,500	$0.014-1.80

F-71

Stratex Oil & Gas Holdings, Inc.

Notes to Consolidated Financial Statements

December 31, 2013

(C)	Warrants

The following is a summary of the Company’s warrant activity:

	Warrants	Weighted Average Exercise Price

Outstanding – January 1, 2012	645,000	$0.70
Exercisable – January 1, 2012	645,000	$0.70
Granted	1,430,000	$0.31
Exercised	-	$-
Forfeited/Cancelled	-	$-
Outstanding – December 31, 2012	2,075,000	$0.43
Exercisable – December 31, 2012	2,075,000	$0.43
Granted	7,321,250	$0.26
Exercised	-	$-
Forfeited/Cancelled	-	$-
Outstanding – December 31, 2013	9,306,250	$0.30
Exercisable – December 31, 2013	9,306,250	$0.30

Warrants Outstanding				Warrants Exercisable
Range of exercise price	Number Outstanding	Weighted Average Remaining Contractual Life (in years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
$0.15 - $0.85	9,306,250	4.87 years	$0.30	9,306,250	$0.30

At December 31, 2013 and 2012, the total intrinsic value of warrants outstanding and exercisable was $61,000 and $168,750, respectively.

During 2013 the Company re-priced warrants to purchase an aggregate of 1,400,000 common shares in the capital of the Company from an exercise price of $1.65 to an exercise price of $0.30. All other warrant terms remain the same including the expiry date of October 31, 2017

The Company recorded compensation expense related to the re-priced warrants of $27,427 during 2013 calculated as the fair value of the re-priced warrants minus the current fair value of the surrendered warrants.

(D)	Options

The following is a summary of the Company’s option activity:

	Options	Weighted Average Exercise Price

Outstanding – January 1, 2012	-	$-
Exercisable – January 1, 2012	-	$-
Granted	3,000,000	$0.50
Exercised	-	$-
Forfeited/Cancelled	-	$-
Outstanding – December 31, 2012	3,000,000	$0.50
Exercisable – December 31, 2012	750,000	$0.50
Granted	11,100,000	$0.13
Exercised	-	$-
Forfeited/Cancelled	(1,500,000)	$0.50
Outstanding – December 31, 2013	12,600,000	$0.17
Exercisable – December 31, 2013	8,975,000	$0.16

F-72

Stratex Oil & Gas Holdings, Inc.

Notes to Consolidated Financial Statements

December 31, 2013

Options Outstanding				Options Exercisable
Range of exercise price	Number Outstanding	Weighted Average Remaining Contractual Life (in years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
$0.08-$0.50	12,600,000	5.93 years	$0.17	8,975,000	$0.16

At December 31, 2013, the total intrinsic value of options outstanding and exercisable was $363,000 and $333,000, respectively.

At December 31, 2012, the total intrinsic value of options outstanding and exercisable was $675,617.

(E)	Treasury Stock

During the year ended December 31, 2013, the Company repurchased 50 shares of preferred stock at cost of $25,000 and issued 10 shares of preferred stock from treasury for compensation.

Note 8 Commitments and Contingencies:

Litigations, Claims and Assessments

From time to time, the Company may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm its business. The Company is currently not aware of any such legal proceedings or claims that they believe will have, individually or in the aggregate, a material adverse effect on its business, financial condition or operating results. See Note 9 for discussion of complaint filed by the Company against its former officer subsequent to the balance sheet date.

Oil and Gas Prices

The prices of oil, natural gas, methane gas and other fuels have been, and are likely to continue to be, volatile and subject to wide fluctuations in response to numerous factors, including but not limited to the worldwide and domestic supplies of oil and gas, changes in the supply of and demand for such fuels, political conditions in fuel-producing and fuel-consuming regions, weather conditions, the development of other energy sources, and the effect of government regulation on the production, transportation and sale of fuels.  These factors and the volatility of energy markets make it extremely difficult to predict future oil and gas price movements with any certainty.  A decline in prices could adversely affect the Company’s financial position, financial results, cash flows, access to capital and ability to grow.

Environmental Liabilities

Oil and gas operations are subject to many risks, including well blowouts, cratering and explosions, pipe failure, fires, formations with abnormal pressures, uncontrollable flows of oil, natural gas, brine or other well fluids, and other environmental hazards and risks.  Our drilling operations involve risks from high pressures and from mechanical difficulties such as stuck pipes, collapsed casings, and separated cables.  If any of these circumstances occur, the Company could sustain substantial losses as a result of injury or loss of life, destruction of property and equipment, damage to natural resources, pollution or other environmental damages, clean-up responsibilities, regulatory investigations and penalties, suspension of operations, and compliance with environmental laws and regulations relating to air emissions, waste disposal and hydraulic fracturing, restrictions on drilling and completion operations and other laws and regulations.  The Company’s potential liability for environmental hazards may include those created by the previous owners of properties purchased or leased prior to the date we purchase or lease the property.  The Company maintains insurance against some, but not all, of the risks described above.  Insurance coverage may not be adequate to cover casualty losses or liabilities.

F-73

Stratex Oil & Gas Holdings, Inc.

Notes to Consolidated Financial Statements

December 31, 2013

Employment Contracts

On April 1, 2012, the Company entered into an Executive Employment Agreement with the Chief Executive Officer (“CEO”).  The terms of the Agreement are as follows:

●	Term - 5 years,

●	Compensation - $250,000 salary per annum, bonus eligibility, (annual raises equal to 10%),

●	Option Grant - 1,500,000 options to acquire restricted stock, (adjusted for post 2:1 stock split),

●	Preferred Share Grant - 50 shares of Preferred Stock which entitle the CEO to 50 million votes on all matters submitted to a vote of the shareholders of the Company.

Amendment to employment contract

The CEO’s employment agreement with SOG was originally for a period of 5 years, after which the agreement is renewable for 1 year periods, unless SOG or the CEO gives 6 months’ notice of the intention to terminate the agreement. On November 22, 2013, the CEO and SOG executed an amendment extending The CEO’s employment for an additional period of two years. The CEO receives a salary of $250,000 per year with annual increases of 10% per year. The CEO will also receive an annual cash bonus in an amount to be determined by the Board of Directors.

The CEO was granted options to acquire 3,000,000 common shares under his initial employment agreement (1,500,000 effective due to reverse stock split July 5, 2013) of restricted stock of the Company, which shall be subject to, and vest over a period of three (3) years. The CEO was granted additional options to acquire 3,600,000 common shares of restricted stock which vested immediately when the amendment to his employment agreement was executed. Additionally, The CEO was issued 50 shares of Stratex Preferred Stock under his initial employment agreement and an additional 10 shares of Preferred Stock when the amendment to his employment agreement was executed. The shares of Preferred Stock have no liquidation or dividend preference and each share of Preferred Stock entitles the CEO to one million votes (10,000,000 in total) on all matters submitted to a vote of the shareholders of the Company (60,000,000 votes in total). The CEO has the ability to control all aspects of the Company as a result of his ownership of the 60 shares of Preferred Stock.

The Company agrees to promptly reimburse the CEO for all reasonable and necessary business expenses, including without limitation, telephone and facsimile charges incurred by him on behalf of the Company. In addition the Company agrees to provide the CEO with a monthly automobile allowance of $750.

On April 1, 2012, the Company entered into an Executive Employment Agreement with the Chief Operating Officer which was subsequently terminated on August 30, 2013.  The terms of the Agreement were as follows:

●	Term - 5 years,

●	Compensation - $250,000 salary per annum, bonus eligibility, (annual raises equal to 10%),

●	Option Grant - 1,500,000 options to acquire restricted stock, (adjusted for post 2:1 stock split),

●	Preferred Share Grant - 50 shares of Preferred Stock which entitle the COO to 50 million votes on all matters submitted to a vote of the shareholders of the Company.

F-74

Stratex Oil & Gas Holdings, Inc.

Notes to Consolidated Financial Statements

December 31, 2013

Due to former officer

On August 30, 2013 Timothy Kelly resigned as (i) President, Chief Operating Officer and Secretary of the Company; (ii) President, Chief Operating Officer and Secretary of SOG, the Company’s wholly owned subsidiary; and (iii) Director of both the Company and SOG for personal reasons and to pursue other opportunities.

On August 30, 2013, in conjunction with Mr. Kelly’s resignation, the Company entered into a Termination Agreement and Release (the “Termination Agreement”) in full compromise of any and all claims Mr. Kelly may have against the Company. Prior to the execution of the Termination Agreement the Company had accrued liabilities for past salary and related expenses of approximately $158,000. The Company shall deliver and pay to Mr. Kelly the following as per the Termination Agreement:

●	2,500,000 shares of restricted common stock, at a fair value of $500,000 ($0.20/share),

●	Compensation - $6,000 per month, for 30 consecutive months commencing September 1, 2013,

●	Compensation - $25,000 per month, for 5 consecutive months commencing October 1, 2013,

●	Preferred Share Repurchase - $25,000 as payment in full for the sale, return and delivery to the Company of 50 shares of Preferred Stock held by Mr. Kelly,

●	Cancellation of 1,500,000 stock options.

On August 30, 2013, the Company paid compensation to Mr. Kelly of $6,000 and repurchased 50 shares of preferred stock for $25,000 as per the terms of the Termination Agreement. As of September 30, 2013 the Company has accrued a liability of $799,000 for the remaining compensation to be paid to Mr. Kelly.

Consulting Agreement

On October 15, 2013, the Company entered into a Consulting Agreement (the “Agreement”) with Alan Gaines to provide general business consulting services and business development.  The terms of the Agreement are as follows:

●	Term - 1 year, the Agreement shall renew and continue in effect for successive one-year periods unless terminated,

●	Compensation - $15,000 per month,

●	Option Grant - 8% of the Company’s fully diluted shares, $0.15 exercise price, 5 year term, cashless exercise provision,

●	Preferred Share Grant - 5 shares of Preferred Stock

Amendment to consulting agreement

In December 2013 due to the present uncertainty surrounding the number of shares that Mr. Gaines may ultimately acquire should he elect to exercise his stock option, both the Company and Mr. Gaines have agreed to cancel the prior stock option and to issue a new stock option to Mr. Gaines, exercisable for up to 7,500,000 shares at $0.15 per share with 5 year term. The new option is immediately exercisable with respect to 4,500,000 shares and will vest with respect to the remaining 3,000,000 shares on either (a) the date on which Mr. Gaines shall become a director of the Company or (b) December 31, 2014, in the event the Company has not procured D&O liability insurance in excess of $5 million by such date. Mr. Gaines has also relinquished any and all interest in and to the five (5) shares of Preferred Stock that were granted to him and such shares of Preferred Stock have been rescinded.

Litigation

On October 17, 2013, the Company filed a complaint in the Westchester County Supreme Court of the State of New York (the “Court”) against Timothy Kelly (“Kelly”) seeking damages for Kelly’s breach of fiduciary duty and usurpation of corporate opportunities. Kelly is the former President, Chief Operating Officer, Secretary and Director of the Company. He resigned from each of these positions on or about August 30, 2013. The complaint alleges that Kelly, prior to his resignation, engaged in a pattern of self-dealing and exposed the Company to adverse criticism and hostility from its shareholders by: (i) purchasing, on his behalf, at least one oil well and land that would have been profitable to the Company; (ii) claiming to sell shares of the Company’s stock that he either obtained from other shareholders or that did not exist and (iii) misrepresenting the nature of the stock for his personal profit. The Company is seeking $4,000,000 in compensatory damages, as well as costs, interest and such other relief as the Court may deem just and proper.

On January 21, 2014, Tim Kelly filed a counterclaim for breach of contract against the Company and SOG.  See Note 11 Subsequent Events for further discussion of the counterclaim.

F-75

Stratex Oil & Gas Holdings, Inc.

Notes to Consolidated Financial Statements

December 31, 2013

Joint Development Agreement

On December 10, 2013, the Company entered into a Joint Development Agreement dated as of December 3, 2013 (the “Joint Agreement”) with Eagleford Energy, Inc., an Ontario, Canada corporation (“ Eagleford ”) and its wholly-owned subsidiary, Eagleford Energy, Zavala Inc., a Nevada corporation (“Eagleford Zavala”).  On January 24, 2014, the Company, Eagleford and Eagleford Zavala entered into an amendment to the Joint Agreement (the “First Amendment”), pursuant to which Eagleford Zavala, in exchange for certain commitments made by us therein, accelerated the grant to us of certain undivided interests in its oil and gas lease dated September 1, 2013 covering approximately 2,629 acres in Zavala County, Texas (the “Lease”).

Under the terms of the Zavala County Lease, the lessee (Eagleford Zavala) is required to either frac the Matthews #1H or spud a new well prior to the expiration of the Primary Term which was January 31, 2014.  Eagleford Zavala has the right to extend the Primary Term for up to two additional months by paying the lessors a fee of $30,000 for each one month extension. On January 23, 2014 the Company did exercise its right to extend the lease for 30 days, and has commenced the frac of Matthews #1H in February 2014.  Eagleford Zavala has timely satisfied the foregoing requirement and the Zavala County Lease will remain in full force and effect. Beginning in the second lease year, Eagleford Zavala will be required to meet an annual minimum royalty of $850,000 per year and to drill at least two new wells per year.  Failure to meet these requirements will result in a termination of the Zavala County Lease, except for such acreage retained by production.

Note 9 Income Taxes:

At December 31, 2013, the Company has a net operating loss carry-forward of approximately $3,300,000 available to offset future taxable income expiring through 2033. Utilization of these net operating losses may be limited due to potential ownership changes under Section 382 of the Internal Revenue Code.

The valuation allowance at December 31, 2013 was $1,264,000. The net change in valuation allowance during the year ended December 31, 2013 was a decrease of $733,000. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized. The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred income tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based on consideration of these items, Management has determined that enough uncertainty exists relative to the realization of the deferred income tax asset balances to warrant the application of a full valuation allowance as of December 31, 2013 and 2012.

Significant deferred tax assets at December 31, 2013 and 2012 are as follows:

	2013	2012
Gross deferred tax assets:
Net operating loss carryforward	$1,264,000	$1,997,000
Total deferred tax assets	1,264,000	1,997,000
Less: valuation allowance	(1,264,000)	(1,997,000)
Deferred tax asset – net	$-	$-

F-76

Stratex Oil & Gas Holdings, Inc.

Notes to Consolidated Financial Statements

December 31, 2013

There was no income tax expense for the years ended December 31, 2013 and 2012 due to the Company’s utilization of net operating losses in 2013 and a net loss in 2012. The Company’s tax expense differs from the “expected” tax expense for the years ended December 31, 2013 and 2012, (computed by applying the Federal Corporate tax rate of 34% to income (loss) before tax and 6.75% for State Corporate taxes for the years ended December 31, 2013 and 2012, the blended rate used was 38% for the years ended December 31, 2013 and 2012, as follows:

The expected tax expense (benefit) based on the statutory rate is reconciled with actual tax expense benefit as follows:

	December 31, 2013	December 31, 2012
	%	%
U.S. federal statutory rate	(31)	(31)
State income tax, net of federal benefit	(7)	(7)
Non-deductible stock compensation	22	-
Change in fair value of derivative expense	4	-
Amortization of debt discount and issuance costs	9	-
Impairment loss	6	-
Deferred tax true-up	(12)	-
Utilization of NOL	(2)	-
Other permanent differences	(1)	-
Change in valuation allowance	12	38
Income tax provision (benefit)	-	-

The Company evaluated the provisions of ASC 740 related to the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements. ASC 740 prescribes a comprehensive model for how a company should recognize, present, and disclose uncertain positions that the Company has taken or expects to take in its tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. Differences between tax positions taken or expected to be taken in a tax return and the net benefit recognized and measured pursuant to the interpretation are referred to as “unrecognized benefits.” A liability is recognized (or amount of net operating loss carry forward or amount of tax refundable is reduced) for unrecognized tax benefit because it represents an enterprise’s potential future obligation to the taxing authority for a tax position that was not recognized as a result of applying the provisions of ASC 740. The 2010 through 2013 tax years remain subject to examination.

If applicable, interest costs related to the unrecognized tax benefits are required to be calculated and would be classified as “Other expenses – Interest” in the statement of operations. Penalties would be recognized as a component of “General and administrative.”

No interest or penalties on unpaid tax were recorded during the years ended December 31, 2013 and 2012, respectively. As of December 31, 2013 and 2012, no liability for unrecognized tax benefits was required to be reported. The Company does not expect any significant changes in its unrecognized tax benefits in the next year.

Note 10 Supplemental Information on Oil and Gas Operations (Unaudited)

This supplementary oil and natural gas information is provided in accordance with the United States Financial Accounting Standards Board (“FASB”) Topic 932 - “Extractive Activities - Oil and Gas”.

The Company retains qualified independent reserves evaluators to evaluate the Company’s proved oil reserves. The Company does not have any natural gas reserves.  For the year ended December 31, 2013 the report by LaRoche Petroleum Consultants (“LaRoche”) covered 100% of the Company’s proved oil reserves.

F-77

 Stratex Oil & Gas Holdings, Inc.

Notes to Consolidated Financial Statements

December 31, 2013

Proved oil and natural gas reserves, as defined within the SEC Rule 4-10(a)(22) of Regulation S-X, are those quantities of oil and gas, which, by analysis of geoscience and engineering data can be estimated with reasonable certainty to be economically producible from a given date forward from known reservoirs, and under existing economic conditions, operating methods and government regulations prior to the time of which contracts providing the right to operate expire, unless evidence indicates that renewal is reasonably certain, regardless of whether determinable or probabilistic methods are used for the estimation. The project to extract the hydrocarbons must have commenced or the operator must be reasonably certain that it will commence the project within a reasonable time. Developed oil and natural gas reserves are reserves that can be expected to be recovered from existing wells with existing equipment and operating methods or in which the cost of the required equipment is relatively minor compared to the cost of a new well; and through installed extraction equipment and infrastructure operational at the time of the reserves estimate is the extraction is by means not involving a well. Estimates of the Company’s oil reserves are subject to uncertainty and will change as additional information regarding producing fields and technology becomes available and as future economic and operating conditions change.

The following table summarizes the Company’s proved developed and undeveloped reserves (all oil) within the United States, net of royalties, as of December 31, 2013:

Oil (MBbls)	2013	2012
Proved reserves as at January 1	26,583	12,800
Extensions and discoveries	1,291	25,434
Dispositions	0	-
Production	(9,453)	(11,651)
Revisions of prior estimates	2,531	-
Total Proved reserves as at December 31	20,952	26,583

Oil (MBbls)	2013	2012
Proved developed producing	20,952	26,583
Non-producing	-	-
Proved undeveloped	2,417	1,088
Total Proved reserves as at December 31	23,369	27,671

Capitalized Costs Related to Oil and Gas Assets	2013	2012

Proved properties	3,225,769	2,454,855
Unproved properties	1,520,870	2,162,315
Total	4,746,639	4,617,169
Less: amount impaired	(2,268,977)	(1,515,112)
Capitalized cost, net of impairment	2,477,662	3,102,057
Less: accumulated depletion	(707,143)	(574,809)
	1,770,519	2,527,248

Costs incurred in Oil and Gas Activities:	2013	2012

Development	734,642	374,967
Exploration	-	-
Total	734,642	374,967

F-78

Stratex Oil & Gas Holdings, Inc.

Notes to Consolidated Financial Statements

December 31, 2013

Standardized Measure of Discounted Future Net Cash Flows From Proved Oil Reserves and Changes Therein:

The following standardized measure of discounted future net cash flows from proved oil reserves has been computed using the average first-day-of-the-month price during the previous 12-month period, costs as at the balance sheet date and year-end statutory income tax rates. A discount factor of 10% has been applied in determining the standardized measure of discounted future net cash flows. The Company does not believe that the standardized measure of discounted future net cash flows will be representative of actual future net cash flows and should not be considered to represent the fair value of the oil properties. Actual net cash flows will differ from the presented estimated future net cash flows due to several factors including:

●	Future production will include production not only from proved properties, but may also include production from probable and possible reserves;

●	Future production of oil and natural gas from proved properties may differ from reserves estimated;

●	Future production rates may vary from those estimated;

●	Future rather than average first-day-of-the-month prices during the previous 12-month period and costs as at the balance sheet date will apply;

●	Economic factors such as changes to interest rates, income tax rates, regulatory and fiscal environments and operating conditions cannot be determined with certainty;

●	Future estimated income taxes do not take into account the effects of future exploration expenditures; and

●	Future development and asset retirement obligations may differ from those estimated.

Future net revenues, development, production and restoration costs have been based upon the estimates referred to above. The following tables summarize the Company’s future net cash flows relating to proved oil reserves based on the standardized measure as prescribed in FASB Topic 932 - “Extractive Activities - Oil and Gas”:

	2013	2012

Future cash inflows	1,865,657	2,385,359
Future operating costs	(849,221)	(922,697)
Future development costs	-	-
Future asset retirement costs	(39,138)	(38,217)
Future income taxes	-	-
Future net cash flows	977,298	1,424,445
10% discount factor	(216,870)	(342,462)
Standardized measure	760,428	1,081,983

Reconciliation of future cash flows relating to proved reserves:

	2013	2012

Undiscounted value as at January 1	1,424,445	410,990
Extensions and discoveries	198,960	1,134,342
Dispositions	-	-
Production	(847,257)	(959,388)
Revisions of prior volume estimates	201,150	1,175,741
Revisions of pricing	-	(337,240)
Undiscounted value as at December 31	977,298	1,424,445
10% discount factor	(216,870)	(342,462)
Standardized measure	760,428	1,081,983

F-79

Stratex Oil & Gas Holdings, Inc.

Notes to Consolidated Financial Statements

December 31, 2013

Note 11 Subsequent Events:

The Company has evaluated all events that occurred after the balance sheet date through the date when the consolidated financial statements were issued to determine if they must be reported. The management of the Company determined that there were certain reportable subsequent events to be disclosed as follow.

Agreements with Placement Agents and Finders

The Company entered into a Financial Advisory and Investment Banking Agreement with Radnor Research & Trading Company, LLC (“Radnor”) effective January 24, 2014 (the “Radnor Advisory Agreement”). Pursuant to the Radnor Advisory Agreement, Radnor will act as the Company’s exclusive financial advisor and placement agent to assist the Company in connection with a best efforts private placement (the “Financing”) of up to $10 million of the Company’s equity and/or debt securities and/or convertible instruments (the “Securities”).

The Company upon closing of the Financing shall pay consideration to Radnor, in cash, a fee in an amount equal to 10% of the aggregate gross proceeds raised in the Financing. The Company shall grant and deliver to Radnor at the closing of the Financing, for nominal consideration, five year warrants (the “Warrants”) to purchase such number of shares of Common Stock as is equal to 10% of the Offering proceeds.  The Warrants shall be exercisable at any time during the five year period commencing on the closing to which they relate at an exercise price of $0.30. If the Financing is consummated by means of more than one closing, Radnor shall be entitled to the fees provided herein with respect to each such closing.

Unregistered Sales of Equity Securities

From February 11, 2014 through March 13, 2014, Stratex Oil & Gas Holdings, Inc. (“we” or the “Company”) sold an aggregate of $6,842,650 in principal amount of our 12% Series A Senior Secured Convertible Promissory Notes (the “Notes”) to investors in a private offering. The Notes bear interest at the rate of 12% per annum payable quarterly in arrears, and all outstanding principal under the Notes is due and payable on February 11, 2016. The Notes are secured by a first lien on substantially all of the Company’s assets. Holders of the Notes have the option to convert outstanding principal and interest under the Notes into shares of the Company’s common stock at a conversion price of $0.30 per share. The Company may, at any time after the six month anniversary date of the issuance of the Notes, elect to redeem all or a portion of the Notes, provided, however, that if the Company elects to redeem the Notes prior to the one year anniversary date from the date of issuance, the Company will be required to deliver an amount of interest equal to what the holder of the Note would have received if such holder held the Note for a period of one year. In connection with the sale of the Notes, the Company also issued to the participants in the private offering, warrants (the “Warrants”) exercisable to purchase up to an aggregate of 4,561,728 shares of our common stock at an exercise price of $0.30 per share. The Warrants are immediately exercisable and expire five years following the date of their issuance.

In connection with the private offering of the Notes and Warrants, the Company received gross proceeds of $6,842,650. We paid our placement agent a fee of $382,765 and issued them a Warrant exercisable for up to 1,275,900 shares of our common stock at an exercise price of $0.30. The issuance of the Notes and the Warrants were issued under the exemption from registration provided by Section 4(2) of the Securities Act, and Rule 506 of Regulation D promulgated thereunder.

Litigation

On January 21, 2014, Tim Kelly filed a counterclaim for breach of contract against Stratex Oil & Gas Holdings, Inc. and Stratex Oil & Gas, Inc. in the matter titled Stratex Oil & Gas Holdings, Inc. v. Kelly, No. 67528/2013 (N.Y. Sup., Westchester Cty.)  Kelly alleges that Stratex breached the certain Termination Agreement, dated August 30, 2013 between Kelly and Stratex.  Specifically, Kelly alleges that the Termination Agreement requires Stratex to deliver a certain number of shares of Stratex restricted common stock and pay him a total of approximately $300,000 over a period of thirty months.  Kelly claims that Stratex has failed to deliver the shares of Stratex stock and to pay him the monthly payments.  Kelly further claims that Stratex breached the non-disparaging provision of the Termination Agreement by making derogatory statements about him to the public and/or third-persons.  Kelly is seeking a minimum of $500,000 in damages, plus interest and 2,500,000 shares of Stratex restricted common stock.

F-80

Stratex Oil& Gas Holdings, Inc.
Condensed Consolidated Balance Sheets
(unaudited)

	June 30, 2014	December 31, 2013

Assets
Current Assets:
Cash	$6,421,908	$609,061
Accounts receivable	138,300	18,220
Other receivables	244,282	-
Prepaid expenses	42,035	2,800
Note receivable and accrued interest	1,400,009	-
Total Current Assets	8,246,534	630,081

Deposits	35,025	10,025
Debt issuance costs	1,751,071	-
Oil and gas property, plant and equipment:
Proven property - net	4,111,567	893,763
Unproven property	1,641,826	1,520,870
Vehicles, furniture and equipment - net	52,588	2,380
Total Assets	$15,838,611	$3,057,119

Liabilities and Stockholders' Equity (Deficit)

Current Liabilities:
Accounts payable and accrued liabilities	$1,778,804	$904,615
Liability to be issued in stock	-	9,000
Due to former officer - current	751,000	715,000
Demand notes payable	120,000	216,000
Current maturities of notes payable - net of debt discount	4,827	-
Derivative liability - warrants	148,769	76,675
Other current liabilities	50,000	-
Total Current Liabilities	2,853,400	1,921,290

Long-term Liabilities:
Due to former officer	48,000	84,000
Asset retirement obligations	34,157	34,000
Notes payable - net of debt discount	1,167,283	790,528
Convertible notes payable, net of debt discount	10,280,596	-

Total Long-Term Liabilities	11,530,036	908,528

Total Liabilities	14,383,436	2,829,818

Commitments and Contingencies

Stockholders' Equity (Deficit):
Series A, convertible preferred stock, $0.0001 par value; 400 shares authorized;
and 100 shares issued; and 60 shares outstanding	1	1
Common stock, $0.01 par value; 750,000,000 shares authorized;
and 49,287,376 and 46,692,376 shares issued and outstanding	492,874	466,924
Additional paid in capital	20,265,577	13,680,474
Accumulated deficit	(19,283,277)	(13,900,098)
Less: Treasury stock, 40 shares Series A, convertible preferred stock, at cost	(20,000)	(20,000)
Total Stockholders' Equity (Deficit)	1,455,175	227,301

Total Liabilities and Stockholders' Equity (Deficit)	$15,838,611	$3,057,119

See accompanying notes to the condensed consolidated financial statements.

F-81

Stratex Oil & Gas Holdings, Inc.

Condensed Consolidated Statements of Operations

(unaudited)

	For The Three Months Ended		For The Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2014	2013	2014	2013

Revenue	$320,693	$187,402	$419,050	$454,180

Operating Expenses:
Production expenses	140,791	38,581	181,730	98,651
Depletion, depreciation and amortization	24,188	39,616	41,707	105,933
General and administrative	2,887,788	516,964	3,666,396	973,299
Loss on abandonment of oil and gas assets	318,800	-	318,800	-
Total Operating Expenses	3,371,567	595,161	4,208,633	1,177,883

Loss From Operations	(3,050,874)	(407,759)	(3,789,583)	(723,703)

Other Income and (Expense):
Interest income	8,071	-	8,071	-
Interest expense	(1,762,649)	(584,363)	(2,087,675)	(845,006)
Change in fair value - derivative liabilities	17,322	9,025	(72,094)	11,245
Warrant amendment expense	-	-	(14,755)	-
Gain on sale of oil and gas interests	-	-	450,000	-
Gain (loss) on settlement of liabilities	84,600	-	83,600	-
Other income	82	-	39,257	12,960
Total Other Income and (Expense)	(1,652,574)	(575,338)	(1,593,596)	(820,801)

Net Loss	$(4,703,448)	$(983,097)	$(5,383,179)	$(1,544,504)

Net Loss Per Common Share - Basic and Diluted	$(0.10)	$(0.02)	$(0.11)	$(0.03)

Weighted Average Number of Common Shares Outstanding - Basic and Diluted	48,612,651	44,436,222	47,953,674	44,376,941

See accompanying notes to the condensed consolidated financial statements.

F-82

Stratex Oil & Gas Holdings, Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited)

	For The Six Months Ended
	June 30,	June 30,
	2014	2013

Cash Flows From Operating Activities:
Net loss	$(5,383,179)	(1,544,504)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depletion, depreciation and amortization	7,707	56,933
Bad debt	5,808	-
Stock based compensation	1,793,412	263,166
Warrant amendment expense	14,755	-
Amortization of debt issue costs	242,233	-
Accretion of debt discount	1,319,595	824,912
Loss on abandonment of oil and gas assets	318,800	-
Gain on settlement of liabilities	(83,600)	-
Gain on sale of oil and gas interests	(450,000)	-
Change in fair value of derivative liabilities	72,094	(11,245)
Changes in operating assets and liabilities:
(Increase) decrease in:
Accounts receivable	(125,888)	26,771
Prepaid expenses	(39,235)	(6,882)
Deposits	(25,000)	-
Interest receivable	(8,071)	-
Increase (decrease) in:
Accounts payable and accrued liabilities	726,164	678,612
Asset retirement obligations	-	49,000
Other current liabilities	50,000	-
Net Cash Provided By (Used In) Operating Activities	(1,564,405)	336,763

Cash Flows From Investing Activities:
Purchase of oil and gas properties	(3,660,108)	(496,345)
Proceeds from sale of oil and gas interests	450,000	-
Purchase of vehicle	(21,000)	-
Purchase of furniture and equipment	(5,700)	-
Increase in other receivables	(244,282)	-
Increase in note receivable	(1,391,938)	-
Net Cash Provided By (Used In) Investing Activities	(4,873,028)	(496,345)

Cash Flows From Financing Activities:
Proceeds from notes payable	400,000	505,000
Repayments on notes payable	(97,510)	-
Proceeds from convertible notes payable	13,020,510	-
Debt issuance costs paid in cash	(1,072,720)	-
Sale of common stock for cash	-	35,000
Net Cash Provided By (Used In) Financing Activities	12,250,280	540,000

Net change in cash	5,812,847	380,418

Cash at beginning of period	609,061	75,103

Cash at end of period	$6,421,908	$455,521

Supplemental disclosures of cash flow information:
Cash paid for interest	$206,767	$15,938
Cash paid for taxes	$-	$-

Supplemental disclosure of non-cash investing and financing activities:

Conversion of notes payable and accrued interest to common stock	$-	$36,000
Issuance of common stock to settle liabilities	$196,200	$-
Original issue discount on notes payable	$160,000	$505,000
Original issue discount on convertible notes payable	$3,944,927	$-
Debt issuance costs paid in the form of warrants	$585,359	$-
Debt issuance costs accrued	$335,225	$-
Increase in asset retirement obligation	$157	$-
Vehicle purchased through issuance of note payable	$28,510	$-
Reclass convertible note to demand note	$-	$36,000

See accompanying notes to the condensed consolidated financial statements.

F-83

Stratex Oil & Gas Holdings, Inc.

Notes to Condensed Consolidated Financial Statements

June 30, 2014

(unaudited)

Note 1 Nature of Operations and Basis of Presentation:

Nature of Operations

Stratex Oil & Gas Holdings, Inc. (“we” or the “Company”) was incorporated on August 15, 2003 as Poway Muffler and Brake Inc. in California to enter the muffler and brakes business. On December 15, 2008, a merger was effected with Ross Investments Inc., a Colorado shell corporation. Ross Investments was the acquirer and the surviving corporation. Ross Investments Inc. then changed its name to Poway Muffler and Brake, Inc. On May 25, 2012, we filed an Amendment to our Certificate of Incorporation by which we changed our name from Poway Muffler and Brake, Inc., a Colorado corporation, to Stratex Oil & Gas Holdings, Inc., with the Secretary of the State of Colorado.

On July 6, 2012, Stratex Acquisition Corp., a wholly-owned subsidiary of Stratex Oil & Gas Holdings, Inc. merged with and into Stratex Oil & Gas, Inc., a Delaware corporation (“SOG”). SOG was the surviving corporation of that Merger. As a result of the merger, we acquired the business of SOG, and continue the business operations of SOG as a wholly-owned subsidiary.

The Company is engaged in the sale of oil and gas and the exploration for and development of oil and gas reserves in south Texas as well as Kansas, North Dakota, Utah and Montana.

Basis of Presentation- Unaudited Interim Financial Information

The accompanying unaudited interim condensed consolidated financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information, and in accordance with the rules and regulations of the United States Securities and Exchange Commission (the “SEC”) with respect to Form 10-Q and Article 8 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. The unaudited interim condensed consolidated financial statements furnished reflect all adjustments (consisting of normal recurring accruals) which are, in the opinion of management, necessary to fairly present the results for the interim periods presented. Interim results are not necessarily indicative of the results for the full year. These unaudited interim condensed consolidated financial statements should be read in conjunction with the consolidated financial statements of the Company for the year ended December 31, 2013 and notes thereto contained in the Company’s annual report on Form 10-K for the year ended December 31, 2013, as filed with the SEC on March 31, 2014.

Note 2 Summary of Significant Accounting Policies:

Principles of Consolidation

All significant intercompany accounts and transactions have been eliminated in consolidation.

Reclassification

Certain amounts in the prior period financial statements have been reclassified to conform to the current period presentation.   These reclassifications had no effect on reported losses.

Use of Estimates

The preparation of condensed consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the condensed consolidated financial statements and accompanying notes. Such estimates and assumptions impact, among others, the following: allowance for bad debt, inventory obsolescence,  the fair value of share-based payments, fair value of derivative liabilities, estimates of the probability and potential magnitude of contingent liabilities and the valuation allowance for deferred tax assets due to continuing operating losses.

F-84

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the consolidated financial statements, which management considered in formulating its estimate could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from our estimates.

The accompanying condensed consolidated financial statements contain estimates of the Company’s proved reserves and the estimated future net revenues from the proved reserves.  These estimates are based on various assumptions, including assumptions required by the United States Securities and Exchange Commission (“SEC”) relating to oil and gas prices, drilling and operating expenses, capital expenditures, taxes and availability of funds.

The process of estimating oil and gas reserves is complex and involves significant decisions and assumptions in the evaluation of available geological, geophysical, engineering and economic data for each reservoir.  Actual future production, oil and gas prices, revenues, taxes, development expenditures, operating expenses and quantities of recoverable oil and gas reserves most likely will vary from these estimates.  Such variations may be significant and could materially affect the estimated quantities and present value of our proved reserves.  In addition, the Company’s management may adjust estimates of proved reserves to reflect production history, results of exploration and development drilling, prevailing oil and gas prices and other factors, many of which are beyond the Company’s control.  The Company’s properties may also be susceptible to hydrocarbon drainage from production by operators on adjacent properties.

The present value of future net cash flows from the Company’s proved reserves is not necessarily the same as the current market value of the Company’s estimated oil and natural gas reserves.  The estimated discounted future net cash flows from the Company’s proved reserves is based on the average, first-day-of-the-month price during the 12-month period preceding the measurement date.  Actual future net cash flows from oil and natural gas properties also will be affected by factors such as actual prices received for oil and gas, actual development and production costs, the amount and timing of actual production, the supply of and demand for oil and gas, and changes in governmental regulations or taxes.

The timing of the Company’s production and incurrence of expenses in connection with the development and production of oil and natural gas properties will affect the timing of actual future net cash flows from proved reserves, and thus their actual present value. In addition, the 10% discount factor used when calculating discounted future net cash flows for financial statement disclosure may not be the most appropriate discount factor based on interest rates in effect from time to time and risks associated with the Company or the oil and natural gas industry in general.

Risks and Uncertainties

The Company operates in an industry that is subject to intense competition and change in consumer demand. The Company's operations are subject to significant risk and uncertainties including financial and operational risks including the potential risk of business failure.

The Company’s future success depends largely on its ability to find and develop or acquire additional oil and gas reserves that are economically recoverable.  Unless the Company replaces the reserves produced through successful development, exploration or acquisition activities, proved reserves will decline over time.  Recovery of any additional reserves will require significant capital expenditures and successful drilling operations.  The Company may not be able to successfully find and produce reserves economically in the future.  In addition, the Company may not be able to acquire proved reserves at acceptable costs.

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents.  There were no cash equivalents at June 30, 2014 and December 31, 2013.

The Company minimizes its credit risk associated with cash by periodically evaluating the credit quality of its primary financial institution. The balance at times may exceed federally insured limits.

F-85

Stratex Oil & Gas Holdings, Inc.

Notes to Condensed Consolidated Financial Statements

June 30, 2014

(unaudited)

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable consist primarily of oil and gas receivables, net of a valuation allowance for doubtful accounts.  As of June 30, 2014 and December 31, 2013, the allowance for doubtful accounts was $0.

Oil and Gas Properties, Successful Efforts Method

The Company uses the successful efforts method of accounting for oil and gas producing activities. Under the successful efforts method, costs to acquire mineral interests in oil and gas properties, to drill and equip exploratory wells that find proved reserves, and to drill and equip development wells are capitalized. Costs to drill exploratory wells that do not find proved reserves, geological and geophysical costs, and costs of carrying and retaining unproved properties are expensed as incurred.  The Company evaluates its proved oil and gas properties for impairment on a field-by-field basis whenever events or changes in circumstances indicate that an asset’s carrying value may not be recoverable. The Company follows FASB ASC 360 - Property, Plant, and Equipment, for these evaluations. Unamortized capital costs are reduced to fair value if the undiscounted future net cash flows from our interest in the property’s estimated proved reserves are less than the asset’s net book value.

Support Facilities and Equipment

Our support facilities and equipment are generally located in proximity to certain of our principal fields. Depreciation of these support facilities is provided on the straight-line method based on estimated useful lives of 7 to 10 years.

Maintenance and repair costs that do not extend the useful lives of property and equipment are charged to expense as incurred.

Proved Reserves

Estimates of the Company’s proved reserves included in this report are prepared in accordance with U.S. GAAP and guidelines from the SEC. The Company’s engineering estimates of proved oil and natural gas reserves directly impact financial accounting estimates, including depreciation, depletion and amortization expense and impairment. Proved oil and natural gas reserves are the estimated quantities of oil and natural gas reserves that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under period-end economic and operating conditions. The process of estimating quantities of proved reserves is very complex, requiring significant subjective decisions in the evaluation of all geological, engineering and economic data for each reservoir. The accuracy of a reserve estimate is a function of: (i) the quality and quantity of available data; (ii) the interpretation of that data; (iii) the accuracy of various mandated economic assumptions; and (iv) the judgment of the persons preparing the estimate. The data for a given reservoir may change substantially over time as a result of numerous factors, including additional development activity, evolving production history and continual reassessment of the viability of production under varying economic conditions. Changes in oil and natural gas prices, operating costs and expected performance from a given reservoir also will result in revisions to the amount of the Company’s estimated proved reserves. The Company engages independent reserve engineers to estimate its proved reserves.

Asset Retirement Obligations

The Company follows the provisions of the FASB ASC 410 - Asset Retirement and Environmental Obligations. The fair value of an asset retirement obligation is recognized in the period in which it is incurred if a reasonable estimate of fair value can be made.  As of June 30, 2014 and 2013, the Company’s obligations were $34,157 and $34,000, respectively.  The present value of the estimated asset retirement costs is capitalized as part of the carrying amount of the long-lived asset. The Company’s asset retirement obligations relate to the abandonment of oil and gas. producing facilities. The amounts recognized are based upon numerous estimates and assumptions, including future retirement costs, future recoverable quantities of oil and gas, future inflation rates and the credit-adjusted risk-free interest rate. Accretion of asset retirement costs were immaterial for the six months ended June 30, 2014 and 2013.

F-86

Stratex Oil & Gas Holdings, Inc.

Notes to Condensed Consolidated Financial Statements

June 30, 2014

(unaudited)

Debt Issue Costs and Debt Discount

The Company may pay debt issue costs, and record debt discounts in connection with raising funds through the issuance of convertible debt. These costs are amortized over the life of the debt to interest expense. If a conversion of the underlying debt occurs, a proportionate share of the unamortized amounts is immediately expensed.

Original Issue Discount

For certain debt issued in 2014, 2013 and 2012, the Company provided the debt holder with an original issue discount.  The original issue discount was equal to simple interest at 10% - 20% of the proceeds raised.  The original issue discount was recorded to debt discount reducing the face amount of the note and is being amortized to interest expense over the maturity period of the debt. For certain debt the original issue discount exceeded face value bringing the carrying value to $0 and the remainder charged to interest expense.

Beneficial Conversion Feature

For conventional convertible debt where the rate of conversion is below market value, the Company records a “beneficial conversion feature” (“BCF”) and related debt discount.

When the Company records a BCF the relative fair value of the BCF would be recorded as a debt discount against the face amount of the respective debt instrument. The debt discount attributable to the BCF is amortized over the period from issuance to the date that the debt becomes convertible. If the debt is immediately convertible, the discount is amortized to interest expense in full immediately.

Derivative Financial Instruments

Fair value accounting requires bifurcation of embedded derivative instruments such as ratchet provisions or conversion features in convertible debt or equity instruments, and measurement of their fair value for accounting purposes. In determining the appropriate fair value, the Company utilized an option pricing model. In assessing the Company’s convertible debt instruments, management determines if the convertible debt host instrument is conventional convertible debt and further if there is a beneficial conversion feature requiring measurement. If the instrument is not considered conventional convertible debt, the Company will continue its evaluation process of these instruments as derivative financial instruments.

Once determined, the derivative liabilities are adjusted to reflect fair value at each reporting period end, with any increase or decrease in the fair value being recorded in results of operations as an adjustment to fair value of derivatives. In addition, the fair value of freestanding derivative instruments such as warrants, are also valued using the option pricing model.

Revenue Recognition

Revenues from the sale of oil and natural gas are recognized when the product is delivered at a fixed or determinable price, title has transferred, and collectability is reasonably assured and evidenced by a contract. The Company follows the “sales method” of accounting for oil and natural gas revenue, so it recognizes revenue on all natural gas or crude oil sold to purchasers, regardless of whether the sales are proportionate to its ownership in the property. A receivable or liability is recognized only to the extent that the Company has an imbalance on a specific property greater than its share of the expected remaining proved reserves.

F-87

Stratex Oil & Gas Holdings, Inc.

Notes to Condensed Consolidated Financial Statements

June 30, 2014

(unaudited)

Share-Based Payments

Generally, all forms of share-based payments, including stock option grants, warrants, restricted stock grants and stock appreciation rights are measured at their fair value utilizing an option pricing model on the awards’ grant date, based on the estimated number of awards that are ultimately expected to vest. Share-based compensation awards issued to non-employees for services rendered are recorded at either the fair value of the services rendered or the fair value of the share-based payment, whichever is more readily determinable. The expenses resulting from share-based payments are recorded in cost of goods sold or general and administrative expense in the statement of operations, depending on the nature of the services provided.

Income Taxes

The Company is a taxable entity and recognizes deferred tax assets and liabilities for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to be in effect when the temporary differences reverse. The effect on the deferred tax assets and liabilities of a change in tax rates is recognized in income in the year that includes the enactment date of the rate change. A valuation allowance is used to reduce deferred tax assets to the amount that is more likely than not to be realized. Interest and penalties associated with income taxes are included in selling, general and administrative expense.

The Company follows ASC 740 “Accounting for Uncertainty in Income Taxes” which prescribes a comprehensive model of how a company should recognize, measure, present, and disclose in its condensed consolidated financial statements uncertain tax positions that the Company has taken or expects to take on a tax return. ASC 740 states that a tax benefit from an uncertain position may be recognized if it is "more likely than not" that the position is sustainable, based upon its technical merits. The tax benefit of a qualifying position is the largest amount of tax benefit that is greater than 50 percent likely of being realized upon ultimate settlement with a taxing authority having full knowledge of all relevant information. After review of the Company’s tax positions, no liabilities were recorded for unrecognized tax benefits as of June 30, 2014 or December 31, 2013.

Earnings Per Share

Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during each period.  Diluted earnings (loss) per share is computed by dividing net income (loss), adjusted for changes in income or loss that resulted from the assumed conversion of convertible shares, by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during the period.

The Company had the following potential common stock equivalents at June 30, 2014:

Convertible debt – face amount of $120,000, conversion price of $0.70	171,429
Convertible debt – face amount of $13,020,510, conversion price of $0.30	43,401,700
Common stock options, exercise price of $0.08 - $0.50	9,225,000
Common stock warrants, exercise price of $0.15 - $0.85	21,581,768
Common stock to be issued	2,500,000
Total common stock equivalents	76,879,897

The Company had the following potential common stock equivalents at June 30, 2013:

Convertible debt – face amount of $216,000, conversion price of $0.70	308,571
Common stock options, exercise price of $0.50	3,000,000
Common stock warrants, exercise price of $0.70 - $1.65	3,081,250
Total common stock equivalents	6,389,821

 Since the Company reflected a net loss during the three and six month periods ended June 30, 2014 and 2013, the effect of considering any common stock equivalents, would have been anti-dilutive. A separate computation of diluted earnings (loss) per share is not presented.

F-88

Stratex Oil & Gas Holdings, Inc.

Notes to Condensed Consolidated Financial Statements

June 30, 2014

(unaudited)

Fair Value of Financial Instruments

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price). The Company utilizes market data or assumptions that market participants would use in pricing the asset or liability, including assumptions about risk inherent in the inputs to the valuation technique. The authoritative guidance establishes a fair value hierarchy that prioritizes the inputs used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements).

The three levels of the fair value hierarchy are as follows:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally unobservable inputs and not corroborated by market data.

Financial assets and liabilities are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.  If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amounts of the Company’s financial assets and liabilities, such as cash, inventory, prepaid expenses and other current assets, accounts payable and accrued liabilities approximate their fair values because of the short maturity of these instruments.

The Company’s Level 3 financial liabilities consist of the derivative warrants issued with the 2011 notes payables for which there is no current market for this security such that the determination of fair value requires significant judgment or estimation. The Company valued the reset adjustments in the warrant on subsequent potential equity offerings using an option pricing model, for which management understands the methodologies. These models incorporate transaction details such as the Company’s stock price, contractual terms, maturity, risk-free rates, as well as assumptions about future financings, volatility, and holder behavior as of the date of issuance and each balance sheet date.

F-89

Stratex Oil & Gas Holdings, Inc.

Notes to Condensed Consolidated Financial Statements

June 30, 2014

(unaudited)

Transactions involving related parties cannot be presumed to be carried out on an arm's-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm's-length transactions unless such representations can be substantiated.

The Company uses Level 3 of the fair value hierarchy to measure the fair value of the derivative liabilities and revalues its derivative warrant liability and derivative feature of convertible notes at every reporting period and recognizes gains or losses in the statements of operations attributable to the change in the fair value of the derivatives.

Financial instruments measured at fair value on a recurring basis are summarized below and disclosed on the balance sheets as follows:

June 30, 2014	Fair Value Measurement Using
	Level 1	Level 2	Level 3	Total

Derivative warrant liabilities	$-	$-	$148,769	$148,769

December 31, 2013	Fair Value Measurement Using
	Level 1	Level 2	Level 3	Total

Derivative warrant liabilities	$-	$-	$76,675	$76,675

F-90

Stratex Oil & Gas Holdings, Inc.

Notes to Condensed Consolidated Financial Statements

June 30, 2014

(unaudited)

The table below provides a summary of the changes in fair value, including net transfers in and/or out, of all financial instruments measured at fair value on a recurring basis using significant unobservable inputs (Level 3) during the period January 1, 2013 to June 30, 2014:

	Fair Value Measurement Using Level 3 Inputs
	Derivative Liabilities	Total

Balance, January 1, 2013	$593,555	$593,555

Purchases, issuances and settlements	-	-

Total gains or losses (realized/unrealized) included in net loss	(516,880)	(516,880)

Transfers in and/or out of Level 3	-	-

Balance, December 31, 2013	$76,675	$76,675

Purchases, issuances and settlements	-	-

Total gains or losses (realized/unrealized) included in net loss	72,094	72,094

Transfers in and/or out of Level 3	-	-

Balance, June 30, 2014	$148,769	$148,769

Fair Value of Financial Assets and Liabilities Measured on a Non-Recurring Basis

For periods in which impairment charges have been incurred, the Company is required to write down the value of the impaired asset to its fair value. No impairment charges were recorded during the six months ended June 30, 2014 and 2013.

Recent Accounting Pronouncements

In February 2013, the Financial Accounting Standards Board ("FASB") issued new guidance related to obligations resulting from joint and several liability arrangements. The new guidance provides for the recognition, measurement, and disclosure of obligations resulting from joint and several liability arrangements for which the total amount of the obligation is fixed at the reporting date. The amendments in this update are effective for fiscal years, and interim periods within those years, beginning after December 15, 2013 and did not have a material impact on the Company’s unaudited condensed consolidated financial statements.

F-91

Stratex Oil & Gas Holdings, Inc.

Notes to Condensed Consolidated Financial Statements

June 30, 2014

(unaudited)

On April 10, 2014, the FASB issued new guidance which amends the definition of a discontinued operation and requires entities to provide additional disclosures about disposal transactions that do not meet the discontinued-operations criteria. Under the new guidance, a discontinued operation is defined as a disposal of a component or group of components that is disposed of or is classified as held for sale and represents a strategic shift that has or will have a major effect on an entity's operations and financial results. The new guidance is effective prospectively for all disposals (except disposals classified as held for sale before the adoption date) or components initially classified as held for sale in periods beginning on or after December 15, 2014, with early adoption permitted. The Company is currently evaluating the potential impact, if any, of the adoption of this new guidance on its financial statements.

In May 2014, the FASB issued a standard on revenue recognition providing a single, comprehensive revenue recognition model for all contracts with customers. The revenue standard is based on the principle that revenue should be recognized to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The standard is effective beginning January 1, 2017, with no early adoption permitted. The amendments may be applied retrospectively to each prior period presented or retrospectively with the cumulative effect recognized as of the date of initial application. We are currently evaluating the adoption method options and the impact of the new guidance on our consolidated financial statements.

Note 3 Oil and Gas Assets:

The following table summarizes the Company’s oil and gas assets:

Balance – January 1, 2013	$2,527,249
Additions	1,141,503
Depletion	(98,335)
Impairment	(753,865)
Abandonments	-
Dispositions	(540,000)

Balance – December 31, 2013	2,276,552
Additions	3,518,388
Asset retirement obligations	34,157
Depletion	(24,953)
Impairment	-
Abandonments	(318,800)
Dispositions	-

Balance – June 30, 2014	$5,485,344

F-92

Stratex Oil & Gas Holdings, Inc.

Notes to Condensed Consolidated Financial Statements

June 30, 2014

(unaudited)

The Company owns support facilities and equipment which serve its oil and gas production activities. The following table details these properties and equipment, together with their estimated useful lives:

Balance – January 1, 2013	$114,495
Additions	40,424
Depreciation	(16,838)
Impairment	-

Balance – December 31, 2013	138,081
Additions	141,720
Depreciation	(11,752)
Impairment	-
Balance – June 30, 2014	$268,049

On March 14, 2014, we entered into a Purchase & Sale Agreement Option (the “Agreement”) to sell certain oil & gas property  interests located in Weld, Colorado with Prime Meridian Oil & Gas, LLC (the “Purchaser”). The sale was completed on March 31, 2014. We recognized a gain on the sale of $450,000 during the six months ended June 30, 2014.

During the six months ended June 30, 2014, the Company abandoned certain working and net revenue interests in oil and gas property located in Callahan County, Texas. In connection with the abandonment, the Company recognized losses totaling $318,800.

During the six months ended June 30, 2014 and 2013, the Company recorded $36,705 and $56,662, respectively to depletion and depreciation expense.

Note 4 Vehicles, Furniture and Equipment:

The following table summarizes furniture and equipment:

Balance – January 1, 2013	$994
Additions	2,314
Depreciation	(928)
Impairment	-

Balance – December 31, 2013	2,380
Additions	55,210
Depreciation	(5,002)
Impairment	-
Balance – June 30, 2014	$52,588

During the six months ended June 30, 2014 and 2013, the Company recorded $5,002 and $271, respectively to depreciation expense.

Note 5 Note Receivable and Accrued Interest:

On May 6, 2014, the Company, Richfield, and certain of Richfield’s subsidiaries entered into a Note and Security Agreement (the “Loan Agreement”) providing for advances of up to $3,000,000 by the Company to Richfield and its subsidiaries. Of the total amount that may be advanced by us under the Loan Agreement, up to $2,000,000 is available to fund those costs of Richfield’s Kansas Work Program which are approved by the Company and the remaining $1,000,000 ($500,000 of which was advanced upon the entry into the Merger Agreement) will be used by Richfield for general corporate purposes approved by the Company.

F-93

Stratex Oil & Gas Holdings, Inc.

Notes to Condensed Consolidated Financial Statements

June 30, 2014

(unaudited)

Advances made under the Loan Agreement bear interest at an annual rate of 6% and must be repaid upon the earlier of (1) November 30, 2014, (2) ten business days after the consummation of the Merger, and (3) Richfield’s entry into a Superior Proposal (as defined in the Merger Agreement).

The obligations of Richfield and its subsidiaries under the Loan Agreement are secured by security interests and mortgages in all of their assets.

During the six months ended June 30, 2014 advances on and interest accrued on the Loan Agreement amounted to $1,391,938 and $8,071, respectively. As of June 30, 2014, the aggregate principal and accrued interest due was $1,400,009.

On July 17, 2014 the Loan Agreement and Security Agreement was amended. Pursuant to the Amended and Restated Note and Security Agreement, the amount which the Company has agreed to advance to Richfield and its subsidiaries, has been increased by $1,000,000 to a total of $4,000,000. Of the additional $1,000,000, $200,000 may be used by Richfield for general corporate purposes and $800,000 is to be used solely in connection with the Kansas Work Program. As of August 8, 2014 approximately $2,025,000 has been advanced by the Company to Richfield of which $1,200,000 had been advanced for general corporate purposes and $825,000 to develop Richfield’s Kansas properties.

The foregoing descriptions of the Amendments to the Note and Security Agreement reflected in the Amended and Restated Note and Security Agreement do not purport to be complete, and are qualified in their entirety by reference to the full text of the Amended and Restated Note and Security Agreement, included as an exhibit with the Company’s Form 8-K filed on July 23, 2014.

Note 6 Demand Notes Payable:

As of December 31, 2013, three (3) convertible notes for an aggregate principal amount of $216,000 matured.  These notes were reclassified and are recorded as due on demand. During the six months ended June 30, 2014, two (2) of these notes in the aggregate principal amount of $96,000 were repaid in full. The balance due to the remaining note holder as of June 30, 2014 was $120,000.

Note 7 Notes Payable:

Notes payable as of June 30, 2014 and December 31, 2013 is as follows:

	June 30, 2014	December 31, 2013

Notes payable	$1,657,000	$1,230,000
Discount on notes	(484,890)	(439,472)
Notes payable, net of debt discount	1,172,110	790,528
Less: Current maturities	(4,827)	-
Notes payable, net of debt discount and current maturities	$1,167,283	$790,528

F-94

Stratex Oil & Gas Holdings, Inc.

Notes to Condensed Consolidated Financial Statements

June 30, 2014

(unaudited)

Future minimum debt repayments under these obligations at June 30, 2014 are as follows:

Year ending December 31:

2014 (remainder of year)	$2,357

2015	110,061

2016	1,130,563

2017	406,115

2018 and thereafter	7,904

$1,657,000

Accretion of debt discount on Notes payable for the six months ended June 30, 2014 and 2013 was $114,582 and 824,912, respectively

Note 8 Convertible Notes Payable:

(A)	Series A Senior Secured Convertible Promissory Notes

From February 11, 2014 through June 30, 2014, the Company raised gross proceeds of $9,987,650 through the sale of units (the “Series A Units”) in a private offering (the “Series A Offering”). The purchase price for each Series A Unit was $50,000 and each Series A Unit consisted of (i) a 12% Series A Senior Secured Convertible Promissory Note in the principal amount of $50,000 (the “Series A Notes”) convertible into shares of common stock of the Company at a conversion price of $0.30 per share and (ii) a Series A warrant to purchase 33,333 shares of common stock of the Company at an exercise price of $0.30 (the “Series A Warrant”). All outstanding principal and interest of each Series A Note is due on February 11, 2016.  The Series A Notes may be redeemed by the Company at any time following six (6) months after their respective issuance. If however,  the Company elects to redeem the Series A Notes prior to the one (1) year anniversary date of the issuance of such Series A Note, the Company shall pay the holder all unpaid interest on the portion of the principal redeemed that would have been earned through such one (1) year anniversary date. The holder of each Series A Note may elect to convert the principal balance of the Series A Note into shares of common stock at any time following six (6) months after the issuance of such note.

The Series A Notes are secured by a first lien on substantially all of the assets of the Company, including all present and future wells and working interests, on a pro-rata basis.

Each Series A Note bears interest at 12% per annum and is due and payable quarterly, in arrears, with the initial interest payment due March 31, 2014.

Beneficial Conversion Feature

The intrinsic value of certain convertible notes, when issued, gave rise to a beneficial conversion feature which was recorded as a discount to the notes of $1,822,854 to be amortized over the period from issuance to the date that the debt becomes convertible.

F-95

Stratex Oil & Gas Holdings, Inc.

Notes to Condensed Consolidated Financial Statements

June 30, 2014

(unaudited)

Warrants

Each investor participating in the Series A Offering received a Series A Warrant, exercisable for up to 33,333 shares of common stock for every $50,000 invested. The Series A Warrants are exercisable at $0.30 per share.  The Series A Warrants expire five (5) years from the date of issuance. During the six months ended June 30, 2014, we issued Series A Warrants exercisable for up to 5,658,374 of our common stock to investors participating in the Series A Offering. The issuance of the Series A Warrants was recorded as a debt discount of $1,681,827 and is being amortized over the life of the Series A Note.

The following is a summary of Series A Notes:

Balance – January 1, 2014	$-
Issuance of convertible notes payable	9,987,650
Discount recorded on beneficial conversion feature at issuance	(1,822,854)
Discount recorded on warrants at issuance	(1,681,827)
Repayments	-
Converted to common stock	-
Note matured – reclassified to due on demand	-
Accretion of debt discount	1,190,559
Convertible notes payable, net of debt discount	$7,673,528
Less current maturities	-
Balance – June 30, 2014	$7,673,528

(B)	Series B Senior Secured Convertible Promissory Notes

On June 6, 2014, the Company raised gross proceeds of $3,032,860 through the sale of units (the “Series B Units”) in a private offering (the “Series B Offering”). The purchase price for each Series B Unit was $50,000 and each Series B Unit consisted of (i) a 12% Series B Senior Secured Convertible Promissory Note in the principal amount of $50,000 (the “Series B Notes”) convertible into shares of common stock of the Company at a conversion price of $0.30 per share and (ii) a Series B warrant to purchase 33,333 shares of common stock of the Company at an exercise price of $0.30 (the “Series B Warrant”). All outstanding principal and interest of each Series B Note is due on June 6, 2016.  The Series B Notes may be redeemed by the Company at any time following six (6) months after their respective issuance. If however,  the Company elects to redeem the Series B Notes prior to the one (1) year anniversary date of the issuance of such Series B Note, the Company shall pay the holder all unpaid interest on the portion of the principal redeemed that would have been earned through such one (1) year anniversary date. The holder of each Series B Note may elect to convert the principal balance of the Series B Note into shares of common stock at any time following six (6) months after the issuance of such note.

The Series B Notes are secured by a first lien on substantially all of the assets of the Company, including all present and future wells and working interests, on a pro-rata basis. The lien is pari-passu with the lien granted in favor of the holders of the Company’s outstanding Series A Notes.

Each Series B Note bears interest at 12% per annum and is due and payable quarterly, in arrears, with the initial interest payment due September 30, 2014.

F-96

 Stratex Oil & Gas Holdings, Inc.

Notes to Condensed Consolidated Financial Statements

June 30, 2014

(unaudited)

Warrants

Each investor participating in the Series B Offering received a Series B Warrant, exercisable for up to 33,333 shares of common stock for every $50,000 invested. The Series B Warrants are exercisable at $0.30 per share.  The Series B Warrants expire five (5) years from the date of issuance. During the six months ended June 30, 2014, we issued Series B Warrants exercisable for up to 2,021,957 of our common stock to investors participating in the Series B Offering. The issuance of the Series B Warrants was recorded as a debt discount of $440,246 and is being amortized over the life of the Series B Note.

The following is a summary of Series B Notes:

Balance – January 1, 2014	$-
Issuance of convertible notes payable	3,032,860
Discount recorded on beneficial conversion feature at issuance	-
Discount recorded on warrants at issuance	(440,246)
Repayments	-
Converted to common stock	-
Note matured – reclassified to due on demand	-
Accretion of debt discount	14,454
Convertible notes payable, net of debt discount	$2,607,068
Less current maturities	-
Balance – June 30, 2014	$2,607,068

Future minimum debt repayments under these obligations at June 30, 2014 are as follows:

Year ending December 31:

2014 (remainder of year)	$-

2015	-

2016	13,020,510

2017 and thereafter	-

$13,020,510

F-97

Stratex Oil & Gas Holdings, Inc.

Notes to Condensed Consolidated Financial Statements

June 30, 2014

(unaudited)

(C)	Debt Issuance Costs

Debt issuance costs, net are as follows:

Balance - January 1, 2014	$-
Debt issue costs incurred in 2014	1,993,304
Amortization of debt issue costs	(242,233)
Balance – June 30, 2014	$1,751,071

Note 9 Stockholders’ Equity (Deficit):

(A)	Preferred Stock

During the six months ended June 30, 2014 the Company did not issue any shares of preferred stock.

During the year ended December 31, 2013, the Company issued 10 shares of preferred stock held in Treasury.

Transaction Type	Quantity of Shares	Valuation	Range of Value per Share
Services rendered – officers	10	$830	$83
Total	10	$830	$83

(B)	Common Stock

During the six months ended June 30, 2014, the Company issued the following common stock:

Transaction Type	Quantity of Shares	Valuation	Range of Value per Share
Common stock issued to settle liabilities	320,000	$112,600	$0.20-0.38
Common stock issued for services	1,625,000	557,000	0.23-0.38
Common stock issued with promissory notes	800,000	160,000	0.20
Total	2,745,000	$829,600	$0.20-0.38

During the six months ended June 30, 2014, the Company granted common stock to a consultant for future services. The Company recognizes the fair value of the shares in the statement of operations in the period earned. As of June 30, 2014, the Company has $60,646 in stock compensation related to common stock issuance that is yet to be earned.

F-98

Stratex Oil & Gas Holdings, Inc.

Notes to Condensed Consolidated Financial Statements

June 30, 2014

(unaudited)

During the year ended December 31, 2013, the Company issued the following common stock:

Transaction Type	Quantity of Shares	Valuation	Range of Value per Share
Common stock issued for cash	70,000	$35,000	$0.50
Common stock issued for services	140,000	35,000	0.25
Conversion of debt and interest	51,249	36,000	0.70
Common stock issued with promissory notes	2,000,000	290,000	0.14-0.15
Common stock issued to acquire oil and gas assets	150,000	18,000	0.12
Total	2,411,249	$414,000	$0.12-0.70

(C)	Warrants

The following is a summary of the Company’s warrant activity:

	Warrants	Weighted Average Exercise Price

Outstanding – January 1, 2013	2,075,000	$0.43
Exercisable – January 1, 2013	2,075,000	$0.43
Granted	7,321,250	$0.26
Exercised	-	$-
Forfeited/Cancelled	-	$-
Outstanding – December 31, 2013	9,306,250	$0.30
Exercisable – December 31, 2013	9,306,250	$0.30
Granted	12,275,518	$0.31
Exercised	-	$-
Forfeited/Cancelled	-	$-
Outstanding – June 30, 2014	21,581,768	$0.27
Exercisable – June 30, 2014	21,581,768	$0.27

Warrants Outstanding				Warrants Exercisable
Range of exercise price	Number Outstanding	Weighted Average Remaining Contractual Life (in years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
$0.15 - $0.85	21,581,768	4.46 years	$0.27	21,581,768	$0.27

At June 30, 2014 and December 31, 2013, the total intrinsic value of warrants outstanding and exercisable was $732,375 and $61,000, respectively.

During the six months ended June 30, 2014 the Company re-priced warrants to purchase an aggregate of 875,000 shares of common stock from an exercise price of $0.85 per share to an exercise price of $0.15 per share. All other terms of the warrants remain the same including the expiration dates. (March through May 2018).

F-99

Stratex Oil & Gas Holdings, Inc.

Notes to Condensed Consolidated Financial Statements

June 30, 2014

(unaudited)

 The Company recorded interest expense of $14,755 related to the re-priced warrants during the six months ended June 30, 2014 calculated as the fair value of the re-priced warrants minus the current fair value of the warrants before they were repriced.

During year ended December 31, 2013 the Company re-priced warrants to purchase an aggregate of 1,400,000 shares of common stock from an exercise price of $1.65 per share to an exercise price of $0.30 per share. All other terms of the warrants remain the same including the expiration date of October 31, 2017.

The Company recorded compensation expense of $27,427 related to the re-priced warrants during 2013 calculated as the fair value of the re-priced warrants minus the current fair value of the warrants before they were repriced.

On the dates of issuance during the six months ended June 30, 2014, the Company valued warrant issuances at fair value, utilizing a Black-Scholes option valuation model.  The Company utilized the following management assumptions:

Exercise price	$0.30 – $0.37
Expected dividends	0%
Expected volatility	158% – 168%
Risk fee interest rate	1.53% – 1.73%
Expected life of warrants	5 years
Expected forfeitures	0%

On the dates of issuance during the year ended December 31, 2013, the Company valued warrant issuances at fair value, utilizing a Black-Scholes option valuation model.  The Company utilized the following management assumptions:

Exercise price	$0.15 – $1.65
Expected dividends	0%
Expected volatility	172%
Risk fee interest rate	0.62% – 1.46%
Expected life of warrants	3.9 years – 5 years
Expected forfeitures	0%

(D)	Options

The following is a summary of the Company’s option activity:

	Options	Weighted Average Exercise Price

Outstanding – January 1, 2013	3,000,000	$0.50
Exercisable – January 1, 2013	750,000	$0.50
Granted	11,100,000	$0.13
Exercised	-	$-
Forfeited/Cancelled	(1,500,000)	$0.50
Outstanding – December 31, 2013	12,600,000	$0.17
Exercisable – December 31, 2013	8,975,000	$0.16
Granted	1,000,000	$0.39
Exercised	-	$-
Forfeited/Cancelled	-	$-
Outstanding – June 30, 2014	13,600,000	$0.19
Exercisable – June 30, 2014	12,725,000	$0.17

F-100

Stratex Oil & Gas Holdings, Inc.

Notes to Condensed Consolidated Financial Statements

June 30, 2014

(unaudited)

Options Outstanding				Options Exercisable
Range of exercise price	Number Outstanding	Weighted Average Remaining Contractual Life (in years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
$0.08-$0.50	13,600,000	5.39 years	$0.17	12,725,000	$0.17

At June 30, 2014, the total intrinsic value of options outstanding and exercisable was $1,417,500.

At December 31, 2013, the total intrinsic value of options outstanding and exercisable was $363,000 and $333,000, respectively.

During the six months ended June 30, 2014, the Company's board of directors authorized the grant of 1,000,000 stock options, having a total fair value of approximately $341,807, with a vesting period of 2.00 years. These options expire April 11, 2019.

As of June 30, 2014, the Company has $153,101 in stock-based compensation related to stock options that is yet to be vested. The weighted average expensing period of the unvested options is 1.78 years.

On the dates of grant during the six months ended June 30, 2014, the Company valued option issuances at fair value, utilizing a Black-Scholes option valuation model.  The Company utilized the following management assumptions:

Exercise price	$0.39
Expected dividends	0%
Expected volatility	158%
Risk fee interest rate	1.58%
Expected life of options	3.5 years
Expected forfeitures	0%

On the dates of grant during the year ended December 31, 2013, the Company valued option issuances at fair value, utilizing a Black-Scholes option valuation model.  The Company utilized the following management assumptions:

Exercise price	$0.08 – $0.19
Expected dividends	0%
Expected volatility	172%
Risk fee interest rate	1.66% – 2.69%
Expected life of options	3 years – 5 years
Expected forfeitures	0%

(E)	Treasury Stock

During the six months ended June 30, 2014 150,000 shares of common stock were returned to the Company and retired. The stock was originally issued in November 2013 as partial consideration for working and net revenue interests in oil and gas property located in Callahan County, Texas.

During the year ended December 31, 2013, the Company repurchased 50 shares of preferred stock at cost of $25,000 and issued 10 shares of preferred stock from treasury for compensation.

F-101

Stratex Oil & Gas Holdings, Inc.

Notes to Condensed Consolidated Financial Statements

June 30, 2014

(unaudited)

Note 10 Commitments and Contingencies:

Litigations, Claims and Assessments

From time to time, the Company may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm its business. The Company is currently not aware of any such legal proceedings or claims that they believe will have, individually or in the aggregate, a material adverse effect on its business, financial condition or operating results.

On October 17, 2013, the Company filed a complaint in the Westchester County Supreme Court of the State of New York (the “Court”) against Timothy Kelly (“Kelly”) seeking damages for Kelly’s breach of fiduciary duty and usurpation of corporate opportunities. Kelly is the former President, Chief Operating Officer, Secretary and Director of the Company. He resigned from each of these positions on or about August 30, 2013. The complaint alleges that Kelly, prior to his resignation, engaged in a pattern of self-dealing and exposed the Company to adverse criticism and hostility from its shareholders by: (i) purchasing, on his behalf, at least one oil well and land that would have been profitable to the Company; (ii) claiming to sell shares of the Company’s stock that he either obtained from other shareholders or that did not exist and (iii) misrepresenting the nature of the stock for his personal profit. The Company is seeking $4,000,000 in compensatory damages, as well as costs, interest and such other relief as the Court may deem just and proper.

On January 21, 2014, Kelly filed a counterclaim for breach of contract against the Company and SOG in the matter titled Stratex Oil & Gas Holdings, Inc. v. Kelly, No. 67528/2013 (N.Y. Sup., Westchester Cty.)  Kelly alleges that the Company and SOG  breached the certain Termination Agreement, dated August 30, 2013 between Kelly the Company and SOG. Specifically, Kelly alleges that the Termination Agreement requires the Company to deliver a certain number of shares of the Company's  restricted common stock and pay him a total of approximately $300,000 over a period of thirty months.  Kelly claims that the Company has failed to deliver the shares of the Company's stock and to pay him the monthly payments.  Kelly further claims that the Company breached the non-disparagement provision of the Termination Agreement by making derogatory statements about him to the public and/or third-persons.  Kelly is seeking a minimum of $500,000 in damages, plus interest and 2,500,000 shares of the Company's restricted common stock.

On April 10, 2014, we accepted service of process from a group of seven plaintiffs who commenced litigation against Timothy Kelly, the former President and a director of the Company, for several of the same matters that are currently the subject of the Company’s current pending litigation against Mr. Kelly in Superior Court, Westchester County, New York. While the litigation was brought for alleged theft, conversion and other malfeasance by Mr.Kelly, the plaintiffs also named the Company as a defendant in the Complaint, seeking monetary damages from the Company under the theory of respondeat superior. The Company does not believe that it should be held responsible for Mr. Kelly’s alleged malfeasance and we intend to assert a cross claim against Mr. Kelly and to vigorously defend the Company in this matter. On August 7, 2014, the Company filed a Motion to Dismiss the action.

F-102

Stratex Oil & Gas Holdings, Inc.

Notes to Condensed Consolidated Financial Statements

June 30, 2014

(unaudited)

Under the terms of the Termination Agreement, Kelly was to receive:

●	2,500,000 shares of restricted common stock, at a fair value of $500,000 ($0.20/share),

●	Compensation - $6,000 per month, for 30 consecutive months commencing September 1, 2013,

●	Compensation - $25,000 per month, for 5 consecutive months commencing October 1, 2013,

●	Preferred Share Repurchase - $25,000 as payment in full for the sale, return and delivery to the Company of 50 shares of Preferred Stock held by Mr. Kelly,

●	Cancellation of 1,500,000 stock options.

On August 30, 2013, the Company paid compensation to Mr. Kelly of $6,000 and repurchased 50 shares of preferred stock for $25,000 as per the terms of the Termination Agreement. As set forth above, by virtue of the litigation with Kelly, the Company ceased making payments to Kelly and has accrued a liability of $799,000 for the remaining compensation that may be payable to him.

Oil and Gas Prices

The prices of oil, natural gas, methane gas and other fuels have been, and are likely to continue to be, volatile and subject to wide fluctuations in response to numerous factors, including but not limited to the worldwide and domestic supplies of oil and gas, changes in the supply of and demand for such fuels, political conditions in fuel-producing and fuel-consuming regions, weather conditions, the development of other energy sources, and the effect of government regulation on the production, transportation and sale of fuels.  These factors and the volatility of energy markets make it extremely difficult to predict future oil and gas price movements with any certainty.  A decline in prices could adversely affect the Company’s financial position, financial results, cash flows, access to capital and ability to grow.

Environmental Liabilities

Oil and gas operations are subject to many risks, including well blowouts, cratering and explosions, pipe failure, fires, formations with abnormal pressures, uncontrollable flows of oil, natural gas, brine or other well fluids, and other environmental hazards and risks.  Our drilling operations involve risks from high pressures and from mechanical difficulties such as stuck pipes, collapsed casings, and separated cables.  If any of these circumstances occur, the Company could sustain substantial losses as a result of injury or loss of life, destruction of property and equipment, damage to natural resources, pollution or other environmental damages, clean-up responsibilities, regulatory investigations and penalties, suspension of operations, and compliance with environmental laws and regulations relating to air emissions, waste disposal and hydraulic fracturing, restrictions on drilling and completion operations and other laws and regulations.  The Company’s potential liability for environmental hazards may include those created by the previous owners of properties purchased or leased prior to the date we purchase or lease the property.  The Company maintains insurance against some, but not all, of the risks described above.  Insurance coverage may not be adequate to cover casualty losses or liabilities.

F-103

Stratex Oil & Gas Holdings, Inc.

Notes to Condensed Consolidated Financial Statements

June 30, 2014

(unaudited)

Employment Contracts

On April 11, 2014, the Company entered into an Executive Employment Agreement with Jeffrey Robinson to serve as the Director of Field Operations (“DFO”).  The terms of the Agreement are as follows:

●	Term - 3 years,

●	Compensation - $150,000 salary per annum, bonus eligibility,

●	Option Grant - 1,000,000 options to acquire restricted stock at an exercise price of $0.39 per share.

Employment Agreement

On May 6, 2014, the Company entered into an Executive Employment Agreement with Alan D. Gaines to serve as the Chairman of our Board of Directors.  The terms of the Agreement are as follows:

●	Term - 5 years,

●	Compensation - $350,000 salary per annum, subject to 10% increase per annum,

●	Bonus Eligibility – Target Bonus equal to 100% of base salary based on performance criteria to be established

By virtue of Mr. Gaines joining the Board, options exercisable for up to 3,000,000 shares of our common stock, previously granted to him in December 2013, became fully vested.  Such options are exercisable at $0.15 per share.

Consulting Agreement

On May 1, 2014, the Company entered into a Consulting Agreement (the “IR Agreement”) with MZHCI, LLC to provide investor relations consulting services.  The terms of the IR Agreement are as follows:

●	Term - 1 year, commencing May 6, 2014, the IR Agreement shall renew and continue in effect for successive one-year periods unless terminated,

●	Compensation - $8,000 per month,

●	Common Share Grant – 200,000 restricted common shares issued immediately; An additional 200,000 restricted common shares at six month anniversary.

●	Reimbursement for all reasonable and necessary business expenses

Agreements with Placement Agents and Finders

(A)

The Company entered into a Financial Advisory and Investment Banking Agreement with Radnor Research & Trading Company, LLC (“Radnor”) effective January 24, 2014 (the “Radnor Advisory Agreement”). Pursuant to the Radnor Advisory Agreement, Radnor will act as the Company’s exclusive financial advisor and placement agent to assist the Company in connection with a best efforts private placement (the “Financing”) of up to $10 million of the Company’s equity and/or debt securities and/or convertible instruments (the “Securities”).

F-104

Stratex Oil & Gas Holdings, Inc.

Notes to Condensed Consolidated Financial Statements

June 30, 2014

(unaudited)

The Company upon closing of the Financing shall pay consideration to Radnor, in cash, a fee in an amount equal to 10% of the aggregate gross proceeds raised in the Financing. The Company shall grant and deliver to Radnor at the closing of the Financing, for nominal consideration, five year warrants (the “Warrants”) to purchase such number of shares of Common Stock as is equal to 10% of the Offering proceeds.  The Warrants shall be exercisable at any time during the five year period commencing on the closing to which they relate at an exercise price of $0.30. If the Financing is consummated by means of more than one closing, Radnor shall be entitled to the fees provided herein with respect to each such closing.

(B)

The Company entered into a Second Financial Advisory and Investment Banking Agreement with Radnor Research & Trading Company, LLC (“Radnor”) in May 2014 (the “Radnor Advisory Agreement 2”). Pursuant to the Radnor Advisory Agreement 2, Radnor will act as the Company’s exclusive financial advisor and placement agent to assist the Company in connection with a best efforts private placement (the “Financing”) of up to $15 million of the Company’s equity and/or debt securities and/or convertible instruments (the “Securities”).

The Company upon closing of the Financing shall pay consideration to Radnor, in cash, a fee in an amount equal to 10% of the aggregate gross proceeds raised in the Financing. The Company shall grant and deliver to Radnor at the closing of the Financing, for nominal consideration, five year warrants (the “Warrants”) to purchase such number of shares of Common Stock as is equal to 10% of the Offering proceeds.  The Warrants shall be exercisable at any time during the five year period commencing on the closing to which they relate at an exercise price of $0.30. If the Financing is consummated by means of more than one closing, Radnor shall be entitled to the fees provided herein with respect to each such closing.

During the six months ended June 30, 2014 the Company paid to Radnor fees of $658,551 and issued Radnor 2,195,187 five year warrants with an exercise price of $0.30.

In addition to the fees paid to Radnor the Company incurred financing fees of $643,500 during the six months ended June 30, 2014 to JD Partners Co., Ltd in relation to the 2014 private placement.

Agreement and Plan of Merger

On May 6, 2014, the Company, Richfield Oil & Gas Company (“Richfield”) and Richfield Acquisition Corp., a wholly-owned subsidiary of the Company (“RAC”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, subject to the satisfaction or waiver of certain conditions, RAC will merge with and into Richfield (the “Merger”), with Richfield surviving as a wholly owned subsidiary of the Company.

Upon the consummation of the Merger, each outstanding share of Richfield common stock (other than shares held by those Richfield stockholders properly exercising dissenters rights) will be converted into the right to receive shares of the Company common stock in an amount to be determined by the application of a formula set forth in the Merger Agreement. Based on the number shares of Richfield common stock outstanding on May 6, 2014, each outstanding share of Richfield common stock (other than shares held by those Richfield stockholders properly exercising dissenters’ rights) would be converted into 1.009 shares of the Company’s common stock. However, the number of shares of the Company’s common stock that may actually be issued with respect to a share of Richfield common stock is subject to decrease based on the formula set forth in the Merger Agreement in the event additional shares of Richfield common stock are issued prior to the consummation of the Merger, including, subject to certain limited exceptions, shares of Richfield common stock issued upon exercise of Richfield’s outstanding warrants or upon conversion of Richfield’s outstanding convertible notes. No fractional shares of our common stock will be issued in the Merger and Richfield’s stockholders will receive cash in lieu of fractional shares.

F-105

Stratex Oil & Gas Holdings, Inc.

Notes to Condensed Consolidated Financial Statements

June 30, 2014

(unaudited)

Under the Merger Agreement, Richfield is required to take such action as may be necessary so that each outstanding warrant to purchase shares of Richfield common stock will be converted into the right to purchase shares of the Company’s common stock, with an adjustment in the number of shares and exercise price per share corresponding to the ratio of the number of shares of Company common stock issuable for each share of Richfield common stock upon consummation of the Merger. Richfield is also required by the Merger Agreement to take such action as may be necessary so that each outstanding convertible note which is convertible into shares of Richfield common stock will instead become convertible into shares of our common stock, also adjust by the ratio of the number of shares of the Company’s common stock issuable for each share of Richfield common stock upon consummation of the Merger.

The Company and Richfield each made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants by each of the Company and Richfield to, subject to certain exceptions, conduct its business in the ordinary course during the interim period between the execution of the Merger Agreement and the consummation of the Merger.

Note 11 Subsequent Events:

The Company has evaluated all events that occurred after the balance sheet date through the date when the condensed consolidated financial statements were issued to determine if they must be reported. The management of the Company determined that there were certain reportable subsequent events to be disclosed as follow.

Unregistered Sales of Equity Securities

On July 2, 2014, we sold an aggregate of $2,376,625 in principal amount of our Series B Notes and issued Series B Warrants to the participants in the private offering, exercisable for up to 1,584,085 shares of our common stock.

The Company received gross proceeds of $2,376,625 and we delivered to our placement agent, a warrant exercisable for up to758,873 shares of our common stock at an exercise price of $0.30. The issuance of the Series B Notes and the Series B Warrants were issued under the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder.

Amendment to Agreement and Plan of Merger

On July 17, 2014, the Company, Richfield and Richfield Acquisition Corp. entered into Amendment No. 1 (the “Amendment”) to the Merger Agreement.

Pursuant to the Amendment, certain conditions to the obligations of the parties to consummate the Merger were amended as follows: (i) the condition that the Company have no less than $5,000,000 in cash on hand at the time of the Merger was reduced to no less than $2,000,000 in cash on hand; (ii) the condition that not more than 5% of Richfield’s stockholders shall have taken the steps required by the Appraisal Provisions of the NRS to obtain payment for the value of their shares in connection with the Merger was increased to not more than 10% and (iii) the condition that Richfield’s liabilities (excluding certain permitted exceptions) not exceed $6,500,000 was increased to $6,650,000. In addition, the right of each party to terminate the Merger Agreement if the Merger has not been consummated by the “end date” of September 30, 2014 was extended to November 30, 2014 (and until January 30, 2015 if all closing conditions (other than receipt of Richfield’s shareholder approval or the failure of the Form S-4 registration statement to be declared effective) have been satisfied by November 30, 2014).

Additionally, the amount that the Company may advance to Richfield (Note 5 – Note Receivable and Accrued Interest) has been increased by $1,000,000 to a total of $4,000,000.

F-106

Stratex Oil & Gas Holdings, Inc.

Notes to Condensed Consolidated Financial Statements

June 30, 2014

(unaudited)

Entry into Employment Agreement

On August 8, 2014, the Company entered into an Employment Agreement with Matthew S. Cohen to serve as Executive Vice President and General Counsel. The terms of the Agreement are as follows:

●	Term - 4 years,

●	Compensation - $230,000 salary per annum, subject to 10% increase per annum,

●	Bonus Eligibility – Target Bonus equal to 80% of base salary based on performance criteria to be established

●	Grant of 400,000 shares of common stock and stock options exercisable for up to 2,000,000 shares of common stock at an exercise price of $0.30 per share

F-107

ANNEX A

Agreement and Plan of Merger

by and among

Stratex Oil & Gas Holdings, Inc.

a Colorado corporation

("Parent")

Richfield Acquisition Corp.

a Nevada corporation

("Merger Sub")

and

Richfield Oil & Gas Company

a Nevada corporation

("Company")

May 6, 2014

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A-2

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AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of May 6, 2014, is made and entered into by and among STRATEX OIL & GAS HOLDINGS, INC., a Colorado corporation (the "Parent"), RICHFIELD ACQUISITION CORP., a Nevada corporation and a direct wholly owned subsidiary of Parent ("Merger Sub" and, together with Parent, the "Parent Entities"), and RICHFIELD OIL & GAS COMPANY, a Nevada corporation ("Company") with reference to the following facts:

RECITAL

A.                  The parties intend that at the Effective Time, Merger Sub shall be merged with and into Company pursuant to the Merger as more fully described in this Agreement and on the terms and subject to the conditions set forth in this Agreement.

B.                  The Board of Directors of Parent has (a) unanimously determined that it is in the best interests of Parent and its stockholders, and declared it advisable, to enter into this Agreement, and (b) approved the execution, delivery and performance of this Agreement and the consummation of the Transactions, including the Merger.

C.                  The Board of Directors of Company has (a) unanimously determined (provided, however, that the parties acknowledge any member of the Board of Directors with a conflict has abstained from the vote) that it is in the best interests of Company and its shareholders, and declared it advisable, to enter into this Agreement, (b) approved the execution, delivery and performance of this Agreement and the consummation of the Transactions, including the Merger, and (iii) resolved to recommend adoption of this Agreement by the stockholders of Company.

D.                  For U.S. federal income tax purposes, it is intended that the Merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the Treasury Regulations promulgated thereunder.

E.                   Each of Parent, Merger Sub, and Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I.

THE TRANSACTIONS

Section 1.1 The Merger

(a)           At the Effective Time, upon the terms and subject to the conditions set forth in this Agreement and in accordance with the applicable provisions of Chapter 78 and 92A of the Nevada Revised Statutes (the "NRS"), Merger Sub shall be merged with and into Company (the "Merger"), whereupon the separate corporate existence of Merger Sub shall cease, and Company shall continue its existence under Nevada law as the Surviving Corporation and a direct wholly owned subsidiary of Parent (the “Surviving Corporation”).

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(b)           On the Closing Date, Parent and Merger Sub shall file with the Secretary of State of the State of Nevada articles of merger (the "Articles of Merger"), executed in accordance with, and containing such information as is required by, the relevant provisions of the NRS, in order to effect the Merger. The Merger shall become effective at such time as the Articles of Merger have been filed with the Secretary of State of the State of Nevada or at such other, later date and time as is agreed among the parties and specified in the Articles of Merger in accordance with the relevant provisions of the NRS (such date and time is referred to herein as the "Effective Time").

Section 1.2 Closing. The closing of the Transactions (the "Closing") shall take place at the offices of Buchanan Ingersoll & Rooney PC, 1290 Avenue of the Americas, 30th Floor, New York, New York 10104, at 10:00 a.m., local time, on the third business day after the satisfaction or waiver (to the extent permitted by applicable Law) of the conditions set forth in ARTICLE VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), or at such other place, date and time as the parties may agree in writing. The date on which the Closing actually occurs is referred to as the "Closing Date."

Section 1.3 Effect of the Merger. The effects of the Merger shall be as provided in this Agreement and in the applicable provisions of the NRS. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all of the property, rights, privileges, powers and franchises of Merger Sub shall vest in Company as the surviving corporation, and all debts, liabilities and duties of Merger Sub shall become the debts, liabilities and duties of Company as the surviving corporation, as provided under the NRS.

Section 1.4 Organizational Documents. At the Effective Time, the articles of incorporation and bylaws of Merger Sub shall be the articles of incorporation and bylaws of the Surviving Corporation.

Section 1.5 Directors. Subject to applicable Law, the directors of Merger Sub immediately prior to the Effective Time shall be, as of the Effective Time, the directors of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

Section 1.6 Officers. The officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

ARTICLE II.

CONVERSION OF SHARES; EXCHANGE OF CERTIFICATES

Section 2.1 Effect on Capital Stock.

(a)           Effect of Effective Time. At the Effective Time, by virtue of the Merger and without any action on the part of Company or the Merger Sub or the holder of any shares of Company Common Stock or shares of Merger Sub Common Stock:

(i)           Conversion of Merger Sub Common Stock. Each share of Merger Sub common stock, par value $0.001 per share ("Merger Sub Common Stock"), issued and outstanding immediately prior to the Effective Time shall automatically be converted into and become one share of common stock of Company as the Surviving Corporation.

(ii)          Conversion of Company Common Stock. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time, other than any Dissenting Shares, shall be converted into the right to receive such number of validly issued, fully paid and nonassessable shares, or such fraction of a validly issued, fully paid and nonassessable share, of Parent Common Stock determined by multiplying such share of Company Common Stock by a fraction, the numerator of which is the sum of (A) 59,193,376 and (B) the Specified Additional Shares and the denominator of which is the number of shares of Company Common Stock outstanding at the close of business on the day immediately preceding the Effective Time (the "Exchange Ratio"), subject to adjustment pursuant to Section 2.1(c) (such per share amount, together with any cash in lieu of fractional shares of Company Common Stock to be paid pursuant to Section 2.1(d) is hereinafter referred to as the "Merger Consideration").

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(iii)          Conversion of Warrants to Purchase Company Common Stock. Company shall take all requisite action so that, as of the Effective Time, each warrant to purchase shares of the Company Common Stock issued by the Company is converted, by virtue of the Merger and without any action on the part of the holder of such warrant, into a warrant exercisable for that number of shares of Parent Common Stock equal to the product of (i) the aggregate number of shares of Company Common Stock, as the case may be, for which such warrant was exercisable and (ii) the Exchange Ratio, rounded down to the nearest whole share. In addition, the Company shall take all requisite action so that, as of the Effective Time, the exercise price per share of such warrant shall be equal to the quotient obtained from dividing (x) the exercise price per share of such warrant immediately prior to the Effective Time by (y) the Exchange Ratio, with the result rounded up to the nearest whole cent. All such warrants shall continue to have, and be subject to, the same terms and conditions set forth in such warrants except as otherwise provided for herein. By way of example, if (A) the Exchange Ratio is determined to be 1.2 to 1, a warrant to purchase 600,000 shares of Company Common Stock for $0.25 per share would become exercisable for 720,000 shares of Parent Common Stock at an exercise price of $0.21 per share and (B) if the Exchange Ratio is determined to be 0.8 to 1, the same warrant to purchase 600,000 shares of Company Common Stock at an exercise price of $0.25 per share would instead become exercisable for 480,000 shares of Parent Common Stock at an exercise price of $0.32 per share.

(iv) Conversion of Company Convertible Notes. Company shall take all requisite action so that, as of the Effective Time, each note issued by the Company which is convertible into shares of the Company Common Stock is converted, by virtue of the Merger and without any action on the part of the holder of such convertible note, into that number of shares of Parent Common Stock equal to the product of the aggregate number of shares of Company Common Stock, as the case may be, into which such note was convertible and (ii) the Exchange Ratio, rounded down to the nearest whole share. All such convertible notes shall continue to have, and be subject to, the same terms and conditions set forth in such convertible notes except as otherwise provided for herein

(v)          Effect of Conversion of Company Common Stock. All of the shares of Merger Sub Common Stock converted into the shares of Company Common Stock pursuant to this Section 2.1 shall no longer be outstanding and shall automatically be cancelled and shall cease to exist as of the Effective Time, and uncertificated shares of Company Common Stock represented by book-entry form ("Book-Entry Shares ") and each certificate that, immediately prior to the Effective Time, represented any such shares of Company Common Stock (a "Certificate") shall thereafter represent only the right to receive the shares of Parent Common Stock into which the shares of Company Common Stock represented by such Book-Entry Shares or Certificate have been converted pursuant to this Section 2.1.

(b)           Shares of Dissenting Stockholders. Notwithstanding anything in this Agreement to the contrary, any issued and outstanding shares of Company Common Stock held by a person (a "Dissenting Stockholder") who has not voted in favor of, or consented to, the adoption of this Agreement and has complied with all the provisions of the NRS concerning the right of holders of shares of Company Common Stock to demand appraisal of their shares (the "Appraisal Provisions") of Company Common Stock (such shares, the "Dissenting Shares"), to the extent the Appraisal Provisions are applicable, shall not be converted into the right to receive shares of Parent Common Stock as set forth in Section 2.1(a)(ii), but instead shall become the right to receive such consideration as may be determined to be due to such Dissenting Stockholder pursuant to the procedures set forth in the NRS. If such Dissenting Stockholder withdraws its demand for appraisal or fails to perfect or otherwise loses its right of appraisal, in any case pursuant to the NRS, each of such Dissenting Stockholder’s shares of Company Common Stock shall thereupon be deemed to have been converted into and to have become, as of the Effective Time, the right to receive shares of Parent Common Stock as set forth in Section 2.1(a)(ii). Company shall give Parent prompt notice of any demands for appraisal of shares received by Company, withdrawals of such demands and any other instruments served pursuant to any NRS and shall give Parent the opportunity to participate in all negotiations and proceedings with respect thereto. Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands.

(c)           Recapitalization Adjustment. If, between the date of this Agreement and the Effective Time, the outstanding shares of Parent Common Stock shall have been changed into a different number of shares or a different class of shares by reason of any stock dividend, subdivision, reorganization, reclassification, recapitalization, stock split, reverse stock split, combination or exchange of shares, or any similar event (excluding the issuance of shares of Parent Common Stock in exchange for its Series A Preferred Stock or pursuant to the exercise or conversion of convertible notes, warrants, or options) shall have occurred, then the Exchange Ratio shall be equitably adjusted, without duplication, to proportionally reflect such change; provided that nothing in this Section 2.1(c) shall be construed to permit any party to take any action with respect to its securities that is prohibited by the terms of this Agreement. If, between the date of this Agreement and the Effective Time, the outstanding shares of Company Common Stock shall have been changed into a different number of shares or a different class of shares by reason of any stock dividend, subdivision, reorganization, reclassification, recapitalization, stock split, reverse stock split, combination or exchange of shares, or any similar event (excluding the issuance of Company Common Stock pursuant to the exercise or conversion of convertible notes or warrants) shall have occurred, then the Exchange Ratio shall be equitably adjusted, without duplication, to proportionally reflect such change; provided that nothing in this Section 2.1(c) shall be construed to permit any party to take any action with respect to its securities that is prohibited by the terms of this Agreement. The Exchange Ratio has been established based on the assumption that all of the outstanding shares of the Parent’s Series A Preferred Stock will be exchanged for 7,000,000 shares of Parent Common Stock prior to the Closing Date.

A-6

(d)           No Fractional Shares. No fractional shares of Parent Common Stock shall be issued in connection with the Merger, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a holder of Parent Common Stock. Notwithstanding any other provision of this Agreement to the contrary, each holder of shares of Company Common Stock converted pursuant to the Merger who would otherwise have been entitled to receive a fractional share of Parent Common Stock (after aggregating all shares represented by the Certificates and Book-Entry Shares delivered by such holder) shall receive from the Exchange Agent, in lieu thereof and upon surrender thereof, a cash payment (without interest) in an amount equal to the product of (x) the fraction of a share of Parent Common Stock otherwise issuable to such holder under this Agreement, multiplied times (y) the volume weighted average closing price of the Parent Common Stock for the 20 trading days preceding the Effective Time (the "Fractional Share Cash Amount"). No such holder shall be entitled to distributions, voting rights or any other rights in respect of any fractional shares of Parent Common Stock.

(e)           Share Transfer Books. At the Effective Time, the share transfer books of the Company shall be closed, and thereafter there shall be no further registration of transfers of shares of Company Common Stock. From and after the Effective Time, persons who held shares of Company Common Stock immediately prior to the Effective Time shall cease to have rights with respect to such shares, except as otherwise provided for herein. On or after the Effective Time, any Certificates presented to the Exchange Agent or the Surviving Entity of the Parent Merger for any reason shall be exchanged for the Merger Consideration with respect to the shares of Company Common Stock formerly represented thereby.

Section 2.2 Exchange of Certificates.

(a)           Appointment of Exchange Agent. Parent shall appoint a bank or trust company that is reasonably acceptable to Company to act as exchange agent (the "Exchange Agent") for the payment of the Merger Consideration and shall enter into an agreement relating to the Exchange Agent’s responsibilities under this Agreement.

(b)           Deposit of Merger Consideration. As of the Effective Time, Parent shall deposit or cause to be deposited with the Exchange Agent, for the benefit of holders of Certificates or evidence of Book-Entry Shares, for exchange in accordance with this Section 2.2, (i) certificates representing the shares of Parent Common Stock sufficient to deliver the Merger Consideration, and (ii) cash in immediately available funds in an amount sufficient to pay the aggregate Fractional Share Cash Amount (the "Exchange Fund").

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(c)           Exchange Procedures. As soon as reasonably practicable after the Effective Time and in any event within five business days of the Closing Date, Parent and the Surviving Company shall cause the Exchange Agent to mail to each holder of record of shares of Company Common Stock whose shares were converted pursuant to Section 2.1(a)(ii) into the right to receive the Merger Consideration a letter of transmittal and other customary transmittal materials (collectively, the "Letter of Transmittal") which shall (A) specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as the parties may reasonably agree upon prior to the Effective Time, and (B) provide instructions for use in effecting the surrender of Certificates or Book-Entry Shares in exchange for the Merger Consideration, the Fractional Share Cash Amount and any dividends or other distributions to which such holder of Certificates or Book-Entry Shares becomes entitled in accordance with Section 2.2(e). Parent shall mail, or cause to be mailed, the Letter of Transmittal to all persons who are holders of shares of Company Common Stock as of the record date for the special meeting of the Company’s shareholders to approve the Merger (the “Company Record Date”). Parent shall use commercially reasonable efforts to make, or cause to be made, the Letter of Transmittal available to all persons who become holders of record (or beneficial owners) of shares of Company Common Stock during the period between the Company Record Date and the close of business on the date that is six (6) business days immediately preceding the Effective Time (or on such other date as the Parties mutually agree).

(d)          Surrender of Certificates or Book-Entry Shares. Upon surrender of Certificates or Book-Entry Shares to the Exchange Agent together with a Letter of Transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may customarily be required by the Exchange Agent, the holder of such Certificates or Book-Entry Shares shall be entitled to receive in exchange therefor the Merger Consideration deliverable in respect of the shares represented by such Certificates or Book-Entry Shares pursuant to this Agreement, together with the Fractional Share Cash Amount and any dividends or other distributions to which such holder of Certificates or Book-Entry Shares becomes entitled in accordance with Section 2.2(e). In the event of a transfer of ownership of shares of Company Common Stock that is not registered in the transfer or stock records of Company, any cash to be paid upon, or shares of Parent Common Stock to be issued upon, due surrender of the Certificate or Book-Entry Share formerly representing such shares of Company Common Stock may be paid or issued, as the case may be, to such a transferee if such Certificate or Book-Entry Share is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer or other similar Taxes have been paid or are not applicable. No interest shall be paid or shall accrue on the cash payable upon surrender of any Certificate or Book-Entry Share. Until surrendered as contemplated by this Section 2.2, each Certificate and Book-Entry Share shall be deemed at any time after the Effective Time to represent only the right to receive, with respect to Certificates and Book-Entry Shares, upon such surrender, the Merger Consideration deliverable in respect of the shares represented by such Certificates or Book-Entry Shares pursuant to this Agreement, together with the Fractional Share Cash Amount and any dividends or other distributions to which such holder of Certificates or Book-Entry Shares becomes entitled in accordance with Section 2.2(e).

(e)          Treatment of Unexchanged Shares. No dividends or other distributions, if any, with a record date after the Effective Time with respect to shares of Parent Common Stock, shall be paid to the holder of any unsurrendered Book-Entry Shares or Certificate until such holder shall surrender such Book-Entry Shares or Certificates in accordance with this Section 2.2. After the surrender in accordance with this Section 2.2 of such Book-Entry Shares or Certificates, the holder thereof shall be entitled to receive (in addition to the Merger Consideration and the Fractional Share Cash Amount payable to such holder pursuant to this Section 2.2(e)) any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to the shares of Parent Common Stock to be issued in exchange for such Book-Entry Shares or Certificates.

(f)           No Further Ownership Rights in Exchanged Shares. The shares of Parent Common Stock delivered in accordance with the terms of this Section 2.2 upon conversion of any shares of Company Common Stock delivered in accordance with the terms of this Section 2.2, together with the payment of any Fractional Share Cash Amounts, shall be deemed to have been delivered and paid in full satisfaction of all rights pertaining to such shares of Company Common Stock. From and after the Effective Time, (i) all holders of Certificates and Book-Entry Shares shall cease to have any rights as stockholders of Company other than the right to receive the Merger Consideration into which the shares represented by such Certificates or Book-Entry Shares have been converted pursuant to this Agreement upon the surrender of such Certificate or Book-Entry Share in accordance with Section 2.2(d) (together with the Fractional Share Cash Amount and any dividends or other distributions to which such Certificates or Book-Entry Shares become entitled in accordance with Section 2.2(e)), without interest, and (ii) the stock transfer books of Company shall be closed with respect to all shares of Company Common Stock outstanding immediately prior to the Effective Time. If, after the Effective Time, any Certificates or Book-Entry Shares formerly representing shares of Company Common Stock are presented to the Surviving Corporation or the Exchange Agent for any reason, such Certificates or Book-Entry Shares shall be cancelled and exchanged as provided in this Section 2.2, subject to the NRS in the case of Dissenting Shares.

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(g)          Termination of Exchange Fund. Any portion of the Exchange Fund (including any interest or other amounts received with respect thereto) that remains unclaimed by, or otherwise undistributed to, the holders of Certificates and Book-Entry Shares for 180 days after the Effective Time shall be delivered to Parent, upon demand, and any holder of Certificates or Book-Entry Shares who has not theretofore complied with this Article II shall thereafter look only to Parent (subject to abandoned property, escheat or other similar Laws), as general creditors thereof, for satisfaction of its claim for Merger Consideration, any Fractional Share Cash Amount and any dividends and distributions which such holder has the right to receive pursuant to this Article II without any interest thereon.

(h)          No Liability. None of the parties or the Exchange Agent shall be liable to any person in respect of any portion of the Exchange Fund or the Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. Notwithstanding any other provision of this Agreement, any portion of the Merger Consideration or the Fractional Share Cash Amounts to be paid in accordance with this Article II that remains undistributed to the holders of Certificates and Book-Entry Shares as of the second anniversary of the Effective Time (or immediately prior to such earlier date on which the Merger Consideration or such cash would otherwise escheat to or become the property of any Governmental Entity), shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

(i)           Withholding Rights. Parent, the Surviving Corporation and the Exchange Agent (without duplication) shall be entitled to deduct and withhold from the consideration otherwise payable to any holder of a Certificate or Book-Entry Share pursuant to this Agreement such amounts as may be required to be deducted and withheld with respect to the making of such payment under applicable Tax Law. Any amounts so deducted, withheld and paid over to the appropriate Taxing Authority shall be treated for all purposes of this Agreement as having been paid to the holder of the Certificate or Book-Entry Share in respect of whom such deduction or withholding was made.

(j)           Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent or the Exchange Agent, the posting by such person of a bond in such amount as Parent or the Exchange Agent may determine is reasonably necessary as indemnity against any claim that may be made against it or the Surviving Company with respect to such Certificate, the Exchange Agent (or, if subsequent to the termination of the Exchange Fund and subject to Section 2.2(g), the Surviving Company) shall deliver, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration, any Fractional Share Cash Amount and any dividends and distributions deliverable in respect thereof pursuant to this Agreement.

Section 2.3 Intentionally omitted.

Section 2.4 Further Assurances. If at any time before or after the Effective Time, any party reasonably believes or is advised that any further instruments, deeds, assignments or assurances are reasonably necessary or desirable to consummate the Merger or any other transaction contemplated by this Agreement (the "Transactions") or to carry out the purposes and intent of this Agreement at or after the Effective Time, then the parties and their respective officers and directors shall execute and deliver all such proper instruments, deeds, assignments or assurances and do all other things reasonably necessary or desirable to consummate the Transactions and to carry out the purposes and intent of this Agreement.

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ARTICLE III.

REPRESENTATIONS AND WARRANTIES OF COMPANY

Except as disclosed in Company SEC Documents filed prior to the date hereof (excluding any disclosures set forth in the disclosure schedule delivered by Company to Parent immediately prior to the execution of this Agreement (the "Company Disclosure Schedule ") (each section of which qualifies the correspondingly numbered representation, warranty or covenant if specified therein and such other representations, warranties or covenants where its relevance as an exception to (or disclosure for purposes of) such other representation, warranty or covenant is reasonably apparent), Company hereby represents and warrants to Parent as follows:

Section 3.1 Qualification, Organization, Subsidiaries, etc.

(a)          Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted. Section 3.1(a) of the Company Disclosure Schedule sets forth a complete list of each of the Company’s Subsidiaries. Each of the Company's Subsidiaries is a legal entity duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted. Each of Company and its Subsidiaries is duly qualified or licensed, and has all necessary governmental approvals, to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such approvals, qualification or licensing necessary, except where the failure to be so duly approved, qualified or licensed and in good standing would not have, individually or in the aggregate, a material adverse effect on the Company or such Subsidiary.

(b)          Company has made available prior to the date of this Agreement a true and complete copy of its articles of incorporation and bylaws (collectively, the "Organizational Documents"), and the certificate of incorporation, bylaws, limited partnership agreement, limited liability company agreement or comparable constituent or organizational documents for each Subsidiary of Company, in each case, as amended through the date hereof.

Section 3.2 Capital Stock.

(a)          The authorized capital stock of Company consists of 450,000,000 shares of Company Common Stock and 50,000,000 shares of preferred stock. As of the date of this Agreement, the Company has no issued and outstanding shares of preferred stock. Section 3.2(a) of the Company’s Disclosure Schedule sets forth as of the date of this Agreement, (i) the number of shares of Company Common Stock issued and outstanding and (ii) the number of shares of Company Common Stock reserved for issuance under all Company warrants (the "Company Warrants") and convertible notes (“Company Convertible Notes”), together with the exercise/conversion prices and exercise/conversion periods thereof. All outstanding shares of Company Common Stock are, and shares of Company Common Stock reserved for issuance with respect to Company Warrants and Company Convertible Notes, when issued in accordance with the respective terms thereof, will be, duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights.

(b)          Except as set forth in Section 3.2(a) (and other than the shares of Company Common Stock issuable pursuant to the terms of outstanding Company Warrants and Company Convertible Notes identified in Section 3.2(a) of the Company’s Disclosure Schedule), there are no outstanding subscriptions, options, warrants, calls, convertible securities, exchangeable securities or other similar rights, agreements or commitments to which Company or any of its Subsidiaries is a party (i) obligating Company or any of its Subsidiaries to (A) issue, transfer, exchange, sell or register for sale any shares of capital stock or other equity interests of Company or any Subsidiary or securities convertible into or exchangeable for such shares or equity interests, (B) grant, extend or enter into any such subscription, option, warrant, call, convertible securities or other similar right, agreement or arrangement, (C) redeem or otherwise acquire any such shares of capital stock or other equity interests, (D) provide a material amount of funds to, or make any material investment (in the form of a loan, capital contribution or otherwise) in, any Subsidiary or (E) make any payment to any person the value of which is derived from or calculated based on the value of Company Common Stock, or (ii) granting any preemptive or antidilutive or similar rights with respect to any security issued by Company or its Subsidiaries. No Subsidiary of Company owns any shares of capital stock of Company.

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(c)          Neither Company nor any of its Subsidiaries has outstanding bonds, debentures, notes or other indebtedness, the holders of which have the right to vote (or which are convertible or exchangeable into or exercisable for securities having the right to vote) with the stockholders of Company on any matter.

(d)          There are no voting trusts or other agreements or understandings to which Company or any of its Subsidiaries is a party with respect to the voting or registration of the capital stock or other equity interest of Company or any of its Subsidiaries.

(e)          Company or a Subsidiary of Company owns, directly or indirectly, all of the issued and outstanding shares of capital stock or other equity interests of each Subsidiary of Company, free and clear of any preemptive rights and any Liens other than Permitted Liens, and all of such shares of capital stock or other equity interests are duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights. Except for equity interests in Company's Subsidiaries and for the interests described in Section 3.2(e) of the Company Disclosure Schedule, neither Company nor any of its Subsidiaries owns, directly or indirectly, any equity interest in any person (or any security or other right, agreement or commitment convertible or exercisable into, or exchangeable for, any equity interest in any person). Neither Company nor any of its Subsidiaries has any obligation to acquire any equity interest in, any person.

Section 3.3 Corporate Authority Relative to this Agreement; No Violation.

(a)          Company has the requisite corporate power and authority to execute and deliver this Agreement and each other document to be entered into by Company in connection with the Transactions (together with this Agreement, the "Transaction Documents") and, subject to the adoption of this Agreement and the approval of the Merger by the holders of a majority of the shares of Company Common Stock entitled to vote thereon (the "Company Stockholder Approval"), to consummate the Transactions. The execution and delivery of this Agreement and the other Transaction Documents and the consummation of the Transactions have been duly and validly authorized by the Board of Directors of Company and, except for the Company Stockholder Approval, no other corporate proceedings on the part of Company or vote of any stockholders are necessary to authorize the consummation of the Transactions. The Company Board of Directors have (i) resolved to recommend that Company's stockholders adopt this Agreement (the "Recommendation"), (ii) determined that this Agreement and the Merger are advisable and fair to and in the best interests of Company's stockholders, (iii) approved this Agreement and the Merger, and (iv) directed that the adoption of this Agreement be submitted to Company's stockholders for approval. Each of the Transaction Documents has been duly and validly executed and delivered by Company and, assuming each such Transaction Document constitutes the legal, valid and binding agreement of the counterparty thereto, each of the Transaction Documents constitutes the legal, valid and binding agreement of Company and is enforceable against Company in accordance with its terms, except as such enforcement may be subject to (A) the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium or other Laws affecting or relating to creditors’ rights generally or (B) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law (the "Remedies Exceptions").

(b)          Other than in connection with or in compliance with (i) the filing of the articles of merger with the Secretary of State of the State of Nevada, (ii) the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"), (iii) the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the " Securities Act"), (iv) applicable state securities, takeover and "blue sky" Laws, and (iv) the approvals set forth in Section 3.3(b) of the Company Disclosure Schedule (collectively, the "Approvals"), no authorization, consent, order, license, permit or approval of, or registration, declaration, notice or filing with, any United States, state of the United States or foreign governmental or regulatory agency, commission, court, body, entity or authority (each, a "Governmental Entity") or any third party is necessary for the consummation by Company of the Transactions, except for such authorizations, consents, orders, licenses, permits, approvals or filings that are not required to be obtained or made prior to consummation of the Transactions.

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(c)          The execution and delivery by Company of this Agreement does not, and (assuming the Approvals are obtained) the consummation of the Transactions and compliance with the provisions hereof will not (i) result in any loss, or suspension, limitation or impairment of any right of Company or any of its Subsidiaries to own or use any assets required for the conduct of their business or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, first offer, first refusal, modification or acceleration of any material obligation or to the loss of a benefit under any loan, guarantee of indebtedness or credit agreement, note, bond, mortgage, indenture, lease, agreement, contract (including any Oil and Gas Lease or Oil and Gas Contract), instrument, permit, concession, franchise, right or license binding upon Company or any of its Subsidiaries or by which or to which any of their respective properties, rights or assets are bound or subject, or result in the creation of any liens, claims, mortgages, encumbrances, pledges, security interests, equities or charges of any kind (each, a "Lien") other than Permitted Liens, in each case, upon any of the properties or assets of Company or any of its Subsidiaries, (ii) conflict with or result in any violation of any provision of the articles of incorporation or bylaws or other equivalent organizational document, in each case as amended or restated, of Company or any of its Subsidiaries or (iii) conflict with or violate any applicable Laws.

Section 3.4 Company SEC Documents; Financial Statements. Since December 30, 2011, the Company has filed with or otherwise furnished to (as applicable) the SEC all registration statements, prospectuses, forms, reports, definitive proxy statements, schedules and documents required to be filed or furnished by it under the Securities Act or the Exchange Act, as the case may be, together with all certifications required pursuant to the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”) (such documents and any other documents filed by the Company with the SEC, as have been supplemented, modified or amended since the time of filing, collectively, the “Company SEC Documents”). As of their respective filing dates or, if supplemented, modified or amended since the time of filing, as of the date of the most recent supplement, modification or amendment, the Company SEC Documents (i) did not at the time each such document was filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading and (ii) complied in all material respects with all applicable requirements of the Exchange Act or the Securities Act, as the case may be, and the Sarbanes-Oxley Act, and the rules and regulations promulgated thereunder, in each case as in effect on the date each such document was filed. None of the Company Subsidiaries is currently required to file any forms or reports with the SEC. As of the date hereof, there are no material outstanding or unresolved comments received from the SEC with respect to any of the reports filed by the Company with the SEC. Since December 30, 2011, the Company has been and is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act. The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company (including, in each case, any notes thereto) and the consolidated Company Subsidiaries included in or incorporated by reference into the Company SEC Documents (collectively, the “Company Financial Statements”) (x) complied as of their respective dates of filing in all material respects with the then applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (y) were prepared in conformity with GAAP (as in effect in the United States on the date of such Company Financial Statement) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of interim financial statements, for normal and recurring year-end adjustments that were not (or will not be) material in amount or effect) and (z) present fairly, in all material respects, the financial position of the Company and the consolidated Company Subsidiaries and the results of their operations and their cash flows as of the dates and for the periods referred to therein (except as may be indicated in the notes thereto or, in the case of interim financial statements, for normal and recurring year-end adjustments that were not (or will not be) material in amount or effect). Neither the Company nor any Company Subsidiary is a party to, or has any commitment to become a party to any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K of the SEC), where the result, purpose or effect of such contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of the Company Subsidiaries, in the Company Financial Statements or the Company SEC Documents.

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Section 3.5 No Undisclosed Liabilities. Neither the Company nor any of its Subsidiaries has, or is subject to, any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required by GAAP to be reflected on a consolidated balance sheet of Company and its consolidated Subsidiaries (including the notes thereto) other than liabilities and obligations (a) disclosed, reserved against or provided for in the audited consolidated balance sheet of the Company as of December 31, 2013 or in the notes thereto, (b) incurred in the ordinary course of business consistent with past practice since December 31, 2013 which have not had and will not have, individually or in the aggregate, a Material Adverse Effect, or (c) incurred under this Agreement or in connection with the transactions contemplated hereby or otherwise disclosed in the Company Disclosure Schedule. Except as disclosed in the Company Financial Statements, Company is not a guarantor or indemnitor of any indebtedness of any other person.

Section 3.6 Information Supplied. The proxy statement to be sent to the Company’s stockholders in connection with the special meeting for the Company Stockholder Approval (the “Company Stockholder Meeting”) (such proxy statement, together with any amendments or supplements thereto, the “Proxy Statement”) will not, at the time the Proxy Statement is first mailed to the Company’s stockholders or at the time of the Company Stockholder Meeting, as applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement, insofar as it relates to the Company or the Company Subsidiaries or other information supplied by the Company for inclusion or incorporation by reference therein, will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder and other applicable Law. Notwithstanding the foregoing, no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Merger Sub or any of their representatives specifically for inclusion (or incorporation by reference therein) in the Proxy Statement.

Section 3.7 Internal Controls and Disclosure Controls. The Company has designed and maintains a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) intended to provide reasonable assurances regarding the reliability of financial reporting for the Company and the Company Subsidiaries. The Company (a) has designed disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) to ensure that material information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and (b) based on its most recent evaluation of internal control prior to the date hereof, has disclosed to the Company’s auditors and the audit committee of the Company’s board of directors (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect in any material respect the Company’s ability to report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. The Company has established and maintains “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) promulgated under the Exchange Act) that are reasonably designed (but without making any representation or warranty as to the effectiveness of any such controls or procedures so designed) to ensure that material information (both financial and non-financial) relating to the Company and the Company Subsidiaries required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that such information is accumulated and communicated to the Company’s principal executive officer and principal financial officer, or persons performing similar functions, as appropriate, to allow timely decisions regarding required disclosure and to make the certifications of the “principal executive officer” and the “principal financial officer” of the Company required by Section 302 of the Sarbanes-Oxley Act with respect to such reports. Each of the principal executive officer of the Company and the principal financial officer of the Company (or each former principal executive officer of the Company and each former principal financial officer of the Company, as applicable) has made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder with respect to the Company SEC Documents and the statements contained in such certifications are true and accurate in all material respects as of the date hereof. There are no “significant deficiencies” or “material weaknesses” (as defined by the Sarbanes-Oxley Act) in the design or operation of the Company’s internal controls and procedures which could adversely affect the Company’s ability to record, process, summarize and report financial data.

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Section 3.8 Compliance with Law; Permits.

(a)          Company and its Subsidiaries are in compliance with, and are not in default under or in violation of, any applicable federal, state, local or foreign law, statute, ordinance, rule, regulation, judgment, order, injunction, decree, settlement or agency requirement of any Governmental Entity (collectively, "Laws " and each, a "Law"), except where such non-compliance, default or violation have not had and would not have, individually or in the aggregate, a Material Adverse Effect. Since December 31, 2012, neither Company nor any of its Subsidiaries has received any written notice or, to Company's knowledge, other communication from any Governmental Entity regarding any actual or possible violation of, or failure to comply with, any Law.

(b)          Company and its Subsidiaries are in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals, clearances, permissions, qualifications and registrations and orders of all applicable Governmental Entities, and all rights under any Company Material Contract with all Governmental Entities, and have filed all tariffs, reports, notices and other documents with all Governmental Entities necessary for Company and its Subsidiaries to own, lease and operate their properties and assets and to carry on their businesses as they are now being conducted (the "Permits"), except where the failure to have any of the Permits or to have filed such tariffs, reports, notices or other documents would not have, individually or in the aggregate, a Material Adverse Effect. All Permits are valid and in full force and effect and are not subject to any administrative or judicial proceeding that could result in modification, termination or revocation thereof. Company and each of its Subsidiaries is in compliance with the terms and requirements of all Permits.

(c)          Each of Company, its Subsidiaries and each third-party operator of any of the Oil and Gas Interests of Company and its Subsidiaries (with respect to such interests) is and has been, in compliance with applicable Laws and Orders, except where the failure to be in compliance would not have, individually or in the aggregate, a Material Adverse Effect.

(d)           None of Company, any Subsidiary of Company, or any director, officer, employee, auditor, accountant or representative of Company or any Subsidiary of Company, has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding accounting, internal accounting controls or auditing practices, procedures, methodologies or methods of Company or any Subsidiary of Company or any material concerns from employees of Company or any Subsidiary of Company regarding questionable accounting or auditing matters with respect to Company any or any Subsidiary of Company, and (ii) no attorney representing Company or any Subsidiary of Company, whether or not employed by Company or any Subsidiary of Company, has reported in writing evidence of a violation of securities Laws, breach of fiduciary duty or similar violation by Company, any Subsidiary of Company or any of their respective officers, directors, employees or agents to the Board of Directors of Company or any committee thereof, or to the General Counsel or Chief Executive Officer of Company.

Section 3.9 Environmental Laws and Regulations. There are no investigations, actions, suits or proceedings (whether administrative or judicial) pending, or to the knowledge of Company, threatened against Company or any of its Subsidiaries or any person or entity whose liability Company or any of its Subsidiaries has retained or assumed either contractually or by operation of Law, alleging non-compliance with or other liability under any Environmental Law and there are no existing facts or circumstances that would reasonably be expected to give rise to any such action, suit or proceeding. Company, its Subsidiaries and each third-party operator of any of the Oil and Gas Interests of Company and its Subsidiaries (with respect to such interests) are, and except for matters that have been fully resolved with the applicable Governmental Entity, since December 31, 2012 have been, in compliance with all Environmental Laws (which compliance includes the possession by Company and each of its Subsidiaries of all Permits required under applicable Environmental Laws to conduct their respective business and operations, and compliance with the terms and conditions thereof). There have been no Releases at any location of Hazardous Materials by Company, its Subsidiaries, or as a result of any operations or activities of their contractors or other third-party operators, that would reasonably be expected to give rise to any fine, penalty, remediation, investigation, obligation, injunction or liability of any kind to Company or its Subsidiaries. None of Company, its Subsidiaries, and any third-party operator of any of the Oil and Gas Interests of Company and its Subsidiaries (with respect to such interests) and any predecessor of any of them, is subject to any Order or any indemnity obligation (other than asset retirement obligations, plugging and abandonment obligations and other reserves of Company set forth in the Company Reserve Reports that have been provided to Parent prior to the date of this Agreement) or other Contract with any other person that would reasonably be expected to result in obligations or liabilities under applicable Environmental Laws or concerning Hazardous Materials or Releases. None of Company and its Subsidiaries has received any unresolved claim, notice, complaint or request for information or contribution from a Governmental Entity or any other person relating to actual or alleged noncompliance with or liability under applicable Environmental Laws (including any such liability or obligation arising under, retained or assumed by contract or by operation of law).

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Section 3.10 Employee Benefit Plans.

(a)          Section 3.10(a) of the Company Disclosure Schedule sets forth a correct and complete list of each Benefit Plan. For purposes of this Agreement, "Benefit Plan" means each employee benefit plan, program, agreement or arrangement, including pension, retirement, profit-sharing, deferred compensation, stock option, change in control, retention, equity or equity-based compensation, stock purchase, employee stock ownership, severance pay, vacation, bonus or other incentive plans, medical, retiree medical, vision, dental or other health plans, life insurance plans, and each other employee benefit plan or fringe benefit plan, including any "employee benefit plan" as that term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), in each case, whether oral or written, funded or unfunded, or insured or self-insured, maintained by Company or any Subsidiary, or to which Company or any Subsidiary contributes or is obligated to contribute for the benefit of any current or former employees, directors, consultants or independent contractors of Company or any of its Subsidiaries.

(b)          With respect to the Benefit Plans, each to the extent applicable, correct and complete copies of the following have been delivered or made available to Parent by Company: (i) all Benefit Plans (including all amendments and attachments thereto); (ii) written summaries of any Benefit Plan not in writing; (iii) all related trust documents; (iv) all insurance contracts or other funding arrangements; (v) the two most recent annual reports (Form 5500) filed with the Internal Revenue Service (the "IRS"); (vi) the most recent determination letter from the IRS; (vii) the most recent summary plan description and any summary of material modifications thereto; and (viii) all material communications received from or sent to the IRS, the Pension Benefit Guaranty Corporation (the "PBGC"), the Department of Labor, or any other Governmental Entity since December 31, 2012. Except as specifically provided in the foregoing documents delivered or made available to Parent, there are no material amendments to any material Benefit Plans that have been adopted or approved nor has Company or any of its Subsidiaries undertaken to make any such material amendments or to adopt or approve any new Benefit Plans.

(c)          Each Benefit Plan has been established, operated and administered in accordance with its terms and the requirements of all applicable Laws, including ERISA and the Code, and all contributions required to be made to any Benefit Plan by applicable Law or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Benefit Plan, have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected on the books and records of Company.

(d)          Section 3.10(d) of the Company Disclosure Schedule identifies each Benefit Plan that is intended to be qualified under Section 401(a) of the Code (the "Qualified Plans"). The IRS has issued a favorable determination letter with respect to each Qualified Plan and its related trust, such determination letter has not been revoked (nor, to the knowledge of Company, has revocation been threatened), and there are no existing circumstances and no events have occurred that would reasonably be expected to adversely affect the qualified status of any Qualified Plan or the related trust or increase the costs relating thereto. No trust funding any Benefit Plan is intended to meet the requirements of Code Section 501(c)(9).

(e)          None of Company and its Subsidiaries nor any of their respective ERISA Affiliates has, at any time during the last six years, maintained, established, contributed to or been obligated to contribute to any employee benefit plan that is subject to Title IV or Section 302 of ERISA or Section 412, 430 or 4971 of the Code.

(f)           None of Company and its Subsidiaries nor any of their respective ERISA Affiliates has, at any time during the last six years, maintained, established, contributed to or been obligated to contribute to any plan that is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA (a "Multiemployer Plan") or a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA (a "Multiple Employer Plan"). None of Company and its Subsidiaries nor any of their respective ERISA Affiliates has incurred any liability to a Multiemployer Plan or a Multiple Employer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan or Multiple Employer Plan.

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(g)          There are no pending or, to Company’s knowledge, threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations which have been asserted or instituted against Company with respect to any Benefit Plan, any fiduciaries thereof with respect to their duties to the Benefit Plans or the assets of any of the trusts under any of the Benefit Plans.

(h)          Neither Company nor any of its Subsidiaries, has sponsored or has any material obligation with respect to any employee benefit plan that provides for any post-employment or post-retirement medical or life insurance benefits for retired, former or current employees or beneficiaries or dependents thereof, except as required by applicable Law or pursuant to post-termination continuation provisions not in excess of three years set forth in employment agreements or severance arrangements that are Benefit Plans.

(i)           Company is not party to, or otherwise obligated under, any contract, agreement, plan or arrangement that provides for the gross-up of taxes imposed by Section 409A(a)(1)(B) of the Code.

(j)           The execution and delivery of this Agreement and the consummation of the Transactions will not, either alone or in combination with another event, except as provided under this Agreement or as required by applicable Law (i) entitle any current or former employee, director, consultant or officer of Company or any of its Subsidiaries to severance pay or accrued pension benefit or any other payment, (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee, director, consultant or officer, or (iii) trigger any funding obligation under any Benefit Plan or impose any restrictions or limitations on Company’s rights to administer, amend or terminate any Benefit Plan.

(k)          The consummation of the Transactions will not, either alone or in combination with another event, result in any payment (whether in cash or property or the vesting of property) to any "disqualified individual" (as such term is defined in Treasury Regulation Section 1.280G-1) that would, individually or in combination with any other such payment, constitute an "excess parachute payment" (as defined in Section 280G(b)(1) of the Code). No Benefit Plan provides for the gross-up or reimbursement of Taxes under Section 4999 of the Code or otherwise.

Section 3.11 Absence of Certain Changes or Events.

(a)          From December 31, 2013 through the date of this Agreement, the businesses of Company and its Subsidiaries have been conducted in all material respects in the ordinary course of business, and none of Company or any Subsidiary of Company have undertaken any action that would be prohibited by Section 5.1(b) of this Agreement if such section were in effect at all times since December 31, 2013.

(b)          Since December 31, 2013, there has not been any event, change, effect, development or occurrence that, individually or in the aggregate, has had a Material Adverse Effect.

Section 3.12 Investigations; Litigation. There is no investigation or review pending (or, to the knowledge of Company, threatened) by any Governmental Entity with respect to Company or any of its Subsidiaries. There are no actions, suits (or, to the knowledge of Company, inquiries), investigations, proceedings, subpoenas, civil investigative demands or other requests for information by any Governmental Entity or any other person (or, to the knowledge of Company, threatened) against or affecting Company or any of its Subsidiaries, or any of their respective properties. There are no orders, judgments or decrees of any Governmental Entity against Company or any of its Subsidiaries.

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Section 3.13  Information Supplied. The information supplied or to be supplied by Company in writing expressly for inclusion in the registration statement on Form S-4 to be filed by Parent in connection with the issuance of shares of Parent Common Stock in the Merger (the "Form S-4") shall not, at the time the Form S-4 is declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by Company with respect to statements made or incorporated by reference therein based on information supplied by any Parent Entity in writing expressly for inclusion therein. The information supplied or to be supplied by Company in writing expressly for inclusion in the joint proxy statement/prospectus (the "Proxy Statement/Prospectus") relating to the Company Stockholder Meeting included in the Form S-4 will not, at the time the Proxy Statement/Prospectus is first mailed to the stockholders of Company, and at the time of the Company Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by Company with respect to statements made or incorporated by reference therein based on information supplied by Parent in writing expressly for inclusion therein. The Form S-4 and the Proxy Statement/Prospectus (solely with respect to the portion thereof based on information supplied or to be supplied by Company in writing expressly for inclusion therein but excluding any portion thereof based on information supplied by Parent in writing expressly for inclusion therein, with respect to which no representation or warranty is made by Company) will comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act.

Section 3.14 Regulatory Matters.

(a)          Company is not (i) an "investment company" or a company "controlled" by an "investment company" within the meaning of the U.S. Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder or (ii) a "holding company," a "subsidiary company" of a "holding company," an affiliate of a "holding company," a "public utility" or a "public-utility company," as each such term is defined in the U.S. Public Utility Holding Company Act of 2005.

(b)          All natural gas pipeline Systems and related facilities constituting Company’s and its Subsidiaries’ properties are, except to the extent the failure to comply with the following provisions will not have, individually or in the aggregate, a Material Adverse Effect: (i) "gathering facilities" that are exempt from regulation by the U.S. Federal Energy Regulatory Commission under the Natural Gas Act of 1938, as amended, and (ii) not subject to rate regulation or comprehensive nondiscriminatory access regulation under the Laws of any state or other local jurisdiction.

Section 3.15 Tax Matters.

(a)          Except as would not have, individually or in the aggregate, a Material Adverse Effect:

(i)           (A) Company and each of its Subsidiaries has timely filed all Tax Returns with the appropriate Taxing Authority required to be filed, taking into account any extensions of time within which to file such Tax Returns, and all such Tax Returns were complete and correct, and (B) all Taxes due and owing by Company and each of its Subsidiaries (whether or not shown on such filed Tax Returns), including Taxes required to be collected or withheld from payments to employees, creditors, shareholders or other third parties, have been paid, except in each case of clause (A) and (B) for amounts being contested in good faith by appropriate proceedings or for which adequate reserves have been maintained in accordance with GAAP.

(ii)          (A) No deficiencies for Taxes with respect to Company or any of its Subsidiaries have been claimed, proposed or assessed by any Taxing Authority that have not been settled and paid or adequately reserved in accordance with GAAP, (B) as of the date hereof, there are no pending or threatened audits, assessments or other actions for or relating to any liability in respect of Taxes of Company or any of its Subsidiaries, and (C) neither Company nor any of its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

(iii)         There are no Liens for Taxes upon any property or assets of Company or any of its Subsidiaries other than Permitted Liens.

(iv)         Neither Company nor any of its Subsidiaries has participated in a "listed transaction" within the meaning of Treasury Regulation Section 1.6011-4(b).

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(v)          No claim has been made by any Taxing Authority in a jurisdiction where Company or any Subsidiary does not file Tax Returns that Company or any Subsidiary is or may be subject to taxation by that jurisdiction, other than any such claims that have been resolved.

(vi)         Neither Company nor any of its Subsidiaries is a party to any Tax allocation, sharing, indemnity, or reimbursement agreement or arrangement (excluding any such agreements pursuant to customary provisions in contracts not primarily related to Taxes).

(vii)        Neither Company nor any of its Subsidiaries has been a member of an affiliated group within the meaning of Section 1504(a) of the Code (or any similar group defined under a similar provision of foreign, state or local Law), other than a group of which Company or any Subsidiary is or was the common parent, and neither Company nor any of its Subsidiaries has any liability for Taxes of any other person (other than Taxes of Company or any Subsidiary) under Treasury Regulation Section 1.1502-6 (or any similar provision of foreign, state or local Law), as a transferee or successor, by contract or otherwise.

(viii)       Within the last two years, neither Company nor any of its Subsidiaries has been a party to any transaction intended to qualify under Section 355 of the Code.

(b)          Neither Company nor any of its Subsidiaries is aware of any fact, or has taken or agreed to take any action that would reasonably be expected to prevent or impede the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

Section 3.16 Employment and Labor Matters. As of the date hereof, neither Company nor any of its Subsidiaries is, or has been, a party to any collective bargaining agreement, labor union contract, or trade union agreement (each a "Collective Bargaining Agreement"), and no employee is represented by a labor organization for purposes of collective bargaining with respect to Company or any of its Subsidiaries. To the knowledge of Company, as of the date hereof, there are no activities or proceedings of any labor or trade union to organize any employees of Company or any of its Subsidiaries. As of the date hereof, no Collective Bargaining Agreement is being negotiated by Company or, to the knowledge of Company, any of its Subsidiaries. As of the date hereof, there is no strike, lockout, slowdown, or work stoppage against Company or any of its Subsidiaries pending or, to the knowledge of Company, threatened, that may interfere in any material respect with the business activities of Company and its Subsidiaries taken as a whole. There is no pending charge or complaint against Company or any of its Subsidiaries by the National Labor Relations Board or any comparable Governmental Entity, and none of Company or any of its Subsidiaries is a party, or otherwise bound by, any consent decree with, or citation by, any Governmental Entity relating to employees or employment practices. Company has complied with all applicable Laws regarding employment and employment practices, terms and conditions of employment and wages and hours (including classification of employees) and other applicable Laws in respect of any reduction in force, including notice, information and consultation requirements. There are no outstanding assessments, penalties, fines, Liens, charges, surcharges, or other amounts due or owing by Company pursuant to any workplace safety and insurance/workers’ compensation Laws.

Section 3.17 Intellectual Property.

(a)           Either Company or a Subsidiary owns, or is licensed or otherwise possesses valid rights to use, free and clear of Liens other than Permitted Liens, all trademarks, trade names, service marks, service names, mark registrations, logos, assumed names, domain names, registered and unregistered copyrights, patents or applications and registrations, trade secrets and other intellectual property rights necessary to their respective businesses as currently conducted (collectively, the "Intellectual Property"). There are no pending or, to the knowledge of Company, threatened claims by any person alleging infringement, misappropriation or other violation by Company or any of its Subsidiaries of any intellectual property rights of any person. To the knowledge of Company, the conduct of the business of Company and its Subsidiaries does not infringe, misappropriate or otherwise violate any intellectual property rights of any person. Neither Company nor any of its Subsidiaries has made any claim of a violation, infringement or misappropriation by others of Company’s or any its Subsidiaries’ rights to or in connection with the Intellectual Property. To the knowledge of Company, no person is infringing, misappropriating or otherwise violating any Intellectual Property.

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(b)          Company and its Subsidiaries have implemented (i) commercially reasonable measures, consistent with industry standards, to protect the confidentiality, integrity and security of the IT Assets (and all information and transactions stored or contained therein or transmitted thereby), and (ii) commercially reasonable data backup, data storage, system redundancy and disaster avoidance and recovery procedures, as well as a commercially reasonable business continuity plan, in each case consistent with customary industry practices.

Section 3.18 Properties.

(a)          Company and its Subsidiaries have good and defensible title to all of the Oil and Gas Interests reflected in the Company Reserve Reports as attributable to interests owned by Company and its Subsidiaries, except for such Oil and Gas Interests sold, used, farmed out or otherwise disposed of since December 31, 2013 in the ordinary course of business, in each case free and clear of all Liens other than Permitted Liens and Production Burdens. Each Oil and Gas Lease to which Company or any of its Subsidiaries is a party is valid and in full force and effect. None of Company or any of its Subsidiaries has violated any provision of, or taken or failed to take any act which, with or without notice, lapse of time, or both, would constitute a default under the provisions of such Oil and Gas Lease. None of Company or any of its Subsidiaries has received written notice from the other party to any such Oil and Gas Lease that Company or any of its Subsidiaries, as the case may be, has breached, violated or defaulted under any Oil and Gas Lease.

(b)          Either Company or a Subsidiary of Company has good and valid title to each material real property (and each real property at which material operations of Company or any of its Subsidiaries are conducted) owned by Company or any Subsidiary (but excluding the Oil and Gas Interests of Company), other than the Real Property Leases (such owned property collectively, the "Company Owned Real Property"). Either Company or a Subsidiary of Company has a good and valid leasehold interest in each material lease, sublease and other agreement under which Company or any of its Subsidiaries uses or occupies or has the right to use or occupy any material real property (or real property at which material operations of Company or any of its Subsidiaries are conducted) (but excluding the Oil and Gas Interests of Company) (such property subject to a lease, sublease or other agreement, the "Company Leased Real Property" and such leases, subleases and other agreements are, collectively, the "Company Real Property Leases"), in each case, free and clear of all Liens other than any Permitted Liens, and other than any conditions, encroachments, easements, rights-of-way, restrictions and other encumbrances that do not adversely affect the existing use of the real property subject thereto by the owner (or lessee to the extent a leased property) thereof in the operation of its business. Each Company Real Property Lease is valid, binding and in full force and effect. No uncured default of a material nature on the part of Company or, if applicable, its Subsidiary or, to the knowledge of Company, the landlord thereunder, exists under any Company Real Property Lease, and no event has occurred or circumstance exists which, with or without the giving of notice, the passage of time, or both, would constitute a material breach or default under a Company Real Property Lease.

(c)          There are no leases, subleases, licenses, rights or other agreements affecting any portion of the Company Owned Real Property or the Company Leased Real Property that would reasonably be expected to adversely affect the existing use of such Company Owned Real Property or the Company Leased Real Property by Company or its Subsidiaries in the operation of its business thereon. Except for such arrangements solely among Company and its Subsidiaries or among Company’s Subsidiaries, there are no outstanding options or rights of first refusal in favor of any other party to purchase any Company Owned Real Property or any portion thereof or interest therein that would reasonably be expected to adversely affect the existing use of the Company Owned Real Property by Company in the operation of its business thereon. Neither Company nor any of its Subsidiaries is currently subleasing, licensing or otherwise granting any person the right to use or occupy a material portion of a Company Owned Real Property or Company Leased Real Property that would reasonably be expected to adversely affect the existing use of such Company Owned Real Property or Company Leased Real Property by Company or its Subsidiaries in the operation of its business thereon.

(d)          All proceeds from the sale of Hydrocarbons produced from the Oil and Gas Interests of Company and its Subsidiaries are being received by them in a timely manner and are not being held in suspense for any reason other than awaiting preparation and approval of division order title opinions for recently drilled Wells.

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(e)          All of the Wells and all water, CO2 or injection wells located on the Oil and Gas Leases or Units of Company and its Subsidiaries or otherwise associated with an Oil and Gas Interest of Company or its Subsidiaries have been drilled, completed and operated within the limits permitted by the applicable Oil and Gas Contracts and applicable Law, and all drilling and completion (and plugging and abandonment) of the Wells and such other wells and all related development, production and other operations have been conducted in compliance with all applicable Laws.

(f)           All Oil and Gas Interests operated by Company and its Subsidiaries have been operated in accordance with reasonable, prudent oil and gas field practices and in compliance with the applicable Oil and Gas Leases and applicable Law.

(g)          None of the material Oil and Gas Interests of Company or its Subsidiaries is subject to any preferential purchase, consent or similar right that would become operative as a result of the Transactions.

(h)          None of the Oil and Gas Interests of Company or its Subsidiaries are subject to any Tax partnership agreement or provisions requiring a partnership income Tax Return to be filed under Subchapter K of Chapter 1 of Subtitle A of the Code.

Section 3.19 Insurance. Company and its Subsidiaries maintain insurance in such amounts and against such risks substantially as are customary for the industries in which it and its Subsidiaries operate and as their management has in good faith determined to be prudent and appropriate. All insurance policies maintained by or on behalf of Company or any of its Subsidiaries as of the date of this Agreement are in full force and effect, and all premiums due on such policies have been paid by Company or its Subsidiaries. Company and its Subsidiaries are in compliance with the terms and provisions of all insurance policies maintained by or on behalf of Company or any of its Subsidiaries as of the date of this Agreement, and neither Company nor any of its Subsidiaries is in breach or default under, or has taken any action that would permit termination or material modification of, any material insurance policies.

Section 3.20 [Intentionally Omitted]

Section 3.21 Material Contracts.

(a)          Except for this Agreement, the Benefit Plans and agreements filed as exhibits to the Company SEC Documents, as of the date of this Agreement, neither Company nor any of its Subsidiaries is a party to or bound by:

(i)           any "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC);

(ii)          any Contract that (A) expressly imposes any restriction on the right or ability of Company or any of its Subsidiaries to compete with any other person or acquire or dispose of the securities of another person or (B) contains an exclusivity or "most favored nation" clause that restricts the business of Company or any of its Subsidiaries in a material manner, other than those contained in customary oil and gas leases or customary confidentiality agreements;

(iii)         any mortgage, note, debenture, indenture, security agreement, guaranty, pledge or other agreement or instrument evidencing indebtedness for borrowed money or any guarantee of such indebtedness of Company or any of its Subsidiaries in an amount in excess of $100,000, except any transactions among Company and its wholly owned subsidiaries or among Company’s wholly owned Subsidiaries;

(iv)         any Contract that provides for the acquisition, disposition, license, use, distribution or outsourcing of assets, services, rights or properties with a value, or requiring the payment of an annual amount by Company and its Subsidiaries, in excess of $100,000;

(v)          any joint venture, partnership or limited liability company agreement or other similar Contract relating to the formation, creation, operation, management or control of any joint venture, partnership or limited liability company, other than any such Contract solely between Company and its Subsidiaries or among Company’s Subsidiaries and other than any customary joint operating agreements, unit agreements or participation agreements affecting the Oil and Gas Interests of Company;

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(vi)         any Contract expressly limiting or restricting the ability of Company or any of its Subsidiaries to make distributions or declare or pay dividends in respect of their capital stock, partnership interests, membership interests or other equity interests, as the case may be;

(vii)        any Contract that obligates Company or any of its Subsidiaries to make any loans, advances or capital contributions to, or investments in, any person other than (A) advances for expenses required under customary joint operating agreements and customary advances to operators of Oil and Gas Interests of Company not covered by a joint operating agreement or participation agreement or (B) any loan or capital contribution to, or investment in Company or one of its wholly owned Subsidiaries;

(viii)       any Contract providing for the sale by Company or any of its Subsidiaries of Hydrocarbons that (A) has a remaining term of greater than 60 days and does not allow Company or such Subsidiary to terminate it without penalty on 60 days’ notice or less or (B) contains a "take-or-pay" clause or any similar material prepayment or forward sale arrangement or obligation (excluding "gas balancing" arrangements associated with customary joint operating agreements) to deliver Hydrocarbons at some future time without then or thereafter receiving full payment therefor;

(ix)          any Contract that provides for a call or option on production, or acreage dedication to a gathering, transportation or other arrangement downstream of the wellhead, covering in excess of 100 Mcf per day (or, in the case of liquids, in excess of 25 barrels of oil equivalent) of Hydrocarbons per day over a period of one month (calculated on a yearly average basis);

(x)           any Oil and Gas Lease that contains express provisions (A) establishing bonus obligations in excess of $5,000 that were not satisfied at the time of leasing or signing or (B) providing for a fixed term, even if there is still production in paying quantities;

(xi)          any agreement pursuant to which Company or any of its Subsidiaries has paid amounts associated with any Production Burden in excess of $25,000 during the immediately preceding fiscal year or with respect to which Company reasonably expects that it will make payments associated with any Production Burden in any of the next three succeeding fiscal years that could, based on current projections, exceed $25,000 per year;

(xii)         any agreement which is a joint development agreement, exploration agreement or acreage dedication agreement (excluding, in respect of each of the foregoing, customary joint operating agreements) that either (A) is material to the operation of Company and its Subsidiaries, taken as a whole, or (B) would reasonably be expected to require Company and its Subsidiaries to make expenditures in excess of $25,000 in the aggregate during the 12-month period following the date hereof;

(xiii)        any acquisition Contract that contains "earn out" or other contingent payment obligations, or remaining indemnity or similar obligations (other than asset retirement obligations, plugging and abandonment obligations and other reserves of Company set forth in the Company Reserve Reports that have been provided to Parent prior to the date of this Agreement), that would reasonably be expected to result in payments after the date hereof by Company or any of its Subsidiaries in excess of $50,000; or

(xiv)       any material lease or sublease with respect to a Company Leased Real Property.

All contracts of the types referred to in clauses (i) through (xiv) above are referred to herein as "Company Material Contracts."

(b)          Neither Company nor any Subsidiary of Company is in breach of or default under the terms of any Company Material Contract. To the knowledge of Company, no other party to any Company Material Contract is in breach of or default under the terms of any Company Material Contract. Each Company Material Contract is a valid and binding obligation of Company or the Subsidiary of Company that is party thereto and, to the knowledge of Company, of each other party thereto, and is in full force and effect.

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Section 3.22 Reserve Reports. Company has delivered or otherwise made available to Parent true and correct copies of the written report commissioned by Company and delivered to Company estimating Company’s and its Subsidiaries’ proved oil and gas reserves prepared by an unaffiliated person (the "Company Report Preparer") concerning the Oil and Gas Interests of Company and such Subsidiaries as of December 31, 2013 (the "Company Reserve Report"). The factual, non-interpretive data provided by Company and its Subsidiaries to the Company Report Preparer in connection with the preparation of the Company Reserve Report that was material to such Company Report Preparer’s estimates of the proved oil and gas reserves set forth in the Company Reserve Report was, as of the time provided (or as modified or amended prior to the issuance of the Company Reserve Report) accurate in all material respects. The oil and gas reserve estimates of Company set forth in the Company Reserve Report are derived from reports that have been prepared by the petroleum consulting firm as set forth therein, and such reserve estimates fairly reflect, in all material respects, the oil and gas reserves of Company at the dates indicated therein and are in accordance with SEC guidelines applicable thereto applied on a consistent basis throughout the periods involved. Except for changes generally affecting the oil and gas exploration, development and production industry (including changes in commodity prices) and normal depletion by production, there has been no change in respect of the matters addressed in the Company Reserve Report that would have, individually or in the aggregate, a Material Adverse Effect.

Section 3.23 Derivatives. Section 3.23 of the Company Disclosure Schedule accurately summarizes, in all material respects, the outstanding Derivative positions of Company and its Subsidiaries, including Hydrocarbon and financial Derivative positions attributable to the production and marketing of Company and its Subsidiaries, as of the dates reflected therein. Section 3.23 of the Company Disclosure Schedule lists, as of the date of this Agreement, all Derivative Contracts to which Company or any of its Subsidiaries is a party.

Section 3.24 Finders or Brokers. Neither Company nor any of its Subsidiaries has employed any investment banker, broker or finder in connection with the Transactions who would be entitled to any fee or any commission in connection with or upon consummation of the Merger.

Section 3.25 Requisite Stockholder Approval. The only vote of the stockholders of the Company required to approve the plan of merger (as such term is used in Section 92A.120 of the NRS) contained in this Agreement and approve the Merger is the affirmative vote of the holders of not less than a majority of the outstanding Shares in favor of the adoption of the plan of merger (as such term is used in Section 92A.120 of the NRS) contained in this Agreement (the “Requisite Stockholder Approval”). No other vote of the stockholders of the Company is required by Law, the Articles of Incorporation or Bylaws of the Company or otherwise to adopt the plan of merger (as such term is used in Section 92A.120 of the NRS) contained in this Agreement and approve and consummate the Merger.

Section 3.26 State Takeover Statutes. The Board of Directors of Company has taken all action necessary to render inapplicable to this Agreement and the Transactions all potentially applicable state anti-takeover statutes or regulations and any similar provisions in Company’s articles of incorporation or bylaws.

Section 3.27 No Additional Representations.

(a)          Company acknowledges that no Parent Entity makes any representation or warranty as to any matter whatsoever except as expressly set forth in ARTICLE IV or in any certificate delivered by Parent to Company in accordance with the terms hereof, and specifically (but without limiting the generality of the foregoing) that no Parent Entity makes any representation or warranty with respect to (i) any projections, estimates or budgets delivered or made available to Company (or any of its affiliates, officers, directors, employees or Representatives) of future revenues, results of operations (or any component thereof), cash flows or financial condition (or any component thereof) of Parent and its Subsidiaries or (ii) the future business and operations of Parent and its Subsidiaries, and Company has not relied on such information or any other representation or warranty not set forth in ARTICLE IV.

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(b)          Company has conducted its own independent review and analysis of the business, operations, assets, liabilities, results of operations, financial condition and prospects of Parent and its Subsidiaries and acknowledges that Company has been provided access for such purposes. Except for the representations and warranties expressly set forth in ARTICLE IV or in any certificate delivered to Company by Parent in accordance with the terms hereof, in entering into this Agreement, Company has relied solely upon its independent investigation and analysis, and Company acknowledges and agrees that it has not been induced by and has not relied upon any representations, warranties or statements, whether express or implied, made by Parent or any of its respective Subsidiaries, affiliates, stockholders, controlling persons or Representatives that are not expressly set forth in ARTICLE IV or in any certificate delivered by Parent to Company, whether or not such representations, warranties or statements were made in writing or orally. Company acknowledges and agrees that, except for the representations and warranties expressly set forth in ARTICLE IV or in any certificate delivered by Parent to Company: (i) Parent does not make, and have not made, any representations or warranties relating to themselves or their businesses or otherwise in connection with the Transactions and Company is not relying on any representation or warranty except for those expressly set forth in this Agreement, (ii) no person has been authorized by Parent to make any representation or warranty relating to themselves or their business or otherwise in connection with the Transactions, and if made, such representation or warranty must not be relied upon by Company as having been authorized by such party, and (iii) any estimates, projections, predictions, data, financial information, memoranda, presentations or any other materials or information provided or addressed to Company or any of its Representatives are not and shall not be deemed to be or include representations or warranties unless any such materials or information is the subject of any express representation or warranty set forth in ARTICLE IV.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES OF PARENT

Except as disclosed in the disclosure schedule delivered by Parent to Company immediately prior to the execution of this Agreement (the "Parent Disclosure Schedule ") (each section of which qualifies the correspondingly numbered representation, warranty or covenant if specified therein and such other representations, warranties or covenants where its relevance as an exception to (or disclosure for purposes of) such other representation, warranty or covenant is reasonably apparent), Parent represents and warrants to Company as follows:

Section 4.1 Qualification, Capitalization

(a)          Parent is a corporation duly organized, validly existing and in good standing under the Laws of the State of Colorado and has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted. Each of Parent’s Subsidiaries is a legal entity duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted. Each of Parent and its Subsidiaries is duly qualified or licensed, and has all necessary approvals, to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such approvals, qualification or licensing necessary, except where the failure to be so duly approved, qualified or licensed and in good standing would not have, individually or in the aggregate, a material adverse effect on Parent or such Subsidiary.

(b)          The authorized capital stock of Parent consists of 750,000,000 shares of Parent Common Stock and 10,000,000 shares of Preferred Stock. As of the date of this Agreement, 60 shares of Parent Series A Preferred Stock are issued and outstanding. Section 4.1(b) of Parent’s Disclosure Schedule sets forth as of the date of this Agreement, (i) the number of shares of Parent Common Stock issued and outstanding and (ii) the number of shares of Parent Common Stock reserved for issuance under all options, warrants and convertible notes, together with the exercise/conversion prices and exercise/conversion periods thereof. All outstanding shares of Parent Common Stock are, and shares of Parent Common Stock reserved for issuance with respect to options, warrants and convertible notes, when issued in accordance with the respective terms thereof, will be, duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights.

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(c)           Except as set forth in Section 4.1(b) or as set forth in Section 4.1(c) of the Parent Disclosure Schedule as of the date hereof, there are no outstanding subscriptions, options, warrants, calls, convertible securities, exchangeable securities or other similar rights, agreements or commitments to which Parent or any of its Subsidiaries is a party (i) obligating Parent or any of its Subsidiaries to (A) issue, transfer, exchange, sell or register for sale any shares of capital stock or other equity interests of Parent or any Subsidiary or securities convertible into or exchangeable for such shares or equity interests, (B) grant, extend or enter into any such subscription, option, warrant, call, convertible securities or other similar right, agreement or arrangement, (C) redeem or otherwise acquire any such shares of capital stock or other equity interests, (D) provide a material amount of funds to, or make any material investment (in the form of a loan, capital contribution or otherwise) in, any Subsidiary or (E) make any payment to any person the value of which is derived from or calculated based on the value of Parent Common Stock, or (ii) granting any preemptive or antidilutive or similar rights with respect to any security issued by Parent or its Subsidiaries. No Subsidiary of Parent owns any shares of capital stock of Parent.

(d)          Neither Parent nor any of its Subsidiaries has outstanding bonds, debentures, notes or other indebtedness, the holders of which have the right to vote (or which are convertible or exchangeable into or exercisable for securities having the right to vote) with the stockholders of Parent on any matter.

(e)          There are no voting trusts or other agreements or understandings to which Parent or any of its Subsidiaries is a party with respect to the voting or registration of the capital stock or other equity interest of Parent or any of its Subsidiaries.

(f)           Parent or a Subsidiary of Parent owns, directly or indirectly, all of the issued and outstanding shares of capital stock or other equity interests of each Subsidiary of Parent, free and clear of any preemptive rights and any Liens other than Permitted Liens, and all of such shares of capital stock or other equity interests are duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights. Except for equity interests in Parent’s Subsidiaries, neither Parent nor any of its Subsidiaries owns, directly or indirectly, any equity interest in any person (or any security or other right, agreement or commitment convertible or exercisable into, or exchangeable for, any equity interest in any person). Neither Parent nor any of its Subsidiaries has any obligation to acquire any equity interest in, any person.

Section 4.2 Authority Relative to this Agreement; No Violation.

(a)           Each of the Parent Entities has all necessary power and authority to execute and deliver this Agreement and each other Transaction Document to be entered into by Parent and Merger Sub. The execution, delivery and performance by Parent Entities of this Agreement and the other Transaction Documents and the consummation by each of them of the Merger and the other transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of each Parent Entity, and no other action on the part of any Parent Entity is necessary to authorize the execution and delivery by any Parent Entity of this Agreement and the other Transaction Documents and the consummation of the Merger. The Board of Directors of Parent has approved this Agreement and the Transactions, including the Merger. This Agreement has been duly executed and delivered by each Parent Entity and, assuming due and valid authorization, execution and delivery hereof by Company, is the valid and binding obligation of each Parent Entity enforceable against each of them in accordance with its terms, subject to the Remedies Exceptions.

(b)          Other than in connection with or in compliance with (i) the filing of the articles of merger with the Secretary of State of the State of Nevada, (ii) the Exchange Act, (iii) the Securities Act, (iv) applicable state securities, takeover and "blue sky" Laws, and (v) the approvals set forth in Section 4.2(b) of Parent Disclosure Schedule (collectively, the "Parent Approvals"), and, subject to the accuracy of the representations and warranties of Company in Section 3.3(b), no authorization, consent, order, license, permit or approval of, or registration, declaration, notice or filing with, any Governmental Entity or any third party is necessary for the consummation by any Parent Entity of the Transactions, except for such authorizations, consents, orders, licenses, permits, approvals or filings that are not required to be obtained or made prior to consummation of the Transactions.

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(c)          The execution and delivery by Parent Entities of this Agreement do not, and the consummation of the Transactions and compliance with the provisions hereof will not (i) result in any loss, or suspension, limitation or impairment of any right of a Parent Entity or its Subsidiaries to own or use any assets required for the conduct of its business or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, first offer, first refusal, modification or acceleration of any material obligation or to the loss of a benefit under any loan, guarantee of indebtedness or credit agreement, note, bond, mortgage, indenture, lease, agreement, contract (including any Oil and Gas Lease or Oil and Gas Contract), instrument, permit, concession, franchise, right or license binding upon a Parent Entity or any of its Subsidiaries or by which or to which any of its properties, rights or assets are bound or subject, or result in the creation of any Liens other than Permitted Liens, in each case, upon any of the properties or assets of a Parent Entity or any of its Subsidiaries, (ii) conflict with or result in any violation of any provision of the certificate of incorporation, certificate of formation, bylaws, limited liability company agreement or other equivalent organizational document, in each case as amended or restated, of a Parent Entity or any of its Subsidiaries or (iii) conflict with or violate any applicable Laws.

Section 4.3 Reports and Financial Statements.

(a)           Parent and each of its Subsidiaries has filed or furnished all forms, documents and reports required to be filed or furnished prior to the date hereof by it with the SEC since July 12, 2012 (all such documents and reports filed or furnished by a Parent Entity or any of its Subsidiaries, the "Parent SEC Documents "). As of their respective dates or, if amended, as of the date of the last such amendment, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, as the case may be, and the applicable rules and regulations promulgated thereunder, and none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that information set forth in the Parent SEC Documents as of a later date (but before the date of this Agreement) will be deemed to modify information as of an earlier date.

(b)          The consolidated financial statements (including all related notes and schedules) of each Parent Entity included in the applicable Parent SEC Documents (the "Parent Financial Statements") (i) fairly present in all material respects the consolidated financial position of such Parent Entity and its consolidated Subsidiaries, as at the respective dates thereof, and the consolidated results of their operations and their consolidated cash flows for the respective periods then ended, (ii) were prepared in conformity with GAAP (except, in the case of the unaudited statements, subject to normal year-end audit adjustments and the absence of footnote disclosure) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto), (iii) comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act.

(c)          As of the date hereof, there are no outstanding or unresolved comments in any comment letters of the staff of the SEC received by Parent relating to the Parent SEC Documents.

Section 4.4 Undisclosed Liabilities. Neither Parent nor any of its Subsidiaries has, or is subject to, any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required by GAAP to be reflected on a consolidated balance sheet of Parent and its consolidated Subsidiaries (including the notes thereto) other than liabilities and obligations (a) disclosed, reserved against or provided for in the audited consolidated balance sheet of the Parent as of December 31, 2013 or in the notes thereto, (b) incurred in the ordinary course of business consistent with past practice since December 31, 2013 which have not had and will not have, individually or in the aggregate, a Material Adverse Effect, or (c) incurred under this Agreement or in connection with the transactions contemplated hereby or otherwise disclosed in the Parent Disclosure Schedule. Except as disclosed in the Company Financial Statements, Company is not a guarantor or indemnitor of any indebtedness of any other person.

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Section 4.5 Internal Controls and Disclosure Controls. Parent has designed and maintains a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) intended to provide reasonable assurances regarding the reliability of financial reporting for Parent and the Parent Subsidiaries. Parent (a) has designed disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) to ensure that material information required to be disclosed by the Parent in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and is accumulated and communicated to Parent’s management as appropriate to allow timely decisions regarding required disclosure and (b) based on its most recent evaluation of internal control prior to the date hereof, has disclosed to the Parent’s auditors (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect in any material respect the Parent’s ability to report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Parent’s internal control over financial reporting. The Parent has established and maintains “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) promulgated under the Exchange Act) that are reasonably designed (but without making any representation or warranty as to the effectiveness of any such controls or procedures so designed) to ensure that material information (both financial and non-financial) relating to the Parent and the Parent Subsidiaries required to be disclosed by the Parent in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that such information is accumulated and communicated to the Parent’s principal executive officer and principal financial officer, or persons performing similar functions, as appropriate, to allow timely decisions regarding required disclosure and to make the certifications of the “principal executive officer” and the “principal financial officer” of the Parent required by Section 302 of the Sarbanes-Oxley Act with respect to such reports. Each of the principal executive officer of the Parent and the principal financial officer of the Parent (or each former principal executive officer of the Parent and each former principal financial officer of the Parent, as applicable) has made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder with respect to the Parent SEC Documents and the statements contained in such certifications are true and accurate in all material respects as of the date hereof. There are no “significant deficiencies” or “material weaknesses” (as defined by the Sarbanes-Oxley Act) in the design or operation of the Parent’s internal controls and procedures which could adversely affect the Parent’s ability to record, process, summarize and report financial data.

Section 4.6 Compliance with Law; Permits.

(a)           Each Parent Entity and its Subsidiaries are in compliance with, and are not in default under or in violation of, any Laws, except where such non-compliance, default or violation would not have, individually or in the aggregate, a Material Adverse Effect. Since December 31, 2012, neither Parent nor any of its Subsidiaries has received any written notice or, to the knowledge of Parent, other communication from any Governmental Entity regarding any actual or possible material violation of, or material failure to comply with, any Law.

(b)          Parent and its Subsidiaries are in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals, clearances, permissions, qualifications and registrations and orders of all applicable Governmental Entities, and all rights under any Material Contract with all Governmental Entities, and have filed all tariffs, reports, notices and other documents with all Governmental Entities necessary for each of Parent and its Subsidiaries to own, lease and operate their properties and assets and to carry on their businesses as they are now being conducted (the "Parent Permits "), except where the failure to have any of Parent Permits or to have filed such tariffs, reports, notices or other documents would not, individually or in the aggregate, have a Material Adverse Effect. All Parent Permits are valid and in full force and effect and are not subject to any administrative or judicial proceeding that could result in modification, termination or revocation thereof. Parent and each of its Subsidiaries is in compliance with the terms and requirements of all Parent Permits.

(c)          Since December 31, 2012, (i) neither Parent nor any of its Subsidiaries nor, to the knowledge of Parent, any director, officer, employee, auditor, accountant or representative of either Parent or any of its Subsidiaries, has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding accounting, internal accounting controls or auditing practices, procedures, methodologies or methods of such Parent Entity or any material concerns from employees of Parent or any Parent Subsidiary regarding questionable accounting or auditing matters with respect to Parent or any Parent Subsidiary, and (ii) to the knowledge of the Parent Entities, no attorney representing either Parent Entity or any of its Subsidiaries, whether or not employed by such Parent Entity or any such Subsidiary, has reported in writing evidence of a violation of securities Laws, breach of fiduciary duty or similar violation by such Parent Entity, any Subsidiary of such Parent Entity or any of their respective officers, directors, employees or agents to the Board of Directors of such Parent Entity, or to the Chief Executive Officer of such Parent Entity.

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Section 4.7 Absence of Certain Changes or Events.

(a)           From January 1, 2013 through the date of this Agreement, the businesses of Parent and its Subsidiaries have been conducted in all material respects in the ordinary course of business, and neither Parent nor any Parent Subsidiary has undertaken any action that would be prohibited by Section 5.2 of this Agreement if such section were in effect at all times since January 1, 2013.

(b)          Since January 1, 2013, there has not been any event, change, effect, development or occurrence that, individually or in the aggregate, has had a Material Adverse Effect.

Section 4.8 Environmental Laws and Regulations. There are no investigations, actions, suits or proceedings (whether administrative or judicial) pending, or, to the knowledge of Parent Entities, threatened against Parent or any of its Subsidiaries or any person or entity whose liability any Parent Entity or any of its Subsidiaries has retained or assumed either contractually or by operation of Law, alleging non-compliance with or other liability under any Environmental Law and, to the knowledge of Parent Entities, there are no existing facts or circumstances that would reasonably be expected to give rise to any such action, suit or proceeding. Parent and its Subsidiaries are, and except for matters that have been fully resolved with the applicable Governmental Entity, since December 31, 2012 have been, in compliance with all Environmental Laws (which compliance includes the possession by Parent and each of its Subsidiaries of all Parent Permits required under applicable Environmental Laws to conduct their respective business and operations, and compliance with the terms and conditions thereof). There have been no Releases at any location of Hazardous Materials by Parent or any of its Subsidiaries that would reasonably be expected to give rise to any fine, penalty, remediation, investigation, obligation, injunction or liability of any kind to Parent or its Subsidiaries. Neither Parent nor any of its Subsidiaries nor, to the knowledge of Parent Entities, any third-party operator of any of the Oil and Gas Interests of Parent or its Subsidiaries or any predecessor of any of them, is subject to any Order or any indemnity obligation or other Contract with any other person that would reasonably be expected to result in obligations or liabilities under applicable Environmental Laws or concerning Hazardous Materials or Releases. Neither Parent nor any of its Subsidiaries has received any unresolved claim, notice, complaint or request for information or contribution from a Governmental Entity or any other person relating to actual or alleged noncompliance with or liability under applicable Environmental Laws (including any such liability or obligation arising under, retained or assumed by contract or by operation of law).

Section 4.9 Investigations; Litigation. There is no investigation or review pending (or, to the knowledge of Parent Entities, threatened) by any Governmental Entity with respect to Parent or any of its Subsidiaries. There are no actions, suits (or, to the knowledge of Parent Entities, inquiries), investigations, proceedings, subpoenas, civil investigative demands or other requests for information by any Governmental Entity or any other person pending (or, to the knowledge of Parent Entities, threatened) against or affecting Parent or any of its Subsidiaries, or any of their respective properties. There are no orders, judgments or decrees of any Governmental Entity against Parent or any of its Subsidiaries.

Section 4.10 Information Supplied. The information supplied or to be supplied by Parent Entities in writing expressly for inclusion in the Form S-4 shall not, at the time the Form S-4 is declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by Parent Entities with respect to statements made or incorporated by reference therein based on information supplied by Company in writing expressly for inclusion therein. The information supplied or to be supplied by Parent Entities in writing expressly for inclusion in the Proxy Statement/Prospectus shall not, at the time the Proxy Statement/Prospectus is first mailed to the stockholders of Company, and at the time of the Company Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by Parent Entities with respect to statements made or incorporated by reference therein based on information supplied by Company in writing expressly for inclusion therein. The Form S-4 and the Proxy Statement/Prospectus (solely with respect to the portion thereof based on information supplied or to be supplied by a Parent Entity in writing expressly for inclusion therein, but excluding any portion thereof based on information supplied by Company in writing expressly for inclusion therein, with respect to which no representation or warranty is made by either Parent Entity) will comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act.

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Section 4.11 Regulatory Matters.

(a)          Neither Parent Entity is (i) an "investment company" or a company "controlled" by an "investment company" within the meaning of the U.S. Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder or (ii) a "holding company," a "subsidiary company" of a "holding company," an affiliate of a "holding company," a "public utility" or a "public-utility company," as each such term is defined in the U.S. Public Utility Holding Company Act of 2005.

(b)          All natural gas pipeline Systems and related facilities constituting Parent and its Subsidiaries’ properties are (i) gathering facilities" that are exempt from regulation by the U.S. Federal Energy Regulatory Commission under the Natural Gas Act of 1938, as amended, and (ii) not subject to rate regulation or comprehensive nondiscriminatory access regulation under the Laws of any state or other local jurisdiction.

Section 4.12 Properties.

(a)          Parent and its Subsidiaries have good and defensible title to all of the Oil and Gas Interests reflected in Parent Reserve Reports as attributable to interests owned by Parent or any of its Subsidiaries, except for such Oil and Gas Interests sold, used, farmed out or otherwise disposed of since December 31, 2013 in the ordinary course of business, in each case free and clear of all Liens other than Permitted Liens and Production Burdens. Each Oil and Gas Lease to which Parent or any of its Subsidiaries is a party is valid and in full force and effect. Neither Parent nor any of its Subsidiaries has violated any provision of, or taken or failed to take any act which, with or without notice, lapse of time, or both, would constitute a default under the provisions of such Oil and Gas Lease. Neither Parent nor any of its Subsidiaries has received written notice from the other party to any such Oil and Gas Lease that Parent or any of its Subsidiaries, as the case may be, has breached, violated or defaulted under any Oil and Gas Lease.

(b)          Either Parent or a Parent Subsidiary has good and valid title to each material real property (and each real property at which material operations of Parent or any of its Subsidiaries are conducted) owned by Parent or any Parent Subsidiary (but excluding the Oil and Gas Interests), other than Parent Real Property Leases (such owned property collectively, the "Parent Owned Real Property"). Either Parent or a Parent Subsidiary has a good and valid leasehold interest in each material lease, sublease and other agreement under which Parent or any of its Subsidiaries uses or occupies or has the right to use or occupy any material real property (or real property at which material operations of Parent or any of its Subsidiaries are conducted) (but excluding the Oil and Gas Interests) (such property subject to a lease, sublease or other agreement, the "Parent Leased Real Property" and such leases, subleases and other agreements are, collectively, the "Parent Real Property Leases ), in each case, free and clear of all Liens other than any Permitted Liens, and other than any conditions, encroachments, easements, rights-of-way, restrictions and other encumbrances that do not adversely affect the existing use of the real property subject thereto by the owner (or lessee to the extent a leased property) thereof in the operation of its business. Each Real Property Lease is valid, binding and in full force and effect. No uncured default of a material nature on the part of Parent or any Parent Subsidiary or, to the knowledge of the Parent Entities, the landlord thereunder, exists under any Parent Real Property Lease, and no event has occurred or circumstance exists which, with or without the giving of notice, the passage of time, or both, would constitute a material breach or default under a Parent Real Property Lease.

(c)          There are no leases, subleases, licenses, rights or other agreements affecting any portion of Parent Owned Real Property or Parent Leased Real Property that would reasonably be expected to adversely affect the existing use of such Parent Owned Real Property or Parent Leased Real Property by Parent or its Subsidiaries in the operation of its business thereon. Except for such arrangements solely among Parent and its Subsidiaries or among any Parent Subsidiaries, there are no outstanding options or rights of first refusal in favor of any other party to purchase any Parent Owned Real Property or any portion thereof or interest therein that would reasonably be expected to adversely affect the existing use of Parent Owned Real Property by the Parent Entities in the operation of their business thereon. Neither Parent nor any of its Subsidiaries is currently subleasing, licensing or otherwise granting any person the right to use or occupy a material portion of a Parent Owned Real Property or Parent Leased Real Property that would reasonably be expected to adversely affect the existing use of such Parent Owned Real Property or Parent Leased Real Property by Parent or its Subsidiaries in the operation of its business thereon.

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(d)          All proceeds from the sale of Hydrocarbons produced from the Oil and Gas Interests of Parent or its Subsidiaries are being received by them in a timely manner and are not being held in suspense for any reason other than awaiting preparation and approval of division order title opinions for recently drilled Wells.

(e)          All of the Wells and all water, CO2 or injection wells located on the Oil and Gas Leases or Units of Parent and its Subsidiaries or otherwise associated with an Oil and Gas Interest of Parent or its Subsidiaries have been drilled, completed and operated within the limits permitted by the applicable Oil and Gas Contracts and applicable Law, and all drilling and completion (and plugging and abandonment) of the Wells and such other wells and all related development, production and other operations have been conducted in compliance with all applicable Laws.

(f)           All Oil and Gas Interests operated by Parent and its Subsidiaries have been operated in accordance with reasonable, prudent oil and gas field practices and in compliance with the applicable Oil and Gas Leases and applicable Law.

(g)          None of the material Oil and Gas Interests of Parent or its Subsidiaries is subject to any preferential purchase, consent or similar right that would become operative as a result of the Transactions.

(h)          None of the Oil and Gas Interests of Parent or its Subsidiaries are subject to any Tax partnership agreement or provisions requiring a partnership income Tax Return to be filed under Subchapter K of Chapter 1 of Subtitle A of the Code.

Section 4.13 Insurance. Parent and its Subsidiaries maintain insurance in such amounts and against such risks substantially as are customary for the industries in which they and their Subsidiaries operate and as their management has in good faith determined to be prudent and appropriate. Except as would not have, individually or in the aggregate, a Material Adverse Effect, all insurance policies maintained by or on behalf of Parent or any of its Subsidiaries as of the date of this Agreement are in full force and effect, and all premiums due on such policies have been paid by Parent or its Subsidiaries. Except as would not have, individually or in the aggregate, a Material Adverse Effect, Parent and their Subsidiaries are in compliance with the terms and provisions of all insurance policies maintained by or on behalf of Parent or any of its Subsidiaries as of the date of this Agreement, and neither Parent nor any of its Subsidiaries is in breach or default under, or has taken any action that could permit termination or material modification of, any material insurance policies.

Section 4.14 [Intentionally Omitted]

Section 4.15 Material Contracts.

(a)          Except for this Agreement and agreements filed as exhibits to Parent's SEC Documents, as of the date of this Agreement, neither Parent nor any of its Subsidiaries is a party to or bound by any "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) (a "Parent Material Contract").

(b)          Neither Parent nor any of its Subsidiaries is in breach of or default under the terms of any Parent Material Contract and, to the knowledge of the Parent Entities, no other party to any Parent Material Contract is in breach of or default under the terms of any Parent Material Contract. Each Parent Material Contract is a valid and binding obligation of the Parent or the Parent Subsidiary that is party thereto and, to the knowledge of, of each other party thereto, and is in full force and effect.

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Section 4.16 Reserve Reports. Parent has delivered or otherwise made available to Company true and correct copies of the written report requested or commissioned by Parent or its Subsidiaries and delivered to a Parent or its Subsidiaries in writing on or before the date of this Agreement estimating Parent’s and such Subsidiaries’ proved oil and gas reserves prepared by any unaffiliated person (each, a "Parent Report Preparer") concerning the Oil and Gas Interests of Parent and such Subsidiaries as of December 31, 2013 (the "Parent Reserve Reports"). The factual, non-interpretive data provided by Parent and its Subsidiaries to each Parent Report Preparer in connection with the preparation of Parent Reserve Reports that was material to such Parent Report Preparer’s estimates of the proved oil and gas reserves set forth in Parent Reserve Reports was, as of the time provided (or as modified or amended prior to the issuance of Parent Reserve Reports) accurate in all material respects. The oil and gas reserve estimates set forth in Parent Reserve Reports are derived from reports that have been prepared by the petroleum consulting firm as set forth therein, and such reserve estimates fairly reflect, in all material respects, the oil and gas reserves of Parent and its Subsidiaries at the dates indicated therein and are in accordance with SEC guidelines applicable thereto applied on a consistent basis throughout the periods involved. Except for changes generally affecting the oil and gas exploration, development and production industry (including changes in commodity prices) and normal depletion by production, there has been no change in respect of the matters addressed in Parent Reserve Reports that, individually or in the aggregate, has had or would have a Material Adverse Effect.

Section 4.17 Finders or Brokers. Neither Parent nor any of its Subsidiaries has employed any investment banker, broker or finder in connection with the Transactions who would be entitled to any fee or any commission in connection with or upon consummation of the Merger.

Section 4.18 Tax Matters.

(a)          Except as would not have, individually or in the aggregate, a Material Adverse Effect:

(i)           (A) Each of Parent and its Subsidiaries has timely filed all Tax Returns with the appropriate Taxing Authority required to be filed, taking into account any extensions of time within which to file such Tax Returns, and all such Tax Returns were complete and correct, and (B) all Taxes due and owing by each of Parent and its Subsidiaries (whether or not shown on such filed Tax Returns), including Taxes required to be collected or withheld from payments to employees, creditors, shareholders or other third parties, have been paid, except in each case of clause (A) and (B) for amounts being contested in good faith by appropriate proceedings or for which adequate reserves have been maintained in accordance with GAAP.

(ii)          (A) No deficiencies for Taxes with respect to a Parent or any of its Subsidiaries have been claimed, proposed or assessed by any Taxing Authority that have not been settled and paid or adequately reserved in accordance with GAAP, (B) as of the date hereof, there are no pending or threatened audits, assessments or other actions for or relating to any liability in respect of Taxes of Parent or any of its Subsidiaries, and (C) neither Parent nor any of its Subsidiaries have waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

(iii)         There are no Liens for Taxes upon any property or assets of Parent or any of its Subsidiaries other than Permitted Liens.

(iv)         Neither Parent nor any of its Subsidiaries has participated in a "listed transaction" within the meaning of Treasury Regulation Section 1.6011-4(b).

(v)          No claim has been made by any Taxing Authority in a jurisdiction where Parent or any of its Subsidiaries does not file Tax Returns that Parent or any of its Subsidiaries is or may be subject to taxation by that jurisdiction, other than any such claims that have been resolved.

(vi)         Neither Parent nor any of its Subsidiaries is a party to any Tax allocation, sharing, indemnity, or reimbursement agreement or arrangement (excluding any such agreements pursuant to customary provisions in contracts not primarily related to Taxes).

(vii)        Neither Parent nor any of its Subsidiaries has been a member of an affiliated group within the meaning of Section 1504(a) of the Code (or any similar group defined under a similar provision of foreign, state or local Law), other than a group of which Parent or any of its Subsidiaries is or was the common parent, and neither Parent nor any of its Subsidiaries has any liability for Taxes of any other person (other than Taxes of Parentor such Subsidiary) under Treasury Regulation Section 1.1502-6 (or any similar provision of foreign, state or local Law), as a transferee or successor, by contract or otherwise.

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(b)          Neither Parent nor any of its Subsidiaries is aware of any fact, or has taken or agreed to take any action, that would reasonably be expected to prevent or impede the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

Section 4.19 Employee Benefit Plans.

(a)          For purposes of this Agreement, "Parent Benefit Plan" means each employee benefit plan, program, agreement or arrangement, including pension, retirement, profit-sharing, deferred compensation, stock option, change in control, retention, equity or equity-based compensation, stock purchase, employee stock ownership, severance pay, vacation, bonus or other incentive plans, medical, retiree medical, vision, dental or other health plans, life insurance plans, and each other employee benefit plan or fringe benefit plan, including any "employee benefit plan" as that term is defined in Section 3(3) of ERISA, in each case, whether oral or written, funded or unfunded, or insured or self-insured, maintained by Parent or any of its Subsidiaries, or to which Parent or any of its Subsidiaries contributes or is obligated to contribute for the benefit of any current or former employees, directors, consultants or independent contractors of Parent or any of its Subsidiaries.

(b)          Each Parent Benefit Plan has been established, operated and administered in all material respects in accordance with its terms and the requirements of all applicable Laws, including ERISA and the Code. All contributions required to be made to any Parent Benefit Plan by applicable Law or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Parent Benefit Plan, have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected on the books and records of Parent and its Subsidiaries.

(c)          Neither Parent nor any of its Subsidiaries nor any of their respective ERISA Affiliates has, at any time during the last six years, maintained, established, contributed to or been obligated to contribute to any employee benefit plan that is subject to Title IV or Section 302 of ERISA or Section 412, 430 or 4971 of the Code.

(d)          Neither Parent nor any of its Subsidiaries nor any of their respective ERISA Affiliates has, at any time during the last six years, maintained, established, contributed to or been obligated to contribute to any plan that is a Multiemployer Plan or a Multiple Employer Plan, and neither Parent, its Subsidiaries, nor any of their respective ERISA Affiliates has incurred any liability to a Multiemployer Plan or a Multiple Employer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan or Multiple Employer Plan.

Section 4.20 Employment and Labor Matters. As of the date hereof, neither Parent nor any of its Subsidiaries is, or since December 31, 2012 has been, a party to any Collective Bargaining Agreement, and no employee is represented by a labor organization for purposes of collective bargaining with respect to Parent or any of its Subsidiaries. To the knowledge of Parent, as of the date hereof, there are no activities or proceedings of any labor or trade union to organize any employees of Parent or any of its Subsidiaries. As of the date hereof, no Collective Bargaining Agreement is being negotiated by Parent or, to the knowledge of Parent, any of its Subsidiaries. As of the date hereof, there is no strike, lockout, slowdown, or work stoppage against any Parent or any of its Subsidiaries pending or, to the knowledge of the Parent Entities, threatened. There is no pending charge or complaint against Parent or any of its Subsidiaries by the National Labor Relations Board or any comparable Governmental Entity, and neither nor any of its Subsidiaries is a party, or otherwise bound by, any consent decree with, or citation by, any Governmental Entity relating to employees or employment practices. Parent and its Subsidiaries have complied with all applicable Laws regarding employment and employment practices, terms and conditions of employment and wages and hours (including classification of employees) and other applicable Laws in respect of any reduction in force, including notice, information and consultation requirements. There are no outstanding assessments, penalties, fines, Liens, charges, surcharges, or other amounts due or owing by Parent or any of its Subsidiaries pursuant to any workplace safety and insurance/workers’ compensation Laws.

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Section 4.21 No Additional Representations.

(a)          Parent acknowledges that Company does not make any representation or warranty as to any matter whatsoever except as expressly set forth in ARTICLE III, in any certificate delivered by Company to a Parent in accordance with the terms hereof, and the Parent Loan Agreement and specifically (but without limiting the generality of the foregoing) that Company makes no representation or warranty with respect to (a) any projections, estimates or budgets delivered or made available to Parent (or any of their respective affiliates, officers, directors, employees or Representatives) of future revenues, results of operations (or any component thereof), cash flows or financial condition (or any component thereof) of Company and its Subsidiaries or (b) the future business and operations of Company and its Subsidiaries, and Parent has not relied on such information or any other representations or warranties not set forth in ARTICLE III or the Parent Loan Agreement.

(b)          Parent has conducted its own independent review and analysis of the business, operations, assets, liabilities, results of operations, financial condition and prospects of Company and its Subsidiaries and acknowledges that it has been provided access for such purposes. Except for the representations and warranties expressly set forth in ARTICLE III or in any certificate delivered to Parent by Company in accordance with the terms hereof, in entering into this Agreement, Parent has relied solely upon its independent investigation and analysis of Company and its Subsidiaries, and Parent acknowledges and agrees that they have not been induced by and have not relied upon any representations, warranties or statements, whether express or implied, made by Company, its Subsidiaries, or any of their respective affiliates, stockholders, controlling persons or other Representatives that are not expressly set forth in ARTICLE III, in any certificate delivered by Company to Parent, or in the Parent Loan Agreement, whether or not such representations, warranties or statements were made in writing or orally. Parent acknowledges and agrees that, except for the representations and warranties expressly set forth in ARTICLE III, in any certificate delivered by Company to Parent, or in the Parent Loan Agreement: (i) Company does not make, or has not made, any representations or warranties relating to itself or its business or otherwise in connection with the Transactions and Parent is not relying on any representation or warranty except for those expressly set forth in this Agreement or the Parent Loan Agreement, (ii) no person has been authorized by Company to make any representation or warranty relating to itself or its business or otherwise in connection with the Transactions, and if made, such representation or warranty must not be relied upon by Parent as having been authorized by Company, and (iii) any estimates, projections, predictions, data, financial information, memoranda, presentations or any other materials or information provided or addressed to Parent or any of its Representatives are not and shall not be deemed to be or include representations or warranties of Company unless any such materials or information is the subject of any express representation or warranty set forth in ARTICLE III or in the Parent Loan Agreement.

ARTICLE V.

COVENANTS AND AGREEMENTS

Section 5.1 Conduct of Business by Company.

(a)          From and after the date hereof until the earlier of the Effective Time or the date, if any, on which this Agreement is terminated pursuant to Section 7.1 (the "Termination Date"), and except (i) as may be required by applicable Law or the regulations or requirements of any stock exchange or regulatory organization applicable to Parent or any of its Subsidiaries, (ii) with the prior written consent of Parent, (iii) as may be contemplated or required by this Agreement, or (iv) as set forth in Section 5.1 of the Company Disclosure Schedule, Company covenants and agrees that the business of Company and its Subsidiaries shall be conducted in the ordinary course of business, and shall use commercially reasonable efforts to preserve intact their present lines of business, maintain their rights, franchises and Permits and preserve their relationships with customers and suppliers; provided, however, that no action by Company or its Subsidiaries with respect to matters specifically addressed by any provision of Section 5.1(b) shall be deemed a breach of this sentence unless such action would constitute a breach of such other provision of Section 5.1(b).

(b)          Company agrees with the Parent Entities, on behalf of itself and its Subsidiaries, that from the date hereof and prior to the earlier of the Effective Time and the Termination Date, except (i) as may be required by applicable Law or the regulations or requirements of any stock exchange or regulatory organization applicable to Company or any of its Subsidiaries, (ii) as may be consented to by Parent, or (iii) as may be contemplated or required by this Agreement, Company:

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(i)           shall not adopt any amendments to its certificate of incorporation or bylaws or similar applicable organizational documents, and shall not permit any of its Subsidiaries to adopt any amendments to its articles of incorporation or bylaws or similar applicable organizational documents;

(ii)          shall not, and shall not permit any of its Subsidiaries to, split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, except for any such transaction by a wholly owned Subsidiary of Company which remains a wholly owned Subsidiary after consummation of such transaction;

(iii)         shall not, and shall not permit any of its Subsidiaries that is not wholly owned by Company or wholly owned Subsidiaries of any such Subsidiaries to, authorize or pay any dividends on or make any distribution with respect to its outstanding shares of capital stock (whether in cash, assets, stock or other securities), except dividends or distributions by any direct or indirect wholly owned Subsidiary only to Company or to another wholly owned Subsidiary of Company in the ordinary course of business;

(iv)         shall not, and shall not permit any of its Subsidiaries to, adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization, other than the Merger or take any action with respect to any securities owned by such person that would reasonably be expected to prevent, materially impede or materially delay the consummation of the Merger or any other transaction contemplated by this Agreement;

(v)          shall not, and shall not permit any of its Subsidiaries to, make any acquisition of any other person or business or make any loans, advances or capital contributions to, or investments in, any other person;

(vi)         except for authorized expenditures made with the proceeds of the Parent Loan, shall not, and shall not permit any of its Subsidiaries to, to the extent any expenditures exceed, in the aggregate, $25,000:

(A)          sell, lease, license, transfer, exchange or swap, or otherwise dispose of or encumber any properties or non-cash assets, except (1) sales, transfers and dispositions of obsolete or worthless equipment, (2) sales, transfers and dispositions of inventory, commodities and produced Hydrocarbons, crude oil and refined products in the ordinary course of business, or (3) sales, leases, transfers or other dispositions made in connection with any transaction among Parent and its wholly owned Subsidiaries or among its wholly owned Subsidiaries;

(B)           authorize any capital expenditures, except for (1) expenditures contemplated by Company Reserve Report provided to Parent (whether or not such capital expenditure is made during the 2014 fiscal year), but only to the extent Company has sufficient cash on hand to make such expenditures without incurring additional debt other than the Parent Loan, (2) expenditures made in response to any emergency, whether caused by war, terrorism, weather events, public health events, outages or otherwise, and (3) expenditures made to acquire or re-lease oil and gas leases owned by Company that will be expiring in 2014;

(vii)        shall not, and shall not permit any of its Subsidiaries to, enter into any new Contract to sell Hydrocarbons other than in the ordinary course of business consistent with past practice, but in no event having a duration longer than 30 days;

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(viii)       except as required by applicable Law or the terms of any Company Benefit Plan existing and as in effect on the date of this Agreement, shall not, and shall not permit any of its Subsidiaries to, (1) establish, adopt, amend, modify, commence participation in or terminate (or commit to establish, adopt, amend, modify, commence participation in or terminate) any Collective Bargaining Agreement, bonus, profit-sharing, thrift, pension, retirement, deferred compensation, stock option, restricted stock agreement, plan or arrangement covering any current or former directors, officers, employees, consultants, independent contractors or other service providers of Company or any of its Subsidiaries or other existing Company Benefit Plan (other than amendments or modifications to broad-based Company Benefit Plans in the ordinary course of business that do not materially increase the cost or expense to Company of providing or administering such benefits), (2) increase in any manner the compensation, severance or benefits of any of the current or former directors, officers, employees, consultants, independent contractors or other service providers of Company or its Subsidiaries, (3) pay or award, or commit to pay or award, any bonuses or incentive compensation, (4) enter into any new or modify any existing employment, severance, termination, retention or consulting agreement with any current or former directors, officers, employees, consultants, independent contractors or other service providers of Company or any of its Subsidiaries, (5) accelerate any rights or benefits, (6) fund any rabbi trust or similar arrangement, (7) change any actuarial assumptions used to calculate funding obligations with respect to any Company Benefit Plan or change the manner in which contributions to such plans are made or the basis on which such contributions are determined, except as may be required by GAAP or applicable Law, or (8) hire or terminate the employment or services of (other than for cause) any officer, employee, independent contractor or consultant;

(ix)          shall not, and shall not permit any of its Subsidiaries to, materially change financial accounting policies or procedures or any of its methods of reporting income, deductions or other material items for financial accounting purposes, except as required by GAAP, SEC rule or policy or applicable Law;

(x)           shall not, and shall not permit any of its Subsidiaries to, issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of its capital stock or other ownership interest in Company or any of its Subsidiaries or any securities convertible into or exchangeable for any such shares or ownership interest, or any rights, warrants or options to acquire any such shares of capital stock, ownership interest or convertible or exchangeable securities or take any action to cause to be exercisable any otherwise unexercisable option under any existing Company Benefit Plans (except as otherwise provided by the terms of this Agreement or the express terms of any Company Warrant, or Company Convertible Note identified in Section 3.2(a) of the Company’s Disclosure Schedule);

(xi)          shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, purchase, redeem or otherwise acquire any shares of the capital stock of any of them or any rights, warrants or options to acquire any such shares, except for transactions among Company and its Subsidiaries or among its Subsidiaries;

(xii)         shall not, and shall not permit any of its Subsidiaries to, incur, assume, guarantee or otherwise become liable for any indebtedness for borrowed money or any guarantee of such indebtedness, except for (1) indebtedness under the Parent Loan, (2) any indebtedness among Company and its wholly owned Subsidiaries or among its wholly owned Subsidiaries, (3) for any indebtedness incurred to replace, renew, extend, refinance or refund any existing indebtedness on substantially the same or more favorable terms to Company than such existing indebtedness, and (4) for any guarantees by Company of indebtedness of Subsidiaries of Company or guarantees by its Subsidiaries of indebtedness of Company or any Subsidiary of Company, which indebtedness is incurred in compliance with this Section 5.1(b); provided, however, that in the case of each of clauses (2) through (4) such indebtedness does not impose or result in any additional restrictions or limitations that would be material to Company and its Subsidiaries, or, following the Closing, Parent and its Subsidiaries, other than any obligation to make payments on such indebtedness and other than any restrictions or limitations to which Company or any Subsidiary is currently subject under the terms of any indebtedness outstanding as of the date hereof;

(xiii)        other than in the ordinary course of business, shall not, and shall not permit any of its Subsidiaries to, modify, amend or terminate, or waive any rights under any Company Material Contract or under any Company Permit, or enter into any new Contract which would be a Company Material Contract, in each case in a manner or with an effect that is adverse to Company and its Subsidiaries, taken as a whole, or which would reasonably be expected to, after the Effective Time, restrict or limit in any material respect any Parent Entity, the Surviving Company or any of their respective affiliates from engaging in any business or competing in any geographic location with any person;

(xiv)       shall not, and shall not permit any of its Subsidiaries to, waive, release, assign, settle or compromise any claim, action or proceeding, other than waivers, releases, assignments, settlements or compromises equal to or lesser than the amounts reserved with respect thereto on the most recent consolidated balance sheet of Company and its Subsidiaries;

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(xv)        shall not make, change or revoke any Tax election outside the ordinary course of business, change any Tax accounting method, file any amended Tax Return, enter into any closing agreement, request any Tax ruling, settle or compromise any Tax proceeding, or surrender any claim for a refund of Taxes, in each case, if such action would reasonably be expected to increase by a material amount the Taxes of Company or Parent;

(xvi)       except as otherwise permitted by this Agreement, any refinancing permitted by clauses (xii)(3) and (4) above or for transactions between Company and its Subsidiaries or among its Subsidiaries, shall not, and shall not permit any of its Subsidiaries, to prepay, redeem, repurchase, defease, cancel or otherwise acquire any indebtedness or guarantees thereof of Company or any Subsidiary, other than (1) at stated maturity and (2) any required amortization payments and mandatory prepayments (including mandatory prepayments arising from any change of control put rights to which holders of such indebtedness or guarantees thereof may be entitled), in each case in accordance with the terms of the instrument governing such indebtedness as in effect on the date hereof; and

(xvii)      shall not, and shall not permit any of its Subsidiaries to, agree, in writing or otherwise, to take any of the foregoing actions that are prohibited pursuant to clauses (i)) through (xvi) of this Section 5.1(b).

Section 5.2 Conduct of Business by Parent.

(a)          Ordinary Course. From and after the date hereof until the earlier of the Effective Time or the Termination Date, and except (i) as may be required by applicable Law or the regulations or requirements of any stock exchange or regulatory organization applicable to Parent or any of its Subsidiaries, (ii) with the prior written consent of Company (which consent shall not be unreasonably withheld), (iii) as may be contemplated or required by this Agreement, (iv) as permitted under Section 5.2(c), below, (v) or as set forth in Section 5.2(a) of the Parent Disclosure Schedule, Parent covenants and agrees that the business of Parent and its Subsidiaries shall be conducted in the ordinary course of business, and shall use commercially reasonable efforts to preserve intact their present lines of business, maintain their rights, franchises and Parent Permits and preserve their relationships with customers and suppliers; provided, however, that no action by Parent or its Subsidiaries with respect to matters specifically addressed by any provision of Section 5.2(b) shall be deemed a breach of this sentence unless such action would constitute a breach of such other provision of Section 5.2(b).

(b)          Pre-Effective Time Operations. Parent agrees that from the date hereof and prior to the earlier of the Effective Time and the Termination Date, except (i) as may be required by applicable Law or the regulations or requirements of any stock exchange or regulatory organization applicable to Parent or any of its Subsidiaries, (ii) as may be consented to by Company (which consent shall not be unreasonably withheld), (iii) as may be contemplated or required by this Agreement, or (iv) as is permitted under Section 5.2(c), below, or as set forth in Section 5.2(b) of Parent Disclosure Schedule, Parent:

(i)           shall not adopt or agree to adopt any amendments its certificate of incorporation or bylaws or similar applicable organizational documents and shall not permit its Subsidiaries to adopt any amendments its certificate of incorporation or bylaws or similar applicable organizational documents ;

(ii)         shall not, and shall not permit any of its Subsidiaries that is not wholly owned by Parent or wholly owned by any wholly owned Subsidiary of Parent to, authorize or pay any dividends on or make any distribution with respect to its outstanding equity securities (whether in cash, assets, stock or other securities), except dividends or distributions by any direct or indirect wholly owned Subsidiary only to Parent or another wholly owned Subsidiary of Parent in the ordinary course of business;

(iii)         shall not, and shall not permit any of its Subsidiaries to, adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization, other than any restructurings or reorganizations solely among a Parent Entity and its Subsidiaries or among its Subsidiaries, or take any action with respect to any securities owned by such person that would reasonably be expected to prevent, materially impede or materially delay the consummation of the Merger or any other transaction contemplated by this Agreement;

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(iv)         shall not, and shall not permit any of its Subsidiaries to, issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any share of capital stock or other ownership interest in Parent or any of its Subsidiaries or any securities convertible into or exchangeable for any such shares or ownership interest, or any rights, warrants or options to acquire any such shares of capital stock, ownership interest or convertible or exchangeable securities or take any action to cause to be exercisable any otherwise unexercisable option under any existing Parent Benefit Plans (except as otherwise provided by the terms of this Agreement or the express terms of any unexercisable or unexercised options or warrants outstanding on the date hereof), other than (1) as contemplated by this Agreement, (2) issuances and sales of convertible debt, warrants, capital stock, and other securities for cash, (3) the sale of Parent Common Stock pursuant to the exercise of Parent Options if necessary to effectuate an option direction upon exercise or for withholding of Taxes, or (4) for transactions among Parent and its wholly owned Subsidiaries or among its wholly owned Subsidiaries;

(v)        shall not make, change or revoke any Tax election outside the ordinary course of business, change any Tax accounting method, file any amended Tax Return, enter into any closing agreement, request any Tax ruling, settle or compromise any Tax proceeding, or surrender any claim for a refund of Taxes, in each case, if such action would reasonably be expected to increase by a material amount the Taxes of a Parent Entity or any of its Subsidiaries;

(vi) shall not, unless one or more additional directors have been added to Parent’s Board of Directors who satisfy the definition of “Independent Director” set forth in the rules of the NASDAQ Stock Market, grant compensatory cash bonuses or stock options to any person that is a director, officer, or consultant of Parent on the date of this Agreement, and

(vii)       shall not, and shall not permit any of its Subsidiaries to, agree, in writing or otherwise, to take any of the foregoing actions that are prohibited pursuant to clauses (i) through (vi) of this Section 5.2(b).

(c)          Certain Parent Transactions. The parties:

(i)                   (a) acknowledge that Parent and its Subsidiaries may desire to sell certain of their respective existing assets (including interests in Subsidiaries and other assets held by Parent and each of its Subsidiaries) in order to generate working capital that would be deployed to develop the assets of Company after the Effective Time, and (b) agree that notwithstanding the foregoing provisions of this Section 5.2 or any other provision of this Agreement to the contrary, during the period from and after the date of this Agreement and prior to the Effective Time, Parent and its Subsidiaries (and each of their respective Subsidiaries) may sell or otherwise dispose of any of their respective assets (without regard to whether such sales or other dispositions may be outside the ordinary course of business for Parent or such respective Subsidiary), including but not limited to oil and gas leases, working interests, development rights, and ownership interests in any Subsidiary, to any unrelated third party for fair market value;

(ii)                 (a) acknowledge that Parent and its Subsidiaries may issue convertible debt, warrants, capital stock, and other securities in capital raising transactions prior to the Effective Time to generate funds for acquisitions and other purposes both before and after the Effective Time and that they may issue convertible debt, warrants, capital stock, and other securities in connection with acquisitions prior to the Effective Time, and (b) agree that notwithstanding the foregoing provisions of this Section 5.2 or any other provision of this Agreement to the contrary, Parent and its Subsidiaries (and each of their respective Subsidiaries) may sell issue convertible debt, warrants, capital stock, and other securities in such capital raising transactions or acquisitions prior to the Effective Time;

(iii)                (a) acknowledge that Parent and its Subsidiaries may grant compensatory stock options prior to the Effective Time to new (non-director) employees or consultants as part of their compensation, and (b) agree that notwithstanding the foregoing provisions of this Section 5.2 or any other provision of this Agreement to the contrary, Parent and its Subsidiaries (and each of their respective Subsidiaries) may grant options to purchase up to 3,500,000 shares of Parent Common Stock to new (non-director) employees or consultants prior to the Effective Time for such purpose; and

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(iv)               (a) acknowledge that Parent and its Subsidiaries may make acquisitions (whether through merger, consolidation or otherwise) of other persons or businesses or make loans, advances or capital contributions to, or investments in, other persons prior to the Effective Time and (b) agree that notwithstanding the foregoing provisions of this Section 5.2 or any other provision of this Agreement to the contrary, Parent and its Subsidiaries (and each of their respective Subsidiaries) may make such acquisitions, loans, advances, capital contributions, and investments.

Section 5.3 Mutual Access.

(a)          For purposes of furthering the Transactions, each of Company and Parent shall afford the other party and (i) the officers and employees and (ii) the accountants, consultants, legal counsel, financial advisors, financing sources and agents and other Representatives of each such party reasonable access during normal business hours, throughout the period prior to the earlier of the Effective Time and the Termination Date, to its and its Subsidiaries’ personnel and properties, contracts, commitments, books and records and any report, schedule or other document filed or received by it pursuant to the requirements of applicable Laws and with such additional accounting, financing, operating, environmental and other data and information regarding such party and its Subsidiaries, as such other party may reasonably request. Notwithstanding the foregoing, no party shall be required to afford such access if it would unreasonably disrupt the operations of such party or any of its Subsidiaries, would cause a violation of any agreement to which such party or any of its Subsidiaries is a party, would cause a risk of a loss of privilege to such party or any of its Subsidiaries or would constitute a violation of any applicable Law. No party or any of its officers, employees or Representatives shall be permitted to perform any onsite procedures (including an onsite study or any invasive testing or sampling) with respect to any property of another party or any of its Subsidiaries without the prior written consent of such party.

(b)          The parties hereto hereby agree that all information provided to them or their respective officers, directors, employees or Representatives in connection with this Agreement and the consummation of the Transactions shall be governed in accordance with the mutual nondisclosure agreement executed by Parent and Company in February 2014 (the "Confidentiality Agreement").

Section 5.4 No Solicitation; Recommendation of the Board of Directors of Company.

(a)          Except as expressly permitted by this Section 5.4, Company shall, and shall cause each of its affiliates and its and their respective officers, directors and employees to, and shall use reasonable best efforts to cause the agents, financial advisors, investment bankers, attorneys, accountants and other representatives (collectively "Representatives") of Company or any of its affiliates to: (A) immediately cease any ongoing solicitation, knowing encouragement, discussions or negotiations with any persons that may be ongoing with respect to a Takeover Proposal, and promptly instruct (to the extent it has contractual authority to do so and has not already done so prior to the date of this Agreement) or otherwise request, any person that has executed a confidentiality or non-disclosure agreement with Company within the 24-month period prior to the date of this Agreement in connection with any actual or potential Takeover Proposal to return or destroy all such information or documents or material incorporating confidential information in the possession of such person or its Representatives and (B) until the Effective Time or, if earlier, the Termination Date, not, directly or indirectly, (1) solicit, initiate or knowingly facilitate or knowingly encourage (including by way of furnishing non-public information) any inquiries regarding, or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, a Takeover Proposal, (2) engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any other person (other than any Parent Entity or any of its directors, officers, employees, affiliates or Representatives) any non-public information regarding Company or any of its Subsidiaries in connection with or for the purpose of encouraging or facilitating, a Takeover Proposal, or (3) approve, recommend or enter into, or propose to approve, recommend or enter into, any letter of intent or similar document, agreement, commitment, or agreement in principle (whether written or oral) with respect to a Takeover Proposal. Except to the extent necessary to take any actions that Company or any third party would otherwise be permitted to take pursuant to this Section 5.4 (and in such case only in accordance with the terms hereof) or except to the extent that the Board of Directors of Company concludes, after consultation with its outside legal counsel, that the failure to take such action would be inconsistent with the fiduciary duties of the Board of Directors of Company under applicable Law, (A) Company and its Subsidiaries shall not release any third party from, or waive, amend or modify any provision of, or grant permission under, any standstill provision in any agreement to which Company or any of its Subsidiaries is a party, and (B) Company shall, and shall cause its Subsidiaries to, enforce the standstill provisions of any such agreement, and Company shall, and shall cause its Subsidiaries to, promptly take all steps within their power in an effort to terminate any waiver that may have been heretofore granted, to any person (other than Parent or any of its Affiliates), under any such provisions.

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(b)          Notwithstanding anything to the contrary contained in Section 5.4(a), if at any time from and after the date of this Agreement and prior to obtaining the Company Stockholder Approval, Company, directly or indirectly receives a bona fide, unsolicited written Takeover Proposal from any person that did not result from Company’s, its affiliates’ or Company’s or its affiliates’ Representatives’ material breach of this Section 5.4 and if the Board of Directors of Company determines in good faith, after consultation with its outside financial advisors and outside legal counsel, that such Takeover Proposal constitutes a Superior Proposal, then Company may, directly or indirectly, (A) furnish, pursuant to an Acceptable Confidentiality Agreement, information (including non-public information) with respect to Company and its Subsidiaries, and afford access to the business, properties, assets, employees, officers, Contracts, books and records of Company and its Subsidiaries, to the person who has made such Takeover Proposal and its Representatives and potential sources of financing; provided, that Company shall substantially concurrently with the delivery to such person provide to Parent any non-public information concerning Company or any of its Subsidiaries that is provided or made available to such person or its Representatives unless such non-public information has been previously provided or made available to Parent and (B) engage in or otherwise participate in discussions or negotiations with the person making such Takeover Proposal and its Representatives and potential sources of financing regarding such Takeover Proposal. "Acceptable Confidentiality Agreement" means any customary confidentiality agreement that contains provisions that are no less favorable to Company than those applicable to Parent that are contained in the Confidentiality Agreement (including standstill restrictions); provided that such confidentiality agreement shall not prohibit compliance by Company with any of the provisions of this Section 5.4 and such confidentiality agreement shall permit the person making the Takeover Proposal to make non-public Takeover Proposals directly to Company and the Board of Directors of Company (as opposed to directly to the shareholders of Company). Nothing in this Section 5.4 shall prohibit Company, or the Board of Directors of Company, directly or indirectly through any officer, employee or Representative, from (1) informing any person that Company is party to this Agreement and informing such person of the restrictions that are set forth in this Section 5.4, or (2) disclosing factual information regarding the business, financial condition or results of operations of Company or its Subsidiaries or the fact that a Takeover Proposal has been made, the identity of the party making such proposal or the material terms of such proposal in the Proxy Statement/Prospectus or otherwise; provided that, in the case of this clause (2), (x) the Board of Directors of the Company shall in good faith determine that such information, facts, identity or terms is required to be disclosed under applicable Law or that failure to make such disclosure is inconsistent with its fiduciary duties under applicable Law and (y) Company complies with the obligations set forth in the proviso in Section 5.4(f).

(c)          Company shall promptly (and in no event later than 24 hours after actual receipt) notify, orally and in writing, Parent after receipt by Company or any of its Representatives of any Takeover Proposal, including of the identity of the person making the Takeover Proposal and the material terms and conditions thereof, and shall promptly (and in no event later than 24 hours after actual receipt) provide copies to Parent of any written proposals, indications of interest, and/or draft agreements relating to such Takeover Proposal. Company shall keep Parent reasonably informed, on a prompt basis, as to the status of (including changes to any material terms of, and any other material developments with respect to) such Takeover Proposal (including by promptly (and in no event later than 24 hours after actual receipt) providing to Parent copies of any additional or revised written proposals, indications of interest, and/or draft agreements relating to such Takeover Proposal). Company agrees that it and its Subsidiaries will not enter into any agreement with any person subsequent to the date of this Agreement which prohibits Company from providing any information to Parent in accordance with this Section 5.4.

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(d)          Except as expressly permitted by Section 5.4(e), the Board of Directors of Company shall not (A) fail to include the Company Recommendation in the Proxy Statement/Prospectus, (B) change, qualify, withhold, withdraw or modify, or authorize or publicly propose to change, qualify, withhold, withdraw or modify, in a manner adverse to Parent, the Company Recommendation, (C) make any recommendation or public statement that addresses or relates to the approval, recommendation or declaration of advisability by the Board of Directors of Company in connection with a tender offer or exchange offer that constitutes a Takeover Proposal (other than (I) a recommendation against such offer or (II) a customary "stop, look and listen" communication of the type contemplated by Rule 14d-9(f) under the Exchange Act that includes a reaffirmation of the Company Recommendation or refers to the prior Company Recommendation of the Board of Directors of Company) (it being understood that the Board of Directors of Company may refrain from taking a position with respect to such a tender offer or exchange offer until the close of business as of the tenth business day after the commencement of such tender offer or exchange offer pursuant to Rule 14d-9(f) under the Exchange Act without such action being considered a Company Adverse Recommendation Change, and such refrain shall not be treated as a Company Adverse Recommendation Change) or (D) adopt, approve or recommend, or publicly propose to adopt, approve or recommend to stockholders of Company a Takeover Proposal (any action described in this sentence being referred to as a "Company Adverse Recommendation Change").

(e)          Notwithstanding anything to the contrary set forth in this Agreement, with respect to a Takeover Proposal, at any time prior to the time the Company Stockholder Approval is obtained, the Board of Directors of Company may make a Company Adverse Recommendation Change and/or terminate this Agreement pursuant to Section 7.1(h) if, after receiving a bona fide, unsolicited Takeover Proposal that did not result from a material breach of Section 5.4(a), the Board of Directors of Company has determined in good faith, after consultation with its outside financial advisors and outside legal counsel, that (i) such Takeover Proposal constitutes a Superior Proposal and (ii) in light of such Takeover Proposal, the failure to take such action would be inconsistent with the fiduciary duties of the Board of Directors of Company under applicable Law; provided, however, that, prior to making such Company Adverse Recommendation Change and/or terminating this Agreement pursuant to Section 7.1(h), (A) Company has given Parent at least three business days’ prior written notice of its intention to take such action (which notice shall specify the material terms and conditions of any such Superior Proposal) and has contemporaneously provided to Parent a copy of the Superior Proposal, a copy of any proposed transaction agreements with the person making such Superior Proposal and a copy of any financing commitments relating thereto (or, if not provided in writing to Company, a written summary of the material terms thereof), (B) Company has negotiated, and has caused its Representatives to negotiate, in good faith with Parent during such notice period, to the extent Parent wishes to negotiate, to enable Parent to propose revisions to the terms of this Agreement such that it would cause such Superior Proposal to no longer constitute a Superior Proposal, (C) the Board of Directors of Company shall have considered in good faith any revisions to the terms of this Agreement proposed in writing by Parent and, at the end of such notice period, shall have determined, after consultation with its outside financial advisors and outside legal counsel, that the Superior Proposal would nevertheless continue to constitute a Superior Proposal if the revisions proposed by Parent were to be given effect, and (D) in the event of any change to any of the financial terms (including the form, amount and timing of payment of consideration) or any other material terms of such Superior Proposal, Company shall, in each case, have delivered to Parent an additional notice consistent with that described in clause (A) above of this proviso and a new notice period under clause (A) of this proviso shall commence (except that the three-business-day notice period referred to in clause (A) above of this proviso shall instead be equal to the longer of (1) two business days and (2) the period remaining under the notice period under clause (A) of this proviso immediately prior to the delivery of such additional notice under this clause (D)) during which time Company shall be required to comply with the requirements of this Section 5.4(e)  anew with respect to such additional notice, including clauses (A) through (D) above of this proviso.

(f)          Nothing contained in this Section 5.4 or elsewhere in this Agreement shall prohibit Company or the Board of Directors of Company from taking and disclosing to the stockholders of Company a position contemplated by Rule 14e-2(a) or Rule 14d-9 promulgated under the Exchange Act or from making any "stop, look and listen" communication or any other similar disclosure to the stockholders of Parent pursuant to Rule 14d-9(f) under the Exchange Act; provided that any such disclosure that addresses or relates to the approval, recommendation or declaration of advisability by the Board of Directors of Company with respect to this Agreement or a Takeover Proposal shall be deemed to be a Company Adverse Recommendation Change unless the Board of Directors of Company in connection with such communication publicly states that its recommendation with respect to this Agreement has not changed or refers to the prior recommendation of the Board of Directors of Company.

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Section 5.5 Filings; Other Actions.

(a)          As promptly as reasonably practicable following the date of this Agreement, Parent and Company shall jointly prepare and file with the SEC the Form S-4, which will include the Proxy Statement/Prospectus. Parent and Company shall use all commercially reasonable efforts to have the Form S-4 declared effective under the Securities Act as promptly as reasonably practicable after such filing and to keep the Form S-4 effective as long as necessary to consummate the Merger. Parent shall take any action required to be taken under any applicable state securities Laws in connection with the issuance and reservation of shares of Parent Common Stock in the Merger. No filing of, or amendment or supplement to, the Form S-4 or the Proxy Statement/Prospectus will be made by Parent or Company, without the other party’s prior consent (which shall not be unreasonably withheld) and without providing the other party a reasonable opportunity to review and comment thereon. Parent will advise the Company promptly after it receives oral or written notice of the time when the Form S-4 has become effective or any supplement or amendment thereto has been filed, or the issuance of any stop order, the suspension of the qualification of the shares of Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction. Parent and Company will promptly advise the other party of any oral or written request by the SEC for amendment of the Form S-4 or the Proxy Statement/Prospectus or comments thereon and responses thereto or requests by the SEC for additional information, and will promptly provide the other with copies of any written communication from the SEC or any state securities commission. If at any time prior to the Effective Time any information relating to Parent or Company, or any of their respective affiliates, officers or directors, is discovered by Parent or Company which should be set forth in an amendment or supplement to the Form S-4 or the Proxy Statement/Prospectus, so that any of such documents would not include a misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by Law, disseminated to the stockholders of Parent and Company, as applicable.

(b)          As promptly as reasonably practicable following the date of this Agreement, the Company shall, in accordance with applicable Law and its articles of incorporation and bylaws, establish a record date for, duly call, give notice of, convene and hold the Company Stockholder Meeting. The Company shall cause the Proxy Statement/Prospectus to be mailed to the stockholders of the Company and to hold the Company Stockholder Meeting as soon as reasonably practicable after the Form S-4 is declared effective under the Securities Act. The Company shall, through the Company Board, recommend to its stockholders that they give the Company Stockholder Approval, include such recommendation in the Proxy Statement/Prospectus and solicit and use all commercially efforts to obtain the Company Stockholder Approval, except to the extent that the Company Board shall have made a Company Adverse Recommendation Change as permitted by Section 5.4(d). Company will, except in the case of a Company Adverse Recommendation Change, through its Board of Directors, recommend that its stockholders adopt the plan of merger set forth in this Agreement and this Agreement and will use all commercially reasonable efforts to solicit from its stockholders written consents in favor of the adoption of the plan of merger in this Agreement and this Agreement and to take all other action necessary or advisable to secure the vote or consent of its stockholders to obtain such approvals. Company will not submit to the vote of its stockholders any Takeover Proposal other than the Merger.

Section 5.6 Employee Matters.

(a)          Following the Closing Date, Parent shall, or shall cause its applicable affiliate to, cause any employee benefit plans sponsored or maintained by Parent or its applicable affiliate in which the employees of Company (the "Company Employees") are eligible to participate following the Closing Date (collectively, the "Post-Closing Plans") to recognize the service of each Company Employee with Company and its Subsidiaries and their respective predecessors prior to the Closing Date for purposes of eligibility, vesting, benefit levels and benefit accrual rates or contribution rates under such Post-Closing Plans, in each case, to the same extent such service was recognized immediately prior to the Effective Time under a comparable Company Benefit Plan in which such Company Employee was eligible to participate immediately prior to the Effective Time; provided that such recognition of service shall not (i) apply for purposes of any defined benefit retirement plan or plan that provides retiree welfare benefits, (ii) operate to duplicate any benefits of a Company Employee with respect to the same period of service, (iii) apply for purposes of any plan, program or arrangement (x) under which similarly situated employees of Parent or its applicable affiliate do not receive credit for prior service or (y) that is grandfathered or frozen, either with respect to level of benefits or participation.

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(b)          If requested by Parent in writing delivered to Company not less than ten business days before the Closing Date, the Board of Directors of Company (or the appropriate committee thereof) shall adopt resolutions and take such corporate action as is necessary to terminate the Company 401(k) plans (the "Company 401(k) Plan"), effective as of the day prior to the Closing Date.

(c)          Nothing in this Agreement shall confer upon any Company Employee or other service provider any right to continue in the employ or service of Parent or any of its affiliates, or shall interfere with or restrict in any way the rights of Parent, the Surviving Company, Company or any of their affiliates, which rights are hereby expressly reserved, to discharge or terminate the services of any Company Employee at any time for any reason whatsoever, with or without cause. In no event shall the terms of this Agreement be deemed to (i) establish, amend, or modify any Company Benefit Plan or any "employee benefit plan" as defined in Section 3(3) of ERISA, or any other benefit plan, program, agreement or arrangement maintained or sponsored by Parent, the Surviving Company, Company or any of their Subsidiaries (including, after the Closing Date, Company and its Subsidiaries) or affiliates; or (ii) alter or limit the ability of Parent, the Surviving Company or any of their Subsidiaries (including, after the Closing Date, Company and its Subsidiaries) or affiliates to amend, modify or terminate any Company Benefit Plan, employment agreement or any other benefit or employment plan, program, agreement or arrangement after the Closing Date. Notwithstanding any provision in this Agreement to the contrary, nothing in this Section 5.6 shall create any third party beneficiary rights in any Company Employee or current or former service provider of Company or its affiliates (or any beneficiaries or dependents thereof).

Section 5.7 Regulatory Approvals; Efforts.

(a)          Prior to the Closing, the parties shall use their respective reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under any applicable Laws to consummate and make effective the Transactions as promptly as practicable, including (i) the preparation and filing of all forms, registrations and notices required to be filed to consummate the Merger, (ii) the satisfaction of the conditions to consummating the Transactions, (iii) taking all reasonable actions necessary to obtain (and cooperating with each other in obtaining) any consent, authorization, Order or approval of, or any exemption by, any third party, including any Governmental Entity required to be obtained or made by the parties or any of their respective Subsidiaries in connection with the Transactions or the taking of any action contemplated by this Agreement, (iv) defending any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Merger contemplated by this Agreement, including seeking to have any stay or temporary restraining order entered by any Governmental Entity vacated or reversed, and (v) the execution and delivery of any additional instruments necessary to consummate the Transactions and to fully carry out the purposes of this Agreement. In the event that any litigation, administrative or judicial action or other proceeding is commenced challenging the Merger or any of the other Transactions contemplated by this Agreement, the parties shall cooperate with each other and use all commercially reasonable efforts to contest and resist any such litigation, action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Merger or the other Transactions contemplated by this Agreement. Additionally, each of the parties shall use all commercially reasonable efforts to fulfill all conditions precedent to the Transactions and shall not take any action after the date of this Agreement that would reasonably be expected to materially hinder or delay the obtaining of, or result in not obtaining, any permission, approval or consent from any such Governmental Entity necessary to be obtained prior to Closing or to materially hinder or delay the expiration of the required waiting period under any applicable Law. To the extent that transfers of any permits issued by any Governmental Entity are required as a result of the execution of this Agreement or the consummation of the Transactions, the parties hereto shall use all commercially efforts to effect such transfers.

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(b)          The parties shall each keep the other apprised of the status of matters relating to the completion of the Transactions and the regulatory approvals and work cooperatively in connection with obtaining all required consents, authorizations, Orders or approvals of, or any exemptions by, any Governmental Entity undertaken pursuant to the provisions of this Section 5.7. In that regard, prior to the Closing, each party shall promptly consult with the other parties to this Agreement with respect to, provide any necessary information with respect to (and, in the case of correspondence, provide the other parties (or their counsel) copies of), all filings made by such party with any Governmental Entity or any other information supplied by such party to, or correspondence with, a Governmental Entity in connection with this Agreement and the Transactions. Each party to this Agreement shall promptly inform the other parties to this Agreement, and if in writing, furnish the other party with copies of (or, in the case of oral communications, advise the other party orally of) any communication from any Governmental Entity regarding the Transactions, and permit the other party to review and discuss in advance, and consider in good faith the views of the other party in connection with, any proposed communication with any such Governmental Entity. If any party to this Agreement or any Representative of such party receives a request for additional information or documentary material from any Governmental Entity with respect to the Transactions, then such party will use reasonable best efforts to make, or cause to be made, as promptly as practicable and after consultation with the other parties to this Agreement, an appropriate response in substantial compliance with such request. No party shall participate in any meeting or teleconference with any Governmental Entity (other than teleconferences with respect to non-substantive or ministerial matters) in connection with this Agreement and Transactions unless it consults with the other parties in advance and, to the extent not prohibited by such Governmental Entity, gives the other parties the opportunity to attend and participate thereat. Each party shall furnish the other parties with copies of all correspondence, filings and communications (and memoranda setting forth the substance thereof) between it and any such Governmental Entity with respect to the Transactions, and furnish the other parties with such necessary information and reasonable assistance as such other parties may reasonably request in connection with its preparation of necessary filings or submissions of information to any such Governmental Entity; provided, however, that materials provided pursuant to this Section 5.7 may be redacted (i) to remove references concerning the valuation of Parent and Transactions or other confidential information, (ii) as necessary to comply with contractual arrangements and (iii) as necessary to address reasonable privilege concerns.

(c)          Subject to the terms and conditions herein provided and without limiting the foregoing, Parent and Company shall use all commercially reasonable efforts to (i) file, as promptly as practicable, but in any event no later than ten (10) business days after the date of this Agreement, all notifications required under the HSR Act, if applicable; (ii) cooperate with each other in (A) determining whether any filings are required to be made with, or consents, permits, authorizations, waivers or approvals are required to be obtained from, any third parties or other Governmental Entities in connection with the execution and delivery of this Agreement and the consummation of the Merger and the other Transactions contemplated hereby, (B) timely making all such filings and timely seeking all such consents, permits, authorizations or approvals, (C) assuring that all such filings are in material compliance with the requirements of any applicable Law; (iii) ensure the prompt expiration or termination of any applicable waiting period and clearance or approval by any relevant Governmental Entity, including defense against, and the resolution of, any objections or challenges, in court or otherwise, by any relevant Governmental Entity preventing consummation of the Merger or the other Transactions; and (iii) use reasonable best efforts to take, or cause to be taken, all other actions and do, or cause to be done, all other things advisable to consummate and make effective the Merger and the other Transactions contemplated hereby as promptly as practicable. In the event that the parties receive a request for information or documentary material pursuant to the HSR Act (a "Second Request"), the parties will use all commercially reasonable efforts to respond to such Second Request as promptly as practicable, and counsel for each of the parties will closely cooperate during the entirety of any such Second Request review process.

Section 5.8 Takeover Statutes. If any "moratorium," "control share acquisition," "fair price," "supermajority," "affiliate transactions" or "business combination statute or regulation" or other similar state anti-takeover Laws and regulations may become, or may purport to be, applicable to the Merger or any of the other Transactions, each party shall grant such approvals and take such actions as are reasonably necessary so that the Transactions may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statute or regulation on the Transactions.

Section 5.9 Public Announcements. The parties shall use reasonable best efforts to develop a joint communications plan and each party shall use all commercially reasonable efforts to ensure that all press releases and other public statements with respect to the Transactions, to the extent they have not been previously issued or disclosed, shall be consistent with such joint communications plan. Unless otherwise required by applicable Law or by obligations pursuant to any listing agreement with or rules of any securities exchange, each party shall consult with each other before issuing any press release or public statement with respect to the Transactions and, subject to the requirements of applicable Law or the rules of any securities exchange, shall not issue any such press release or public statement prior to such consultation. The parties agree to issue a mutually acceptable initial joint press release announcing this Agreement.

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Section 5.10 Directors and Officers Insurance. For a period of six (6) years from the Effective Time, Parent shall cause to be maintained in effect the coverage provided by the policies of directors’ and officers’ liability insurance and fiduciary liability insurance in effect as of the date hereof by Company and its Subsidiaries with respect to matters existing or arising on or before the Effective Time; provided, however, that Parent shall not be required to pay, in respect of any year after the Effective Time, annual premiums in excess of 200% of the last annual premium paid by Company prior to the date hereof in respect of the coverages (the "Maximum Amount") required to be obtained pursuant hereto, but in such case shall purchase as much coverage as reasonably practicable for such amount. If Company elects, in its sole discretion, then Company may, prior to the Effective Time, purchase a "tail policy" with respect to acts or omissions occurring or alleged to have occurred prior to the Effective Time that were committed or alleged to have been committed by such its directors and officers, in their capacity as such; provided that in no event shall the cost of such policy, if purchased by Company, exceed six (6) times the Maximum Amount and, if such a "tail policy" is purchased, Parent shall have no further obligations under this Section 5.10.

Section 5.11 Control of Operations. Without in any way limiting any party’s rights or obligations under this Agreement, the parties understand and agree that (a) nothing contained in this Agreement shall give either Parent or Company, directly or indirectly, the right to control or direct the other Party's operations prior to Effective Time and (b) prior to the Effective Time, each of Parent and Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations.

Section 5.12 Section 16 Matters. Prior to the Effective Time, Parent and Company shall take all such steps as may be required to cause any acquisitions of Parent Common Stock (including derivative securities with respect to Parent Common Stock) resulting from the Transactions by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Parent or will become subject to such reporting requirements with respect to Parent, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 5.13 Transaction Litigation. Subject to applicable Law, Company shall give Parent the opportunity to participate in Company's defense or settlement of any stockholder litigation against Company and/or its directors or executive officers relating to the Transactions, including the Merger. Company agrees that, except to the extent permitted pursuant to Section 5.1(b)(xiv), it shall not settle or offer to settle any litigation commenced prior to or after the date of this Agreement against Company or its directors, executive officers or similar persons by any stockholder of Company relating to this Agreement or the Transactions without the prior written consent of Parent (such consent not to be unreasonably withheld).

Section 5.14 Initial Board of Directors of Parent. As of the Effective Time, Parent shall take all such action as may be reasonably required to increase the size of its Board of Directors to seven members and to appoint two of the Company Designees to serve as directors, with the remaining five directors to be designated by Parent. The initial directors of Parent as of the Effective Date shall continue to serve as such until their successors are duly elected and qualified, or until their earlier death, resignation or removal.

ARTICLE VI.

CONDITIONS TO THE MERGER

Section 6.1 Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment (or waiver by all parties, to the extent permissible under applicable Law) at or prior to the Effective Time of the following conditions:

(a)          The Company Stockholder Approval shall have been obtained.

(b)          No injunction by any court or other tribunal of competent jurisdiction shall have been entered and shall continue to be in effect and no Law shall have been adopted or be effective, in each case that prohibits the consummation of either Merger or any of the other Transactions.

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(c)          The Form S-4 shall have been declared effective by the SEC under the Securities Act and no stop order suspending the effectiveness of the Form S-4 shall have been issued by the SEC and no proceedings for that purpose shall have been initiated by the SEC.

(d)           The exchange of all outstanding shares of the Parent’s Series A Preferred Stock for 7,000,000 shares of Parent Common Stock shall have occurred.

Section 6.2 Conditions to Obligation of Company to Effect the Merger. The obligation of Company to effect the Merger is further subject to the fulfillment (or waiver by Company) at or prior to the Effective Time of the following conditions:

(a)          Except for the impact of any of the actions taken by the Parent or its Subsidiaries described in Section 5.2(c), (i) the representations and warranties of Parent set forth in this Agreement qualified by Material Adverse Effect shall be true and correct both at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date, (ii) the representations and warranties of Parent set forth in Section 4.1(b) and Section 4.1(c) shall be true and correct at and as of the date of this Agreement, except for any de minimis inaccuracies, and (iii) the other representations and warranties of Parent set forth in this Agreement shall be true and correct in all material respects both at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date, provided, however, that representations and warranties that are made as of a particular date or period shall be true and correct (in the manner set forth in clauses (i), (ii) and (iii), as applicable) only as of such date or period.

(b)          Parent shall have in all material respects performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by it prior to the Effective Time.

(c)          No Material Adverse Effect shall have occurred with respect to Parent and its Subsidiaries, taken as a whole, since the date of this Agreement.

(d)          No action, suit, or proceeding shall be pending or threatened before any Governmental Entity or before any arbitrator in which an unfavorable injunction, judgment, order, decree, ruling, or charge (collectively, “Restraints”) would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation; provided, that this Section 6.2(d) shall not constitute a condition to the obligations of Company to consummate the Merger if Company and/or any of its Subsidiaries file suit or institute proceedings with respect to, obtain, or otherwise affirmatively seek to obtain, directly or indirectly, any such Restraints.

(e)          Parent shall have provided Company with evidence reasonably satisfactory to Company that Parent has not less than $5,000,000 cash on hand.

(f)          Concurrently with the execution of this Agreement, Alan Gaines shall have resigned as a director and Executive Chairman of the Company and joined Parent’s Board of Directors.

(g)          Parent shall have timely made all advances under the Parent Loan Agreement that Company shall have become entitled to receive pursuant to the express terms of the Parent Loan Agreement (including, without limitation, the conditions precedent to such advances).

(h)          Parent shall have delivered to Company a certificate, dated the Closing Date and signed by the Chief Executive Officer or another senior officer of Parent, certifying to the effect that the conditions set forth in this Section 6.2 have been satisfied.

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Section 6.3 Conditions to Obligation of Parent and Merger Sub to Effect the Merger. The obligation of Parent and Merger Sub to effect the Merger is further subject to the fulfillment (or the waiver by Parent) at or prior to the Effective Time of the following conditions:

(a)          (i) The representations and warranties of Company set forth in this Agreement qualified by Material Adverse Effect shall be true and correct both at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date, (ii) the representations and warranties of Company set forth in Section 3.2(a) and Section 3.2(b) shall be true and correct at and as of the date of this Agreement, except for any de minimis inaccuracies, and (iii) the other representations and warranties of Company set forth in this Agreement shall be true and correct in all material respects both at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date; provided, however, that representations and warranties that are made as of a particular date or period shall be true and correct (in the manner set forth in clauses (i), (ii) and (iii), as applicable) only as of such date or period.

(b)          Company shall have in all material respects performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by it prior to the Effective Time.

(c)          The Company shall have in all materials respects performed all obligations and complied with all covenants contained in the Parent Loan Agreement.

(d)          There shall have not occurred a Material Adverse Effect with respect to the Company and its Subsidiaries, taken as a whole, since the date of this Agreement.

(e)          No action, suit, or proceeding shall be pending or threatened before any Governmental Entity or before any arbitrator in which an unfavorable injunction, judgment, order, decree, ruling, or charge (collectively, “Restraints”) would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of Parent to own the capital stock of the Surviving Corporation and to control the Surviving Corporation and its Subsidiaries after giving effect to the transactions contemplated by this Agreement, or (D) affect adversely the right, before or following the Closing, of any of the Surviving Corporation and its Subsidiaries to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect); provided, that this Section 6.3(e) shall not constitute a condition to the obligations of Parent and Merger Sub to consummate the Merger if Parent and/or any of its Subsidiaries file suit or institute proceedings with respect to, obtain, or otherwise affirmatively seek to obtain, directly or indirectly, any such Restraints.

(f)          Those Approvals designed as Requisite Approvals in Section 3.3(b) of the Company Disclosure Schedule and those Parent Approvals designated as Requisite Approvals in Section 4.2(b) of the Parent Disclosure Schedule have been obtained; provided, that this Section 6.3(f) shall not constitute a condition to the obligations of Parent and Merger Sub to consummate the Merger if Parent or any of its Subsidiaries fail to make any filing with or give any notice, or to use its commercially reasonable efforts to obtain any Requisite Approval.

(g)          The Company shall have provided to Parent evidence satisfactory to Parent that the Company’s liabilities (excluding the Parent Loan obligations, capital leases, deferred rent obligations (currently less than $36,000) and plugging and abandonment liabilities) immediately prior to the Closing do not exceed $6,500,000; provided that such $6,500,000 limit may be increased by up to an aggregate amount of $500,000 in field-related payables so long as there are corresponding field-related receivables and/or deposits.

(h)          The Company shall have either extended the maturity/payment dates for a period of one year beyond the Effective Time (until June 30, 2016 in the case of Mr. Lew), or reached an accommodation with the holders of the Company’s outstanding promissory notes, in a manner acceptable to Parent.

(i)          Company’s CEO shall have entered into a consulting agreement, in form and substance satisfactory to Parent, and shall have resigned as an officer and director of the Company, effective as of the Effective Time.

(j)          The Company shall have fully paid and satisfied the judgment in favor of Nostra Terra Oil & Gas, Inc. and such judgment shall be fully discharged and all liens terminated.

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(k)          The holders of not more than 5% of the outstanding shares of the Company Common Stock shall have taken the steps required by the Appraisal Provisions of the NRS to obtain payment for the fair value of their shares (“Dissenters’ Rights”).

(l)          Company shall have delivered to Parent a certificate, dated the Closing Date and signed by its Chief Executive Officer or another senior officer of Company, certifying to the effect that the conditions set forth in this Section 6.3 have been satisfied.

Section 6.4 Frustration of Closing Conditions. No party may rely, either as a basis for not consummating the Transactions or terminating this Agreement and abandoning the Transactions, on the failure of any condition set forth in Section 6.1, Section 6.2 or Section 6.3, as the case may be, to be satisfied if such failure was caused by such party’s material breach of this Agreement.

ARTICLE VII.

TERMINATION

Section 7.1 Termination or Abandonment. Notwithstanding anything in this Agreement to the contrary, this Agreement may be terminated and abandoned at any time prior to the Effective Time, whether before or after any approval of the matters presented in connection with the Transactions by the stockholders of Company:

(a)          by the mutual written consent of Parent and Company;

(b)          by Parent or Company, if the Merger shall not have been consummated on or prior to September 30, 2014 (the "End Date"); provided, however, that if all of the conditions to Closing, other than the conditions set forth in Section 6.1(a) or Section 6.1(c), shall have been satisfied or shall be capable of being satisfied at such time, the End Date may be extended by either Company or Parent from time to time by written notice to the other party up to a date not beyond November 30, 2014, the latest of any of which dates shall thereafter be deemed to be the End Date; and provided, further, that the right to terminate this Agreement pursuant to this Section 7.1(b) shall not be available to a party if the failure of the Closing to occur by such date shall be due to the material breach by such party of any representation, warranty, covenant or other agreement of such party set forth in this Agreement;

(c)          by Parent or Company, if an injunction shall have been entered permanently restraining, enjoining or otherwise prohibiting the consummation of the Transactions and such injunction shall have become final and nonappealable; provided, however, that the right to terminate this Agreement under this Section 7.1(c) shall not be available to a party if such injunction was due to the failure of such party to perform any of its obligations under this Agreement;

(d)          by Parent or Company, if the Company Stockholders’ Meeting (including any adjournments or postponements thereof) shall have concluded and Company Stockholder Approval shall not have been obtained;

(e)          by Company, if Parent shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (i) if it occurred or was continuing to occur on the Closing Date, would result in a failure of a condition set forth in Section 6.2(a) or Section 6.2(b) and (ii) by its nature, cannot be cured prior to the End Date or, if such breach or failure is capable of being cured by the End Date, Parent does not diligently attempt or ceases to diligently attempt to cure such breach or failure after receiving written notice from Company describing such breach or failure in reasonable detail (provided that Company is not then in material breach of any representation, warranty, covenant or other agreement contained herein, which would itself result in a failure of a condition set forth in Section 6.3(a), Section 6.3(b), or Section 6.3(c) and provided further that a breach or failure to perform by Parent described in Section 7.1(i) shall be a basis for termination by the Company under that Section, but not under this Section 7.1(e));

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(f)           by Parent, if Company shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement or the Parent Loan Agreement, which breach or failure to perform (i) if it occurred or was continuing to occur on the Closing Date, would result in a failure of a condition set forth in Section 6.3(a), Section 6.3(b), or Section 6.3(c) and (ii) by its nature, cannot be cured prior to the End Date or, if such breach or failure is capable of being cured by the End Date, Company does not diligently attempt or ceases to diligently attempt to cure such breach or failure after receiving written notice from Parent describing such breach or failure in reasonable detail (provided that Parent is not then in material breach of any representation, warranty, covenant or other agreement contained herein, which would itself result in a failure of a condition set forth in Section 6.2(a) or Section 6.2(b));

(g)          by Parent, prior to receipt of the Company Stockholder Approval, (i) in the event of a Company Adverse Recommendation Change or (ii) in the event of a Willful Breach by the Company of Section 5.4;

(h)          by Company, prior to receipt of the Company Stockholder Approval and if Company has complied in all material respects with its obligations under Section 5.4, in order to enter into a definitive agreement with respect to a Takeover Proposal (which definitive agreement shall be entered into concurrently with, or promptly following, the termination of this Agreement pursuant to this Section 7.1(h)); provided that any such purported termination by Company pursuant to this Section 7.1(h) shall be void and of no force or effect unless Company pays the Termination Fee in accordance with Section 7.3(a); and

(i)           by Company if (A) all of the conditions to the obligations of Parent and Merger Sub to consummate the Merger set forth in Section 6.1 and Section 6.3 have been satisfied or waived by Parent and Merger Sub in writing (other than those conditions that by their nature are to be satisfied at the Closing, provided the Company is then able to satisfy such conditions), and the Company has certified to Parent in writing that such conditions have been satisfied and the Company is prepared to satisfy those conditions at the Closing and (B) Parent and Merger Sub shall have breached their obligation to cause the Merger to be consummated within 10 business days after the date the Closing is required to take place pursuant to Section 1.2.

Section 7.2 Effect of Termination. In the event of termination of this Agreement pursuant to Section 7.1, this Agreement shall terminate (except for the provisions of Section 7.3 and ARTICLE VIII), and there shall be no other liability on the part of any party to any other party except as provided in Section 7.3 and, subject to Section 7.3(h) and Section 7.3(i), any liability arising out of or the result of, fraud or any willful or intentional breach of any covenant or agreement occurring prior to termination or as provided for in the Confidentiality Agreement, in which case the aggrieved party shall be entitled to all rights and remedies available at law or in equity.

Section 7.3 Termination Fees; Expenses.

(a)          If this Agreement is terminated by Company pursuant to Section 7.1(h), then Company shall pay to Parent the Company Termination Fee and Parent's Expenses, by wire transfer to the account designated by Parent in immediately available funds, upon termination of this Agreement and as a condition to the effectiveness of such termination.

(b)          If this Agreement is terminated by Company pursuant to Section 7.1(d) and prior to the receipt by Company of the Company Stockholder Approval, any person (other than Parent or any of its affiliates) shall have made a Takeover Proposal, which shall have been publicly announced or publicly disclosed or otherwise publicly communicated to the Board of Directors of Company, then Company shall pay to Parent the Parent Expenses, by wire transfer to the account designated by Parent in immediately available funds, and, if within twenty-four months after such termination of this Agreement, Company shall have consummated, or shall have entered into an agreement to consummate (which may be consummated after such 24-month period), a Takeover Proposal, then Company shall pay to Parent an amount equal to the Company Termination Fee, by wire transfer to the account designated by Parent in immediately available funds, on the earlier of the public announcement of Company's entry into such agreement or the consummation of any such Takeover Proposal.

(c)          If this Agreement is terminated (i) by Parent pursuant to Section 7.1(g), (ii) by Company pursuant to Section 7.1(b) and, at the time of such termination, (A) the Company Stockholder Approval shall not have been obtained and (B) Parent would have been permitted to terminate this Agreement pursuant to Section 7.1(g), or (iii) by Parent (1) pursuant to Section 7.1(f) due to a breach of Company's covenants contained in this Agreement or the Parent Loan Agreement and, at the time of such breach, a Takeover Proposal shall have been announced or disclosed or otherwise communicated to the Board of Directors of Company and not have been withdrawn or (2) pursuant to Section 7.1(f) due to a breach of Company's covenants contained in Section 5.6(b), then Company shall pay to Parent the Company Termination Fee, by wire transfer to such account designated by Parent in immediately available funds, in the case of any termination by Parent, within two business days of such termination, and in the case of any termination by Company, prior to or concurrently with such termination.

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(d)          If this Agreement is terminated by Parent pursuant to Section 7.1(f) due to a breach of Company's covenants contained in this Agreement or the Parent Loan Agreement (other than due to a breach for which the Termination Fee is payable under Section 7.3(c)), then Company shall pay to Parent the Company Termination Fee, by wire transfer to the account designated by Parent in immediately available funds, within two business days following such termination, and Parent's Expenses.

(e)          If this Agreement is terminated by the Company pursuant to Section 7.1(i), then the Parent shall pay to the Company the Parent Termination Fee, either by wire transfer to the account designated by Company in immediately available funds, within two business days following such termination or, at Parent’s election, by applying such amount to the reduction of the principal, interest, and other amounts payable by Company under the Parent Loan Agreement (it being understood that if the Parent elects to make such a reduction, the Parent Loan Agreement shall otherwise remain payable in accordance with its terms).

(f)            For purposes of this Agreement, the term:

(i)          "Parent Expenses " shall mean Parent's actual, itemized out-of-pocket expenses in connection with the negotiation, preparation, and execution of this Agreement and obtaining approval of its Board of Directors for the transactions contemplated herein, not to exceed $300,000;

(ii)         "Company Termination Fee" shall mean a cash amount equal to $3,000,000; and

(iii)	“Parent Termination Fee” shall mean a cash amount equal to $1,000,000.

(g)          Notwithstanding anything to the contrary in this Agreement, (i) if the Company Termination Fee shall become due and payable in accordance with Section 7.3, or if Parent Expenses shall become due and payable in accordance with Section 7.3, then from and after such termination and payment of the Termination Fee and Parent Expenses pursuant to and in accordance with Section 7.3, Company shall have no further liability of any kind for any reason in connection with this Agreement or the termination contemplated hereby, except in the case of fraud or willful misconduct by Company and (ii) if the Parent Termination Fee shall become due and payable in accordance with Section 7.3, then from and after such termination and payment of the Parent Termination Fee pursuant to and in accordance with Section 7.3, Parent and Merger Sub shall have no further liability of any kind for any reason in connection with this Agreement or the termination contemplated hereby, except in the case of fraud by Parent or Merger Sub.

(h)           Each of the parties hereto acknowledges that the Company Termination Fee, the Parent Termination Fee, and the Parent Expenses reimbursement are not intended to be a penalty, but rather are liquidated damages in a reasonable amount that will compensate the parties in the circumstances in which such fees and/or expense reimbursements are due and payable and, in each case, which do not involve fraud or willful misconduct, for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Transactions, which amount would otherwise be impossible to calculate with precision. In no event shall Parent be entitled to more than one payment of the Company Termination Fee and Parent Expense reimbursement, and in no event shall Company be required to pay Parent an amount in excess of the Company Termination Fee and Parent Expense reimbursement pursuant to all provisions of this ARTICLE VII, in connection with a termination of this Agreement pursuant to which such Company Termination Fee and/or Parent Expense reimbursement are payable. In no event shall Company be entitled to more than one payment of the Parent Termination Fee, and in no event shall Parent be required to pay Company an amount in excess of the Parent Termination Fee pursuant to all provisions of this ARTICLE VII, in connection with a termination of this Agreement pursuant to which such Parent Termination Fee is payable.

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(i)           Each of the parties acknowledges that the agreements contained in this Section 7.3 are an integral part of the Transactions, and that, without these agreements, the parties would not enter into this Agreement. Accordingly, if any party fails to pay in a timely manner any amount due pursuant to this Section 7.3, then (i) such party shall reimburse the other party that should have received such amount for all costs and expenses (including disbursements and reasonable fees of counsel) incurred in the collection of such overdue amount, including in connection with any related Actions commenced and (ii) such party shall pay to the other party that should have received such amount interest on such amount from and including the date payment of such amount was due to but excluding the date of actual payment at the prime rate set forth in The Wall Street Journal in effect on the date such payment was required to be made plus 3%.

ARTICLE VIII.

MISCELLANEOUS

Section 8.1 Expenses. Except as set forth in Section 7.3, whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger, this Agreement and the Transactions shall be paid by the party incurring or required to incur such expenses.

Section 8.2 Counterparts; Effectiveness. This Agreement may be executed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by telecopy, electronic delivery or otherwise) to the other parties. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in "portable document format" (".pdf") form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

Section 8.3 Governing Law. This Agreement, and all claims or causes of action (whether at Law, in contract or in tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance hereof, shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware; provided that the Merger shall be governed by the laws of the State of Nevada.

Section 8.4 Jurisdiction; Specific Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed, or were threatened to be not performed, in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, in addition to any other remedy that may be available to it, including monetary damages, each of the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement exclusively in federal and state courts located in Delaware (the “Delaware Courts”) and all such rights and remedies at law or in equity shall be cumulative, except as may be limited by Section 7.3. The parties further agree that no party to this Agreement shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 8.4 and each party waives any objection to the imposition of such relief or any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument. In addition, each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Courts. Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the Transactions in any court other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above named courts, (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by applicable Law, any claim that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. To the fullest extent permitted by applicable Law, each of the parties hereto hereby consents to the service of process in accordance with Section 8.6; provided, however, that nothing herein shall affect the right of any party to serve legal process in any other manner permitted by Law. The terms of this Section 8.4 shall not be deemed to be superseded, amended or modified in any respect by the terms of any other provisions of this Agreement, but the parties agree that if a party has terminated this Agreement and received the Company Termination Fee or Parent Termination Fee (or if the amounts payable under the Parent Loan Agreement have been reduced by such amount), the applicable provision of Section 7.3(g) shall apply.

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Section 8.5 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 8.6 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given (a) upon personal delivery to the party to be notified; (b) when received when sent by email or facsimile by the party to be notified, provided, however, that notice given by email or facsimile shall not be effective unless either (i) a duplicate copy of such email or fax notice is promptly given by one of the other methods described in this Section 8.6 or (ii) the receiving party delivers a written confirmation of receipt for such notice either by email or fax or any other method described in this Section 8.6; or (c) when delivered by courier (with confirmation of delivery); in each case to the party to be notified at the address, facsimile number, or email address for such party set forth on the signature page hereto or such other address, facsimile number or email address as such party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated or personally delivered. Any party to this Agreement may notify any other party of any changes to the address or any of the other details specified in this Section; provided, however, that such notification shall only be effective on the date specified in such notice or five business days after the notice is given, whichever is later. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

Section 8.7 Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or delegated by any of the parties hereto without the prior written consent of the other parties; provided, however, that Parent may assign any of its rights hereunder to a wholly owned direct or indirect Subsidiary of Parent without the prior written consent of Company or any other party hereto, but no such assignment shall relieve Parent of any of its obligations hereunder. Subject to the first sentence of this Section 8.7, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Any purported assignment not permitted under this Section 8.7 shall be null and void.

Section 8.8 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

Section 8.9 Entire Agreement. This Agreement together with the exhibits hereto, schedules hereto and the Confidentiality Agreement constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and thereof, and this Agreement is not intended to grant standing to any person other than the parties hereto.

Section 8.10 Amendments; Waivers. At any time prior to the Effective Time, any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by each party hereto. Notwithstanding the foregoing, no failure or delay by any party hereto in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

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Section 8.11 Headings. Headings of the Articles and Sections of this Agreement are for convenience of the parties only and shall be given no substantive or interpretive effect whatsoever. The table of contents to this Agreement is for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 8.12 No Third-Party Beneficiaries. Each of Parent and Company agrees that (a) their respective representations, warranties, covenants and agreements set forth herein are solely for the benefit of the other party hereto, in accordance with and subject to the terms of this Agreement, and (b) after the Effective Time, except for (i) the provisions of Section 5.10 and (ii) the right of Company's stockholders to receive the Merger Consideration on the terms and conditions of this Agreement, this Agreement is not intended to, and does not, confer upon any person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein.

Section 8.13 Interpretation. When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, unless the context otherwise requires. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. References in this Agreement to specific laws or to specific provisions of laws shall include all rules and regulations promulgated thereunder, and any statute defined or referred to herein or in any agreement or instrument referred to herein shall mean such statute as from time to time amended, modified or supplemented, including by succession of comparable successor statutes. Each of the parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.

Section 8.14 Definitions. All capitalized terms that appear in this Agreement and are not defined herein shall have the respective meanings ascribed thereto in Appendix 1 hereto. References in this Agreement to "Subsidiaries" of any party means any corporation, partnership, limited liability company, association, trust or other form of legal entity of which (i) fifty percent (50%) or more of the voting power of the outstanding voting securities are on the date hereof directly or indirectly owned by such party or (ii) such party or any Subsidiary of such party is a general partner or managing member on the date hereof. References in this Agreement (except as specifically otherwise defined) to "affiliates" means, as to any person, any other person which, directly or indirectly, controls, or is controlled by, or is under common control with, such person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise. References in this Agreement (except as specifically otherwise defined) to "person " means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, group (as such term is used in Section 13 of the Exchange Act) or organization, including a Governmental Entity, and any permitted successors and assigns of such person. As used in this Agreement, "knowledge" means (i) with respect to Parent, the actual knowledge of the individuals listed in Section 8.14(a) of Parent Disclosure Schedule and (ii) with respect to Company, the actual knowledge of the individuals listed on Section 8.14(a) of the Company Disclosure Schedule. As used in this Agreement, "business day" means any day other than a Saturday, Sunday or other day on which the banks in New York are authorized by Law to remain closed.

[Signatures begin on following page.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

"Parent:"		"Merger Sub:"

STRATEX OIL & GAS HOLDINGS, INC, a Colorado corporation		RICHFIELD ACQUISITION CORP., a Nevada corporation

By	/s/ Stephen P. Funk	By	/s/ Stephen P. Funk
Name:	Stephen P. Funk	Name:	Stephen P. Funk
Title:	Chief Executive Officer	Title:	President

Address, Facsimile No., & Email for Notices:		Address, Facsimile No., & Email for Notices:

30 Echo Lake Road		30 Echo Lake Road
Watertown, CT 06795		Watertown, CT 06795
Facsimile No.:		Facsimile No.:
Email: sfunk@stratexoil.com		Email: sfunk@stratexoil.com

With a copy to:		With a copy to:

Buchanan Ingersoll & Rooney		Buchanan Ingersoll & Rooney
1290 Avenue of the Americas		1290 Avenue of the Americas
Floor 30		Floor 30
New York, NY 10104		New York, NY 10104
Attn: Matthew S. Cohen		Attn: Matthew S. Cohen
Facsimile No.: (212) 440-4401		Facsimile No.: (212) 440-4401

[Signatures continued on following page.]

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Signature Page to Agreement and Plan of Merger

"Company:"

RICHFIELD OIL & GAS COMPANY, a Nevada corporation

By	/s/ Douglas C. Hewitt, Sr.
Name:	Douglas C. Hewitt, Sr.
Title:	President & Chief Executive Officer

Address, Facsimile No., & Email for Notices: 15 W. South Temple Suite 1050 Salt Lake City, Utah 84101
Facsimile No.: (801) 519-6703

Signature Page to Agreement and Plan of Merger

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Appendix 1

Definitions

For purposes of the foregoing Agreement, the following terms shall have the following respective meanings (such definitions to be equally applicable to both the singular and plural forms of the terms herein defined):

"Contract" means any contract, note, bond, mortgage, indenture, deed of trust, license, lease, agreement, arrangement, commitment or other instrument or obligation, whether oral or written.

“Company Designees” means John McFadden, Joseph Tate, Thomas Grimm, Glenn MacNeil, or Wendell Lew, two of which are to be selected by the Company pursuant to Section 5.14 of this Agreement.

"Derivative" means a derivative transaction within the coverage of Statement of Financial Accounting Standard No. 133, including any swap transaction, option, hedge, warrant, forward purchase or sale transaction, futures transaction, cap transaction, floor transaction or collar transaction relating to one or more currencies, commodities, bonds, equity securities, loans, interest rates, credit-related events or conditions or any indexes, or any other similar transaction (including any option with respect to any of these transactions) or combination of any of these transactions, including collateralized mortgage obligations or other similar instruments or any debt or equity instruments evidencing or embedding any such types of transactions, and any related credit support, collateral, transportation or other similar arrangements related to such transaction.

"Environmental Law" means any Law relating to the protection, preservation or restoration of the environment (including air, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or any exposure to or release of, or the management of (including the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production or disposal of any Hazardous Materials), in each case as in effect as of the date of this Agreement.

"ERISA Affiliate" means, with respect to any entity, trade or business, any other entity, trade or business that is, or was at the relevant time, a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes or included the first entity, trade or business, or that is, or was at the relevant time, a member of the same "controlled group" as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.

"good and defensible title" means such title that is free from reasonable doubt to the end that a prudent person engaged in the business of purchasing and owning, developing, and operating producing or non-producing oil and gas properties in the geographical areas in which they are located, with knowledge of all of the facts and their legal bearing, would be willing to accept the same acting reasonably.

“Governmental Entity” means any federal, state, foreign, provincial, local or other governmental, regulatory or administrative agency, commission, department, board, governmental subdivision, court, tribunal, arbitrating body or other authority.

"Hazardous Materials" means all substances defined as Hazardous Substances, Oils, Pollutants or Contaminants in the National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R. § 300.5, or defined as such by, or regulated as such under, any Environmental Law, including any regulated pollutant or contaminant (including any constituent, raw material, product or by-product thereof), petroleum or natural gas hydrocarbons or any liquid or fraction thereof, asbestos or asbestos-containing material, polychlorinated biphenyls, lead paint, any hazardous, industrial or solid waste, and any toxic, radioactive, infectious or hazardous substance, material or agent.

"Hydrocarbons" means crude oil, natural gas, condensate, drip gas and natural gas liquids (including coalbed gas) and other liquids or gaseous hydrocarbons or other substances (including minerals) produced or associated therewith.

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"IT Assets" means the computers, software, servers, routers, hubs, switches, circuits, networks, data communications lines and all other information technology infrastructure and equipment of Parent and its Subsidiaries that are required in connection with the operation of the business of Parent and its Subsidiaries.

"Material Adverse Effect" means an event, change, effect, development or occurrence that has had, or would be reasonably likely to have, a material adverse effect on the business, financial condition or continuing results of operations of a party or its Subsidiaries, taken as a whole, other than any event, change, effect, development or occurrence resulting from or arising out of: (1) changes in general economic, financial or other capital market conditions (including prevailing interest rates), (2) any changes or developments generally in the industries in which such party or any of its Subsidiaries conducts its business, (3) the announcement or the existence of, compliance with or performance under, this Agreement or the Transactions, including the impact thereof on the relationships, contractual or otherwise, of such party or any of their respective Subsidiaries with employees, labor unions, customers, suppliers or partners, and including any lawsuit, action or other proceeding with respect to any of the Transactions, (4) any taking of any action at the request of the other party; (5) any changes or developments in prices for oil, natural gas or other commodities or such party's raw material inputs and end products, (6) any adoption, implementation, promulgation, repeal, modification, reinterpretation or proposal of any rule, regulation, ordinance, order, protocol or any other Law of or by any national, regional, state or local Governmental Entity, or market administrator, (7) any changes in GAAP or accounting standards or interpretations thereof, (8) earthquakes, any weather-related or other force majeure event or natural disasters or outbreak or escalation of hostilities or acts of war or terrorism, (9) any failure by such party to meet any financial projections or forecasts or estimates of revenues, earnings or other financial metrics for any period (provided that the exception in this clause (9) shall not prevent or otherwise affect a determination that any event, change, effect, development or occurrence underlying such failure has resulted in, or contributed to, a Material Adverse Effect so long as it is not otherwise excluded by this definition) or (10) any changes in the share price or trading volume of the such party's stock or its credit ratings (provided that the exception in this clause (10) shall not prevent or otherwise affect a determination that any event, change, effect, development or occurrence underlying such change has resulted in, or contributed to, a Material Adverse Effect so long as it is not otherwise excluded by this definition); except, in each case with respect to clauses (1), (2), (6), (7) and (8), to the extent disproportionately affecting such party and its Subsidiaries, taken as a whole, relative to other similarly situated companies in the industries in which such and its Subsidiaries operate.

"Oil and Gas Contracts" means any of the following Contracts to which the applicable person or any of its Subsidiaries is a party (other than, in each case, an Oil and Gas Lease): all farm-in and farm-out agreements, areas of mutual interest agreements, joint venture agreements, development agreements, production sharing agreements, operating agreements, unitization, pooling and communitization agreements, declarations and orders, divisions orders, transfer orders, royalty deeds, oil and gas sales agreements, exchange agreements, gathering and processing Contracts and agreements, drilling, service and supply Contracts, geophysical and geological Contracts, land broker, title attorney and abstractor Contracts and all other Contracts relating to Hydrocarbons or revenues therefrom and claims and rights thereto, and, in each case, interests thereunder.

"Oil and Gas Interests" means (A) direct and indirect interests in and rights with respect to Hydrocarbons and related properties and assets of any kind and nature, direct or indirect, including working and leasehold interests and operating rights and royalties, overriding royalties, production payments, net profit interests, carried interests, and other non-working interests and non-operating interests; (B) Hydrocarbons or revenues therefrom; (C) all Oil and Gas Leases and the leasehold estates created thereby and the lands covered by the Oil and Gas Leases or included in units with which the Oil and Gas Leases may have been pooled or united; (D) all Oil and Gas Contracts; (E) surface interests, fee interests, reversionary interests, reservations and concessions; (F) all easements, surface use agreements, rights of way, licenses and permits, in each case, in connection with Oil and Gas Leases, the drilling of Wells or the production, gathering, processing, storage, disposition, transportation or sale of Hydrocarbons, (G) all rights and interests in, under or derived from unitization and pooling agreements in effect with respect to clauses (A) and (C) above and the units created thereby which accrue or are attributable to the interests of the holder thereof; (H) all interests in machinery equipment (including Wells, well equipment and machinery), oil and gas production, gathering, transmission, treating, processing and storage facilities (including tanks, tank batteries, pipelines, flow lines, gathering Systems and metering equipment), pumps, water plants, electric plants, gasoline and gas platforms, processing plants, separation plants, refineries, testing and monitoring equipment, in each case, in connection with Oil and Gas Leases, the drilling of Wells or the production, gathering, processing, storage, disposition, transportation or sale of Hydrocarbons, and (I) all other interests of any kind or character associated with, appurtenant to, or necessary for the operation of any of the foregoing.

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"Oil and Gas Leases" means all leases, subleases, licenses or other occupancy or similar agreements under which Parent or any of its Subsidiaries leases, subleases or licenses or otherwise acquires or obtains operating rights in and to Hydrocarbons or any other real property which is material to the operation of Parent’s business.

"Order" means any charge, order, writ, injunction, judgment, decree, ruling, determination, directive, award or settlement, whether civil, criminal or administrative and whether formal or informal.

“Parent Loan” means the loan to be made by Parent to Company pursuant to the Parent Loan Agreement.

“Parent Loan Agreement” means that certain Note and Security Agreement of even date herewith between Parent, Company and certain Subsidiaries of Company, pursuant to which Parent agreed to advance up to $3,000,000 subject to the terms contained therein.

"Permitted Lien" means (A) any Lien for Taxes or governmental assessments, charges or claims of payment not yet delinquent, being contested in good faith or for which adequate accruals or reserves (based on good faith estimates of management) have been set aside for the payment thereof, (B) vendors’, mechanics’, materialmens’, carriers’, workers’, landlords’, repairmen’s, warehousemen’s, construction and other similar Liens arising or incurred in the ordinary course of business or with respect to liabilities that are not yet due and payable or, if due, are not delinquent or are being contested in good faith or for which adequate accruals or reserves (based on good faith estimates of management) have been set aside for the payment thereof, (C) Liens imposed or promulgated by applicable Law or any Governmental Entity with respect to real property, including zoning, building or similar restrictions, (D) pledges or deposits in connection with workers’ compensation, unemployment insurance, and other social security legislation, (E) Liens relating to intercompany borrowings among Company and its wholly owned Subsidiaries, or (F) Liens arising under or pursuant to the organizational documents of Company or any of its Subsidiaries.

"Production Burden" means all royalty interests, overriding royalty interests, production payments, net profit interests or other similar interests that constitute a burden on, and are measured by or are payable out of, the production of Hydrocarbons or the proceeds realized from the sale or other disposition thereof (including any amounts payable to publicly traded royalty trusts), other than Taxes and assessments of Governmental Entities.

"Release" means any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, dispersal, leaching or migration into the indoor or outdoor environment (including ambient air, surface water, groundwater and surface or subsurface strata) or into or out of any property, including the movement of Hazardous Materials through or in the air, soil, surface water, groundwater or property.

“Specified Additional Shares” means (1) up to 3,000,000 shares of Company Common Stock that are issued by the Company, if any, after the date of this Agreement and prior to the close of business on the day immediately preceding the Effective Time pursuant to the exercise for cash of those warrants identified in Appendix I of the Company’s Disclosure Schedule in accordance with the terms of those warrants as in effect on the date hereof and (2) up to 2,000,000 shares of Company Common Stock that are issued by the Company, if any, after the date of this Agreement and prior to the close of business on the day immediately preceding the Effective Time pursuant to the conversion of the convertible note identified in Appendix I of the Company’s Disclosure Schedule in accordance with the terms of that convertible note as in effect on the date hereof.

"Superior Proposal" means a bona fide, unsolicited written Takeover Proposal (A) that if consummated would result in a third party (or in the case of a merger in which Parent issues stock to such third party, the stockholders of such third party) acquiring, directly or indirectly, 75% or more of the outstanding Company Common Stock or more than 75% of the consolidated assets (based on the fair market value thereof) of Company and its Subsidiaries, taken as a whole, (B) that the Board of Directors of Company determines in good faith, after consultation with its outside financial advisor and outside legal counsel, is reasonably capable of being completed, taking into account all financial, legal, regulatory and other aspects of such proposal, including all conditions contained therein and the person making such Takeover Proposal and (C) that the Board of Directors of Company determines in good faith, after consultation with its outside financial advisor and outside legal counsel (taking into account at the time of determination any changes to this Agreement irrevocably offered by Parent in response to such Takeover Proposal, and all financial, legal, regulatory and other aspects of such Takeover Proposal, including all conditions contained therein and the person making such proposal, and this Agreement and any other factors deemed relevant by the Board of Directors of Company), is more favorable to the stockholders of Company than the Merger.

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"Systems" means the refined petroleum product, crude oil, natural gas, liquefied natural gas, natural gas liquid and other pipelines, lateral lines, pumps, pump stations, storage facilities, terminals, processing plants and other related operations, assets, machinery and equipment that are owned by Company or any of its Subsidiaries and used for the conduct of the business of Company or any of its Subsidiaries as presently conducted.

"Takeover Proposal" means any bona fide proposal or offer made by a third party (other than any offer or proposal by Parent or its affiliates) for or with respect to any acquisition, whether by a merger, consolidation, tender offer, exchange offer, business combination, recapitalization, binding share exchange, joint venture or other similar transaction, of (A) more than 25% or more of Company's consolidated assets (based on the fair market value thereof), or (B) more than 25% of the outstanding Company Common Stock or securities of Company representing more than 25% of the voting power of Company.

"Tax" or "Taxes" means any and all federal, state, local or foreign taxes, imposts, levies, duties, fees or other assessments, including all net income, gross receipts, branch profits, capital, sales, use, ad valorem, value added, transfer, registration, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, disability, excise, severance, stamp, occupation, premium, windfall profits, environmental, real property, personal property, alternative, add-on minimum and estimated taxes, customs duties, and other taxes of any kind whatsoever, including any and all interest, penalties, additions to tax or additional amounts imposed by any Taxing Authority in connection with respect thereto, whether disputed or not.

"Taxing Authority" means, with respect to any Tax, the Governmental Entity that imposes such Tax, and the agency (if any) charged with the collection of such Tax for such Governmental Entity.

"Tax Return" means any return, report or similar filing (including any attached schedules, supplements and additional or supporting material) filed or required to be filed with respect to Taxes, including any information return, claim for refund, or declaration of estimated Taxes (and including any amendments with respect thereto).

"Units" means all pooled, communitized or unitized acreage that includes all or a part of any Oil and Gas Lease.

"Wells" means all oil and/or gas wells, whether producing, operating, shut-in or temporarily abandoned, located on an Oil and Gas Leases or Unit or otherwise associated with an Oil and Gas Interest of the applicable person or any of its Subsidiaries, together with all oil, gas and mineral production from such well.

"Willful Breach" means a material breach, or failure to perform, that is the consequence of an act or omission of the Company or a Representative or a Subsidiary of Company with the knowledge that the taking of, or failure to take, such act would, or would be reasonably expected to, cause a material breach of this Agreement.

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AMENDMENT NO. 1 TO

AGREEMENT AND PLAN OF MERGER

This Amendment No. 1 to Agreement and Plan of Merger (this “Amendment”) is entered into as of July 17, 2014 by and among STRATEX OIL & GAS HOLDINGS, INC., a Colorado corporation (the “Parent”), RICHFIELD ACQUISITION CORP., a Nevada corporation (“Merger Sub”), and RICHFIELD OIL & GAS COMPANY, a Nevada corporation (the “Company”).

RECITAL

A.                  Parent, Merger Sub, and the Company entered into the Agreement and Plan of Merger dated as of May 6, 2014 (the “Merger Agreement”), pursuant to which the parties agreed to effect a merger (the “Merger”) of Merger Sub with and into the Company in accordance with the Merger Agreement and the Nevada Revised Statutes, with the Company to be the surviving company.

B.                  The parties desire to amend the Merger Agreement to, among other things, (i) provide for additional time to complete the Merger and (ii) modify some of the conditions to the obligation of the parties to complete the merger.

C.                  The Board of Directors of Parent and Merger Sub have unanimously (i) determined that the Merger Agreement, as amended pursuant to this Amendment, is advisable and in the best interests of Parent, Merger Sub and Parent’s stockholders, and (ii) approved the execution, delivery, and performance of this Amendment.

D.                  The Board of Directors of the Company has unanimously (i) determined that the Merger Agreement, as amended pursuant to this Amendment, is advisable and in the best interests of Parent and its stockholders, (ii) approved the execution, delivery, and performance of this Amendment, and (iii) resolved to recommend adoption of the Merger Agreement, as amended by this Amendment, by the stockholders of the Company.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements contained herein, and intending to be legally bound, the parties hereto agree as follows:

1.             Defined Terms. All references to the “Merger Agreement” contained herein and in the Merger Agreement shall be references to the Merger Agreement, as amended by this Amendment. Capitalized terms used herein and not defined herein shall have the meanings given to those terms in the Merger Agreement.

2.             Amendments to Merger Agreement. The parties hereby amend the Merger Agreement as follows:

(a)               Recital C of the Merger Agreement shall be amended by adding the parenthetical “(the “Company Recommendation”)” to the end thereof.

(b)               Section 6.3(e) of the Merger Agreement shall be revised to read in its entirety as follows:

   “(e)       Parent shall have provided Company with evidence reasonably satisfactory to Company that Parent has no less than $2,000,000 cash on hand.”

(c)               Section 6.2(g) of the Merger Agreement shall be revised to read in its entirety as follows:

                  “(g)          The Company shall have provided to Parent evidence satisfactory to Parent that the Company’s liabilities (excluding the Parent Loan obligations, capital leases, deferred rent obligations (currently less than $36,000), any accrued liability for employee severance compensation which has been approved in writing by Parent (it being understood that Parent shall have no obligation to approve any such compensation) and plugging & abandonment liabilities) immediately prior to the Closing do not exceed $6,650,000; provided that such $6,650,000 limit may be increased by up to $500,000 in field-related payables so long as there are corresponding field-related receivables and/or deposits.

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(d)              Section 6.3(k) of the Merger Agreement shall be revised to read in its entirety as follows:

 “(k) The holders of not more than 10% of the outstanding shares of the Company Common Stock shall have taken the steps required by the Appraisal Provisions of the NRS to obtain payment for the fair value of their shares (“Dissenters’ Rights”).”

(e)                 Section 7.1(b) of the Merger Agreement shall be amended by replacing the date “September 30, 2014” with the date “December 1, 2014 “ and by replacing the date “November 30, 2014” with the date “January 30, 2015”.

(f)                  The definition of “Parent Loan Agreement” in Appendix I to the Merger Agreement shall be revised to read in its entirety as follows:

“Parent Loan Agreement” means that certain Note and Security Agreement dated May 6, 2014 between Parent, Company and certain Subsidiaries of the Company, as amended on July 17, 2014 and as it may be amended from time-to-time thereafter.”

3.	Miscellaneous.

(a)                 Counterparts; Effectiveness. This Amendment may be executed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by telecopy, electronic delivery or otherwise) to the other parties. Signatures to this Amendment transmitted by facsimile transmission, by electronic mail in "portable document format" (".pdf") form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

(b)                 Governing Law. This Amendment, and all claims or causes of action (whether at law, in contract or in tort or otherwise) that may be based upon, arise out of or relate to this Amendment or the negotiation, execution or performance hereof, shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware; provided that the Merger shall be governed by the laws of the State of Nevada.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first above written.

"Parent:"		"Merger Sub:"

STRATEX OIL & GAS HOLDINGS, INC, a Colorado corporation		Richfield Acquisition Corp., a Nevada corporation

By	/s/ Stephen P. Funk	By	/s/ Stephen P. Funk
Name:	Stephen P. Funk	Name:	Stephen P. Funk
Title:	Chief Executive Officer	Title:	President

“Company:"

RICHFIELD OIL & GAS COMPANY, a Nevada corporation

		By	/s/ Douglas C. Hewitt
		Name:	Douglas C. Hewitt, Sr.
		Title:	President & Chief Executive Officer

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ANNEX B

RIGHTS OF DISSENTING OWNERS

      NRS 92A.300  Definitions.  As used in NRS 92A.300 to 92A.500, inclusive, unless the context otherwise requires, the words and terms defined in NRS 92A.305 to 92A.335, inclusive, have the meanings ascribed to them in those sections.

      NRS 92A.305  “Beneficial stockholder” defined.  “Beneficial stockholder” means a person who is a beneficial owner of shares held in a voting trust or by a nominee as the stockholder of record.

      NRS 92A.310  “Corporate action” defined.  “Corporate action” means the action of a domestic corporation.

      NRS 92A.315  “Dissenter” defined.  “Dissenter” means a stockholder who is entitled to dissent from a domestic corporation’s action under NRS 92A.380 and who exercises that right when and in the manner required by NRS 92A.400 to 92A.480, inclusive.

      NRS 92A.320  “Fair value” defined.  “Fair value,” with respect to a dissenter’s shares, means the value of the shares determined:

      1.  Immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable;

      2.  Using customary and current valuation concepts and techniques generally employed for similar businesses in the context of the transaction requiring appraisal; and

      3.  Without discounting for lack of marketability or minority status.

      NRS 92A.325  “Stockholder” defined.  “Stockholder” means a stockholder of record or a beneficial stockholder of a domestic corporation.

      NRS 92A.330  “Stockholder of record” defined.  “Stockholder of record” means the person in whose name shares are registered in the records of a domestic corporation or the beneficial owner of shares to the extent of the rights granted by a nominee’s certificate on file with the domestic corporation.

      NRS 92A.335  “Subject corporation” defined.  “Subject corporation” means the domestic corporation which is the issuer of the shares held by a dissenter before the corporate action creating the dissenter’s rights becomes effective or the surviving or acquiring entity of that issuer after the corporate action becomes effective.

      NRS 92A.340  Computation of interest.  Interest payable pursuant to NRS 92A.300 to 92A.500, inclusive, must be computed from the effective date of the action until the date of payment, at the rate of interest most recently established pursuant to NRS 99.040.

      NRS 92A.350  Rights of dissenting partner of domestic limited partnership.  A partnership agreement of a domestic limited partnership or, unless otherwise provided in the partnership agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the partnership interest of a dissenting general or limited partner of a domestic limited partnership are available for any class or group of partnership interests in connection with any merger or exchange in which the domestic limited partnership is a constituent entity.

      NRS 92A.360  Rights of dissenting member of domestic limited-liability company.  The articles of organization or operating agreement of a domestic limited-liability company or, unless otherwise provided in the articles of organization or operating agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the interest of a dissenting member are available in connection with any merger or exchange in which the domestic limited-liability company is a constituent entity.

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      NRS 92A.370  Rights of dissenting member of domestic nonprofit corporation.

      1.  Except as otherwise provided in subsection 2, and unless otherwise provided in the articles or bylaws, any member of any constituent domestic nonprofit corporation who voted against the merger may, without prior notice, but within 30 days after the effective date of the merger, resign from membership and is thereby excused from all contractual obligations to the constituent or surviving corporations which did not occur before the member’s resignation and is thereby entitled to those rights, if any, which would have existed if there had been no merger and the membership had been terminated or the member had been expelled.

      2.  Unless otherwise provided in its articles of incorporation or bylaws, no member of a domestic nonprofit corporation, including, but not limited to, a cooperative corporation, which supplies services described in chapter 704 of NRS to its members only, and no person who is a member of a domestic nonprofit corporation as a condition of or by reason of the ownership of an interest in real property, may resign and dissent pursuant to subsection 1.

      NRS 92A.380  Right of stockholder to dissent from certain corporate actions and to obtain payment for shares.

      1.  Except as otherwise provided in NRS 92A.370 and 92A.390 and subject to the limitation in paragraph (f), any stockholder is entitled to dissent from, and obtain payment of the fair value of the stockholder’s shares in the event of any of the following corporate actions:

      (a) Consummation of a plan of merger to which the domestic corporation is a constituent entity:

             (1) If approval by the stockholders is required for the merger by NRS 92A.120 to 92A.160, inclusive, or the articles of incorporation, regardless of whether the stockholder is entitled to vote on the plan of merger; or

             (2) If the domestic corporation is a subsidiary and is merged with its parent pursuant to NRS 92A.180.

      (b) Consummation of a plan of conversion to which the domestic corporation is a constituent entity as the corporation whose subject owner’s interests will be converted.

      (c) Consummation of a plan of exchange to which the domestic corporation is a constituent entity as the corporation whose subject owner’s interests will be acquired, if the stockholder’s shares are to be acquired in the plan of exchange.

      (d) Any corporate action taken pursuant to a vote of the stockholders to the extent that the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares.

      (e) Accordance of full voting rights to control shares, as defined in NRS 78.3784, only to the extent provided for pursuant to NRS 78.3793.

      (f) Any corporate action not described in this subsection that will result in the stockholder receiving money or scrip instead of a fraction of a share except where the stockholder would not be entitled to receive such payment pursuant to NRS 78.205, 78.2055 or 78.207. A dissent pursuant to this paragraph applies only to the fraction of a share, and the stockholder is entitled only to obtain payment of the fair value of the fraction of a share.

      2.  A stockholder who is entitled to dissent and obtain payment pursuant to NRS 92A.300 to 92A.500, inclusive, may not challenge the corporate action creating the entitlement unless the action is unlawful or fraudulent with respect to the stockholder or the domestic corporation.

      3.  Subject to the limitations in this subsection, from and after the effective date of any corporate action described in subsection 1, no stockholder who has exercised the right to dissent pursuant to NRS 92A.300 to 92A.500, inclusive, is entitled to vote his or her shares for any purpose or to receive payment of dividends or any other distributions on shares. This subsection does not apply to dividends or other distributions payable to stockholders on a date before the effective date of any corporate action from which the stockholder has dissented. If a stockholder exercises the right to dissent with respect to a corporate action described in paragraph (f) of subsection 1, the restrictions of this subsection apply only to the shares to be converted into a fraction of a share and the dividends and distributions to those shares.

      NRS 92A.390  Limitations on right of dissent: Stockholders of certain classes or series; action of stockholders not required for plan of merger.

      1.  There is no right of dissent with respect to a plan of merger, conversion or exchange in favor of stockholders of any class or series which is:

      (a) A covered security under section 18(b)(1)(A) or (B) of the Securities Act of 1933, 15 U.S.C. § 77r(b)(1)(A) or (B), as amended;

      (b) Traded in an organized market and has at least 2,000 stockholders and a market value of at least $20,000,000, exclusive of the value of such shares held by the corporation’s subsidiaries, senior executives, directors and beneficial stockholders owning more than 10 percent of such shares; or

      (c) Issued by an open end management investment company registered with the Securities and Exchange Commission under the Investment Company Act of 1940, 15 U.S.C. §§ 80a-1 et seq., as amended, and which may be redeemed at the option of the holder at net asset value,  Ê unless the articles of incorporation of the corporation issuing the class or series or the resolution of the board of directors approving the plan of merger, conversion or exchange expressly provide otherwise.

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      2.  The applicability of subsection 1 must be determined as of:

      (a) The record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the corporate action requiring dissenter’s rights; or

      (b) The day before the effective date of such corporate action if there is no meeting of stockholders.

      3.  Subsection 1 is not applicable and dissenter’s rights are available pursuant to NRS 92A.380 for the holders of any class or series of shares who are required by the terms of the corporate action requiring dissenter’s rights to accept for such shares anything other than cash or shares of any class or any series of shares of any corporation, or any other proprietary interest of any other entity, that satisfies the standards set forth in subsection 1 at the time the corporate action becomes effective.

      4.  There is no right of dissent for any holders of stock of the surviving domestic corporation if the plan of merger does not require action of the stockholders of the surviving domestic corporation under NRS 92A.130.

      5.  There is no right of dissent for any holders of stock of the parent domestic corporation if the plan of merger does not require action of the stockholders of the parent domestic corporation under NRS 92A.180.

      NRS 92A.400  Limitations on right of dissent: Assertion as to portions only to shares registered to stockholder; assertion by beneficial stockholder.

      1.  A stockholder of record may assert dissenter’s rights as to fewer than all of the shares registered in his or her name only if the stockholder of record dissents with respect to all shares of the class or series beneficially owned by any one person and notifies the subject corporation in writing of the name and address of each person on whose behalf the stockholder of record asserts dissenter’s rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which the partial dissenter dissents and his or her other shares were registered in the names of different stockholders.

      2.  A beneficial stockholder may assert dissenter’s rights as to shares held on his or her behalf only if the beneficial stockholder:

      (a) Submits to the subject corporation the written consent of the stockholder of record to the dissent not later than the time the beneficial stockholder asserts dissenter’s rights; and

      (b) Does so with respect to all shares of which he or she is the beneficial stockholder or over which he or she has power to direct the vote.

      NRS 92A.410  Notification of stockholders regarding right of dissent.

      1.  If a proposed corporate action creating dissenter’s rights is submitted to a vote at a stockholders’ meeting, the notice of the meeting must state that stockholders are, are not or may be entitled to assert dissenter’s rights under NRS 92A.300 to 92A.500, inclusive. If the domestic corporation concludes that dissenter’s rights are or may be available, a copy of NRS 92A.300 to 92A.500, inclusive, must accompany the meeting notice sent to those record stockholders entitled to exercise dissenter’s rights.

      2.  If the corporate action creating dissenter’s rights is taken by written consent of the stockholders or without a vote of the stockholders, the domestic corporation shall notify in writing all stockholders entitled to assert dissenter’s rights that the action was taken and send them the dissenter’s notice described in NRS 92A.430.

      NRS 92A.420  Prerequisites to demand for payment for shares.

      1.  If a proposed corporate action creating dissenter’s rights is submitted to a vote at a stockholders’ meeting, a stockholder who wishes to assert dissenter’s rights with respect to any class or series of shares:

      (a) Must deliver to the subject corporation, before the vote is taken, written notice of the stockholder’s intent to demand payment for his or her shares if the proposed action is effectuated; and

      (b) Must not vote, or cause or permit to be voted, any of his or her shares of such class or series in favor of the proposed action.

      2.  If a proposed corporate action creating dissenter’s rights is taken by written consent of the stockholders, a stockholder who wishes to assert dissenter’s rights with respect to any class or series of shares must not consent to or approve the proposed corporate action with respect to such class or series.

      3.  A stockholder who does not satisfy the requirements of subsection 1 or 2 and NRS 92A.400 is not entitled to payment for his or her shares under this chapter.

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      NRS 92A.430  Dissenter’s notice: Delivery to stockholders entitled to assert rights; contents.

      1.  The subject corporation shall deliver a written dissenter’s notice to all stockholders of record entitled to assert dissenter’s rights in whole or in part, and any beneficial stockholder who has previously asserted dissenter’s rights pursuant to NRS 92A.400.

      2.  The dissenter’s notice must be sent no later than 10 days after the effective date of the corporate action specified in NRS 92A.380, and must:

      (a) State where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited;

      (b) Inform the holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received;

      (c) Supply a form for demanding payment that includes the date of the first announcement to the news media or to the stockholders of the terms of the proposed action and requires that the person asserting dissenter’s rights certify whether or not the person acquired beneficial ownership of the shares before that date;

      (d) Set a date by which the subject corporation must receive the demand for payment, which may not be less than 30 nor more than 60 days after the date the notice is delivered and state that the stockholder shall be deemed to have waived the right to demand payment with respect to the shares unless the form is received by the subject corporation by such specified date; and

      (e) Be accompanied by a copy of NRS 92A.300 to 92A.500, inclusive.

      NRS 92A.440  Demand for payment and deposit of certificates; loss of rights of stockholder; withdrawal from appraisal process.

      1.  A stockholder who receives a dissenter’s notice pursuant to NRS 92A.430 and who wishes to exercise dissenter’s rights must:

      (a) Demand payment;

      (b) Certify whether the stockholder or the beneficial owner on whose behalf he or she is dissenting, as the case may be, acquired beneficial ownership of the shares before the date required to be set forth in the dissenter’s notice for this certification; and

      (c) Deposit the stockholder’s certificates, if any, in accordance with the terms of the notice.

      2.  If a stockholder fails to make the certification required by paragraph (b) of subsection 1, the subject corporation may elect to treat the stockholder’s shares as after-acquired shares under NRS 92A.470.

      3.  Once a stockholder deposits that stockholder’s certificates or, in the case of uncertified shares makes demand for payment, that stockholder loses all rights as a stockholder, unless the stockholder withdraws pursuant to subsection 4.

      4.  A stockholder who has complied with subsection 1 may nevertheless decline to exercise dissenter’s rights and withdraw from the appraisal process by so notifying the subject corporation in writing by the date set forth in the dissenter’s notice pursuant to NRS 92A.430. A stockholder who fails to so withdraw from the appraisal process may not thereafter withdraw without the subject corporation’s written consent.

      5.  The stockholder who does not demand payment or deposit his or her certificates where required, each by the date set forth in the dissenter’s notice, is not entitled to payment for his or her shares under this chapter.

      NRS 92A.450  Uncertificated shares: Authority to restrict transfer after demand for payment.  The subject corporation may restrict the transfer of shares not represented by a certificate from the date the demand for their payment is received.

      NRS 92A.460  Payment for shares: General requirements.

      1.  Except as otherwise provided in NRS 92A.470, within 30 days after receipt of a demand for payment pursuant to NRS 92A.440, the subject corporation shall pay in cash to each dissenter who complied with NRS 92A.440 the amount the subject corporation estimates to be the fair value of the dissenter’s shares, plus accrued interest. The obligation of the subject corporation under this subsection may be enforced by the district court:

      (a) Of the county where the subject corporation’s principal office is located;

      (b) If the subject corporation’s principal office is not located in this State, in the county in which the corporation’s registered office is located; or

      (c) At the election of any dissenter residing or having its principal or registered office in this State, of the county where the dissenter resides or has its principal or registered office.

Ê The court shall dispose of the complaint promptly.

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      2.  The payment must be accompanied by:

      (a) The subject corporation’s balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the stockholders’ equity for that year or, where such financial statements are not reasonably available, then such reasonably equivalent financial information and the latest available quarterly financial statements, if any;

      (b) A statement of the subject corporation’s estimate of the fair value of the shares; and

      (c) A statement of the dissenter’s rights to demand payment under NRS 92A.480 and that if any such stockholder does not do so within the period specified, such stockholder shall be deemed to have accepted such payment in full satisfaction of the corporation’s obligations under this chapter.

      NRS 92A.470  Withholding payment for shares acquired on or after date of dissenter’s notice: General requirements.

      1.  A subject corporation may elect to withhold payment from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenter’s notice as the first date of any announcement to the news media or to the stockholders of the terms of the proposed action.

      2.  To the extent the subject corporation elects to withhold payment, within 30 days after receipt of a demand for payment pursuant to NRS 92A.440, the subject corporation shall notify the dissenters described in subsection 1:

      (a) Of the information required by paragraph (a) of subsection 2 of NRS 92A.460;

      (b) Of the subject corporation’s estimate of fair value pursuant to paragraph (b) of subsection 2 of NRS 92A.460;

      (c) That they may accept the subject corporation’s estimate of fair value, plus interest, in full satisfaction of their demands or demand appraisal under NRS 92A.480;

      (d) That those stockholders who wish to accept such an offer must so notify the subject corporation of their acceptance of the offer within 30 days after receipt of such offer; and

      (e) That those stockholders who do not satisfy the requirements for demanding appraisal under NRS 92A.480 shall be deemed to have accepted the subject corporation’s offer.

      3.  Within 10 days after receiving the stockholder’s acceptance pursuant to subsection 2, the subject corporation shall pay in cash the amount offered under paragraph (b) of subsection 2 to each stockholder who agreed to accept the subject corporation’s offer in full satisfaction of the stockholder’s demand.

      4.  Within 40 days after sending the notice described in subsection 2, the subject corporation shall pay in cash the amount offered under paragraph (b) of subsection 2 to each stockholder described in paragraph (e) of subsection 2.

      NRS 92A.480  Dissenter’s estimate of fair value: Notification of subject corporation; demand for payment of estimate.

      1.  A dissenter paid pursuant to NRS 92A.460 who is dissatisfied with the amount of the payment may notify the subject corporation in writing of the dissenter’s own estimate of the fair value of his or her shares and the amount of interest due, and demand payment of such estimate, less any payment pursuant to NRS 92A.460. A dissenter offered payment pursuant to NRS 92A.470 who is dissatisfied with the offer may reject the offer pursuant to NRS 92A.470 and demand payment of the fair value of his or her shares and interest due.

      2.  A dissenter waives the right to demand payment pursuant to this section unless the dissenter notifies the subject corporation of his or her demand to be paid the dissenter’s stated estimate of fair value plus interest under subsection 1 in writing within 30 days after receiving the subject corporation’s payment or offer of payment under NRS 92A.460 or 92A.470 and is entitled only to the payment made or offered.

      NRS 92A.490  Legal proceeding to determine fair value: Duties of subject corporation; powers of court; rights of dissenter.

      1.  If a demand for payment pursuant to NRS 92A.480 remains unsettled, the subject corporation shall commence a proceeding within 60 days after receiving the demand and petition the court to determine the fair value of the shares and accrued interest. If the subject corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded by each dissenter pursuant to NRS 92A.480 plus interest.

      2.  A subject corporation shall commence the proceeding in the district court of the county where its principal office is located in this State. If the principal office of the subject corporation is not located in this State, the right to dissent arose from a merger, conversion or exchange and the principal office of the surviving entity, resulting entity or the entity whose shares were acquired, whichever is applicable, is located in this State, it shall commence the proceeding in the county where the principal office of the surviving entity, resulting entity or the entity whose shares were acquired is located. In all other cases, if the principal office of the subject corporation is not located in this State, the subject corporation shall commence the proceeding in the district court in the county in which the corporation’s registered office is located.

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      3.  The subject corporation shall make all dissenters, whether or not residents of Nevada, whose demands remain unsettled, parties to the proceeding as in an action against their shares. All parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

      4.  The jurisdiction of the court in which the proceeding is commenced under subsection 2 is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or any amendment thereto. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

      5.  Each dissenter who is made a party to the proceeding is entitled to a judgment:

      (a) For the amount, if any, by which the court finds the fair value of the dissenter’s shares, plus interest, exceeds the amount paid by the subject corporation; or

      (b) For the fair value, plus accrued interest, of the dissenter’s after-acquired shares for which the subject corporation elected to withhold payment pursuant to NRS 92A.470.

      NRS 92A.500  Assessment of costs and fees in certain legal proceedings.

      1.  The court in a proceeding to determine fair value shall determine all of the costs of the proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court. The court shall assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment.

      2.  The court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the court finds equitable:

      (a) Against the subject corporation and in favor of all dissenters if the court finds the subject corporation did not substantially comply with the requirements of NRS 92A.300 to 92A.500, inclusive; or

      (b) Against either the subject corporation or a dissenter in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by NRS 92A.300 to 92A.500, inclusive.

      3.  If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the subject corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

      4.  In a proceeding commenced pursuant to NRS 92A.460, the court may assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding.

      5.  To the extent the subject corporation fails to make a required payment pursuant to NRS 92A.460, 92A.470 or 92A.480, the dissenter may bring a cause of action directly for the amount owed and, to the extent the dissenter prevails, is entitled to recover all expenses of the suit.

      6.  This section does not preclude any party in a proceeding commenced pursuant to NRS 92A.460 or 92A.490 from applying the provisions of N.R.C.P. 68 or NRS 17.115.

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ANNEX C

VOTING AGREEMENT

        THIS VOTING AGREEMENT  is entered into as of  May 6, 2014, by and between Stratex Oil & Gas Holdings, Inc., a Colorado corporation ("Parent"), Richfield Acquisition Corp., a Nevada corporation and wholly-owned subsidiary of Parent ("Merger Sub"), and each of the undersigned stockholders (each a "Stockholder" and collectively, the "Stockholders") of  Richfield Oil & Gas Company, a Nevada corporation (the "Company").

RECITALS

        A. Parent, Merger Sub and the Company are entering into an Agreement and Plan of Merger of even date herewith (the "Merger Agreement") which provides (subject to the conditions set forth therein) among other things, for the merger (the "Merger") of Merger Sub with and into the Company pursuant to the terms and conditions of the Merger Agreement. Capitalized terms not otherwise defined herein shall have the meanings given to them in the Merger Agreement. Certain capitalized terms are defined in Section 5 herein.

        B. In order to induce Parent and Merger Sub to enter into the Merger Agreement, each Stockholder, solely in his, her, or its individual capacity as a Stockholder of the Company, is entering into this Voting Agreement with respect to the shares of Common Stock, par value $0.001 per share, of the Company (“Company Common Stock”) beneficially owned by such Stockholder and set forth below such Stockholder’s name on the signature page to this Voting Agreement (the “Original Shares” and together with any additional shares of Company Common Stock that such Stockholder purchases, acquires the right to vote or otherwise acquires beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of after the execution of this Agreement, the “Shares”).

AGREEMENT

        The parties to this Voting Agreement, intending to be legally bound, agree as follows:

SECTION 1. VOTING OF SHARES

        1.1.      Voting.    Each Stockholder hereby agrees to appear, or cause any transferee of such Stockholder who is a holder of record of any Shares on any applicable record date (the "Record Holder") to appear, in person or by proxy, for the purpose of obtaining a quorum at any annual or special meeting of stockholders of the Company and at any adjournment thereof for the purpose of voting on the Merger Agreement and the transactions contemplated thereby (a "Meeting"). Each Stockholder agrees that, during the period from the date of this Voting Agreement through the Expiration Date, at any Meeting, however called, and in any action by written consent of the stockholders of the Company, each Stockholder shall vote the Shares or cause the Shares to be voted (to the extent such securities are entitled to be voted) in such Stockholder's capacity as a stockholder:

(a)  in favor of the Merger and the approval and adoption of the Merger Agreement and the transactions contemplated thereby (including any amendments or modifications of the terms thereof approved by the Board of Directors of the Company and by Parent) in connection with any meeting of, or solicitation of consents from, the stockholders of the Company at which or in connection with which the Merger or the Merger Agreement are submitted for the consideration and vote of the stockholders of the Company;

(b)  against any action, proposal, transaction, or agreement that could reasonably be expected to result in a breach of any representation, warranty, covenant or obligation of the Company in the Merger Agreement or Stockholder under this Voting Agreement;

(c)  against any action, proposal, transaction, or agreement which could reasonably be expected to impede, interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Merger or the fulfillment of Parent’s, the Company’s or Merger Sub’s conditions under the Merger Agreement or change in any manner the voting rights of any class of shares of the Company;

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(d) against approval or adoption of any extraordinary corporate transaction (other than the Merger, the Merger Agreement or the transactions contemplated thereby) including, without limitation, any transaction involving (i) the sale or transfer of all or substantially all of the capital stock of the Company, whether by merger, consolidation or other business combination, (ii) a sale or transfer of all or substantially all of the assets of the Company or its subsidiaries, (iii) a reorganization, recapitalization or liquidation of the Company or its subsidiaries, or (iv) any amendment to the Company's governing instruments creating any new class of securities of the Company or otherwise affecting the rights of any class of security as currently in effect; and

(e)  against the following actions (other than the Merger and the transactions contemplated by the Merger Agreement): (i) any Takeover Proposal or (ii) any change in a majority of the members of the board of directors of the Company.

        1.2       Irrevocable Proxy.   Each Stockholder hereby appoints Parent and any designee of Parent, and each of them individually, such Stockholder’s proxies and attorneys-in-fact, with full power of substitution and resubstitution, to vote or act by written consent during the term of this Agreement with respect to the Shares in accordance with Section 1.1. This proxy and power of attorney is given to secure the performance of the duties of Stockholder under this Agreement. Stockholder shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy. This proxy and power of attorney granted by such Stockholder shall be irrevocable during the term of this Agreement, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy and shall revoke any and all prior proxies granted by Stockholder with respect to the Shares. The power of attorney granted by Stockholder herein is a durable power of attorney and shall survive the dissolution, bankruptcy, death or incapacity of Stockholder. The proxy and power of attorney granted hereunder shall terminate upon the termination of this Agreement.

SECTION 2. PROHIBITED TRANSFERS

        2.1.      Transfer and Encumbrance.  Each Stockholder agrees that during the term of this Agreement, such Stockholder will not, directly or indirectly, Transfer  any of the Shares or enter into any contract, option or other agreement with respect to, or consent to, a Transfer of, any of the Shares or Stockholder's voting or economic interest therein. Any attempted Transfer of Shares or any interest therein and any such contract, option or other agreement of in violation of this Section 2.1 shall be null and void.

        2.2.      Transfer of Voting Rights.    Each Stockholder agrees that, during the term of this Voting Agreement, such Stockholder shall ensure that: (a) none of the Shares are deposited into a voting trust; and (b) no proxy is granted (other than as set forth in Section 1.2), and no voting agreement or similar agreement is entered into, with respect to any of the Shares.

        2.3.      Stop-Transfer Instructions.    Each Stockholder agrees and consents to the entry of stop-transfer instructions by the Company against the transfer of any Shares consistent with the terms of Section 2.1.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS

       Each Stockholder hereby, severally and not jointly, represents and warrants to Parent as follows:

        3.1.      Authorization, Etc.    Such Stockholder has the legal capacity and absolute and unrestricted right, power, authority and capacity to execute and deliver this Voting Agreement and to perform such Stockholder’s obligations hereunder. This Voting Agreement has been duly executed and delivered by such Stockholder and constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms.

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        3.2.      No Conflicts or Consents.

                  (a)  The execution and delivery of this Voting Agreement by such Stockholder do not, and the performance by such Stockholder of such Stockholder’s obligations under this Voting Agreement by such Stockholder will not: (i) conflict with or violate any law, rule, regulation, order, decree or judgment applicable to such Stockholder or by which such Stockholder or any of such Stockholder’s properties is or may be bound or affected; or (ii) result in or constitute (with or without notice or lapse of time) any breach of or default under, or give to any other Person (with or without notice or lapse of time) any right of termination, amendment, acceleration or cancellation of, or result (with or without notice or lapse of time) in the creation of any Lien or restriction on any of the Shares pursuant to, any contract to which such Stockholder is a party or by which such Stockholder or any of such Stockholder’s affiliates or properties is or may be bound or affected.

                   (b)  The execution and delivery of this Voting Agreement by such Stockholder do not, and the performance of this Voting Agreement by such Stockholder will not, require any consent or approval of any Person. No consent of such Stockholder’s spouse, if any, is necessary under “community property” or other laws in order for such Stockholder to enter into and perform its obligations under this Voting Agreement.

        3.3.     Title To Securities.    As of the date of this Voting Agreement: (a) such Stockholder holds of record free and clear of any Liens or restrictions the number of outstanding shares of Company Common Stock reflected on such Stockholder’s signature page for this Voting Agreement as being Owned by such Stockholder under the heading "Shares Held of Record"; (b) such Stockholder holds (free and clear of any Encumbrances or restrictions the options, warrants and other rights to acquire shares of Company Common Stock reflected on such Stockholder’s signature page for this Voting Agreement as being Owned by such Stockholder under the heading "Options, Warrants and Other Rights"; (c) such Stockholder Owns the additional securities of the Company reflected on such Stockholder’s signature for this Voting Agreement  as being Owned by such Stockholder under the heading "Additional Securities Beneficially Owned"; and (d) such Stockholder does not directly or indirectly Own any shares of Company Common Stock or other securities of the Company, or any option, warrant or other right to acquire (by purchase, conversion or otherwise) any shares of Company Common Stock or other securities of the Company, other than the shares and options, warrants and other rights reflected on such Stockholder’s signature page for this Voting Agreement as being Owned by such Stockholder.  Except for this Voting Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which such Stockholder is a party relating to the pledge, disposition, or voting of any of the Shares.

SECTION 4. MISCELLANEOUS

        4.1.      Term. The term of this Agreement shall commence on the date hereof and end on the Expiration Date.

        4.2.      Survival of Representations, Warranties and Agreements. All representations, warranties, covenants and agreements made by the Stockholders in this Voting Agreement shall survive until the Expiration Date.

        4.3.      Expenses. All costs and expenses incurred in connection with the transactions contemplated by this Voting Agreement shall be paid solely by the party incurring such costs and expenses.

        4.4.      Notices. Any notice or other communication required or permitted to be delivered to any party under this Voting Agreement shall be in writing and shall be deemed properly delivered, given and received when actually delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto); provided, however, that a written notice delivered via facsimile shall be deemed delivered only if at the time of, or shortly after, such facsimile transmission the party giving the notice confirms by telephone the actual receipt by the other party of such facsimile transmission:

IF TO PARENT:

STRATEX OIL & GAS HOLDINGS, INC.

30 Echo Lake Road,

Watertown, CT   06795

Attention: Stephen Funk

WITH A COPY TO (WHICH COPY SHALL NOT CONSTITUTE NOTICE):

Buchanan Ingersoll & Rooney PC

1290 Avenue of the Americas, 30th Floor

New York, New York 10104

Telephone: 212.440.4478

Fax:  212.440.4401

matt.cohen@bipc.com

IF TO ANY STOCKHOLDER:

at the address set forth below such Stockholder's signature on the signature page hereof

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        4.5.      Waiver of Appraisal Rights.    Each Stockholder hereby irrevocably and unconditionally waives, and agrees to cause to be waived and to prevent the exercise of, any rights of appraisal, any dissenters' rights (including under Section 92A.380 of the Nevada Revised Statutes) and any similar rights relating to the Merger or any related transaction that such Stockholder or any other Person may have by virtue of the ownership of any Shares

        4.6.      No Solicitation.    Each Stockholder, solely in his capacity as a stockholder, agrees that, during the period from the date of this Voting Agreement through the Expiration Date, such Stockholder shall not, directly or indirectly: (i) solicit, initiate, encourage, induce or facilitate the making, submission or announcement of any Takeover Proposal (as defined in the Merger Agreement) or take any action that could reasonably be expected to lead to a Takeover Proposal; (ii) except in the circumstances specified in Section 5.4(b) of the Merger Agreement, furnish any information regarding the Company or any direct or indirect subsidiary of the Company to any Person in connection with or in response to a Takeover Proposal; or (iii) except in the circumstances specified in Section 5.4(b) of the Merger Agreement, engage in discussions or negotiations with any Person with respect to any Takeover Proposal. Each Stockholder shall immediately cease and discontinue any existing discussions with any Person that relate to any Takeover Proposal.

        4.7.      Severability.    If any provision of this Voting Agreement or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Voting Agreement. Each provision of this Voting Agreement is separable from every other provision of this Voting Agreement, and each part of each provision of this Voting Agreement is separable from every other part of such provision.

        4.8.      Entire Agreement.    This Voting Agreement and any other documents delivered by the parties in connection herewith constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings between the parties with respect thereto. No addition to or modification of any provision of this Voting Agreement shall be binding upon either party unless made in writing and signed by both parties.

        4.9.      Assignment; Binding Effect.    Except as provided herein, neither this Voting Agreement nor any of the interests or obligations hereunder may be assigned or delegated by any Stockholder or Parent without the prior written consent of the non-assigning parties, which consent shall not be unreasonably withheld, and any attempted or purported assignment or delegation of any of such interests or obligations shall be void. Subject to the preceding sentence, this Voting Agreement shall be binding upon, and inure to the benefit of, the Stockholders and their respective heirs, estate, executors, personal representatives, successors and assigns (as the case may be), and shall be binding upon, and inure to the benefit of, Parent and its successors and assigns. Without limiting any of the restrictions set forth in Section 2 or elsewhere in this Voting Agreement, this Voting Agreement shall be binding upon any Person to whom any Shares are Transferred. Nothing in this Voting Agreement is intended to confer on any Person (other than Parent and its successors and assigns) any rights or remedies of any nature. Each Stockholder specifically agrees that the obligation of such Stockholder hereunder shall not be terminated by operation of law, whether by death or incapacity of such Stockholder or otherwise.

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        4.10.     Specific Performance.    The parties agree that irreparable damage would occur in the event that any provision of this Voting Agreement was, or is, not performed in accordance with its specific terms or was, or is, otherwise breached. Each Stockholder agrees that, in the event of any breach or threatened breach by such Stockholder of any covenant or obligation contained in this Voting Agreement, Parent and Merger Sub shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction restraining such breach or threatened breach. Each Stockholder further agrees that neither Parent nor any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 4.9, and each Stockholder irrevocably waives any objection to the imposition of such relief or any right he may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

        4.11.     Non-Exclusivity.    The rights and remedies of Parent under this Voting Agreement are not exclusive of or limited by any other rights or remedies which it may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of Parent under this Voting Agreement, and the obligations and liabilities of Stockholder under this Voting Agreement, are in addition to their respective rights, remedies, obligations and liabilities under common law requirements and under all applicable statutes, rules and regulations. Nothing in this Voting Agreement shall limit any of Stockholder's obligations, or the rights or remedies of Parent, under any agreement between Parent and Stockholder; and nothing in any such agreement shall limit any of Stockholder's obligations, or any of the rights or remedies of Parent, under this Voting Agreement.

        4.12.    Governing Law; Venue.

(a)  This Voting Agreement shall be construed in accordance with, and governed in all respects by, the laws of the State of Nevada (without giving effect to principles of conflicts of laws).

(b)  Any legal action or other legal proceeding relating to this Voting Agreement or the enforcement of any provision of this Voting Agreement may be brought or otherwise commenced in any state or federal court located in the State of Nevada. Stockholder and Parent each:

(i)  expressly and irrevocably consents and submits to the exclusive jurisdiction and venue of any state court of competent jurisdiction located in the State of Nevada or any United States District Court located in the State of Nevada and the applicable courts of appeals therefrom, in connection with any such legal proceeding;

(ii)  agree that if any action is commenced in a state court, then subject to applicable law, no party shall object to the removal of such action to any federal court located in the State of Nevada;

(iii)  agrees that service of any process, summons, notice or document by U.S. mail addressed to him at the address set forth in Section 4.4 shall constitute effective service of such process, summons, notice or document for purposes of any such legal proceeding;

(iv)  agrees that each state and federal court located in the State of Nevada, shall be deemed to be a convenient forum; and

(v)  agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any state or federal court located in the State of Nevada, any claim by either Stockholder or Parent that it is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Voting Agreement or the subject matter of this Voting Agreement may not be enforced in or by such court.

Nothing contained in this Section 4.12 shall be deemed to limit or otherwise affect the right of either party to commence any legal proceeding or otherwise proceed against the other party in any other forum or jurisdiction.

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(c)  EACH PARTY IRREVOCABLY WAIVES THE RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LEGAL PROCEEDING RELATING TO THIS VOTING AGREEMENT OR THE ENFORCEMENT OF ANY PROVISION OF THIS VOTING AGREEMENT.

4.13.    Counterparts.    This Voting Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

4.14     Captions.    The captions contained in this Voting Agreement are for convenience of reference only, shall not be deemed to be a part of this Voting Agreement and shall not be referred to in connection with the construction or interpretation of this Voting Agreement.

4.15     Waiver.    No failure on the part of Parent to exercise any power, right, privilege or remedy under this Voting Agreement, and no delay on the part of Parent in exercising any power, right, privilege or remedy under this Voting Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Parent shall not be deemed to have waived any claim available to Parent arising out of this Voting Agreement, right, privilege or remedy of Parent under this Voting Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of Parent; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

4.16     Construction.

(a)  For purposes of this Voting Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

(b)  The parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Voting Agreement.

(c)  As used in this Voting Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

(d)  Except as otherwise indicated, all references in this Voting Agreement to "Schedules," "Sections" and "Exhibits" are intended to refer to Schedules of this Voting Agreement, Sections of this Voting Agreement and Exhibits to this Voting Agreement.

4.17     Stockholder Capacity.    No person executing this Voting Agreement who is a director or officer of the Company makes any agreement or understanding herein in his capacity as such director or officer. Without limiting the generality of the foregoing, each Stockholder executes this Voting Agreement solely in such Stockholder’s capacity as Owner of Shares and nothing contained in this Agreement shall create any obligation of any Stockholder who is a party hereto to act or refrain from acting as a director or officer in any manner inconsistent with such Stockholder's fiduciary duties as a director or officer of the Company.

4.18     Amendment.    This Agreement shall not be amended, altered or modified except by an instrument in writing duly executed and delivered on behalf of each of the parties hereto.

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SECTION 5. CERTAIN DEFINITIONS

For purposes of this Voting Agreement:

(a)  "Company Common Stock" shall mean the common stock, par value $0.001 per share, of the Company.

(b)  "Expiration Date" shall mean the earliest to occur of (i) the date upon which the Merger Agreement is terminated in accordance with its terms or (ii) the Effective Time.

(c)  Each Stockholder shall be deemed to "Own" or to have acquired "Ownership" of a security if such Stockholder is the: (i) record owner of such security; or (ii) "beneficial owner" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of such security; provided, however, that each Stockholder shall not be deemed to Own a security solely because of such Stockholder's status as an executive officer, director, partner or member of a Person that owns such security.

(d)  "Person" shall mean any (i) individual, (ii) corporation, limited liability company, partnership or other entity, or (iii) governmental body.

A Person shall be deemed to have effected a "Transfer" of a security if such Person directly or indirectly: (i) sells, assigns, pledges, mortgages, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security; (ii) enters into an agreement or commitment contemplating the possible sale of, assignment of, pledge of, mortgage of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein; or (iii) reduces such Person's beneficial ownership interest in or risk relating to any such security.

[SIGNATURE PAGE TO FOLLOW]

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IN WITNESS WHEREOF, Parent, Merger Sub and each Stockholder have caused this Voting Agreement to be executed as of the date first written above.

PARENT:

STRATEX OIL & GAS HOLDINGS, INC.

By:

Name:	Stephen Funk

Title:	Chief Executive Officer

MERGER SUB:

Richfield Acquisition Corp.

By:

Name:	Stephen Funk

Title:	President

Stockholder Signature:
Stockholder Name:
Address:

Shares Held of Record:
Warrants Held of Record:

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PART II – INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20. Indemnification of Directors and Officers.

The Colorado Revised Statutes authorize a Colorado corporation to indemnify directors and officers. Also, Stratex’s bylaws provide that the company must indemnify its directors and officers, former directors or officers, or any person that served at its request as a director or officer of another corporation in which Stratex owns shares or of which it is a creditor and the personal representatives of all such persons, against expenses actually and necessarily incurred in connection with the defense of any action, suit, or proceeding in which they, or any of them, were made parties, or a party, by reason of their position, except where the individual is adjudged to be liable for negligence or misconduct in the performance of any duty owed to Stratex.

In addition, Stratex has entered into employment agreements with its key executive officers that provides that the executive will be indemnified by Stratex to the fullest extent permitted by applicable law against all debts, judgments, costs, charges or expenses incurred or sustained by the executive in connection with any action ,suit or proceeding to which the executive may be made a party by reason of his being or having been an officer of Stratex, or because of actions taken by the executive which were believed by the executive to be in the best interests of Stratex. The executive is entitled to be covered by any directors’ and officers’ liability insurance policies which Stratex maintains, subject to any limitations of such policies.

Item 21. Exhibits and Financial Statement Schedules.

(a)         The exhibits listed below in the “Exhibit Index” are filed as part, or are incorporated by reference in, this registration statement.

Item 22. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	(1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(2) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(e)	The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the joint proxy statement/prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(f)	The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

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SIGNATURES

SIGNATURES AND POWER OF ATTORNEY FOR STRATEX OIL & GAS HOLDINGS, INC.

Pursuant to the requirements of the Securities Act of 1933, Stratex Oil & Gas Holdings, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Watertown, State of Connecticut, on August 25, 2014.

STATEX OIL & GAS HOLDINGS, INC.

By:	/S/ Stephen P. Funk
Name:	Stephen P. Funk
Title:	Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Stephen P. Funk, Matthew Cohen, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ Stephen P. Funk	Chief Executive Officer; Director	August 25, 2014
Stephen P. Funk	(Principal Executive Officer; Principal Financial Officer; and Principal Accounting Officer )

/S/ Alan D. Gaines	Chairman; Director	August 25, 2014
Alan D. Gaines

/S/ Frederic L. Saalwachter	Director	August 25, 2014
Frederick L. Saalwachter

/S/ Michael J. Thurz	Director	August 25, 2014
Michael J. Thurz

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EXHIBIT INDEX

Exhibit Number	Description

2.1

Agreement and Plan of Merger, dated May 6, 2014, by and among Stratex Oil & Gas Holdings, Inc., Richfield Acquisition Corp., and Richfield Oil & Gas Company (included as Annex A to the proxy statement/prospectus that forms a part of this Registration Statement on Form S-4)

2.2

Amendment No. 1 to Agreement and Plan of Merger, dated July 17, 2014, by and among Stratex Oil & Gas Holdings, Inc., Richfield Acquisition Corp., and Richfield Oil & Gas Company (included as Annex A to this proxy statement/prospectus that forms a part of this Registration Statement on Form S-4)

5.1	Opinion of Buchanan Ingersoll & Rooney PC*

8.1	Opinion of Buchanan Ingersoll & Rooney PC regarding certain tax matters*

10.1

Amended and Restated Note and Security Agreement, dated July 17, 2014, executed by Richfield Oil & Gas Company, Hewitt Energy Group, Inc., Hewitt Operating, Inc., HOI Kansas Property Series, LLC, and HOI Utah Property Series, LLC in favor of Stratex Oil & Gas Holdings, Inc. (previously filed as Exhibit 10.1 to Stratex Oil & Gas Holdings, Inc.’s Form 8-K filed July 23, 2014)

10.2	Form of Voting Agreement (previously filed as Exhibit 10.2 to Stratex Oil & Gas Holdings, Inc.’s Form 8-K filed May 7, 2014)

10.3	Form of Lock-Up Agreement (previously filed as Exhibit 10.3 to Stratex Oil & Gas Holdings, Inc.’s Form 8-K filed May 7, 2014)

10.4	Employment Agreement, dated May 5, 2014, between Stratex Oil & Gas Holdings, Inc. and Alan Gaines (previously filed as Exhibit 10.4 to Stratex Oil & Gas Holdings, Inc.’s Form 8-K filed May 7, 2014)

23.1	Consent Mahoney Sabol & Company, LLP, independent registered public accounting firm for Stratex Oil & Gas Holdings, Inc.

23.2	Consent of Mantyla McReynolds LLC, independent registered public accounting firm for Richfield Oil & Gas Company

23.3	Consent of Pinnacle Energy Services, L.L.C., independent petroleum engineers for Richfield Oil & Gas Company

23.4	Consent of LaRoche Petroleum Consultants, Ltd., independent petroleum engineers for Stratex Oil & Gas Holdings, Inc.

23.5	Consent of Buchanan Ingersoll & Rooney PC (included in Exhibit 5.1) *

24.1	Power of Attorney (included in signature page)

99.1	Form of Proxy for Richfield Oil & Gas Company, Inc.*

99.2	Reserves and Engineering Evaluation, dated April 4, 2014, from Pinnacle Energy Services, L.L.C. (previously filed as Exhibit 99.7 to Richfield Oil & Gas Company’s Form 10-K filed April 4, 2014)

99.3	Engineering Report, dated February 20, 2014, from LaRoche Petroleum Consultants, Ltd. (previously filed as Exhibit 99.3 to Stratex Oil & Gas Holdings, Inc.’s Form 10-K filed March 31, 2014)

* To be filed by amendment.

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